Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No.: 333-131262

The information in this Free Writing Prospectus is not complete and may be changed by delivery of information prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED OR COMPLETED PRIOR TO SALE, DATED JUNE 10, 2007

PROSPECTUS SUPPLEMENT
(To accompany prospectus dated October 19, 2006)

$3,498,826,000 (Approximate)

(Offered Certificates)

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates

Series 2007-C32

(Issuing Entity)

Wachovia Commercial Mortgage Securities, Inc.

(Depositor)

Wachovia Bank, National Association
Artesia Mortgage Capital Corporation

(Sponsors)

You should carefully consider the risk factors beginning on page S-55 of this prospectus supplement and on page 14 of the accompanying prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the sponsors, the depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated October 19, 2006.

The trust fund:

•	As of June 11, 2007, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $3,857,153,069.

•	The trust fund will consist of a pool of 143 fixed rate mortgage loans.

•	The mortgage loans are secured by first liens on commercial and multifamily properties.

•	All of the mortgage loans were originated or acquired by Wachovia Bank, National Association and Artesia Mortgage Capital Corporation.
The certificates:

•	The trust fund will issue 30 classes of certificates.

•	Only the 14 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus. Distributions on the certificates will occur on a monthly basis, commencing in July 2007.

•	The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate	Assumed Final Distribution Dates(2)	CUSIP No.	Expected Moody’s/S&P Rating(3)
Class A-1	$25,707,000	0.672%	Fixed	March 15, 2012		Aaa/AAA
Class A-2	$946,379,000	24.749%	WAC(4)	June 15, 2012		Aaa/AAA
Class A-PB	$62,827,000	1.643%	WAC(4)	February 15, 2017		Aaa/AAA
Class A-3(5)	$1,073,589,000	28.076%	WAC(4)	May 15, 2017		Aaa/AAA
Class A-4(6)	$125,000,000	3.269%	WAC(4)	May 15, 2017		Aaa/AAA
Class A-1A	$443,196,000	11.590%	WAC(4)	May 15, 2017		Aaa/AAA
Class IO(7)	$3,823,853,068	N/A	Variable IO	N/A		Aaa/AAA
Class A-M(6)	$382,385,000	10.000%	WAC(4)	June 15, 2017		Aaa/AAA
Class A-J	$253,330,000	6.625%	WAC(4)	June 15, 2017		Aaa/AAA
Class B	$43,019,000	1.125%	WAC(4)	June 15, 2017		Aa1/AA+
Class C	$47,798,000	1.250%	WAC(4)	June 15, 2017		Aa2/AA
Class D	$28,679,000	0.750%	WAC(4)	June 15, 2017		Aa3/AA-
Class E	$28,679,000	0.750%	WAC(4)	June 15, 2017		A1/A+
Class F	$38,238,000	1.000%	WAC(4)	June 15, 2017		A2/A

(Footnotes explaining the table are on page S-3)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-131262) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST).

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC is acting as lead manager and sole bookrunner for this offering. Barclays Capital Inc. and Goldman, Sachs & Co. are acting as co-managers for this offering. Wachovia Capital Markets, LLC, Barclays Capital Inc. and Goldman, Sachs & Co. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately    % of the initial certificate balance of the offered certificates, plus accrued interest from June 1, 2007, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about June 28, 2007.

WACHOVIA SECURITIES

Barclays Capital	Goldman, Sachs & Co.

June   , 2007

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2007-C32

Geographic Overview of Mortgage Pool[1]

Washington
11 properties
$186,648,641
4.8% of total
Idaho
1 property
$11,800,000
0.3% of total
South Dakota
2 properties
$10,400,000
0.3% of total
North Dakota
1 property
$1,750,000
0.0% of total
Missouri
8 properties
$39,192,000
1.0% of total
Minnesota
2 properties
$6,897,148
0.2% of total
Wisconsin
2 properties
$5,472,302
0.1% of total
Indiana
5 properties
$20,252,917
0.5% of total
Ohio
4 properties
$16,263,500
0.4% of total
New York
10 properties
$597,750,000
15.5% of total
Vermont
3 properties
$10,187,245
0.3% of total
Maine
3 properties
$28,640,000
0.7% of total
Massachusetts
4 properties
$38,004,500
1.0% of total
Illinois
6 properties
$35,849,479
0.9% of total
Michigan
2 properties
$22,260,121
0.6% of total
Pennsylvania
8 properties
$169,646,044
4.4% of total
Connecticut
1 property
$8,800,000
0.2% of total
Rhode Island
1 property
$1,571,000
0.0% of total
Oregon
2 properties
$38,218,000
1.0% of total
Nevada
5 properties
$105,967,500
2.7% of total
Northern California(2)
5 properties
$50,247,000
1.3% of total
California
25 properties
$575,873,000
14.9% of total
Southern California(2)
20 properties
$525,626,000
13.6% of total
Utah
2 properties
$7,086,500
0.2% of total
Arizona
8 properties
$32,740,000
0.8% of total
Colorado
3 properties
$40,522,500
1.1% of total
New Mexico
6 properties
$35,014,500
0.9% of total
New Jersey
7 properties
$140,402,500
3.6% of total
Maryland
3 properties
$22,907,000
0.6% of total
Virginia
13 properties
$199,442,775
5.2% of total
District of Columbia
4 properties
$125,349,378
3.2% of total
North Carolina
18 properties
$177,727,018
4.6% of total
Cayman Islands
1 property
$140,000,000
3.6% of total
South Carolina
4 properties
$127,490,500
3.3% of total
Georgia
28 properties
$237,654,004
6.2% of total
Arkansas
2 properties
$40,000,000
1.0% of total
Tennessee
1 property
$2,245,000
0.1% of total
Texas
20 properties
$126,607,500
3.3% of total
Louisiana
1 property
$33,700,000
0.9% of total
Alabama
5 properties
$80,263,000
2.1% of total
Florida
44 properties
$356,567,496
9.2% of total

Mortgaged Properties by Property Type
Special Purpose 0.5%
Healthcare 0.3%
Industrial 1.7%
Land 0.2%
Mixed Use 9.5%
Office 31.2%
Multifamily 11.5%
Hospitality 18.5%
Retail 26.6%

>10.0%
of Cut-Off Date Pool Balance
>5.0 - 10.0%
of Cut-Off Date Pool Balance
>1.0 - 5.0%
of Cut-Off Date Pool Balance
≤1.0%
of Cut-Off Date Pool Balance

Geographic Overview of Mortgaged Properties

Beacon D.C. & Seattle Pool, Various

Residence
Inn
Marriott

ING Hospitality Pool, Various

publix

DDR Southeast Pool, Various

Two Herald Square, New York, NY

Westin Casuarina Resort & Spa – Cayman Islands,
George Town, **Cayman Islands**

SPORTS AUTHORITY

BEAVER CREEK COMMONS

DDR-TRT Pool, Various

Ashford Hospitality Pool 4, Various

BASS OUTLET
SHOES & CLOTHING

Rockvale Square, Lancaster, PA

17 Battery Place South, New York, NY

Centerside II, San Diego, CA

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates and the underlying transaction that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this prospectus supplement. This Free Writing Prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this Free Writing Prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this prospectus supplement. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this Free Writing Prospectus.

The information contained herein supersedes any such previous information delivered to you and may be superseded by information delivered to you prior to the time of sale. This Free Writing Prospectus is also referred to herein as the ‘‘prospectus supplement’’.

This Free Writing Prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document. If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-55 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption ‘‘INDEX OF DEFINED TERMS’’ beginning on page S-221 in this prospectus supplement.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)    in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	The ‘‘Assumed Final Distribution Date’’ has been determined on the basis of the assumptions set forth in ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date: Rated Final Distribution Date’’ in this prospectus supplement and a 0% CPR (as defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement). The ‘‘Rated Final Distribution Date’’ is the distribution date to occur in June 2049. See ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date: Rated Final Distribution Date’’ and ‘‘RATINGS’’ in this prospectus supplement.
(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.
(4)	The pass-through rate applicable to each of the Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates for any distribution date will be equal to the applicable weighted average net mortgage rate calculated as described in this prospectus supplement for the related date.
(5)	It is expected that approximately $375 million of the initial Certificate Balance of the Class A-3 Certificates will be sold on the Closing Date to Wachovia Capital Markets, LLC or an affiliate. Wachovia Capital Markets, LLC is one of the underwriters and also an affiliate of the Depositor. It is anticipated such Class A-3 Certificates will thereafter be sold for inclusion in a collateralized debt obligation transaction.
(6)	The principal allocation between the Class A-4 and Class A-4FL certificates and the Class A-M and Class A-MFL certificates, respectively, will be determined by market demand up to the amount indicated for the respective fixed rate class.
(7)	The Class IO certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

 Summary of Prospectus Supplement

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates and the A-4FL regular interest, the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is June 1, 2007, with respect to 2 mortgage loans, June 7, 2007, with respect to 1 mortgage loan and June 11, 2007, with respect to 140 mortgage loans), after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	Three (3) mortgage loans, the Beacon D.C. & Seattle Pool mortgage loan, the ING Hospitality Pool mortgage loan and the DDR Southeast Pool mortgage loan, are part of a split loan structure where the companion loan(s) that are part of the split loan structure are pari passu in right of entitlement to payment with the mortgage loan. Certain other mortgage loans are each part of a split loan structure in which the related companion loan(s) are subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

 Overview of the Certificates

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description	Initial Pass- Through Rate	Weighted Average Life (years)(2)	Cash Flow or Principal Window (Mon./Yr.)(2)	Expected Moody’s/S&P Rating(3)
Class A-1	$25,707,000	0.672%	30.000%	Fixed	%	3.04	07/07 - 03/12	Aaa/AAA
Class A-2	$946,379,000	24.749%	30.000%	WAC(4)	%	4.90	03/12 - 06/12	Aaa/AAA
Class A-PB	$62,827,000	1.643%	30.000%	WAC(4)	%	7.29	06/12 - 02/17	Aaa/AAA
Class A-3(5)	$1,073,589,000	28.076%	30.000%	WAC(4)	%	9.83	02/17 - 05/17	Aaa/AAA
Class A-4(6)	$125,000,000	3.269%	30.000%	WAC(4)	%	9.88	05/17 - 05/17	Aaa/AAA
Class A-1A	$443,196,000	11.590%	30.000%	WAC(4)	%	8.59	07/07 - 05/17	Aaa/AAA
Class IO	$3,823,853,068	N/A	N/A	Variable IO(7)	%	(7)	(7)	Aaa/AAA
Class A-M(6)	$382,385,000	10.000%	20.000%	WAC(4)	%	9.94	05/17 - 06/17	Aaa/AAA
Class A-J	$253,330,000	6.625%	13.375%	WAC(4)	%	9.96	06/17 - 06/17	Aaa/AAA
Class B	$43,019,000	1.125%	12.250%	WAC(4)	%	9.96	06/17 - 06/17	Aa1/AA+
Class C	$47,798,000	1.250%	11.000%	WAC(4)	%	9.96	06/17 - 06/17	Aa2/AA
Class D	$28,679,000	0.750%	10.250%	WAC(4)	%	9.96	06/17 - 06/17	Aa3/AA−
Class E	$28,679,000	0.750%	9.500%	WAC(4)	%	9.96	06/17 - 06/17	A1/A+
Class F	$38,238,000	1.000%	8.500%	WAC(4)	%	9.96	06/17 - 06/17	A2/A
Class A-4FL(6)	$ TBD(8)	TBD(8)	N/A	LIBOR + %	%	(9)	(9)	Aaa/AAA
Class A-MFL(6)	$ TBD(8)	TBD(8)	N/A	LIBOR + %	%	(9)	(9)	Aaa/AAA
Class G	$43,018,000	1.125%	7.375%	WAC(4)	%	(9)	(9)	A3/A−
Class H	$47,799,000	1.250%	6.125%	WAC(4)	%	(9)	(9)	Baa1/BBB+
Class J	$52,578,000	1.375%	4.750%	WAC(4)	%	(9)	(9)	Baa2/BBB
Class K	$33,458,000	0.875%	3.875%	WAC(4)	%	(9)	(9)	Baa3/BBB−
Class L	$19,120,000	0.500%	3.375%	Fixed(10)	%	(9)	(9)	Ba1/BB+
Class M	$9,559,000	0.250%	3.125%	Fixed(10)	%	(9)	(9)	Ba2/BB
Class N	$14,340,000	0.375%	2.750%	Fixed(10)	%	(9)	(9)	Ba3/BB−
Class O	$9,559,000	0.250%	2.500%	Fixed(10)	%	(9)	(9)	B1/B+
Class P	$9,560,000	0.250%	2.250%	Fixed(10)	%	(9)	(9)	B2/B
Class Q	$9,560,000	0.250%	2.000%	Fixed(10)	%	(9)	(9)	B3/B−
Class S	$76,476,068	2.000%	0.000%	Fixed(10)	%	(9)	(9)	NR/NR

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	Based on no prepayments and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.
(3)	By each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. See ‘‘RATINGS’’ in this prospectus supplement.
(4)	The pass-through rate applicable to each of the Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.
(5)	It is expected that approximately $375 million of the initial certificate balance of the Class A-3 certificates will be sold on the closing date to Wachovia Capital Markets, LLC or an affiliate. Wachovia Capital Securities, LLC is one of the underwriters and also an affiliate of the depositor. It is anticipated such Class A-3 certificates will thereafter be sold for inclusion in a collateralized debt obligation transaction.

(6)	The principal allocation between the Class A-4 and Class A-4FL certificates and the Class A-M and Class A-MFL certificates, respectively, will be determined by market demand up to the amount indicated for the respective fixed rate class.
(7)	The Class IO certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.
(8)	The certificate balances of the Class A-4FL and Class A-MFL certificates will be equal to the certificate balances of the Class A-4FL and the Class A-MFL regular interest, respectively.
(9)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(10)	The pass-through rate applicable to each of the Class L, Class M, Class N, Class O, Class P, Class Q and Class S certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

 The Parties

The Trust Fund	The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of June 1, 2007, by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor	Wachovia Commercial Mortgage Securities, Inc. We are a wholly owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor, the master servicer, the swap counterparty and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see ‘‘THE DEPOSITOR’’ in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuing Entity	A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. The issuing entity is also sometimes referred to herein as the trust fund. For more detailed information, see ‘‘DESCRIPTION OF THE CERTIFICATES—The Issuing Entity’’ in this prospectus supplement and the accompanying prospectus.

The Sponsors	Each of Wachovia Bank, National Association and Artesia Mortgage Capital Corporation is a sponsor for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors’’ in this prospectus supplement and ‘‘THE SPONSOR’’ in the accompanying prospectus.

The Mortgage Loan Sellers	Each of the sponsors will be a mortgage loan seller for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers’’ in this prospectus supplement. Wachovia Bank, National Association is the master servicer, a sponsor, the swap counterparty and is an affiliate of the depositor and one of the underwriters. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties: Repurchases and Substitutions’’ in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Wachovia Bank, National Association	126	$3,775,635,069	97.9%	98.2%	95.3%
Artesia Mortgage Capital Corporation	17	81,518,000	2.1	1.8	4.7
Total	143	$3,857,153,069	100.0%	100.0%	100.0%

The Master Servicer	Wachovia Bank, National Association. Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor, the swap counterparty and an affiliate of the depositor and one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, the Beacon D.C. & Seattle Pool whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14. The master servicer under the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 pooling and servicing agreement is Wells Fargo Bank, N.A.; provided, further, that upon the securitization of the DDR Southeast Pool pari passu Note A-1 companion loan, the DDR Southeast Pool whole loan will be serviced under the pooling and servicing agreement governing such securitization. The securitization of the DDR Southeast Pool pari passu Note A-1 companion loan is expected to occur in connection with the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, and the pooling and servicing agreement governing such securitization is anticipated to have terms substantially similar to the pooling and servicing agreement entered into in connection with the issuance of the CD 2007-CD4 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-CD4. The master servicer with respect to the DDR Southeast Pool mortgage loan under the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 pooling and servicing agreement is expected to be Wachovia Bank, National Association.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The Special Servicer	Initially, CWCapital Asset Management LLC. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, the Beacon D.C. & Seattle Pool whole loan will be specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14. The special servicer under the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 pooling and servicing agreement is ARCap Special Servicing Inc.; provided, further, that upon the settlement of the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, it is expected that the DDR Southeast Pool whole loan will be specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of those certificates. The special servicer under the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 pooling and servicing agreement is expected to be LNR Partners, Inc.

Some holders of certificates (initially the holder of the Class S certificates with respect to each mortgage loan other than the Beacon D.C. & Seattle Pool mortgage loan and the DDR Southeast Pool mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the Beacon D.C. & Seattle Pool mortgage loan, the special servicer may be removed at any time, with or without cause, but only with the consent of the holders of the Beacon D.C. & Seattle Pool mortgage loan and the related pari passu companion loans that collectively represent a majority of the aggregate unpaid principal balance of the Beacon D.C. & Seattle Pool whole loan, subject to certain conditions as set forth in the related intercreditor agreement. With respect to the DDR Southeast Pool mortgage loan, the special servicer may be removed at any time, with or without cause, by the holder of the DDR Southeast Pool pari passu Note A-1 companion loan, or the controlling class representative of the securitization in which such pari passu note is included, after consultation with the holders of the DDR Southeast Pool mortgage loan and the other related pari passu companion loan, subject to certain conditions as set forth in the related intercreditor agreement. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ and ‘‘—The Controlling Class Representative’’ in this prospectus supplement.

The Trustee	Wells Fargo Bank, N.A. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement. The trustee under the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 pooling and servicing agreement is the Bank of New York. The trustee under the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 pooling and servicing agreement is expected to be Wells Fargo Bank, N.A.

The Swap Counterparty	Wachovia Bank, National Association. Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor, the master servicer, an affiliate of one of the underwriters and an affiliate of the depositor.

The Underwriters	Wachovia Capital Markets, LLC, Barclays Capital Inc. and Goldman, Sachs & Co. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is an affiliate of the depositor and of Wachovia Bank, National Association, which is the master servicer, a sponsor, the swap counterparty and one of the mortgage loan sellers. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. Wachovia Capital Markets, LLC is acting as sole lead manager for this offering. Wachovia Capital Markets, LLC, Barclays Capital Inc. and Goldman, Sachs & Co. are acting as co-managers for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. It is expected that approximately $375 million of the initial certificate balance of the Class A-3 Certificates will be sold on the closing date to Wachovia Capital Markets, LLC or an affiliate. Wachovia Capital Markets, LLC is one of the underwriters and also an affiliate of the Depositor. It is anticipated such Class A-3 Certificates will thereafter be sold for inclusion in a collateralized debt obligation transaction.

Certain Affiliations	Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is a mortgage loan seller, the master servicer, the swap counterparty and a sponsor. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association and Artesia Mortgage Capital Corporation originated or acquired the mortgage loans and will be selling them to the depositor.

Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘RISK FACTORS—The Offered Certificates —Potential Conflicts of Interest’’ in this prospectus supplement.

Significant Obligor	The mortgaged property described in Annex D and in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ securing the Beacon D.C. & Seattle Pool mortgage loan representing 10.7% of the mortgage pool (12.1% of loan group 1) is a ‘‘significant obligor’’ with respect to this offering. The borrowers under the Beacon D.C. & Seattle Pool mortgage loan are Liberty Place Property LLC, 1627 Eye Street Property LLC, Lafayette Centre Property LLC, Market Square Associates, Cornerstone Market Square LLC, Cornerstone Market Square II LLC, Market Square Lender LLC, 11111 Sunset Hills Property LLC, 1616 North Fort Myer Drive Property LLC, American Center Property LLC, 8251 Greensboro Drive Property LLC, Marshall Property LLC, Polk And Taylor Property LLC, City Center Bellevue Property LLC, Eastgage Office Park Property LLC, Lincoln Executive Center Property LLC, Plaza Center Property LLC, Plaza East Property LLC, Sunset North Corporate Campus Property LLC, 999 Third Avenue Property LLC, WA-Three Bellevue Center, L.L.C., WA-1201 Third Avenue, L.L.C., 1300 North Seventeenth Street Holding LLC and Reston Town Center Holding LLC. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Significant Obligors’’, ‘‘—Twenty Largest Mortgage Loans’’ in this prospectus supplement and the description of the Beacon D.C. & Seattle Pool mortgage loan in Annex D to this prospectus supplement.

Transaction Overview

On the closing date, the mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of June 1, 2007, among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the Beacon D.C. & Seattle Pool whole loan (which will be serviced pursuant to the Morgan Stanley Capital I Trust Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 pooling and servicing agreement) and, after the securitization of the DDR Southeast Pool pari passu Note A-1 companion loan, the DDR Southeast Pool loan (which is expected to be serviced pursuant to the pooling and servicing agreement entered into in connection with the securitization of the DDR Southeast Pool pari passu Note A-1 companion loan, which is expected to be substantially similar to the CD 2007-CD4 Commercial Mortgage Trust pooling and servicing agreement)) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors/mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

 Important Dates and Periods

Closing Date	On or about June 28, 2007.

Cut-Off Date	For 140 mortgage loans, representing 86.6% of the mortgage pool (111 mortgage loans in loan group 1 or 84.9% and all of the mortgage loans in loan group 2), June 11, 2007, for 2 mortgage loans, representing 2.7% of the mortgage pool (3.0% of loan group 1), June 1, 2007 and for 1 mortgage loan, representing 10.7% of the mortgage pool (12.1% of loan group 1), June 7, 2007. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in July 2007.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in July 2007.

Collection Period	For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

 The Certificates

Offered Certificates	We are offering to you the following 14 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2007-C32 pursuant to this prospectus supplement:

Class A-1 Class A-2 Class A-PB Class A-3 Class A-4 Class A-1A Class IO Class A-M Class A-J Class B Class C Class D Class E Class F

Priority of Distributions	On each distribution date, the owners of the certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or that the master servicer and/or the trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of all of the mortgage loans that are not secured by multifamily properties.

•	Loan group 2 will consist of all the mortgage loans that are secured by multifamily properties.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer, the trustee, the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 master servicer and the master servicer with respect to the DDR Southeast Pool mortgage loan for the securitization of the DDR Southeast Pool pari passu Note A-1 companion loan, in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) on the Class IO certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal on the Class A-PB certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB certificates as set forth in the priority immediately preceding, principal on the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A and Class A-PB certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB and Class A-1 certificates as set forth in the immediately preceding priorities, principal on the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal, pro rata, on the Class A-4 certificates and the Class A-4FL regular interest, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest, pro rata, for any realized loss and trust fund expenses borne by such certificates.

Interest, pro rata, on the Class A-M certificates and the Class A-MFL regular interest.

Principal, pro rata, on the Class A-M certificates and the Class A-MFL regular interest, up to the principal distribution amount, until their respective certificate balances are reduced to zero.

Reimbursement to the Class A-M certificates and the Class A-MFL regular interest, pro rata for any realized losses and trust fund expenses borne by such certificates or regular interest.

Interest on the Class A-J certificates.

Principal on the Class A-J certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-J certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class F certificates.

Principal on the Class F certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class F certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class S certificates and the Class A-MFL regular interest have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of the Class A-PB certificates to the planned principal amount set forth in the table on Annex F to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2,

Class A-PB, Class A-3, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest and the Class A-MFL regular interest will be entitled to receive:

•	for each class of these certificates and the Class A-4FL regular interest and the Class A-MFL regular interest, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates and the Class A-4FL regular interest and the Class A-MFL regular interest immediately prior to that distribution date;

•	plus any interest that this class of certificates or the Class A-4FL regular interest or the Class A-MFL regular interest was entitled to receive on all prior distribution dates to the extent not received;

•	minus (other than in the case of the Class IO certificates) that class’ share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class IO certificates) that class’ allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

As reflected in the chart under ‘‘—Priority of Distributions’’ above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest, interest distributions on the Class A-1, Class A-2, ClassA-PB, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See ‘‘DESCRIPTION OF THE CERTIFICATES— Certificate Balances and Notional Amounts’’ and ‘‘—Distributions’’ in this prospectus supplement.

The Class IO certificates will be entitled to distributions of interest-only on their respective notional amounts. The notional amounts of each of these classes of certificates are calculated as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class IO certificates will accrue interest at a rate as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The certificates (other than the Class A-4FL, Class A-MFL, Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest and the Class A-MFL regular interest will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class A-4FL, Class A-MFL, Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest and the Class A-MFL regular interest is the calendar month preceding the month in which such distribution date occurs.

As reflected in the chart under ‘‘—Priority of Distributions’’ beginning on page S-16 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates, the Class A-4FL regular interest and the Class A-MFL regular interest:

•	first, pro rata, to the Class IO, Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest as described above under ‘‘—Priority of Distributions’’, and then to each other class of offered certificates and the Class A-MFL regular interest in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates or the Class A-4FL or A-MFL regular interests with a higher priority of distribution.

Holders of offered certificates may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. These distributions are in addition to the distributions of principal and interest described above. See ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement.

Pass-Through Rates	The pass-through rate for each class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ in this prospectus supplement. The pass-through rate of the Class A-4FL regular interest and Class A-MFL regular interest on each distribution date will be a per annum rate equal to %, subject to the applicable weighted average net mortgage rate.

The pass-through rate applicable to the Class IO certificates for the initial distribution date will equal approximately % per annum.

The pass-through rate applicable to the Class IO certificates for each distribution date will, in general, equal the weighted average of the interest rates for the components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The interest rate in respect of any component for any distribution date will, in general, equal the weighted average net mortgage rate for such distribution date, minus the pass-through rate applicable to the corresponding class of certificates or the Class A-4FL regular interest or Class A-MFL regular interest, as applicable (but in no event will any interest rate applicable to a component be less than zero).

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

Principal Distributions	On the closing date, each class of certificates (other than the Class A-4FL, Class A-MFL, Class IO, Class Z, Class R-I and Class R-II certificates) will have the certificate balance set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’, and the Class A-4FL certificates and the Class A-MFL certificates will have a certificate balance equal to the certificate balance of the Class A-4FL regular interest and the Class A-MFL regular interest, respectively. The certificate balance for each class of certificates and the Class A-4FL regular interest and the Class A-MFL regular interest entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates and the Class A-4FL regular interest and the Class A-MFL regular interest may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class IO certificates do not have a principal balance and will not receive distributions of principal.

As reflected in the chart under ‘‘—Priority of Distributions’’ above:

•	generally, the Class A-1, Class A-2, Class A-PB, ClassA-3 and Class A-4 certificates and Class A-4FL regular interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest have been reduced to zero; provided, however, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of the Class A-PB certificates is reduced to the planned principal balance set forth on Annex F to this prospectus supplement;

•	principal is distributed to each class of certificates or the Class A-4FL regular interest and the Class A-MFL regular interest entitled to receive distributions of principal in the order described under ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement;

•	principal is only distributed on a related class of certificates or the Class A-4FL regular interest or the Class A-MFL regular interest to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates or the Class A-4FL regular interest or the Class A-MFL regular interest with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement;

•	generally, no class of certificates or the Class A-4FL regular interest or the Class A-MFL regular interest is entitled to distributions of principal until the certificate balance of each class of certificates and the Class A-4FL regular interest and the Class A-MFL regular interest with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement has been reduced to zero;

•	in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E or Class F certificates, the Class A-MFL regular interest or the classes of non-offered certificates be entitled to receive any distributions of principal until the certificate balances of the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest have all been reduced to zero; and

•	on any distribution date, distributions in reduction of the certificate balance of the Class A-4FL and Class A-MFL certificates will be made in an amount equal to the amount of principal distributed in respect of the Class A-4FL regular interest and Class A-MFL regular interest, respectively.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan, then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates, prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses	Credit support for any class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) and the A-4FL regular interest and A-MFL regular interest is provided by the subordination of payments and allocation of any losses to such classes that have a later priority of distribution other than the Class IO certificates. However, none of the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 or Class A-1A certificates or the Class A-4FL regular interest will be subordinate to any other class of Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 or Class A-1A certificates or the Class A-4FL regular interest. The certificate balance of a class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) or the Class A-4FL regular interest or Class A-MFL regular interest will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates or the Class A-4FL regular interest or Class A-MFL regular interest on that distribution date. In addition, while mortgage loan losses will not be directly allocated to the Class A-4FL or Class A-MFL certificates, mortgage loan losses may be allocated to the Class A-4FL or Class A-MFL regular interest in reduction of the certificate balance of the Class A-4FL regular interest or Class A-MFL regular interest and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-4FL regular interest or Class A-MFL regular interest will result in a corresponding decrease in the certificate balance of the Class A-4FL and Class A-MFL certificates, respectively, and any interest shortfalls suffered by the Class A-4FL regular interest or Class A-MFL regular interest will reduce the amount of interest distributed on the Class A-4FL or Class A-MFL certificates, to the extent described in this prospectus supplement.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class A-4FL, Class A-MFL, the Class IO, Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest and Class A-MFL regular interest that are not offered by this prospectus supplement and then to the offered certificates as indicated on the following table:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses
Class A-1	$25,707,000	0.672%	9
Class A-2	$946,379,000	24.749%	9
Class A-PB	$62,827,000	1.643%	9
Class A-3	$1,073,589,000	28.076%	9
Class A-4(1)	$125,000,000	3.269%	9
Class A-4FL(2)	TBD	TBD	9
Class A-1A	$443,196,000	11.590%	9
Class A-M(1)	$382,385,000	10.000%	8
Class A-MFL(2)	TBD	TBD	8
Class A-J	$253,330,000	6.625%	7
Class B	$43,019,000	1.125%	6
Class C	$47,798,000	1.250%	5
Class D	$28,679,000	0.750%	4
Class E	$28,679,000	0.750%	3
Class F	$38,238,000	1.000%	2
Non-offered certificates (excluding the Class A-4FL, Class A-MFL, Class R-I, Class R-II and Class Z certificates)	$325,027,068	8.500%	1

(1)	Losses and trust fund expenses allocated to the Class A-4 certificates and Class A-4FL regular interest will be borne pro rata by such classes. Losses and trust fund expenses allocated to the Class A-M certificates and Class A-MFL certificates will be borne pro rata by such classes.

(2)	The Class A-4FL and Class A-MFL certificates are not offered hereby. The principal allocation between each of the Class A-4 certificates and Class A-4FL certificates, the Class A-M certificates and Class A-MFL certificates, respectively, will be determined by market demand up to the amount indicated on the respective fixed rate class.

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates (other than the Class A-4FL certificates and Class A-MFL certificates) or the Class A-4FL regular interest and Class A-MFL regular interest will result in a corresponding reduction in the notional amount of the Class IO certificates.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically, with respect to the mortgage loans with one or more pari passu companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated in accordance with the terms of the related intercreditor agreement, generally, pro rata between each related mortgage loan (and, therefore, to the certificates, other than the Class A-4FL and Class A-MFL, Class IO, Class Z, Class R-I and Class R-II certificates, and the Class A-4FL and Class A-MFL regular interest) and the related pari passu companion loan(s). Further, with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan (and the related pari passu companion loan, if applicable). The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2007-C32 certificates in the manner described above.

See ‘‘DESCRIPTION OF THE CERTIFICATES— Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Fees and Expenses	Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.02099% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00058% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘SERVICING OF THE MORTGAGE LOANS— Compensation and Payment of Expenses’’ in this prospectus supplement. With respect to the Beacon D.C. & Seattle Pool mortgage loan, the master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the Morgan Stanley Capital I Trust Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14. With respect to the DDR Southeast Pool mortgage loan, the master servicer and the special servicer under the pooling and servicing agreement to be entered into in connection with the securitization of the DDR Southeast Pool pari passu Note A-1 companion loan, which is expected to be substantially similar to the pooling and servicing agreement entered into in connection with the issuance of the CD 2007-CD4 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-CD4, are each generally entitled to payment of similar fees and expenses described in this section.

Prepayment Premiums; Yield Maintenance Charges	On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates, the Class A-4FL regular interest and Class A-MFL regular interest and the Class G, Class H, Class J and Class K certificates then entitled to distributions as follows:

The holders of each class of offered certificates, the Class A-4FL regular interest and the Class A-MFL regular interest and the Class G, Class H, Class J and Class K certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates or the Class A-4FL regular interest or Class A-MFL regular interest over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates or the Class A-4FL regular interest or Class A-MFL regular interest on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates (or the Class A-4FL regular interest or Class A-MFL regular interest) entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

For so long as the swap contract is in effect and there is no continuing payment default under the swap contract, any prepayment premium or yield maintenance charge distributable in respect of the Class A-4FL regular interest or Class A-MFL regular interest will be payable to the swap counterparty pursuant to the terms of the swap contract. If the swap contract is no longer in effect or if there is a continuing payment default related to the swap contract, any prepayment premium and yield maintenance charges allocable to the Class A-4FL regular interest or Class A-MFL regular interest will be paid to the holders of the Class A-4FL and Class A-MFL certificates, respectively.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the Class IO certificates.

The ‘‘discount rate’’ applicable to any class of offered certificates, the Class A-4FL regular interest and Class A-MFL regular interest and the Class G, Class H, Class J and Class K certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums or Yield Maintenance Charges

Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class IO
6% − 5%	= 33 1/3%	(100% − 33 1/3%) = 66 2/3%
8% − 5%

See ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Allocation of Additional Interest	On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest	The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. If the master servicer fails to make a required advance, the trustee will be required to make that advance, unless the trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. See ‘‘DESCRIPTION OF THE

CERTIFICATES—P&I Advances’’ in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided, that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. To the extent set forth in the pooling and servicing agreement, any principal and/or interest advance on any pari passu companion loan will not be recoverable by the master servicer from the trust fund. Neither the master servicer nor the trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the trustee will not be required to make a principal and interest advance with respect to any companion loan. Neither the master servicer nor the trustee will be required to advance any amounts due to be paid by the swap counterparty for a distribution to the Class A-4FL or Class A-MFL certificates or advance for any breakage, termination or other costs owed by the trust fund to the swap counterparty. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	In the event a mortgage loan (other than the Beacon D.C. & Seattle Pool mortgage loan and, after the securitization of the DDR Southeast Pool pari passu Note A-1 companion loan,

the DDR Southeast Pool mortgage loan) becomes a defaulted mortgage loan, the certificateholder that is entitled to greater than 50% of the voting rights allocated to the class of sequential pay certificates with the lowest payment priority then outstanding (or if no certificateholder is entitled to greater than 50% of the voting rights of such class, the certificateholder with the largest percentage of voting rights allocated to such class) and, in certain circumstances, the special servicer (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), shall have, except as described below, the option to purchase from the trust fund such defaulted mortgage loan with respect to which certain defaults have occurred. See ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement.

In addition, with respect to 7 mortgage loans (loan numbers 4, 8, 10, 15, 18, 26 and 100), representing approximately 13.8% of the mortgage pool (15.6% of loan group 1) that are part of split loan structures that include one or more subordinate companion loans, the related intercreditor agreement entitles the holder(s) of the related companion loan to purchase the mortgage loan from the trust fund following a default under the related whole loan. SEE ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’.

Reimbursement Entitlement of Servicer of the Morgan Stanley 2007-IQ14 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the Morgan Stanley Capital Trust I Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 trust fund are each entitled to reimbursement of a pro rata share of servicing advances made with respect to the Beacon D.C. & Seattle Pool whole loan (based on the principal balance of the Beacon D.C. & Seattle Pool mortgage loan to the aggregate principal balance of the Beacon D.C. & Seattle Pool whole loan). In the event collections related to the Beacon D.C. & Seattle Pool mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Reimbursement Entitlement of Servicer of the Citigroup 2007-C6 Trust Fund	The securitization of the DDR Southeast Pool pari passu Note A-1 companion loan is expected to occur in connection with the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6. Upon the settlement of such trust, the master servicer for the DDR Southeast Pool pari passu Note A-1 companion loan and, in certain circumstances, the special servicer under the Citigroup

Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 trust fund will each be entitled to reimbursement of a pro rata share of servicing advances made with respect to the DDR Southeast Pool whole loan (based on the principal balance of the DDR Southeast Pool mortgage loan to the aggregate principal balance of the DDR Southeast Pool whole loan). After the settlement described above, in the event collections related to the DDR Southeast Pool mortgage loan are insufficient to reimburse the master servicer or special servicer under that securitization, reimbursement may be obtained from the other mortgage loans in the trust fund.

Optional Termination of the Trust Fund	The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the pool of mortgage loans included in the trust fund as of the cut-off date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates and the Class A-4FL regular interest and the Class A-MFL regular interest have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I and Class R-II certificates) are held by a single certificateholder. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Registration and Denomination	The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

Beneficial interests in the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates will be offered in minimum denominations of $10,000 actual principal amounts and in integral multiples of $1 in excess of those amounts. Beneficial interests in the Class IO certificates will be offered in minimum notional amounts of $1,000,000 actual notional amounts and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences	Two separate real estate mortgage investment conduit elections will be made with respect to the trust fund (‘‘REMIC I’’ and ‘‘REMIC II’’, each, a ‘‘REMIC’’). The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in REMIC I and the Class R-II certificates will represent the residual interests in REMIC II. The Class A-4FL and Class A-MFL certificates will each represent an undivided interest in a portion of the trust fund that is treated as part of a grantor trust for United States federal income tax purposes. Those portions of the grantor trust will include the Class A-4FL regular interest or the Class A-MFL regular interest, as applicable, the related floating rate account and the related swap contract. The Class A-4FL and Class A-MFL certificates are not being offered by this prospectus supplement.

In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as part of the grantor trust for federal income tax purposes.

The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the offered certificates will be treated as having been issued at a premium for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	Subject to important considerations described under ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and the accompanying prospectus, the following classes of offered certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1 Class A-2 Class A-PB Class A-3

Class A-4 Class A-1A Class IO Class A-M Class A-J Class B Class C Class D Class E Class F

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Barclays Capital Inc. and Goldman, Sachs & Co. by the U.S. Department of Labor. See ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless they have received the following ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc.

Class	Expected Rating from Moody’s/S&P
Class A-1	Aaa/AAA
Class A-2	Aaa/AAA
Class A-PB	Aaa/AAA
Class A-3	Aaa/AAA
Class A-4	Aaa/AAA
Class A-1A	Aaa/AAA
Class IO	Aaa/AAA
Class A-M	Aaa/AAA
Class A-J	Aaa/AAA
Class B	Aa1/AA+
Class C	Aa2/AA
Class D	Aa3/AA−
Class E	A1/A+
Class F	A2/A

The ratings on the offered certificates address the likelihood of timely receipt of interest and (except with respect to the Class IO certificates) ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

 The Mortgage Loans

General	It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/bed, loan-to-value ratios and debt service coverage ratios) with respect to the 7 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. Unless otherwise specified, in the case of the mortgage loans with one or more pari passu companion loans, the calculations of loan balance per square foot/room/ unit, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of these mortgage loans and the related pari passu companion loans, if any (but not any subordinate companion loan or future pari passu companion loan). All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

GENERAL CHARACTERISTICS	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	143	114	29
Number of Crossed Loan Pools	3	2	1
Number of Mortgaged Properties	276	246	30
Aggregate Balance of all Mortgage Loans	$3,857,153,069	$3,413,956,275	$443,196,794
Number of Mortgage Loans with Balloon Payments(1)	57	50	7
Aggregate Balance of Mortgage Loans with Balloon Payments(1)	$812,684,569	$750,806,275	$61,878,294
Number of Interest-Only Mortgage Loans(2)	86	64	22
Aggregate Balance of Interest-Only Mortgage Loans(2)	$3,044,468,500	$2,663,150,000	$381,318,500
Average Balance of Mortgage Loans	$26,973,098	$29,946,985	$15,282,648
Minimum Balance of Mortgage Loans	$1,000,000	$1,000,000	$3,100,000
Maximum Balance of Mortgage Loans	$414,000,000	$414,000,000	$40,000,000
Maximum Balance for a group of cross-collateralized and cross-defaulted Mortgage Loans	$27,000,000 (3)	$5,863,424 (4)	$27,000,000 (3)
Weighted Average LTV at Maturity or Anticipated Repayment Date(5)(6)	69.9%	69.0%	76.3%
Weighted Average LTV ratio(5)(6)	71.4%	70.7%	77.3%
Minimum LTV ratio(5)(6)	24.8%	24.8%	53.7%
Maximum LTV ratio(5)(6)	88.0%	88.0%	80.1%

GENERAL CHARACTERISTICS	All Mortgage Loans	Loan Group 1	Loan Group 2
Weighted Average DSCR(6)	1.45x	1.47x	1.32x
Minimum DSCR(6)	1.08x	1.08x	1.15x
Maximum DSCR(6)	2.60x	2.60x	1.73x
Weighted Average Mortgage Loan interest rate(7)	5.767%	5.774%	5.710%
Minimum Mortgage Loan interest rate(7)	5.180%	5.310%	5.180%
Maximum Mortgage Loan interest rate(7)	7.130%	7.130%	6.150%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	102	102	104
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	53	53	59
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	124	124	120
Weighted Average Occupany Rate(8)	94.8%	95.1%	92.9%

(1)	Does not include mortgage loans with anticipated repayment dates or mortgage loans that are interest-only for their entire term.
(2)	Includes mortgage loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.
(3)	Consists of a group of 2 individual mortgage loans (loan numbers 52 and 75).
(4)	Consists of a group of 2 individual mortgage loans (loan numbers 123 and 131).
(5)	For a description of how the loan-to-value ratios for the mortgage loans are determined, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.
(6)	Certain of the mortgage loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have DSCRs that have been adjusted to take into account certain cash reserves or letters of credit. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.
(7)	The interest rate with respect to 1 mortgage loan (loan number 35), representing 0.7% of the mortgage pool (0.8% of loan group 1) may vary during the term of the related mortgage loan. For purposes of the table above as well as calculations throughout this prospectus supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.
(8)	Does not include 61 hospitality properties, representing, by allocated loan amount, 18.5% of the mortgage pool (21.0% of the loan group 1 ). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy and/or commenced paying rent.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Pool Balance	% of Group 2 Pool Balance
Office	57	$1,203,090,500	31.2%	35.2%	0.0%
Retail	99	1,026,196,690	26.6	30.1	0.0
Retail – Anchored	76	801,889,645	20.8	23.5	0.0
Retail – Outlet	1	92,400,000	2.4	2.7	0.0
Retail – Single Tenant	11	56,317,045	1.5	1.6	0.0
Retail – Unanchored	7	49,190,000	1.3	1.4	0.0
Retail – Shadow Anchored(2)	4	26,400,000	0.7	0.8	0.0
Hospitality	61	715,271,335	18.5	21.0	0.0
Multifamily	30	443,196,794	11.5	0.0	100.0
Mixed Use	11	365,700,000	9.5	10.7	0.0
Industrial	10	67,297,750	1.7	2.0	0.0
Special Purpose	2	17,500,000	0.5	0.5	0.0
Healthcare	1	13,000,000	0.3	0.4	0.0
Land(3)	5	5,900,000	0.2	0.2	0.0
	276	$3,857,153,069	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	A mortgaged property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property that is not part of the mortgaged property.
(3)	As of the origination of the related mortgage loan, one mortgaged property was improved with a mixed use office/retail building, one mortgaged property was improved with an apartment complex, one mortgaged property was improved with multifamily condominium complex, one mortgaged property was improved with a high rise office building and a seven-story parking garage and the other mortgaged property was improved with a mixed use project that includes an office tower, retail arcade, underground parking facilities, meeting space and a 395-room luxury hotel; however, in all cases, the improvements are not part of the collateral for the related mortgaged property.

Mortgaged Properties by Property Type

Geographic Concentrations	The mortgaged properties are located throughout 37 states, the District of Columbia and the Cayman Islands. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance
NY	10	$597,750,000	15.5%
CA	25	575,873,000	14.9
Southern(2)	20	525,626,000	13.6
Northern(2)	5	50,247,000	1.3
FL	44	356,557,496	9.2
GA	28	237,654,004	6.2
VA	13	199,442,775	5.2
Other	156	1,889,875,794	49.0
	276	$3,857,153,069	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance
NY	10	$597,750,000	17.5%
CA	23	545,023,000	16.0
Southern(2)	18	494,776,000	14.5
Northern(2)	5	50,247,000	1.5
FL	44	356,557,496	10.4
GA	27	211,654,004	6.2
WA	11	186,648,641	5.5
VA	11	177,914,481	5.2
Other	120	1,338,408,653	39.2
	246	$3,413,956,275	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2
Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance
NV	2	$65,747,500	14.8%
TX	3	53,150,000	12.0
AR	2	40,000,000	9.0
LA	1	33,700,000	7.6
CO	1	31,000,000	7.0
CA	2	30,850,000	7.0
Southern(2)	2	30,850,000	7.0
Other	19	188,749,294	42.6
	30	$443,196,794	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Payment Terms	All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 2 mortgage loans, representing 2.7% of the mortgage pool (3.0% of loan group 1), which are due on the 1st day of the month and payments on 1 mortgage loan representing 10.7% of the mortgage pool (12.1% of loan group 1), which are due on the 7th day of the month. No mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month other than 1 mortgage loan representing 1.9% of the mortgage pool (2.2% of loan group 1), which has a twice-per-year grace period (maximum five times during loan term) that may extend payment until the 13th day of any calendar month.

•	As of the cut-off date, 142 of the mortgage loans, representing 98.1% of the mortgage pool (113 mortgage loans in loan group 1 or 97.8% and all of the mortgage loans in loan group 2), accrue interest on an actual/360 basis, and 1 mortgage loan, representing 1.9% of the mortgage pool (2.2% of loan group 1) accrue interest on a 30/360 basis. Thirty-four (34) of the mortgage loans, representing 16.4% of the mortgage pool (30 mortgage loans in loan group 1 or 17.3% and 4 mortgage loans in loan group 2 or 9.1%), have periods during which only interest is due and periods in which principal and interest are due. Eighty-six (86) of the mortgage loans, representing 78.9% of the mortgage pool (64 mortgage loans in loan group 1 or 78.0% and 22 mortgage loans in loan group 2 or 86.0%), provide that only interest is due until maturity or the anticipated repayment date. Twenty-three (23) mortgage loans, representing 4.7% of the mortgage pool (20 mortgage loans in loan group 1 or 4.6% and 3 mortgage loans in loan group 2 or 4.9%), provided that principal and interest are due prior to and until maturity.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
$1,000,000 – $2,000,000	10	$14,287,326	0.4%	0.4%	0.0%
$2,000,001 – $3,000,000	6	14,474,539	0.4	0.4	0.0
$3,000,001 – $4,000,000	9	31,137,951	0.8	0.7	1.5
$4,000,001 – $5,000,000	8	35,540,000	0.9	0.6	3.1
$5,000,001 – $6,000,000	9	51,310,000	1.3	1.3	1.3
$6,000,001 – $7,000,000	5	32,784,335	0.8	0.8	1.5
$7,000,001 – $8,000,000	5	38,420,000	1.0	0.7	3.3
$8,000,001 – $9,000,000	4	34,680,000	0.9	0.8	1.8
$9,000,001 – $10,000,000	3	28,450,000	0.7	0.8	0.0
$10,000,001 – $15,000,000	31	368,879,919	9.6	7.8	23.4
$15,000,001 – $20,000,000	9	157,475,000	4.1	3.0	12.1
$20,000,001 – $25,000,000	5	119,350,000	3.1	3.5	0.0
$25,000,001 – $30,000,000	8	224,520,000	5.8	5.8	5.9
$30,000,001 – $35,000,000	6	197,175,000	5.1	2.0	29.1
$35,000,001 – $40,000,000	5	186,422,500	4.8	3.2	17.1
$40,000,001 – $45,000,000	1	44,000,000	1.1	1.3	0.0
$45,000,001 – $50,000,000	3	139,000,000	3.6	4.1	0.0
$50,000,001 – $55,000,000	1	54,000,000	1.4	1.6	0.0
$55,000,001 – $60,000,000	1	60,000,000	1.6	1.8	0.0
$60,000,001 – $65,000,000	1	64,000,000	1.7	1.9	0.0
$65,000,001 – $70,000,000	2	136,500,000	3.5	4.0	0.0
$75,000,001 – $80,000,000	1	75,040,500	1.9	2.2	0.0
$80,000,001 – $90,000,000	1	89,300,000	2.3	2.6	0.0
$90,000,001 – $100,000,000	2	187,400,000	4.9	5.5	0.0
$100,000,001 – $150,000,000	3	353,906,000	9.2	10.4	0.0
$150,000,001 – $200,000,000	1	200,000,000	5.2	5.9	0.0
$200,000,001 – $300,000,000	2	505,100,000	13.1	14.8	0.0
$400,000,001 – $414,000,000	1	414,000,000	10.7	12.1	0.0
	143	$3,857,153,069	100.0%	100.0%	100.0%

Range of Mortgage Rates*

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
5.180 – 5.250	1	$12,450,000	0.3%	0.0%	2.8%
5.251 – 5.500	4	118,661,000	3.1	2.3	9.0
5.501 – 5.750	60	1,796,448,027	46.6	46.8	44.9
5.751 – 6.000	59	1,642,142,227	42.6	43.1	38.4
6.001 – 6.250	12	111,115,335	2.9	2.6	4.8
6.251 – 6.500	4	145,550,000	3.8	4.3	0.0
6.501 – 6.750	2	17,850,000	0.5	0.5	0.0
7.001 – 7.130	1	12,936,479	0.3	0.4	0.0
	143	$3,857,153,069	100.0%	100.0%	100.0%

*	The interest rate with respect to 1 mortgage loan (loan number 35), representing 0.7% of the mortgage pool (0.8% of loan group 1), may vary during the term of the related mortgage loan. For purposes of the table above, as well as calculations throughout this prospectus supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Range of Underwritten DSC Ratios*

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
1.08 – 1.09	1	$25,000,000	0.6%	0.7%	0.0%
1.10 – 1.14	1	27,000,000	0.7	0.8	0.0
1.15 – 1.19	11	100,110,379	2.6	2.3	4.7
1.20 – 1.24	25	473,820,266	12.3	11.8	16.2
1.25 – 1.29	29	1,123,659,813	29.1	28.6	33.4
1.30 – 1.34	14	192,677,770	5.0	4.8	6.3
1.35 – 1.39	13	385,412,212	10.0	10.3	7.2
1.40 – 1.44	12	241,428,294	6.3	4.3	21.7
1.45 – 1.49	8	100,120,000	2.6	2.8	1.3
1.50 – 1.54	5	473,050,000	12.3	12.9	7.6
1.55 – 1.59	3	41,894,335	1.1	1.2	0.0
1.60 – 1.64	2	20,500,000	0.5	0.6	0.0
1.65 – 1.69	2	103,300,000	2.7	3.0	0.0
1.70 – 1.74	3	80,930,000	2.1	2.2	1.7
1.75 – 1.79	1	3,500,000	0.1	0.1	0.0
1.85 – 1.89	4	20,211,000	0.5	0.6	0.0
1.95 – 1.99	2	4,500,000	0.1	0.1	0.0
2.05 – 2.09	1	1,994,000	0.1	0.1	0.0
2.10 – 2.14	2	329,850,000	8.6	9.7	0.0
2.15 – 2.19	1	2,095,000	0.1	0.1	0.0
2.30 – 2.60	3	106,100,000	2.8	3.1	0.0
	143	$3,857,153,069	100.0%	100.0%	100.0%

*	Certain of the mortgage loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have DSCRs that have been adjusted to take into account certain cash reserves or letters of credit. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this Prospectus Supplement.

Range of Cut-Off Date LTV Ratios*

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
24.77 – 40.00	3	$47,100,000	1.2%	1.4%	0.0%
40.01 – 50.00	5	57,500,000	1.5	1.7	0.0
50.01 – 55.00	5	87,222,294	2.3	2.2	2.5
55.01 – 60.00	10	239,743,000	6.2	7.0	0.0
60.01 – 65.00	11	595,491,000	15.4	17.0	3.5
65.01 – 70.00	10	357,563,424	9.3	10.5	0.0
70.01 – 75.00	25	623,715,732	16.2	17.0	10.1
75.01 – 80.00	68	1,708,597,620	44.3	40.2	75.5
80.01 – 85.00	5	104,120,000	2.7	2.0	8.3
85.01 – 88.05	1	36,100,000	0.9	1.1	0.0
	143	$3,857,153,069	100.0%	100.0%	100.0%

*	Certain of the mortgage loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have DSCRs that have been adjusted to take into account certain cash reserves or letters of credit. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Relating to Net Cash flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

Range of Remaining Terms to Maturity or Anticipated Repayment Date*

Range of Remaining Terms To Maturity	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	% of Group 1 Balance	% of Group 2 Balance
53 – 60	18	$1,059,697,500	27.5%	27.8%	24.9%
61 – 84	2	48,050,000	1.2	1.4	0.0
109 – 120	120	2,554,105,569	66.2	65.1	75.1
121 – 124	3	195,300,000	5.1	5.7	0.0
	143	$3,857,153,069	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	% of Cut-Off Date Group 1 Balance	% of Cut-Off Date Group 2 Balance
Non-Amortizing	81	$3,020,668,500	78.3%	77.3%	86.0%
Interest Only, Amortizing Balloon*	34	632,377,500	16.4	17.3	9.1
Amortizing Balloon	23	180,307,069	4.7	4.6	4.9
Interest Only, ARD	5	23,800,000	0.6	0.7	0.0
	143	$3,857,153,069	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 84 months with respect to loan group 1 and a period of 60 months with respect to loan group 2).

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Non-Amortizing	86	$3,044,468,500	78.9%	78.0%	86.0%
Partial Interest Only Amortizing	34	632,377,500	16.4	17.3	9.1
1 – 12	6	46,950,000	1.2	1.4	0.0
13 – 24	7	246,212,500	6.4	7.2	0.0
25 – 36	3	23,780,000	0.6	0.7	0.0
49 – 60	16	281,707,000	7.3	7.1	9.1
61 – 72	1	6,728,000	0.2	0.2	0.0
73 – 84	1	27,000,000	0.7	0.8	0.0
Amortizing – No Partial Interest Only Period	23	180,307,069	4.7	4.6	4.9
	143	$3,857,153,069	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, the fixed periodic payment on the mortgage loans is generally determined assuming interest is calculated on a ‘‘30/360 basis,’’ but since interest actually accrues and is applied on the majority of the mortgage loans on an ‘‘actual/360 basis,’’ there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a ‘‘fully amortizing’’ mortgage loan.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions*

Prepayment Provisions	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Lockout/Defeasance/Open	88	$1,837,441,590	47.6%	45.5%	63.9%
Yield Maintenance/Open	17	564,633,979	14.6	12.9	28.2
Lockout/Yield Maintenance/Open	21	543,927,000	14.1	14.9	7.9
Lockout/Defeasance or Yield Maintenance/Open	14	468,300,500	12.1	13.7	0
Yield Maintenance/Yield Maintenance or Defeasance/Open	2	439,000,000	11.4	12.9	0
Lockout/Open	1	3,850,000	0.1	0.1	0
	143	$3,857,153,069	100.0%	100.0%	100.0%

*	See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield—Performance Escrows’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance	One hundred four (104) of the mortgage loans included in the trust fund as of the cut-off date, representing 71.2% of the mortgage pool (84 mortgage loans in loan group 1 or 72.1% and 20 mortgage loans in loan group 2 or 63.9%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out or yield-maintenance periods. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan (or on a prepayment date thereafter that is prior to the scheduled maturity date), and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Twenty Largest Mortgage Loans	The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the mortgage loans referred to as the Beacon D.C. & Seattle Pool mortgage loan, the ING Hospitality Pool mortgage loan and the DDR Southeast Pool mortgage loan in the immediately following table, the loan balance per square foot/room, the debt service coverage ratio and the loan-to-value ratio set forth in such table is based on the aggregate combined principal balance or combined debt service, as the case may be, and the pari passu companion loans (but not any related subordinate companion loan) and with respect to each mortgage loan with a related subordinate companion loan, the loan balance per square foot/room, the debt service coverage ratio and the loan-to-value ratio set forth in such table excludes any such subordinate companion loans. No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement and Annex D to this prospectus supplement.

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/ Room(1)	Weighted Average DSCR(1)(2)		Weighted Average Cut-Off Date LTV Ratio(1)(2)	Weighted Average LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
Beacon D.C. & Seattle Pool(3)	Wachovia	1/ 20	1	$414,000,000	10.7%	12.1%	Office – Various	$274	1.27	x	78.7%	78.7%	5.797%
ING Hospitality Pool	Wachovia	1/ 46	1	283,850,000	7.4	8.3%	Hospitality – Extended Stay	$97,947	2.14	x	63.8%	63.8%	5.663%
DDR Southeast Pool	Wachovia	1/ 52	1	221,250,000	5.7	6.5%	Retail – Anchored	$121	1.51	x	63.5%	63.5%	5.600%
Two Herald Square	Wachovia	1/ 1	1	200,000,000	5.2	5.9%	Mixed Use – Office/Retail	$564	1.25	x	66.7%	66.7%	5.920%
Westin Casuarina Resort & Spa – Cayman Islands	Wachovia	1/ 1	1	140,000,000	3.6	4.1%	Hospitality – Full Service	$408,163	1.25	x	71.4%	63.2%	6.380%
DDR-TRT Pool	Wachovia	1/ 3	1	110,000,000	2.9	3.2%	Retail – Anchored	$162	1.50	x	67.0%	67.0%	5.510%
Ashford Hospitality Pool 4	Wachovia	1/ 5	1	103,906,000	2.7	3.0%	Hospitality – Various	$74,431	1.36	x	74.3%	69.4%	5.952%
17 Battery Place South	Wachovia	1/ 1	1	95,000,000	2.5	2.8%	Office – CBD	$230	1.54	x	70.4%	70.4%	5.681%
Rockvale Square	Wachovia	1/ 1	1	92,400,000	2.4	2.7%	Retail – Outlet	$171	1.38	x	80.0%	80.0%	5.755%
Centerside II	Wachovia	1/ 1	1	89,300,000	2.3	2.6%	Office – Suburban	$311	1.66	x	56.1%	56.1%	5.645%
		10/ 131		$1,749,706,000	45.4%				1.50	x	69.9%	68.9%	5.786%

Citadel Mall	Wachovia	1/ 1	1	$75,040,500	1.9%	2.2%	Retail – Anchored	$253	1.22	x	79.8%	66.4%	5.680%
Port Chester Shopping Center	Wachovia	1/ 1	1	70,000,000	1.8	2.1%	Retail – Anchored	$133	2.46	x	56.0%	56.0%	5.310%
60 Madison Avenue	Wachovia	1/ 1	1	66,500,000	1.7	1.9%	Office – CBD	$356	1.27	x	79.2%	79.2%	5.753%
3600 Wilshire Boulevard	Wachovia	1/ 1	1	64,000,000	1.7	1.9%	Office – CBD	$155	1.20	x	74.7%	74.7%	5.980%
La Jolla Centre I	Wachovia	1/ 1	1	60,000,000	1.6	1.8%	Office – Suburban	$363	1.74	x	52.8%	52.8%	5.645%
450-460 Park Avenue South	Wachovia	1/ 1	1	54,000,000	1.4	1.6%	Office – CBD	$324	1.35	x	77.1%	77.1%	5.695%
Stadium Crossings	Wachovia	1/ 1	1	47,000,000	1.2	1.4%	Mixed Use – Office/Retail	$284	1.30	x	76.1%	76.1%	5.590%
La Jolla Centre II	Wachovia	1/ 1	1	46,000,000	1.2	1.3%	Office – Suburban	$313	2.11	x	45.7%	45.7%	5.645%
Roosevelt Square	Wachovia	1/ 1	1	46,000,000	1.2	1.3%	Retail – Anchored	$149	1.20	x	78.0%	78.0%	5.550%
Marriott – Mobile, AL	Wachovia	1/ 1	1	44,000,000	1.1	1.3%	Hospitality – Full Service	$175,299	1.31	x	75.2%	65.8%	5.890%
		10/ 10		$572,540,500	14.8%				1.53	x	69.6%	67.1%	5.670%

		20/ 141		$2,322,246,500	60.2%				1.50	x	69.8%	68.5%	5.757%

(1)	The Beacon D.C. & Seattle Pool mortgage loan, the ING Hospitality Pool mortgage loan and the DDR Southeast Pool mortgage loan are part of split loan structures that include one or more pari passu companion loans that are not included in the trust fund. With respect to each mortgage loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratio and Cut-Off Date Balance per square foot/room are based on the aggregate indebtedness of or debt service on, as applicable, the mortgage loan and the related pari passu companion loan, but not any related subordinate companion loan or future pari passu companion loan.
(2)	Certain of the mortgage loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or have DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or was calculated based on assumptions regarding the future financial performance of the related mortgaged property. See ‘‘Additional Mortgage Loan Information’’ herein. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this Prospectus Supplement.
(3)	The Beacon D.C. & Seattle Pool mortgage loan includes 17 collateral properties and 3 cash flow assets. Collateral properties consist of office properties.

Co-Lender Loans	Ten (10) mortgage loans (loan numbers 1, 2, 3, 4, 8, 10, 15, 18, 26 and 100) to be included in the trust fund, representing approximately 37.6% of the mortgage pool as of the cut-off date (42.5% of loan group 1) are, in each case, evidenced by one of two or more notes or sets of notes which are secured by one or more mortgaged properties. In each case, the related companion loan or companion loans will not be part of the trust fund.

Three (3) mortgage loans, the Beacon D.C. & Seattle Pool mortgage loan, the ING Hospitality Pool mortgage loan and the DDR Southeast Pool mortgage loan (loan numbers 1, 2 and 3), are part of split loan structures where one or more companion loans are part of the applicable split loan structure and are pari passu in right of entitlement to payment with the related mortgage loan. The remaining co-lender loans (loan numbers 4, 8, 10, 15, 18, 26 and 100) are part of split loan structures in which the related companion loan(s) is subordinate to the related mortgage loan. In each case, the related companion loan or companion loans will not be part of the trust fund. Each of these mortgage loans and its related companion loans are subject to intercreditor agreements.

The intercreditor agreement for each of the Beacon D.C. & Seattle Pool mortgage loan, the ING Hospitality Pool mortgage loan, and the DDR Southeast Pool mortgage loan generally allocates collections in respect of each whole loan to the related mortgage loan and its related pari passu companion loan(s), on a pro rata basis. The intercreditor agreements for each of the remaining mortgage loans that are part of a split loan structure that includes one or more subordinate companion loans generally allocate collections in respect of that mortgage loan and its related subordinate companion loan(s) first, to the related mortgage loan, up to amounts due and payable thereon and then to the related subordinate companion loan(s) up to amounts due and payable thereon. However, prepayments will generally be allocated on a pro rata basis prior to default. No companion loan is included in the trust fund. No subordinate companion loan will bear losses or provide credit support in respect of unrelated mortgage loans.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loans (other than the Beacon D.C. & Seattle Pool mortgage loan and its pari passu companion loans and, after the securitization of the DDR Southeast Pool pari passu Note A-1 companion loan, the DDR Southeast Pool mortgage loan and its related pari passu companion loans) pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund.

The Beacon D.C. & Seattle Pool mortgage loan and its companion loan is being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Morgan Stanley Capital I Trust Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14. The master servicer under the Morgan Stanley 2007-IQ14 pooling and servicing agreement is Wells Fargo Bank, N.A., the special servicer under the Morgan Stanley 2007-IQ14 pooling and servicing agreement is ARCap Special Servicing Inc. and the trustee under the Morgan Stanley 2007-IQ14 pooling and servicing agreement is The Bank of New York. The terms of the Morgan Stanley 2007-IQ14 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the Beacon D.C. & Seattle Pool Loan’’ in this prospectus supplement.

Upon the settlement of the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, the DDR Southeast Pool mortgage loan and its companion loan are expected to be serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6. The master servicer for the DDR Southeast Pool pari passu Note A-1 companion loan under the CGCMT 2007-C6 pooling and servicing agreement is expected to be Wachovia Bank, National Association, the special servicer under the CGCMT 2007-C6 pooling and servicing agreement is expected to be LNR Partners, Inc. and the trustee under the CGCMT 2007-C6 pooling and servicing agreement is expected to be Wells Fargo Bank, N.A. The terms of the CGCMT 2007-C6 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the DDR Southeast Pool Loan’’ in this prospectus supplement.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

 Risk Factors

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under ‘‘RISK FACTORS’’ in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

•	In connection with the risks and uncertainties described below which may relate to certain of the mortgage loans, or the mortgage pool in general, examples are given with respect to particular risks and particular mortgage loans. The fact that examples are given should not be interpreted to mean that the examples reflect all of the mortgage loans in the trust fund to which the risk is applicable.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You

Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See ‘‘RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in the accompanying prospectus.

In addition, with respect to 1 mortgage loan (loan number 1, representing 10.7% of the mortgage pool (12.1% of loan group 1), the collateral for the mortgage loan includes both real property secured by mortgage instruments and certain other non-mortgage assets (including a covenant to deposit certain cash flow interests in certain real properties into a lockbox and pledges of equity interests in entities that own certain real property). In the event of a default by the underlying borrowers, the trust fund will only be permitted to foreclose on the mortgaged assets and will not be permitted to foreclose on the non-mortgage assets. This limitation reduces the potential for realization on the value of the underlying collateral for the mortgage loan and may result in an insufficiency of collateral to satisfy the outstanding loan amount. See ‘‘Beacon D.C. & Seattle Pool’’ in Annex D to this prospectus supplement.

Prepayments Will Affect Your Yield

Prepayments.    The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full

(except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

With respect to 9 mortgage loans (loan numbers 1, 2, 3, 6, 7, 30, 36, 58 and 105), representing 31.4% of the mortgage pool (8 mortgage loans in loan group 1 or 34.6% and 1 mortgage loan in loan group 2 or 7.0%), under certain circumstances, including satisfaction of debt service reserve and loan-to-value tests, the related borrower is permitted to release a portion or portions of the mortgaged property in connection with a development rights release. In such an event, amounts paid by the related borrower will be applied pro rata among the mortgage loan and related mezzanine loans.

With respect to one mortgage loan (loan number 3), representing 5.7% of the mortgage pool (6.5% of loan group 1), the borrower may voluntarily prepay up to 10% of the initial principal balance of such loan at any time without any obligation to pay any yield maintenance charge or prepayment premium in connection with such prepayment.

With respect to 1 mortgage loan (loan number 106), representing 0.1% of the mortgage pool (0.2% of loan group 1), the mortgagee may, in the event the related mortgaged property fails to achieve certain debt service coverage or occupancy thresholds, require the balance of the mortgage loan to be prepaid.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates and the Class A-4FL regular interest will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 certificates and the Class A-4FL regular interest will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Yield.    In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on the Class A-PB certificates will be made in conformity with the schedule attached on Annex F to this prospectus supplement.

The yield on the Class IO certificates is particularly sensitive to the rate and timing of principal payments made in reduction of the component balance of components of the Class IO. Investors in Class IO certificates should consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure to fully recoup your initial investment. Any payment in reduction of the certificate balance of any class of the certificates (other than the Class IO, Class A-4FL, Class A-MFL, Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest and the Class A-MFL regular interest and any losses allocated in reduction of the certificate balance of any class of the certificates (other than the Class IO, Class A-4FL, Class A-MFL, Class Z, Class R-I and Class R-II certificates) and the Class

A-4FL regular interest and the Class A-MFL regular interest will also result in a corresponding reduction in the notional amount of the Class IO certificates. Thus, the yield on the Class IO certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, and the more quickly the component of the Class IO certificates is reduced, the greater will be the negative effect on the yield of the Class IO certificates, to the extent such effect is not offset by distributions to you of a portion of any applicable prepayment premiums or yield maintenance charges as described in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Interest Rate Environment.    Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows.    In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Premiums.    Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations.    Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled ‘‘Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date’’ in Annex B to this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class A-4FL, Class A-MFL, Class IO, Class Z, Class R-I and Class R-II certificates) and the Class A-4FL regular interest and Class A-MFL regular interest is payable in sequential order to the extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under ‘‘—The Mortgage Loans—Special Risks Associated With High Balance Mortgage Loans’’ below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield

The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. See ‘‘RISK FACTORS—The Offered Certificates—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions’’ in the accompanying prospectus.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A or Class IO certificates or the Class A-4FL regular interest or the Class A-MFL regular interest, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Ten (10) of the mortgage loans (loan numbers 1, 2, 3, 4, 8, 10, 15, 18, 26 and 100), representing 37.6% of the mortgage pool (10 mortgage loans in loan group 1 or 42.5%), are each part of a split loan structure in which the related whole loan is evidenced by multiple promissory notes. With respect to 3 of these mortgage loans, the Beacon D.C. & Seattle Pool mortgage loan, the ING Hospitality Pool mortgage loan and the DDR Southeast Pool mortgage loans (loan numbers 1, 2 and 3), representing 23.8% of the mortgage pool (26.9% of loan group 1), the related mortgage loan is part of a split loan structure where the related companion loan(s) that is part of the split loan structure is pari passu in right of payment with the related mortgage loan, and the holder of the related pari passu companion note has certain control, consultation and/or consent rights with respect to the servicing and/or administration of the related mortgage loan. Only one of the pari passu notes is included in the trust fund. With respect to mortgage loans (not including the 3 mortgage loans discussed above) evidenced by multiple promissory notes, the related mortgage loans are each part of a split loan structure where one or more promissory notes are subordinate in right of payment to the other promissory note. In each case, the trust fund does not include the subordinate companion note(s). In addition, such holders of the pari passu companion note or the subordinate companion notes may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans and, in the case of certain subordinate companion loans, the right to direct, approve or disapprove servicing actions involving the related whole loan and to replace the special servicer for the related whole loan. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a ‘‘business trust.’’ Even if a bankruptcy court were to determine that the issuing entity was a ‘‘business trust,’’ it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited

There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest

The master servicer is one of the mortgage loan sellers, a sponsor, the swap counterparty and an affiliate of the depositor and one of the underwriters. These affiliations could cause conflicts with the master servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

It is expected that approximately $375 million of the initial Certificate Balance of the Class A-3 Certificates will be sold on the closing date to Wachovia Capital Markets, LLC or an affiliate. Wachovia Securities is one of the underwriters and also an affiliate of the Depositor. It is anticipated such Class A-3 Certificates will thereafter be sold for inclusion in a collateralized debt obligation transaction.

The trustee is also the master servicer under the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 pooling and servicing agreement. This affiliation could cause conflicts with the trustee’s duties to the trust fund under the pooling and servicing agreement.

Wachovia Bank, National Association (which is the master servicer, a mortgage loan seller and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to 6 mortgage loans (loan numbers 2, 4, 8, 10, 15 and 18), representing 20.1% of the mortgage pool (6 mortgage loans in loan group 1 or 22.7%). In addition, Wachovia Bank, National Association is also an equity owner of Capital Lease, LP, the holder of the companion loans with respect to 1 mortgage loan (loan number 100, representing 0.2% of the mortgage pool (0.2% of loan group 1). In addition, Wachovia Bank, National Association is the initial holder of the mezzanine loans related to 2 mortgage loans (loan numbers 1 and 72), representing 11.0% of the mortgage pool (12.5% of loan group 1). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, mezzanine loan or the holder of certain certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement. In addition, Wachovia Bank, National Association is a partial equity owner of Triple Net Properties, LLC, which is an affiliate of the borrower with respect to 4 mortgage loans (loan numbers 35, 57, 66 and 85), representing 1.7% of the mortgage pool (3 mortgage loans in loan group 1 or 1.5% and 1 mortgage loan in loan group 2 or 2.8%). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, the holder of mezzanine indebtedness or the holder of certain other indebtedness secured by the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ in this prospectus supplement.

In addition, with respect to 4 mortgage loans (loan numbers 25, 31, 80 and 96), representing 2.2% of the mortgage pool (18.8% of loan group 2), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, owns a preferred equity interest in the related borrower. As a result, a conflict could have arisen during the origination process as a result of Wachovia Bank, National Association being the originator of the related mortgage loan as well as the owner of the equity interests in the related borrower. In addition, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its affiliate’s equity interest in the related borrower. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to any relationship that the master servicer or any affiliate thereof may have with the related borrower. In addition, the special servicer (and any related sub-servicer) will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer is not affiliated with the master servicer or the related borrower.

Each of the master servicer, special servicer or any of their respective affiliates may, especially if it holds the non-offered certificates or subordinate companion loan(s) related to a mortgage loan, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates or subordinate companion loan(s) related to a mortgage loan, the special servicer could seek to reduce the potential for losses allocable to those certificates or subordinated companion loans from a troubled mortgage loan by deferring acceleration in the hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating the mortgage loan earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust fund than would be realized if alternate action had been taken. In general, the master servicer, special servicer or any of their respective affiliates is not required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered certificates or subordinated companion loans.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer may purchase certain other non-offered certificates. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

If the holder of a subordinate companion loan exercises its right (if any) to replace the special servicer for purposes of the special servicing of the related whole loan, the circumstances described above would generally apply to the replacement special servicer.

The circumstances described above could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers; or

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties: or

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

For example, with respect to 9 mortgage loans (loan numbers 3, 4, 6, 9, 10, 12, 15, 18 and 19), representing 24.2% of the mortgage pool (27.4% of loan group 1), the property manager for each of the 62 mortgaged properties securing the mortgage loans is an affiliate of the sponsor. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D to this prospectus supplement.

Moreover, with respect to certain of the mortgage loans, no lockbox has been established and the property manager has access to the proceeds from the related mortgaged property prior to such amounts being required to be deposited in the related escrow accounts or being paid to the mortgagee as debt service payments. Accordingly, since certain of these mortgage loans are managed by, or in the future may be managed by an affiliate of the related borrower, a potential conflict of interest could arise when such affiliated property manager receives proceeds from the related mortgaged property in a borrower-controlled account.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Certain of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund are leased to a single tenant which subjects the related borrower to increased risks in the event the tenant vacates and a replacement tenant is not readily available. See ‘‘—Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk’’ in this prospectus supplement.

In addition, with respect to 6 mortgage loans (loan numbers 20, 100, 104, 129, 136 and 141), representing 1.6% of the mortgage pool (1.8% of loan group 1), certain of the major tenants at the related mortgaged property or other persons have rights of first refusal and/or purchase options on the related mortgaged property in accordance with the terms of the related mortgage loan documents. There can be no assurance that if such options are not waived, the mortgagee’s ability to sell the related mortgaged property at or after foreclosure may be impaired or may adversely affect the foreclosure proceeds or sale proceeds in a post-foreclosure sale.

If leases are not renewed or replaced, if tenants default, if rental rates fall, if tenants vacate the related mortgaged property during the terms of their respective leases and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. For example, with respect to 1 mortgage loan (loan number 4), representing 5.2% of the mortgage pool (5.9% of loan group 1), the mortgagee required the related borrower to maintain a debt service reserve in the amount of $11,000,000 to offset a projected shortfall in cashflow at the mortgaged property. Although the related borrower anticipates this will be sufficient, there can be no assurances that it will be or that the mortgaged property will improve so that it supports the debt service on the mortgaged property without regard to the debt service reserve. See the description of ‘‘Two Herald Square’’ in Annex D hereto. In addition, with respect to 1 mortgage loan (loan number 15), representing 1.6% of the mortgage pool (1.8% of loan group 1), the mortgagee required the related borrower to maintain a debt service reserve in the amount of $2,155,760 to offset a shortfall in current cashflow at the mortgaged property. Although the related borrower anticipates this will be sufficient, there can be no assurances that it will be or that the mortgaged property will improve so that it supports the debt service on the mortgaged property without regard to the debt service reserve. See the description of ‘‘La Jolla Centre I’’ in Annex D hereto.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. For example, with respect to 5 mortgaged properties (loan numbers 1.02, 1.10, 1.11, 1.13 and 48), representing, by allocated loan amount, 2.8% of the mortgage pool (3.2% of loan group 1), all or a material portion of the rentable area at the related mortgaged properties is occupied by one or more U.S. government or state government agencies. Certain U.S. government or state government leases generally may permit the related tenant to terminate its lease due to any lack of appropriations, and state government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses and may also require certain governmental approvals to make alterations or modifications to the related mortgaged property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See ‘‘—Special Risks Associated with Industrial and Mixed-Use Facilities’’ below.

Borrowers’ Recent Acquisition of the Mortgaged Properties.

The related borrowers under 63 mortgage loans, representing 60.0% of the mortgage pool (48 mortgage loans in loan group 1 or 58.6% and 15 mortgage loans in loan group 2 or 70.9%), acquired all or part of their related mortgaged property contemporaneously with the origination of the related mortgage loan or within the prior 12 months of origination. Accordingly, these borrowers may have limited experience operating the particular mortgaged properties and, therefore, there is a risk that the net operating income and cash flow of such mortgaged properties may vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management.

Risks Relating to Certain Property Types

Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Office Properties

Office properties secure, in whole or in part, 32 of the mortgage loans included in the trust fund as of the cut-off date, representing 31.2% of the mortgage pool (35.2% of loan group 1). See ‘‘RISK FACTORS—The Mortgage Loans—Special Risks of Mortgage Loans Secured by Office Properties’’ in the accompanying prospectus.

Included in the mortgage loans secured by office properties are 5 mortgage loans (loan numbers 57, 85, 93, 98 and 124), representing approximately 1.1% of the mortgage pool (1.2% of loan group 1) that are secured by medical office properties. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursements (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.

Although the Barchester Pool mortgage loan is not secured by the office building improving the mortgaged property, the borrower’s ability to make its debt service payments will be solely dependent on the ground lessee’s ability to make its obligations under the ground lease, which is in turn dependent on the underlying tenants occupying the office building (as well as the 2 mixed use buildings and 2 multifamily buildings) meeting their obligations under their individual leases.

Special Risks Associated with Multifamily Properties

Multifamily properties secure, in whole or in part, 29 of the mortgage loans included in the trust fund as of the cut-off date, representing 11.5% of the mortgage pool and all of the mortgage loans in loan group 2. See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Special Risks Associated with Retail Properties

Retail properties, including shopping centers, secure, in whole or in part, 46 of the mortgage loans included in the trust fund as of the cut-off date, representing 26.6% of the mortgage pool (30.1% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties’’ and ‘‘Special Risks Associated with Shopping Center and Other Retail Properties’’ in the accompanying prospectus.

In addition, 2 mortgage loans (loan numbers 3 and 32) secured in whole or in part by a retail mortgaged property, representing 1.0% of the mortgage pool (1.2% of loan group 1), have a movie theater as one of the significant tenants. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. These developments have caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Special Risks Associated with Industrial and Mixed-Use Facilities

Industrial properties secure, in whole or in part, 10 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.7% of the mortgage pool (2.0% of loan group 1).

Mixed use properties secure, in whole or in part, 11 of the mortgage loans included in the trust fund as of the cut-off date, representing 9.5% of the mortgage pool (10.7% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities’’ in the accompanying prospectus.

Mixed use mortgaged properties consist of either (i) office and retail components or (ii) retail and multifamily components, and as such, mortgage loans secured by mixed-use properties will share the risks associated with such underlying components. See ‘‘—Special Risks Associated with Office Properties’’,
‘‘—Special Risks Associated with Multifamily Properties’’ and ‘‘—Special Risks Associated with Retail Properties’’ in this prospectus supplement and ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’, ‘‘—Special Risks of Mortgage Loans Secured by Retail Properties’’, ‘‘—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ and ‘‘—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities’’ in the accompanying prospectus.

Special Risks Associated with Hospitality Properties

Hospitality properties secure, in whole or in part, 12 of the mortgage loans included in the trust fund as of the cut-off date, representing 18.5% of the mortgage pool (21.0% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties’’ in the accompanying prospectus. Certain mortgage loans included in the trust fund are secured by hospitality properties that are not affiliated with a hotel chain. The lack of a franchise affiliation, or of a nationally known franchise affiliation, may adversely affect the performance of a hotel property.

With respect to mortgage loans included in the trust fund that are secured by hospitality properties that are affiliated with a hotel chain by means of management agreements or franchise or licensing agreements, such agreements generally impose affirmative obligations on the owners, franchisees or licensees with respect to hotel operations. If the owner, franchisee or licensee does not comply with such obligations, it may lose its management agreement, franchise or license. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. With respect to 1 mortgage loan (loan number 5), representing 3.6% of the mortgage pool (4.1% of loan group 1), the related borrower has established a seasonality reserve with respect to which it is obligated to deposit a total of $5,000,000 during January to April of each year and to withdraw amounts from that reserve during July to November. There can be no assurance that the amounts held in reserve will be sufficient to offset any shortfall that occur at the mortgaged property during slower periods.

Special Risks Associated with Credit Tenant Leases

Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could be experienced. Repayment of the Mortgage Loans will be affected by the expirations of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms even if vacated Space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the Mortgaged Properties.

In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant’s lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor (notwithstanding its continued payment of rent) can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores. In addition, the failure of any anchor tenant to operate from its premises may given certain tenants the right to terminate or reduce rents under their leases.

With respect to each Mortgage Loan (a ‘‘Credit Lease Loan’’) that is backed by net lease obligations (a ‘‘Credit Lease’’), 3 mortgage loans (loan numbers 130, 133 and 134), representing 0.2% of the mortgage pool (0.2% of loan group 1), interest and principal payments are dependent principally on the payment by each tenant or guarantor, if any, under such Credit Lease, of monthly rent paid under the related Credit Lease by or on behalf the tenant (the ‘‘Monthly Rental Payment’’) and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of any of the tenants and/or the guarantors may have a related adverse effect on the rating of the Offered Certificates.

If a tenant or guarantor defaults on its obligations to make Monthly Rental payments under a Credit Lease or the related guarantee, as the case may be, the related Borrower under a Credit Lease Loan may not have the ability to make required payments on such Credit Lease Loan. If a payment default on the Mortgaged Property related to such Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon such Mortgaged Property to recover amounts due under the Credit Lease Loan, and may also be entitled to pursue any available remedies against the defaulting tenant and any guarantor, which may include rights to all future Monthly Rental Payments. If the default occurs before significant amortization of the Credit Lease Loan has occurred and no recovery is available from the related Borrower, the tenant or any guarantor, it is unlikely in most cases that the Special Servicer will be able to recover in full the amounts then due under the Credit Lease Loan.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement, and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related mortgage loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate address the related condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties that are part of the trust fund and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans

One hundred forty-three (143) of the mortgage loans, representing 100.0% of the mortgage pool, provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Five (5) of these mortgage loans, representing 0.6% of the mortgage pool (0.7% of loan group 1), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

•	A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Generally, even fully amortizing mortgage loans which pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in fact, have a small ‘‘balloon payment’’ due at maturity. For additional description of risks associated with balloon loans, see ‘‘RISK FACTORS—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers

Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

For example, 3 groups of mortgage loans consisting of (a) 2 cross-collateralized and cross-defaulted mortgage loans (loan numbers 52 and 75), representing in the aggregate 0.7% of the mortgage pool (6.1% of loan group 2), (b) 3 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 135, 139 and 142), representing in the aggregate 0.1% of the mortgage pool (0.1% of loan group 1)) and (c) 2 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 123 and 131), representing in the aggregate 0.2% of the mortgage pool (0.2% of loan group 1)), respectively, have sponsors that are affiliated. Although the mortgage loans within each group are cross-collateralized and cross-defaulted, the groups of mortgage loans are not cross-collateralized or cross-defaulted with each other.

In addition, 2 mortgage loans (loan numbers 3 and 6), representing 8.6% of the mortgage pool (9.7% of loan group 1), are not cross-collateralized or cross-defaulted but the sponsors of two or more of the related borrowers under two or more of such mortgage loans are affiliated.

No group, individual borrower, sponsor or borrower concentration represents more than 10.7% of the mortgage pool (12.1% of loan group 1).

Mortgaged Properties Leased to Borrowers & Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged property or the master leased premises. For example, 1 mortgage loan (loan number 6), representing 2.9% of the mortgage pool (3.2% of loan group 1), the borrower leased 31,104 square feet of space at the mortgaged property. In some cases, this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions

Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state, the Cayman Islands and the District of Columbia.

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
NY	10	$597,750,000	15.5%
CA	25	575,873,000	14.9
Southern(2)	20	525,626,000	13.6
Northern(2)	5	50,247,000	1.3
FL	44	356,557,496	9.2
GA	28	237,654,004	6.2
VA	13	199,442,775	5.2
Other	156	1,889,875,794	49.0
	276	$3,857,153,069	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern Count and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1
Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
NY	10	$597,750,000	17.5%
CA	23	545,023,000	16.0
Southern(2)	18	494,776,000	14.5
Northern(2)	5	50,247,000	1.5
FL	44	356,557,496	10.4
GA	27	211,654,004	6.2
WA	11	186,648,641	5.5
VA	11	177,914,481	5.2
Other	120	1,338,408,653	39.2
	246	$3,413,956,275	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2
Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
NV	2	$65,747,500	14.8%
TX	3	53,150,000	12.0
AR	2	40,000,000	9.0
LA	1	33,700,000	7.6
CO	1	31,000,000	7.0
CA	2	30,850,000	7.0
Southern(2)	2	30,850,000	7.0
Other	19	188,749,294	42.6
	30	$443,196,794	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

For example, 10 of the mortgaged properties, representing 15.5% of the mortgage pool (17.5% of loan group 1) are located in the State of New York. As a result of this concentration, any adverse economic impact on the New York area may have a more pronounced effect on certificateholders as compared with a similar economic impact on other geographical areas.

In addition, 25 of the mortgaged properties, representing, by allocated loan amount, approximately 14.9% of the mortgage pool (23 mortgaged properties in loan group 1 or 16.0% and 2 mortgaged properties in loan group 2 or 7.0%), are located in the State of California. Twenty (20) of these mortgaged properties, representing, by allocated loan amount, approximately 13.6% of the mortgage pool (18 mortgaged properties in loan group 1 or 14.5% and 2 mortgaged properties in loan group 2 or 7.0%), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgage loans and consequently the amount and timing of distributions on the certificates.

Special Risks Associated with High Balance Mortgage Loans

Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 10.7% of the mortgage pool (12.1% of loan group 1).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 0.7% of the mortgage pool (6.1% of loan group 2).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	mortgage loans included in the trust fund and secured by office properties represent, as of the cut-off date, 31.2% of the mortgage pool (35.2% of loan group 1);

•	mortgage loans included in the trust fund and secured by multifamily properties represent, as of the cut-off date, 11.5% of the mortgage pool (100.0% of loan group 2);

•	mortgage loans included in the trust fund and secured by retail properties represent, as of the cut-off date, 26.6% of the mortgage pool (30.1% of loan group 1);

•	mortgage loans included in the trust fund and secured by industrial and mixed-use facilities represent, as of the cut-off date, 11.2% of the mortgage pool (12.7% of loan group 1); and

•	mortgage loans included in the trust fund and secured by hospitality properties represent, as of the cut-off date, 18.5% of the mortgage pool (21.0% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United

States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. For example, terrorism insurance is generally required only with respect to ‘‘certified acts of terrorism’’, as defined under the Terrorism Insurance Act of 2002. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. There can be no assurances that the terrorism insurance maintained at these mortgaged properties, or the other mortgaged properties in the mortgage pool, will be sufficient to offset any potential losses in the event of damages due to a terrorist act.

For example, with respect to 1 mortgage loan (loan number 8), representing approximately 2.5% of the mortgage pool (2.8% of loan group 1), the related borrower is required to obtain an endorsement to its ‘‘all-risk’’ policy, or a separate policy insuring against all ‘‘certified acts of terrorism’’ as defined by TRIA and ‘‘fire following’’, each in an amount equal to 100% of the 17 Battery Park South mortgage loan actual replacement value (exclusive of the premises, footings and foundations) with a waiver of depreciation. During any period that TRIA is not in effect, if ‘‘acts of terrorism’’ or other similar acts or events or ‘‘fire following’’ are excluded from the related borrower’s comprehensive all risk insurance policy or business interruption insurance coverage, the related borrower is required to obtain an endorsement to such policy, or a separate policy insuring against all such excluded acts or events, to the extent such policy or endorsement is available in an amount determined by lender but in no event greater than the total insurable value plus the required business interruption coverage amount.

In addition, in the case of 1 mortgage loan (loan number 10), representing 2.3% of the mortgage pool (2.6% of loan group 1), borrower’s terrorism insurance premium is capped at (i) for the first year of the mortgage loan, twice the terrorism insurance premium the borrower was paying as of the date of origination and (ii) thereafter, twice the terrorism insurance premium the borrower was paying as of the date of origination, as adjusted upward 2.54% for each year of the mortgage loan term.

As an additional example, in the case of 1 mortgage loan (loan number 11), representing 1.9% of the mortgage pool (2.2% of loan group 1), the maximum amount of terrorism coverage the borrower is required to maintain is that which can be purchased for a premium of $2,577 per year or maintain terrorism insurance under a blanket policy.

In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the related tenant(s). The related borrower may not be required to obtain insurance on the related improvements.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Special Risks Associated with Mortgaged Properties Located in the Cayman Islands

The right of the borrower under the Westin Casuarina Resort & Spa – Grand Cayman mortgage loan to operate the mortgaged property known as The Westin Casuarina Resort & Spa – Grand Cayman is subject to the related borrower having a current Local Companies (Control) Law License and a current Trade and Business License from the Cayman Islands Government. The related borrower currently holds a Trade & Business license which expires on June 20, 2007. The Local Companies Control Law license expired on November 21, 2006, however, the related borrower (through its registered office; International Corporation Services Ltd) applied for a new Local Companies Control License on June 9, 2006 to the Trade & Business Licensing Board; Immigration Department of the Cayman Islands. The borrower is still waiting approval for its new Local Companies Control license from the board, and the related borrower is required to renew the Trade & Business license annually. If not renewed, both licenses will expire prior to the maturity date of the Westin Casuarina Resort & Spa – Grand Cayman mortgage loan.

In the event that the related borrower is unable to maintain the Local Companies Control Law license and/or the Trade & Business license with respect to the mortgaged property, it would be required to terminate operations and/or attempt to sell the mortgaged property to a local Cayman Islands company (which is a company at least 60% owned and controlled by Caymanians, which would not be required under Cayman Islands law to obtain a Local Companies Control Law license to operate the mortgaged property, although it would require a Trade & Business license) or a non-Caymanian controlled Cayman Islands company that has obtained an effective Local Companies Control Law license and a Trade & Business license.

The related borrower’s right to operate the mortgaged property is also subject to the borrower being in possession of the Tourism Law license.

The manager of the mortgaged property is currently licensed by the Hotels Licensing Board of the Cayman Islands under license number H-023 to operate the mortgaged property. The Tourism Law license will expire on October 31, 2007, and must be renewed annually. In addition to the Tourism Law license, the manager of the mortgaged property has obtained a liquor license which will expire September 30, 2007. This license must be renewed annually and is at the discretion of the Cayman Islands Liquor Licensing Board. Cayman Islands law prohibits the issuance of liquor licenses to anyone other than an individual. The manager of the mortgaged property has obtained a music and dance license pursuant to the Music and Dancing (Control) Law which will expire on September 30, 2007, and must be renewed annually.

Under Cayman Islands law, the related borrower is required to keep and maintain all licenses necessary for the operation of the mortgaged property. No assurances can be provided that the borrower will be able to obtain a renewal of any of the above mentioned licenses. Furthermore, in the event of an exercise of a power of sale, the trustee and/or the purchaser would be required to apply in its own right for the same licenses. There can be no assurances that any of the foregoing licenses could be obtained.

In order to keep the borrower in good standing with the registrar of companies in the Cayman Islands, it must file an annual return with the Registrar of Companies and must pay annual filing fees to the Registrar of Companies. The Registrar of Companies will strike the borrower from the register of companies after a period of 18 months if the borrower does not pay its annual fees (which are due in January of each year). Once the borrower has been struck from the register of companies, then any property vested or belonging to the borrower will vest in the Financial Secretary and shall be subject to disposition by the Governor in Cabinet or to retention for the benefit of the Cayman Islands pursuant to s.181 of the Companies Law (2004 Revision), subject, in either case, to the legal charge securing the related mortgage loan.

Pursuant to s.178 of the Companies Law (2004 Revision), a company or any member or creditor thereof may apply (within two years of being struck from the register of companies but no longer than ten years) to the courts of the Cayman Islands to have the company restored to the register upon payment of a re-instatement fee. The courts of the Cayman Islands have discretion as to whether or not to restore the company to the register of companies.

Issues relating to Cayman Islands Security.

The mortgaged property related to the Westin Casuarina Resort & Spa – Grand Cayman mortgage loan is currently encumbered by a first legal charge which stands as security for the principal sum of US$69,848,284.19 plus interest thereon and any other sums secured thereunder. This first legal charge is to be transferred to a co-trustee for the benefit of itself and the trustee with respect to the mortgaged property.

Section 78 of the Registered Land Law (2004 Revision) provides that a secured creditor shall not be entitled to foreclose, nor enter into possession of the charged land or the land comprised in a charged lease or to receive the rents and profits thereof by reason only that default has been made in the payment of the principal sum or of any interest or other periodical payment or of any part thereof or in the performance or observance of any agreement expressed or implied in the charge.

A lender’s remedies if a default is made in payment of the principal sum or in the performance or observance of any agreement express or implied in any charge document are contained in the Registered Land Law (2004 Revision).

The usual methods by which a secured lender enforces its security are:

(i) by taking possession of the property charged and obtaining an order for sale;

(ii) if the charge document has provision for one, the appointment of a receiver of the property; and

(iii) if the security is a debenture with both a fixed and floating charge over substantially the whole of the assets and undertaking of the company and assuming it has provisions for the appointment of one, to appoint an administrative receiver.

The ability of a secured creditor to take any of the above three steps depends on the express terms of his contract for loan with a debtor and specifically when he has the right to invoke any of these sanctions. The documents executed in connection with the Westin Casuarina Resort & Spa – Grand Cayman mortgage loan give the secured creditor the power to exercise these remedies.

The Registered Land Law (2004 Revision) sets out the statutory powers of a registered land law receiver. However, and subject to court approval, these powers can be varied and/or added to in the charge document itself. A legal charge document must specifically reserve the right to appoint a receiver and this right must be acknowledged by the borrower. The legal charge securing the Westin Casuarina Resort & Spa – Grand Cayman mortgage loan specifically reserves to the secured creditor the right to appoint, among others, a receiver upon an event of default with the power, among others, to sell the mortgaged property or to operate it for the benefit of the secured creditor.

In respect of a legal charge over land, if a borrower defaults in payment of the principal sum or of any interest or any other periodical payment or of any part thereof, or in the performance or observation of any agreement express or implied in any charge, and continues for one month, the lender may serve on the borrower written notice to pay the money owing or to perform and observe the agreement, as the case may be.

If the borrower does not comply within three months of the date of service, with the notice served on him, the lender may appoint a receiver or sell the charged property provided that a lender who has appointed a receiver may not exercise the power of sale unless the borrower fails to comply within three months of the date of service, with a further notice served on him. The pooling and servicing agreement will require the master servicer to make written demand upon the maturity date of the Westin Casuarina Resort & Spa – Grand Cayman mortgage loan and upon the occurrence of an event of default.

A secured lender’s right to sell a property would normally be exercised at public auction. This requirement may be varied by agreement, but such variation is valid only with court approval. In considering whether or not to give its approval, the court has regard to the proceedings in conduct of the parties and the circumstances of the case. Furthermore, in any sale, the lender is required to act in good faith and have regard to the interest of the borrower and is under a duty to use reasonable endeavors to obtain the best price reasonably available under all the circumstances at the date of sale. Accordingly, an extensive marketing effort may be required in order for the court to be satisfied that the trustees have obtained the best price reasonably available.

If a secured lender has a fixed and floating charge over substantially the whole of the assets and undertakings of the company and assuming its debenture provides for the appointment of an administrative receiver on an event of default the debenture holder can so appoint one. The powers of an administrative receiver will be governed by the terms of the debenture.

A debenture creating a fixed and floating charge over the business and assets of the borrower has been registered in the Register of Mortgages and Charges of the borrower.

The Companies Law (2004 Revision) provides various mechanisms for the liquidation and winding up of Cayman Islands companies, whether or not insolvent. Certain preferential creditors will always take priority upon the liquidation over all other creditors. These include the liquidator in respect of liquidation expenses, government rates, taxes and assessments and staffing of employees of a company.

Additional Debt on Some Mortgage Loans Creates Additional Risks

In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

Except as described herein, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge or has pledged its interest in that borrower as security for mezzanine debt. For a discussion regarding the existence of, or the ability of a borrower to incur, additional indebtedness (including subordinate debt secured by the related mortgaged property, subordinate unsecured debt and mezzanine debt), see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms of the Mortgage Loans—Other financing’’.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due-on-sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such mortgage loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Seven (7) of the mortgage loans (loan numbers 4, 8, 10, 15, 18, 26 and 100), representing 13.8% of the mortgage pool (15.6% of loan group 1), have companion loans that are subordinate to the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and ‘‘Two Herald Square’’, ‘‘17 Battery Place South’’, ‘‘Centerside II’’, ‘‘La Jolla Center I’’, ‘‘La Jolla Center II’’, ‘‘Courtyard by Marriott-Philadelphia, PA’’, and ‘‘Bunge North America’’ in Annex D to this prospectus supplement.

Three (3) of the mortgage loans (loan numbers 1, 2, and 3), representing 23.8% of the mortgage pool (26.9% of loan group 1), have 1 or more companion loans that are pari passu in right of entitlement with the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the Beacon D.C. & Seattle Pool mortgage loan, the ING Hospitality Pool mortgage loan and the DDR Southeast Pool mortgage loan in Annex D to this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

The holders of the pari passu companion loans have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the subject split loan structures. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Bankruptcy and Other Proceedings Relating to Sponsors Entail Certain Risks

Certain of the mortgage loans have a sponsor or sponsors that have, or that have affiliates that have, previously filed bankruptcy, been involved in foreclosures, deeds-in-lieu of foreclosures or workouts pertaining to other loans secured by properties of such sponsor(s) or sponsor affiliates, or have been involved in evictions or other proceedings. We cannot assure you that such sponsors will not utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents or otherwise assert defenses or dispute or prolong any foreclosure actions or other exercise of rights by the mortgagee. For example, with respect to 2 mortgage loans (loan numbers 26 and 122), representing 1.0% of the mortgage pool (1.1% of loan group 1), the sponsor of the borrower has been affiliated with several actions in bankruptcy.

See ‘‘RISK FACTORS—Bankruptcy Proceedings Entail Certain Risks’’ in the accompanying prospectus.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Certain of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals or entities that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 15 mortgage loans (loan numbers 21, 27, 30, 35, 40, 48, 66, 69, 72, 77, 98, 102, 118, 121 and 141), representing 6.3% of the mortgage pool (9 mortgage loans in loan group 1 or 3.0% and 6 mortgage loans in loan group 2 or 31.5%), the borrowers own the related mortgaged property as tenants-in-common. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D in this prospectus supplement. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Condominium Agreements Entail Certain Risks

Three (3) mortgaged properties securing 3 mortgage loans (loan numbers 8, 86 and 112), representing, by allocated loan amount, 2.8% of the mortgage pool (2 mortgage loans in loan group 1 or 3.1% and 1 mortgage loan in loan group 2 or 1.1%), are subject to the terms of one or more condominium agreements. In certain of these cases, the related mortgaged property does not represent the entire condominium regime, and as a result the risks associated with this form of property ownership may be greater because the related borrower does not control 100% of the condominium hoard. In addition, certain of the mortgage loans, subject to the terms and conditions in the related mortgage loan documents, allow or do not prohibit the related mortgaged property to become subject to a condominium regime in the future. Due to the nature of condominiums, a default on the part of the related borrower will not allow the mortgagee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the condominium documents and the state and local laws applicable to condominium units must be considered and respected. Consequently, servicing and realizing upon the collateral could subject the certificateholders to greater delay, expense and risk than a loan secured by a commercial property that is not a condominium.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property

In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 18 mortgage loans (loan numbers 2, 9, 10, 15, 18, 25, 31, 32, 36, 46, 49, 53, 55, 59, 63, 82, 104 and 113), representing 20.8% of the mortgage pool (13 mortgage loans in loan group 1 or 20.5% and 5 mortgage loans in loan group 2 or 22.8%), the appraised value represented is the ‘‘as-stabilized’’ value. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement. In addition, with respect to certain of the appraisals reflecting ‘‘as-stabilized’’ values, the corresponding ‘‘as-is’’ value is less than the principal balance of the related mortgage loan. Information regarding the values of the mortgaged properties at the date of such report is presented under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

Risks Relating to Net Cash Flow

As described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’, ‘‘net cash flow’’ means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the net cash flow set forth herein as of the cut-off date or any other date represents future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders.

In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. For example, with respect to the 7 mortgage loans (loan numbers 3, 6, 29, 46, 50, 123 and 131), representing 10.5% of the mortgage pool (11.9% of loan group 1), net cash flow includes amounts received under a master lease entered into with the related borrowers, sponsors or other affiliates of the related borrowers, as lessees, pursuant to which the lessees are required to make monthly rental payments which in some cases may cease at such time as the net cash flow at the related mortgaged property reaches a certain level, as more particularly described in the related mortgage loan documents.

The underwritten net operating income for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments which, if ultimately proven erroneous, could cause the actual net operating income from the mortgaged property to differ materially from the underwritten net operating income set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels and the re-leasing of occupied space, will be affected by a variety of complex factors over which none of the trust fund, the depositor, the loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net operating income for any mortgaged property is higher, and may be materially higher, than the actual net operating income for that mortgaged property based on historical operating statements. There can be no guarantee as to the accuracy of the information provided by the underlying borrowers or the adequacy of the procedures used by a loan seller in determining and presenting operating information.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws

The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises ‘‘as is’’ in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration. In many instances, if a mortgaged property was not in material compliance with current zoning requirements, the borrower was required to obtain law and ordinance insurance coverage and/or have such violation insured over by the lender’s title insurance policy to offset these risks. In the event the applicable regulatory authorities wish to take action against the related borrowers for these violations, the actions required to be taken by the borrower may have a material adverse effect on its ability to meet its obligations under the related mortgage loan documents.

Certain Mortgaged Properties May be Redeveloped or Renovated

Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such on-going redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be ‘‘legal non-conforming’’ uses. Further, even if a non-conforming mortgaged property is considered to be ‘‘legal non-conforming’’, certain jurisdictions have laws which state that in the event of a casualty where the damage to such mortgaged property exceeds certain specified thresholds, the improvements may only be rebuilt in conformity with the current zoning laws at the time of such casualty. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming’’ use or the existence of any threshold laws impacting the ability to rebuild the improvements may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or to rebuild the mortgaged property following a casualty event.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, covenants and agreements requiring the related mortgaged property or portions thereof to be made available for low income housing or other affordable housing (under affordable housing tax credit programs or otherwise), governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, which, especially in a situation where the related mortgaged property does not represent the entire condominium building (for example, 2 mortgage loans (loan numbers 86 and 112), representing 0.4% of the mortgage pool (1 mortgage loan in loan group 1 or 0.3% and 1 mortgage loan in loan group 2 or 1.1%), may adversely affect the ability of the related borrower to lease the related mortgaged property on favorable terms, thus adversely affecting the related borrower’s ability to fulfill its obligations under the related mortgage loan documents. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the related mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See ‘‘RISK FACTORS—The Mortgage Loans—Condominium Agreements Entail Certain Risks’’ in this prospectus supplement.

If the special servicer forecloses on behalf of the trust fund or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include, among others, rent control and rent stabilization laws, zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties

Three (3) groups of mortgage loans, representing 1.0% of the mortgage pool (5 mortgage loans in loan group 1 or 0.3% and 2 mortgage loans in loan group 2 or 6.1%) are groups of mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions:

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple mortgaged properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. For example, the Beacon D.C. & Seattle Pool mortgage loan (loan number 1), representing 10.7% of the mortgage pool (12.1% of loan group 1), is secured directly or indirectly by 20 properties located in 2 states and the District of Columbia. See ‘‘Beacon D.C. & Seattle Pool’’ in Annex D to this prospectus supplement. In addition, the DDR Southeast Pool mortgage loan (loan number 3), representing 5.7% of the mortgage pool (6.5% of loan group 1), is secured by 52 mortgaged properties located in 10 states. See ‘‘DDR Southeast Pool’’ in Annex D to this prospectus supplement. However, some of these mortgage loans permit the release of individual mortgaged properties from the related mortgage lien through partial defeasance or otherwise. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive ‘‘fair consideration’’ or ‘‘reasonably equivalent value’’ for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans’’ in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks

Five (5) mortgage loans (loan numbers 3, 6, 130, 133 and 134) representing 8.8% of the mortgage pool (9.9% of loan group 1), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that one or more (and possibly all) mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require mortgagee consent and will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk

Thirty-one (31) of the mortgaged properties securing mortgage loans included in the trust fund, representing 4.5% of the mortgage pool by allocated loan amount (5.1% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. In addition, one mortgaged property securing 1 mortgage loan (loan number 100), representing 0.2% of the mortgage pool (0.2% of loan group 1) is leased to one tenant, Bunge Oils, Inc. See Annex D to this prospectus supplement. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

In addition, certain of the mortgaged properties that are leased to a single tenant or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. For example, with respect to the 1 mortgage loan (loan number 10), representing approximately 2.3% of the mortgage pool (2.6% of loan group 1), leases with tenants representing approximately 88.7% of the net rentable area of the commercial space at the related mortgaged property expires within the first 5 years of the loan term. As a further example, with respect to 1 mortgage loan (loan number 4), representing 5.2% of the mortgage pool (5.9% of loan group 1), the largest 2 tenants, representing 53.8% of the net rentable area, have leases that expire the year prior to the mortgage loan’s maturity date. If the borrower is not able to relet the space or is unable to relet the space at favorable rents, this may adversely impact the ability of the borrower to successfully refinance the related mortgaged property. In addition, mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations. See ‘‘—Future Cash Flow and Property Values are Not Predictable’’ in this prospectus supplement.

In addition, retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties

The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

In addition, certain of the mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased or major tenants or retail anchors at properties adjacent to the related mortgaged property that have ‘‘gone dark’’. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or ‘‘go dark’’. For example, with respect to the Wellington Market Place mortgage loan (loan number 32), representing 0.8% of the mortgage pool (0.9% of loan group 1), one tenant, representing approximately 27.0% of the net rentable area, is paying rent but is not in occupancy. In addition, with respect to the English Village mortgage loan (loan number 81), representing approximately 0.3% of the mortgage pool (0.3% of loan group 1), one tenant, representing approximately 19.5% of the net rentable area, has vacated its rented space and has not yet exercised its lease renewal option.

In addition, with respect to 15 mortgaged properties (loan numbers 1.06, 2.16, 3.27, 4, 5, 9, 23, 36, 37, 39, 55, 78, 97, 106 and 128), representing, by allocated loan amount, approximately 16.2% of the mortgage pool (18.3% of loan group 1), the related borrower is the lessor under a ground lease and the ground lease payments are the borrowers only source of income available to satisfy its obligations under the related mortgage loan documents.

Litigation May Have Adverse Effect on Borrowers

From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, or outside of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are currently subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, or outside of the ordinary course of business, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

With respect to 4 mortgage loans (loan numbers 35, 57, 66 and 85), representing approximately 1.7% of the mortgage pool (3 mortgage loans in loan group 1 or 1.5% and 1 mortgage loan in loan group 2 or 2.8%), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding

Fifteen (15) mortgaged properties, representing 16.2% of the mortgage pool (18.3% of loan group 1) by allocated loan amount, are secured in whole or in part by leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

 Description of the Mortgage Pool

General

The pool of mortgage loans included in the Trust Fund (the ‘‘Mortgage Pool’’) is expected to consist of 143 fixed rate mortgage loans (the ‘‘Mortgage Loans’’), with an aggregate principal balance (the ‘‘Cut-Off Date Pool Balance’’) of $3,857,153,069. The ‘‘Cut-Off Date’’ for (i) 140 of the Mortgage Loans is June 11, 2007, (ii) 1 of the Mortgage Loans is June 7, 2007 and (iii) 2 of the Mortgage Loans is June 1, 2007. The ‘‘Cut-Off Date Balance’’ of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, together, the ‘‘Loan Groups’’). Loan Group 1 will consist of all of the Mortgage Loans that are not secured by multifamily properties. Loan Group 1 is expected to consist of 114 Mortgage Loans, with an aggregate Cut-Off Date Balance of $3,413,956,275 (the ‘‘Cut-Off Date Group 1 Balance’’). Loan Group 2 will consist of 29 Mortgage Loans that are secured by multifamily properties, with an aggregate Cut-Off Date Balance of $443,196,794 (the ‘‘Cut-Off Date Group 2 Balance’’ and, together with the Cut-Off Date Group 1 Balance, the ‘‘Cut-Off Date Group Balances’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $1,000,000 to $414,000,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $26,973,098. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $1,000,000 to $414,000,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $29,946,985. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $3,100,000 to $40,000,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $15,282,648. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, cut-off date balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans; provided that with respect to the Beacon D.C. & Seattle Pool Loan, the ING Hospitality Loan and the DDR Southeast Pool Loan, numerical and statistical information presented herein with respect to loan balance per square foot/room, loan-to-value ratios and debt service coverage ratios reflect its Pari Passu Companion Loan, as well as the Mortgage Loan itself.

All of the Mortgage Loans are evidenced by a promissory note (each, a ‘‘Mortgage Note’’) and are secured by a mortgage, deed of trust or other similar security instrument (each, a ‘‘Mortgage’’) that creates a first mortgage lien on a fee simple estate or, with respect to 15 Mortgaged Properties, representing, by allocated loan amount, approximately 16.2% of the Cut-Off Date Pool Balance (18.3% of the Cut-Off Date Group 1 Balance), on a portion or all of a leasehold estate in an income-producing real property (each, a ‘‘Mortgaged Property’’).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Pool Balance	% of Group 2 Pool Balance
Office	57	$1,203,090,500	31.2%	35.2%	0.0%
Retail	99	1,026,196,690	26.6	30.1	0.0
Retail - Anchored	76	801,889,645	20.8	23.5	0.0
Retail - Outlet	1	92,400,000	2.4	2.7	0.0
Retail - Single Tenant	11	56,317,045	1.5	1.6	0.0
Retail - Unanchored	7	49,190,000	1.3	1.4	0.0
Retail - Shadow Anchored(2)	4	26,400,000	0.7	0.8	0.0
Hospitality	61	715,271,335	18.5	21.0	0.0
Multifamily	30	443,196,794	11.5	0.0	100.0
Mixed Use	11	365,700,000	9.5	10.7	0.0
Industrial	10	67,297,750	1.7	2.0	0.0
Special Purpose	2	17,500,000	0.5	0.5	0.0
Healthcare	1	13,000,000	0.3	0.4	0.0
Land(3)	5	5,900,000	0.2	0.2	0.0
	276	$3,857,153,069	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).
(2)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.
(3)	As of the origination of the related Mortgage Loan, one Mortgaged Property was improved with a mixed use office/retail building, one was improved with an apartment complex, one was improved with multifamily condominium complex, one was improved with a high rise office building and a seven-story parking garage and the other was improved with a mixed use project that includes an office tower, retail arcade, underground parking facilities, meeting space and a 395-room luxury hotel; however, in all cases, the improvements are not part of the collateral for the related Mortgaged Property.

Mortgaged Properties by Property Type

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-Offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the Trust Fund and a description of the material terms of such underlying Mortgage Loans, see ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (‘‘Wachovia’’), in its capacity as a Mortgage Loan Seller, originated 126 of the Mortgage Loans to be included in the Trust Fund, representing 97.9% of the Cut-Off Date Pool Balance (100 Mortgage Loans in Loan Group 1 or 98.2% of the Cut-Off Date Group 1 Balance and 26 Mortgage Loans in Loan Group 2 or 95.3% of the Cut-Off Date Group 2 Balance). Artesia Mortgage Capital Corporation (‘‘Artesia’’) originated 17 of the Mortgage Loans to be included in the Trust Fund, representing 2.1% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan Group 1 or 1.8% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 4.7% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest.    All of the Mortgage Loans bear interest at rates (each a ‘‘Mortgage Rate’’) that will remain fixed for their remaining terms; provided, however, after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See ‘‘—Amortization’’ below. One hundred forty-two (142) of the Mortgage Loans, representing 98.1% of the Cut-Off Date Pool Balance (113 Mortgage Loans in Loan Group 1 or 97.8% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an ‘‘Actual/360 basis’’). One (1) of the Mortgage Loans, representing 1.9% of the Cut-Off Date Pool Balance (2.2% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a ‘‘30/360 basis’’). This Mortgage Loan is sometimes referred to in this prospectus supplement as the ‘‘30/360 Mortgage Loan’’. Thirty-four (34) of the Mortgage Loans, representing 16.4% of the Cut-Off Date Pool Balance (30 Mortgage Loans in Loan Group 1 or 17.3% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 9.1% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Eighty-six (86) of the Mortgage Loans, representing 78.9% of the Cut-Off Date Pool Balance (64 Mortgage Loans in Loan Group 1 or 78.0% of the Cut-Off Date Group 1 Balance and 22 Mortgage Loans in Loan Group 2 or 86.0% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

Mortgage Loan Payments.    Scheduled payments of principal and/or interest other than Balloon Payments (the ‘‘Periodic Payments’’) on all of the Mortgage Loans are due monthly.

Due Dates.    Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a ‘‘Due Date’’) occurring on the 11th day of the month (or in the case of 2 Mortgage Loans, the 1st day of the month and in the case of 1 Mortgage Loan, the 7th day of the month). No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month other than 1 Mortgage Loan, representing 1.9% of the Cut-Off Date Pool Balance (2.2% of the Cut-Off Date Group 1 Balance) which have a twice-per-year grace period that may extend payment until the 13th day of any calendar month (capped at five notices over the life of the loan).

Amortization.    All of the Mortgage Loans provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the ‘‘Balloon Loans’’), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a ‘‘Balloon Payment’’). Eighty-six (86) of these Mortgage Loans, representing 78.9% of the Cut-Off Date Pool Balance (64 Mortgage Loans in Loan

Group 1 or 78.0% of the Cut-Off Date Group 1 Balance and 22 Mortgage Loans in Loan Group 2 or 86.0% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

Five (5) of the Balloon Loans (the ‘‘ARD Loans’’), representing 0.6% of the Cut-Off Date Pool Balance (0.7% of the Cut-Off Date Group 1 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the ‘‘Anticipated Repayment Date’’), the Mortgage Loan will accrue additional interest (the ‘‘Additional Interest’’) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the ‘‘Excess Cash Flow’’) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. All of these ARD Loans provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

Thirty-four (34) of the Balloon Loans and ARD Loans, representing 16.4% of the Cut-Off Date Pool Balance (30 mortgage loans in Loan Group 1 or 17.3% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 9.1% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 84 months in the case of Loan Group l and 60 months in the case of Loan Group 2 followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Eighty-six (86) of the Balloon Loans and ARD Loans, representing 78.9% of the Cut-Off Date Pool Balance (64 Mortgage Loans in Loan Group 1 or 78.0% of the Cut-Off Date Group 1 Balance and 22 Mortgage Loans in Loan Group 2 or 86.0% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal.

Prepayment Provisions.    As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either:

(i) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (88 Mortgage Loans or 47.6% of the Cut-Off Date Pool Balance (68 Mortgage Loans in Loan Group 1 or 45.5% of the Cut-Off Date Group 1 Balance and 20 Mortgage Loans in Loan Group 2 or 63.9% of the Cut-Off Date Group 2 Balance));

(ii) impose a Yield Maintenance Charge for most or all of the remaining term of the Mortgage Loan (17 Mortgage Loans or 14.6% of the Cut-Off Date Pool Balance (11 Mortgage Loans in Loan Group 1 or 12.9% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 28.2% of the Cut-Off Date Group 2 Balance));

(iii) prohibit prepayment until a date specified in the related Mortgage Note and then impose a Yield Maintenance Charge for most or all of the remaining term (21 Mortgage Loans or 14.1% of the Cut-Off Date Pool Balance (18 Mortgage Loans in Loan Group 1 or 14.9% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 7.9% of the Cut-Off Date Group 2 Balance));

(iv) prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance or impose a Yield Maintenance Charge for most or all of the remaining term (14 Mortgage Loans or 12.1% of the Cut-Off Date Pool Balance (13.7% of the Cut-Off Date Group 1 Balance);

(v) impose a Yield Maintenance Charge for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for most or all of the remaining term (2 Mortgage Loans or 11.4% of the Cut-Off Date Pool Balance (12.9% of the Cut-Off Date Group 1 Balance); or

(vi) prohibit prepayment for most or all of the remaining term (1 Mortgage Loan or 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance)); provided that for purposes of each of the foregoing, ‘‘remaining term’’ refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan.

See ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.

Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

One hundred four (104) of the Mortgage Loans, representing 71.2% of the Cut-Off Date Pool Balance (84 Mortgage Loans in Loan Group 1 or 72.1% of the Cut-Off Date Group 1 Balance and 20 Mortgage Loans in Loan Group 2 or 63.9% of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of defeasance collateral (‘‘Defeasance Collateral’’) in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 100% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. See ‘‘Beacon D.C. & Seattle Pool’’ in Annex D to this prospectus supplement. A Mortgage Loan may still be subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, Defeasance Collateral is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

Other Financing.    With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee’s prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 4 Mortgage Loans (loan numbers 25, 31, 80 and 96), representing 2.2% of the Cut-Off Date Pool Balance (18.8% of the Cut-Off Date Group 2), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, has an equity interest in the related borrower. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement.

With respect to 3 Mortgage Loans (loan numbers 72, 82 and 87), representing approximately 0.8% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 1 Mortgage Loan (loan number 51), representing approximately 0.4% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 1 Balance), the related borrower has incurred additional unsecured debt other than in the ordinary course of business and the related promissory notes contain subordination and standstill provisions or there is a separate subordination and standstill agreement.

With respect to 5 Mortgage Loans (loan numbers 21, 52, 75, 111 and 135), representing approximately 1.9% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 0.2% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 15.1% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future.

With respect to 35 Mortgage Loans (loan numbers 2, 3, 4, 6, 9, 10, 15, 18, 19, 23, 25, 27, 30, 31, 33, 34, 39, 41, 45, 50, 53, 60, 67, 73, 77, 78, 87, 90, 92, 103, 108, 109, 119, 125 and 138), representing approximately 41.2% of the Cut-Off Date Pool Balance (28 Mortgage Loans in Loan Group 1 or 41.6% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 37.7% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances

(which may include satisfaction of DSCR and LTV tests) and in certain cases with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 1 Mortgage Loan (loan number 1) representing 10.7%, of the Cut-Off Date Pool Balance (12.1% of the Cut-Off Date Group 1 Balance), the related borrower has incurred additional debt (a) secured by an interest in the related Mortgaged Property and (b) secured by ownership interests in the related borrower pledged as security for such loan.

With respect to 2 Mortgage Loans (loan numbers 1 and 11), representing 12.7% of the Cut-Off Date Pool Balance (14.3% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business).

With respect to 1 Mortgage Loan (loan number 67), representing 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), the related borrower has incurred additional unsecured debt and interests in the related borrower have been pledged as security for mezzanine debt.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See ‘‘Co-Lender Loans’’ in this prospectus supplement.

Nonrecourse Obligations.    The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions.    Substantially all of the Mortgages contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions (including without limitation, as and to the extent permitted under the related Mortgage Loan documents, transfers to or between borrower affiliates, family members, partners and other co-owners and their affiliates, estate planning transfers and transfers upon death or disability, and transfers to transferees meeting criteria set forth in the related Mortgage Loan documents) without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 15 Mortgage Loans (loan numbers 21, 27, 30, 35, 40, 48, 66, 69, 72, 77, 98, 102, 118, 121 and 141), representing 6.3% of the Cut-Off Date Pool Balance (9 Mortgage Loans in Loan Group 1 or 3.0% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 31.5% of the Cut-Off Date Group 2 Balance), permit the borrowers to transfer tenant-in-common interests to certain transferees as specified in the related Mortgage Loan documents, or to investors that qualify as ‘‘accredited investors’’ under the Securities Act. In the case of certain Mortgage Loans, the related borrower is required under the terms of the related loan documents to transfer the Mortgaged Property to an affiliate in the future that will assume the related Mortgage Loan. As provided in, and subject to, the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will determine, in a manner consistent with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans.    Three (3) groups of Mortgage Loans are groups of Mortgage Loans that are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. Although the Mortgage Loans within each group of cross-collateralized and/or cross-defaulted Mortgage Loans are generally cross-collateralized and/or cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. See ‘‘RISK FACTORS—The Mortgage Loans—Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties’’ in this prospectus supplement. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Partial Releases.    Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

Nine (9) of the Mortgage Loans (loan numbers 1, 2, 3, 6, 7, 30, 36, 58 and 105), representing 31.4% of the Cut-Off Date Pool Balance (8 Mortgage Loans in Loan Group 1 or 34.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 7.0% of the Cut-Off Date Group 2 Balance), permit a partial release of a portion or portions of the related Mortgaged Property or one or more entire Mortgaged Property(ies) in the case of a multi-property loan; provided that among other things, (i) prior to the release of the portion or portions of the related Mortgaged Property or one or more entire Mortgaged Properties in the case of a multi-property loan, a specified percentage (generally between 100% and 120%) of the allocated loan amount for such released Mortgaged Property(ies) or portion(s) of a Mortgaged Property may be prepaid or partially defeased, or alternatively, partial defeasance of an amount specified in the related Mortgage Loan documents and (ii) certain DSC Ratio and LTV tests are satisfied at the time of the partial release with respect to the remaining portion of the related Mortgaged Property after the partial release. See ‘‘Beacon D.C. & Seattle Pool’’, ‘‘ING Hospitality Pool’’ and ‘‘DDR Southeast Pool’’ in Annex D to this prospectus supplement.

Six (6) of the Mortgage Loans (loan numbers 6, 11, 24, 117, 123 and 125), representing 6.0% of the Cut-Off Date Pool Balance (6.8% of the Cut-Off Date Group 1 Balance), permit a partial release of a material portion of the related Mortgaged Property without partial defeasance or prepayment of the related Mortgage Loan; provided that certain DSCR and/or LTV tests are satisfied at the time of the partial release with respect to the remaining portion of the related Mortgaged Property after the partial release.

Substitutions.    Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including LTV tests and DSC tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See ‘‘RISK FACTORS—The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks’’ in this prospectus supplement.

Certain State-Specific Considerations

Ten (10) of the Mortgaged Properties, representing, by allocated loan amount, 15.5% of the Cut-Off Date Pool Balance (17.5% of the Cut-Off Date Group 1 Balance) are located in the State of New York.

As a result of this concentration, any adverse economic impact on the New York area may have a more pronounced effect on certificateholders as compared with a similar economic impact on other geographical areas.

In addition, laws related to foreclosure may be more or less favorable to lenders depending on the state. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that mortgagees will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

Twenty-five (25) of the Mortgaged Properties, representing, by allocated loan amount, 14.9% of the Cut-Off Date Pool Balance (23 Mortgaged Properties in Loan Group 1 or 16.0% of the Cut-Off Date Group 1 Balance and 2 Mortgaged Properties in Loan Group 2 or 7.0% of the Cut-Off Date Group 2 Balance), are located in the state of California. Twenty (20) of these Mortgaged Properties, representing, by allocated loan amount, 13.6% of the Cut-Off Date Pool Balance (18 Mortgaged Properties in Loan Group 1 or 14.5% of the Cut-Off Date Group 1 Balance and 2 Mortgaged Properties in Loan Group 2 or 7.0% of the Cut-Off Date Group 2 Balance), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the Mortgage Loans and consequently the amount and timing of distributions on the certificates.

Assessments of Property Condition

Property Inspections.    Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals.    All of the Mortgaged Properties were appraised by, a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 63 Mortgaged Properties securing 18 Mortgage Loans (loan numbers 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.19, 2.20, 2.21, 2.22, 2.23, 2.24, 2.25, 2.26, 2.27, 2.28, 2.29, 2.30, 2.31, 2.32, 2.33, 2.34, 2.35, 2.36, 2.37, 2.38, 2.39, 2.40, 2.41, 2.42, 2.43, 2.44, 2.45, 2.46, 9, 10, 15, 18, 25, 31, 32, 36, 46, 49, 53, 55, 59, 63, 82.02, 104 and 113), representing, by allocated loan amount, 20.8% of the Cut-Off Date Pool Balance (58 Mortgaged Properties in Loan Group 1 or 20.5% of the Cut-Off Date Group 1 Balance and 5 Mortgaged Properties in Loan Group 2 or 22.8% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. See also ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Environmental Assessments.    A ‘‘Phase I’’ environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. ‘‘Phase I’’ environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a ‘‘Phase II’’ environmental site assessment as recommended by such ‘‘Phase I’’ assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also ‘‘RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ in this prospectus supplement.

Engineering Assessments.    In connection with the origination of all of the Mortgage Loans, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses.    An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that, in the event of an earthquake, 5 Mortgaged Properties (loan numbers 2.02, 2.05, 2.08, 2.09 and 73) representing, by allocated loan amount, 1.5% of the Cut-Off Date Pool Balance (1.7% of the Cut-Off Date Group 1 Balance) is likely to suffer a probable maximum loss equal to or in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. The related Mortgage Loan Seller obtained earthquake insurance to protect against these risks.

Co-Lender Loans

General

Ten (10) Mortgage Loans (loan number 1, the ‘‘Beacon D.C. & Seattle Pool Loan’’, loan number 2, the ‘‘ING Hospitality Pool Loan’’, loan number 3, the ‘‘DDR Southeast Pool Loan’’, loan number 4, the ‘‘Two Herald Square Loan’’, loan number 8, the ‘‘17 Battery Place South Loan’’, loan number 10, the ‘‘Centerside II Loan’’, loan number 15, the ‘‘La Jolla Centre I Loan’’, loan number 18, the ‘‘La Jolla Centre II Loan’’, loan number 26, the ‘‘Courtyard by Marriott – Philadelphia, PA Loan’’ and loan number 100, the ‘‘Bunge North America Loan’’ (collectively, the ‘‘Co-Lender Loans’’)), are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

The Beacon D.C. & Seattle Pool Loan is part of a split loan structure, which has several companion loans (the ‘‘Beacon D.C. & Seattle Pool Pari Passu Companion Loans’’), in which the Beacon D.C. & Seattle Pool Pari Passu Companion Loans are pari passu in right of entitlement to payment with the Beacon D.C. & Seattle Pool Loan. The Beacon D.C. & Seattle Pool Pari Passu Companion Loans and the Beacon D.C. & Seattle Pool Loan are referred to collectively herein as the ‘‘Beacon D.C. & Seattle Pool Whole Loan’’. One of the Beacon D.C. & Seattle Pool Companion Loans was included in the trust fund created in connection with the Morgan Stanley 2007-IQ14 transaction. The Beacon D.C. & Seattle Pool Loan has a Cut-Off Date Balance of $414,000,000, representing 10.7% of the Cut-Off Date Pool Balance

(12.1% of the Cut-Off Date Group 1 Balance). None of the Beacon D.C. & Seattle Pool Pari Passu Companion Loans will be included in the Trust Fund. See ‘‘Beacon D.C. & Seattle Pool’’ in Annex D to this prospectus supplement.

The ING Hospitality Pool Loan is part of a split loan structure, which has a companion loan (the ‘‘ING Hospitality Pool Pari Passu Companion Loan’’), in which the ING Hospitality Pool Pari Passu Companion Loan is pari passu in right of entitlement to payment with the ING Hospitality Pool Loan. The ING Hospitality Pool Pari Passu Companion Loan and the ING Hospitality Pool Loan are referred to collectively herein as the ‘‘ING Hospitality Pool Whole Loan’’. The ING Hospitality Pool Loan has a Cut-Off Date Balance of $283,850,000, representing 7.4% of the Cut-Off Date Pool Balance (8.3% of the Cut-Off Date Group 1 Balance). None of the ING Hospitality Pool Pari Passu Companion Loans will be included in the Trust Fund. See ‘‘ING Hospitality Pool’’ in Annex D to this prospectus supplement.

The DDR Southeast Pool Loan is part of a split loan structure, which has 2 companion loans (the ‘‘DDR Southeast Pool Pari Passu Note A-1 Companion Loan’’ and the ‘‘DDR Southeast Pool Pari Passu Note A-2 Companion Loan’’, and together the ‘‘DDR Southeast Pool Pari Passu Companion Loans’’), in which the DDR Southeast Pool Pari Passu Companion Loans are pari passu in right of entitlement to payment with the DDR Southeast Pool Loan. The DDR Southeast Pool Pari Passu Companion Loans and the DDR Southeast Pool Loan are referred to collectively herein as the ‘‘DDR Southeast Pool Whole Loan’’. The DDR Southeast Pool Loan has a Cut-Off Date Balance of $221,500,000, representing 5.7% of the Cut-Off Date Pool Balance (6.5% of the Cut-Off Date Group 1 Balance). None of the DDR Southeast Pool Pari Passu Companion Loans will be included in the Trust Fund. See ‘‘DDR Southeast Pool’’ in Annex D to this prospectus supplement.

The Centerside II Loan, which has 1 companion loan (the ‘‘Centerside II Subordinate Companion Loan’’), is part of a split loan structure in which the Centerside II Subordinate Companion Loan is subordinate in its right of entitlement to payment to the Centerside II Loan. The Centerside II Loan has a Cut-Off Date Balance of $89,300,000, representing 2.3% of the Cut-Off Date Pool Balance (2.6% of the Cut-Off Date Group 1 Balance). The Centerside II Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘Centerside II’’ in Annex D to this prospectus supplement.

The La Jolla Centre I Loan, which has 1 companion loan (the ‘‘La Jolla Centre I Loan Subordinate Companion Loan’’), is part of a split loan structure in which the La Jolla Centre I Loan Subordinate Companion Loan is subordinate in its right of entitlement to payment to the La Jolla Centre I Loan. The La Jolla Centre I Loan has a Cut-Off Date Balance of $60,000,000, representing 1.6% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 1 Balance). The La Jolla Centre I Loan Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘La Jolla Centre I’’ in Annex D to this prospectus supplement.

The La Jolla Centre II Loan, which has 1 companion loan (the ‘‘La Jolla Centre II Loan Subordinate Companion Loan’’), is part of a split loan structure in which the La Jolla Centre II Loan Subordinate Companion Loan is subordinate in its right of entitlement to payment to the La Jolla Centre II Loan. The La Jolla Centre I Loan has a Cut-Off Date Balance of $46,000,000, representing 1.2% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off Date Group 1 Balance). The La Jolla Centre II Loan Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘La Jolla Centre II’’ in Annex D to this prospectus supplement.

The Two Herald Square Loan, which has 1 companion loan (the ‘‘Two Herald Square Subordinate Companion Loan’’), is part of a split loan structure in which the Two Herald Square Subordinate Companion Loan is subordinate in its right of entitlement to payment to the Two Herald Square Loan. The Two Herald Square Loan has a Cut-Off Date Balance of $200,000,000, representing 5.2% of the Cut-Off Date Pool Balance (5.9% of the Cut-Off Date Group 1 Balance). The Two Herald Square Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘Two Herald Square’’ in Annex D to this prospectus supplement.

The 17 Battery Place South Loan, which has 1 companion loan (the ‘‘17 Battery Place South Subordinate Companion Loan’’), is part of a split loan structure in which the 17 Battery Place South Subordinate Companion Loan is subordinate in its right of entitlement to payment to the 17 Battery Place

South Loan. The 17 Battery Place South Loan has a Cut-Off Date Balance of $95,000,000, representing 2.5% of the Cut-Off Date Pool Balance (2.8% of the Cut-Off Date Group 1 Balance). The 17 Battery Place South Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘17 Battery Place South’’ in Annex D to this prospectus supplement.

The Courtyard by Marriott – Philadelphia, PA Loan, which has 1 companion loan (the ‘‘Courtyard by Marriott – Philadelphia, PA Subordinate Companion Loan’’), is part of a split loan structure in which the Courtyard by Marriott – Philadelphia, PA Subordinate Companion Loan is subordinate in its right of entitlement to payment to the Courtyard by Marriott – Philadelphia, PA Loan. The Courtyard by Marriott – Philadelphia, PA Loan has a Cut-Off Date Balance of $35,000,000, representing 0.9% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 1 Balance). The Courtyard by Marriott – Philadelphia, PA Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘Courtyard by Marriott – Philadelphia, PA’’ in Annex D to this prospectus supplement.

The Centerside II Loan, the La Jolla Centre I Loan and the La Jolla Centre II Loan are referred to herein as the ‘‘A/B Loans’’.

The Bunge North America Loan (the ‘‘Caplease Loan’’) is part of a split loan structure that has 2 companion loans (together, the ‘‘Caplease Subordinate Companion Loans’’) that are subordinate in their right of entitlement to payment to the Caplease Loan. Notwithstanding the immediately preceding sentence, the holder of the Caplease Subordinate Companion Loans has agreed to subordinate its interests in certain respects to the Caplease Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the lease (a ‘‘Defaulted Lease Claim’’). The Caplease Loan has a Cut-Off Date Balance of $6,262,000, representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance). See ‘‘—The Caplease Loan’’ below. Capital Lease Debt Funding, LP (‘‘Caplease’’) is the holder of the Caplease Subordinate Companion Loans, but may elect to sell the Caplease Subordinate Companion Loans at any time. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Caplease Subordinate Companion Loans.

The Beacon D.C. & Seattle Pool Pari Passu Companion Loans, the ING Hospitality Pool Pari Passu Companion Loan, DDR Southeast Pool Pari Passu Companion Loan, the Centerside II Subordinate Companion Loan, the La Jolla Centre I Subordinate Companion Loan, the La Jolla Centre II Subordinate Companion Loan and the Caplease Subordinate Companion Loans are referred to herein as the ‘‘Companion Loans’’. None of the Companion Loans are included in the Trust Fund.

The Beacon D.C. & Seattle Pool Pari Passu Companion Loans, the ING Hospitality Pool Pari Passu Companion Loan and the DDR Southeast Pool Pari Passu Companion Loan, are referred to herein as the ‘‘Pari Passu Companion Loans’’ and the Beacon D.C. & Seattle Pool Loan, the ING Hospitality Pool Loan and the DDR Southeast Pool Loan are referred to as the ‘‘Pari Passu Loans’’. The Companion Loans, other than the Pari Passu Companion Loans, are collectively referred to herein as the ‘‘Subordinate Companion Loans’’. The Two Herald Square Loan, the 17 Battery Place South Loan, the Centerside II Loan, the La Jolla Centre I Loan, the La Jolla Centre II Loan and the Courtyard by Marriott – Philadelphia, PA Loan are referred to as the ‘‘A/B Loans’’. The Caplease Loan, together with its related Caplease Subordinate Companion Loans, is referred to herein as the ‘‘Caplease Whole Loan’’. The Beacon D.C. & Seattle Pool Whole Loan, the ING Hospitality Pool Whole Loan, the DDR Southeast Pool Whole Loan, the Bunge North America Whole Loan, the Courtyard by Marriott – Philadelphia, PA Whole Loan, the Centerside II Whole Loan, the La Jolla Centre I Whole Loan, the La Jolla Centre II Whole Loan, and the Caplease Whole Loans are referred to in this prospectus supplement individually as a ‘‘Whole Loan’’ and, collectively, as the ‘‘Whole Loans’’.

With respect to the Beacon D.C. & Seattle Pool Loan, the terms of the related intercreditor agreement (the ‘‘Beacon D.C. & Seattle Pool Pari Passu Intercreditor Agreement’’), provide that the Beacon D.C. & Seattle Pool Loan and the Beacon D.C. & Seattle Pool Pari Passu Companion Loans are generally of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the ING Hospitality Pool Loan, the terms of the related intercreditor agreement (the ‘‘ING Hospitality Pool Intercreditor Agreement’’), provide that the ING Hospitality Pool Loan and the ING Hospitality Pool Pari Passu Companion Loan are of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the DDR Southeast Pool Loan, the terms of the related intercreditor agreement (the ‘‘DDR Southeast Pool Intercreditor Agreement’’), provide that the DDR Southeast Pool Loan and the DDR Southeast Pool Pari Passu Companion Loans are of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the Centerside II Loan, the terms of the related intercreditor agreement (the ‘‘Centerside II Intercreditor Agreement’’) provide that the Centerside II Subordinate Companion Loan is subordinate in certain respects to the Centerside II Loan.

With respect to the La Jolla Centre I Loan, the terms of the related intercreditor agreement (the ‘‘La Jolla Centre I Intercreditor Agreement’’) provide that the La Jolla Centre I Subordinate Companion Loan is subordinate in certain respects to the La Jolla Centre I Loan.

With respect to the La Jolla Centre II Loan, the terms of the related intercreditor agreement (the ‘‘La Jolla Centre II Intercreditor Agreement’’) provide that the La Jolla Centre II Subordinate Companion Loan is subordinate in certain respects to the La Jolla Centre II Loan.

With respect to the Caplease Loan, the terms of the related intercreditor agreement (the ‘‘Caplease Intercreditor Agreement’’) provide that the related Caplease Subordinate Companion Loans are subordinate in certain respects to the Caplease Loan.

The Beacon D.C. & Seattle Pool Pari Passu Intercreditor Agreement, the ING Hospitality Pool Pari Passu Intercreditor Agreement, the DDR Southeast Pool Pari Passu Intercreditor Agreement, the Bunge North America Intercreditor Agreement, the Centerside II Intercreditor Agreement, the La Jolla Centre I Intercreditor Agreement, the La Jolla Centre II Intercreditor Agreement, the 2100 Ross Intercreditor Agreement and the Caplease Intercreditor Agreement are individually referred to in this prospectus supplement as an ‘‘Intercreditor Agreement’’ and, collectively, as the ‘‘Intercreditor Agreements’’.

The Courtyard by Marriott - Philadelphia, PA Intercreditor Agreement, the Centerside II Intercreditor Agreement, the La Jolla Centre I Intercreditor Agreement, the La Jolla Centre II Intercreditor Agreement, and the Caplease Intercreditor Agreements are individually referred to in this prospectus supplement as an ‘‘A/B Loan Intercreditor Agreement’’ and, collectively, as the ‘‘A/B Loan Intercreditor Agreements’’.

The following table presents certain information with respect to the Co-Lender Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Trust Mortgage Asset	Cut-Off Date Principal Balance of Senior Mortgage Loan(s)	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR	Whole Loan Cut-Off Date LTV Ratio
Beacon D.C. & Seattle Pool	$414,000,000	$2,700,000,000	$2,700,000,000	1.27x	78.7%
ING Hospitality Pool(1)	$283,850,000	$567,700,000	$567,700,000	2.14x	63.8%
DDR Southeast Pool	$221,250,000	$885,000,000	$885,000,000	1.51x	63.5%
Two Herald Square	$200,000,000	$200,000,000	$250,000,000	1.00x	83.3%
17 Battery Place South	$95,000,000	$95,000,000	$108,000,000	1.36x	80.0%
Centerside II(1)	$89,300,000	$89,300,000	$119,300,000	1.25x	75.0%
La Jolla Centre I(1)	$60,000,000	$60,000,000	$83,000,000	1.26x	73.0%
La Jolla Centre II(1)	$46,000,000	$46,000,000	$75,000,000	1.29x	74.5%
Courtyard by Marriott – Philadelphia, PA	$35,000,000	$35,000,000	$43,960,201	1.72x	43.5%
Bunge North America	$6,262,000	$6,262,000	$8,723,367	1.08x	86.4%

(1)	Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See ‘‘Additional Mortgage Loan Information’’ herein. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value & Condition of Mortgaged Property’’ in this Prospectus Supplement.

Certain Information Relating to the A/B Loans

General.    Pursuant to the terms of the related A/B Loan Intercreditor Agreements, the A/B Loans will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The A/B Loan Intercreditor Agreements generally provide that expenses, losses and shortfalls relating to the A/B Loans will be allocated first, to the holder of the A/B Subordinate Companion Loans and thereafter to the A/B Loans. Prior to a default under the related mortgage loan documents or, in some cases, prior to when the A/B Loan becomes a specially serviced loan as a result of an event of default under the related Mortgage Loan documents, payments received by or on behalf of the related Borrower are generally applied pro rata between the A/B Loan and the related A/B Subordinate Companion Loan(s). During the continuance of an event of default or, in some cases, during the time that an A/B Loan is specially serviced as a result of an event of default under the related Mortgage Loan documents, such payments will be applied first in respect of interest and principal to the A/B Loan until paid in full and then in respect of interest and principal to each related A/B Subordinate Companion Loan until paid in full, and then in respect of certain prepayment fees, extension fees, exit fees and default interest among the A/B Loan and A/B Subordinate Companion Loan, all in accordance with the terms of the related A/B Loan Intercreditor Agreement.

With respect to the A/B Loans, the Master Servicer and Special Servicer will service and administer each of the A/B Loans and the A/B Subordinate Companion Loans pursuant to the Pooling and Servicing Agreement and the A/B Loan Intercreditor Agreements for so long as each A/B Loan is part of the Trust Fund. The holders of the most subordinate A/B Subordinate Companion Loan will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the A/B Loans at such times as such A/B Subordinate Companion Loans are not the subject of an A/B Loan Control Appraisal Period (as defined below).

Control Appraisals.    While certain A/B Loans may provide for certain variations, an ‘‘A/B Loan Control Appraisal Period’’ will generally be deemed to have occurred if and so long as (a) the principal balance of an A/B Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the related A/B Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the related A/B Loan at a per annum rate equal to its mortgage interest rate (exclusive, in most cases, of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the related A/B Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less, in certain cases, any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the related A/B Loan Intercreditor Agreement (net of any liens senior to the lien of the related A/B Loan), is less than or equal to (b) twenty five percent (25%) of the principal balance of such A/B Subordinate Companion Loan. No advice or direction of the holder of an A/B Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Cure and Purchase Rights.    In the event of certain defaults under an A/B Loan, the holder of the related A/B Subordinate Companion Loan that is most subordinate will generally be entitled to (i) cure such monetary default within a certain specified time frame, generally between 3 and 7 Business Days of receipt of the cure notice; (ii) cure such non-monetary default within a certain specified time frame, generally between 20 and 30 days of receipt of the cure notice; (iii) purchase such A/B Loan (together with any A/B Subordinate Companion Loan that is senior to it) from the Trust Fund after the expiration of the cure period and/or, (iv) post additional collateral, subject to the conditions contained in the applicable A/B Loan Intercreditor Agreement; provided, further, however, the holder of the related A/B Subordinate Companion Loan is limited with respect to the amount and duration of cures as more particularly described in the applicable A/B Loan Intercreditor Agreement, but that are generally between 3 and 30 days. While certain A/B Loans may provide for certain limited variations, the purchase price will generally equal the unpaid aggregate principal balance of the A/B Loan, together with all unpaid interest thereon at the related mortgage interest rate (including default interest) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the A/B Loan is responsible and any other Additional Trust Fund Expenses in respect of the A/B Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall typically not be reduced by any outstanding P&I Advance. No prepayment consideration will typically be payable in connection with such a purchase of an A/B Loan. The holder of the most subordinate A/B Subordinate Companion Loan has the right, at any time and from time to time, to replace the Special Servicer then acting with respect to the related A/B Loan with or without cause and appoint a replacement Special Servicer solely with respect to such A/B Loan.

Consent and Consultation Rights of the Holders of the A/B Subordinate Companion Loans.    Prior to a Control Appraisal Period with respect to the A/B Subordinate Companion Loans, the holder of the related A/B Subordinate Companion Loan that is most subordinate is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is generally not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within a certain period of time, generally between 10 to 20 Business Days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within that time frame, then the approval will be deemed to have been given):

(i)    any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii)    any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the maturity date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii)    any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES—

Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v)    any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii)    any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii)    any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix)    any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x)    any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi)    any determination to allow a borrower not to maintain terrorism or, to the extent provided in the Pooling and Servicing Agreement, windstorm insurance;

(xii)    any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property,

(xiii)    the execution or renewal of any lease,

(xiv)    the release of any escrow held in conjunction with the Mortgage Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law;

(xv)    alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents;

(xvi)    any modification of, or waiver with respect to, the Mortgage Loan that would result in a discounted pay-off of the Mortgage Loan;

(xvii)    any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the related Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Mortgage Loan;

(xviii)    any release of the borrower or any guarantor from liability with respect to the Mortgage Loan;

(xix)    any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents;

(xx)    the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrowers;

(xxi)    any modification of, or waiver with respect to, the Mortgage Loan that would result in a discounted pay-off;

(xxii)    any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

(xxiii)    any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents;

(xxiv)    any substitution of the bank holding the cash management account, unless such bank agrees in writing (x) to comply with the terms of the related Intercreditor Agreement and (y) to provide to the holder of the related Companion Loans copies of any reconciliation required to be prepared thereunder; and

(xxv)    alterations on the Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. American Capital Strategies, Ltd., an affiliate of the Special Servicer, will be the initial Controlling Class Representative.

The holders of the A/B Subordinate Companion Loans generally also have the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the related Mortgage Loan documents with respect to such A/B Subordinate Companion Loan; and (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related A/B Loan Intercreditor Agreements.

The holders of the A/B Subordinate Companion Loans generally have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related A/B Loan Intercreditor Agreement.

The Mortgage Loan documents for a A/B Subordinate Companion Loan generally may be amended without the consent of the holder of such A/B Subordinate Companion Loans; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan; provided, however, in a work-out context the foregoing consent is generally not required.

The Caplease Loan

Servicing Provisions of the Caplease Intercreditor Agreement.    With respect to the Caplease Loan, the Master Servicer and Special Servicer will service and administer the Caplease Loan and its related Caplease Subordinate Companion Loans pursuant to the Pooling and Servicing Agreement and the Caplease Intercreditor Agreement for so long as the Caplease Loan is part of the Trust Fund. The Caplease Loan and its related Caplease Subordinate Companion Loans are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the related Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend the Caplease Loan or its related Caplease Subordinate Companion Loans in a manner materially adverse to the holders of the related Caplease Subordinate Companion Loans without the consent of the holders of the related Caplease Subordinate Companion Loans. The holders of the related Caplease Subordinate Companion Loans will be entitled to advise the Special Servicer with respect to certain matters related to the Caplease Whole Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event either the Caplease Loan becomes 90 days or more delinquent, an acceleration of the Caplease Whole Loan after an event of default under the related Mortgage Loan documents occurs, the principal balance of either Caplease Whole Loan is not paid at maturity, or the related borrower files a petition for bankruptcy, the holders of the related Caplease Subordinate Companion Loans will be entitled to purchase the Caplease Loan from the Trust Fund, pursuant to the Caplease Intercreditor

Agreement, for a purchase price equal to the sum of (i) the principal balance of the Caplease Loan, together with accrued and unpaid interest thereon up to (but not exceeding) the date of purchase, (ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the related Mortgage Loan documents.

Applications of Payments.    Pursuant to the Caplease Intercreditor Agreement, to the extent described below, the rights of the holders of the related Caplease Subordinate Companion Loans to receive payments with respect to the related Caplease Subordinate Companion Loans (other than payments in respect of Defaulted Lease Claims) are subordinated to the payment rights of the Trust Fund to receive payments with respect to the Caplease Loan. For purposes of this section, the Caplease Subordinate Companion Loans are sometimes referred to herein as the ‘‘Caplease Senior Subordinate Companion Loan’’ and the ‘‘Caplease Junior Subordinate Companion Loan’’. All payments and proceeds of the Caplease Loan and the related Caplease Subordinate Companion Loans (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Caplease Loan, will be applied, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, first, to the holder of the Caplease Loan, for reimbursement of servicing advances together with interest thereon and second, to the holders of the related Caplease Subordinate Companion Loans, for reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

First, to the holder of the Caplease Loan, in an amount equal to interest due with respect to the Caplease Loan at the pre-default interest rate thereon;

Second, to the holder of the Caplease Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to the Caplease Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the Caplease Loan and the related Caplease Subordinate Companion Loans) of any unscheduled payments allocable to the Caplease Loan (including, following acceleration, the full principal balance thereof);

Third, if the related borrower is an affiliate of the holder of the related Caplease Senior Subordinate Companion Loan, to the holder of such Caplease Senior Subordinate Companion Loan, the amount of any property advance made by it (including any interest thereon) and outstanding upon final liquidation of the related Mortgage Loan or related Mortgaged Property or upon any earlier determination by the holder of such Caplease Senior Subordinate Companion Loan that such property advance is a nonrecoverable advance as certified by such party;

Fourth, to the holder of the related Caplease Senior Subordinate Companion Loan, in an amount equal to interest due with respect to such Caplease Senior Subordinate Companion Loan at the pre-default interest rate thereon;

Fifth, to the holder of the related Caplease Senior Subordinate Companion Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to such Caplease Senior Subordinate Companion Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the related Caplease Loan and the related Caplease Subordinate Companion Loans) of any unscheduled payments allocable to such Caplease Senior Subordinate Companion Loan (including, following acceleration, the full principal balance thereof);

Sixth, following any lease acceleration or termination, but only prior to any reinstatement of such credit lease following any cure or waiver of the default permitting such lease acceleration or termination, to the holder of the Caplease Loan for any outstanding advances and any other unreimbursed costs made by or on behalf of such holder of the Caplease Loan;

Seventh, to fund any applicable reserves under the terms of the Mortgage Loan documents for the Caplease Whole Loan;

Eighth, if the related borrower is an affiliate of the holder of the related Caplease Junior Subordinate Companion Loan, to the holder of such Caplease Junior Subordinate Companion Loan, the amount of any property advance made by it (including any interest thereon) and outstanding upon final liquidation of the related Mortgage Loan or related Mortgaged Property or upon any earlier determination by the holder of such Caplease Junior Subordinate Companion Loan that such property advance is a nonrecoverable advance as certified by such party;

Ninth, to the holder of the Caplease Junior Subordinate Companion Loan, in an amount equal to interest due with respect to such Caplease Junior Subordinate Companion Loan at the pre-default interest rate thereon;

Tenth, to the holder of the related Caplease Junior Subordinate Companion Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to such Caplease Junior Subordinate Companion Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the Caplease Loan and the related Caplease Subordinate Companion Loans) of any unscheduled payments allocable to such Caplease Junior Subordinate Companion Loan (including, following acceleration, the full principal balance thereof);

Eleventh, to reimburse the Master Servicer, Special Servicer or the holders of the related Caplease Subordinate Companion Loans for any outstanding advances made by either such party on the Caplease Loan or such Caplease Subordinate Companion Loans, to the extent then deemed to be nonrecoverable and not previously reimbursed;

Twelfth, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid);

Thirteenth, to the holder of the Caplease Loan, in an amount equal to the default interest accrued on such Caplease Loan;

Fourteenth, to the holder of the related Caplease Senior Subordinate Companion Loan, in an amount equal to the default interest accrued on such Caplease Senior Subordinate Companion Loan;

Fifteenth, to the holder of the related Caplease Junior Subordinate Companion Loan, in an amount equal to the default interest accrued on such Caplease Junior Subordinate Companion Loan; and

Sixteenth, any remaining amounts to be paid to the related borrower or as otherwise specified in the related Mortgage Loan documents.

Proceeds of Defaulted Lease Claims will generally be applied first, to payment of amounts due under the related Caplease Junior Subordinate Companion Loan, second, to payment of amounts due to the holder of the Caplease Loan, and thereafter, to payment of amounts due under the related Caplease Senior Subordinate Companion Loan.

Application of Amounts Paid to Trust Fund.    On or before each Distribution Date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related Companion Loans will be distributed to such holders net of fees and expenses on such Companion Loans; and in the case of the Beacon D.C. & Seattle Pool Loan and the DDR Southeast Pool Loan, such amounts will be applied and distributed in accordance with the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement and the CGCMT 2007-C6 Pooling and Servicing Agreement, respectively.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5 and A-6, Annex B, Annex D and Annex E to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans and assumes that no future Pari Passu Companion Loans are advanced. For purposes of the calculation of the DSC Ratio, the LTV Ratio and Cut-Off Date Balance per Sq. Ft. or room, with respect to the Beacon D.C. & Seattle Pool Loan, the ING Hospitality Pool Loan and the DDR Southeast Pool Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of the Beacon D.C. & Seattle Pool Loan and the Beacon D.C. & Seattle Pool Pari Passu Loans, the ING Hospitality Pool Loan and the ING Hospitality Pool Pari Passu Loan, and the DDR Southeast Pool Loan and the DDR Southeast Pool Pari Passu Loans. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions,’’ in this prospectus supplement and under ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading ‘‘Cross Collateralized and Cross Defaulted Loan Flag’’ with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E:

(i)    References to ‘‘DSC Ratio’’ and ‘‘DSCR’’ are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The ‘‘Net Cash Flow’’ for a Mortgaged Property is the ‘‘net cash flow’’ of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self storage and office properties (each a ‘‘Rental Property’’); provided, however, for purposes of calculating the DSC Ratios provided herein (i) with respect to 34 Mortgage Loans, representing 16.4% of the Cut-Off Date Pool Balance (30 Mortgage Loans in Loan Group 1 or 17.3% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 9.1% of the Cut-Off Date Group 2 Balance) where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; (ii) with respect to 1 Mortgage Loan (loan number 88), representing 0.2% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance) such ratio was adjusted by taking into account amounts available under certain letters of credit or cash reserves; (iii) with respect to Mortgage Loans that are interest-only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis with respect to all Mortgage Loans except those originated by Artesia; and (iv) with respect to 1 Mortgage Loan (loan number 35), representing 0.7% of the Cut-Off Date Pool Balance (0.8% of the Cut-Off Date Group 1 Balance), such ratio was derived by using the average monthly debt service during the period in which amortization is due according to the related payment schedule mortgage, as described in Annex A-6, to this prospectus supplement; provided, further, for purposes of calculating the DSCRs provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan will be taken into account, but it will be assumed that no future Pari Passu Companion Loans are advanced. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In the case of the certain Mortgage Loans, with respect to which a portion of the related Mortgaged Property has been leased to an affiliate of the related borrower (or to the related borrower itself), as tenant, but the related Mortgaged Property is not used by such tenant for business operations but instead is master leased in order to increase property net cash flow, the net cash flow for purposes of calculating DSCR includes the rent under such master lease.

In general, ‘‘Net Cash Flow’’ is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses. Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. See ‘‘RISK FACTORS—The Mortgage Loans—Risks Relating to Net Cash Flow’’ in this prospectus supplement.

In determining the ‘‘revenue’’ component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities. Notwithstanding the foregoing, as indicated on Annex A-1, in certain cases, historical income and revenue information was not utilized in determining underwritten Net Cash Flow because such historical information either was not available or was not an accurate reflection of the current status of the related Mortgaged Property as a result of a change in circumstances at the related Mortgaged Property. In those cases, the related Mortgage Loan Seller generally relied on comparative market and sub-market leasing assumptions (including rental rates and vacancy), master leases and other potential revenue generators as well as budget projections provided by the borrower and information contained in the related mortgaged property appraisal in determining Net Cash Flow.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors—Wachovia’s Underwriting Standards—Escrow Requirements—Replacement Reserves’’ and ‘‘—Artesia’s Underwriting Standards—Escrow Requirements’’ in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii)    References to ‘‘Cut-Off Date LTV’’ and ‘‘Cut-Off Date LTV Ratio’’ are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or, in the case of the Beacon D.C. & Seattle Pool Loan, the ING Hospitality Pool Loan, and the DDR Southeast Pool Loan, or the related Whole Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 63 Mortgaged Properties securing, in whole or in part, 18 Mortgage Loans (loan numbers 2, 9, 10, 15, 18, 25, 31, 32, 36, 46, 49, 53, 55, 59, 63, 82, 104 and 113), representing, by allocated loan amount, approximately 20.5% of the Cut-Off Date Pool Balance (58 Mortgaged Properties in Loan Group 1 or 20.8% of the Cut-Off Date Group 1 Balance and 5 Mortgaged Properties in Loan Group 2 or 22.8% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. The table below shows the Cut-Off Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 18 Mortgage Loans:

Loan Name	Mortgage Loan Number	“As-Is” Cut-Off Date LTV	“As-Is” Date	“As-Stabilized” Cut-Off Date LTV	As-Stabilized Date
ING Hospitality Pool	2	71.3%	Various	63.8%	5/1/2009
Rockvale Square	9	85.6%	3/7/2007	80.0%	3/1/2008
Centerside II	10	63.7%	3/22/2007	56.1%	3/1/2010
La Jolla Centre I	15	60.2%	3/19/2007	52.8%	3/19/2010
La Jolla Centre II	18	52.0%	3/19/2007	45.7%	3/19/2010
Mountain Shadow Apartments	25	85.0%	3/27/2007	77.0%	10/1/2008
Summit Trails Apartments	31	85.0%	3/27/2007	78.4%	10/1/2008
Wellington Market Place	32	94.3%	2/28/2007	78.7%	3/1/2008
Columbus Park Crossing Shopping Center	36	83.6%	4/6/2007	79.8%	8/1/2007
Pompano Plaza	46	89.8%	2/27/2007	75.4%	2/27/2007
Estancia Apartments	49	85.1%	2/9/2007	72.2%	2/9/2009
Mount Pleasant Square	53	82.9%	3/27/2007	79.1%	5/1/2008
Lazy Days Marina	55	79.1%	4/1/2007	59.4%	4/1/2008
Porto Bella	59	82.2%	3/27/2007	80.0%	4/1/2008
Sunset Commons	63	84.3%	3/7/2007	77.3%	10/1/2007
Heather Ridge Office Building	82.02	77.4%	3/22/07	75.5%	3/22/07
Sunset Ridge Center	104	88.2%	4/12/07	74.1%	9/12/07
5724-32 South Blackstone Avenue	113	82.1%	3/9/2007	73.0%	3/9/2008

*	Loan-to-value ratios as shown reflect the loan-to-value ratio based on an allocated loan amount for the Mortgage Loan.

(iii)    References to ‘‘Maturity Date LTV Ratio’’ and ‘‘LTV at ARD or Maturity’’ are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of the Beacon D.C. & Seattle Pool Loan, the ING Hospitality Pool Loan and the DDR Southeast Pool Loan, or the related Whole Loan) on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 63 Mortgaged Properties securing in whole or in part 18 Mortgage Loans (loan numbers 2, 9, 10, 15, 18, 25, 31, 32, 36, 46, 49, 53, 55, 59, 63, 82, 104 and 113), representing, by allocated loan amount, 20.8% of the Cut-Off Date Pool Balance (58 Mortgaged Properties in Loan Group 1 or 20.5% of the Cut-Off Date Group 1 Balance and 5 Mortgaged Properties in Loan Group 2 or 22.8% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value.

The table below shows the Maturity Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 18 Mortgage Loans:

Loan Name	Mortgage Loan Number	“As-Is” Maturity Date LTV	“As-Is” Date	“As-Stabilized” Maturity Date LTV	As-Stabilized Date
ING Hospitality Pool	2	71.3%	Various	63.8%	5/1/2009
Rockvale Square	9	85.6%	3/7/2007	80.0%	3/1/2008
Centerside II	10	63.7%	3/22/2007	56.1%	3/1/2010
La Jolla Centre I	15	60.2%	3/19/2007	52.8%	3/19/2010
La Jolla Centre II	18	52.0%	3/19/2007	45.7%	3/19/2010
Mountain Shadow Apartments	25	85.0%	3/27/2007	77.0%	10/1/2008
Summit Trails Apartments	31	85.0%	3/27/2007	78.4%	10/1/2008
Wellington Market Place	32	94.3%	2/28/2007	78.7%	3/1/2008
Columbus Park Crossing Shopping Center	36	83.6%	4/6/2007	79.8%	8/1/2007
Pompano Plaza	46	89.8%	2/27/2007	75.4%	2/27/2007
Estancia Apartments	49	85.1%	2/9/2007	72.2%	2/9/2009
Mount Pleasant Square	53	82.9%	3/27/2007	79.1%	5/1/2008
Lazy Days Marina	55	76.6%	4/1/2007	57.5%	4/1/2008
Porto Bella	59	82.2%	3/27/2007	80.0%	4/1/2008
Sunset Commons	63	71.3%	3/7/2007	65.3%	10/1/2007
Heather Ridge Office Building	82.02	65.8%	3/22/07	64.2%	3/22/07
Sunset Ridge Center	104	88.2%	4/12/07	74.1%	9/12/07
5724-32 South Blackstone Avenue	113	82.1%	3/9/2007	73.0%	3/9/2008

*	Loan-to-value ratios as shown reflect the loan-to-value ratio based on an allocated loan amount for the Mortgage Loan.

(iv)    References to ‘‘Loan per Sq. Ft., Unit, Pad, Room or Bed’’ are, for each Mortgage Loan secured by a lien on a multifamily property, mobile home park, hospitality property or assisted living facility or other health care property or student housing property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Beacon D.C. & Seattle Pool Loan, the ING Hospitality Pool Loan and the DDR Southeast Pool Loan, or the related Whole Loan) divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Beacon D.C. & Seattle Pool Loan, the ING Hospitality Pool Loan and the DDR Southeast Pool Loan, or the related Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

(v)    References to ‘‘Year Built’’ are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

(vi)    References to ‘‘weighted averages’’ or ‘‘WA’’ are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii)    References to ‘‘Underwritten Replacement Reserves’’ represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii)    References to ‘‘Administrative Cost Rate’’ for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan and (b) 0.00058%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix)    References to ‘‘Remaining Term to Maturity’’ represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x)    References to ‘‘Remaining Amortization Term’’ represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi)    References to ‘‘L (    )’’ or ‘‘Lockout’’ or ‘‘Lockout Period’’ represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to ‘‘O (    )’’ represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to ‘‘YM (    )’’ represent the period for which the Yield Maintenance Charge is assessed, ‘‘3% (    )’’, ‘‘2% (    )’’ and ‘‘1% (    )’’ each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an ‘‘Open Period’’) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii)    References to ‘‘D (    )’’ or ‘‘Defeasance’’ represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii)    References to ‘‘Occupancy Percentage’’ are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv)    References to ‘‘Original Term to Maturity’’ are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv)    References to ‘‘NA’’ indicate that, with respect to a particular category of data, such data is not applicable.

(xvi)    References to ‘‘NAV’’ indicate that, with respect to a particular category of data, such data is not available.

(xvii)    References to ‘‘Capital Imp. Reserve’’ are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii)    References to ‘‘Replacement Reserve’’ are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix)    References to ‘‘TI/LC Reserve’’ are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx)    References to ‘‘Contract Rent’’ means the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for each unit, the following rules generally have been applied:

(a)	The average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property or as completed by the appraiser based upon information provided by the borrower.

(b)	Rent concessions were not considered (i.e., Contract Rent was not reduced by any rent concessions). Contract rent also has not been reduced by any policeman’s discount.

(c)	Where the tenant pays a portion of the rent and the remainder is paid by a federal, state, or local rental assistance program, the Contract Rent is the amount of the rent payment by the tenant, and the payment from the assistance program has been disregarded.

(d)	In computing average Contract Rent for units of each bedroom type, the units described in the following table have been treated as indicated in the table:

Unit Type	Included in Computation?	Contract Rent Used in Computation
Vacant unit being offered for rent	Yes	Contract Rent being asked for that unit
Unit that is vacant because undergoing renovation	No	Not applicable
Unit being used as a rental office or model unit	Yes	Not applicable
Unit occupied by an employee at a discounted rent	Yes	Contract Rent being asked for comparable units
Unit shared by multiple tenants under their own leases (e.g., student housing or seniors housing)	Yes, as a single unit	The aggregate Contract Rent being paid by the tenants sharing the unit

(xxi)    The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex B to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under ‘‘—Wachovia’s Underwriting Standards’’ and ‘‘—Artesia’s Underwriting Standards’’ and ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and in the prospectus under ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’. Certain Mortgage Loans, set forth on Annex E, have scheduled principal payments that, assuming no prepayments are made prior to their related maturity dates and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ in this prospectus supplement, are expected to support distributions to the holders of the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 Certificates.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans/ Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/ Room(1)	Weighted Average DSCR(1)(2)		Cut-Off Date LTV Ratio(1)(2)	LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
Beacon D.C. & Seattle Pool(3)	Wachovia	1/ 20	1	$414,000,000	10.7%	12.1%	Office – Various	$274	1.27	x	78.7%	78.7%	5.797%
ING Hospitality Pool	Wachovia	1/ 46	1	283,850,000	7.4	8.3%	Hospitality – Extended Stay	$97,947	2.14	x	63.8%	63.8%	5.663%
DDR Southeast Pool	Wachovia	1/ 52	1	221,250,000	5.7	6.5%	Retail – Anchored	$121	1.51	x	63.5%	63.5%	5.600%
Two Herald Square	Wachovia	1/ 1	1	200,000,000	5.2	5.9%	Mixed Use – Office/Retail	$564	1.25	x	66.7%	66.7%	5.920%
Westin Casuarina Resort & Spa – Cayman Islands	Wachovia	1/ 1	1	140,000,000	3.6	4.1%	Hospitality – Full Service	$408,163	1.25	x	71.4%	63.2%	6.380%
DDR-TRT Pool	Wachovia	1/ 3	1	110,000,000	2.9	3.2%	Retail – Anchored	$162	1.50	x	67.0%	67.0%	5.510%
Ashford Hospitality Pool 4	Wachovia	1/ 5	1	103,906,000	2.7	3.0%	Hospitality – Various	$74,431	1.36	x	74.3%	69.4%	5.952%
17 Battery Place South	Wachovia	1/ 1	1	95,000,000	2.5	2.8%	Office – CBD	$230	1.54	x	70.4%	70.4%	5.681%
Rockvale Square	Wachovia	1/ 1	1	92,400,000	2.4	2.7%	Retail – Outlet	$171	1.38	x	80.0%	80.0%	5.755%
Centerside II	Wachovia	1/ 1	1	89,300,000	2.3	2.6%	Office – Suburban	$311	1.66	x	56.1%	56.1%	5.645%
		10/ 131		$1,749,706,000	45.4%				1.50	x	69.9%	68.9%	5.786%

Citadel Mall	Wachovia	1/ 1	1	$75,040,500	1.9%	2.2%	Retail – Anchored	$253	1.22	x	79.8%	66.4%	5.680%
Port Chester Shopping Center	Wachovia	1/ 1	1	70,000,000	1.8	2.1%	Retail – Anchored	$133	2.46	x	56.0%	56.0%	5.310%
60 Madison Avenue	Wachovia	1/ 1	1	66,500,000	1.7	1.9%	Office – CBD	$356	1.27	x	79.2%	79.2%	5.753%
3600 Wilshire Boulevard	Wachovia	1/ 1	1	64,000,000	1.7	1.9%	Office – CBD	$155	1.20	x	74.7%	74.7%	5.980%
La Jolla Centre I	Wachovia	1/ 1	1	60,000,000	1.6	1.8%	Office – Suburban	$363	1.74	x	52.8%	52.8%	5.645%
450-460 Park Avenue South	Wachovia	1/ 1	1	54,000,000	1.4	1.6%	Office – CBD	$324	1.35	x	77.1%	77.1%	5.695%
Stadium Crossings	Wachovia	1/ 1	1	47,000,000	1.2	1.4%	Mixed Use – Office/Retail	$284	1.30	x	76.1%	76.1%	5.590%
La Jolla Centre II	Wachovia	1/ 1	1	46,000,000	1.2	1.3%	Office – Suburban	$313	2.11	x	45.7%	45.7%	5.645%
Roosevelt Square	Wachovia	1/ 1	1	46,000,000	1.2	1.3%	Retail – Anchored	$149	1.20	x	78.0%	78.0%	5.550%
Marriott – Mobile, AL	Wachovia	1/ 1	1	44,000,000	1.1	1.3%	Hospitality – Full Service	$175,299	1.31	x	75.2%	65.8%	5.890%
		10/ 10		$572,540,500	14.8%				1.53	x	69.6%	67.1%	5.670%

		20/ 141		$2,322,246,500	60.2%				1.50	x	69.8%	68.5%	5.757%

(1)	The Beacon D.C. & Seattle Pool Loan, the ING Hospitality Pool Loan and the DDR Southeast Pool Loan are part of split loan structures that include one or more pari passu companion loans that are not included in the trust fund. With respect to each Mortgage Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratio and Cut-Off Date Balance per square foot/room are based on the aggregate indebtedness of or debt service on, as applicable, the Mortgage Loan and the related pari passu companion loan, but not any related subordinate companion loan or future pari passu companion loan.
(2)	Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or have DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or was calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See ‘‘Additional Mortgage Loan Information’’ herein. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this Prospectus Supplement.
(3)	The Beacon D.C. & Seattle Pool Loan includes 17 collateral properties and 3 cash flow assets. Collateral properties consist of office properties.

Detailed descriptions of loan numbers 1 through 10 and certain additional information with respect to loan numbers 11 through 20 are attached to this prospectus supplement as Annex D. Prospective investors are encouraged to carefully review the entire prospectus supplement, including each attached Annex, which are considered part of this prospectus supplement.

The Sponsors

Wachovia Bank, National Association

General.    Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, is a Sponsor of this securitization, originated or acquired and underwrote 126 Mortgage Loans included in the Trust Fund. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and approximately 3,400 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the ‘‘Depositor’’). See ‘‘THE SPONSOR’’ in the accompanying prospectus.

Wachovia’s Securitization Program.    One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of October 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $57.0 billion. Approximately $53.7 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a Sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of October 1, 2006, Wachovia securitized approximately $55.3 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General.    Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Wachovia’s Underwriting Standards’’ section.

Loan Analysis.    Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by Wachovia where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

Loan Approval.    Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the ‘‘revenue’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan. Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization) the type of tenants and leases at the Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with an LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees. Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of DSC Ratios and LTV Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio and the LTV Ratio disclosed in this prospectus supplement. For specific details on the calculations of the DSC Ratio and the LTV Ratio, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ in this prospectus supplement.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan. Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The DSC Ratios and LTV Ratios described above under ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsor—Wachovia’s Underwriting Standards—DSC Ratios and LTV Ratios’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.

Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment.    In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral consists of improvements located in California or in seismic zones 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property. Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of DSC Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio disclosed in this prospectus supplement. For specific details on the calculations of DSC Ratio in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Escrow Requirements.    Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing, of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Artesia Mortgage Capital Corporation

General Character of Artesia Mortgage Capital Corporation’s Business.    Artesia Mortgage Capital Corporation (‘‘Artesia’’) is a Delaware Corporation, with its principal offices in Issaquah, Washington. Artesia is a Sponsor of this securitization and acquired or originated and underwrote 17 Mortgage Loans included in the Trust Fund. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated ‘‘AA+’’ by Fitch, ‘‘AA’’ by S&P and ‘‘Aa2’’ by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 567 billion Euros ($748 billion) and a stock market capitalization of approximately 24 billion Euros ($32 billion) as of December 2006.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in CMBS transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

Artesia’s Securitization Program.    Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans—which are average-sized loans by industry standards —and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2006, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, to approximately $1.5 billion in 2005, and to approximately $2.0 billion in 2006.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see ‘‘—Artesia’s Underwriting Standards’’ below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Artesia’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Artesia’s Underwriting Standards’’ section.

Loan Analysis.    Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more—depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan. Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For specific information regarding the details on the calculations of DSC Ratios in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’.

Loan-to-Value Ratio.    Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under

‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Artesia’s Underwriting Standards’’ section, Artesia may include mortgage loans in a trust fund which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Certain Relationships

The Mortgage Loans that will be sold to the Depositor by Artesia Mortgage Capital Corporation were previously the subject of a custodial arrangement between Artesia and Wells Fargo Bank, N.A. in which Wells Fargo Bank, N.A. acted as a document custodian for Artesia. The terms of the custodial arrangement are customary for agreements in the commercial mortgage securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Wachovia Bank, National Association is currently servicing all of the Mortgage Loans that will be sold to the Depositor by Artesia pursuant to an interim servicing arrangement between Artesia and Wachovia. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation. The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

Significant Obligors

The mortgaged property described in Annex D and in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ securing the Beacon D.C. & Seattle Pool mortgage loan represents 10.7% of the Cut-Off Date Pool Balance (12.1% of the Cut-Off Date Group 1 Balance) and is a ‘‘significant obligor’’ with respect to this offering. The borrowers under the Beacon D.C. & Seattle Pool mortgage loan are Liberty Place Property LLC, 1627 Eye Street Property LLC, Lafayette Centre Property LLC, Market Square Associates, Cornerstone Market Square LLC, Cornerstone Market Square II LLC, Market Square Lender LLC, 11111 Sunset Hills Property LLC, 1616 North Fort Myer Drive Property LLC, American Center Property LLC, 8251 Greensboro Drive Property LLC, Marshall Property LLC, Polk And Taylor Property LLC, City Center Bellevue Property LLC, Eastgage Office Park Property LLC, Lincoln Executive Center Property LLC, Plaza Center Property LLC, Plaza East Property LLC, Sunset North Corporate Campus Property LLC, 999 Third Avenue Property LLC, WA-Three Bellevue Center, L.L.C., WA-1201 Third Avenue, L.L.C., 1300 North Seventeenth Street Holding LLC and Reston Town Center Holding LLC. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Significant Obligors’’, ‘‘—Twenty Largest Mortgage Loans’’ in this prospectus supplement and the description of the Beacon D.C. & Seattle Pool mortgage loan in Annex D to this prospectus supplement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’ and together, the ‘‘Mortgage Loan Purchase Agreements’’). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under ‘‘—Mortgage Loan History’’.

One hundred twenty-six (126) of the Mortgage Loans (the ‘‘Wachovia Mortgage Loans’’), representing 97.9% of the Cut-Off Date Pool Balance (100 Mortgage Loans in Loan Group 1 or 98.2% of the Cut-Off Date Group 1 Balance and 26 Mortgage Loans in Loan Group 2 or 95.3% of the Cut-Off Date Group 2 Balance), were originated by Wachovia.

Seventeen (17) of the Mortgage Loans (the ‘‘Artesia Mortgage Loans’’), representing 2.1% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan Group 1 or 1.8% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 4.7% of the Cut-Off Date Group 2 Balance), were originated by Artesia.

Wachovia has no obligation to repurchase or substitute any of the Artesia Mortgage Loans or the Column Mortgage Loan. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Column Mortgage Loan. Column has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Artesia Mortgage Loans.

All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the Artesia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Artesia.

Originators

Each of the Mortgage Loan Sellers are originators with respect to this offering.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office: (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a ‘‘pro forma’’ title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. However, with respect to (i) the Beacon D.C. & Seattle Pool Loan, the Morgan Stanley 2007-IQ14 Trustee will hold the original documents related to the Beacon D.C. & Seattle Pool Loan for the benefit of the Morgan Stanley 2007-IQ14 Trust Fund and the Trust Fund, other than the related Mortgage Note which will be held by the Trustee under the Pooling and Servicing Agreement and (ii) the DDR Southeast Pool Loan, the CGCMT 2007-C6 Trustee will hold the original documents related to the DDR Southeast Pool Loan for the benefit of the CGCMT 2007-C6 Trust Fund and the Trust Fund, other than the related Mortgage Note which will be held by the Trustee under the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the ‘‘Purchase Price’’) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to the Beacon D.C. & Seattle Pool Loan, the ING Hospitality Pool Loan and the DDR Southeast Pool Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the ‘‘Substitution Shortfall Amount’’); provided that unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided, further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the ‘‘Core Material Documents’’)) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, the initial 90-day cure period described herein will not be reduced.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases’’ in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

Wells Fargo Bank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the holders of Certificates representing a majority of the voting rights allocated to the Controlling Class); (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. Notwithstanding the foregoing, no substitutions will be permitted for the Beacon D.C. & Seattle Pool Loan, the Jamison Valley Holdings Pool Loan, the BPRE Pool Loan, the ING Hospitality Pool Loan, the Ashford Pool 4 Loan, the Peachtree Medical Loan and the Barchester Pool Loan.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i)    the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(ii)    as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iii)    immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(iv)    the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(v)    each related Mortgage Note. Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi)    as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

(vii)    each related assignment of Mortgage and assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(viii)    the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(ix)    all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(x)    as of the date of origination, there was no proceeding pending, and subsequent to that date, the applicable Mortgage Loan Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of such Mortgaged Property;

(xi)    each Mortgaged Property was covered by (1) a fire and extended perils included within the classification ‘‘All Risk of Physical Loss’ policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller’s knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

(xii)    other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(xiii)    as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xiv)    one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xv)    an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the ‘‘Appraisal Standards Board of the Appraisal Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan (or in the case of certain representations and warranties, is deemed to materially and adversely affect the value of a Mortgage Loan), the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount (other than with respect to the Beacon D.C. & Seattle Pool Loan, ING Hospitality Pool Loan and the DDR Southeast Pool Loan) or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third-party set forth in the Pooling and Servicing Agreement (a ‘‘Determination Party’’) as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a ‘‘Crossed Loan’’ and, collectively, a ‘‘Crossed Group’’), and (iii) the applicable document omission or defect (a ‘‘Defect’’) or breach of a representation and warranty (a ‘‘Breach’’) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’ unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the SEC within fifteen days after the initial issuance of the Offered Certificates.

 Servicing of the Mortgage Loans

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan) for the benefit of the Certificateholders, and the Companion Loans for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a ‘‘Loan Pair’’) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the related Pari Passu Companion Loans are pari passu in right of entitlement to payment with the related Pari Passu Loans, to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the ‘‘Servicing Standard’’).

Generally, for purposes of the servicing provisions described in this section, the terms Co-Lender Loan and Mortgage Loan exclude the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, will exclude the DDR Southeast Pool Loan, and the term Companion Loan excludes any Companion Loan related to that Mortgage Loan. See ‘‘—Servicing of the Beacon D.C. & Seattle Pool Loan’’ and ‘‘—Servicing of the DDR Southeast Pool Loan’’ below for a description of the servicing of the Beacon D.C. & Seattle Pool Loan and the DDR Southeast Pool Loan, respectively.

The securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan is expected to occur in connection with the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6. Upon settlement of such trust, the DDR Southeast Pool Loan and its companion loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6. The master servicer with respect to the DDR Southeast Pool Loan under the CGCMT 2007-C6 Pooling and Servicing Agreement is expected to be Wachovia Bank, National Association, the special servicer under the CGCMT 2007-C6 Pooling and Servicing Agreement is expected to be LNR Partners, Inc. and the trustee under the CGCMT 2007-C6 Pooling and Servicing Agreement is expected to be Wells Fargo Bank, N.A. The terms of the CGCMT 2007-C6 Pooling and

Servicing Agreement are expected to be generally similar (but are not identical) to the terms of the pooling and servicing agreement for the CD 2007-CD4 Commercial Mortgage Trust, Series 2007-CD4. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the DDR Southeast Pool Loan’’ in this prospectus supplement.

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer. Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer and Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will act as the master servicer (in such capacity, the ‘‘Master Servicer’’) under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on EnableUs software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of March 31, 2007
By Approximate Number	10,015	15,531	17,641	20,725	21,551
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$262.1	$286.7

Within this portfolio, as of March 31, 2007, are approximately 17,950 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $217.6 billion related to commercial mortgage backed securities or commercial real estate collateralized debt obligation securities.

In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of March 31, 2007, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by the Master Servicer on the Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account within the time described in this prospectus supplement. On the day any amount is to be disbursed by the Master Servicer, that amount is transferred to a common disbursement account prior to disbursement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving Mortgage Loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will be performed by the Trustee as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

There are no legal proceedings pending against Wachovia Bank, National Association, or to which any property of Wachovia Bank, National Association is subject, that are material to the Certificateholders, nor does Wachovia Bank, National Association have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

CWCapital Asset Management LLC (‘‘CWCAM’’), a Massachusetts limited liability company, will initially be appointed as Special Servicer of the underlying Mortgage Loans under the Pooling and Servicing Agreement. The principal servicing offices of CWCAM are located at 701 Thirteenth Street, NW, Suite 1000, Washington, DC 20005 and its telephone number is (202) 715-9500. CWCAM and its affiliates are involved in the real estate investment, finance and management business, including:

•	originating commercial and multifamily real estate loans;

•	investing in high yielding real estate loans and other commercial real estate debt instruments; and

•	investing in, surveilling and managing as special servicer, unrated and non investment grade rated securities issued pursuant to CMBS and CRE CDO transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. (‘‘CMAE’’) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the Non Offered Certificates. CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund.  Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

Because CWCAM was not formed until June 2005, CWCAM did not serve as special servicer for any CMBS pools as of December 31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3,670 loans secured by properties throughout the United States with a then current face value in excess of $32 billion.  As of December 31, 2006, CWCAM acted as special servicer with respect to 94 domestic and 2 Canadian CMBS pools containing approximately 11,100 loans secured by properties throughout the United States and Canada with a then current face value in excess of $108.7 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates.

CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham, Massachusetts) and CWCAM provides special servicing activities for investments in over 88 markets throughout the United States. As of December 31, 2006, CWCAM had 57 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, within the CMBS pools described in the preceding paragraph, 162 assets were actually in special servicing. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and CRIIMI MAE Services L.P., operations that it has acquired. These policies and procedures for the performance of its special servicing obligations among other things in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

CWCAM is not an affiliate of the Depositor, the Trust Fund, the Master Servicer or the Trustee.  There are no specific relationships involving or relating to this transaction or the underlying Mortgage Loans between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.  From time to time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

The information set forth herein regarding the Special Servicer has been provided by CWCAM.

Certain Special Servicing Provisions

With respect to the Mortgage Loans, the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the ‘‘Controlling Class Representative’’) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the Beacon D.C. & Seattle Pool Loan, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to the securitizations related to the related Pari Passu Companion Loans. With respect to the ING Hospitality Pool Loan, if the related Pari Passu Companion Loan is included in a securitization, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to such securitization. With respect to the DDR Southeast Pool Loan, the controlling class representative of the securitization in which the DDR Southeast Pool Pari Passu Note A-1 Companion Loan is included, or if it has not been securitized, the holder of the related Note, has the right to advise the Special Servicer on certain servicing actions and is obligated to consult with the Controlling Class Representative and the controlling class representative of the securitization of the other DDR Southeast Pool Pari Passu Companion Loan. The rights of the controlling class representatives are as described in ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in ‘‘—The Controlling Class Representative’’ below including, with respect to the Beacon D.C. & Seattle Pool Loan, the ING Hospitality Pool Loan and the DDR Southeast Pool Loan, the right to replace the Special Servicer solely with respect to the related Mortgage Loan. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See ‘‘—The Controlling Class Representative’’ below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The ‘‘Controlling Class’’ is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan) or Companion Loan (other than the Beacon D.C. & Seattle Pool Pari Passu Companion Loan and the DDR Southeast Pool Loan Pari Passu Companion Loan) as to which (a) the related mortgagor has (i) failed to make any Balloon Payment; provided, however, if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the Master Servicer has, within 60 days after the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment (which is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days)) to refinance such Mortgage Loan, 120 days following such default) (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the Mortgage Loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a ‘‘Servicing Transfer Event’’).

In general, as long as a Co-Lender Loan (other than the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than the Beacon D.C. & Seattle Pool Pari Passu Companion Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Pari Passu Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loan are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the Beacon D.C. & Seattle Pool Pari Passu Companion Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Pari Passu Companion Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an ‘‘REO Property’’), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as ‘‘Specially Serviced Mortgage Loans’’. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan (other than the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan) or Companion Loan (other than the Beacon D.C. & Seattle Pool Pari Passu Companion Loans and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Pari Passu Companion Loans) will cease to be a Specially Serviced Mortgage Loan (and will become a ‘‘Corrected Mortgage Loan’’ as to which the Master Servicer will re-assume servicing responsibilities):

(a)    with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b)    with respect to any of the circumstances described in clauses (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c)    with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d)    with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer), either directly or through sub-servicers, will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Collection and Other Servicing Procedures’’ in the attached prospectus.

Servicing of the Beacon D.C. & Seattle Pool Loan

The Beacon D.C. & Seattle Pool Loan, and any related REO Property, are being serviced under the pooling and servicing agreement which governs the Morgan Stanley 2007-IQ14 Transaction (the ‘‘Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement’’). Accordingly, the master servicer under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement (the ‘‘Morgan Stanley 2007-IQ14 Master Servicer’’) will generally make servicing advances and remit collections on the Beacon D.C. & Seattle Pool Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports that include information on the Beacon D.C. & Seattle Pool Loan, and to enforce the terms of the Beacon D.C. & Seattle Pool Intercreditor Agreement and make P&I Advances with respect to the Beacon D.C. & Seattle Pool Loan, subject to its non-recoverability. The servicing arrangements under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wells Fargo Bank, N.A. is the Morgan Stanley 2007-IQ14 Master Servicer, and ARCap Special Servicing Inc. is the Morgan Stanley 2007-IQ14 Special Servicer (the ‘‘Morgan Stanley 2007-IQ14 Special Servicer’’).

•	The Morgan Stanley 2007-IQ14 Trustee is the Bank of New York (the ‘‘Morgan Stanley 2007-IQ14 Trustee’’), who will be the mortgagee of record for the Beacon D.C. & Seattle Pool Loan.

•	The Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the Morgan Stanley 2007-IQ14 Master Servicer, the Morgan Stanley 2007-IQ14 Special Servicer or the Morgan Stanley 2007-IQ14 Trustee or (b) except as described below, make servicing advances with respect to the Beacon D.C. & Seattle Pool Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the Beacon D.C. & Seattle Pool Loan is dependent on its receipt of the corresponding information and/or collections from the Morgan Stanley 2007-IQ14 Master Servicer or the Morgan Stanley 2007-IQ14 Special Servicer.

•	Pursuant to the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Beacon D.C. & Seattle Pool Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the Beacon D.C. & Seattle Pool Loan, unless (i) the Master Servicer, after receiving the necessary information from the Morgan Stanley 2007-IQ14 Master Servicer, has determined that such Advance would not be recoverable from collections on the Beacon D.C. & Seattle Pool Loan or (ii) the Morgan Stanley 2007-IQ14 Master Servicer has made a similar determination with respect to an advance on the related Beacon D.C. & Seattle Pool Pari Passu Companion Loan.

•	The Morgan Stanley 2007-IQ14 Master Servicer is obligated to make servicing advances with respect to the Beacon D.C. & Seattle Pool Whole Loan. If the Morgan Stanley 2007-IQ14 Master Servicer determines that a servicing advance it made with respect to the Beacon D.C. & Seattle Pool Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Beacon D.C. & Seattle Pool Loan and the Beacon D.C. & Seattle Pool Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all Mortgage Loans and with respect to the Beacon D.C. & Seattle Pool Pari Passu Companion Loans, out of funds payable to the holders of such mortgage loans (including if that mortgage loan is included in a securitization, from general collections of the related securitization trust, on a pro rata basis (based on each such loan’s outstanding principal balance)).

•	The Beacon D.C. & Seattle Pool Directing Holder will be entitled to remove the Morgan Stanley 2007-IQ14 Special Servicer at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement. The appointment of any successor special servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as written confirmation from any rating agency then rating any commercial mortgage pass-through certificates backed by a Beacon D.C. & Seattle Pool Pari Passu Companion Loan to the same effect).

•	Under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement, if the related Beacon D.C. & Seattle Pool Pari Passu Companion Loan is subject to a fair value purchase option, the Morgan Stanley 2007-IQ14 Special Servicer will be required to determine the purchase price for the Beacon D.C. & Seattle Pool Loan and the other Beacon D.C. & Seattle Pool Pari Passu Companion Loans as well. Each option holder specified in ‘‘ —Defaulted Mortgage Loans; REO Properties; Purchase Option’’ of this prospectus supplement will have an option to purchase the Beacon D.C. & Seattle Pool Loan and the holder of each Beacon D.C. & Seattle Pool Pari Passu Companion Loan (or its designees) will have an option to purchase the related Beacon D.C. & Seattle Pool Pari Passu Companion Loan, at the purchase price determined by the Morgan Stanley 2007-IQ14 Special Servicer under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement.

•	If an event of default under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement occurs and is continuing with respect to the Morgan Stanley 2007-IQ14 Master Servicer, to the extent that it is affected by such event of default, the Controlling Class Representative is entitled to direct the Morgan Stanley 2007-IQ14 Trustee to appoint a sub-servicer solely with respect to the Beacon D.C. & Seattle Pool Whole Loan. The sub-servicer is required to be selected by the Beacon D.C. & Seattle Pool Directing Holder. The appointment of a sub-servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as any rating agency then rating any commercial mortgage pass-through certificates backed by a Beacon D.C. & Seattle Pool Pari Passu Companion Loan).

The Morgan Stanley 2007-IQ14 Master Servicer.    Wells Fargo Bank, N.A. is the Morgan Stanley 2007-IQ14 Master Servicer under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement.

The Morgan Stanley 2007-IQ14 Special Servicer.    ARCap Special Servicing Inc. is the Morgan Stanley 2007-IQ14 Special Servicer under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement.

The Morgan Stanley 2007-IQ14 Trustee.    The Bank of New York is the Morgan Stanley 2007-IQ14 Trustee under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement.

Servicing of the DDR Southeast Pool Loan

Prior to the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan, and any related REO Property will be serviced under Pooling and Servicing

Agreement; however, the Pooling and Servicing Agreement will provide that the Master Servicer and Special Servicer will service the DDR Southeast Pool Loan pursuant to the related Intercreditor Agreement and a ‘‘model’’ pooling agreement that has terms as described below. After such securitization, the DDR Southeast Pool Loan, and any related REO Property, are expected to be serviced under the pooling and servicing agreement that governs the CGCMT 2007-C6 Transaction (the ‘‘CGCMT 2007-C6 Pooling and Servicing Agreement’’), which is expected to close subsequent to the closing of this securitization. Accordingly, the master servicer under the CGCMT 2007-C6 Pooling and Servicing Agreement (the ‘‘CGCMT 2007-C6 Master Servicer’’) will generally make servicing advances and remit collections on the DDR Southeast Pool Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports that include information on the DDR Southeast Pool Loan, and to enforce the terms of the DDR Southeast Pool Intercreditor Agreement and make P&I Advances with respect to the DDR Southeast Pool Loan, subject to their non-recoverability. The servicing arrangements under the CGCMT 2007-C6 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wachovia Bank, National Association is expected to be the CGCMT 2007-C6 Master Servicer, and LNR Partners, Inc. is expected to be the CGCMT 2007-C6 Special Servicer (the ‘‘CGCMT 2007-C6 Special Servicer’’).

•	The CGCMT 2007-C6 Trustee is expected to be Wells Fargo Bank, N.A. (the ‘‘CGCMT 2007-C6 Trustee’’), who will be the mortgagee of record for the DDR Southeast Pool Loan.

•	The Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the CGCMT 2007-C6 Master Servicer, the CGCMT 2007-C6 Special Servicer or the CGCMT 2007-C6 Trustee or (b) except as described below, make servicing advances with respect to the DDR Southeast Pool Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the DDR Southeast Pool Loan is dependent on its receipt of the corresponding information and/or collections from the CGCMT 2007-C6 Master Servicer or the CGCMT 2007-C6 Special Servicer.

•	Pursuant to the CGCMT 2007-C6 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the DDR Southeast Pool Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the DDR Southeast Pool Loan, unless (i) the Master Servicer, after receiving the necessary information from the CGCMT 2007-C6 Master Servicer, has determined that such Advance would not be recoverable from collections on the DDR Southeast Pool Loan or (ii) the CGCMT 2007-C6 Master Servicer has made a similar determination with respect to an advance on the related DDR Southeast Pool Pari Passu Companion Loan.

•	The CGCMT 2007-C6 Master Servicer is obligated to make servicing advances with respect to the DDR Southeast Pool Whole Loan. If the CGCMT 2007-C6 Master Servicer determines that a servicing advance it made with respect to the DDR Southeast Pool Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the DDR Southeast Pool Loan and the DDR Southeast Pool Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all Mortgage Loans and with respect to the DDR Southeast Pool Pari Passu Companion Loans, out of funds payable to the holders of such mortgage loans (including if that mortgage loan is included in a securitization, from general collections of the related securitization trust, on a pro rata basis (based on each such loan’s outstanding principal balance)).

•	The controlling class representative of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan will be entitled to remove the CGCMT 2007-C6 Special Servicer at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the CGCMT 2007-C6 Pooling and Servicing Agreement. The appointment of any successor special servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as written confirmation from any rating agency then rating any commercial mortgage pass-through certificates backed by a DDR Southeast Pool Pari Passu Companion Loan to the same effect).

•	Under the CGCMT 2007-C6 Pooling and Servicing Agreement, if the related DDR Southeast Pool Pari Passu Note A-1 Companion Loan is subject to a fair value purchase option, the CGCMT 2007-C6 Special Servicer will be required to determine the purchase price for the DDR Southeast Pool Loan and the other DDR Southeast Pool Pari Passu Companion Loans as well. Each option holder specified in ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ of this prospectus supplement will have an option to purchase the DDR Southeast Pool Loan and the holder of each DDR Southeast Pool Pari Passu Companion Loan (or its designees) will have an option to purchase the related DDR Southeast Pool Pari Passu Companion Loan, at the purchase price determined by the CGCMT 2007-C6 Special Servicer under the CGCMT 2007-C6 Pooling and Servicing Agreement.

•	If an event of default under the CGCMT 2007-C6 Pooling and Servicing Agreement occurs and is continuing with respect to the CGCMT 2007-C6 Master Servicer, to the extent that it is affected by such event of default, the Controlling Class Representative is entitled to appoint and select a sub-servicer solely with respect to the DDR Southeast Pool Whole Loan. The appointment of a sub-servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as any rating agency then rating any commercial mortgage pass-through certificates backed by a DDR Southeast Pool Pari Passu Companion Loan).

The CGCMT 2007-C6 Master Servicer. Wachovia Bank, National Association is expected to be the CGCMT 2007-C6 Master Servicer under the CGCMT 2007-C6 Pooling and Servicing Agreement.

The CGCMT 2007-C6 Special Servicer. LNR Partners, Inc. is expected to be the CGCMT 2007-C6 Special Servicer under the CGCMT 2007-C6 Pooling and Servicing Agreement.

The CGCMT 2007-C6 Trustee. Wells Fargo Bank, N.A. is expected to be the CGCMT 2007-C6 Trustee under the CGCMT 2007-C6 Pooling and Servicing Agreement.

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

Upon the settlement of the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, the CGCMT 2007-C6 Master Servicer and, in certain circumstances, the CGCMT 2007-C6 Special Servicer under the CGCMT 2007-C6 Trust Fund will each be entitled to reimbursement of a pro rata share of servicing advances made with respect to the DDR Southeast Pool Whole Loan (based on the principal balance of the DDR Southeast Pool Loan to the aggregate principal balance of the DDR Southeast Pool Whole Loan). After the settlement described above, in the event collections related to the DDR Southeast Pool Loan are insufficient to reimburse the CGCMT 2007-C6 Master Servicer or CGCMT 2007-C6 Special Servicer, reimbursement may be obtained from the other Mortgage Loans in the Trust Fund.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate (4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period; but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Floating Rate Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses / Depositor, Master Servicer, Special Servicer or Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	The Morgan Stanley 2007-IQ14 Master Servicer and the Morgan Stanley 2007-IQ14 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Beacon D.C. & Seattle Pool Loan pursuant to the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement. See ‘‘—Servicing of the Beacon D.C. & Seattle Pool Loan’’ in this prospectus supplement. The CGCMT 2007-C6 Master Servicer and the CGCMT 2007-C6 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the DDR Southeast Pool Loan pursuant to the CGCMT 2007-C6 Pooling and Servicing Agreement. See ‘‘—Servicing of the DDR Southeast Pool Loan’’ in this prospectus supplement
(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. Sec ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.
(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or the Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.
(4)	The Master Servicing Fee for each Mortgage Loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.0900% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.
(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.
(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Compensation and Payment of Expenses’’ section.
(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.
(8)	The Trustee Fee Rate will equal 0.00058% per annum, as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The ‘‘Master Servicing Fee’’ is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The ‘‘Master Servicing Fee Rate’’ is a per annum rate ranging from 0.02000% to 0.09000%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.02099% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to ‘‘Mortgage Loans’’ will include the Companion Loans unless otherwise specified.

The Beacon D.C. & Seattle Pool Loan will be serviced by the Morgan Stanley 2007-IQ14 Master Servicer.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the ‘‘Servicing Fees’’) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The ‘‘Special Servicing Fee’’ is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the ‘‘Special Servicing Fee Rate’’) equal to 0.25% per annum, and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a ‘‘Liquidation Fee’’ with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof; provided, however, in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a ‘‘Workout Fee’’ with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a ‘‘Prepayment Interest Excess’’) the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a ‘‘Compensating Interest Payment’’), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.01% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall: provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees and any additional servicing compensation of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus.

As and to the extent described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan and subject to the Master Servicer’s right to approve certain transfers of the equity interests in the related borrowers and waivers regarding due-on-sale and due-on-encumbrance provisions for certain Mortgage Loans as described below) to modify, waive or amend any term of any Mortgage Loan (other than the Beacon D.C. & Seattle Pool Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not ‘‘significant’’ within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. As provided in the Pooling and Servicing Agreement, the Master Servicer may approve certain transfers of the equity interests in the related borrowers and waivers regarding due-on-sale or due-on-encumbrance provisions relating to Mortgage Loans with tenants-in-common borrowing entities, subject to the Servicing Standard, the related Mortgage Loan documents and certain limiting conditions as set forth in the Pooling and Servicing Agreement, including Rating Agency approval of any such waivers for Mortgage Loans with certain outstanding Stated Principal Balances and that meet certain other financial thresholds.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool

Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity date of Mortgage Loans with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than the Class  IO Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under ‘‘—General’’ above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans (other than the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

For any Mortgage Loan other than a Specially Serviced Mortgage Loan, and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs, and other than with respect to the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i)    any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii)    any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii)    any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v)    any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii)    any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii)    any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix)    any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x)    any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi)    any determination to allow a borrower not to maintain terrorism or, to the extent provided in the Pooling and Servicing Agreement, windstorm insurance; and

(xii)    any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. American Capital Strategies, Ltd. will be the initial Controlling Class Representative.

Pursuant to the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement and the Beacon D.C. & Seattle Pool Intercreditor Agreement, with respect to the Beacon D.C. & Seattle Pool Loan, the Controlling Class Representative will have certain consultation rights it exercises with the controlling class representative under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement (the ‘‘Morgan Stanley 2007-IQ14 Controlling Class Representative’’) in connection with the rights given to the Morgan Stanley 2007-IQ14 Controlling Class Representative under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement to direct the Morgan Stanley 2007-IQ14 Master Servicer and/or Morgan Stanley 2007-IQ14 Special Servicer with respect to the servicing of the Beacon D.C. & Seattle Pool Loan and the related Pari Passu Companion Loans. In general, in the event that the Morgan Stanley 2007-IQ14 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Beacon D.C. & Seattle Pool Loan, the Morgan Stanley 2007-IQ14 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the Morgan Stanley 2007-IQ14 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the Beacon D.C. & Seattle Pool Intercreditor Agreement and the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement provide that the decision of the Morgan Stanley 2007-IQ14 Controlling Class Representative will control in the event such disagreement is not resolved within 10 business days.

Pursuant to the CGCMT 2007-C6 Pooling and Servicing Agreement and the DDR Southeast Pool Intercreditor Agreement, with respect to the DDR Southeast Pool Loan, the Controlling Class Representative will have certain consultation rights it exercises with the controlling class representative under the CGCMT 2007-C6 Pooling and Servicing Agreement (the CGCMT 2007-C6 Controlling Class Representative’’) in connection with the rights given to the CGCMT 2007-C6 Controlling Class Representative under the CGCMT 2007-C6 Pooling and Servicing Agreement to direct the CGCMT 2007-C6 Master Servicer and/or CGCMT 2007-C6 Special Servicer with respect to the servicing of the DDR Southeast Pool Loan and the related Pari Passu Companion Loans. In general, in the event that the CGCMT 2007-C6 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the DDR Southeast Pool Loan, the CGCMT 2007-C6 Controlling Class Representative will generally be required to confer on a non-binding basis with the Controlling Class Representative regarding such advice or consent. In the event that the CGCMT 2007-C6 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the DDR Southeast Pool Intercreditor Agreement and the CGCMT 2007-C6 Pooling and Servicing Agreement provide that the decision of the CGCMT 2007-C6 Controlling Class Representative will control in the event such disagreement is not resolved within 10 business days.

In addition, the holders of the related Caplease Subordinate Companion Loans may exercise certain approval rights relating to modification of the related Caplease Subordinate Companion Loans that materially and adversely affects the holders of the related Caplease Subordinate Companion Loans prior to the expiration of the related repurchase period. In addition, the holders of the related Caplease Subordinate Companion Loans may exercise certain approval rights relating to a modification of the Caplease Loan or related Caplease Subordinate Companion Loans that materially and adversely affects the holders of the related Caplease Subordinate Companion Loans and certain other matters related to Defaulted Lease Claims. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—The Caplease Loan—Servicing Provisions of the Caplease Intercreditor Agreement’’ in this prospectus supplement.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative.    The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Beacon D.C. & Seattle Pool Loan will be serviced under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the Beacon D.C. & Seattle Pool Loan’’ in this prospectus supplement. After the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, DDR Southeast Pool Loan will be serviced under the CGCMT 2007-C6 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the DDR Southeast Pool Loan’’ in this prospectus supplement. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (i) that is delinquent 60 days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment; provided, however, if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, such Mortgage Loan shall not be considered a Defaulted Mortgage Loan until 60 days following such default (or, if the Master Servicer has, within 60 days after the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment (which is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days)) to refinance such Mortgage Loan, 120 days following such default) (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing

Standard; provided, however, the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans’’) (the ‘‘Purchase Option’’) the Defaulted Mortgage Loan from the Trust Fund at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for 15 days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such 15 day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third-party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than 3 years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than 5 days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; provided, further, if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an ‘‘independent contractor,’’ within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I would not constitute ‘‘rents from real property,’’ or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute ‘‘rents from real property’’. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property’’, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans but other than the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; provided, however, with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the Mortgaged Property related to the DDR Southeast Pool Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

 Description of the Certificates

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32 (the ‘‘Certificates’’) will be issued pursuant to a pooling and servicing agreement, dated as of June 1, 2007, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the ‘‘Trust Fund’’) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the prospectus); (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans; and (v) the swap contracts with respect to the Class A-4FL Regular Interest and the Class A-MFL Regular Interest.

The Certificates consist of the following classes (each, a ‘‘Class’’) designated as: (i) the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-4FL and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’); (ii) the Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Subordinate Certificates’’ and, together with the Class A Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class IO Certificates (collectively, with the Sequential Pay Certificates, the ‘‘Regular Certificates’’); (iv) the Class R-I and Class R-II Certificates (together, the ‘‘REMIC Residual Certificates’’); and (v) the Class Z Certificates.

Only the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class IO, Class A-M, Class A-J, Class B, Class C, Class D, Class E, and Class F Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class A-4FL, Class A-MFL, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Non-Offered Certificates’’), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a Sponsor, pursuant to that certain Transfer Affidavit and Agreement (the ‘‘Transfer Affidavit and Agreement’’), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

On the Closing Date, the ‘‘Class A-4FL Regular Interest’’ and the ‘‘Class A-MFL Regular Interest’’ will also be issued by the Trust Fund as uncertificated regular interests in one of the REMICs. The Class A-4FL Regular Interest and the Class A-4FL Certificates are not being offered by this prospectus supplement. The Depositor will transfer the Class A-4FL Regular Interest to the Trust Fund in exchange for the A-4FL Certificates. The Class A-4FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-4FL Regular Interest, the Class A-4FL Floating Rate Account and the swap contract with respect to the Class A-4FL Regular Interest. The Class A-MFL Regular Interest and the Class A-MFL Certificates are not being offered by this prospectus supplement. The Depositor will transfer the Class A-MFL Regular Interest to the Trust Fund in exchange for the A-MFL Certificates. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-MFL Regular Interest, the Class A-MFL Floating Rate Account and the swap contract with respect to the Class A-MFL Regular Interest.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Issuing Entity is also sometimes referred to herein as the Trust Fund. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’, ‘‘—The Special Servicer’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’. Additional information may also be found in the accompanying prospectus under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a ‘‘business trust.’’ The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

Accordingly, although the transfer of the underlying Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund has been structured as a sale, there can be no assurance that the sale of the underlying Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust Fund is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See ‘‘RISK FACTORS—The Offered Certificates —The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans’’ in this prospectus supplement.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’). The Offered Certificates (other than the Class IO Certificates) will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof. The Class IO Certificates will be offered in notional amounts of not less than $1,000,000 actual notional amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amount

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL) and the Class A-4FL and Class A-MFL Regular Interests described below will have the Certificate Balances or Notional Amount representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance or Notional Amount	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$25,707,000	0.672%
Class A-2 Certificates	$946,379,000	24.749%
Class A-PB Certificates	$62,827,000	1.643%
Class A-3 Certificates	$1,073,589,000	28.076%
Class A-4 Certificates	$125,000,000	3.269%
Class A-1A Certificates	$443,196,000	11.590%
Class IO Certificates	$3,823,853,068	N/A
Class A-M Certificates	$382,385,000	10.000%
Class A-J Certificates	$253,330,000	6.625%
Class B Certificates	$43,019,000	1.125%
Class C Certificates	$47,798,000	1.250%
Class D Certificates	$28,679,000	0.750%
Class E Certificates	$28,679,000	0.750%
Class F Certificates	$38,238,000	1.000%
Non-offered certificates (other than the Class A-4FL, Class A-MFL, Class R-I, Class R-II and Class Z Certificates)	$325,027,068	8.500%

The ‘‘Certificate Balance’’ of any Class of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests (and, correspondingly, the Class A-4FL and Class A-MFL Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests (and, correspondingly, the Class A-4FL and Class A-MFL Certificates), in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates or the Class A-4FL or Class A-MFL Regular Interest on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates or the Class A-4FL or Class A-MFL Regular Interest on such Distribution Date. The Certificate Balance of the Class A-4FL or Class A-MFL Certificates will be reduced on each Distribution Date by an amount corresponding to any such reduction in the Certificate Balance of the Class A-4FL or Class A-MFL Regular Interest, respectively.

The Class IO Certificates do not have a Certificate Balance, but represent the right to receive the distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the ‘‘Notional Amount’’). The Class IO Certificates have 26 separate components (each, a ‘‘Component’’), each corresponding to a different Class of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) or the Class A-4FL or the Class A-MFL Regular Interests. Each such Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates or the Class A-4FL or the Class A-MFL Regular Interests, as applicable. The component balance (the ‘‘Component Balance’’) of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates or the Class A-MFL Regular Interest, as applicable, outstanding from time to time.

On each Distribution Date, the Notional Amount of the Class IO Certificates will be equal to the aggregate outstanding Component Balances of the Components on such date. The initial Notional Amount of the Class IO Certificates will equal approximately $3,823,853,068 (subject to a permitted variance of plus or minus 5.0%).

The Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4FL or Class A-MFL Certificates) and the Class A-4FL Regular Interest or Class A-MFL Regular Interest (and, correspondingly, the Class A-4FL or Class A-MFL Certificates) may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, ‘‘Mortgage Deferred Interest’’ is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates (other than the Class A-4FL Certificates and the Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest, (and, correspondingly, the Class A-4FL Certificates and Class A-MFL Certificates) will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, ‘‘Certificate Deferred Interest’’). With respect to the Sequential Pay Certificates (other than the Class A-4FL Certificates and Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A Certificates and the Class A-4FL Regular Interest, which amounts shall be applied pro rata (based on the Certificate Balances of the remaining Classes)) to such Classes. The Certificate Balance of each Class of Sequential Pay Certificates or the Class A-4FL Regular Interest and Class A-MFL Regular Interest to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) or the Class A-4FL Regular Interest and Class A-MFL Regular Interest (and, correspondingly, the Class A-4FL and Class A-MFL Certificates respectively) will result in an increase in the Notional Amount of the Class  IO Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the Regular Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

Pass-Through Rates

The Pass-Through Rates applicable to each of the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. Each Component will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates or the Class A-4FL Regular Interest or Class A-MFL Regular Interest.

The Pass-Through Rate applicable to the Class IO Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the Strip Rates for the components (the ‘‘Components’’) for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The ‘‘Strip Rate’’ in respect of any Class of Components for any Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate for such Distribution Date, minus the Pass-Through Rate for the Class of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) or the Class A-4FL Regular Interest or Class A-MFL Regular Interest, as applicable, corresponding to such Component (but in no event will any Strip Rate be less than zero).

In the case of each Class of Regular Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class IO Certificates, the Notional Amount) of such Class of Certificates or the Class A-4FL Regular Interest and Class A-MFL Regular Interest immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of Regular Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of Regular Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest and any Distribution Date, the ‘‘Interest Accrual Period’’ will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however, for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The ‘‘Weighted Average Net Mortgage Rate’’ for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date: provided that for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The ‘‘Net Mortgage Rate’’ for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 1 Mortgage Loan (loan number 11), representing 1.9% of the Cut-Off Date Pool Balance (2.2% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Regular Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest, then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note, unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year (January if the final Distribution Date occurs in February) will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The ‘‘Collection Period’’ for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The ‘‘Determination Date’’ will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in July 2007.

Distributions

General.    Except as described below with respect to the Class Z Certificates, distributions on the Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a ‘‘Distribution Date’’). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the ‘‘Certificateholders’’) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Certificates may receive distributions will be the Distribution Date occurring in July, 2007. The amount allocated to the Class A-4FL and Class A-MFL Regular Interests on each Distribution Date will be deposited into the related Floating Rate Account, less the portion of such amount, if any, due to the swap counterparty with respect to such Distribution Date. In addition, amounts payable to the Trust Fund by the swap counterparty with respect to the Distribution Date will be deposited into the applicable Floating Rate Account.

The Available Distribution Amount.    The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class A-4FL, Class A-MFL, Class R-I, Class R-II and Class Z Certificateholders) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest on each related Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties (without regard to any payments made to or received by the swap counterparty) as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i)    any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii)    any Prepayment Premiums and Yield Maintenance Charges;

(iii)    all amounts in the Certificate Account or Distribution Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv)    any amounts deposited in the Certificate Account in error;

(v)    any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

(vi)    if such Distribution Date occurs in February of any year or during January of any year that is not a leap year unless the final Distribution Date occurs in January or February immediately following such December or January, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

(b)    all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

(c)    any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

(d)    if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

See ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See ‘‘—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ below.

All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Interest Reserve Account.    The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless the final Distribution Date occurs in January or February immediately following such December or January, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the ‘‘Interest Reserve Loans’’) which accrues interest on an Actual/360 basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the ‘‘Interest Reserve Amount’’). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account.    The Master Servicer will establish and will maintain a ‘‘Certificate Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Certificate Accounts’’ in the prospectus.

Distribution Account.    The Trustee will establish and will maintain a ‘‘Distribution Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount will be used to make distributions on the Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest.

Gain-on-Sale Reserve Account.    The Trustee will establish and will maintain a ‘‘Gain-on-Sale Reserve Account’’ in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account.    The Trustee will establish and will maintain an ‘‘Additional Interest Account’’ in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Floating Rate Accounts.    On or before the Closing Date, the Trustee will establish and maintain (i) a ‘‘Class A-4FL Floating Rate Account’’ in trust for the benefit of the holders of the Class A-4FL Certificates and (ii) a ‘‘Class A-MFL Floating Rate Account’’ in trust for the benefit of the holders of the Class A-MFL Certificates, each as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. The Class A-4FL Floating Rate Account and the Class A-MFL Floating Rate Account are collectively defined as the ‘‘Floating Rate Accounts’’. The Floating Rate Accounts may be subaccounts of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-4FL or Class A-MFL Regular Interest or the swap contract, the Trustee will deposit the same into the applicable Floating Rate Account.

Other than the Assessment of Compliance and the Attestation Report, as such terms are defined in the accompanying prospectus, required to be delivered by certain parties, as described in the accompanying prospectus, there will be no independent certification of the account activity with respect to any of the Distribution Account, the Floating Rate Account, the Interest Reserve Account, the Additional Interest Account or the Gain-on-Sale Reserve Account.

Application of the Available Distribution Amount.    On each Distribution Date, the Trustee will (except as otherwise described under ‘‘—Termination’’ below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

(1)	concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-4 Certificates and the Class A-4FL Regular Interest, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes for such Distribution Date and, to the extent not previously paid, for all prior

Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class IO Certificates in accordance with the amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal to the holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance set forth on Annex F to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

(4)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates and the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal, to the holders of the Class A-3 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(7)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal, pro rata, to the holders of the Class A-4 Certificates and the Class A-4FL Regular Interest, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates and the Class A-4FL Regular Interest) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(8)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, and the Class A-4 Certificates and the Class A-4FL Regular Interest have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, and the Class A-4 Certificates and the Class A-4FL Regular Interest have been made on such Distribution Date;

(9)	to distributions to the holders of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates and the Class A-4FL Regular Interest, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and the Class A-4 Regular Interest for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(10)	to distributions of interest, to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of the Class A-M Certificates and the Class A-MFL Regular Interest on such Distribution Date, in amounts equal to all Distributable Certificate Interest in respect of such Class A-M Certificates and the Class A-MFL Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11)	after all Classes of Certificates and the Class A-4 Regular Interest with an earlier priority of distribution have been retired, to distributions of principal, pro rata, to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest in an aggregate amount (not to exceed the then outstanding Certificate Balance of the Class A-M Certificates and the Class A-MFL Regular Interest) equal to the Principal Distribution Amount in respect of such Class A-M Certificates and the Class A-MFL Regular Interest for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates with an earlier priority of payment;

(12)	to distributions to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and the Class A-MFL Regular Interest, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any previously allocated to such Class of Certificates or the Class A-MFL Regular Interest and for which no reimbursement has previously been received;

(13)	to distributions of interest to the holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class A-J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14)	after all Classes of Certificates or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount in respect of such Class A-J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of payment;

(15)	to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(16)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17)	after all Classes of Certificates or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount in respect of such Class B Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(18)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class B Certificates and for which no reimbursement has previously been received;

(19)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount in respect of such Class C Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(21)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class C Certificates and for which no reimbursement has previously been received;

(22)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount in respect of such Class D Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(24)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class D Certificates and for which no reimbursement has previously been received;

(25)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount in respect of such Class E Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(27)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class E Certificates and for which no reimbursement has previously been received;

(28)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount in respect of such Class F Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(30)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class F Certificates and for which no reimbursement has previously been received;

(31)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount in respect of such Class G Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(33)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class G Certificates and for which no reimbursement has previously been received;

(34)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount in respect of such Class H Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(36)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class H Certificates and for which no reimbursement has previously been received;

(37)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount in respect of such Class J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(39)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class J Certificates and for which no reimbursement has previously been received;

(40)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount in respect of such Class K Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(42)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class K Certificates and for which no reimbursement has previously been received;

(43)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount in respect of such Class L Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(45)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class L Certificates and for which no reimbursement has previously been received;

(46)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount in respect of such Class M Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(48)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class M Certificates and for which no reimbursement has previously been received;

(49)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount in respect of such Class N Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(51)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class N Certificates and for which no reimbursement has previously been received;

(52)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount in respect of such Class O Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(54)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class O Certificates and for which no reimbursement has previously been received;

(55)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(56)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount in respect of such Class P Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(57)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class P Certificates and for which no reimbursement has previously been received;

(58)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(59)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount in respect of such Class Q Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Dates;

(60)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class P Certificates and for which no reimbursement has been previously been received;

(61)	to distributions of interest to the holders of the Class S Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class S Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(62)	after all Classes of Certificates and the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class S Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class S Certificates) equal to the Principal Distribution Amount in respect of such Class S Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(63)	to distributions to the holders of the Class S Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(64)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (63) above;

provided that on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular

Interest has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see ‘‘—Termination’’ below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7), (8) and (9) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-PB Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates and the Class A-4FL Regular Interest will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes and without regard to the Principal Distribution Amount for such date.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ equals with respect to each Class of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL Regular Interest and the Class A-MFL Regular Interest for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates and the Class A-4FL Regular Interest and Class A-MFL Regular Interest for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’) and (ii) any Certificate Deferred Interest allocated to such Class of Sequential Pay Certificates or the Class A-4FL Regular Interest and Class A-MFL Regular Interest.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates and the Class A-4FL Regular Interest and Class A-MFL Regular Interest for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The Accrued Certificate Interest in respect of the Class IO Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of the Class IO Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the applicable Class or Classes of Certificates or to the Class A-4FL Regular Interest or Class A-MFL Regular Interest, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, to the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Beacon D.C. & Seattle Pool Whole Loan, which shall be allocated, pro rata, among the Beacon D.C. & Seattle Pool Pari Passu Companion Loans and the Beacon D.C. & Seattle Pool Loan, with any Prepayment Interest Shortfall allocated to the Beacon D.C. & Seattle Pool Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the ING Hospitality Pool Whole Loan, which shall be allocated, pro rata, among the ING Hospitality Pool Pari Passu Companion Loan and the ING Hospitality Pool Loan, with any Prepayment Interest Shortfall allocated to the ING Hospitality Pool Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the DDR Southeast Pool Whole Loan, which shall be allocated, pro rata, among the DDR Southeast Pool Pari Passu Companion Loans and the DDR Southeast Pool Loan, with any Prepayment Interest Shortfall allocated to the DDR Southeast Pool Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

Principal Distribution Amount.    So long as the Class A-PB Certificates or Class A-4 Certificates and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the ‘‘Loan Group 1 Principal Distribution Amount’’ and with respect to Loan Group 2, the ‘‘Loan Group 2 Principal Distribution Amount’’). On each Distribution Date after the Certificate Balances of (i) the Class A-PB Certificates and the Class A-4 Certificates and Class A-4FL Certificates or (ii) the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

(a)    the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or the Trustee, as applicable, prior to such Collection Period;

(b)    the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c)    with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d)    the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e)    if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding

Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-PB Planned Principal Balance.    The ‘‘Class A-PB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates and the Class A-2 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

The ‘‘Scheduled Payment’’ due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The ‘‘Assumed Scheduled Payment’’ is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund

Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property (other than the Mortgaged Property related to the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts that would have been ‘‘due’’ on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to ‘‘Mortgage Loan’’ or ‘‘Mortgage Loans’’ in the definitions of ‘‘Principal Distribution Amount’’ and ‘‘Weighted Average Net Mortgage Rate’’ are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an ‘‘REO Loan’’). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges.    In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates, the Class A-4FL Regular Interest and Class A-MFL Regular Interest and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates as set forth below. ‘‘Yield Maintenance Charges’’ are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided that in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered ‘‘Prepayment Premiums’’.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates, the Class A-4FL Regular Interest and Class A-MFL Regular Interest and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates or the Class A-MFL Regular Interest over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates or the Class A-MFL Regular Interest on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date.

If there is more than one such Class of Certificates (other than the Class A-4FL and Class A-MFL Certificates) or the Class A-4FL Regular Interest and Class A-MFL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates or the Class A-MFL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class  IO Certificates.

The ‘‘Discount Rate’’ applicable to any Class of Offered Certificates, the Class A-4FL Regular Interest and Class A-MFL Regular Interest and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Distributions of Additional Interest.    On each Distribution Date, any Additional Interest collected on an ARD Loan (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest and the Class IO Certificates and each other such Class of Subordinate Certificates or the Class A-MFL Regular Interest, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest and the Class IO Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates and the Class A-MFL Regular Interest on each Distribution Date and the ultimate receipt by the holders of such Certificates or Class A-MFL Regular Interest of, in the case of each such Class or Class A-MFL Regular Interest, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and the Class A-MFL Regular Interests, (b) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and the Class A-MFL Regular Interests and the Class F Certificates, (c) to the holders of the Class D Certificates by means of the subordination of the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and the Class A-MFL Regular Interests, (d) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and the Class A-MFL Regular Interests, (e) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and the Class A-MFL Regular Interests, (f) to the holders of the Class A-J Certificates, by means of the subordination of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and the Class A-MFL Regular Interests, (g) to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, by means of the subordination of the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and the Class A-MFL Regular Interests and (h) to the holders of the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest and the Class IO Certificates and the Class A-4FL Regular Interest by means of the subordination of the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above and (ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest have been reduced to zero, the Class A-4 Certificates and the Class A-4FL Regular Interest will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-PB Certificates and the Class A-3 Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-PB Certificates has been reduced to zero, the Class A-PB will receive principal payments (other than planned principal payments as described in this prospectus supplement) only after the Certificate Balance of each of the Class A-1 Certificates and the Class A-2 Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest have been reduced to zero, the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, to the extent such Classes of Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest and Class IO Certificates, to the extent such Classes remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

Allocation to the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, the percentage interest in the Trust Fund evidenced by such Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates or the Class A-4FL Regular Interest by the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest.

On each Distribution Date, following all distributions on the Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests (and therefore the Class A-4FL and Class A-MFL Certificates), in each case, in reduction of their respective Certificate Balances as follows, but, with respect to the Classes of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class S Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero: fifth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighteenth, to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balance of such Class of Certificates and the Class A-MFL Regular Interest is reduced to zero; and last, to the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

Generally, any losses and expenses that are associated with the Co-Lender Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the Beacon D.C. & Seattle Pool Whole Loan will be allocated pro rata to the Beacon D.C. & Seattle Pool Loan, and the Beacon D.C. & Seattle Pool Pari Passu Companion Loans. Any losses and expenses with respect to the ING Hospitality Pool Whole Loan will be allocated, first, to the ING Hospitality Pool Subordinate Companion Loan, and then pro rata to the ING Hospitality Pool Loan, and the ING Hospitality Pool Pari Passu Companion Loan. Any losses and expenses with respect to the DDR Southeast Pool Whole Loan will be allocated pro rata to the DDR Southeast Pool Loan, and the DDR Southeast Pool Pari Passu Companion Loans.

‘‘Realized Losses’’ are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

‘‘Additional Trust Fund Expenses’’ include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the

Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus and ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement. Additional Trust Fund Expenses shall not include costs or fees incurred with respect to any swap contract. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees in respect of the Mortgage Loans, as provided below, that are being serviced by the Master Servicer and the Special Servicer, as applicable and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in ‘‘—Appraisal Reductions’’ below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, in each such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan. The Master Servicer and Trustee will be required to make P&I Advances with respect to the Beacon D.C. & Seattle Pool Loan, the ING Hospitality Pool Loan and the DDR Southeast Pool Loan, subject to the same limitations, and with the same rights, as described above.

The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (‘‘Related Proceeds’’). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a ‘‘Nonrecoverable P&I Advance’’), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an ‘‘Advance’’), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The ‘‘Reimbursement Rate’’ is equal to the ‘‘prime rate’’ published in the ‘‘Money Rates’’ Section of The Wall Street Journal, as such ‘‘prime rate’’ may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Trustee, as applicable, will be required to give S&P and Moody’s at least 15 days’ notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

Appraisal Reductions

Other than with respect to the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan, upon the earliest of the date (each such date, a ‘‘Required Appraisal Date’’) that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date; provided, however, if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, such Mortgage Loan will not become a Required Appraisal Loan until 60 days following such default or, if the Master Servicer has, within 60 days after the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment (which is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days)) to refinance such Mortgage Loan, 120 days following such default (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a ‘‘Required Appraisal Loan’’), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A ‘‘Qualified Appraiser’’ is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years’ experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an ‘‘Appraisal Reduction Amount’’ exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer on a monthly basis as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Master Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan and any related Companion Loans, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion Loan, similar fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided that such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL Regular Interest and Class A-MFL Regular Interest in reverse order of entitlement to distribution with respect to such Classes. See ‘‘—P&I Advances’’ above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage Loan. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests in reverse order of payment priorities. With respect to the Beacon D.C. & Seattle Pool Loan, the appraisal reduction amount will be calculated under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘—Servicing of the Beacon D.C. & Seattle Pool Loan’’ in this prospectus supplement. With respect to the DDR Southeast Pool Loan, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the appraisal reduction amount is expected to be calculated under the CGCMT 2007-C6 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘—Servicing of the DDR Southeast Pool Loan’’ in this prospectus supplement.

Reports to Certificateholders; Available Information

Trustee Reports.    Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.ctslink.com) on each Distribution Date to the general public:

(a)    A statement (a ‘‘Distribution Date Statement’’), substantially in the form of Annex C to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i)    the amount of the distribution to the holders of each Class of Regular Certificates and the Class A-4FL and Class A-MFL Regular Interests in reduction of the Certificate Balance thereof;

(ii)    the amount of the distribution to the holders of each Class of Regular Certificates and the Class A-4FL and Class A-MFL Regular Interests allocable to Distributable Certificate Interest and the applicable Interest Distribution Amount;

(iii)    the amount of the distribution to the holders of each Class of Regular Certificates and the Class A-4FL and Class A-MFL Regular Interests allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv)    the amount of the distribution to the holders of each Class of Regular Certificates and the Class A-4FL and Class A-MFL Regular Interests in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v)    the Available Distribution Amount for such Distribution Date;

(vi)    (a) the aggregate amount of P&I Advances made (including any such advance made on the Beacon D.C. & Seattle Pool Loan and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the DDR Southeast Pool Loan as required by the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement or the CGCMT 2007-C6 Pooling and Servicing Agreement, as applicable) in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii)    the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii)    the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix)    the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x)    the number of Mortgage Loans and the aggregate Stated Principal Balance (immediately after such Distribution Date) of the Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, (d) as to which foreclosure proceedings have been commenced and (e) with respect to each Specially Serviced Mortgage Loan, the Mortgaged Property type and a brief description of the reason for delinquency and the Mortgage Loan’s status, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee;

(xi)    as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii)    with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii)    with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a ‘‘Final Recovery Determination’’) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv)    the Accrued Certificate Interest in respect of each Class of Regular Certificates and the Class A-4FL Regular Interest and the Class A-MFL Regular Interest for such Distribution Date;

(xv)    any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates and the Class A-4FL Regular Interest and the Class A-MFL Regular Interest after giving effect to the distributions made on such Distribution Date;

(xvi)    the Pass-Through Rate for each Class of Regular Certificates and the Class A-4FL Regular Interest and the Class A-MFL Regular Interest for such Distribution Date;

(xvii)    the Principal Distribution Amount;

(xviii)    the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix)    the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx)    the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates and the Class A-4FL Regular Interest and the Class A-MFL Regular Interest on such Distribution Date;

(xxi)    the Certificate Balance of each Class of Regular Certificates (other than the Class IO Certificates) and the Class A-4FL Regular Interest and the Class A-MFL Regular Interest and the Notional Amount of the Class IO Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii)    the certificate factor for each Class of Regular Certificates immediately following such Distribution Date;

(xxiii)    the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee with respect to the Mortgage Pool and on an aggregate basis with respect to each Loan Group during the related Collection Period;

(xxiv)    the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee (or, with respect to the Beacon D.C. & Seattle Pool Loan, the Morgan Stanley 2007 IQ14 Master Servicer and, with respect to the DDR Southeast Loan after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the CGCMT 2007-C6 Master Servicer) with respect to the Mortgage Pool and each on an aggregate basis with respect to Loan Group during the related Collection Period;

(xxv)    the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

(xxvi)    the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii)    the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii)    the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix)    the original and, thereafter, the current credit support levels for each Class of Regular Certificates;

(xxx)    the original and, thereafter, the current ratings for each Class of Regular Certificates;

(xxxi)    the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxxii)    the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date; and

(xxxiii)    the value of any REO Property included in the Trust Fund as of the end of the Collection Period, based on the most recent appraisal or valuation.

(b)    A ‘‘CMSA Loan Periodic Update File’’ and a ‘‘CMSA Property File’’ (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c)    A ‘‘CMSA Collateral Summary File’’ and a ‘‘CMSA Bond File’’ setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d)    A ‘‘CMSA Reconciliation of Funds Report’’ setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (‘‘SEC’’) through its EDGAR system located at www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a)    CMSA Delinquent Loan Status Report;

(b)    CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c)    CMSA REO Status Report;

(d)    CMSA Servicer Watch List/Portfolio Review Guidelines;

(e)    CMSA Operating Statement Analysis Report;

(f)    CMSA NOI Adjustment Worksheet;

(g)    CMSA Comparative Financial Status Report;

(h)    CMSA Loan Level Reserve/LOC Report; and

(i)    CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (‘‘CMSA’’) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (h) and (i) above are referred to in this prospectus supplement as the ‘‘Unrestricted Servicer Reports’’, and the reports identified in clauses (d), (e), (f) and (g) above are referred to in this prospectus supplement as the ‘‘Restricted Servicer Reports’’.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

The Trustee is responsible for the preparation of tax returns on behalf of the Trust Fund and the preparation of monthly reports on Form 10-D (based on information included in the monthly Distribution Date Statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee will make the Distribution Date Statement available each month to the general public via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘WHERE YOU CAN FIND MORE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

Book-Entry Certificates.    Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically.    On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website, initially located at www.ctslink.com, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

‘‘Privileged Person’’ means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and

Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information.    The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officers’ certificates delivered by the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering, among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the ‘‘Table Assumptions’’ set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	03/15/12
Class A-2	06/15/12
Class A-PB	02/15/17
Class A-3	05/15/17
Class A-4	05/15/17
Class A-1A	05/15/17
Class IO	N/A
Class A-M	06/15/17
Class A-J	06/15/17
Class B	06/15/17
Class C	06/15/17
Class D	06/15/17
Class E	06/15/17
Class F	06/15/17

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE TRUST FUNDS’’ in the accompanying prospectus.

The ‘‘Rated Final Distribution Date’’ with respect to each Class of Offered Certificates is the Distribution Date in June, 2049, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See ‘‘RATINGS’’ in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificates as follows: (i) 4.0% in the case of the Class IO Certificates and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96.0% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither the Master Servicer nor Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the ‘‘Majority Subordinate Certificateholder’’) and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer, the Special Servicer or the Trustee. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under ‘‘—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, except that the distributions of principal on any Class of Sequential Pay Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests (and, consequently, the Class A-4FL and Class A-MFL Certificates) described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates or the Class A-4FL and Class A-MFL Regular Interests (and, consequently, the Class A-4FL and Class A-MFL Certificates) remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates and the Class A-4FL Regular Interest and Class A-MFL Regular Interests have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

For purposes of the foregoing provisions relating to termination of the Trust Fund, with respect to the Beacon D.C. & Seattle Pool Loan and the DDR Southeast Pool Loan, the term REO Property refers to the Trust Fund’s beneficial interest in the related REO Property under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement and, after the securitization of the DDR Southeast Pool Pari Passu Note A-1 Companion Loan, the CGCMT 2007-C6 Pooling and Servicing Agreement.

The Trustee

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) is acting as trustee (the ‘‘Trustee’’) pursuant to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses; provided, however, in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee; provided, however, if the Trustee is removed without cause, the removing party shall pay the expenses of appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360 day year consisting of twelve 30 day months), accrued at the ‘‘Trustee Fee Rate’’ on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the ‘‘REMIC Administrator’’). See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Reporting and Other Administrative Matters’’ in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or ‘‘control’’ person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable ‘‘out of pocket’’ expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an ‘‘unanticipated expense incurred by the REMIC’’ within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

Wells Fargo Bank will act as Trustee and Custodian under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company, a diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006. Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Mortgage Loan Sellers, the Master Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee has served as loan file custodian for various mortgage loans owned by the Sponsors, including for Mortgage Loans included in the Trust Fund. The terms of the custodial agreements are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the Pooling and Servicing Agreement with respect to the custody of the Mortgage Loans supersede any such custodial agreement. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage backed and asset backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on more than 285 series of commercial mortgage backed securities with an aggregate principal balance of over $290 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage backed securities in excess of 20 years and in connection with commercial mortgage backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage backed securities.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage backed securities.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Floating Rate Account, the Interest Reserve Account, the Additional Interest Account and the Gain on Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

 Yield and Maturity Considerations

Yield Considerations

General.    The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

Rate and Timing of Principal Payment.    The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4 Certificates and the Class A-4FL Regular Interest, pro rata, until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates and the Class A-4FL Regular Interest have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, and then to the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and then the Non-Offered Certificates (other than the Class A-4FL, Class A-MFL, Class R and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates or the Class A-4FL Regular Interest and the Class A-MFL Regular Interest is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, the Morgan Stanley 2007-IQ14 Master Servicer or the Morgan Stanley 2007-IQ14 Special Servicer or the CGCMT 2007-C6 Master Servicer or the CGCMT 2007-C6 Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-4FL Regular Interest will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, and Class A-4 Certificates and the Class A-4FL Regular Interest will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates and Class A-1A Certificates

remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will generally be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates (other than the Class IO Certificates) may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-4FL Regular Interest in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate (other than the Class IO Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate (other than the Class IO Certificates) purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates and Class A-4FL Regular Interest, which share such losses and shortfalls, pro rata, and the Class A-M Certificates and Class A-MFL Regular Interest, which share such losses and shortfalls, pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-4FL Regular Interest, which share such Realized Losses and Additional Trust Fund Expenses pro rata and the Class A-M Certificates and Class A-MFL Regular Interest, which share such Realized Losses and Additional Trust Fund Expenses, pro rata) (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates and the Class A-MFL Regular Interest, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-4FL Regular Interest (and the Class IO Certificates with respect to shortfalls of interest). As more fully described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of Regular Certificates (other than the Class A-4FL and Class A-MFL and Class IO Certificates) and the Class A-4FL and Class A-MFL Regular Interests on a pro rata basis.

Pass-Through Rate.    The yield on the Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates and the Class A-4FL and A-MFL Regular Interests could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, manufactured housing pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS—Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans (except 19 Mortgage Loans, representing 26.0% of the Cut-Off Date Pool Balance, which may be prepaid with a Yield Maintenance Charge as of the Closing Date) may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge.

A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

See ‘‘—Weighted Average Life’’ in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Optional Termination.    Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES —Termination’’ in this prospectus supplement.

Yield Sensitivity of the Class IO Certificates.    The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) to the extent deemed to reduce the components comprising the Notional Amount of such Class and interest rate reductions on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Yield Maintenance Charges and Prepayment Premiums to the Class IO Certificates is intended to reduce those risks with respect to such Class; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Any optional termination of the Trust Fund would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class IO Certificates to the extent the related components remained outstanding because a termination would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Yield Maintenance Charges or Prepayment Premiums) and, as a result, investors in the Class IO Certificates might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class IO Certificates at various prices and constant prepayment rates. The allocation and calculations take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of the Class IO Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

The table below has been prepared based on the assumption that distributions are made in accordance with ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and on the Table Assumptions and with the assumed respective purchase prices (as a percentage of the Notional Amount of the Class IO Certificates) of the Class IO Certificates set forth in the table relating to such Class, plus accrued interest thereon from June 1, 2007, to the Closing Date and on the additional assumption that the Pass-Through Rates for all of the Sequential Pay Certificates (other than the Class A-4FL and the Class A-MFL Certificates) and the Class A-4FL Regular Interest and the Class A-MFL Regular Interest are as stated on page S-7 of this prospectus supplement and that the maturity of the Class IO Certificates will occur on the first Distribution Date on which the Trust Fund is subject to early termination.

Sensitivity to Principal Prepayments of the Pre-Tax Yields to Maturity of the Class IO Certificates

0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Assumed Purchase Price (32nds)	0% CPR CBE Yield	25% CPR CBE Yield	50% CPR CBE Yield	75% CPR CBE Yield	100% CPR CBE Yield

There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class IO Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class IO Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class IO Certificates. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Offered Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, and then to the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates in that order, in each case until the Certificate Balance of such Class of Certificates and the Class A-MFL Regular Interest, is reduced to zero.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-PB Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Balance for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates and the Class A-2 Certificates, have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates are reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed ‘‘0% CPR’’ assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed ‘‘25% CPR’’, ‘‘50% CPR’’, ‘‘75% CPR’’ and ‘‘100% CPR’’, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a ‘‘Scenario’’). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the ‘‘Table Assumptions’’): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge (assuming that the borrower under loan number 3 exercises its prepayment rights to prepay up to the maximum of 10.0% of the original loan amount without a prepayment premium as stated in the related Mortgage Loan documents), (xiii) holdbacks and/or reserves held by the mortgagee are not applied to the prepayment of the related Mortgage Loan, (xiv) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in July, 2007 and (xv) the Closing Date for the sale of the Offered Certificates is June 28, 2007.

The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	92	70	49	27	6
06/15/09	77	35	3	0	0
06/15/10	56	0	0	0	0
06/15/11	33	0	0	0	0
06/15/12	0	0	0	0	0
Weighted Average Life (in years)	3.04	1.52	1.02	0.68	0.16

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	99	98
06/15/10	100	100	98	98	97
06/15/11	100	98	97	97	96
06/15/12	0	0	0	0	0
Weighted Average Life (in years)	4.90	4.84	4.78	4.71	4.42

Percentages of the Closing Date Certificate Balance of the Class A-PB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	100	100
06/15/10	100	100	100	100	100
06/15/11	100	100	100	100	100
06/15/12	100	62	49	46	46
06/15/13	85	43	33	32	32
06/15/14	46	2	0	0	0
06/15/15	29	0	0	0	0
06/15/16	11	0	0	0	0
06/15/17	0	0	0	0	0
Weighted Average Life (in years)	7.29	5.83	5.62	5.58	5.41

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	100	100
06/15/10	100	100	100	100	100
06/15/11	100	100	100	100	100
06/15/12	100	100	100	100	100
06/15/13	100	100	100	100	100
06/15/14	100	100	100	100	100
06/15/15	100	99	99	99	99
06/15/16	100	98	98	98	98
06/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.83	9.76	9.72	9.66	9.45

Percentages of the Closing Date Certificate Balance of the Class A-4 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	100	100
06/15/10	100	100	100	100	100
06/15/11	100	100	100	100	100
06/15/12	100	100	100	100	100
06/15/13	100	100	100	100	100
06/15/14	100	100	100	100	100
06/15/15	100	100	100	100	100
06/15/16	100	100	100	100	100
06/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.88	9.88	9.88	9.87	9.63

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	100	100
06/15/10	100	100	100	100	100
06/15/11	100	100	99	99	94
06/15/12	75	75	75	75	75
06/15/13	75	75	75	75	75
06/15/14	74	74	74	74	74
06/15/15	74	74	74	74	74
06/15/16	74	74	74	74	74
06/15/17	0	0	0	0	0
Weighted Average Life (in years)	8.59	8.57	8.55	8.53	8.31

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	100	100
06/15/10	100	100	100	100	100
06/15/11	100	100	100	100	100
06/15/12	100	100	100	100	100
06/15/13	100	100	100	100	100
06/15/14	100	100	100	100	100
06/15/15	100	100	100	100	100
06/15/16	100	100	100	100	100
06/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.91	9.89	9.88	9.69

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	100	100
06/15/10	100	100	100	100	100
06/15/11	100	100	100	100	100
06/15/12	100	100	100	100	100
06/15/13	100	100	100	100	100
06/15/14	100	100	100	100	100
06/15/15	100	100	100	100	100
06/15/16	100	100	100	100	100
06/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.92	9.71

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	100	100
06/15/10	100	100	100	100	100
06/15/11	100	100	100	100	100
06/15/12	100	100	100	100	100
06/15/13	100	100	100	100	100
06/15/14	100	100	100	100	100
06/15/15	100	100	100	100	100
06/15/16	100	100	100	100	100
06/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.71

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	100	100
06/15/10	100	100	100	100	100
06/15/11	100	100	100	100	100
06/15/12	100	100	100	100	100
06/15/13	100	100	100	100	100
06/15/14	100	100	100	100	100
06/15/15	100	100	100	100	100
06/15/16	100	100	100	100	100
06/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.71

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	100	100
06/15/10	100	100	100	100	100
06/15/11	100	100	100	100	100
06/15/12	100	100	100	100	100
06/15/13	100	100	100	100	100
06/15/14	100	100	100	100	100
06/15/15	100	100	100	100	100
06/15/16	100	100	100	100	100
06/15/17	0	0	0	0	0
WAL	9.96	9.96	9.96	9.96	9.71

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	100	100
06/15/10	100	100	100	100	100
06/15/11	100	100	100	100	100
06/15/12	100	100	100	100	100
06/15/13	100	100	100	100	100
06/15/14	100	100	100	100	100
06/15/15	100	100	100	100	100
06/15/16	100	100	100	100	100
06/15/17	0	0	0	0	0
WAL	9.96	9.96	9.96	9.96	9.71

Percentages of the Closing Date Certificate Balance of the Class F Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
06/15/08	100	100	100	100	100
06/15/09	100	100	100	100	100
06/15/10	100	100	100	100	100
06/15/11	100	100	100	100	100
06/15/12	100	100	100	100	100
06/15/13	100	100	100	100	100
06/15/14	100	100	100	100	100
06/15/15	100	100	100	100	100
06/15/16	100	100	100	100	100
06/15/17	0	0	0	0	0
WAL	9.96	9.96	9.96	9.96	9.71

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 Certificates and Class A-4FL Regular Interest will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of the Class A-4 Certificates and Class A-4FL Regular Interest has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘YIELD AND MATURITY CONSIDERATIONS’’ section.

 Material Federal Income Tax Consequences

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the ‘‘REMIC Regulations’’), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (‘‘REMIC I’’ and ‘‘REMIC II’’) will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement and the CGCMT 2007-C6 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the Regular Certificates (excluding the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests will represent ownership of the ‘‘regular interests’’ in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as part of a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in such portion of the grantor trust. Furthermore, the portions of the Trust Fund consisting of the Class A-4FL and Class A-MFL Regular Interest, the swap contract and the floating rate account will be treated as part of a grantor trust for federal income tax purposes, and Class A-4FL and Class A-MFL Certificates will represent undivided beneficial interests in such portion of the grantor trust. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the Offered Certificates will be treated as having been issued at a premium for federal income tax purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES —Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of Regular Certificates—Premium’’ in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. Sec ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Taxation of Owners of Regular Certificates— Original Issue Discount’’ in the accompanying prospectus.

The Internal Revenue Service (the ‘‘IRS’’) has issued regulations (the ‘‘OID Regulations’’) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

Each holder of a Class IO Certificate will be required to accrue interest and/or original issue discount in each taxable year on a current basis and on the assumption that no defaults, delinquencies or Realized Losses on Mortgage Loans will occur in any future period. As a result, the taxable interest and/or original issue discount income reported by the holder of a Class IO Certificate could exceed the economic income actually received by the holder in a given taxable year, particularly in the early taxable years of the term of the Class IO Certificates. Although the holder of a Class IO Certificate would eventually recognize a loss or a reduction in income attributable to previously included interest and/or original issue discount income that, as the result of the subsequent occurrence of any defaults, delinquencies and Realized Losses, is ultimately not received, the law is unclear as to the timing and the character of any such eventual loss, deduction or reduction in income. Moreover, the present value of the taxes payable on such income may exceed the present value of the tax benefits associated with any such eventual loss, deduction or reduction in income, assuming no changes in tax rates, even if the income and loss are both ordinary in character.

The Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a ‘‘real estate investment trust’’ (‘‘REIT’’). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 11.5% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S, government obligations.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Reporting and Other Administrative Matters’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus.

 Erisa Considerations

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a ‘‘Plan’’) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law (‘‘Similar Law’’).

The US Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption (‘‘PTE’’) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (‘‘Wachovia Securities’’), 2004-03E (February 4, 2004) to Barclays Capital Inc. (‘‘Barclays Capital’’) and PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. (‘‘Goldman Sachs’’) (each, an ‘‘Exemption’’ and collectively, the ‘‘Exemptions’’)), each of which, generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined; provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term ‘‘Underwriter’’ shall include (a) Wachovia Securities, (b) Barclays Capital, (c) Goldman Sachs, (d) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Barclays Capital or Goldman Sachs and (e) any member of the underwriting syndicate or selling group of which Wachovia Securities, Barclays Capital and Goldman Sachs or a person described in (d) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’). Moody’s Investors Service, Inc. (‘‘Moody’s’’) or Fitch, Inc. (‘‘Fitch’’) or any successor thereto (each, an ‘‘NRSRO’’). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The ‘‘Restricted Group’’ consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Swap Counterparty any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a ‘‘Party in Interest,’’ as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements, (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

In addition, Plan fiduciaries should note that an affiliate of the Trustee is the master servicer under the pooling and servicing agreement for the Morgan Stanley Capital I Trust Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, pursuant to which the Beacon D.C. & Seattle Pool Whole Loan will be serviced. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—The Beacon D.C. and Seattle Pool Loan’’ and ‘‘SERVICING OF THE MORTGAGE LOANS— Servicing of the Beacon D.C. & Seattle Pool Loan’’ in this prospectus supplement. Under the terms of such pooling and servicing agreement, the actions of the Morgan Stanley 2007-IQ14 master servicer will be subject to oversight by the Bank of New York in its capacity as the trustee for the Morgan Stanley Capital I Trust Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14. In addition, under the terms of the Beacon D.C. & Seattle Pool Loan Pari Passu Intercreditor Agreement, the holders of the Morgan Stanley 2007-IQ14 certificates, by virtue of their ownership of one of the Beacon D.C. & Seattle Pari Passu Companion Loans, have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Beacon D.C. & Seattle Pool Whole Loan. Although there is little authority in this regard, and therefore it is not free from doubt, the Depositor believes that this arrangement satisfies the requirement of the Exemptions for an independent trustee. Plan fiduciaries should consult with their advisors in this regard.

Persons who have an ongoing relationship with the Detroit Police and Fire Retirement Systems, which is a governmental plan, should note that this plan owns an interest in the borrower under the Glenwood Plaza Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

Such fiduciaries should note that the mortgaged property securing the Westin Casuarina Resort & Spa – Cayman Islands mortgage loan is located in the Cayman Islands. Fiduciaries should consult with their advisors regarding any applicable plan’s continued ability to hold ERISA eligible certificates if the mortgaged property securing the Westin Casuarina Resort & Spa – Cayman Islands mortgage loan were acquired by the trust as a result of foreclosure.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF

THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

 Legal Investment

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. Sec ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

 Certain Relationships Among Parties

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and of Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor, the Master Servicer and one of the Morgan Stanley 2007-C6 Master Servicers. This may result in a conflict of interest between the interests of Wachovia Securities and/or its affiliates and the interests of the holders of the Certificates.

It is expected that approximately $375 million of the initial Certificate Balance of the Class A-3 Certificates will be sold on the Closing Date to Wachovia Securities or an affiliate. Wachovia Securities is one of the underwriters and also an affiliate of the Depositor. It is anticipated such Class A-3 Certificates will thereafter be sold for inclusion in a collateralized debt obligation transaction.

 Legal Matters

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine LLP, Charlotte, North Carolina.

 Ratings

The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Moody’s (together, the ‘‘Rating Agencies’’):

Class	Expected Ratings from S&P/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-PB	AAA/Aaa
Class A-3	AAA/Aaa
Class A-4	AAA/Aaa
Class A-1A	AAA/Aaa
Class IO	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA+/Aa1
Class C	AA/Aa2
Class D	AA−/Aa3
Class E	A+/A1
Class F	A/A2

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of net default interest or Additional Interest, (iv) whether and to what extent payments of Yield Maintenance Charges or Prepayment Premiums will be received or the corresponding effect on yield to investors, or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders. As described in this prospectus supplement, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO Certificates receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The Class IO Certificates’ Notional Amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary to the extent described herein. The rating does not address the timing or magnitude of reductions of the Notional Amount of the Class IO Certificates, but only the obligation to pay interest timely on the Notional Amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See ‘‘RISK FACTORS —Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks’’ in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

17 Battery Place South Loan	S-98
17 Battery Place South Subordinate Companion Loan	S-99
30/360 basis	S-91
30/360 Mortgage Loan	S-91
A/B Loan Control Appraisal Period	S-102
A/B Loan Intercreditor Agreement	S-101
A/B Loan Intercreditor Agreements	S-101
A/B Loans	S-100
Accrued Certificate Interest	S-178
Actual/360 basis	S-91
Additional Interest	S-92
Additional Interest Account	S-170
Additional Trust Fund Expenses	S-185
Administrative Cost Rate	S-112
Advance	S-188
Anticipated Repayment Date	S-92
Appraisal Reduction Amount	S-189
ARD Loans	S-92
Artesia	S-91, S-121
Artesia Mortgage Loans	S-127
Assumed Final Distribution Date	S-196
Assumed Scheduled Payment	S-180
Available Distribution Amount	S-168
Balloon Loans	S-91
Balloon Payment	S-91
Barclays Capital	S-215
Beacon D.C. & Seattle Pool Loan	S-98
Beacon D.C. & Seattle Pool Pari Passu Companion Loans	S-98
Beacon D.C. & Seattle Pool Pari Passu Intercreditor Agreement	S-100
Beacon D.C. & Seattle Pool Whole Loan	S-98
Breach	S-134
Bunge North America Loan	S-98
Capital Imp. Reserve	S-113
Caplease	S-100
Caplease Intercreditor Agreement	S-101
Caplease Junior Subordinate Companion Loan	S-106
Caplease Loan	S-100
Caplease Senior Subordinate Companion Loan	S-106
Caplease Subordinate Companion Loans	S-100
Caplease Whole Loan	S-100
Centerside II Intercreditor Agreement	S-101
Centerside II Loan	S-98
Centerside II Subordinate Companion Loan	S-99
Certificate Account	S-170
Certificate Deferred Interest	S-166
Certificateholders	S-168
Certificates	S-163
Class	S-163
Class A Certificates	S-163
Class A-4FL Regular Interest	S-163
Class A-MFL Regular Interest	S-163
Class A-PB Planned Principal Balance	S-180
CMSA	S-193
CMSA Bond File	S-193
CMSA Collateral Summary File	S-193
CMSA Loan Periodic Update File	S-192
CMSA Property File	S-192
CMSA Reconciliation of Funds Report	S-193
Code	S-129
Co-Lender Loans	S-98
Collection Period	S-168
Companion Loans	S-100
Compensating Interest Payment	S-154
Component	S-165
Component Balance	S-165
Components	S-166
Constant Prepayment Rate	S-206
Contract Rent	S-114
Controlling Class	S-141
Controlling Class Representative	S-141
Core Material Documents	S-129
Corrected Mortgage Loan	S-143
Courtyard by Marriott – Philadelphia, PA Loan	S-98
Courtyard by Marriott – Philadelphia, PA Subordinate Companion Loan	S-100
CPR	S-206
Credit Lease	S-66
Credit Lease Loan	S-66
Cross Collateralized and Cross Defaulted Loan Flag	S-108
Crossed Group	S-134
Crossed Loan	S-134
Custodian	S-128
Cut-Off Date Group 1 Balance	S-89
Cut-Off Date Group 2 Balance	S-89
Cut-Off Date Group Balances	S-89

Cut-Off Date LTV	S-110
Cut-Off Date LTV Ratio	S-110
Cut-Off Date Pool Balance	S-89
DDR Southeast Pool Intercreditor Agreement	S-101
DDR Southeast Pool Loan	S-98
DDR Southeast Pool Pari Passu Companion Loans	S-99
DDR Southeast Pool Pari Passu Note A-1 Companion Loan	S-99
DDR Southeast Pool Pari Passu Note A-2 Companion Loan	S-99
DDR Southeast Pool Whole Loan	S-99
Defaulted Lease Claim	S-100
Defaulted Mortgage Loan	S-159
Defeasance	S-113
Defeasance Collateral	S-93
Defect	S-134
Depositor	S-116
Determination Date	S-168
Determination Party	S-134
Discount Rate	S-182
Distributable Certificate Interest	S-178
Distribution Account	S-170
Distribution Date	S-168
Distribution Date Statement	S-190
DSC Ratio	S-108
DSCR	S-108
DTC	S-164
Due Date	S-91
ERISA	S-215
Excess Cash Flow	S-92
Excluded Plan	S-216
Exemption	S-215
Exemptions	S-215
Final Recovery Determination	S-191
Fitch	S-215
Form 8-K	S-135
FSMA	S-3
Gain-on-Sale Reserve Account	S-170
Goldman Sachs	S-215
ING Hospitality Pool Intercreditor Agreement	S-101
ING Hospitality Pool Loan	S-98
ING Hospitality Pool Pari Passu Companion Loan	S-99
ING Hospitality Pool Whole Loan	S-99
Intercreditor Agreement	S-101
Intercreditor Agreements	S-101
Interest Accrual Period	S-167
Interest Reserve Account	S-169
Interest Reserve Amount	S-169
Interest Reserve Loans	S-169
IRS	S-214
La Jolla Centre I Intercreditor Agreement	S-101
La Jolla Centre I Loan	S-98
La Jolla Centre I Loan Subordinate Companion Loan	S-99
La Jolla Centre II Intercreditor Agreement	S-101
La Jolla Centre II Loan	S-98
La Jolla Centre II Loan Subordinate Companion Loan	S-99
Liquidation Fee	S-153
Loan Group 1	S-89
Loan Group 1 Principal Distribution Amount	S-179
Loan Group 2	S-89
Loan Group 2 Principal Distribution Amount	S-179
Loan Groups	S-89
Loan Pair	S-136
Loan per Sq. Ft., Unit, Pad, Room or Bed	S-112
Lockout	S-113
Lockout Period	S-113
LTV at ARD or Maturity	S-111
Majority Subordinate Certificateholder	S-197
Master Servicer	S-137
Master Servicing Fee	S-152
Master Servicing Fee Rate	S-153
Maturity Date LTV Ratio	S-111
Monthly Rental Payment	S-66
Moody’s	S-215
Morgan Stanley 2007-IQ14 Master Servicer	S-144
Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement	S-144
Morgan Stanley 2007-IQ14 Special Servicer	S-144
Morgan Stanley 2007-IQ14 Trustee	S-144
Mortgage	S-89
Mortgage Deferred Interest	S-166
Mortgage File	S-128
Mortgage Loan	S-181
Mortgage Loan Purchase Agreement	S-127
Mortgage Loan Purchase Agreements	S-127
Mortgage Loans	S-89, S-153, S-181

Mortgage Note	S-89
Mortgage Pool	S-89
Mortgage Rate	S-91
Mortgaged Property	S-89
NA	S-113
NAV	S-113
Net Aggregate Prepayment Interest Shortfall	S-178
Net Cash Flow	S-108
Net Mortgage Rate	S-167
Non-Offered Certificates	S-163
Nonrecoverable P&I Advance	S-187
Notional Amount	S-165
NRSRO	S-215
Occupancy Percentage	S-113
Offered Certificates	S-163
OID Regulations	S-214
Open Period	S-113
Option Price	S-160
Original Term to Maturity	S-113
Pari Passu Companion Loans	S-100
Pari Passu Loans	S-100
Periodic Payments	S-91
Plan	S-215
Pooling and Servicing Agreement	S-163
PPA	S-138
Prepayment Interest Excess	S-154
Prepayment Interest Shortfall	S-153
Prepayment Premiums	S-181
Primary Collateral	S-135
Privileged Person	S-194
Prospectus Directive	S-2
PTE	S-215
Purchase Option	S-160
Purchase Price	S-129
P&I	S-138
P&I Advance	S-186
Qualified Appraiser	S-189
Qualified Substitute Mortgage Loan	S-130
Rated Final Distribution Date	S-196
Rating Agencies	S-219
Realized Losses	S-185
Regular Certificates	S-163
Reimbursement Rate	S-188
REIT	S-214
Related Proceeds	S-187
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-3
Remaining Amortization Term	S-113
Remaining Term to Maturity	S-112
REMIC	S-37
REMIC Administrator	S-199
REMIC I	S-37, S-213
REMIC II	S-37, S-213
REMIC Regulations	S-213
REMIC Residual Certificates	S-163
Rental Property	S-108
REO Extension	S-160
REO Loan	S-181
REO Property	S-143
Replacement Reserve	S-113
Required Appraisal Date	S-189
Required Appraisal Loan	S-189
Restricted Group	S-215
Restricted Servicer Reports	S-193
Scenario	S-207
Scheduled Payment	S-180
SEC	1, S-193
Securities Act	S-163
Sequential Pay Certificates	S-163
Servicing Fees	S-153
Servicing Standard	S-136
Servicing Transfer Event	S-143
Similar Law	S-215
SMMEA	S-38
Special Servicing Fee	S-153
Special Servicing Fee Rate	S-153
Specially Serviced Mortgage Loans	S-143
Stated Principal Balance	S-167
Strip Rate	S-166
Subordinate Certificates	S-163
Subordinate Companion Loans	S-100
Substitution Shortfall Amount	S-129
S&P	S-215
Table Assumptions	S-196, S-207
TI/LC Reserve	S-113
Transfer Affidavit and Agreement	S-163
Trust Fund	S-163
Trustee	S-198
Trustee Fee	S-152, S-198
Trustee Fee Rate	S-198
Two Herald Square Loan	S-98
Two Herald Square Subordinate Companion Loan	S-99
Underwriter	S-215
Underwritten Replacement Reserves	S-112
Unrestricted Servicer Reports	S-193

UPB	S-138
Voting Rights	S-197
WA	S-112
Wachovia	S-91, S-115
Wachovia Mortgage Loans	S-127
Wachovia Securities	S-215
Weighted Average Net Mortgage Rate	S-167
Wells Fargo Bank	S-198
Whole Loan	S-100
Whole Loans	S-100
Workout Fee	S-153
Workout-Delayed Reimbursement Amount	S-187
Year Built	S-112
Yield Maintenance Charges	S-181

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                    ANNEX A-1

                 LOAN
MORTGAGE LOAN    GROUP
    NUMBER      NUMBER                      PROPERTY NAME                                             ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      1           1      Beacon D.C. & Seattle Pool(3)                        Various
     1.01                Market Square                                        701, 801 Pennsylvania Avenue NW
     1.02                Polk & Taylor Buildings                              2521 S Clark Street & 2530 Crystal Drive
     1.03                Wells Fargo Center                                   999 Third Avenue
     1.04                One, Two & Three Lafayette Centre                    1120 20th Street NW; 1155 21st Street NW; 1133 21st
                                                                              Street NW
     1.05                Booz Allen Complex                                   8251 Greensboro Drive; 8281 Greensboro Drive; 8283
                                                                              Greensboro Drive
     1.06                Key Center                                           601 108th Avenue NE
     1.07                Sunset North                                         3060-3180, 139th Avenue SE
     1.08                City Center Bellevue                                 500 108th Avenue NE
     1.09                Plaza Center and US Bank Tower                       10800 and 10900 NE 8th Street
     1.10                1616 Fort Myer Drive                                 1616 Fort Myer Drive
     1.11                American Center                                      8300 & 8330 Boone Boulevard
     1.12                Eastgate Office Park                                 15325 SE 30th Place
     1.13                Liberty Place                                        325 7th Street NW
     1.14                Lincoln Executive Center Buildings I, II, III, A&B   3380 146th Place Southeast, 14332 Southeast Eastgate
                                                                              Way,
                                                                              3245 146th Place Southeast; 3290 and 3310 146th Place
                                                                              Southeast
     1.15                11111 Sunset Hills Road                              11111 Sunset Hills Road
     1.16                Army and Navy Club Building                          1627 I Street NW
     1.17                Plaza East                                           11100 NE 8th Street
     1.18                Reston Town Center                                   11911 Freedom Drive
     1.19                1300 North Seventeenth Street                        1300 North 17th Street
     1.20                Washington Mutual Tower                              1201 Third Avenue
      2           1      ING Hospitality Pool(3)                              Various
     2.01                Residence Inn  - La Jolla, CA                        8901 Gilman Drive
     2.02                Residence Inn Seattle East - Redmond , WA            7575 164th Avenue NE
     2.03                Residence Inn  - Long Beach, CA                      4111 East Willow Street
     2.04                Residence Inn  - Costa Mesa, CA                      881 West Baker Street
     2.05                Residence Inn Pasadena - Arcadia, CA                 321 East Huntington Drive
     2.06                Residence Inn - Irvine, CA                           10 Morgan Street
     2.07                Homewood Suites - Herndon, VA                        13460 Sunrise Valley Drive
     2.08                Residence Inn Concord - Pleasant Hill, CA            700 Ellinwood Way
     2.09                Residence Inn - San Ramon, CA                        1071 Market Place
     2.10                Homewood Suites - Linthicum, MD                      1181 Winterson Road
     2.11                Residence Inn  - Saint Louis, MO                     1100 McMorrow Avenue
     2.12                Residence Inn - Bakersfield, CA                      4241 Chester Lane
     2.13                Residence Inn - Boulder, CO                          3030 Center Green Drive
     2.14                Residence Inn - Hapeville, GA                        3401 International Boulevard
     2.15                Residence Inn Chicago - Deerfield, IL                530 Lake Cook Road
     2.16                Homewood Suites - Malvern, PA                        12 East Swedesford Road
     2.17                Residence Inn - Houston, TX                          525 Bay Area Boulevard
     2.18                Residence Inn - Santa Fe, NM                         1698 Galisteo Street
     2.19                Residence Inn - Placentia, CA                        700 West Kimberly Avenue
     2.20                Homewood Suites - Glen Allen, VA                     4100 Innslake Drive
     2.21                Residence Inn - Atlanta, GA (Buckhead)               2960 Piedmont Road NE
     2.22                Homewood Suites - Beaverton, OR                      15525 NW Gateway Court
     2.23                Residence Inn - Cincinnati, OH                       11689 Chester Road
     2.24                Residence Inn - Lombard, IL                          2001 South Highland Avenue
     2.25                Residence Inn - Jacksonville, FL                     8365 Dix Ellis Trail
     2.26                Homewood Suites - Irving, TX                         4300 Wingren Drive
     2.27                Residence Inn Dallas - Irving, TX                    950 Walnut Hill Lane
     2.28                Homewood Suites - Clearwater, FL                     2233 Ulmerton Road
     2.29                Residence Inn - Boca Raton, FL                       525 NW 77th Street
     2.30                Residence Inn - Clearwater, FL                       5050 Ulmerton Road
     2.31                Residence Inn - Birmingham, AL                       3 Greenhill Parkway
     2.32                Residence Inn - Smyrna, GA                           2771 Cumberland Boulevard
     2.33                Homewood Suites - Addison, TX                        4451 Beltline Road
     2.34                Homewood Suites - Chesterfield, MO                   840 Chesterfield Parkway
     2.35                Residence Inn - Montgomery, AL                       1200 Hilmar Court
     2.36                Homewood Suites - Atlanta, GA (Buckhead)             3566 Piedmont Road
     2.37                Residence Inn - Chesterfield, MO                     15431 Conway Road
     2.38                Residence Inn - Blue Ash, OH                         11401 Reed Hartman Highway
     2.39                Residence Inn - Berwyn, PA                           600 West Swedesford Road
     2.40                Residence Inn - Danvers, MA                          51 Newbury Street
     2.41                Homewood Suites - Midvale, UT                        844 East Fort Union
     2.42                Homewood Suites - Plano, TX                          4705 Old Shepard Place
     2.43                Homewood Suites - Atlanta, GA (Cumberland)           3200 Cobb Parkway
     2.44                Residence Inn - Memphis, TN                          6141 Old Poplar Pike
     2.45                Residence Inn - Atlanta, GA (DeKalb)                 1901 Savoy Drive
     2.46                Homewood Suites - Norcross, GA                       450 Technology Parkway
      3           1      DDR Southeast Pool (3)(4)                            Various
     3.01                Hilltop Plaza                                        3200-4200 Klose Way, 3401 Blume Drive
     3.02                Largo Town Center                                    950 Largo Center Drive
     3.03                Midway Plaza                                         5725 North University Drive
     3.04                Riverstone Plaza                                     1351-1455 Riverstone Parkway
     3.05                Highland Grove                                       10451 Indianapolis Boulevard
     3.06                Riverdale Shops                                      935 Riverdale Street
     3.07                Skyview Plaza                                        7801 South Orange Blossom Trail
     3.08                Apple Blossom Corners                                2190 South Pleasant Valley Road
     3.09                Fayettville Pavilion                                 2047 - 2071 Skibo Road
     3.10                Creekwood Crossing                                   7327 52nd Place East
     3.11                Flamingo Falls                                       2000 Flamingo Road
     3.12                Harundale Plaza                                      7740 Ritchie Highway
     3.13                Meadowmont Village Center                            603 Meadowmont Village Drive
     3.14                Springfield Commons                                  Airport Highway South Holland Sylvania Road
     3.15                Northlake Commons                                    3804-3980 Northlake Boulevard
     3.16                Village Square at Golf                               4707-4793 North Congress Avenue
     3.17                Oviedo Park Crossing                                 1115 Vidina Place
     3.18                Shoppes of Golden Acres                              9840 Little Road
     3.19                Bardmoor Shopping Center                             10801 Starkey Road
     3.20                Rosedale Shopping Center                             9943 Gilead Road
     3.21                Casselberry Commons                                  1455 South Semoran Boulevard
     3.22                Shoppes at New Tampa                                 1950 Bruce B. Downs Boulevard
     3.23                Crossroads Plaza                                     Route 38
     3.24                Plaza Del Paraiso                                    127th Avenue and 120th Street
     3.25                North Pointe Plaza                                   15001 North Dale Mabry Highway
     3.26                Melbourne Shopping Center                            1301 - 1441  South Babcock Street
     3.27                Market Square (DDR)                                  9559 Highway 5
     3.28                Shoppes of Lithia                                    3245 Lithia-Pinecrest Road
     3.29                West Oaks Towne Center                               9557 West Colonial Drive
     3.30                Sharon Greens                                        1595 Peachtree Parkway
     3.31                Lakewood Ranch                                       1715-1795 Lakewood Ranch Boulevard
     3.32                Cofer Crossing                                       4349-4357 Lawrenceville Highway
     3.33                Clayton Corners                                      11721 U.S. Highway 17 West
     3.34                Clearwater Crossing                                  7380 Spout Springs Road
     3.35                Shops at Paradise Pointe                             247 Miracle Strip Parkway
     3.36                Killearn Center                                      3483 Thomasville Road
     3.37                Conway Plaza                                         4400 Curry Ford Road
     3.38                River Run Shopping Center                            9981  Miramar Parkway
     3.39                Aberdeen Square                                      4966 Le Chalet Boulevard
     3.40                Derby Square                                         2165-2233 Stringtown Road
     3.41                Chickasaw Trails Shopping Center                     2160 Chickasaw Trail
     3.42                Shoppes at Lake Dow                                  920 Highway 91 East
     3.43                Shoppes of Ellenwood                                 2828-2844 East Atlanta Road
     3.44                Shops at Oliver's Crossing                           5034 Peters Creek Parkway
     3.45                Southwood Village Shopping Center                    3551 Blair Stone Road
     3.46                Paraiso Plaza                                        3301 West 80th Street
     3.47                Sheridan Sqaure                                      401  East Sheridan Street
     3.48                Countryside Shopping Center                          4025 Santa Barbara Boulevard
     3.49                Shoppes of Citrus Hills                              2699 North Forest Ridge Boulevard
     3.50                Crystal Springs Shopping Center                      6738-6784 West Gulf to Lake Highway
     3.51                Sexton Commons                                       1416 North Main Street
     3.52                Hairston Crossing                                    2071-2079  South Hairston Road
      4           1      Two Herald Square                                    1328 Broadway
      5           1      Westin Casuarina Resort & Spa - Cayman Islands       30620 Seven Mile Beach
      6           1      DDR-TRT Pool                                         Various
     6.01                Centerton Square                                     I-295 and Route NJ 38
     6.02                Beaver Creek Commons                                 1045 Beaver Creek Commons Drive
     6.03                Mount Nebo Pointe                                    228 Mount Nebo Road
      7           1      Ashford Hospitality Pool 4                           Various
     7.01                Spring Hill Suites - Orlando, FL                     8601 Vineland Avenue
     7.02                Courtyard  - Orlando, FL                             8623 Vineland Avenue
     7.03                Residence Inn - Atlanta, GA                          2220 Lake Boulevard
     7.04                Fairfield Inn - Orlando, FL                          8615 Vineland Avenue
     7.05                Courtyard by Marriott - Edison, NJ                   3105 Woodbridge Avenue
      8           1      17 Battery Place South                               17 Battery Place South
      9           1      Rockvale Square                                      35 South Willowdale Drive
      10          1      Centerside II                                        3131 Camino del Rio North
      11          1      Citadel Mall                                         2070 Sam Rittenburg Boulevard
      12          1      Port Chester Shopping Center                         421-575 Boston Post Road - U.S. Route 1
      13          1      60 Madison Avenue                                    60 Madison Avenue
      14          1      3600 Wilshire Boulevard                              3600 Wilshire Boulevard
      15          1      La Jolla Centre I                                    4660 La Jolla Village Drive
      16          1      450-460 Park Avenue South                            450-460 Park Avenue South
      17          1      Stadium Crossings                                    2125 East Katella Avenue
      18          1      La Jolla Centre II                                   9255 Towne Centre Drive
      19          1      Roosevelt Square                                     4535 Roosevelt Boulevard
      20          1      Marriott - Mobile, AL                                3101 Airport Boulevard
      21          2      Little Rock Pool                                     Various
    21.01                Chenal Lakes Apartments                              13500 Chenal Parkway
    21.02                Brightwaters Apartments                              2420 Riverfront Drive
      22          1      Jamison Valley Holdings Pool                         Various
    22.01                Sherman Oaks Atrium                                  15315 Magnolia Boulevard
    22.02                West Hills Plaza                                     20700 Ventura Boulevard
      23          1      Portofino Inn & Suites - Anaheim, CA                 1831 South Harbor Boulevard
      24          1      Barrington Business Center                           1 Commerce Drive
      25          2      Mountain Shadow Apartments                           695 East Patriot Boulevard
      26          1      Courtyard by Marriott - Philadelphia, PA             21 North Juniper Street
      27          2      Town Center Apartments                               2727 Bens Branch Drive
      28          2      The Gates at Citiplace Apartments                    2500 Gates Circle
      29          1      OGI Campus                                           20000 NW Walker Road
      30          2      Environs Residential Rental Community                3323 West 96th Circle
      31          2      Summit Trails Apartments                             1350 Grand Summit Drive
      32          1      Wellington Market Place                              13833-13897 Wellington Trace
      33          1      Sheraton West - Richmond, VA                         6624 West Broad Street
      34          1      Franklin Square III                                  3648-3740 East Franklin Boulevard
      35          1      Siena Office Park (5)                                2850 West Horizon Ridge Parkway & 861 Coronado Center
                                                                              Drive
      36          1      Columbus Park Crossing Shopping Center               5550 Whittlesey Boulevard
      37          1      Vestal Park                                          4700 Vestal Parkway
      38          2      Amber Place                                          6080 Lakeview Road
      39          1      Wyndham - Atlanta, GA                                125 10th Street NE
      40          1      141 5th Avenue                                       141 5th Avenue
      41          1      Marietta Trade Center                                200 Cobb Parkway
      42          1      Majestic Square                                      211 King Street
      43          1      138 Spring Street                                    138 Spring Street
      44          1      72 Madison Avenue                                    72 Madison Avenue
      45          2      The Centre Apartments                                5200 Croyden Avenue
      46          1      Pompano Plaza                                        1401-1405 South Federal Highway; 947-951 SE 15th
                                                                              Street
      47          1      Wildwood North Shopping Center                       146 Wildwood Parkway
      48          1      Federal Law Center                                   101 South Edgeworth Street
      49          2      Estancia Apartments                                  1720 East D Street
      50          1      Colonial Promenade Bear Lake                         3010-3060 East Semoran Boulevard
      51          1      Mercury Computer                                     199 & 201 Riverneck Road
      52          2      Villa del Oso                                        4217 Louisiana Boulevard NE
      53          1      Mount Pleasant Square                                1440 Ben Sawyer Boulevard
      54          1      65 West 36th Street                                  65 West 36th Street
      55          1      Lazy Days Marina                                     6700 Holiday Road
      56          1      Athens West                                          3190 Atlanta Highway
      57          1      Peachtree Medical Office Pool                        Various
    57.01                Yorktown Medical Center                              101 Yorktown Drive
    57.02                Shakerag Medical Center                              4000 Shakerag Hill
      58          1      BPRE Pool                                            Various
    58.01                11820 Pierce Street                                  11820 Pierce Street
    58.02                8131 East Indian Bend Road                           8131 East Indian Bend Road
    58.03                8111 East Indian Bend Road                           8111 East Indian Bend Road
    58.04                8115 East Indian Bend Road                           8115 East Indian Bend Road
    58.05                7328 East Stetson Drive                              7328 East Stetson Drive
      59          2      Porto Bella                                          10853 Firestone Boulevard
      60          1      Shoppes at Woodhill                                  6090 Garners Ferry Road
      61          2      Le Coeur du Monde Apartments                         2035 Clermont Crossing Drive
      62          1      Barrington Terrace                                   1425 South Congress Avenue
      63          1      Sunset Commons                                       925 Seaside Road SW
      64          1      XSport Fitness - Downers Grove, IL                   3200 Finley Road
      65          1      Topsham Crossing Center                              129-131 Topsham Fair Mall Road
      66          2      Chartwell Court Apartments                           15100 Ella Boulevard
      67          1      Cupertino Town Center                                20380,20370,20410 Town Center Lane
      68          1      One Front Street                                     251 East Front Street
      69          2      Pine Winds Apartments                                1301 Pine Winds Drive
      70          2      The Arbors at Port Warwick                           1100 William Styron Square South
      71          1      Michael's Warehouse & Distribution Facility          9200 West Beaver Street
      72          1      Parmer-McNeil Plaza Shopping Center                  6201-6315 North Parmer Lane
      73          1      159-181 Second Avenue                                159-181 Second Avenue
      74          1      Midtown Square(6)                                    112-116 10th Street
      75          2      Vista Montana                                        8000 Montgomery Boulevard NE
      76          1      1500 West Park Drive                                 1500 West Park Drive
      77          2      Colony Grove Apartments                              1145 West Baseline Road
      78          1      Glenwood Plaza                                       3605 Glenwood Avenue
      79          1      Mayfaire Towne Center                                1060 International Drive
      80          2      Deerwood Crossing Apartments                         1710 Franciscan Terrace
      81          1      English Village                                      2812 Spring Avenue
      82          1      The Village at Heather Ridge Pool                    Various
    82.01                Heather Ridge Bank Building                          6100 South Old Village Place
    82.02                Heather Ridge Office Building                        6300 South Old Village Place
      83          2      Sunnygate Village Apartments                         10120 Woodbury Drive
      84          1      Coddle Creek Shopping Center                         358 George Liles Parkway
      85          1      Commons V Medical Office                             800 Goodlette Road
      86          1      Plaza 57                                             7301 SW 57th Court
      87          1      8300 East Raintree Drive                             8300 East Raintree Drive
      88          1      Bella Piazza                                         40230 & 40250 Murrieta Hot Springs Road
      89          1      17000 Ventura Boulevard                              17000 Ventura Boulevard
      90          1      Willimantic Plaza                                    1601 West Main Street
      91          2      Imperial Towers Apartments                           3801 Conshohocken Avenue
      92          1      Cardiff Plaza Shopping Center                        6701 Black Horse Pike
      93          1      Medical Office Building                              50 Sewall Street
      94          1      Bath Shopping Center                                 1-5 Chandler Road (US Route 1)
      95          2      7400 Apartments                                      7400 Roosevelt Boulevard
      96          2      Dutch Village Apartments                             1500 Zuider Zee Drive
      97          1      Hampton Inn - Bennington, VT                         51 Hannaford Square
      98          1      Lantern Bend Medical                                 411 Lantern Bend Drive
      99          2      Fountain Park Apartments                             12525 South Kirkwood Road
     100          1      Bunge North America                                  6700 Snowden Road
     101          1      Shoppes at Pennington                                21 Route 31 North
     102          1      Columbia Summit                                      731 North Columbia Center Boulevard
     103          1      Galleria Shopping Center                             100 Route 9 North
     104          1      Sunset Ridge Center                                  7020, 7040 & 7060 West Sunset Road
     105          1      Barchester Pool (7)                                  Various
    105.01               Mansion House Center Ground Lease                    300 North 4th Street
    105.02               Pinewood Estates Apartments Ground Lease             1401 Pennsylvania Street, NE
    105.03               Winrock Villas Condominiums Ground Lease             1601 Pennsylvania Street, NE
    105.04               National City Bank Building Ground Lease             110 West Berry Street
    105.05               Albuquerque Plaza Ground Lease                       201 Third Streest N.W.
     106          1      Shoppes at Indian Trail                              14045 U.S. Highway 74
     107          1      Summerlin Office Building                            9500 Hillwood Drive
     108          2      Village Square Apartments                            100 Tonto Trail
     109          1      The Timmons Place Office Building                    3701 West Alabama Street
     110          1      1331 Gemini Building                                 1331 Gemini Avenue
     111          1      Village Pavilion                                     300 Village Green Circle
     112          2      The Apartments at 1515 West Morse Avenue             1515 West Morse Avenue
     113          2      5724-32 South Blackstone Avenue                      5724-32 South Blackstone Avenue
     114          2      Stanford Place II Apartments                         37 Van Mark Way
     115          1      Rockbridge Place                                     5723 Rockbridge Road
     116          1      Schertz Retail Center                                6000 & 6018 FM 3009
     117          1      Holiday Inn Express - Heber City , UT                1268 South Main Street
     118          1      Shops at East-West Connector                         4425 South Cobb Drive
     119          1      The Timmons Square Office Building                   3637 West Alabama Street
     120          2      Clearwater Estates III and IV                        6887 and 6889 Clearwater Road
     121          1      North Tucker Garage                                  310 North Tucker Boulevard
     122          1      SilverLeaf Suites - Eagle, CO                        315 Chambers Avenue
     123          1      Warehouse Terminal - Manitowac, WI                   1946 South 23rd Street
     124          1      701 Interstate 20 East                               701 Interstate 20 East
     125          1      Ridge Road Shopping Center                           1107-1125A Ridge Road
     126          1      OfficeMax - Eden Prairie, MN                         8595 Columbine Road
     127          2      4717 North Winthrop Apartments                       4717 North Winthrop  Avenue
     128          1      Pay Low - Gary, IN                                   6010 West Ridge Road
     129          1      Wiseway                                              999 West Old Ridge Road
     130          1      Walgreens - Ozark, MO                                1675 West South Street
     131          1      Warehouse Terminal - Menominee, MI                   5311 & 5611 13th Street
     132          1      Raintree Building                                    8150 East Raintree Road
     133          1      Tractor Supply -  Rutland, VT                        1177 US Route 7 South
     134          1      Tractor Supply - Watertown, WI                       1911 Market Way
     135          1      Archives One - Malvern, PA                           6 Lee Boulevard
     136          1      Village Square                                       4025 9th Avenue South
     137          1      Baseline Industrial Buildings                        416-418 East Baseline Road
     138          1      Ocean Rose Inn - Narragansett, RI                    113 Ocean Road
     139          1      Archives One - Greensboro, NC                        2729 Patterson Street
     140          1      IHOP - Pearland, TX                                  2829 East Broadway Street
     141          1      National Tire & Battery at Greens Landing            11017 North  Freeway
     142          1      Archives One - Essex Junction, VT                    3 Bushey Lane
     143          1      Comerica Bank at Preston Center                      6033 Berkshire Lane

                                                                       CROSS COLLATERALIZED
MORTGAGE LOAN                                                                AND CROSS                  LOAN        MORTGAGE
    NUMBER              CITY             STATE       ZIP CODE           DEFAULTED LOAN FLAG           PURPOSE     LOAN SELLER
-----------------------------------------------------------------------------------------------------------------------------

      1         Various                 Various       Various                                       Acquisition    Wachovia
     1.01       Washington                 DC          20004
     1.02       Arlington                  VA          22202
     1.03       Seattle                    WA          98104
     1.04       Washington                 DC          20036
     1.05       Mc Lean                    VA          22102
     1.06       Bellevue                   WA          98004
     1.07       Bellevue                   WA          98005
     1.08       Bellevue                   WA          98004
     1.09       Bellevue                   WA          98004
     1.10       Arlington                  VA          22209
     1.11       Vienna                     VA          22182
     1.12       Bellevue                   WA          98007
     1.13       Washington                 DC          20004
     1.14       Bellevue                   WA          98007
     1.15       Reston                     VA          20190
     1.16       Washington                 DC          20006
     1.17       Bellevue                   WA          98004
     1.18       Reston                     VA          20190
     1.19       Arlington                  VA          22209
     1.20       Seattle                    WA          98101
      2         Various                 Various       Various                                       Acquisition    Wachovia
     2.01       La Jolla                   CA          92037
     2.02       Redmond                    WA          98052
     2.03       Long Beach                 CA          90815
     2.04       Costa Mesa                 CA          92626
     2.05       Arcadia                    CA          91006
     2.06       Irvine                     CA          92618
     2.07       Herndon                    VA          20171
     2.08       Pleasant Hill              CA          94523
     2.09       San Ramon                  CA          94583
     2.10       Linthicum                  MD          21090
     2.11       Saint Louis                MO          63117
     2.12       Bakersfield                CA          93309
     2.13       Boulder                    CO          80301
     2.14       Hapeville                  GA          30354
     2.15       Deerfield                  IL          60015
     2.16       Malvern                    PA          19355
     2.17       Houston                    TX          77058
     2.18       Santa Fe                   NM          87505
     2.19       Placentia                  CA          92870
     2.20       Glen Allen                 VA          23060
     2.21       Atlanta                    GA          30305
     2.22       Beaverton                  OR          97006
     2.23       Cincinnati                 OH          45246
     2.24       Lombard                    IL          60148
     2.25       Jacksonville               FL          32256
     2.26       Irving                     TX          75093
     2.27       Irving                     TX          75038
     2.28       Clearwater                 FL          33762
     2.29       Boca Raton                 FL          33487
     2.30       Clearwater                 FL          33760
     2.31       Birmingham                 AL          35242
     2.32       Smyrna                     GA          30080
     2.33       Addison                    TX          75001
     2.34       Chesterfield               MO          63017
     2.35       Montgomery                 AL          36117
     2.36       Atlanta                    GA          30305
     2.37       Chesterfield               MO          63017
     2.38       Blue Ash                   OH          45241
     2.39       Berwyn                     PA          19312
     2.40       Danvers                    MA          01923
     2.41       Midvale                    UT          84047
     2.42       Plano                      TX          75093
     2.43       Atlanta                    GA          30339
     2.44       Memphis                    TN          38119
     2.45       Atlanta                    GA          30341
     2.46       Norcross                   GA          30092
      3         Various                 Various       Various                                       Acquisition    Wachovia
     3.01       Richmond                   CA          94806
     3.02       Largo                      MD          20774
     3.03       Tamarac                    FL          33321
     3.04       Canton                     GA          30114
     3.05       Highland                   IN          46322
     3.06       West Springfield           MA          01089
     3.07       Orlando                    FL          32809
     3.08       Winchester                 VA          22601
     3.09       Fayetteville               NC          28314
     3.10       Bradenton                  FL          34203
     3.11       Pembroke Pines             FL          33028
     3.12       Glen Burnie                MD          21061
     3.13       Chapel Hill                NC          27517
     3.14       Toledo                     OH          43528
     3.15       Palm Beach Gardens         FL          33403
     3.16       Boynton Beach              FL          33437
     3.17       Oviedo                     FL          32756
     3.18       New Port Richey            FL          34654
     3.19       Largo                      FL          33777
     3.20       Huntersville               NC          28078
     3.21       Casselberry                FL          32707
     3.22       Wesley Chapel              FL          33543
     3.23       Lumberton                  NJ          08048
     3.24       Miami                      FL          33186
     3.25       Tampa                      FL          33618
     3.26       Melbourne                  FL          32901
     3.27       Douglasville               GA          30135
     3.28       Valrico                    FL          33594
     3.29       Ocoee                      FL          34761
     3.30       Cumming                    GA          30041
     3.31       Bradenton                  FL          34211
     3.32       Tucker                     GA          30084
     3.33       Clayton                    NC          27520
     3.34       Flowery Branch             GA          30542
     3.35       Fort Walton Beach          FL          32548
     3.36       Tallahassee                FL          32309
     3.37       Orlando                    FL          32812
     3.38       Miramar                    FL          33025
     3.39       Boynton Beach              FL          33436
     3.40       Grove City                 OH          43123
     3.41       Orlando                    FL          32825
     3.42       McDonough                  GA          30252
     3.43       Ellenwood                  GA          30294
     3.44       Winston Salem              NC          27127
     3.45       Tallahassee                FL          32311
     3.46       Hialeah                    FL          33018
     3.47       Dania                      FL          33004
     3.48       Naples                     FL          34104
     3.49       Hernando                   FL          34442
     3.50       Crystal River              FL          34429
     3.51       Fuquay Varina              NC          27526
     3.52       Decatur                    GA          30035
      4         New York                   NY          10001                                        Acquisition    Wachovia
      5         George Town          Cayman Islands     NA                                           Refinance     Wachovia
      6         Various                 Various       Various                                       Acquisition    Wachovia
     6.01       Mount Laurel               NJ          08054
     6.02       Apex                       NC          27502
     6.03       Ohio Township              PA          15237
      7         Various                 Various       Various                                       Acquisition    Wachovia
     7.01       Orlando                    FL          32821
     7.02       Orlando                    FL          32821
     7.03       Atlanta                    GA          30319
     7.04       Orlando                    FL          32821
     7.05       Edison                     NJ          08837
      8         New York                   NY          10004                                         Refinance     Wachovia
      9         Lancaster                  PA          17602                                         Refinance     Wachovia
      10        San Diego                  CA          92108                                        Acquisition    Wachovia
      11        Charleston                 SC          29407                                         Refinance     Wachovia
      12        Port Chester               NY          10573                                         Refinance     Wachovia
      13        New York                   NY          10010                                         Refinance     Wachovia
      14        Los Angeles                CA          90010                                         Refinance     Wachovia
      15        San Diego                  CA          92122                                        Acquisition    Wachovia
      16        New York                   NY          10016                                         Refinance     Wachovia
      17        Anaheim                    CA          92806                                        Acquisition    Wachovia
      18        San Diego                  CA          92121                                        Acquisition    Wachovia
      19        Jacksonville               FL          32210                                         Refinance     Wachovia
      20        Mobile                     AL          36606                                         Refinance     Wachovia
      21        Little Rock                AR         Various                                       Acquisition    Wachovia
    21.01       Little Rock                AR          72211
    21.02       Little Rock                AR          72202
      22        Various                    CA         Various                                        Refinance     Wachovia
    22.01       Sherman Oaks               CA          91403
    22.02       Woodland Hills             CA          91364
      23        Anaheim                    CA          92802                                         Refinance     Wachovia
      24        Barrington                 NJ          08007                                        Acquisition    Wachovia
      25        Reno                       NV          89511                                        Acquisition    Wachovia
      26        Philadelphia               PA          19107                                        Acquisition    Wachovia
      27        Kingwood                   TX          77339                                        Acquisition    Wachovia
      28        Baton Rouge                LA          70809                                        Acquisition    Wachovia
      29        Hillsboro                  OR          97006                                        Acquisition    Wachovia
      30        Westminster                CO          80031                                        Acquisition    Wachovia
      31        Reno                       NV          89523                                        Acquisition    Wachovia
      32        Wellington                 FL          33414                                         Refinance     Wachovia
      33        Richmond                   VA          23230                                         Refinance     Wachovia
      34        Gastonia                   NC          28054                                        Acquisition    Wachovia
      35        Henderson                  NV          89052                                        Acquisition    Wachovia
      36        Columbus                   GA          31909                                         Refinance     Wachovia
      37        Vestal                     NY          13850                                         Refinance     Wachovia
      38        Warner Robins              GA          31088                                         Refinance     Wachovia
      39        Atlanta                    GA          30309                                         Refinance     Wachovia
      40        New York                   NY          10010                                         Refinance     Wachovia
      41        Marietta                   GA          30060                                        Acquisition    Wachovia
      42        Charleston                 SC          29401                                         Refinance     Wachovia
      43        New York                   NY          10012                                         Refinance     Wachovia
      44        New York                   NY          10016                                         Refinance     Wachovia
      45        Kalamazoo                  MI          49009                                         Refinance     Wachovia
      46        Pompano Beach              FL          33062                                         Refinance     Wachovia
      47        Birmingham                 AL          35209                                         Refinance     Wachovia
      48        Greensboro                 NC          27401                                        Acquisition    Wachovia
      49        Ontario                    CA          91764                                        Acquisition    Wachovia
      50        Apopka                     FL          32703                                        Acquisition    Wachovia
      51        Chelmsford                 MA          01824                                        Acquisition    Wachovia
      52        Albuquerque                NM          87109    Albuquerque Multifamily Portfolio   Acquisition    Wachovia
      53        Mount Pleasant             SC          29464                                         Refinance     Wachovia
      54        New York                   NY          10018                                         Refinance     Wachovia
      55        Buford                     GA          30518                                        Acquisition    Wachovia
      56        Athens                     GA          30606                                         Refinance     Wachovia
      57        Various                    GA         Various                                       Acquisition    Wachovia
    57.01       Fayetteville               GA          30214
    57.02       Peachtree City             GA          30269
      58        Various                 Various       Various                                        Refinance     Wachovia
    58.01       Riverside                  CA          92505
    58.02       Scottsdale                 AZ          85250
    58.03       Scottsdale                 AZ          85250
    58.04       Scottsdale                 AZ          85250
    58.05       Scottsdale                 AZ          85251
      59        Norwalk                    CA          90650                                        Acquisition    Wachovia
      60        Columbia                   SC          29209                                        Acquisition    Wachovia
      61        Saint Louis                MO          63146                                        Acquisition    Wachovia
      62        Boynton Beach              FL          33426                                        Acquisition    Wachovia
      63        Ocean Isle Beach           NC          28469                                         Refinance     Wachovia
      64        Downers Grove              IL          60515                                         Refinance     Wachovia
      65        Topsham                    ME          04086                                        Acquisition    Wachovia
      66        Houston                    TX          77090                                        Acquisition    Wachovia
      67        Cupertino                  CA          95014                                         Refinance     Wachovia
      68        Boise                      ID          83702                                        Acquisition    Wachovia
      69        Garner                     NC          27603                                         Refinance     Wachovia
      70        Newport News               VA          23606                                         Refinance     Wachovia
      71        Jacksonville               FL          32220                                         Refinance     Wachovia
      72        Austin                     TX          78729                                        Acquisition    Wachovia
      73        San Mateo                  CA          94401                                         Refinance     Wachovia
      74        Atlanta                    GA          30309                                         Refinance     Wachovia
      75        Albuquerque                NM          87109    Albuquerque Multifamily Portfolio   Acquisition    Wachovia
      76        Westborough                MA          01581                                         Refinance     Wachovia
      77        Tempe                      AZ          85283                                        Acquisition    Wachovia
      78        Raleigh                    NC          27612                                        Acquisition    Wachovia
      79        Wilmington                 NC          28405                                         Refinance     Wachovia
      80        Winston-Salem              NC          27127                                         Refinance     Wachovia
      81        Decatur                    AL          35603                                         Refinance     Wachovia
      82        Sioux Falls                SD          57108                                         Refinance      Artesia
    82.01       Sioux Falls                SD          57108
    82.02       Sioux Falls                SD          57108
      83        Manassas                   VA          20109                                        Acquisition     Artesia
      84        Concord                    NC          28027                                         Refinance     Wachovia
      85        Naples                     FL          34102                                        Acquisition    Wachovia
      86        Miami                      FL          33143                                         Refinance     Wachovia
      87        Scottsdale                 AZ          85254                                         Refinance     Wachovia
      88        Murrieta                   CA          92563                                         Refinance      Artesia
      89        Los Angeles                CA          91316                                         Refinance     Wachovia
      90        Willimantic                CT          06226                                        Acquisition    Wachovia
      91        Philadelphia               PA          19131                                         Refinance     Wachovia
      92        Egg Harbor                 NJ          08234                                         Refinance     Wachovia
      93        Portland                   ME          04101                                         Refinance     Wachovia
      94        Bath                       ME          04530                                        Acquisition    Wachovia
      95        Philadelphia               PA          19152                                         Refinance     Wachovia
      96        Winston-Salem              NC          27127                                         Refinance     Wachovia
      97        Bennington                 VT          05201                                         Refinance     Wachovia
      98        Houston                    TX          77090                                        Acquisition     Artesia
      99        Stafford                   TX          77477                                         Refinance      Artesia
     100        Fort Worth                 TX          76140                                        Acquisition    Wachovia
     101        Pennington                 NJ          08534                                         Refinance     Wachovia
     102        Kennewick                  WA          99336                                        Acquisition     Artesia
     103        Manalapan                  NJ          07726                                         Refinance     Wachovia
     104        Las Vegas                  NV          89113                                         Refinance      Artesia
     105        Various                 Various       Various                                        Refinance     Wachovia
    105.01      Saint Louis                MO          63102
    105.02      Albuquerque                NM          87110
    105.03      Albuquerque                NM          87110
    105.04      Fort Wayne                 IN          46802
    105.05      Albuquerque                NM          87102
     106        Indian Trail               NC          28079                                         Refinance     Wachovia
     107        Las Vegas                  NV          89134                                         Refinance      Artesia
     108        Lafayette                  IN          47905                                        Acquisition    Wachovia
     109        Houston                    TX          77027                                        Acquisition    Wachovia
     110        Houston                    TX          77058                                        Acquisition    Wachovia
     111        Smyrna                     GA          30080                                         Refinance     Wachovia
     112        Chicago                    IL          60626                                         Refinance     Wachovia
     113        Chicago                    IL          60637                                         Refinance     Wachovia
     114        Saint Louis                MO          63144                                         Refinance     Wachovia
     115        Stone Mountain             GA          30087                                        Acquisition    Wachovia
     116        Schertz                    TX          78154                                         Refinance      Artesia
     117        Heber City                 UT          84032                                        Acquisition    Wachovia
     118        Smyrna                     GA          30080                                         Refinance      Artesia
     119        Houston                    TX          77027                                        Acquisition    Wachovia
     120        Baxter                     MN          56425                                         Refinance      Artesia
     121        Saint Louis                MO          63101                                        Acquisition    Wachovia
     122        Eagle                      CO          81613                                         Refinance     Wachovia
     123        Manitowoc                  WI          54220      Warehouse Terminal Portfolio       Refinance     Wachovia
     124        Arlington                  TX          76014                                        Acquisition    Wachovia
     125        Rockwall                   TX          75087                                         Refinance     Wachovia
     126        Eden Prairie               MN          55344                                         Refinance     Wachovia
     127        Chicago                    IL          60640                                         Refinance     Wachovia
     128        Gary                       IN          46408                                         Refinance     Wachovia
     129        Hobart                     IN          46342                                         Refinance     Wachovia
     130        Ozark                      MO          65721                                        Acquisition    Wachovia
     131        Menominee                  MI          49858      Warehouse Terminal Portfolio       Refinance     Wachovia
     132        Scottsdale                 AZ          85260                                         Refinance      Artesia
     133        Rutland                    VT          05701                                        Acquisition    Wachovia
     134        Watertown                  WI          53094                                        Acquisition    Wachovia
     135        Malvern                    PA          19355         Archives One Portfolio         Acquisition    Wachovia
     136        Fargo                      ND          58103                                         Refinance      Artesia
     137        Mesa                       AZ          85204                                         Refinance      Artesia
     138        Narragansett               RI          02882                                         Refinance     Wachovia
     139        Greensboro                 NC          27407         Archives One Portfolio         Acquisition    Wachovia
     140        Pearland                   TX          77581                                         Refinance      Artesia
     141        Houston                    TX          77038                                        Acquisition     Artesia
     142        Essex Junction             VT          05452         Archives One Portfolio         Acquisition    Wachovia
     143        Dallas                     TX          75225                                        Acquisition     Artesia

                                                                                                             % OF AGGREGATE
MORTGAGE LOAN       GENERAL                     SPECIFIC                 ORIGINAL LOAN   CUT-OFF DATE LOAN    CUT-OFF DATE
    NUMBER       PROPERTY TYPE               PROPERTY TYPE                BALANCE ($)       BALANCE ($)          BALANCE
---------------------------------------------------------------------------------------------------------------------------

      1             Various                     Various                   414,000,000       414,000,000           10.7%
     1.01            Office                       CBD                     63,968,572
     1.02            Office                     Suburban                  50,666,978
     1.03            Office                       CBD                     47,643,889
     1.04            Office                       CBD                     43,060,885
     1.05            Office                     Suburban                  36,313,350
     1.06            Office                       CBD                     24,269,362
     1.07            Office                     Suburban                  22,552,247
     1.08            Office                       CBD                     22,389,000
     1.09            Office                       CBD                     18,356,199
     1.10            Office                     Suburban                  16,929,301
     1.11            Office                     Suburban                  12,817,899
     1.12            Office                     Suburban                  11,197,523
     1.13            Office                       CBD                     10,641,275
     1.14            Office                     Suburban                  10,338,966
     1.15            Office                     Suburban                   9,093,453
     1.16            Office                       CBD                      7,678,647
     1.17            Office                       CBD                      6,082,456
     1.18          Mixed Use                 Office/Retail
     1.19            Office                     Suburban
     1.20            Office                       CBD
      2           Hospitality                Extended Stay                283,850,000       283,850,000           7.4%
     2.01         Hospitality                Extended Stay                28,759,000
     2.02         Hospitality                Extended Stay                17,819,000
     2.03         Hospitality                Extended Stay                15,324,000
     2.04         Hospitality                Extended Stay                13,578,000
     2.05         Hospitality                Extended Stay                11,760,500
     2.06         Hospitality                Extended Stay                10,620,000
     2.07         Hospitality                Extended Stay                10,156,500
     2.08         Hospitality                Extended Stay                 9,337,000
     2.09         Hospitality                Extended Stay                 7,982,500
     2.10         Hospitality                Extended Stay                 7,662,000
     2.11         Hospitality                Extended Stay                 6,842,500
     2.12         Hospitality                Extended Stay                 6,272,000
     2.13         Hospitality                Extended Stay                 6,022,500
     2.14         Hospitality                Extended Stay                 5,951,500
     2.15         Hospitality                Extended Stay                 5,951,500
     2.16         Hospitality                Extended Stay                 5,916,000
     2.17         Hospitality                Extended Stay                 5,630,500
     2.18         Hospitality                Extended Stay                 5,559,500
     2.19         Hospitality                Extended Stay                 5,452,500
     2.20         Hospitality                Extended Stay                 5,132,000
     2.21         Hospitality                Extended Stay                 5,096,000
     2.22         Hospitality                Extended Stay                 4,918,000
     2.23         Hospitality                Extended Stay                 4,739,500
     2.24         Hospitality                Extended Stay                 4,561,500
     2.25         Hospitality                Extended Stay                 4,526,000
     2.26         Hospitality                Extended Stay                 4,419,000
     2.27         Hospitality                Extended Stay                 4,383,500
     2.28         Hospitality                Extended Stay                 4,383,500
     2.29         Hospitality                Extended Stay                 4,027,000
     2.30         Hospitality                Extended Stay                 3,920,000
     2.31         Hospitality                Extended Stay                 3,813,000
     2.32         Hospitality                Extended Stay                 3,670,500
     2.33         Hospitality                Extended Stay                 3,528,000
     2.34         Hospitality                Extended Stay                 3,385,500
     2.35         Hospitality                Extended Stay                 3,350,000
     2.36         Hospitality                Extended Stay                 3,314,500
     2.37         Hospitality                Extended Stay                 3,029,000
     2.38         Hospitality                Extended Stay                 3,029,000
     2.39         Hospitality                Extended Stay                 2,993,500
     2.40         Hospitality                Extended Stay                 2,922,000
     2.41         Hospitality                Extended Stay                 2,886,500
     2.42         Hospitality                Extended Stay                 2,744,000
     2.43         Hospitality                Extended Stay                 2,530,000
     2.44         Hospitality                Extended Stay                 2,245,000
     2.45         Hospitality                Extended Stay                 2,067,000
     2.46         Hospitality                Extended Stay                 1,639,500
      3              Retail                     Anchored                  221,250,000       221,250,000           5.7%
     3.01            Retail                     Anchored                   9,527,500
     3.02            Retail                     Anchored                   9,067,500
     3.03            Retail                     Anchored                   8,652,500
     3.04            Retail                     Anchored                   8,495,000
     3.05            Retail                     Anchored                   8,382,500
     3.06            Retail                     Anchored                   8,082,500
     3.07            Retail                     Anchored                   7,382,500
     3.08            Retail                     Anchored                   7,305,000
     3.09            Retail                     Anchored                   7,000,000
     3.10            Retail                     Anchored                   6,667,500
     3.11            Retail                     Anchored                   6,272,500
     3.12            Retail                     Anchored                   6,177,500
     3.13            Retail                     Anchored                   6,132,500
     3.14            Retail                     Anchored                   6,017,500
     3.15            Retail                     Anchored                   5,275,000
     3.16            Retail                     Anchored                   4,937,500
     3.17            Retail                     Anchored                   4,922,500
     3.18            Retail                     Anchored                   4,787,500
     3.19            Retail                     Anchored                   4,762,500
     3.20            Retail                     Anchored                   4,382,500
     3.21            Retail                     Anchored                   4,325,000
     3.22            Retail                     Anchored                   4,200,000
     3.23            Retail                     Anchored                   3,762,500
     3.24            Retail                     Anchored                   3,360,000
     3.25            Retail                     Anchored                   3,335,000
     3.26            Retail                     Anchored                   3,335,000
     3.27            Retail                     Anchored                   3,175,000
     3.28            Retail                     Anchored                   3,150,000
     3.29            Retail                     Anchored                   3,095,000
     3.30            Retail                     Anchored                   3,017,500
     3.31            Retail                     Anchored                   3,000,000
     3.32            Retail                     Anchored                   2,985,000
     3.33            Retail                     Anchored                   2,937,500
     3.34            Retail                     Anchored                   2,875,000
     3.35            Retail                     Anchored                   2,765,000
     3.36            Retail                     Anchored                   2,762,500
     3.37            Retail                     Anchored                   2,700,000
     3.38            Retail                     Anchored                   2,652,500
     3.39            Retail                     Anchored                   2,540,000
     3.40            Retail                     Anchored                   2,477,500
     3.41            Retail                     Anchored                   2,477,500
     3.42            Retail                     Anchored                   2,342,500
     3.43            Retail                     Anchored                   2,230,000
     3.44            Retail                     Anchored                   2,142,500
     3.45            Retail                     Anchored                   2,127,500
     3.46            Retail                     Anchored                   2,117,500
     3.47            Retail                     Anchored                   2,062,500
     3.48            Retail                     Anchored                   1,905,000
     3.49            Retail                     Anchored                   1,905,000
     3.50            Retail                     Anchored                   1,872,500
     3.51            Retail                     Anchored                   1,785,000
     3.52            Retail                     Anchored                   1,602,500
      4            Mixed Use                 Office/Retail                200,000,000       200,000,000           5.2%
      5           Hospitality                 Full Service                140,000,000       140,000,000           3.6%
      6              Retail                     Anchored                  110,000,000       110,000,000           2.9%
     6.01            Retail                     Anchored                  67,800,000
     6.02            Retail                     Anchored                  26,200,000
     6.03            Retail                     Anchored                  16,000,000
      7           Hospitality                   Various                   103,906,000       103,906,000           2.7%
     7.01         Hospitality               Limited Service               30,213,037
     7.02         Hospitality               Limited Service               29,189,965
     7.03         Hospitality                Extended Stay                15,932,504
     7.04         Hospitality               Limited Service               15,930,493
     7.05         Hospitality               Limited Service               12,640,000
      8              Office                       CBD                     95,000,000        95,000,000            2.5%
      9              Retail                      Outlet                   92,400,000        92,400,000            2.4%
      10             Office                     Suburban                  89,300,000        89,300,000            2.3%
      11             Retail                     Anchored                  75,200,000        75,040,500            1.9%
      12             Retail                     Anchored                  70,000,000        70,000,000            1.8%
      13             Office                       CBD                     66,500,000        66,500,000            1.7%
      14             Office                       CBD                     64,000,000        64,000,000            1.7%
      15             Office                     Suburban                  60,000,000        60,000,000            1.6%
      16             Office                       CBD                     54,000,000        54,000,000            1.4%
      17           Mixed Use                 Office/Retail                47,000,000        47,000,000            1.2%
      18             Office                     Suburban                  46,000,000        46,000,000            1.2%
      19             Retail                     Anchored                  46,000,000        46,000,000            1.2%
      20          Hospitality                 Full Service                44,000,000        44,000,000            1.1%
      21          Multifamily                 Conventional                40,000,000        40,000,000            1.0%
    21.01         Multifamily                 Conventional
    21.02         Multifamily                 Conventional
      22             Office                     Suburban                  38,000,000        38,000,000            1.0%
    22.01            Office                     Suburban
    22.02            Office                     Suburban
      23          Hospitality               Limited Service               36,750,000        36,750,000            1.0%
      24           Industrial                     Flex                    36,100,000        36,100,000            0.9%
      25          Multifamily                 Conventional                35,572,500        35,572,500            0.9%
      26          Hospitality                 Full Service                35,000,000        35,000,000            0.9%
      27          Multifamily                 Conventional                34,000,000        34,000,000            0.9%
      28          Multifamily                 Conventional                33,700,000        33,700,000            0.9%
      29             Office               Suburban/Laboratory             33,300,000        33,300,000            0.9%
      30          Multifamily     Single Family/Conventional/Townhomes    31,000,000        31,000,000            0.8%
      31          Multifamily                 Conventional                30,175,000        30,175,000            0.8%
      32             Retail                     Anchored                  30,000,000        30,000,000            0.8%
      33          Hospitality                 Full Service                29,500,000        29,500,000            0.8%
      34             Retail                     Anchored                  29,400,000        29,400,000            0.8%
      35             Office                     Suburban                  28,620,000        28,620,000            0.7%
      36             Retail                     Anchored                  28,000,000        28,000,000            0.7%
      37           Mixed Use         Student Housing/Retail/Office        27,000,000        27,000,000            0.7%
      38          Multifamily                 Conventional                26,000,000        26,000,000            0.7%
      39          Hospitality                 Full Service                26,000,000        26,000,000            0.7%
      40             Retail                  Single Tenant                25,000,000        25,000,000            0.6%
      41             Retail                     Anchored                  25,000,000        25,000,000            0.6%
      42           Mixed Use                 Retail/Office                23,850,000        23,850,000            0.6%
      43           Mixed Use                 Office/Retail                23,500,000        23,500,000            0.6%
      44             Office                       CBD                     22,000,000        22,000,000            0.6%
      45          Multifamily               Student Housing               19,875,000        19,875,000            0.5%
      46             Retail                     Anchored                  18,850,000        18,850,000            0.5%
      47             Retail                     Anchored                  18,700,000        18,700,000            0.5%
      48             Office                     Suburban                  17,800,000        17,800,000            0.5%
      49          Multifamily                 Conventional                17,650,000        17,650,000            0.5%
      50             Retail                     Anchored                  16,720,000        16,720,000            0.4%
      51             Office                     Suburban                  16,200,000        16,200,000            0.4%
      52          Multifamily                 Conventional                16,180,000        16,180,000            0.4%
      53             Retail                     Anchored                  15,500,000        15,500,000            0.4%
      54             Office                       CBD                     14,750,000        14,750,000            0.4%
      55        Special Purpose               Marina Park                 14,000,000        14,000,000            0.4%
      56             Retail                     Anchored                  13,760,000        13,760,000            0.4%
      57             Office                     Medical                   13,530,000        13,530,000            0.4%
    57.01            Office                     Medical
    57.02            Office                     Medical
      58             Office                     Suburban                  13,200,000        13,200,000            0.3%
    58.01            Office                     Suburban                   4,160,000
    58.02            Office                     Suburban                   2,720,000
    58.03            Office                     Suburban                   2,720,000
    58.04            Office                     Suburban                   1,840,000
    58.05            Office                     Suburban                   1,760,000
      59          Multifamily                 Conventional                13,200,000        13,200,000            0.3%
      60             Retail                 Shadow Anchored               13,100,000        13,100,000            0.3%
      61          Multifamily                 Conventional                13,056,000        13,056,000            0.3%
      62           Healthcare               Assisted Living               13,000,000        13,000,000            0.3%
      63             Retail                     Anchored                  13,000,000        12,988,766            0.3%
      64             Retail                  Single Tenant                13,000,000        12,936,479            0.3%
      65             Retail                     Anchored                  12,720,000        12,720,000            0.3%
      66          Multifamily                 Conventional                12,450,000        12,450,000            0.3%
      67             Office                     Suburban                  12,400,000        12,400,000            0.3%
      68             Office                       CBD                     11,800,000        11,800,000            0.3%
      69          Multifamily                 Conventional                11,600,000        11,600,000            0.3%
      70          Multifamily              Independent Living             11,300,000        11,278,294            0.3%
      71           Industrial            Warehouse/Distribution           11,200,000        11,200,000            0.3%
      72             Retail                    Unanchored                 11,050,000        11,050,000            0.3%
      73             Office                       CBD                     11,000,000        11,000,000            0.3%
      74           Mixed Use        Retail/Parking Garage/Industrial      11,000,000        11,000,000            0.3%
      75          Multifamily                 Conventional                10,820,000        10,820,000            0.3%
      76             Office                     Suburban                  10,800,000        10,800,000            0.3%
      77          Multifamily                 Conventional                10,700,000        10,700,000            0.3%
      78             Office                     Suburban                  10,550,000        10,550,000            0.3%
      79             Retail                     Anchored                  10,500,000        10,490,379            0.3%
      80          Multifamily                 Conventional                10,400,000        10,400,000            0.3%
      81             Retail                     Anchored                  10,400,000        10,400,000            0.3%
      82             Office                     Suburban                  10,400,000        10,400,000            0.3%
    82.01            Office                     Suburban
    82.02            Office                     Suburban
      83          Multifamily                 Conventional                10,250,000        10,250,000            0.3%
      84             Retail                     Anchored                  10,050,000        10,050,000            0.3%
      85             Office                     Medical                   10,000,000        10,000,000            0.3%
      86           Mixed Use                 Retail/Office                 9,250,000         9,250,000            0.2%
      87           Mixed Use                Office/Warehouse               9,200,000         9,200,000            0.2%
      88             Retail                    Unanchored                  9,000,000         9,000,000            0.2%
      89           Mixed Use                 Office/Retail                 8,800,000         8,800,000            0.2%
      90             Retail                     Anchored                   8,800,000         8,800,000            0.2%
      91          Multifamily                 Conventional                 8,080,000         8,080,000            0.2%
      92             Retail                    Unanchored                  8,000,000         8,000,000            0.2%
      93             Office                     Medical                    8,000,000         8,000,000            0.2%
      94             Retail                     Anchored                   7,920,000         7,920,000            0.2%
      95          Multifamily                 Conventional                 7,400,000         7,400,000            0.2%
      96          Multifamily                 Conventional                 7,100,000         7,100,000            0.2%
      97          Hospitality               Limited Service                7,000,000         6,994,335            0.2%
      98             Office                     Medical                    6,728,000         6,728,000            0.2%
      99          Multifamily                 Conventional                 6,700,000         6,700,000            0.2%
     100           Industrial            Warehouse/Distribution            6,262,000         6,262,000            0.2%
     101           Mixed Use                 Retail/Office                 6,100,000         6,100,000            0.2%
     102             Retail                     Anchored                   6,000,000         6,000,000            0.2%
     103             Retail                    Unanchored                  6,000,000         6,000,000            0.2%
     104             Retail                    Unanchored                  6,000,000         6,000,000            0.2%
     105              Land                      Various                    5,900,000         5,900,000            0.2%
    105.01            Land                     Mixed Use                   2,630,000
    105.02            Land                    Multifamily                  1,255,000
    105.03            Land                    Multifamily                  1,050,000
    105.04            Land                       Office                     815,000
    105.05            Land                     Mixed Use                    150,000
     106             Retail                 Shadow Anchored                5,650,000         5,650,000            0.1%
     107             Office                     Suburban                   5,600,000         5,600,000            0.1%
     108          Multifamily                 Conventional                 5,560,000         5,560,000            0.1%
     109             Office                     Suburban                   5,350,000         5,350,000            0.1%
     110             Office                     Suburban                   5,250,000         5,250,000            0.1%
     111             Retail                    Unanchored                  5,000,000         5,000,000            0.1%
     112          Multifamily                 Conventional                 4,700,000         4,700,000            0.1%
     113          Multifamily                 Conventional                 4,600,000         4,600,000            0.1%
     114          Multifamily                 Conventional                 4,350,000         4,350,000            0.1%
     115             Retail                     Anchored                   4,300,000         4,300,000            0.1%
     116             Retail                 Shadow Anchored                4,250,000         4,250,000            0.1%
     117          Hospitality               Limited Service                4,200,000         4,200,000            0.1%
     118             Retail                    Unanchored                  4,140,000         4,140,000            0.1%
     119             Office                     Suburban                   3,850,000         3,850,000            0.1%
     120          Multifamily                 Conventional                 3,700,000         3,700,000            0.1%
     121        Special Purpose          Parking Garage/Retail             3,500,000         3,500,000            0.1%
     122          Hospitality                Extended Stay                 3,500,000         3,500,000            0.1%
     123           Industrial                  Warehouse                   3,500,000         3,478,302            0.1%
     124             Office                     Medical                    3,412,500         3,412,500            0.1%
     125             Retail                 Shadow Anchored                3,400,000         3,400,000            0.1%
     126             Retail                  Single Tenant                 3,200,000         3,197,148            0.1%
     127          Multifamily                 Conventional                 3,100,000         3,100,000            0.1%
     128             Retail                  Single Tenant                 2,750,000         2,747,709            0.1%
     129             Retail                  Single Tenant                 2,750,000         2,747,709            0.1%
     130             Retail                  Single Tenant                 2,399,000         2,399,000            0.1%
     131           Industrial                  Warehouse                   2,400,000         2,385,121            0.1%
     132           Industrial                  Warehouse                   2,100,000         2,100,000            0.1%
     133             Retail                  Single Tenant                 2,095,000         2,095,000            0.1%
     134             Retail                  Single Tenant                 1,994,000         1,994,000            0.1%
     135           Industrial                  Warehouse                   1,860,000         1,856,544            0.0%
     136             Office                     Suburban                   1,750,000         1,750,000            0.0%
     137           Industrial                     Flex                     1,700,000         1,700,000            0.0%
     138          Hospitality               Limited Service                1,571,000         1,571,000            0.0%
     139           Industrial                  Warehouse                   1,120,000         1,117,872            0.0%
     140             Retail                  Single Tenant                 1,100,000         1,100,000            0.0%
     141             Retail                  Single Tenant                 1,100,000         1,100,000            0.0%
     142           Industrial                  Warehouse                   1,100,000         1,097,910            0.0%
     143             Retail                  Single Tenant                 1,000,000         1,000,000            0.0%

                 % OF AGGREGATE    % OF AGGREGATE                              MATURITY                        LOAN
MORTGAGE LOAN     CUT-OFF DATE      CUT-OFF DATE    ORIGINATION   FIRST PAY      DATE                     ADMINISTRATIVE
    NUMBER      GROUP 1 BALANCE   GROUP 2 BALANCE       DATE       DATE         OR ARD    MORTGAGE RATE     COST RATE
---------------------------------------------------------------------------------------------------------------------------

      1               12.1%                           4/10/2007    6/7/2007    5/7/2012      5.797%          0.02058%
     1.01
     1.02
     1.03
     1.04
     1.05
     1.06
     1.07
     1.08
     1.09
     1.10
     1.11
     1.12
     1.13
     1.14
     1.15
     1.16
     1.17
     1.18
     1.19
     1.20
      2                8.3%                           5/23/2007   7/11/2007   6/11/2012      5.663%          0.02058%
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
     2.10
     2.11
     2.12
     2.13
     2.14
     2.15
     2.16
     2.17
     2.18
     2.19
     2.20
     2.21
     2.22
     2.23
     2.24
     2.25
     2.26
     2.27
     2.28
     2.29
     2.30
     2.31
     2.32
     2.33
     2.34
     2.35
     2.36
     2.37
     2.38
     2.39
     2.40
     2.41
     2.42
     2.43
     2.44
     2.45
     2.46
      3                6.5%                            6/7/2007   7/11/2007   6/11/2017      5.600%          0.02058%
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
     3.09
     3.10
     3.11
     3.12
     3.13
     3.14
     3.15
     3.16
     3.17
     3.18
     3.19
     3.20
     3.21
     3.22
     3.23
     3.24
     3.25
     3.26
     3.27
     3.28
     3.29
     3.30
     3.31
     3.32
     3.33
     3.34
     3.35
     3.36
     3.37
     3.38
     3.39
     3.40
     3.41
     3.42
     3.43
     3.44
     3.45
     3.46
     3.47
     3.48
     3.49
     3.50
     3.51
     3.52
      4                5.9%                            4/9/2007   5/11/2007   4/11/2017      5.920%          0.02058%
      5                4.1%                           5/31/2007   7/11/2007   6/11/2017      6.380%          0.02058%
      6                3.2%                           5/11/2007   7/11/2007   6/11/2017      5.510%          0.02058%
     6.01
     6.02
     6.03

      7                3.0%                           4/11/2007   5/11/2007   4/11/2017   5.9523333333%      0.02058%
     7.01
     7.02
     7.03
     7.04
     7.05

      8                2.8%                           4/24/2007   6/11/2007   5/11/2012      5.681%          0.02058%
      9                2.7%                           4/20/2007   6/11/2007   5/11/2017      5.755%          0.02058%
      10               2.6%                           3/29/2007   5/11/2007   10/11/2017     5.645%          0.02058%
      11               2.2%                            3/5/2007    5/1/2007    4/1/2017      5.680%          0.02058%
      12               2.1%                           5/23/2007   7/11/2007   6/11/2017      5.310%          0.02058%
      13               1.9%                           4/24/2007   6/11/2007   5/11/2017      5.753%          0.02058%
      14               1.9%                           5/16/2007   7/11/2007   6/11/2017      5.980%          0.02058%
      15               1.8%                           3/29/2007   5/11/2007   10/11/2017     5.645%          0.02058%
      16               1.6%                           4/24/2007   6/11/2007   5/11/2012      5.695%          0.02058%
      17               1.4%                           4/19/2007   6/11/2007   5/11/2017      5.590%          0.02058%
      18               1.3%                           3/29/2007   5/11/2007   10/11/2017     5.645%          0.02058%
      19               1.3%                            5/3/2007   6/11/2007   5/11/2017      5.550%          0.02058%
      20               1.3%                            5/8/2007   6/11/2007   5/11/2017      5.890%          0.02058%
      21                                 9.0%          5/9/2007   6/11/2007   5/11/2017      5.480%          0.02058%
    21.01
    21.02

      22               1.1%                            5/3/2007   6/11/2007   5/11/2017      5.980%          0.02058%
    22.01
    22.02

      23               1.1%                           4/25/2007   6/11/2007   5/11/2017      5.780%          0.02058%
      24               1.1%                           3/29/2007   5/11/2007   4/11/2017      5.970%          0.02058%
      25                                 8.0%         5/29/2007   7/11/2007   6/11/2012      5.810%          0.02058%
      26               1.0%                           4/11/2007   5/11/2007   4/11/2017      5.907%          0.02058%
      27                                 7.7%         5/10/2007   6/11/2007   5/11/2017      5.680%          0.02058%
      28                                 7.6%          5/7/2007   6/11/2007   5/11/2017      5.650%          0.02058%
      29               1.0%                           12/21/2006  2/11/2007   1/11/2014      5.940%          0.02058%
      30                                 7.0%         4/25/2007   6/11/2007   5/11/2017      5.830%          0.02058%
      31                                 6.8%         5/25/2007   7/11/2007   6/11/2012      5.810%          0.02058%
      32               0.9%                           4/30/2007   6/11/2007   5/11/2017      5.640%          0.02058%
      33               0.9%                            4/3/2007   5/11/2007   4/11/2017      6.050%          0.06058%
      34               0.9%                           5/10/2007   6/11/2007   5/11/2017      5.590%          0.02058%
      35               0.8%                            6/4/2007   7/11/2007   6/11/2017      5.575%          0.02058%
      36               0.8%                           4/26/2007    6/1/2007    5/1/2017      5.840%          0.02058%
      37               0.8%                            4/3/2007   5/11/2007   4/11/2017      5.680%          0.02058%
      38                                 5.9%         4/27/2007   6/11/2007   5/11/2017      5.800%          0.02058%
      39               0.8%                            5/4/2007   6/11/2007   5/11/2012      5.770%          0.02058%
      40               0.7%                            6/1/2007   7/11/2007   6/11/2017      5.700%          0.02058%
      41               0.7%                           5/10/2007   6/11/2007   5/11/2017      5.590%          0.02058%
      42               0.7%                           4/26/2007   6/11/2007   5/11/2017      5.520%          0.02058%
      43               0.7%                           5/15/2007   7/11/2007   6/11/2017      5.740%          0.02058%
      44               0.6%                            5/1/2007   6/11/2007   5/11/2012      5.717%          0.02058%
      45                                 4.5%         2/28/2007   4/11/2007   3/11/2017      5.600%          0.02058%
      46               0.6%                           4/26/2007   6/11/2007   5/11/2017      5.810%          0.02058%
      47               0.5%                           4/16/2007   6/11/2007   5/11/2017      5.760%          0.02058%
      48               0.5%                           4/18/2007   6/11/2007   5/11/2017      5.680%          0.02058%
      49                                 4.0%         4/30/2007   6/11/2007   5/11/2012      6.150%          0.02058%
      50               0.5%                           4/23/2007   6/11/2007   5/11/2017      5.668%          0.02058%
      51               0.5%                           4/20/2007   6/11/2007   5/11/2017      5.650%          0.02058%
      52                                 3.7%         4/30/2007   6/11/2007   5/11/2012      5.790%          0.02058%
      53               0.5%                            6/8/2007   7/11/2007   6/11/2017      5.700%          0.02058%
      54               0.4%                           4/25/2007   6/11/2007   5/11/2014      5.810%          0.02058%
      55               0.4%                            4/4/2007   5/11/2007   4/11/2012      6.580%          0.02058%
      56               0.4%                           4/16/2007   6/11/2007   5/11/2017      5.780%          0.02058%
      57               0.4%                            5/1/2007   6/11/2007   5/11/2017      5.520%          0.02058%
    57.01
    57.02

      58               0.4%                           4/19/2007   6/11/2007   5/11/2017      5.770%          0.02058%
    58.01
    58.02
    58.03
    58.04
    58.05

      59                                 3.0%         4/30/2007   6/11/2007   5/11/2017      5.650%          0.05058%
      60               0.4%                           5/10/2007   6/11/2007   5/11/2017      5.590%          0.02058%
      61                                 2.9%         4/24/2007   6/11/2007   5/11/2017      5.650%          0.05058%
      62               0.4%                            3/1/2007   4/11/2007   3/11/2012      6.030%          0.02058%
      63               0.4%                           5/10/2007   6/11/2007   5/11/2017      5.840%          0.02058%
      64               0.4%                           1/30/2007   3/11/2007   2/11/2017      7.130%          0.02058%
      65               0.4%                           5/16/2007   7/11/2007   6/11/2017      5.730%          0.02058%
      66                                 2.8%         5/25/2007   7/11/2007   6/11/2017      5.180%          0.02058%
      67               0.4%                            3/8/2007   4/11/2007   3/11/2017      5.810%          0.02058%
      68               0.3%                            5/8/2007   6/11/2007   5/11/2017      5.880%          0.04058%
      69                                 2.6%         3/29/2007   5/11/2007   4/11/2017      5.660%          0.02058%
      70                                 2.5%         4/11/2007   5/11/2007   4/11/2017      5.780%          0.02058%
      71               0.3%                            5/8/2007   6/11/2007   5/11/2017      5.650%          0.02058%
      72               0.3%                            5/8/2007   6/11/2007   5/11/2017      5.900%          0.02058%
      73               0.3%                           5/18/2007   7/11/2007   6/11/2017      5.560%          0.02058%
      74               0.3%                            5/4/2007   6/11/2007   5/11/2017      5.550%          0.02058%
      75                                 2.4%         4/30/2007   6/11/2007   5/11/2012      5.790%          0.02058%
      76               0.3%                           5/25/2007   7/11/2007   6/11/2017      6.228%          0.02058%
      77                                 2.4%         5/18/2007   7/11/2007   6/11/2017      5.750%          0.02058%
      78               0.3%                           4/25/2007   6/11/2007   5/11/2012      5.560%          0.02058%
      79               0.3%                           5/11/2007   6/11/2007   5/11/2017      5.610%          0.02058%
      80                                 2.3%         4/30/2007   6/11/2007   5/11/2017      5.720%          0.02058%
      81               0.3%                           4/12/2007   6/11/2007   5/11/2017      5.760%          0.02058%
      82               0.3%                            6/7/2007   7/11/2007   6/11/2017      6.080%          0.02058%
    82.01
    82.02

      83                                 2.3%          6/1/2007   7/11/2007   6/11/2017      5.630%          0.02058%
      84               0.3%                            5/4/2007   6/11/2007   5/11/2017      5.600%          0.02058%
      85               0.3%                           5/14/2007   7/11/2007   6/11/2017      5.540%          0.02058%
      86               0.3%                           5/17/2007   7/11/2007   6/11/2017      5.890%          0.02058%
      87               0.3%                            5/4/2007   6/11/2007   5/11/2017      5.680%          0.04058%
      88               0.3%                           5/16/2007   7/11/2007   6/11/2017      5.790%          0.02058%
      89               0.3%                            5/3/2007   6/11/2007   5/11/2017      5.980%          0.02058%
      90               0.3%                           5/10/2007   6/11/2007   5/11/2017      5.590%          0.02058%
      91                                 1.8%         4/30/2007   6/11/2007   5/11/2017      5.550%          0.02058%
      92               0.2%                           5/15/2007   7/11/2007   6/11/2017      5.961%          0.02058%
      93               0.2%                           5/10/2007   6/11/2007   5/11/2017      5.664%          0.02058%
      94               0.2%                            5/3/2007   6/11/2007   4/11/2017      5.550%          0.02058%
      95                                 1.7%         4/30/2007   6/11/2007   5/11/2017      5.550%          0.02058%
      96                                 1.6%         4/30/2007   6/11/2007   5/11/2017      5.720%          0.02058%
      97               0.2%                           4/20/2007   6/11/2007   5/11/2017      6.090%          0.02058%
      98               0.2%                           2/27/2007   4/11/2007   3/11/2017      5.920%          0.02058%
      99                                 1.5%         5/22/2007   7/11/2007   6/11/2017      5.730%          0.02058%
     100               0.2%                           4/19/2007   6/11/2007   5/11/2017      5.450%          0.02058%
     101               0.2%                           4/24/2007   6/11/2007   5/11/2017      5.930%          0.02058%
     102               0.2%                           5/17/2007   7/11/2007   6/11/2017      5.780%          0.02058%
     103               0.2%                           5/15/2007   7/11/2007   6/11/2017      5.941%          0.02058%
     104               0.2%                            6/8/2007   7/11/2007   6/11/2017      5.900%          0.02058%
     105               0.2%                            5/1/2007   6/11/2007   5/11/2017      5.980%          0.02058%
    105.01
    105.02
    105.03
    105.04
    105.05

     106               0.2%                           4/16/2007   6/11/2007   5/11/2017      5.800%          0.02058%
     107               0.2%                            6/7/2007   7/11/2007   6/11/2017      6.190%          0.02058%
     108                                 1.3%         4/18/2007   6/11/2007   5/11/2017      5.740%          0.07058%
     109               0.2%                           4/13/2007   6/11/2007   5/11/2012      5.850%          0.07058%
     110               0.2%                           4/25/2007   6/11/2007   5/11/2017      5.650%          0.07058%
     111               0.1%                           4/13/2007   6/11/2007   5/11/2017      5.690%          0.02058%
     112                                 1.1%         5/10/2007   6/11/2007   5/11/2017      5.930%          0.02058%
     113                                 1.0%          5/3/2007   6/11/2007   5/11/2017      5.780%          0.02058%
     114                                 1.0%         3/29/2007   5/11/2007   4/11/2017      5.570%          0.09058%
     115               0.1%                           11/7/2006   12/11/2006  11/11/2011     6.020%          0.02058%
     116               0.1%                           5/11/2007   7/11/2007   6/11/2017      5.710%          0.02058%
     117               0.1%                           3/30/2007   5/11/2007   4/11/2017      6.060%          0.02058%
     118               0.1%                           2/20/2007   4/11/2007   3/11/2017      5.770%          0.02058%
     119               0.1%                           4/13/2007   6/11/2007   5/11/2012      6.580%          0.07058%
     120                                 0.8%          6/6/2007   7/11/2007   6/11/2017      6.060%          0.02058%
     121               0.1%                           4/27/2007   6/11/2007   5/11/2017      5.790%          0.02058%
     122               0.1%                           5/18/2007   7/11/2007   6/11/2017      5.960%          0.02058%
     123               0.1%                           2/23/2007   4/11/2007   3/11/2017      5.990%          0.02058%
     124               0.1%                            5/2/2007   6/11/2007   5/11/2017      5.890%          0.02058%
     125               0.1%                           5/15/2007   7/11/2007   6/11/2012      6.053%          0.02058%
     126               0.1%                           4/13/2007   6/11/2007   5/11/2017      5.720%          0.02058%
     127                                 0.7%         5/15/2007   7/11/2007   6/11/2017      5.750%          0.02058%
     128               0.1%                            5/3/2007   6/11/2007   5/11/2017      5.980%          0.02058%
     129               0.1%                            5/3/2007   6/11/2007   5/11/2017      5.980%          0.02058%
     130               0.1%                           1/30/2007   3/11/2007   2/11/2017      5.460%          0.02058%
     131               0.1%                           2/23/2007   4/11/2007   3/11/2017      5.990%          0.02058%
     132               0.1%                           6/11/2007   8/11/2007   7/11/2017      6.270%          0.02058%
     133               0.1%                            2/7/2007   3/11/2007   2/11/2017      5.670%          0.02058%
     134               0.1%                            2/7/2007   3/11/2007   2/11/2017      5.670%          0.02058%
     135               0.1%                           3/13/2007   5/11/2007   4/11/2017      5.930%          0.02058%
     136               0.1%                            6/6/2007   7/11/2007   6/11/2017      6.290%          0.02058%
     137               0.0%                           6/11/2007   8/11/2007   7/11/2017      6.270%          0.02058%
     138               0.0%                           5/10/2007   6/11/2007   5/11/2017      6.020%          0.07058%
     139               0.0%                           3/13/2007   5/11/2007   4/11/2017      5.830%          0.02058%
     140               0.0%                           5/24/2007   7/11/2007   6/11/2017      5.890%          0.02058%
     141               0.0%                            5/9/2007   7/11/2007   6/11/2017      5.780%          0.02058%
     142               0.0%                           3/13/2007   5/11/2007   4/11/2017      5.830%          0.02058%
     143               0.0%                            5/8/2007   7/11/2007   6/11/2017      5.780%          0.02058%

                               INTEREST     ORIGINAL      REMAINING
                 INTEREST      ACCURAL       TERM TO       TERM TO
MORTGAGE LOAN     ACCRUAL       METHOD     MATURITY OR   MATURITY OR   REMAINING IO    ORIGINAL AMORT   REMAINING AMORT
    NUMBER        METHOD      DURING IO    ARD (MOS.)     ARD (MOS.)   PERIOD (MOS.)    TERM (MOS.)       TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------

      1         Actual/360   Actual/360       60             59            59               IO               IO
     1.01
     1.02
     1.03
     1.04
     1.05
     1.06
     1.07
     1.08
     1.09
     1.10
     1.11
     1.12
     1.13
     1.14
     1.15
     1.16
     1.17
     1.18
     1.19
     1.20
      2         Actual/360   Actual/360       60             60            60               IO               IO
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
     2.10
     2.11
     2.12
     2.13
     2.14
     2.15
     2.16
     2.17
     2.18
     2.19
     2.20
     2.21
     2.22
     2.23
     2.24
     2.25
     2.26
     2.27
     2.28
     2.29
     2.30
     2.31
     2.32
     2.33
     2.34
     2.35
     2.36
     2.37
     2.38
     2.39
     2.40
     2.41
     2.42
     2.43
     2.44
     2.45
     2.46
      3         Actual/360   Actual/360       120           120            120              IO               IO
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
     3.09
     3.10
     3.11
     3.12
     3.13
     3.14
     3.15
     3.16
     3.17
     3.18
     3.19
     3.20
     3.21
     3.22
     3.23
     3.24
     3.25
     3.26
     3.27
     3.28
     3.29
     3.30
     3.31
     3.32
     3.33
     3.34
     3.35
     3.36
     3.37
     3.38
     3.39
     3.40
     3.41
     3.42
     3.43
     3.44
     3.45
     3.46
     3.47
     3.48
     3.49
     3.50
     3.51
     3.52
      4         Actual/360   Actual/360       120           118            118              IO               IO
      5         Actual/360   Actual/360       120           120            18              360               360
      6         Actual/360   Actual/360       120           120            120              IO               IO
     6.01
     6.02
     6.03

      7         Actual/360   Actual/360       120           118            58              360               360
     7.01
     7.02
     7.03
     7.04
     7.05

      8         Actual/360   Actual/360       60             59            59               IO               IO
      9         Actual/360   Actual/360       120           119            119              IO               IO
      10        Actual/360   Actual/360       126           124            124              IO               IO
      11          30/360                      120           118                            360               358
      12        Actual/360   Actual/360       120           120            120              IO               IO
      13        Actual/360   Actual/360       120           119            119              IO               IO
      14        Actual/360   Actual/360       120           120            120              IO               IO
      15        Actual/360   Actual/360       126           124            124              IO               IO
      16        Actual/360   Actual/360       60             59            59               IO               IO
      17        Actual/360   Actual/360       120           119            119              IO               IO
      18        Actual/360   Actual/360       126           124            124              IO               IO
      19        Actual/360   Actual/360       120           119            119              IO               IO
      20        Actual/360   Actual/360       120           119            17              360               360
      21        Actual/360   Actual/360       120           119            119              IO               IO
    21.01
    21.02

      22        Actual/360   Actual/360       120           119            119              IO               IO
    22.01
    22.02

      23        Actual/360   Actual/360       120           119            119              IO               IO
      24        Actual/360   Actual/360       120           118            118              IO               IO
      25        Actual/360   Actual/360       60             60            60               IO               IO
      26        Actual/360   Actual/360       120           118            58              360               360
      27        Actual/360   Actual/360       120           119            119              IO               IO
      28        Actual/360   Actual/360       120           119            119              IO               IO
      29        Actual/360   Actual/360       84             79            19              360               360
      30        Actual/360   Actual/360       120           119            119              IO               IO
      31        Actual/360   Actual/360       60             60            60               IO               IO
      32        Actual/360   Actual/360       120           119            119              IO               IO
      33        Actual/360   Actual/360       120           118            58              360               360
      34        Actual/360   Actual/360       120           119            119              IO               IO
      35        Actual/360   Actual/360       120           120            120              IO               IO
      36        Actual/360   Actual/360       120           119            119              IO               IO
      37        Actual/360   Actual/360       120           118            82              360               360
      38        Actual/360   Actual/360       120           119            119              IO               IO
      39        Actual/360   Actual/360       60             59            59               IO               IO
      40        Actual/360   Actual/360       120           120            120              IO               IO
      41        Actual/360   Actual/360       120           119            119              IO               IO
      42        Actual/360   Actual/360       120           119            119              IO               IO
      43        Actual/360   Actual/360       120           120            120              IO               IO
      44        Actual/360   Actual/360       60             59            59               IO               IO
      45        Actual/360   Actual/360       120           117            117              IO               IO
      46        Actual/360   Actual/360       120           119            119              IO               IO
      47        Actual/360   Actual/360       120           119            119              IO               IO
      48        Actual/360   Actual/360       120           119            119              IO               IO
      49        Actual/360   Actual/360       60             59            59               IO               IO
      50        Actual/360   Actual/360       120           119            59              360               360
      51        Actual/360   Actual/360       120           119            119              IO               IO
      52        Actual/360   Actual/360       60             59            59               IO               IO
      53        Actual/360   Actual/360       120           120            120              IO               IO
      54        Actual/360   Actual/360       84             83            83               IO               IO
      55        Actual/360   Actual/360       60             58            22              360               360
      56        Actual/360   Actual/360       120           119            119              IO               IO
      57        Actual/360   Actual/360       120           119            35              360               360
    57.01
    57.02

      58        Actual/360   Actual/360       120           119            119              IO               IO
    58.01
    58.02
    58.03
    58.04
    58.05

      59        Actual/360   Actual/360       120           119            119              IO               IO
      60        Actual/360   Actual/360       120           119            119              IO               IO
      61        Actual/360   Actual/360       120           119            119              IO               IO
      62        Actual/360   Actual/360       60             57             9              360               360
      63        Actual/360                    120           119                            360               359
      64        Actual/360                    120           116                            300               296
      65        Actual/360   Actual/360       120           120            60              360               360
      66        Actual/360   Actual/360       120           120            60              360               360
      67        Actual/360   Actual/360       120           117            117              IO               IO
      68        Actual/360   Actual/360       120           119            119              IO               IO
      69        Actual/360   Actual/360       120           118            118              IO               IO
      70        Actual/360                    120           118                            360               358
      71        Actual/360   Actual/360       120           119            59              360               360
      72        Actual/360   Actual/360       120           119            119              IO               IO
      73        Actual/360   Actual/360       120           120            120              IO               IO
      74        Actual/360   Actual/360       120           119            119              IO               IO
      75        Actual/360   Actual/360       60             59            59               IO               IO
      76        Actual/360   Actual/360       120           120            120              IO               IO
      77        Actual/360   Actual/360       120           120            120              IO               IO
      78        Actual/360   Actual/360       60             59            59               IO               IO
      79        Actual/360                    120           119                            360               359
      80        Actual/360   Actual/360       120           119            59              360               360
      81        Actual/360   Actual/360       120           119            119              IO               IO
      82        Actual/360                    120           120                            360               360
    82.01
    82.02

      83        Actual/360   Actual/360       120           120            60              360               360
      84        Actual/360   Actual/360       120           119            119              IO               IO
      85        Actual/360   Actual/360       120           120            12              360               360
      86        Actual/360   Actual/360       120           120            60              420               420
      87        Actual/360   Actual/360       120           119            119              IO               IO
      88        Actual/360   Actual/360       120           120            120              IO               IO
      89        Actual/360   Actual/360       120           119            119              IO               IO
      90        Actual/360   Actual/360       120           119            119              IO               IO
      91        Actual/360   Actual/360       120           119            119              IO               IO
      92        Actual/360   Actual/360       120           120            60              360               360
      93        Actual/360   Actual/360       120           119            11              360               360
      94        Actual/360   Actual/360       119           118            118              IO               IO
      95        Actual/360   Actual/360       120           119            119              IO               IO
      96        Actual/360   Actual/360       120           119            59              360               360
      97        Actual/360                    120           119                            360               359
      98        Actual/360   Actual/360       120           117            69              360               360
      99        Actual/360                    120           120                            360               360
     100        Actual/360   Actual/360       120           119            119              IO               IO
     101        Actual/360   Actual/360       120           119            11              360               360
     102        Actual/360   Actual/360       120           120            36              360               360
     103        Actual/360   Actual/360       120           120            60              360               360
     104        Actual/360   Actual/360       120           120            120              IO               IO
     105        Actual/360   Actual/360       120           119            23              360               360
    105.01
    105.02
    105.03
    105.04
    105.05

     106        Actual/360   Actual/360       120           119            11              360               360
     107        Actual/360   Actual/360       120           120            24              360               360
     108        Actual/360   Actual/360       120           119            119              IO               IO
     109        Actual/360   Actual/360       60             59            59               IO               IO
     110        Actual/360   Actual/360       120           119            119              IO               IO
     111        Actual/360   Actual/360       120           119            119              IO               IO
     112        Actual/360   Actual/360       120           119            119              IO               IO
     113        Actual/360   Actual/360       120           119            119              IO               IO
     114        Actual/360   Actual/360       120           118            118              IO               IO
     115        Actual/360   Actual/360       60             53            53               IO               IO
     116        Actual/360   Actual/360       120           120            36              360               360
     117        Actual/360   Actual/360       120           118            10              360               360
     118        Actual/360   Actual/360       120           117            57              360               360
     119        Actual/360   Actual/360       60             59            59               IO               IO
     120        Actual/360                    120           120                            360               360
     121        Actual/360   Actual/360       120           119            59              360               360
     122        Actual/360                    120           120                            300               300
     123        Actual/360                    120           117                            240               237
     124        Actual/360   Actual/360       120           119            23              360               360
     125        Actual/360   Actual/360       60             60            60               IO               IO
     126        Actual/360                    120           119                            360               359
     127        Actual/360   Actual/360       120           120            120              IO               IO
     128        Actual/360                    120           119                            360               359
     129        Actual/360                    120           119                            360               359
     130        Actual/360   Actual/360       120           116            116              IO               IO
     131        Actual/360                    120           117                            240               237
     132        Actual/360                    120           120                            360               360
     133        Actual/360   Actual/360       120           116            116              IO               IO
     134        Actual/360   Actual/360       120           116            116              IO               IO
     135        Actual/360                    120           118                            360               358
     136        Actual/360                    120           120                            360               360
     137        Actual/360                    120           120                            360               360
     138        Actual/360   Actual/360       120           119            59              360               360
     139        Actual/360                    120           118                            360               358
     140        Actual/360                    120           120                            360               360
     141        Actual/360   Actual/360       120           120            120              IO               IO
     142        Actual/360                    120           118                            360               358
     143        Actual/360                    120           120                            360               360

                               MATURITY DATE OR
MORTGAGE LOAN    MONTHLY P&I      ARD BALLOON                                                                  APPRAISED
    NUMBER      PAYMENTS ($)      BALANCE ($)     ARD LOAN               PREPAYMENT PROVISIONS                  VALUE ($)
--------------------------------------------------------------------------------------------------------------------------

      1              IO           414,000,000         N      GRTR1%orYM(53),O(7) or L(25),D(28),O(7)         3,432,650,000
     1.01                                                                                                     529,000,000
     1.02                                                                                                     419,000,000
     1.03                                                                                                     394,000,000
     1.04                                                                                                     356,100,000
     1.05                                                                                                     300,300,000
     1.06                                                                                                     200,700,000
     1.07                                                                                                     186,500,000
     1.08                                                                                                     182,150,000
     1.09                                                                                                     151,800,000
     1.10                                                                                                     144,000,000
     1.11                                                                                                     106,000,000
     1.12                                                                                                     92,600,000
     1.13                                                                                                     96,000,000
     1.14                                                                                                     85,500,000
     1.15                                                                                                     75,200,000
     1.16                                                                                                     63,500,000
     1.17                                                                                                     50,300,000
     1.18                                                                                                     440,000,000
     1.19                                                                                                     200,000,000
     1.20                                                                                                     378,684,000
      2              IO           283,850,000         N      GRTR1%orYM(54),O(6)                              890,300,000
     2.01                                                                                                     86,700,000
     2.02                                                                                                     52,600,000
     2.03                                                                                                     45,400,000
     2.04                                                                                                     39,600,000
     2.05                                                                                                     35,800,000
     2.06                                                                                                     32,700,000
     2.07                                                                                                     29,900,000
     2.08                                                                                                     30,700,000
     2.09                                                                                                     26,300,000
     2.10                                                                                                     23,000,000
     2.11                                                                                                     20,300,000
     2.12                                                                                                     18,800,000
     2.13                                                                                                     19,400,000
     2.14                                                                                                     20,800,000
     2.15                                                                                                     18,300,000
     2.16                                                                                                     19,700,000
     2.17                                                                                                     20,200,000
     2.18                                                                                                     16,500,000
     2.19                                                                                                     17,600,000
     2.20                                                                                                     15,400,000
     2.21                                                                                                     16,700,000
     2.22                                                                                                     15,100,000
     2.23                                                                                                     14,800,000
     2.24                                                                                                     14,300,000
     2.25                                                                                                     15,400,000
     2.26                                                                                                     13,500,000
     2.27                                                                                                     14,600,000
     2.28                                                                                                     13,100,000
     2.29                                                                                                     13,100,000
     2.30                                                                                                     12,300,000
     2.31                                                                                                     12,500,000
     2.32                                                                                                     11,800,000
     2.33                                                                                                     10,900,000
     2.34                                                                                                     10,500,000
     2.35                                                                                                     10,500,000
     2.36                                                                                                      9,900,000
     2.37                                                                                                      9,500,000
     2.38                                                                                                      9,700,000
     2.39                                                                                                     11,000,000
     2.40                                                                                                     10,900,000
     2.41                                                                                                      8,800,000
     2.42                                                                                                      9,400,000
     2.43                                                                                                      7,900,000
     2.44                                                                                                      7,200,000
     2.45                                                                                                     12,000,000
     2.46                                                                                                      5,200,000
      3              IO           221,250,000         N      L(23),GRTR1%orYM(90),O(7)                       1,393,500,000
     3.01                                                                                                     60,000,000
     3.02                                                                                                     57,100,000
     3.03                                                                                                     54,500,000
     3.04                                                                                                     53,500,000
     3.05                                                                                                     52,800,000
     3.06                                                                                                     50,900,000
     3.07                                                                                                     46,500,000
     3.08                                                                                                     46,000,000
     3.09                                                                                                     40,000,000
     3.10                                                                                                     42,000,000
     3.11                                                                                                     39,500,000
     3.12                                                                                                     38,900,000
     3.13                                                                                                     35,000,000
     3.14                                                                                                     37,900,000
     3.15                                                                                                     40,500,000
     3.16                                                                                                     31,100,000
     3.17                                                                                                     31,000,000
     3.18                                                                                                     31,800,000
     3.19                                                                                                     30,000,000
     3.20                                                                                                     27,600,000
     3.21                                                                                                     37,700,000
     3.22                                                                                                     24,000,000
     3.23                                                                                                     21,500,000
     3.24                                                                                                     19,200,000
     3.25                                                                                                     21,000,000
     3.26                                                                                                     21,000,000
     3.27                                                                                                     20,000,000
     3.28                                                                                                     18,000,000
     3.29                                                                                                     19,500,000
     3.30                                                                                                     19,000,000
     3.31                                                                                                     18,900,000
     3.32                                                                                                     18,800,000
     3.33                                                                                                     18,500,000
     3.34                                                                                                     18,100,000
     3.35                                                                                                     15,800,000
     3.36                                                                                                     17,400,000
     3.37                                                                                                     17,000,000
     3.38                                                                                                     16,700,000
     3.39                                                                                                     16,000,000
     3.40                                                                                                     15,600,000
     3.41                                                                                                     15,600,000
     3.42                                                                                                     14,750,000
     3.43                                                                                                     14,050,000
     3.44                                                                                                     13,500,000
     3.45                                                                                                     13,400,000
     3.46                                                                                                     12,100,000
     3.47                                                                                                     13,700,000
     3.48                                                                                                     12,000,000
     3.49                                                                                                     12,000,000
     3.50                                                                                                     11,800,000
     3.51                                                                                                     10,200,000
     3.52                                                                                                     10,100,000
      4              IO           200,000,000         N      L(26),D(90),O(4)                                 300,000,000
      5            873,876        123,890,434         N      L(24),D(89),O(7)                                 196,000,000
      6              IO           110,000,000         N      L(23),GRTR1%orYM(90),O(7)                        164,100,000
     6.01                                                                                                     106,500,000
     6.02                                                                                                     35,000,000
     6.03                                                                                                     22,600,000
      7            619,788        97,136,972          N      L(26),D(92),O(2)                                 139,900,000
     7.01                                                                                                     40,300,000
     7.02                                                                                                     39,800,000
     7.03                                                                                                     21,000,000
     7.04                                                                                                     23,000,000
     7.05                                                                                                     15,800,000
      8              IO           95,000,000          N      L(25),D(32),O(3)                                 135,000,000
      9              IO           92,400,000          N      L(25),D(91),O(4)                                 115,500,000
      10             IO           89,300,000          N      L(23),GRTR1%orYM(96),O(7) or L(26),D(93),O(7)    159,100,000
      11           435,508        62,385,433          N      L(24),GRTR1%orYM(92),O(4) or L(26),D(90),O(4)    94,000,000
      12             IO           70,000,000          N      L(24),D(92),O(4)                                 125,000,000
      13             IO           66,500,000          N      L(25),D(92),O(3)                                 84,000,000
      14             IO           64,000,000          N      L(24),D(91),O(5)                                 85,700,000
      15             IO           60,000,000          N      L(23),GRTR1%orYM(96),O(7) or L(26),D(93),O(7)    113,700,000
      16             IO           54,000,000          N      L(25),D(32),O(3)                                 70,000,000
      17             IO           47,000,000          N      L(23),GRTR1%orYM(93),O(4)                        61,800,000
      18             IO           46,000,000          N      L(23),GRTR1%orYM(96),O(7) or L(26),D(93),O(7)    100,700,000
      19             IO           46,000,000          N      GRTR1%orYM(116),O(4)                             59,000,000
      20           260,699        38,475,264          N      L(25),D(90),O(5)                                 58,500,000
      21             IO           40,000,000          N      L(25),D(91),O(4)                                 50,000,000
    21.01                                                                                                     34,000,000
    21.02                                                                                                     16,000,000
      22             IO           38,000,000          N      L(25),D(90),O(5)                                 45,900,000
    22.01                                                                                                     25,000,000
    22.02                                                                                                     20,900,000
      23             IO           36,750,000          N      L(25),D(91),O(4)                                 46,000,000
      24             IO           36,100,000          N      L(26),D(90)or(GRTR1%orYM(90)),O(4)               41,000,000
      25             IO           35,572,500          N      GRTR1%orYM(56),O(4)                              46,200,000
      26           207,755        32,699,946          N      L(26),D(92),O(2)                                 101,000,000
      27             IO           34,000,000          N      L(25),D(92),O(3)                                 42,561,000
      28             IO           33,700,000          N      L(25),D(92),O(3)                                 42,500,000
      29           198,368        31,122,970          N      L(29),D(52),O(3)                                 45,250,000
      30             IO           31,000,000          N      GRTR1%orYM(116),O(4)                             39,700,000
      31             IO           30,175,000          N      GRTR1%orYM(56),O(4)                              38,500,000
      32             IO           30,000,000          N      L(25),D(91),O(4)                                 38,100,000
      33           177,817        27,614,142          N      L(4),GRTR1%orYM(113),O(3)                        40,000,000
      34             IO           29,400,000          N      L(25),D(88)or(GRTR1%orYM(88)),O(7)               38,000,000
      35             IO           28,620,000          N      L(24),D(92),O(4)                                 36,600,000
      36             IO           28,000,000          N      L(25),D(90),O(5)                                 35,100,000
      37           156,366        25,954,794          N      L(26),D(91),O(3)                                 36,000,000
      38             IO           26,000,000          N      L(25),D(92),O(3)                                 32,475,000
      39             IO           26,000,000          N      GRTR1%orYM(56),O(4)                              32,900,000
      40             IO           25,000,000          N      L(24),D(92),O(4) or GRTR1%orYM(116),O(4)         31,000,000
      41             IO           25,000,000          N      L(25),D(88)or(GRTR1%orYM(88)),O(7)               39,200,000
      42             IO           23,850,000          N      L(25),D(92)or(GRTR1%orYM(92)),O(3)               31,200,000
      43             IO           23,500,000          N      L(24),D(92),O(4)                                 29,400,000
      44             IO           22,000,000          N      L(25),D(32),O(3)                                 28,000,000
      45             IO           19,875,000          N      L(27),D(89),O(4)                                 24,900,000
      46             IO           18,850,000          N      L(25),D(92)or(GRTR1%orYM(92)),O(3)               25,000,000
      47             IO           18,700,000          N      L(25),D(92)or(GRTR1%orYM(92)),O(3)               23,400,000
      48             IO           17,800,000          N      L(25),D(92),O(3)                                 22,500,000
      49             IO           17,650,000          N      L(24),GRTR1%orYM(33),O(3)                        24,430,000
      50           96,704         15,570,611          N      L(25),D(90),O(5)                                 20,900,000
      51             IO           16,200,000          N      GRTR1.75%orYM(24),GRTR1%orYM(89),O(7)            27,100,000
      52             IO           16,180,000          N      L(25),D(23),O(12)                                20,400,000
      53             IO           15,500,000          N      GRTR1%orYM(116),O(4)                             19,600,000
      54             IO           14,750,000          N      L(25),D(55),O(4)                                 26,000,000
      55           89,227         13,550,037          N      L(26),GRTR1%orYM(30),O(4)                        23,550,000
      56             IO           13,760,000          N      L(25),D(92)or(GRTR1%orYM(92)),O(3)               17,500,000
      57           76,992         12,111,542          N      L(25),D(91),O(4)                                 23,500,000
    57.01                                                                                                     18,734,020
    57.02                                                                                                      4,765,980
      58             IO           13,200,000          N      L(25),D(92),O(3)                                 16,500,000
    58.01                                                                                                      5,200,000
    58.02                                                                                                      3,400,000
    58.03                                                                                                      3,400,000
    58.04                                                                                                      2,300,000
    58.05                                                                                                      2,200,000
      59             IO           13,200,000          N      L(25),D(92),O(3)                                 16,500,000
      60             IO           13,100,000          N      L(25),D(88)or(GRTR1%orYM(88)),O(7)               18,700,000
      61             IO           13,056,000          N      L(24),GRTR1%orYM(92),O(4)                        16,500,000
      62           78,192         12,354,282          N      L(25),GRTR1%orYM(31),O(4)                        18,800,000
      63           76,609         10,976,121          N      L(25),D(92),O(3)                                 16,800,000
      64           92,962         10,438,494          N      GRTR1%orYM(25),O(95)                             17,500,000
      65           74,069         11,855,312          N      L(24),D(93),O(3)                                 15,900,000
      66           68,211         11,512,823          N      L(24),D(92),O(4)                                 16,600,000
      67             IO           12,400,000          N      L(27),D(89),O(4)                                 16,500,000
      68             IO           11,800,000          N      L(25),GRTR1%orYM(90),O(5)                        14,800,000
      69             IO           11,600,000          N      L(26),D(91),O(3)                                 14,500,000
      70           66,159          9,522,785          N      L(26),D(91),O(3)                                 21,000,000
      71           64,650         10,427,458          N      L(25),D(90),O(5)                                 17,300,000
      72             IO           11,050,000          Y      L(25),GRTR1%orYM(92),O(3)                        17,000,000
      73             IO           11,000,000          N      L(24),D(93),O(3)                                 17,100,000
      74             IO           11,000,000          N      GRTR1%orYM(116),O(4)                             44,400,000
      75             IO           10,820,000          N      L(25),D(23),O(12)                                13,500,000
      76             IO           10,800,000          N      GRTR1%orYM(116),O(4)                             14,300,000
      77             IO           10,700,000          N      GRTR1%orYM(116),O(4)                             14,000,000
      78             IO           10,550,000          N      L(12),GRTR1.0%orYM(45),O(3)                      20,800,000
      79           60,345          8,803,573          N      L(25),D(92),O(3)                                 13,150,000
      80           60,494          9,692,060          N      GRTR1%orYM(116),O(4)                             13,000,000
      81             IO           10,400,000          N      L(25),D(92)or(GRTR1%orYM(92)),O(3)               13,000,000
      82           62,889          8,842,652          N      L(24),D(93),O(3)                                 13,770,000
    82.01                                                                                                      8,860,000
    82.02                                                                                                      4,910,000
      83           59,037          9,539,960          N      L(24),D(93),O(3)                                 14,500,000
      84             IO           10,050,000          N      L(25),D(91),O(4)                                 13,840,000
      85           57,030          8,571,363          N      L(24),D(92),O(4)                                 14,700,000
      86           52,061          8,831,453          N      L(24),D(93),O(3)                                 11,600,000
      87             IO            9,200,000          N      L(25),GRTR1%orYM(90),O(5)                        13,000,000
      88             IO            9,000,000          N      L(60),GRTR1%orYM(57),O(3)                        15,460,000
      89             IO            8,800,000          N      L(25),D(90),O(5)                                 11,300,000
      90             IO            8,800,000          N      L(25),D(88)or(GRTR1%orYM(88)),O(7)               11,200,000
      91             IO            8,080,000          N      L(25),D(91),O(4)                                 12,600,000
      92           47,764          7,479,632          N      GRTR1%orYM(116),O(4)                             12,900,000
      93           46,250          6,880,764          N      L(25),D(92),O(3)                                 10,000,000
      94             IO            7,920,000          N      L(25),D(90),O(4)                                 10,000,000
      95             IO            7,400,000          N      L(25),D(91),O(4)                                 11,750,000
      96           41,298          6,616,695          N      GRTR1%orYM(116),O(4)                              8,950,000
      97           42,374          5,954,183          N      L(25),D(91),O(4)                                  9,500,000
      98           39,992          6,386,505          N      L(27),D(89),O(4)                                 11,400,000
      99           39,014          5,637,602          N      L(24),D(93),O(3)                                  8,380,000
     100             IO            6,262,000          Y      L(25),D(92),O(3)                                 10,100,000
     101           36,299          5,283,801          N      L(25),GRTR1%orYM(92),O(3)                         7,800,000
     102           35,129          5,399,034          N      L(24),D(93),O(3)                                  8,300,000
     103           35,746          5,608,219          N      GRTR1%orYM(116),O(4)                              9,200,000
     104             IO            6,000,000          N      L(24),D(93),O(3)                                  8,100,000
     105           35,298          5,227,023          N      L(25),D(92),O(3)                                 13,380,000
    105.01                                                                                                     5,450,000
    105.02                                                                                                     3,500,000
    105.03                                                                                                     2,500,000
    105.04                                                                                                     1,630,000
    105.05                                                                                                      300,000
     106           33,152          4,877,259          N      L(25),D(92),O(3)                                  7,100,000
     107           34,262          4,984,270          N      L(24),D(93),O(3)                                  8,000,000
     108             IO            5,560,000          N      L(25),D(92),O(3)                                  7,000,000
     109             IO            5,350,000          N      L(25),D(32),O(3)                                  7,900,000
     110             IO            5,250,000          N      L(25),D(92),O(3)                                  6,580,000
     111             IO            5,000,000          N      L(23),GRTR1%orYM(36),LSR5%orYM(12),               6,800,000
                                                             LSR4%orYM(12),LSR3%orYM(12),
                                                             LSR2%orYM(12),LSR1%orYM(7),O(6)

     112             IO            4,700,000          N      L(25),D(92),O(3)                                  6,200,000
     113             IO            4,600,000          N      L(25),D(92),O(3)                                  6,300,000
     114             IO            4,350,000          N      L(26),GRTR1%orYM(90),O(4)                         5,450,000
     115             IO            4,300,000          N      L(31),D(4),O(25)                                  5,350,000
     116           24,694          3,818,957          N      L(60),GRTR1%orYM(57),O(3)                         5,600,000
     117           25,343          3,650,080          N      L(26),D(90),O(4)                                  5,600,000
     118           24,213          3,860,881          N      L(27),D(89),O(4)                                  6,900,000
     119             IO            3,850,000          N      L(24),O(36)                                       5,100,000
     120           22,326          3,144,101          N      L(24),D(93),O(3)                                  4,725,000
     121           20,514          3,264,896          N      L(25),D(91),O(4)                                  4,400,000
     122           22,465          2,707,341          N      L(24),GRTR1%orYM(89),O(7)                         7,600,000
     123           25,055          2,294,897          N      L(27),D(90),O(3)                                  5,300,000
     124           20,219          3,017,052          N      L(25),D(92),O(3)                                  4,600,000
     125             IO            3,400,000          N      GRTR1%orYM(56),O(4)                               6,300,000
     126           18,613          2,692,034          N      L(25),D(92),O(3)                                  4,150,000
     127             IO            3,100,000          N      L(24),D(93),O(3)                                  3,900,000
     128           16,452          2,331,583          N      L(25),D(92),O(3)                                  3,910,000
     129           16,452          2,331,583          N      L(25),D(92),O(3)                                  3,710,000
     130             IO            2,399,000          Y      L(48),D(68),O(4)                                  3,700,000
     131           17,181          1,573,643          N      L(27),D(90),O(3)                                  3,500,000
     132           12,957          1,795,558          N      L(23),D(94),O(3)                                  2,800,000
     133             IO            2,095,000          Y      L(48),D(68),O(4)                                  3,800,000
     134             IO            1,994,000          Y      L(48),D(68),O(4)                                  3,630,000
     135           11,068          1,574,527          N      L(26),D(91),O(3)                                  2,325,000
     136           10,821          1,497,016          N      L(24),D(93),O(3)                                  2,600,000
     137           10,489          1,453,546          N      L(23),D(94),O(3)                                  2,220,000
     138            9,439          1,470,032          N      L(6),GRTR1%orYM(111),O(3)                         2,100,000
     139            6,593           945,274           N      L(26),D(91),O(3)                                  1,400,000
     140            6,517           930,045           N      L(60),GRTR1%orYM(57),O(3)                         2,450,000
     141             IO            1,100,000          N      L(24),D(93),O(3)                                  2,960,000
     142            6,475           928,394           N      L(26),D(91),O(3)                                  1,375,000
     143            5,855           842,708           N      L(60),GRTR1%orYM(57),O(3)                         2,410,000

MORTGAGE LOAN                                   CUT-OFF DATE       LTV RATIO AT     YEAR
    NUMBER      APPRAISAL DATE   DSCR (X)(1)   LTV RATIO(1)(2)   MATURITY OR ARD    BUILT    YEAR RENOVATED   NUMBER OF UNITS
-----------------------------------------------------------------------------------------------------------------------------

      1             Various         1.27            78.7%             78.7%        Various      Various          9,848,341
     1.01          3/1/2007                                                         1991                          678,348
     1.02          3/15/2007                                                        1970          2003            904,226
     1.03          3/1/2007                                                         1983                          944,141
     1.04          3/1/2007                                                         1980          1993            711,495
     1.05          3/15/2007                                                        1980                          731,234
     1.06          3/1/2007                                                         2000                          473,988
     1.07          3/1/2007                                                         1999                          463,182
     1.08          3/1/2007                                                         1986                          465,765
     1.09          3/1/2007                                                         1978                          466,948
     1.10          3/15/2007                                                        1975                          294,521
     1.11          3/15/2007                                                        1985                          329,695
     1.12          3/1/2007                                                         1985                          251,088
     1.13          3/1/2007                                                         1991                          163,936
     1.14          3/1/2007                                                         1984                          277,672
     1.15          3/15/2007                                                        2000                          216,469
     1.16          3/1/2007                                                         1913          1987            102,822
     1.17          3/1/2007                                                         1987                          148,952
     1.18          3/15/2007                                                        1988                          764,103
     1.19          3/15/2007                                                        1980                          380,743
     1.20          3/1/2007                                                         1988                         1,079,013
      2            5/1/2009         2.14            63.8%             63.8%        Various      Various            5,796
     2.01          5/1/2009                                                         1986          2003              288
     2.02          5/1/2009                                                         1999                            180
     2.03          5/1/2009                                                         1987          2006              216
     2.04          5/1/2009                                                         1986                            144
     2.05          5/1/2009                                                         1989                            120
     2.06          5/1/2009                                                         1989          2003              112
     2.07          5/1/2009                                                         1998          2006              109
     2.08          5/1/2009                                                         1989                            126
     2.09          5/1/2009                                                         1989                            106
     2.10          5/1/2009                                                         1998          2006              147
     2.11          5/1/2009                                                         1988          2005              152
     2.12          5/1/2009                                                         1990          2004              114
     2.13          5/1/2009                                                         1986          2003              128
     2.14          5/1/2009                                                         1990                            126
     2.15          5/1/2009                                                         1989          2004              128
     2.16          5/1/2009                                                         1998                            123
     2.17          5/1/2009                                                         1989          2003              110
     2.18          5/1/2009                                                         1986          2006              120
     2.19          5/1/2009                                                         1988          2003              112
     2.20          5/1/2009                                                         1998                            123
     2.21          5/1/2009                                                         1987          2004              136
     2.22          5/1/2009                                                         1998                            123
     2.23          5/1/2009                                                         1985                            144
     2.24          5/1/2009                                                         1987          2006              144
     2.25          5/1/2009                                                         1986          2004              112
     2.26          5/1/2009                                                         1989          2005              136
     2.27          5/1/2009                                                         1989          2007              120
     2.28          5/1/2009                                                         1998          2006              112
     2.29          5/1/2009                                                         1988          2005              120
     2.30          5/1/2009                                                         1986          2004              88
     2.31          5/1/2009                                                         1986          2004              128
     2.32          5/1/2009                                                         1986          2006              130
     2.33          5/1/2009                                                         1989          2006              120
     2.34          5/1/2009                                                         1999                            145
     2.35          5/1/2009                                                         1990          2006              94
     2.36          5/1/2009                                                         1997          2006              92
     2.37          5/1/2009                                                         1986          2006              104
     2.38          5/1/2009                                                         1989          2006              118
     2.39          5/1/2009                                                         1988          2003              88
     2.40          5/1/2009                                                         1989          2006              96
     2.41          5/1/2009                                                         1996                            98
     2.42          5/1/2009                                                         1996          2006              99
     2.43          5/1/2009                                                         1990          2006              124
     2.44          5/1/2009                                                         1986          2007              105
     2.45          5/1/2009                                                         1984          2002              144
     2.46          5/1/2009                                                         1989                            92
      3             Various         1.51            63.5%             63.5%        Various      Various          7,297,943
     3.01          3/11/2007                                                        1997                          245,774
     3.02          6/1/2007                                                         1991                          260,797
     3.03          3/14/2007                                                        1990                          227,209
     3.04          3/27/2007                                                        1998                          307,716
     3.05          3/30/2007                                                        1996                          312,546
     3.06          6/1/2007                                                         1985          2003            273,307
     3.07          3/19/2007                                                        1994          1998            281,244
     3.08          6/1/2007                                                         1999          2004            240,560
     3.09          3/20/2007                                                        1998                          272,385
     3.10          3/13/2007                                                        2001                          227,085
     3.11          6/1/2007                                                         2001                          108,565
     3.12          3/21/2007                                                        1999                          217,619
     3.13          3/15/2007                                                        2002                          132,745
     3.14          4/1/2007                                                         1999          2000            271,729
     3.15          3/14/2007                                                        1987          2003            149,658
     3.16          3/14/2007                                                        1983          2002            126,486
     3.17          3/13/2007                                                        1999          2004            186,212
     3.18          3/13/2007                                                        2002                          130,609
     3.19          3/13/2007                                                        1981                          152,667
     3.20          3/24/2007                                                        2000                          119,197
     3.21          3/19/2007                                                        1973          1998            243,176
     3.22          3/13/2007                                                        2002                          158,222
     3.23          6/1/2007                                                         2003                          89,627
     3.24          6/1/2007                                                         2003                          82,441
     3.25          3/13/2007                                                        1990          2004            104,460
     3.26          3/24/2007                                                        1959                          204,216
     3.27          3/28/2007                                                        1974          1990            121,766
     3.28          3/13/2007                                                        2003                          71,430
     3.29          3/13/2007                                                        2001          2004            66,539
     3.30          3/27/2007                                                        2001                          98,317
     3.31          3/13/2007                                                        2001                          69,471
     3.32          4/5/2007                                                         1999                          137,757
     3.33          3/15/2007                                                        1999                          125,653
     3.34          3/27/2007                                                        2003                          90,566
     3.35          6/1/2007                                                         1987          2000            83,929
     3.36          3/11/2007                                                        1980                          95,229
     3.37          3/19/2007                                                        1985          1999            117,723
     3.38          6/1/2007                                                         1989                          93,643
     3.39          3/14/2007                                                        1990                          70,555
     3.40          4/1/2007                                                         1989                          128,210
     3.41          3/19/2007                                                        1994                          75,492
     3.42          3/19/2007                                                        2002                          73,271
     3.43          4/5/2007                                                         2003                          67,721
     3.44          3/19/2007                                                        2002                          76,512
     3.45          3/11/2007                                                        2003                          62,840
     3.46          6/1/2007                                                         1997                          60,712
     3.47          6/1/2007                                                         1991                          67,475
     3.48          6/1/2007                                                         1997                          73,986
     3.49          3/16/2007                                                        1994                          68,927
     3.50          3/16/2007                                                        1994                          66,986
     3.51          3/26/2007                                                        2002                          49,097
     3.52          4/5/2007                                                         2002                          57,884
      4            4/1/2007         1.25            66.7%             66.7%         1909          2005            354,298
      5            1/1/2007         1.25            71.4%             63.2%         1994                            343
      6             Various         1.50            67.0%             67.0%         2005                          678,553
     6.01          3/19/2007                                                        2005                          432,327
     6.02          3/20/2007                                                        2005                          143,129
     6.03          6/1/2007                                                         2005                          103,097
      7             Various         1.36            74.3%             69.4%        Various      Various            1,396
     7.01          2/15/2007                                                        2000                            400
     7.02          2/15/2007                                                        2000          2007              312
     7.03          2/15/2007                                                        1997                            150
     7.04          2/15/2007                                                        2000          2006              388
     7.05          2/16/2007                                                        2002                            146
      8            4/1/2007         1.54            70.4%             70.4%         1903          1995            413,828
      9            3/1/2008         1.38            80.0%             80.0%         1986                          539,661
      10           3/1/2010         1.66            56.1%             56.1%         1987                          287,494
      11           1/22/2007        1.22            79.8%             66.4%         1981          2000            296,707
      12           3/9/2007         2.46            56.0%             56.0%         1970          2007            524,479
      13           3/19/2007        1.27            79.2%             79.2%         1910                          186,575
      14           4/12/2007        1.20            74.7%             74.7%         1961          1998            414,202
      15           3/19/2010        1.74            52.8%             52.8%         1986                          165,184
      16           4/1/2007         1.35            77.1%             77.1%         1913                          166,761
      17           2/23/2007        1.30            76.1%             76.1%         1970                          165,662
      18           3/19/2010        2.11            45.7%             45.7%         1989                          147,047
      19           4/1/2007         1.20            78.0%             78.0%         1961          1998            309,360
      20           4/3/2007         1.31            75.2%             65.8%         1979          2001              251
      21           4/5/2007         1.42            80.0%             80.0%        Various                          712
    21.01          4/5/2007                                                         1986                            456
    21.02          4/5/2007                                                         1984                            256
      22           4/6/2007         1.22            82.8%             82.8%        Various        1994            176,977
    22.01          4/6/2007                                                         1985          1994            92,996
    22.02          4/6/2007                                                         1987                          83,981
      23           4/9/2007         1.40            79.9%             79.9%         1978          2000              190
      24           2/1/2007         1.39            88.1%             88.1%         1956          2000            931,560
      25           10/1/2008        1.29            77.0%             77.0%         1984                            404
      26           3/16/2007        2.60            34.7%             32.4%         1999                            498
      27           4/4/2007         1.42            79.9%             79.9%         1994                            518
      28           1/27/2007        1.50            79.3%             79.3%         1996                            369
      29           11/9/2006        1.38            73.6%             68.8%         1968          2003            286,652
      30           1/29/2007        1.27            78.1%             78.1%         1984                            318
      31           10/1/2008        1.25            78.4%             78.4%         1991                            318
      32           3/1/2008         1.22            78.7%             78.7%         1988                          171,955
      33           1/17/2007        1.27            73.8%             69.0%         1974          2001              372
      34           3/4/2007         1.45            77.4%             77.4%         1998                          272,181
      35           3/28/2007        1.44            78.2%             78.2%         2002                          101,278
      36           8/1/2007         1.20            79.8%             79.8%         2006                          225,922
      37           2/9/2007         1.12            75.0%             72.1%         1962          2004            441,648
      38           3/8/2007         1.20            80.1%             80.1%         2005          2007              392
      39           5/1/2007         1.44            79.0%             79.0%         1987                            191
      40           4/1/2007         1.08            80.7%             80.7%         1902          2007             6,000
      41           3/2/2007         1.19            63.8%             63.8%         1988          2005            316,576
      42           3/5/2007         1.58            76.4%             76.4%         1995                          74,786
      43           4/17/2007        1.24            79.9%             79.9%         1920                          17,000
      44           3/19/2007        1.29            78.6%             78.6%         1911          1955            54,000
      45           2/2/2007         1.32            79.8%             79.8%         2003                            232
      46           2/27/2007        1.46            75.4%             75.4%         1972          2006            127,484
      47           2/27/2007        1.28            79.9%             79.9%         1995                          168,791
      48           3/7/2007         1.33            79.1%             79.1%         1996                          93,665
      49           2/9/2009         1.20            72.3%             72.3%         1988                            152
      50           3/12/2007        1.20            80.0%             74.5%         1988                          131,317
      51           3/20/2007        1.62            59.8%             59.8%         1985          1999            185,327
      52           4/6/2007         1.35            79.3%             79.3%         1972                            312
      53           5/1/2008         1.29            79.1%             79.1%         2004                          89,004
      54           3/16/2007        1.21            56.7%             56.7%         1924          2002            60,000
      55           4/1/2008         1.69            59.5%             57.5%         1976                            924
      56           1/17/2007        1.42            78.6%             78.6%         1988                          180,990
      57           5/1/2007         1.72            57.6%             51.5%        Various        1995            114,971
    57.01          5/1/2007                                                         1987          1995            91,654
    57.02          5/1/2007                                                         1984          1995            23,317
      58            Various         1.46            80.0%             80.0%        Various                        43,028
    58.01          3/30/2007                                                        2006                          13,356
    58.02          3/27/2007                                                        2003                           8,902
    58.03          3/27/2007                                                        2007                           9,010
    58.04          3/27/2007                                                        2004                           6,000
    58.05          3/27/2007                                                        1985                           5,760
      59           4/1/2008         1.20            80.0%             80.0%         1971          2006              104
      60           3/6/2007         1.50            70.1%             70.1%         1978          2004            85,277
      61           4/2/2007         1.28            79.1%             79.1%         1989                            192
      62           2/20/2007        1.37            69.2%             65.7%         1998          2006              139
      63           10/1/2007        1.21            77.3%             65.3%         2006                          67,922
      64           1/25/2007        1.25            73.9%             59.7%         2006                          41,400
      65           3/20/2007        1.16            80.0%             74.6%         2006                          85,636
      66           4/9/2007         1.29            75.0%             69.4%         1995                            243
      67           11/9/2006        1.23            75.2%             75.2%         1975                          56,351
      68           3/21/2007        1.41            79.7%             79.7%         2001                          70,722
      69           3/2/2007         1.35            80.0%             80.0%         1987                            216
      70           3/1/2007         1.42            53.7%             45.4%         2003                            96
      71          12/31/2006        1.31            64.7%             60.3%         1993                          506,828
      72           3/15/2007        1.58            65.0%             65.0%         2005                          50,962
      73           4/16/2007        1.47            64.3%             64.3%         1968          2007            69,043
      74           4/19/2007        1.15            24.8%             24.8%         1910                          27,715
      75           4/6/2007         1.40            80.2%             80.2%         1972                            216
      76           4/18/2007        1.32            75.5%             75.5%         1989                          80,201
      77           4/10/2007        1.28            76.4%             76.4%         1982                            169
      78           4/3/2007         1.86            50.7%             50.7%         1986          1997            131,572
      79           4/4/2007         1.16            79.8%             67.0%         2005                          52,441
      80           4/4/2007         1.29            80.0%             74.6%         1973                            285
      81           2/9/2007         1.43            80.0%             80.0%         2000                          103,429
      82           3/22/2007        1.16            75.5%             64.2%        Various                        57,753
    82.01          3/22/2007                                                        2006                          35,404
    82.02          3/22/2007                                                        2005                          22,349
      83           4/12/2007        1.15            70.7%             65.8%         1985          2006              132
      84           1/18/2007        1.49            72.6%             72.6%         2004                          79,546
      85           4/2/2007         1.36            68.0%             58.3%         1990                          55,132
      86           3/27/2007        1.28            79.7%             76.1%         2005                          17,207
      87           3/19/2007        1.41            70.8%             70.8%         1985          2006            61,896
      88           4/10/2007        1.29            58.2%             58.2%         2007                          27,954
      89           4/6/2007         1.23            77.9%             77.9%         1960                          35,113
      90           2/20/2007        1.43            78.6%             78.6%         1969          1998            125,626
      91           2/1/2007         1.33            64.1%             64.1%         1964                            186
      92           3/15/2007        1.30            62.0%             58.0%         1963          1994            139,456
      93           3/21/2007        1.23            80.0%             68.8%         2006                          39,935
      94           2/28/2007        1.48            79.2%             79.2%         2003          2006            43,677
      95           2/1/2007         1.73            63.0%             63.0%         1973                            196
      96           4/4/2007         1.22            79.3%             73.9%         1970                            203
      97           4/1/2007         1.59            73.6%             62.7%         2005                            80
      98           11/1/2006        1.30            59.0%             56.0%         2003                          48,750
      99           3/20/2007        1.17            80.0%             67.3%         1970                            176
     100           3/30/2007        1.88            62.0%             62.0%         2005                          107,520
     101           1/19/2007        1.26            78.2%             67.7%         2006                          26,489
     102           4/7/2007         1.36            72.3%             65.0%         1990                          88,577
     103           3/23/2007        1.29            65.2%             61.0%         1987                          38,247
     104           9/12/2007        1.30            74.1%             74.1%         2007                          19,600
     105            Various         1.20            44.1%             39.1%          NA                           621,847
    105.01         3/21/2007                                                         NA                           104,315
    105.02         3/23/2007                                                         NA                           254,850
    105.03         3/23/2007                                                         NA                           218,100
    105.04         3/15/2007                                                         NA                           35,870
    105.05         3/23/2007                                                         NA                            8,712
     106           6/1/2007         1.20            79.6%             68.7%         2006                          33,586
     107           4/5/2007         1.26            70.0%             62.3%         1996                          19,891
     108           2/21/2007        1.45            79.4%             79.4%         1973                            204
     109           3/22/2007        1.28            67.7%             67.7%         1970                          48,998
     110           3/6/2007         1.20            79.8%             79.8%         1985                          59,709
     111           2/26/2007        1.25            73.5%             73.5%         1996                          34,767
     112           4/16/2007        1.27            75.8%             75.8%         1972                            66
     113           3/9/2008         1.22            73.0%             73.0%         1926                            63
     114           2/26/2007        1.35            79.8%             79.8%         1965                            83
     115           8/16/2006        1.62            80.4%             80.4%         1984                          71,268
     116           4/5/2007         1.16            75.9%             68.2%         2006                          19,715
     117           3/2/2007         1.32            75.0%             65.2%         1997                            75
     118           11/1/2006        1.46            60.0%             56.0%         2005                          32,009
     119           3/22/2007        1.23            75.5%             75.5%         1975                          30,772
     120           3/30/2007        1.15            78.3%             66.5%         2005                            60
     121           3/13/2007        1.18            79.6%             74.2%         1967                          177,865
     122           4/3/2007         1.76            46.1%             35.6%         1997          2006              118
     123          12/14/2006        1.35            65.6%             43.3%         1970                          229,500
     124           3/1/2007         1.30            74.2%             65.6%         1986          2006            26,552
     125           3/30/2007        1.97            54.0%             54.0%         1978                          64,197
     126           3/1/2007         1.32            77.0%             64.9%         2007                          18,000
     127           3/19/2007        1.20            79.5%             79.5%         1947                            51
     128           4/15/2007        1.28            70.3%             59.6%         1971          2003            68,750
     129           3/29/2007        1.26            74.1%             62.9%         1968                          53,763
     130          11/27/2006        1.87            64.8%             64.8%         2006                          14,820
     131          12/12/2006        1.33            68.2%             45.0%         1992                          141,916
     132           4/27/2007        1.19            75.0%             64.1%         1985                          16,488
     133           12/4/2006        2.15            55.1%             55.1%         2005                          21,688
     134           12/8/2006        2.05            54.9%             54.9%         2005                          23,627
     135           2/12/2007        1.25            79.9%             67.7%         1963                          32,416
     136           4/12/2007        1.20            67.3%             57.6%         1984                          41,593
     137           4/27/2007        1.25            76.6%             65.5%         1987                          23,286
     138           1/19/2007        1.20            74.8%             70.0%         1900          1999              31
     139           2/5/2007         1.28            79.9%             67.5%         1966                          40,025
     140           4/22/2007        1.96            44.9%             38.0%         2001                           4,022
     141           4/12/2007        2.55            37.2%             37.2%         2006                           8,064
     142           2/6/2007         1.35            79.9%             67.5%         2003                          20,000
     143           4/10/2007        1.89            41.5%             35.0%         1953          2006             3,608

                           CUT-OFF DATE
MORTGAGE LOAN   UNIT OF     LOAN AMOUNT                          OCCUPANCY                                MOST RECENT    MOST RECENT
    NUMBER      MEASURE   PER (UNIT) ($)      OCCUPANCY RATE   "AS OF" DATE      MOST RECENT PERIOD      REVENUES ($)   EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------

      1         Sq. Ft.        274                96.9%           4/1/2007           Oct-06 TTM           327,007,470    119,187,137
     1.01       Sq. Ft.                           95.4%           4/1/2007           Oct-06 TTM            33,873,597    14,508,771
     1.02       Sq. Ft.                           100.0%          4/1/2007           Oct-06 TTM            28,418,173     8,034,399
     1.03       Sq. Ft.                           92.8%           4/1/2007           Oct-06 TTM            24,851,252     9,376,395
     1.04       Sq. Ft.                           91.3%           4/1/2007           Oct-06 TTM            28,239,791    12,135,536
     1.05       Sq. Ft.                           99.5%           4/1/2007           Oct-06 TTM            23,650,430     8,244,888
     1.06       Sq. Ft.                           97.9%           4/1/2007           Oct-06 TTM            15,713,099     5,874,901
     1.07       Sq. Ft.                           100.0%          4/1/2007           Oct-06 TTM            13,455,754     4,880,754
     1.08       Sq. Ft.                           95.6%           4/1/2007           Oct-06 TTM            15,314,056     4,751,796
     1.09       Sq. Ft.                           95.8%           4/1/2007           Oct-06 TTM            10,742,669     3,908,408
     1.10       Sq. Ft.                           97.8%           4/1/2007           Oct-06 TTM            8,387,241      3,753,307
     1.11       Sq. Ft.                           94.8%           4/3/2007           Oct-06 TTM            6,896,599      3,157,440
     1.12       Sq. Ft.                           100.0%          4/1/2007           Oct-06 TTM            5,303,800      2,416,168
     1.13       Sq. Ft.                           99.4%           4/1/2007           Oct-06 TTM            7,429,280      3,101,959
     1.14       Sq. Ft.                           96.8%           4/1/2007           Oct-06 TTM            5,660,488      2,477,344
     1.15       Sq. Ft.                           100.0%          4/1/2007           Oct-06 TTM            5,493,256      1,938,481
     1.16       Sq. Ft.                           100.0%          4/1/2007           Oct-06 TTM            5,354,835      2,454,415
     1.17       Sq. Ft.                           91.5%           4/1/2007           Oct-06 TTM            3,482,935      1,329,274
     1.18       Sq. Ft.                           98.3%           4/1/2007           Oct-06 TTM            31,813,392    10,101,895
     1.19       Sq. Ft.                           99.4%           4/1/2007           Oct-06 TTM            13,540,261     4,431,668
     1.20       Sq. Ft.                           96.9%           4/1/2007           Oct-06 TTM            39,386,562    12,309,339
      2          Rooms        97,947              77.0%           Various               2006              185,617,795    113,879,184
     2.01        Rooms                            79.9%          12/29/2006             2006               12,612,076     5,800,501
     2.02        Rooms                            76.5%          12/29/2006             2006               8,616,733      4,073,007
     2.03        Rooms                            74.6%          12/29/2006             2006               7,647,078      4,504,475
     2.04        Rooms                            82.0%          12/29/2006             2006               6,161,294      2,684,526
     2.05        Rooms                            80.0%          12/29/2006             2006               5,278,275      2,512,512
     2.06        Rooms                            83.9%          12/29/2006             2006               4,885,785      2,309,011
     2.07        Rooms                            80.5%          12/31/2006             2006               5,235,788      2,709,096
     2.08        Rooms                            87.1%          12/29/2006             2006               5,043,582      2,859,266
     2.09        Rooms                            82.2%          12/29/2006             2006               4,292,380      2,381,543
     2.10        Rooms                            79.3%          12/31/2006             2006               5,208,316      3,249,513
     2.11        Rooms                            81.1%          12/29/2006             2006               4,980,051      2,946,067
     2.12        Rooms                            83.9%          12/29/2006             2006               3,901,364      2,271,640
     2.13        Rooms                            76.4%          12/29/2006             2006               4,290,751      2,457,019
     2.14        Rooms                            79.8%          12/29/2006             2006               4,184,440      2,587,892
     2.15        Rooms                            77.5%          12/29/2006             2006               4,187,184      2,398,939
     2.16        Rooms                            86.9%          12/31/2006             2006               4,278,611      2,737,401
     2.17        Rooms                            81.3%          12/29/2006             2006               3,552,120      2,048,070
     2.18        Rooms                            68.7%          12/29/2006             2006               3,101,717      2,276,987
     2.19        Rooms                            81.7%          12/29/2006             2006               3,580,110      2,171,991
     2.20        Rooms                            74.0%          12/31/2006             2006               3,387,747      2,161,803
     2.21        Rooms                            74.1%          12/29/2006             2006               4,119,775      2,665,098
     2.22        Rooms                            79.0%          12/31/2006             2006               3,309,720      2,030,035
     2.23        Rooms                            78.6%          12/29/2006             2006               3,799,806      2,385,464
     2.24        Rooms                            76.9%          12/29/2006             2006               3,877,769      2,699,175
     2.25        Rooms                            77.8%          12/29/2006             2006               3,400,312      2,195,932
     2.26        Rooms                            78.8%          12/31/2006             2006               3,794,503      2,776,177
     2.27        Rooms                            72.1%          12/31/2006             2006               3,400,739      2,383,471
     2.28        Rooms                            77.7%          12/31/2006             2006               3,414,367      2,283,949
     2.29        Rooms                            70.6%          12/29/2006             2006               3,205,027      2,493,316
     2.30        Rooms                            79.6%          12/29/2006             2006               2,996,167      2,006,385
     2.31        Rooms                            72.8%          12/29/2006             2006               3,250,667      2,097,424
     2.32        Rooms                            75.6%          12/29/2006             2006               3,205,292      2,232,690
     2.33        Rooms                            74.6%          12/31/2006             2006               3,091,887      2,193,857
     2.34        Rooms                            69.7%          12/31/2006             2006               3,190,243      2,289,119
     2.35        Rooms                            77.9%          12/29/2006             2006               2,574,005      1,638,468
     2.36        Rooms                            75.2%          12/31/2006             2006               2,901,976      2,055,485
     2.37        Rooms                            77.0%          12/29/2006             2006               2,792,823      1,881,322
     2.38        Rooms                            73.6%          12/29/2006             2006               3,085,810      2,247,448
     2.39        Rooms                            69.2%          12/29/2006             2006               2,852,658      1,960,913
     2.40        Rooms                            79.9%          12/31/2006             2006               2,954,113      2,044,506
     2.41        Rooms                            75.0%          12/31/2006             2006               2,472,859      1,631,748
     2.42        Rooms                            78.0%          12/31/2006             2006               2,800,042      2,036,979
     2.43        Rooms                            67.3%          12/31/2006             2006               2,952,312      2,388,444
     2.44        Rooms                            67.5%          12/29/2006             2006               2,520,133      2,143,806
     2.45        Rooms                            66.2%          12/31/2006             2006               3,066,217      2,266,351
     2.46        Rooms                            78.2%          12/31/2006             2006               2,163,171      1,710,363
      3         Sq. Ft.        121                95.9%           Various               2006              111,004,336    36,540,626
     3.01       Sq. Ft.                           97.7%          5/31/2007              2006               4,996,521      1,726,895
     3.02       Sq. Ft.                           96.2%           6/4/2007              2006               4,243,511      1,061,435
     3.03       Sq. Ft.                           97.7%          5/31/2007              2006               3,635,889      1,621,233
     3.04       Sq. Ft.                           94.2%          5/31/2007              2006               4,134,977       999,435
     3.05       Sq. Ft.                           98.8%          5/31/2007              2006               4,565,789      1,266,383
     3.06       Sq. Ft.                           90.7%          5/31/2007              2006               5,186,962      2,370,999
     3.07       Sq. Ft.                           98.7%          5/31/2007              2006               3,283,027      1,046,097
     3.08       Sq. Ft.                           99.5%          5/31/2007              2006               2,844,107       495,019
     3.09       Sq. Ft.                           100.0%         5/31/2007              2006               3,685,112       738,132
     3.10       Sq. Ft.                           100.0%         5/31/2007              2006               2,899,310      1,058,243
     3.11       Sq. Ft.                           98.6%          5/31/2007              2006               3,322,064      1,173,499
     3.12       Sq. Ft.                           100.0%         5/31/2007              2006               3,204,851       703,595
     3.13       Sq. Ft.                           92.8%          5/31/2007              2006               3,094,664      1,043,637
     3.14       Sq. Ft.                           99.3%          5/31/2007              2006               3,284,157       746,428
     3.15       Sq. Ft.                           72.7%          5/31/2007              2006               2,305,810      1,005,817
     3.16       Sq. Ft.                           92.3%          5/31/2007              2006               2,273,709       974,290
     3.17       Sq. Ft.                           100.0%         5/31/2007              2006               2,749,548       937,520
     3.18       Sq. Ft.                           89.8%          5/31/2007              2006               2,053,160       687,453
     3.19       Sq. Ft.                           98.5%          5/31/2007              2006               2,393,097       845,106
     3.20       Sq. Ft.                           98.3%          5/31/2007              2006               2,057,016       432,248
     3.21       Sq. Ft.                           84.7%          5/31/2007              2006               2,572,504      1,282,072
     3.22       Sq. Ft.                           93.7%          5/31/2007              2006               2,472,558      1,200,085
     3.23       Sq. Ft.                           100.0%         5/31/2007              2006               2,109,963       853,916
     3.24       Sq. Ft.                           100.0%         5/31/2007              2006               1,727,072       563,725
     3.25       Sq. Ft.                           96.2%          5/31/2007              2006               1,820,279       663,203
     3.26       Sq. Ft.                           98.5%          5/31/2007              2006               1,589,480       633,042
     3.27       Sq. Ft.                           89.3%          5/31/2007              2006               1,636,068       326,373
     3.28       Sq. Ft.                           100.0%         5/31/2007              2006               1,489,075       484,684
     3.29       Sq. Ft.                           95.2%          5/31/2007              2006               1,529,467       422,278
     3.30       Sq. Ft.                           96.3%          5/31/2007              2006               1,360,570       392,880
     3.31       Sq. Ft.                           96.7%          5/31/2007              2006               1,312,805       510,816
     3.32       Sq. Ft.                           96.4%          5/31/2007              2006               1,673,240       514,562
     3.33       Sq. Ft.                           92.3%          5/31/2007              2006               1,602,337       427,103
     3.34       Sq. Ft.                           96.9%          5/31/2007              2006               1,267,403       263,425
     3.35       Sq. Ft.                           96.8%          5/31/2007              2006               1,379,738       454,432
     3.36       Sq. Ft.                           97.8%          5/31/2007              2006               1,361,881       418,895
     3.37       Sq. Ft.                           100.0%         5/31/2007              2006               1,301,489       466,377
     3.38       Sq. Ft.                           97.9%          5/31/2007              2006               1,626,655       786,523
     3.39       Sq. Ft.                           97.3%          5/31/2007              2006               1,149,587       433,712
     3.40       Sq. Ft.                           87.1%          5/31/2007              2006               1,501,675       580,298
     3.41       Sq. Ft.                           93.3%          5/31/2007              2006               1,188,273       378,649
     3.42       Sq. Ft.                           88.8%          5/31/2007              2006                950,456        293,059
     3.43       Sq. Ft.                           94.3%          5/31/2007              2006               1,010,614       267,148
     3.44       Sq. Ft.                           96.3%          5/31/2007              2006               1,194,957       289,354
     3.45       Sq. Ft.                           98.1%          5/31/2007              2006                975,775        393,116
     3.46       Sq. Ft.                           100.0%         5/31/2007              2006               1,172,191       484,778
     3.47       Sq. Ft.                           96.2%          5/31/2007              2006                978,421        501,833
     3.48       Sq. Ft.                           100.0%         5/31/2007              2006               1,119,010       360,118
     3.49       Sq. Ft.                           100.0%         5/31/2007              2006                947,622        300,470
     3.50       Sq. Ft.                           100.0%         5/31/2007              2006                980,243        265,626
     3.51       Sq. Ft.                           100.0%         5/31/2007              2006                868,538        151,784
     3.52       Sq. Ft.                           95.6%          5/31/2007              2006                921,110        242,826
      4         Sq. Ft.        564                99.3%          12/11/2006             2006               24,576,147     7,933,976
      5          Rooms       408,163              47.9%          12/31/2006              T12               36,704,754    21,530,835
      6         Sq. Ft.        162                99.4%          3/21/2007              2006               13,612,534     3,708,183
     6.01       Sq. Ft.                           99.0%          3/21/2007              2006               9,056,660      2,612,651
     6.02       Sq. Ft.                           100.0%         3/21/2007              2006               2,888,532       625,938
     6.03       Sq. Ft.                           100.0%         3/21/2007        4/06-12/06 Ann'l         1,667,342       469,594
      7          Rooms        74,431              76.7%          12/29/2006          TTM 02/2007           38,882,045    28,164,161
     7.01        Rooms                            77.2%          12/29/2006          TTM 02/2007           10,544,174     7,370,491
     7.02        Rooms                            80.5%          12/29/2006          TTM 02/2007           10,480,343     7,267,250
     7.03        Rooms                            73.5%          12/29/2006          TTM 02/2007           4,381,889      2,846,914
     7.04        Rooms                            77.6%          12/29/2006          TTM 02/2007           9,168,166      7,519,849
     7.05        Rooms                            68.5%          12/29/2006          TTM 02/2007           4,307,473      3,159,657
      8         Sq. Ft.        230                93.6%           3/1/2007              2006               10,670,873     5,270,824
      9         Sq. Ft.        171                88.5%          3/22/2007              2006               10,914,183     4,604,853
      10        Sq. Ft.        311                88.7%          3/26/2007        Jan-Oct `06 Ann'l        8,399,873      3,084,664
      11        Sq. Ft.        253                81.9%           3/1/2007              2006               11,880,261     4,584,596
      12        Sq. Ft.        133                99.4%          2/16/2007              2006               9,588,066      2,983,210
      13        Sq. Ft.        356                86.5%          3/14/2007              2006               6,047,078      2,840,675
      14        Sq. Ft.        155                99.2%           4/1/2007              2006               7,578,203      2,693,594
      15        Sq. Ft.        363                88.9%          3/26/2007        Jan-Oct '06 Ann'l        5,305,758      1,986,696
      16        Sq. Ft.        324                99.3%          3/14/2007              2006               4,795,212      2,488,423
      17        Sq. Ft.        284                100.0%          4/4/2007              2006               5,074,799      1,353,054
      18        Sq. Ft.        313                98.0%          3/26/2007        Jan-Oct `06 Ann'l        4,202,256      1,653,283
      19        Sq. Ft.        149                96.0%           5/1/2007              2006               4,327,771      1,217,758
      20         Rooms       175,299              68.4%          12/31/2006             T-12               10,294,481     6,061,572
      21         Units        56,180              94.0%          1/31/2007              2006               5,249,158      1,929,964
    21.01        Units                            92.3%          1/31/2007              2006               3,531,798      1,310,403
    21.02        Units                            96.9%          1/31/2007              2006               1,717,360       619,561
      22        Sq. Ft.        215                95.3%           4/1/2007              2006               4,240,181      1,537,889
    22.01       Sq. Ft.                           99.0%           4/1/2007              2006               2,265,552       801,967
    22.02       Sq. Ft.                           91.2%           4/1/2007              2006               1,974,629       735,922
      23         Rooms       193,421              80.2%          3/31/2007         T-12 Mos Mar-07         6,571,032      3,260,116
      24        Sq. Ft.         39                94.0%          3/26/2007              2006               4,131,685      1,223,224
      25         Units        88,051              92.1%           3/8/2007              2006               3,973,756      1,667,990
      26         Rooms        70,281              76.6%          2/28/2007           TTM 02/2007           23,572,558    16,144,603
      27         Units        65,637              96.3%           5/7/2007              2006               5,009,887      2,281,278
      28         Units        91,328              91.3%          4/23/2007              T-12               4,287,828      1,309,008
      29        Sq. Ft.        116                100.0%         10/20/2006
      30         Units        97,484              90.6%          2/22/2007          T12 Thru 2/07          4,030,998      1,876,697
      31         Units        94,890              97.5%           3/8/2007              2006               3,223,841      1,412,709
      32        Sq. Ft.        174                99.2%          4/11/2007              2006               3,216,471      1,205,686
      33         Rooms        79,301              65.3%          12/31/2006             2006               13,751,747    10,888,743
      34        Sq. Ft.        108                96.6%          4/18/2007              2006               3,248,901       769,549
      35        Sq. Ft.        283                91.2%           3/1/2007
      36        Sq. Ft.        124                95.8%          4/30/2007
      37        Sq. Ft.         61                97.4%           3/6/2007              2006               3,298,559      1,489,804
      38         Units        66,327              83.9%           4/1/2007
      39         Rooms       136,126              76.3%          12/31/2006      T-12 (ending 3/07)        7,447,018      5,131,790
      40        Sq. Ft.       4,167               100.0%          3/4/2007
      41        Sq. Ft.         79                87.5%          4/18/2007              2006               2,242,874       425,880
      42        Sq. Ft.        319                97.4%          4/23/2007              2006               3,561,020      1,197,679
      43        Sq. Ft.       1,382               100.0%         5/30/2007
      44        Sq. Ft.        407                100.0%         3/23/2007              2006               1,393,372       666,681
      45         Units        85,668              89.9%          1/31/2007              2006               3,103,307      1,720,282
      46        Sq. Ft.        148                96.8%           1/1/2007
      47        Sq. Ft.        111                100.0%         4/12/2007              2006               2,220,930       610,922
      48        Sq. Ft.        190                100.0%         3/13/2007              2006               2,208,802       705,024
      49         Units       116,118              96.7%          4/30/2007              2006               1,792,447      1,018,092
      50        Sq. Ft.        127                88.6%          4/16/2007              2006               1,738,503       374,520
      51        Sq. Ft.         87                100.0%         4/20/2007
      52         Units        51,859              92.6%          4/24/2007               T12               2,138,716       692,767
      53        Sq. Ft.        174                91.3%           6/1/2007
      54        Sq. Ft.        246                95.3%          3/21/2007              2006               1,703,235       689,655
      55         Units        15,152              74.5%          3/14/2007
      56        Sq. Ft.         76                98.5%          4/12/2007              2006               1,541,226       386,228
      57        Sq. Ft.        118                86.5%          4/30/2007              2006               2,226,490       914,209
    57.01       Sq. Ft.                           83.1%          4/30/2007
    57.02       Sq. Ft.                           100.0%         4/30/2007
      58        Sq. Ft.        307                100.0%         4/16/2007
    58.01       Sq. Ft.                           100.0%         4/16/2007
    58.02       Sq. Ft.                           100.0%         4/16/2007
    58.03       Sq. Ft.                           100.0%         4/16/2007
    58.04       Sq. Ft.                           100.0%         4/16/2007
    58.05       Sq. Ft.                           100.0%         4/16/2007
      59         Units       126,923              90.4%          3/28/2007              2006               1,239,906       549,070
      60        Sq. Ft.        154                100.0%         4/18/2007              2006               1,538,806       399,320
      61         Units        68,000              96.3%           3/9/2007              2006               1,915,090       885,796
      62          Beds        93,525              89.7%          2/23/2007           T-12 (1/07)           6,865,453      5,646,968
      63        Sq. Ft.        191                91.7%           4/4/2007
      64        Sq. Ft.        312                100.0%         1/30/2007
      65        Sq. Ft.        149                100.0%          1/1/2007
      66         Units        51,235              91.4%          5/22/2007               T12               2,365,305      1,258,138
      67        Sq. Ft.        220                90.4%           3/7/2007              2006               1,508,820       635,691
      68        Sq. Ft.        167                95.4%           5/7/2007              2006               1,400,322       405,991
      69         Units        53,704              93.1%          3/27/2007
      70         Units       117,482              89.6%          2/28/2007      T-12 (ending Feb 07)       2,814,160      1,729,801
      71        Sq. Ft.         22                100.0%         3/13/2007
      72        Sq. Ft.        217                90.2%           5/7/2007              2006               1,099,418       395,753
      73        Sq. Ft.        159                75.9%           5/8/2007              2006               1,263,848       783,089
      74        Sq. Ft.        397                87.0%           5/1/2007
      75         Units        50,093              96.3%          4/24/2007               T12               1,716,140       708,899
      76        Sq. Ft.        135                98.5%          5/22/2007              2006               1,472,769       565,808
      77         Units        63,314              93.5%          3/28/2007              2006               1,280,400       629,573
      78        Sq. Ft.         80                72.9%          4/24/2007              2006               2,925,104      1,463,492
      79        Sq. Ft.        200                100.0%          5/1/2007
      80         Units        36,491              95.1%           3/6/2007    12 month ending May 2006     1,791,647       750,352
      81        Sq. Ft.        101                95.7%           3/6/2007              2006               1,161,543       232,513
      82        Sq. Ft.        180                90.1%          5/11/2007
    82.01       Sq. Ft.                           100.0%         5/11/2007
    82.02       Sq. Ft.                           74.5%          5/11/2007
      83         Units        77,652              86.4%          5/11/2007         Statement 2006          1,490,960       665,975
      84        Sq. Ft.        126                94.5%          4/18/2007              2006                897,850        260,762
      85        Sq. Ft.        181                100.0%          4/1/2007              2006               1,611,451       629,763
      86        Sq. Ft.        538                100.0%         5/11/2007
      87        Sq. Ft.        149                100.0%         4/12/2007
      88        Sq. Ft.        322                70.1%          5/10/2007
      89        Sq. Ft.        251                100.0%         4/30/2007              2006                896,636        319,878
      90        Sq. Ft.         70                98.9%          4/18/2007              2006               1,146,967       372,437
      91         Units        43,441              96.2%          4/24/2007              2006               1,893,370      1,291,071
      92        Sq. Ft.         57                93.2%          4/30/2007              2006               1,133,727       326,238
      93        Sq. Ft.        200                100.0%          3/6/2007
      94        Sq. Ft.        181                90.8%          3/15/2007              2005               1,027,907       337,580
      95         Units        37,755              99.5%           2/5/2007              2006               1,830,616      1,147,618
      96         Units        34,975              95.1%           3/6/2007       T-12 Thru June 2006       1,243,180       547,783
      97         Rooms        87,429              64.1%          3/31/2007               T12               1,984,116      1,445,470
      98        Sq. Ft.        138                100.0%         4/30/2007         Statement 2006          1,171,054       453,150
      99         Units        38,068              94.3%          5/22/2007         Statement 2006          1,159,384       620,676
     100        Sq. Ft.         58                100.0%         4/17/2007
     101        Sq. Ft.        230                81.5%           4/1/2007
     102        Sq. Ft.         68                100.0%         3/23/2007         Statement 2006           668,373        87,790
     103        Sq. Ft.        157                100.0%         4/30/2007              2006                854,351        243,106
     104        Sq. Ft.        306                87.8%          5/15/2007
     105        Sq. Ft.         9                 100.0%          Various
    105.01      Sq. Ft.                           100.0%         4/16/2007
    105.02      Sq. Ft.                           100.0%         4/16/2007
    105.03      Sq. Ft.                           100.0%         4/16/2007
    105.04      Sq. Ft.                           100.0%         1/29/2007
    105.05      Sq. Ft.                           100.0%         1/29/2007
     106        Sq. Ft.        168                83.6%          3/22/2007
     107        Sq. Ft.        282                100.0%         5/30/2007         Statement 2006           621,854        163,205
     108         Units        27,255              87.7%          12/20/2006             2006               1,125,660       598,957
     109        Sq. Ft.        109                98.5%           4/1/2007
     110        Sq. Ft.         88                100.0%         5/22/2007              2006                849,276        537,078
     111        Sq. Ft.        144                93.1%          4/10/2007              2006                479,032        173,027
     112         Units        71,212              98.5%           4/3/2007              2006                511,978        214,052
     113         Units        73,016              95.2%          4/16/2007
     114         Units        52,410              95.2%          2/12/2007              2006                642,305        313,105
     115        Sq. Ft.         60                98.3%          3/23/2007              2005                682,309        191,706
     116        Sq. Ft.        216                85.9%           3/1/2007
     117         Rooms        56,000              56.2%          12/31/2006           T12 11/06            1,284,323       847,193
     118        Sq. Ft.        129                95.6%          1/19/2007         Statement 2006           582,048        107,886
     119        Sq. Ft.        125                97.9%           4/1/2007
     120         Units        61,667              91.7%          4/30/2007         Statement 2006           367,237        207,855
     121        Sq. Ft.         20                93.3%           4/1/2007
     122         Rooms        29,661              66.4%          2/28/2007           T-12 2/2007           1,421,501       771,338
     123        Sq. Ft.         15                100.0%         2/13/2007         2006 (w/o M.L)           524,792        53,842
     124        Sq. Ft.        129                100.0%         2/22/2007
     125        Sq. Ft.         53                95.6%          12/1/2006              2006                573,916        173,681
     126        Sq. Ft.        178                100.0%          3/7/2007
     127         Units        60,784              98.0%           5/7/2007              2006                353,875        162,435
     128        Sq. Ft.         40                100.0%          5/1/2007              2006                374,412        81,024
     129        Sq. Ft.         51                100.0%          5/1/2007              2006                361,905        84,605
     130        Sq. Ft.        162                100.0%          1/8/2007
     131        Sq. Ft.         17                100.0%         2/13/2007
     132        Sq. Ft.        127                100.0%         4/18/2007         Statement 2006           255,922        77,489
     133        Sq. Ft.         97                100.0%         12/7/2006
     134        Sq. Ft.         84                100.0%         12/7/2006
     135        Sq. Ft.         57                100.0%          3/5/2007
     136        Sq. Ft.         42                100.0%         5/17/2007         Statement 2006           291,940        77,259
     137        Sq. Ft.         73                100.0%         4/18/2007         Statement 2006           228,768        76,421
     138         Rooms        50,677              37.5%          4/30/2007         Year Ended 2006          396,170        247,713
     139        Sq. Ft.         28                100.0%          3/5/2007
     140        Sq. Ft.        273                100.0%         5/30/2007
     141        Sq. Ft.        136                100.0%         4/20/2007
     142        Sq. Ft.         55                100.0%          3/5/2007
     143        Sq. Ft.        277                100.0%          4/1/2007

                                                                                  UW NET
MORTGAGE LOAN   MOST RECENT   MOST RECENT                                        OPERATING        UW NET
    NUMBER         NOI ($)       NCF ($)    UW REVENUES ($)   UW EXPENSES ($)    INCOME ($)   CASH FLOW ($)
--------------------------------------------------------------------------------------------------------------

      1         207,820,430   207,820,429     354,178,858       112,315,490     241,811,107    198,385,886
     1.01        19,364,825    19,364,825      41,074,705        14,894,479      26,180,226     25,307,068
     1.02        20,383,775    20,383,775      30,545,603         7,021,511      23,524,092     22,263,095
     1.03        15,474,857    15,474,857      28,071,027         8,301,024      19,770,003     18,616,234
     1.04        16,104,255    16,104,255      30,980,759        12,711,966      18,268,793     17,388,129
     1.05        15,405,541    15,405,541      24,118,681         7,495,676      16,623,006     15,469,519
     1.06         9,838,199     9,838,198      17,634,675         5,634,675      11,838,738     11,014,878
     1.07         8,575,097     8,575,097      13,695,876         4,460,723       9,235,154     8,370,682
     1.08        10,562,260    10,562,260      14,212,550         4,356,452       9,856,098     9,183,434
     1.09         6,834,261     6,834,261      12,942,281         3,754,953       9,187,329     8,466,919
     1.10         4,633,934     4,633,934      11,000,543         3,398,937       7,701,606     7,127,979
     1.11         3,739,160     3,739,160      10,080,811         2,814,064       7,266,746     6,801,602
     1.12         2,887,632     2,887,632       6,306,620         2,302,082       4,004,538     3,555,517
     1.13         4,327,320     4,327,320       8,901,737         3,370,195       5,531,542     5,225,760
     1.14         3,183,144     3,183,144       6,692,458         2,332,365       4,360,093     3,898,128
     1.15         3,554,775     3,554,775       6,512,906         1,854,476       4,667,430     4,199,874
     1.16         2,900,420     2,900,420       5,101,921         2,523,180       2,578,741     2,376,221
     1.17         2,153,661     2,153,661       3,941,992         1,323,042       2,618,950     2,352,485
     1.18        21,711,497    21,711,497      30,503,227         8,733,694      21,769,534     8,066,030
     1.19         9,108,594     9,108,594      15,077,516         3,851,100      11,226,415     5,900,879
     1.20        27,077,224    27,077,224      36,782,970        11,180,896      25,602,074     12,801,453
      2          71,738,611    64,867,797      198,916,263       122,171,704     76,744,559     68,787,909
     2.01         6,811,575     6,180,971      13,362,517         6,847,614       6,514,903     5,980,402
     2.02         4,543,726     4,112,889       9,281,728         4,852,768       4,428,960     4,057,691
     2.03         3,142,603     2,760,249       8,630,194         4,706,607       3,923,587     3,578,379
     2.04         3,476,768     3,168,703       6,688,290         3,199,469       3,488,821     3,221,289
     2.05         2,765,763     2,501,849       5,890,566         3,037,384       2,853,183     2,617,560
     2.06         2,576,774     2,332,485       5,307,789         2,813,695       2,494,093     2,281,782
     2.07         2,526,692     2,526,692       5,347,165         2,662,707       2,684,458     2,470,571
     2.08         2,184,316     1,932,137       5,425,496         3,086,606       2,338,890     2,121,871
     2.09         1,910,837     1,696,218       4,559,692         2,582,647       1,977,045     1,794,657
     2.10         1,958,803     1,958,803       5,423,525         3,395,893       2,027,632     1,810,691
     2.11         2,033,984     1,784,981       5,226,109         3,120,071       2,106,038     1,896,994
     2.12         1,629,724     1,434,656       4,284,333         2,525,305       1,759,028     1,587,655
     2.13         1,833,732     1,619,194       4,468,235         2,660,033       1,808,202     1,629,473
     2.14         1,596,548     1,387,326       4,465,316         2,677,378       1,787,937     1,609,325
     2.15         1,788,245     1,578,886       4,333,173         2,606,348       1,726,825     1,553,498
     2.16         1,541,210     1,541,210       4,547,066         2,865,114       1,681,952     1,500,069
     2.17         1,504,050     1,326,444       3,784,645         2,158,962       1,625,683     1,474,297
     2.18          824,730       669,644        4,311,475         2,657,412       1,654,063     1,481,604
     2.19         1,408,119     1,229,114       3,815,526         2,413,836       1,401,690     1,249,069
     2.20         1,225,944     1,225,944       3,387,422         2,156,175       1,231,248     1,095,751
     2.21         1,454,677     1,248,688       4,339,613         2,781,606       1,558,008     1,384,423
     2.22         1,279,685     1,279,685       3,434,208         2,130,215       1,303,993     1,166,625
     2.23         1,414,342     1,224,352       3,905,154         2,535,518       1,369,637     1,213,431
     2.24         1,178,594      984,706        4,200,731         2,820,756       1,379,975     1,211,946
     2.25         1,204,380     1,034,364       3,659,641         2,383,942       1,275,699     1,129,314
     2.26         1,018,326     1,018,326       4,036,454         2,945,363       1,091,092      929,633
     2.27         1,017,268      847,231        3,827,157         2,491,969       1,335,188     1,182,102
     2.28         1,130,418     1,130,418       3,414,469         2,354,908       1,059,561      922,982
     2.29          711,711       551,460        3,632,414         2,491,293       1,141,121      995,824
     2.30          989,782       839,974        3,263,776         2,115,378       1,148,398     1,017,847
     2.31         1,153,243      990,710        3,531,032         2,368,959       1,162,073     1,020,831
     2.32          972,602       812,337        3,582,407         2,408,562       1,173,845     1,030,549
     2.33          898,030       898,030        3,234,583         2,298,397        936,186       806,803
     2.34          901,124       901,124        3,193,404         2,332,044        861,360       733,624
     2.35          935,537       806,837        2,889,331         1,775,731       1,113,600      998,027
     2.36          846,491       846,491        3,094,979         2,129,166        965,813       842,014
     2.37          911,501       771,860        2,897,601         1,957,932        939,669       823,765
     2.38          838,362       684,071        3,289,451         2,289,917        999,534       867,956
     2.39          891,745       749,112        2,899,727         2,013,536        886,191       770,202
     2.40          909,607       761,901        3,138,816         2,158,271        980,545       854,993
     2.41          841,111       841,111        2,578,658         1,720,716        857,942       754,796
     2.42          763,063       763,063        2,800,092         2,017,501        782,592       670,588
     2.43          563,868       563,868        3,287,898         2,419,981        867,917       736,401
     2.44          376,327       250,320        2,662,866         2,116,875        545,991       439,476
     2.45          799,866       646,555        3,304,376         2,334,618        969,758       837,583
     2.46          452,808       452,808        2,277,163         1,752,528        524,635       433,548
      3          74,463,711    72,954,190      119,771,771       39,393,196      80,378,575     74,964,784
     3.01         3,269,626     3,183,605       5,371,612         1,865,810       3,505,803     3,254,062
     3.02         3,182,076     3,124,701       4,244,565         1,033,049       3,211,516     2,983,928
     3.03         2,014,656     1,991,935       4,539,104         1,735,968       2,803,136     2,605,612
     3.04         3,135,541     3,021,686       4,110,269         1,006,804       3,103,466     2,849,278
     3.05         3,299,406     3,196,266       4,677,930         1,294,643       3,383,287     3,080,036
     3.06         2,815,963     2,774,967       5,199,994         2,447,503       2,752,491     2,603,536
     3.07         2,236,930     2,208,806       3,894,125         1,312,526       2,581,599     2,360,522
     3.08         2,349,088     2,281,731       2,888,591          514,871        2,373,720     2,241,995
     3.09         2,946,979     2,919,741       3,700,093          786,525        2,913,568     2,745,418
     3.10         1,841,067     1,818,359       3,292,012         1,119,307       2,172,704     2,046,231
     3.11         2,148,565     2,137,709       3,475,766         1,214,640       2,261,127     2,162,758
     3.12         2,501,256     2,429,442       3,168,325          716,434        2,451,891     2,284,906
     3.13         2,051,028     2,037,753       3,461,155          991,429        2,469,726     2,388,833
     3.14         2,537,729     2,464,362       3,658,269         1,046,284       2,611,985     2,410,318
     3.15         1,299,993     1,283,530       2,895,472         1,131,642       1,763,830     1,663,965
     3.16         1,299,419     1,286,771       2,515,288          911,090        1,604,198     1,486,528
     3.17         1,812,028     1,793,407       2,830,217         1,033,884       1,796,334     1,647,125
     3.18         1,365,707     1,352,646       2,314,522          737,045        1,577,477     1,503,785
     3.19         1,547,992     1,499,138       2,762,973          992,068        1,770,905     1,597,905
     3.20         1,624,767     1,586,624       2,218,353          401,656        1,816,697     1,720,380
     3.21         1,290,432     1,198,025       2,747,816         1,378,617       1,369,199     1,144,651
     3.22         1,272,473     1,256,650       2,862,276         1,350,813       1,511,463     1,433,139
     3.23         1,256,047     1,239,914       2,200,779          703,766        1,497,013     1,467,579
     3.24         1,163,347     1,132,020       1,718,227          639,296        1,078,930     1,023,505
     3.25         1,157,076     1,113,203       1,782,001          645,821        1,136,180     1,005,755
     3.26          956,438       936,017        1,929,807          825,890        1,103,917      965,314
     3.27         1,309,695     1,271,948       1,743,056          356,991        1,386,065     1,265,311
     3.28         1,004,391      997,248        1,728,895          601,894        1,127,002     1,100,600
     3.29         1,107,189     1,100,535       1,555,630          469,631        1,085,999     1,024,459
     3.30          967,691       957,859        1,586,491          442,454        1,144,037     1,097,205
     3.31          801,990       795,043        1,518,667          568,507         950,161       922,830
     3.32         1,158,678     1,126,994       1,701,078          575,316        1,125,761     1,050,441
     3.33         1,175,234     1,162,669       1,652,632          432,603        1,220,029     1,147,357
     3.34         1,003,977      994,921        1,325,129          263,403        1,061,726     1,019,035
     3.35          925,306       916,913        1,500,746          499,256        1,001,491      954,995
     3.36          942,987       925,845        1,368,467          456,320         912,147       819,071
     3.37          835,112       810,390        1,557,232          555,600        1,001,631      915,615
     3.38          840,132       827,022        1,877,001          835,019        1,041,982      954,616
     3.39          715,875       699,647        1,278,934          464,938         813,996       739,001
     3.40          921,377       888,042        1,621,225          631,588         989,637       895,014
     3.41          809,624       783,957        1,203,641          399,406         804,235       736,595
     3.42          657,397       650,070        1,084,011          316,660         767,350       742,227
     3.43          743,466       736,694        1,110,109          269,508         840,600       812,970
     3.44          905,603       897,952        1,183,554          304,263         879,291       842,680
     3.45          582,658       576,374        1,250,722          461,142         789,580       766,910
     3.46          687,413       667,985        1,324,688          527,365         797,323       741,633
     3.47          476,588       450,273        1,120,103          541,680         578,423       497,588
     3.48          758,892       731,517        1,242,716          451,709         791,008       721,809
     3.49          647,153       623,028        1,041,732          374,634         667,097       603,747
     3.50          714,617       707,918        1,025,107          346,402         678,704       651,099
     3.51          716,755       711,845         892,594           159,314         733,280       715,655
     3.52          678,284       672,496         818,071           250,214         567,857       549,260
      4          16,642,171    16,642,171      32,095,918        17,291,686      14,804,232     14,768,802
      5          15,173,919    15,173,919      36,704,491        22,115,122      14,589,369     13,121,189
      6           9,904,351     9,836,496      13,558,052         4,044,281       9,513,771     9,091,455
     6.01         6,444,009     6,400,776       8,641,656         2,641,223       6,000,433     5,740,205
     6.02         2,262,594     2,248,281       2,708,348          596,543        2,111,804     2,018,925
     6.03         1,197,748     1,187,438       2,208,048          806,514        1,401,533     1,332,324
      7          10,717,884     8,667,771      40,705,261        28,471,140      12,234,121     10,136,737
     7.01         3,173,683     2,541,033      10,802,352         7,380,260       3,422,093     2,773,951
     7.02         3,213,093     2,689,075      10,885,934         7,239,503       3,646,431     3,102,134
     7.03         1,534,975     1,315,312       4,594,477         2,812,920       1,781,556     1,551,833
     7.04         1,648,317     1,189,909       9,832,261         7,763,071       2,069,190     1,577,577
     7.05         1,147,816      932,442        4,590,237         3,275,386       1,314,852     1,131,242
      8           5,400,049     5,337,975      14,240,763         5,399,806       8,840,957     8,317,432
      9           6,309,330     6,255,364      12,402,854         4,651,922       7,750,932     7,315,068
      10          5,315,209     5,315,209      13,087,597         4,608,164       8,479,433     8,385,921
      11          7,295,665     7,221,489      10,792,437         4,077,457       6,714,980     6,385,216
      12          6,604,856     6,399,642      11,989,446         2,616,741       9,372,704     9,155,416
      13          3,206,403     3,178,417       7,975,766         2,912,651       5,063,115     4,851,193
      14          4,884,609     4,830,763       7,632,647         2,619,622       5,013,025     4,605,888
      15          3,319,062     3,319,062       8,995,224         2,998,683       5,996,541     5,888,017
      16          2,306,789     2,281,775       6,895,234         2,574,408       4,320,826     4,139,554
      17          3,721,745     3,705,179       5,453,809         1,767,014       3,686,795     3,422,168
      18          2,548,973     2,548,973       8,140,927         2,659,048       5,481,878     5,481,878
      19          3,110,013     3,017,205       4,453,859         1,209,707       3,244,151     3,057,096
      20          4,232,909     4,232,909      10,836,965         6,189,120       4,647,845     4,105,997
      21          3,319,194     3,119,154       5,238,824         1,932,576       3,306,248     3,106,208
    21.01         2,221,395     2,109,675       3,481,237         1,310,548       2,170,689     2,058,969
    21.02         1,097,799     1,009,479       1,757,587          622,028        1,135,559     1,047,239
      22          2,702,292     2,653,398       4,507,216         1,553,847       2,953,369     2,773,048
    22.01         1,463,585     1,435,686       2,342,304          805,575        1,536,729     1,441,076
    22.02         1,238,707     1,217,712       2,164,912          748,272        1,416,640     1,331,972
      23          3,310,916     3,048,075       6,801,705         3,535,311       3,266,394     2,983,398
      24          2,908,461     2,815,305       4,243,368         1,132,113       3,111,255     2,987,936
      25          2,305,766     2,305,766       4,340,233         1,680,124       2,660,109     2,660,109
      26          7,427,955     6,249,327      23,625,587        15,954,085       7,671,502     6,490,223
      27          2,728,609     2,650,909       5,188,212         2,367,702       2,820,510     2,742,810
      28          2,978,820     2,886,570       4,422,051         1,467,381       2,954,670     2,862,420
      29                                        4,567,242         1,228,885       3,338,356     3,278,159
      30          2,154,301     2,154,301       4,238,699         1,945,535       2,293,164     2,293,164
      31          1,811,132     1,811,132       3,483,525         1,296,929       2,186,596     2,186,596
      32          2,010,785     1,964,357       3,565,934         1,292,519       2,273,415     2,069,224
      33          2,863,004     2,312,934      14,683,795        11,395,840       3,287,955     2,700,604
      34          2,479,352     2,452,134       3,323,793          779,136        2,544,658     2,378,557
      35                                        2,847,501          531,581        2,315,920     2,300,729
      36                                        2,562,226          592,304        1,969,922     1,954,926
      37          1,808,755     1,778,441       4,798,836         2,555,763       2,243,073     2,096,343
      38                                        3,350,566         1,446,729       1,903,837     1,805,837
      39          2,315,228     2,315,228       7,446,827         4,986,962       2,459,865     2,161,992
      40                                        1,616,840          74,538         1,542,302     1,541,642
      41          1,816,994     1,785,336       2,422,057          621,289        1,800,768     1,667,763
      42          2,363,341     2,355,862       3,370,378         1,177,018       2,193,360     2,076,967
      43                                        1,994,101          299,711        1,694,390     1,673,003
      44           726,691       717,391        2,487,611          740,994        1,746,617     1,623,842
      45          1,383,025     1,305,326       3,181,086         1,634,053       1,547,033     1,469,333
      46                                        2,586,156          912,808        1,673,348     1,603,024
      47          1,610,008     1,545,867       2,167,791          612,698        1,555,094     1,380,817
      48          1,503,778     1,494,411       2,103,526          630,914        1,472,612     1,349,091
      49           774,355       736,355        2,193,310          849,979        1,343,331     1,305,331
      50          1,363,983     1,335,093       1,941,639          521,476        1,420,163     1,391,273
      51                                        2,376,822          713,745        1,663,077     1,479,048
      52          1,445,949     1,383,549       2,176,924          851,287        1,325,638     1,263,238
      53                                        1,547,438          370,431        1,177,007     1,140,680
      54          1,013,580     1,004,580       1,838,371          734,419        1,103,952     1,033,017
      55                                        2,949,088         1,098,925       1,850,163     1,809,354
      56          1,154,998     1,136,899       1,648,136          413,263        1,234,873     1,127,116
      57          1,312,281     1,295,035       2,586,722          859,421        1,727,301     1,593,604
    57.01
    57.02
      58                                        1,492,719          349,510        1,143,209     1,115,240
    58.01                                        498,222           146,817         351,405       342,724
    58.02                                        311,722           75,492          236,230       230,444
    58.03                                        304,251           64,042          240,209       234,353
    58.04                                        191,901           30,880          161,021       157,121
    58.05                                        186,622           32,279          154,343       150,599
      59           690,836       665,044        1,348,360          429,847         918,513       892,721
      60          1,139,486     1,130,958       1,572,711          395,236        1,177,474     1,100,164
      61          1,029,294      970,158        1,881,000          878,238        1,002,762      943,626
      62          1,218,485     1,183,735       7,498,650         6,174,693       1,323,958     1,289,208
      63                                        1,388,950          243,107        1,145,843     1,110,929
      64                                        1,592,740          192,999        1,399,742     1,395,602
      65                                        1,359,634          319,141        1,040,493     1,027,648
      66          1,107,167     1,046,417       2,411,711         1,293,403       1,118,308     1,057,558
      67           873,129       849,462        1,511,009          568,725         942,284       887,132
      68           994,331       987,258        1,424,937          419,482        1,005,455      977,219
      69                                        1,715,574          772,060         943,514       889,514
      70          1,084,359     1,060,359       3,083,375         1,931,672       1,151,703     1,127,703
      71                                        1,146,179          11,462         1,134,717     1,013,142
      72           703,665       698,569        1,437,751          356,651        1,081,100     1,028,977
      73           480,759       465,569        1,797,559          817,742         979,817       896,275
      74                                         897,169           184,205         712,964       704,404
      75          1,007,241      964,041        1,687,549          769,485         918,064       874,864
      76           906,961       886,911        1,696,360          710,754         985,606       888,845
      77           650,827       650,827        1,349,348          561,140         788,208       788,208
      78          1,461,612     1,444,507       2,717,465         1,435,397       1,282,069     1,093,433
      79                                        1,162,104          293,841         868,263       838,090
      80          1,041,295      984,295        1,795,124          801,594         993,530       936,530
      81           929,030       918,630        1,151,488          234,528         916,960       857,509
      82                                        1,278,460          337,244         941,215       877,632
    82.01                                        826,356           213,814         612,541       581,280
    82.02                                        452,104           123,430         328,674       296,352
      83           824,985       370,327        1,491,036          644,425         846,611       811,178
      84           637,088       629,133        1,158,607          282,349         876,258       836,316
      85           981,688       970,662        1,668,478          675,405         993,073       929,397
      86                                        1,172,378          349,420         822,958       802,298
      87                                        1,223,221          421,822         801,399       736,580
      88                                         936,057           306,687         629,369       591,406
      89           576,758       567,980        1,001,593          315,305         686,288       648,927
      90           774,530       754,430        1,182,476          421,983         760,492       701,827
      91           602,299       533,665        1,928,169         1,261,663        666,506       597,872
      92           807,489       774,020        1,223,539          379,203         844,337       744,327
      93                                         917,496           204,220         713,276       679,917
      94           690,327       683,775         980,604           297,033         683,571       650,455
      95           682,998       633,998        1,821,429         1,063,562        757,867       708,867
      96           695,397       654,797        1,236,944          591,358         645,586       604,986
      97           538,646       535,740        2,409,952         1,531,397        878,555       806,257
      98           717,904       717,904        1,155,193          490,221         664,972       621,677
      99           538,708       538,708        1,202,429          605,275         597,154       548,050
     100                                         682,869           29,408          653,461       642,709
     101                                         809,072           248,903         560,169       547,508
     102           580,583       580,583         935,090           290,804         644,286       571,391
     103           611,245       605,508         835,899           247,670         588,229       553,519
     104                                         588,450           102,518         485,932       465,378
     105                                         533,706           25,998          507,708       507,708
    105.01                                       209,034            2,435          206,599       206,599
    105.02                                       122,070           21,203          100,867       100,867
    105.03                                       86,602             1,009          85,593         85,593
    105.04                                       98,000             1,141          96,859         96,859
    105.05                                       18,000              210           17,790         17,790
     106                                         733,101           224,992         508,109       476,542
     107           458,649       458,649         732,185           190,244         541,941       517,615
     108           526,703       470,807        1,188,106          668,297         519,809       463,913
     109                                         873,431           414,726         458,706       399,167
     110           312,198       300,199         903,614           475,429         428,186       356,648
     111           306,005       301,138         571,977           181,687         390,290       355,065
     112           297,926       281,426         566,064           194,515         371,549       355,049
     113                                         544,005           206,291         337,714       325,114
     114           329,200       312,766         635,454           291,898         343,556       327,122
     115           490,603       479,913         698,773           246,535         452,238       418,993
     116                                         456,234           102,921         353,313       344,442
     117           437,130       385,757        1,402,854          944,188         458,666       402,552
     118           474,162       452,919         549,028           120,983         428,045       423,243
     119                                         576,280           229,238         347,042       310,803
     120           159,382       159,382         518,157           198,137         320,020       308,020
     121                                         432,535           119,367         313,168       291,506
     122           650,163       593,303        1,363,505          818,978         544,527       473,845
     123           470,951       448,001         455,175            4,552          450,623       404,838
     124                                         453,034           105,003         348,031       314,808
     125           400,235       387,396         708,358           223,168         485,190       406,286
     126                                         411,801           105,037         306,764       295,851
     127           191,440       181,240         384,370           159,741         224,629       214,429
     128           293,388       286,513         548,128           288,895         259,232       252,357
     129           277,300       271,924         357,790           102,782         255,008       249,632
     130                                         330,675           84,241          246,434       244,952
     131                                         306,539            3,065          303,473       274,522
     132           178,434       178,434         265,456           77,718          187,738       184,441
     133                                         260,527            2,742          257,785       255,616
     134                                         239,400            5,040          234,360       231,997
     135                                         184,771            5,090          179,681       166,310
     136           214,681       214,681         267,167           96,648          170,519       155,346
     137           152,346       152,346         244,210           77,003          167,206       157,288
     138           148,457       132,457         414,065           261,496         152,569       136,006
     139                                         116,733            1,167          115,566       101,254
     140                                         186,782           31,066          155,716       153,557
     141                                         219,633           53,607          166,027       164,190
     142                                         151,961           38,439          113,522       105,272
     143                                         178,429           39,627          138,802       133,011

MORTGAGE LOAN                                                                   LARGEST TENANT   LARGEST TENANT     LARGEST TENANT
    NUMBER      LARGEST TENANT NAME                                                 SQ. FT.          % OF NRA         EXP. DATE
----------------------------------------------------------------------------------------------------------------------------------

      1         Various                                                              Various          Various          Various
     1.01       Fulbright & Jaworski                                                 127,804           18.8%          6/30/2015
     1.02       GSA - Department of Defense                                          549,317           60.7%       Multiple Spaces
     1.03       Wells Fargo Bank, N.A.                                               188,141           19.9%       Multiple Spaces
     1.04       Commodity Future                                                     161,785           22.7%          9/30/2015
     1.05       Booz Allen Hamilton                                                  714,237           97.7%       Multiple Spaces
     1.06       Infospace                                                            130,826           27.6%          2/28/2013
     1.07       Expedia                                                              265,713           57.4%          9/30/2009
     1.08       HDR Engineering                                                       54,290           11.7%          12/31/2012
     1.09       US Bank National                                                      45,784            9.8%          12/31/2013
     1.10       DHS - GS-11B-01687                                                    72,591           24.6%       Multiple Spaces
     1.11       SunTrust Bank                                                         59,533           18.1%       Multiple Spaces
     1.12       Fiserv Seattle                                                        36,940           14.7%          7/31/2008
     1.13       GSA - Department of Justice                                           69,524           42.4%          1/31/2008
     1.14       High Tech Institute                                                   31,244           11.3%          6/30/2014
     1.15       XO Communications                                                    167,495           77.4%          11/30/2007
     1.16       New York Times                                                        22,145           21.5%          12/31/2009
     1.17       Serena Software                                                       28,803           19.3%          1/31/2012
     1.18       College Entrance Exam                                                 70,834            9.3%          9/30/2009
     1.19       BAE Systems                                                           73,300           19.3%          5/31/2014
     1.20       Perkins Coie                                                         285,716           26.5%       Multiple Spaces
      2
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
     2.10
     2.11
     2.12
     2.13
     2.14
     2.15
     2.16
     2.17
     2.18
     2.19
     2.20
     2.21
     2.22
     2.23
     2.24
     2.25
     2.26
     2.27
     2.28
     2.29
     2.30
     2.31
     2.32
     2.33
     2.34
     2.35
     2.36
     2.37
     2.38
     2.39
     2.40
     2.41
     2.42
     2.43
     2.44
     2.45
     2.46
      3         Various                                                              Various          Various          Various
     3.01       Century Theater                                                       51,840           21.1%          9/30/2016
     3.02       Regency Furniture                                                     71,042           27.2%          5/31/2017
     3.03       Publix                                                                56,085           24.7%          11/3/2011
     3.04       Belk                                                                  60,103           19.5%          10/9/2018
     3.05       Kohl's                                                                98,037           31.4%          1/31/2016
     3.06       Kohl's                                                                85,992           31.5%          1/31/2024
     3.07       Kmart                                                                 95,810           34.1%          7/31/2009
     3.08       Kohl's                                                                84,000           34.9%          1/31/2018
     3.09       Creative Basket Express                                               45,000           16.5%          3/15/2020
     3.10       Beall's                                                               66,700           29.4%          4/30/2016
     3.11       Fresh Market                                                          18,400           16.9%          2/28/2022
     3.12       Value City                                                            81,713           37.5%          3/31/2015
     3.13       Harris Teeter                                                         44,926           33.8%          4/30/2022
     3.14       Kohl's                                                                86,584           31.9%           2/2/2019
     3.15       Ross Dress for Less                                                   30,000           20.0%          1/31/2014
     3.16       Publix                                                                39,795           31.5%          11/30/2008
     3.17       Linens 'N Things                                                      30,700           16.5%          1/31/2011
     3.18       Publix                                                                44,271           33.9%          10/31/2022
     3.19       Publix                                                                65,537           42.9%          7/27/2011
     3.20       Harris Teeter                                                         46,750           39.2%          8/31/2020
     3.21       Ross Dress for Less                                                   42,862           17.6%          1/31/2013
     3.22       Beall's                                                               55,400           35.0%          4/30/2017
     3.23       Shoprite                                                              60,795           67.8%          6/30/2024
     3.24       Publix                                                                61,166           74.2%          5/31/2023
     3.25       Publix                                                                48,890           46.8%          8/21/2010
     3.26       Big Lots                                                              37,500           18.4%          1/31/2009
     3.27       Office Depot                                                          24,920           20.5%          12/31/2013
     3.28       Publix                                                                54,379           76.1%          7/31/2023
     3.29       Michaels                                                              23,764           35.7%          2/28/2010
     3.30       Kroger                                                                54,139           55.1%          10/31/2021
     3.31       Publix                                                                44,271           63.7%          9/30/2021
     3.32       Kroger                                                                64,905           47.1%          3/31/2019
     3.33       Lowe's Foods                                                          45,374           36.1%          9/21/2019
     3.34       Kroger                                                                54,166           59.8%          9/30/2023
     3.35       Publix                                                                44,271           52.7%          6/30/2021
     3.36       Publix                                                                53,096           55.8%          11/30/2011
     3.37       Publix                                                                37,888           32.2%          10/31/2019
     3.38       Publix                                                                42,968           45.9%          2/15/2009
     3.39       Publix                                                                48,555           68.8%          10/17/2010
     3.40       Giant Eagle                                                           70,000           54.6%          6/30/2016
     3.41       Publix                                                                47,813           63.3%           2/2/2014
     3.42       Publix                                                                44,271           60.4%          3/31/2022
     3.43       Publix                                                                44,271           65.4%          8/31/2023
     3.44       Lowe's Foods                                                          42,362           55.4%          4/15/2023
     3.45       Publix                                                                44,840           71.4%          9/30/2023
     3.46       Publix                                                                37,912           62.4%          3/13/2017
     3.47       Publix                                                                42,112           62.4%          4/17/2011
     3.48       Winn-Dixie                                                            51,261           69.3%          4/30/2017
     3.49       Publix                                                                47,814           69.4%           4/3/2014
     3.50       Publix                                                                44,271           66.1%          10/31/2021
     3.51       Harris Teeter                                                         36,000           73.3%          8/22/2021
     3.52       Publix                                                                44,271           76.5%          12/31/2022
      4         Publicis                                                             119,502           33.7%          8/30/2016
      5

      6         Various                                                              Various          Various          Various
     6.01       Wegman's Food (Ground Lease)                                         130,000           30.1%          8/31/2024
     6.02       Linens 'N Things                                                      27,894           19.5%          1/31/2016
     6.03       Sportsman's Warehouse                                                 48,251           46.8%          11/30/2020
      7
     7.01
     7.02
     7.03
     7.04
     7.05
      8         Continental Stock Transfer & Trust Company                            35,000            8.5%          7/12/2011
      9         Pottery Barn                                                          29,850            5.5%          1/31/2018
      10        AIG Marketing, Inc.                                                   55,231           19.2%       Multiple Spaces
      11        Old Navy                                                              15,023            5.1%          1/31/2009
      12        Kohl's                                                               203,000           38.7%       Multiple Spaces
      13        Weight Watchers Internat                                              30,160           16.2%          9/30/2017
      14        California Family Health                                              20,593            5.0%          9/30/2007
      15        Colliers Iliff Thorn & Company                                        20,707           12.5%          11/30/2016
      16        WKP-Spier, LLC                                                        26,800           16.1%          11/14/2010
      17        Bally's Total Fitness                                                 36,500           22.0%          6/30/2014
      18        Chatham Capital                                                       22,615           15.4%          2/28/2011
      19        Belk                                                                  67,267           21.7%          1/31/2012
      20
      21

    21.01
    21.02

      22        Various                                                              Various          Various          Various
    22.01       Whole Foods                                                           23,074           24.8%          2/28/2010
    22.02       One Call Medical                                                      10,350           12.3%          7/31/2009
      23

      24        National Distribution Centers, Inc.                                  525,632           56.4%          5/31/2008
      25
      26
      27
      28

      29        Oregon Health & Science University                                   286,652           100.0%         11/30/2013
      30
      31

      32        Wal-Mart                                                              46,475           27.0%          8/31/2018
      33
      34        Kohl's                                                                80,684           29.6%           2/1/2019
      35        HQ Global Workplaces, Inc                                             17,849           17.6%          12/31/2016
      36        Kohl's                                                                88,850           39.3%          10/4/2026
      37        Ambling / University Park (Ground Lease)                             239,556           54.2%          12/31/2049
      38
      39

      40        HSBC USA, National Association                                        6,000            100.0%         10/7/2020
      41        Wal-Mart                                                             206,523           65.2%          10/25/2025
      42        Saks Fifth Avenue                                                     30,000           40.1%          8/21/2026
      43        Yabu Pushelberg, Inc.                                                 5,000            29.4%          4/30/2009
      44        Wind-Up Entertainment, Inc                                            15,000           27.8%          9/30/2010
      45

      46        Publix                                                                45,600           35.8%          12/31/2026
      47        Bruno's Inc.                                                          52,091           30.9%          5/31/2020
      48        GSA (Multi TT)                                                        93,665           100.0%         1/14/2016
      49

      50        Tuesday Morning                                                       30,000           22.8%          1/15/2008
      51        Mercury Computer Systems Inc.                                        185,327           100.0%          3/1/2017
      52

      53        Bi-Lo                                                                 46,904           52.7%          11/30/2024
      54        Majestic Pearl & Stone                                                5,000             8.3%          6/30/2014
      55

      56        Goody's Family Clothing                                               40,000           22.1%          4/30/2011
      57        Various                                                              Various          Various          Various
    57.01       Piedmont Fayette Hospital                                             17,661           19.3%          9/30/2009
    57.02       Mkt Street Mortgage                                                   6,312            27.1%          4/30/2011
      58        Various                                                              Various          Various          Various
    58.01       RBI Southern California, Inc.                                         6,801            50.9%          12/31/2026
    58.02       Retail Brokers, Inc.                                                  8,902            100.0%         12/31/2026
    58.03       RBI Management Services, LLC                                          9,010            100.0%         12/31/2026
    58.04       Barness Papas Investments, LLC                                        6,000            100.0%         12/31/2026
    58.05       Apex Architecture, LLC & Global Retail Development Group, LLC         5,760            100.0%         12/31/2026
      59

      60        Bed Bath & Beyond                                                     25,000           29.3%          1/31/2015
      61
      62

      63        Piggly Wiggly                                                         37,922           55.8%          5/31/2026
      64        XSport Fitness                                                        41,400           100.0%         12/31/2022
      65        Dick's Sporting Goods                                                 47,636           55.6%          1/31/2017
      66

      67        Skillnet Solutions                                                    3,906             6.9%       Multiple Spaces
      68        Elam & Burke                                                          16,444           23.3%          12/31/2010
      69
      70

      71        Michaels Stores, Inc.                                                506,828           100.0%         6/30/2023
      72        Wachovia Bank                                                         4,200             8.2%          11/30/2020
      73        Valley of California, Inc.                                            11,200           16.2%          1/31/2011
      74        SPI Club                                                              15,167           54.7%          11/30/2009
      75

      76        Health Plans                                                          17,604           21.9%          4/30/2009
      77

      78        Manning, Fulton & Skinner                                             28,459           21.6%          9/30/2016
      79        Fresh Market                                                          21,442           40.9%          3/31/2022
      80

      81        Goody's Family Clothing                                               35,000           33.8%          10/31/2012
      82        Various                                                              Various          Various          Various
    82.01       Marshal Bank First                                                    35,404           100.0%         11/30/2013
    82.02       HDR Engineering                                                       10,973           49.1%          7/31/2015
      83

      84        Harris Teeter (Ground Lease)                                          48,824           61.4%           8/4/2024
      85        Anchor Health Centers                                                 40,459           73.4%       Multiple Spaces
      86        HSBC Bank USA, National Association                                   3,711            21.6%          7/31/2015
      87        Intrasight Tech, Inc                                                  23,370           37.8%          9/30/2010
      88        Credit Union                                                          4,038            14.4%          7/31/2017
      89        First Bank                                                            6,529            18.6%          1/31/2017
      90        BJ's Wholesale Club                                                   68,160           54.3%          1/20/2019
      91

      92        Office Concepts                                                       20,170           14.5%          12/31/2007
      93        Dermatology Associates                                                15,900           39.8%          4/30/2016
      94        CVS                                                                   9,350            21.4%          1/31/2011
      95
      96
      97

      98        Drs Aquino Coleman                                                    22,580           46.3%          9/30/2018
      99

     100        Bunge Oils, Inc.                                                     107,520           100.0%         4/30/2026
     101        Barones Tuscany Grill                                                 3,880            14.6%           1/1/2017
     102        Complete Suite Furniture, Inc.                                        25,171           28.4%          7/31/2016
     103        Lamp & Lighting of the Bower                                          8,578            22.4%          9/30/2014
     104        Bio-Medical Applications Of NV, Inc.                                  9,000            45.9%          5/21/2017
     105        Various                                                              Various          Various          Various
    105.01      Value St. Louis Associates, LP                                       104,315           100.0%         4/30/2040
    105.02      Alburquerque Plaza Office Investments, LLC                           254,850           100.0%         11/30/2051
    105.03      W.B.W. Partners, LLC                                                 218,100           100.0%          3/2/2034
    105.04      National City Bank                                                    35,870           100.0%         6/10/2045
    105.05      Crescent Real Estate Fund                                             8,712            100.0%         6/30/2051
     106        Shoe Dept                                                             4,829            14.4%          4/30/2012
     107        Christopher Homes, LLC                                                10,492           52.7%          5/31/2012
     108

     109        T.N. Master Tile, LP                                                  7,362            15.0%          12/31/2007
     110        ARES Corporation                                                      11,821           19.8%       Multiple Spaces
     111        GA Foot &  Ankle                                                      8,792            25.3%          5/31/2010
     112
     113
     114

     115        Food Depot                                                            44,672           62.7%          11/30/2016
     116        Washington Mutual                                                     3,500            17.8%          3/31/2011
     117

     118        Isocracy Fitness, LLC                                                 22,000           68.7%          11/30/2020
     119        Cabinets & Designs                                                    3,780            12.3%          6/30/2008
     120

     121        Central Parking System                                               161,127           90.6%          3/31/2015
     122
     123        K & K Integrated Logistics                                           229,500           100.0%         1/31/2022
     124        Allied Health Professionals                                           13,409           50.5%          12/31/2013
     125        Wallys Party Factory                                                  12,000           18.7%          2/28/2012
     126        OfficeMax                                                             18,000           100.0%         1/31/2018
     127

     128        Pay Low Discount Foods                                                68,750           100.0%         5/31/2022
     129        Wise Way                                                              53,763           100.0%         5/31/2022
     130        Walgreens                                                             14,820           100.0%         11/30/2081
     131        KK Integrated Logistics, Inc.                                        141,916           100.0%         1/31/2022
     132        Kingswood Collision                                                   12,743           77.3%          7/31/2014
     133        Tractor Supply Company                                                21,688           100.0%         7/30/2020
     134        Tractor Supply Company                                                23,627           100.0%         1/31/2021
     135        Archives One, Inc.                                                    32,416           100.0%         12/31/2021
     136        Noridian                                                              32,592           78.4%       Multiple Spaces
     137        Sherwin Williams Co.                                                  8,430            36.2%          12/31/2007
     138

     139        ArchivesOne - Greensboro, NC                                          40,025           100.0%         1/31/2022
     140        IHOP                                                                  4,022            100.0%         4/30/2026
     141        National Tire & Battery                                               8,064            100.0%         11/30/2031
     142        Archives One                                                          20,000           100.0%         12/31/2021
     143        Comerica Bank                                                         3,608            100.0%          8/1/2016

                                                                                                2ND
                                                                            2ND LARGEST        LARGEST
MORTGAGE LOAN                                               2ND LARGEST        TENANT          TENANT
    NUMBER      2ND LARGEST TENANT NAME                    TENANT SQ. FT.    % OF NRA         EXP. DATE
---------------------------------------------------------------------------------------------------------

      1         Various                                       Various         Various         Various
     1.01       Shearman & Sterling                           114,431          16.9%      Multiple Spaces
     1.02       Polk GSA                                      354,909          39.3%      Multiple Spaces
     1.03       King County                                   98,017           10.4%         7/31/2007
     1.04       Jackson & Campbell                            44,309           6.2%          5/31/2010
     1.05       Northern VA Family Sv                          3,500           0.5%          12/31/2007
     1.06       Keybank National Association                  103,701          21.9%         7/31/2010
     1.07       Sierra Entertainment                          128,040          27.6%         2/28/2010
     1.08       Oracle USA                                    30,735           6.6%          3/31/2009
     1.09       Business Service Center                       35,759           7.7%          3/31/2009
     1.10       GSA                                           47,198           16.0%         2/28/2011
     1.11       HQ Global Workplaces                          21,410           6.5%          3/31/2011
     1.12       Orrtax Software                               33,411           13.3%         9/30/2013
     1.13       American Hospital Association                 39,492           24.1%         8/31/2014
     1.14       John L Scott Real Estate Servi                26,683           9.6%          4/30/2014
     1.15       Stanley Martin                                28,906           13.4%         1/31/2016
     1.16       Jones Lang Lasalle                            17,970           17.5%      Multiple Spaces
     1.17       Barclay Dean                                  13,148           8.8%          8/31/2012
     1.18       Pfizer, Inc.                                  62,974           8.2%          9/30/2009
     1.19       Federal Network Systems                       42,802           11.2%         11/30/2008
     1.20       Washington Mutual Bank                        181,103          16.8%         12/31/2010
      2
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
     2.10
     2.11
     2.12
     2.13
     2.14
     2.15
     2.16
     2.17
     2.18
     2.19
     2.20
     2.21
     2.22
     2.23
     2.24
     2.25
     2.26
     2.27
     2.28
     2.29
     2.30
     2.31
     2.32
     2.33
     2.34
     2.35
     2.36
     2.37
     2.38
     2.39
     2.40
     2.41
     2.42
     2.43
     2.44
     2.45
     2.46
      3         Various                                       Various         Various         Various
     3.01       Circuit City                                  38,983           15.9%         1/31/2017
     3.02       Shoppers Food Warehouse                       49,840           19.1%         9/30/2009
     3.03       Ross Dress for Less                           25,770           11.3%         1/31/2013
     3.04       Publix                                        51,420           16.7%         2/11/2018
     3.05       Marshall's                                    30,337           9.7%          1/31/2011
     3.06       Stop & Shop                                   54,755           20.0%         10/31/2016
     3.07       Publix                                        42,112           15.0%          4/6/2008
     3.08       Martin's Food Store                           67,656           28.1%          5/1/2040
     3.09       Dick's Sporting Goods                         45,000           16.5%         1/31/2017
     3.10       Macy's                                        46,339           20.4%         3/31/2009
     3.11       CVS                                           10,908           10.0%         10/4/2021
     3.12       A & P Company                                 56,860           26.1%         12/31/2019
     3.13       Yankelovich, Inc.                             13,794           10.4%         7/31/2012
     3.14       Bed Bath & Beyond                             35,000           12.9%         1/31/2010
     3.15       True Treasures                                11,900           8.0%          12/31/2007
     3.16       Anthony's                                     10,340           8.2%          12/31/2011
     3.17       TJ Maxx                                       30,000           16.1%         11/30/2010
     3.18       Remington Steakhouse                           7,921           6.1%          8/31/2015
     3.19       Home Shopping Network Out                     16,619           10.9%         4/30/2009
     3.20       CVS                                           10,125           8.5%          1/31/2021
     3.21       Publix                                        35,930           14.8%         5/31/2012
     3.22       Publix                                        54,379           34.4%         10/31/2022
     3.23       Wawa                                           5,740           6.4%          8/31/2018
     3.24       Hollywood Video                                5,400           6.6%          7/31/2008
     3.25       Fashion Bug                                    8,000           7.7%          1/31/2011
     3.26       Publix                                        27,887           13.7%         12/31/2019
     3.27       Petco                                         14,200           11.7%         9/30/2010
     3.28       Natures Health Food                            3,197           4.5%          9/30/2007
     3.29       PetSmart                                      19,136           28.8%         1/31/2016
     3.30       Jumpsters                                      5,600           5.7%          4/30/2013
     3.31       Beef O'Brady's                                 2,625           3.8%          2/28/2012
     3.32       Goody's Family Clothing                       27,450           19.9%         4/30/2014
     3.33       Dollar General                                10,250           8.2%          4/30/2010
     3.34       Green Tea Chinese Restaurant                   3,150           3.5%          12/31/2008
     3.35       Countrywide Home Loans                         5,515           6.6%          3/31/2008
     3.36       CVS                                            8,450           8.9%          10/31/2010
     3.37       Beall's                                       12,000           10.2%         4/30/2010
     3.38       Athlete's Foot                                 3,425           3.7%          3/31/2012
     3.39       The REF Sports Bar & Grill                     3,575           5.1%          10/31/2011
     3.40       Once Upon A Child                              6,400           5.0%          5/31/2008
     3.41       Blockbuster                                    6,500           8.6%          11/30/2008
     3.42       Blockbuster                                    4,800           6.6%          6/30/2012
     3.43       Washington Mutual Bank                         3,500           5.2%          10/28/2008
     3.44       Dollar Tree Store                              8,000           10.5%         4/30/2008
     3.45       Starbucks                                      2,400           3.8%          2/28/2017
     3.46       Hollywood Video                                6,000           9.9%          10/24/2014
     3.47       Dollar Tree                                    4,673           6.9%          2/28/2009
     3.48       Advance Auto Parts                             7,000           9.5%          12/31/2008
     3.49       Blockbuster                                    4,000           5.8%          1/31/2008
     3.50       Blockbuster                                    4,785           7.1%          12/31/2011
     3.51       Italian Pie                                    3,054           6.2%          2/22/2012
     3.52       Washington Mutual Bank                         2,800           4.8%          3/31/2012
      4         H&M Hennes & Mauritz                          71,000           20.0%         1/30/2016
      5

      6         Various                                       Various         Various         Various
     6.01       Sports Authority                              40,000           9.3%          7/31/2015
     6.02       OfficeMax                                     20,100           14.0%         10/31/2014
     6.03       Developer's Diversified-Master Lease          31,104           30.2%         11/11/2008
      7
     7.01
     7.02
     7.03
     7.04
     7.05
      8         IT USA, Inc.                                  34,991           8.5%          4/30/2017
      9         VF Outlet                                     28,585           5.3%          3/31/2012
      10        Commonwealth Land Title Co                    34,177           11.9%          5/6/2011
      11        Finish Line                                   10,413           3.5%          1/31/2008
      12        A & P Supermarket                             51,419           9.8%          12/31/2017
      13        Bilinguals, Inc.                              18,850           10.1%      Multiple Spaces
      14        Southwestern Pacific Land Group               15,633           3.8%           6/6/2009
      15        IBM                                           16,054           9.7%          7/31/2010
      16        Mimeo.Com. Inc.                               19,300           11.6%      Multiple Spaces
      17        Hewlett Packard                               34,209           20.6%         3/31/2010
      18        Marcus & Millichap Real Estate                15,256           10.4%         11/30/2010
      19        Publix                                        51,420           16.6%         7/31/2018
      20
      21

    21.01
    21.02

      22        Various                                       Various         Various         Various
    22.01       Ross Morgan                                    7,011           7.5%          7/31/2010
    22.02       Rockhardbody Total Fitness                    10,274           12.2%         1/15/2011
      23

      24        PGM Products                                  159,857          17.2%         12/31/2010
      25
      26
      27
      28
      29
      30
      31
      32        Wellington Theatre 8                          20,490           11.9%         9/30/2008
      33
      34        Sports Authority                              42,972           15.8%         8/31/2013
      35        National University                           13,157           13.0%         5/31/2012
      36        Dick's Sporting Goods                         45,000           19.9%         1/31/2018
      37        AIG                                           69,298           15.7%         2/28/2009
      38
      39
      40

      41        Dollar Tree                                   11,007           3.5%          5/31/2009
      42        The Beach Company                             18,370           24.6%         3/31/2012
      43        Sunglass Hut                                   4,500           26.5%         7/31/2019
      44        Iridium Group                                  5,000           9.3%          2/28/2011
      45

      46        Marshalls                                     38,100           29.9%         10/31/2016
      47        Gap                                           30,000           17.8%         1/31/2011
      48
      49

      50        Lifestyle Family Fitness                      27,662           21.1%         9/30/2010
      51
      52

      53        West Marine                                    7,500           8.4%          2/28/2011
      54        Graubard & Nihamin PC                          5,000           8.3%          1/31/2013
      55

      56        Ingles Markets, Inc.                          32,000           17.7%         9/30/2008
      57        Various                                       Various         Various         Various
    57.01       PMCC - Department of Medicine                 17,515           19.1%         11/30/2012
    57.02       PMCC - Pediatrics                              5,254           22.5%         11/30/2011
      58        Various                                       Various         Various         Various
    58.01       RBI Management Services California, Inc.       6,555           49.1%         12/31/2026
    58.02
    58.03
    58.04
    58.05

      59

      60        Cost Plus World Market                        18,300           21.5%         1/31/2015
      61
      62

      63        R & A BBQ                                      3,200           4.7%          11/30/2011
      64

      65        Bed Bath & Beyond                             22,000           25.7%         1/31/2017
      66

      67        Gerst AAP and Gerst Software                   3,041           5.4%          9/30/2009
      68        Perkins Cole                                  13,532           19.1%         6/14/2009
      69
      70
      71

      72        Las Curras Inc.                                4,000           7.8%          2/28/2011
      73        DAB Enterprises, Inc.                          9,100           13.2%         8/31/2017
      74        B&H Parking                                     NA              NA            1/1/2009
      75

      76        United medical                                 8,549           10.7%         11/30/2008
      77

      78        Branch Banking & Trust                        27,543           20.9%         9/30/2008
      79        O2 Fitness                                    13,842           26.4%         12/31/2013
      80

      81        Michaels Stores, Inc.                         20,219           19.5%         8/31/2013
      82        Various                                       Various         Various         Various
    82.01

    82.02       Williams Insurance Agency, Inc.                5,687           25.4%         1/31/2015
      83
      84        Bio-M-Bos                                      3,616           4.5%          1/31/2012
      85        Collier Surgery Center                         9,635           17.5%         4/30/2009
      86        Town Kitchen, LLC                              3,705           21.5%         8/31/2015
      87        Amazing Mail.com, Inc.                        21,891           35.4%         7/31/2012
      88        Cary Brown DDS                                 2,682           9.6%          9/30/2012
      89        Cannon Constructors                            6,481           18.5%         7/31/2011
      90        Ocean State Job Lot Sotres                    30,336           24.1%         1/31/2009
      91

      92        Goodwill Industries of SN                     14,995           10.8%         4/30/2008
      93        Keller Williams                               10,461           26.2%         8/31/2017
      94        Movie Gallery (Home Vsn)                       6,000           13.7%         11/30/2009
      95
      96
      97

      98        E Cardio                                      11,033           22.6%         5/31/2014
      99
     100

     101        Hip Square To The Power Of Two                 2,175           8.2%          2/28/2012
     102        TVI, Inc.                                     20,400           23.0%         11/30/2011
     103        Bellini Juvenile Furniture                     5,600           14.6%         12/31/2010
     104        Borch Inc. "Baja Lobster"                      5,800           29.6%         3/31/2017
     105
    105.01
    105.02
    105.03
    105.04
    105.05
     106        Panera Bread                                   4,229           12.6%         12/31/2016
     107        Nevada Title Co.                               4,243           21.3%         5/31/2008
     108

     109        The Motherhood Center                          6,862           14.0%         6/30/2009
     110        Tietroniz Software                            11,763           19.7%          3/1/2009
     111        Center for Premier Suites                      6,834           19.7%         1/31/2011
     112
     113
     114

     115        CVS                                            8,954           12.6%         10/31/2007
     116        Don's and Ben's, Gabriel Hldgs.                2,909           14.8%         10/31/2011
     117

     118        Ecce Liben, Inc.                               2,800           8.7%           4/4/2011
     119        Jerry Pope                                     3,390           11.0%         10/31/2007
     120

     121        Perfect Pizza, Inc.                            4,850           2.7%          11/23/2010
     122
     123

     124        Tarrant County Hospital District              13,143           49.5%         8/31/2011
     125        Tuesday Morning                                7,300           11.4%         7/15/2012
     126
     127
     128
     129
     130
     131
     132        Dale Husband                                   3,745           22.7%         9/30/2007
     133
     134
     135

     136        KVRR TV Fox                                    8,041           19.3%         10/31/2010
     137        Mesa Lighting & Fan                            7,944           34.1%         8/31/2008
     138
     139
     140
     141
     142
     143

                                                                                        3RD
                                                                    3RD LARGEST       LARGEST
MORTGAGE LOAN                                        3RD LARGEST       TENANT         TENANT
    NUMBER      3RD LARGEST TENANT NAME            TENANT SQ. FT.     % OF NRA       EXP. DATE       LOCKBOX
-------------------------------------------------------------------------------------------------------------

      1         Various                                Various         Various        Various         Day 1
     1.01       Edison Electric Institute              76,793           11.3%        7/31/2015
     1.02

     1.03       Moss Adams                             93,582            9.9%     Multiple Spaces
     1.04       AT&T Corp.                             40,254            5.7%     Multiple Spaces
     1.05       YK and Wang                             2,800            0.4%        10/31/2011
     1.06       Symetra Finacial Corporation           71,531           15.1%        7/31/2015
     1.07       American Family Mutual Insurance       28,223            6.1%     Multiple Spaces
     1.08       Cisco Systems                          28,058            6.0%        2/28/2013
     1.09       Wells Fargo Bank NA                    24,608            5.3%     Multiple Spaces
     1.10       EADS                                   37,018           12.6%        8/31/2014
     1.11       GSA                                    21,214            6.4%        8/31/2013
     1.12       Great American Insurance               24,770            9.9%        12/31/2009
     1.13       National Retail Federation             26,752           16.3%        3/31/2014
     1.14       Peacehealth                            25,881            9.3%        3/31/2014
     1.15       Akamai Technologies                    15,511            7.2%        5/31/2011
     1.16       Constantine Cannon                     12,550           12.2%        3/31/2008
     1.17       National Medical Management            12,681            8.5%        7/31/2008
     1.18       National Amusements                    51,511            6.7%        2/28/2011
     1.19       BBN Technologies                       41,031           10.8%        11/30/2010
     1.20       Davis Wright Tremaine                  169,533          15.7%        12/31/2018
      2                                                                                             Springing
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
     2.10
     2.11
     2.12
     2.13
     2.14
     2.15
     2.16
     2.17
     2.18
     2.19
     2.20
     2.21
     2.22
     2.23
     2.24
     2.25
     2.26
     2.27
     2.28
     2.29
     2.30
     2.31
     2.32
     2.33
     2.34
     2.35
     2.36
     2.37
     2.38
     2.39
     2.40
     2.41
     2.42
     2.43
     2.44
     2.45
     2.46
      3         Various                                Various         Various        Various
     3.01       Ross Dress For Less                    27,577           11.2%        1/31/2013
     3.02       Marshall's                             26,975           10.3%        12/31/2011
     3.03       Petco                                  15,324            6.7%        1/31/2014
     3.04       Ross Dress for Less                    30,186            9.8%        1/31/2013
     3.05       Circuit City                           28,010            9.0%        1/31/2016
     3.06       Go 1 Dollar                            11,379            4.2%        9/30/2013
     3.07       Circuit City                           33,000           11.7%        10/31/2008
     3.08       OfficeMax                              23,350            9.7%        4/30/2012
     3.09       Linens 'N Things                       35,000           12.8%        1/31/2016
     3.10       Beall's Outlet                         30,000           13.2%        4/30/2014
     3.11       Ortiz-Parra Enter                      10,000            9.2%        12/31/2011
     3.12       A.J. Wright                            25,000           11.5%        11/30/2009
     3.13       B. Christopher's                        5,879            4.4%        10/31/2015
     3.14       Gander Mountain                        31,145           11.5%        8/31/2014
     3.15       Yum Yum Japanese Stakehouse             4,800            3.2%        8/31/2011
     3.16       Boris International                     5,522            4.4%        6/30/2011
     3.17       Ross Dress For Less                    29,997           16.1%        1/31/2010
     3.18       Amscot Financial                        5,200            4.0%        5/31/2014
     3.19       Beall's                                13,845            9.1%        10/31/2011
     3.20       The Mindbody Experience                 4,843            4.1%        1/31/2009
     3.21       Stein Mart                             34,423           14.2%        4/30/2015
     3.22       Tropical Realty and Inves               5,400            3.4%        2/28/2008
     3.23       Hallmark                                4,988            5.6%        2/28/2014
     3.24       Rotelli's Pizza & Pasta                 1,800            2.2%        7/31/2013
     3.25       S & K Famous Brands                     5,040            4.8%        1/31/2011
     3.26       ValueThrift                            20,000            9.8%        1/31/2009
     3.27       Grand Harbour Import Comp              11,910            9.8%        4/30/2010
     3.28       Liquor Store                            1,750            2.4%        11/30/2008
     3.29       Family Christian Stores                 5,000            7.5%        10/31/2010
     3.30       Dollar Tree                             5,400            5.5%        9/30/2011
     3.31       Manhattan Liquors                       2,625            3.8%        8/31/2012
     3.32       Dollar & Party Store                    4,200            3.0%        12/31/2008
     3.33       Sherwin-Williams                        5,000            4.0%        3/31/2010
     3.34       BE Fitness, Inc.                        2,800            3.1%        5/31/2009
     3.35       Blockbuster                             4,800            5.7%        7/31/2011
     3.36       Bonefish Restaurant                     5,320            5.6%        4/30/2013
     3.37       Ross Dress for Less                    10,260            8.7%        10/31/2015
     3.38       RadioShack                              3,000            3.2%        12/31/2010
     3.39       Bikram Yoga                             1,925            2.7%        9/30/2007
     3.40       Play It Again Sports                    4,050            3.2%        7/31/2009
     3.41       Giovanni's Italian Restaurant           3,608            4.8%        11/30/2011
     3.42       Los Portales Mexican Cuis               3,900            5.3%        3/31/2011
     3.43       Beauty & More                           2,800            4.1%        8/31/2008
     3.44       Monte De Rey                            4,200            5.5%        4/30/2008
     3.45       Itza Pizza                              2,100            3.3%        12/31/2008
     3.46       Washington Mutual Bank                  3,600            5.9%        8/31/2010
     3.47       Pancho's Backyard                       2,550            3.8%        7/31/2011
     3.48       Blockbuster                             6,000            8.1%        4/30/2012
     3.49       Quizno's Subs                           2,152            3.1%        1/31/2009
     3.50       Hallmark                                3,360            5.0%        2/28/2012
     3.51       Fuquay Urgent Care                      2,800            5.7%        9/30/2008
     3.52       Jackson Hewitt Tax Service              1,432            2.5%        3/31/2012
      4         Mercy College                          55,000           15.5%        5/31/2022        Day 1
      5                                                                                               Day 1
      6         Various                                Various         Various        Various
     6.01       Jo-Ann Stores                          35,350            8.2%        1/31/2015
     6.02       PetSmart                               19,107           13.3%        1/31/2020
     6.03        Famous Footwear                        6,400            6.2%        8/31/2016
      7                                                                                               Day 1
     7.01
     7.02
     7.03
     7.04
     7.05

      8         Wall Street Access, Inc.               33,800            8.2%        10/31/2008       Day 1
      9         Calvert Retail (Reading China)         27,125            5.0%        11/30/2008
      10        Health Net                             29,466           10.2%        8/31/2009        Day 1
      11        New York & Company                      8,999            3.0%        1/31/2016        Day 1
      12        Linens & Things, Inc.                  49,570            9.5%        12/31/2015       Day 1
      13        Mergent, Inc.                          14,800            7.9%        9/30/2008        Day 1
      14        The Philippine Consulate General       14,103            3.4%        9/30/2009        Day 1
      15        LMA North America, Inc.                14,734            8.9%        4/30/2010        Day 1
      16        Drumbeat Digital, LLC                  14,000            8.4%        10/31/2012       Day 1
      17        Agilent Technologies                   26,107           15.8%        3/31/2010
      18        Scott Wage                             13,391            9.1%        12/14/2007       Day 1
      19        SteinMart                              46,021           14.9%        11/30/2008
      20                                                                                              Day 1
      21
    21.01
    21.02

      22        Various                                Various         Various        Various         Day 1
    22.01       Executive Financial Lending             5,793            6.2%        11/30/2008
    22.02       Kaiser Foundation Health                6,284            7.5%        12/31/2009
      23                                                                                            Springing
      24        Windspeed Pennsauken                   100,000          10.7%        6/30/2012        Day 1
      25

      26                                                                                              Day 1
      27                                                                                              Day 1
      28
      29

      30                                                                                            Springing
      31

      32        Walgreens                              13,500            7.9%        8/31/2029
      33
      34        PetSmart                               26,040            9.6%        1/31/2014
      35        Countrywide Home Loan                  12,057           11.9%        12/2/2009      Springing
      36        T.J. Maxx                              30,000           13.3%        3/31/2017
      37        Nationwide Credit                      54,960           12.4%        7/30/2009        Day 1
      38
      39

      40                                                                                              Day 1
      41        Anna's Linens                          10,000            3.2%        6/30/2015
      42        RBC Dain Rauscher Inc                   5,912            7.9%        7/31/2007
      43        Amore Pacific, Inc.                     2,500           14.7%        10/31/2012
      44        Bilinguals, Inc.                        5,000            9.3%        7/31/2012        Day 1
      45

      46        Office Depot                           23,160           18.2%        12/31/2010
      47        Goody's Family Clothing                30,000           17.8%        3/31/2010
      48                                                                                              Day 1
      49

      50        Blockbuster                             8,158            6.2%        6/30/2009
      51
      52

      53        Barbara Jean's                          4,400            4.9%        5/31/2016
      54        Hidrocj Realty Inc.                     5,000            8.3%        6/30/2012
      55

      56        Big Lots, Inc.                         29,000           16.0%        1/31/2009
      57        Various                                Various         Various        Various
    57.01       PMCC - Dermatology                      6,690            7.3%        11/30/2013
    57.02       PMCC - Dept of Medicine                 5,155           22.1%        11/30/2012
      58
    58.01
    58.02
    58.03
    58.04
    58.05
      59                                                                                            Springing
      60        Pier 1 Imports                         10,827           12.7%        2/28/2015
      61
      62

      63        Weichert Realtors                       3,200            4.7%        12/31/2011
      64
      65        Petco                                  16,000           18.7%        2/28/2017        Day 1
      66                                                                                            Springing
      67        Hoffman, Steven (et al)                 2,506            4.4%        9/30/2007
      68        George's Cycles and Fitness             9,966           14.1%        4/30/2011
      69
      70
      71

      72        WAMU                                    3,683            7.2%        12/31/2015       Day 1
      73        Bay Area Pediatrics                     4,860            7.0%        11/30/2012
      74        Jocks & Jills                           5,708           20.6%        12/31/2007
      75

      76        WFS Financial                           7,920            9.9%        7/31/2011
      77                                                                                            Springing
      78        Scott & Stringfellow, Inc.             11,084            8.4%        8/31/2024
      79        Fox and Hound                           8,194           15.6%        5/31/2020
      80

      81        Shoe Carnival, Inc.                    10,000            9.7%        1/31/2011
      82                                                                                              Day 1
    82.01
    82.02

      83

      84        Maya Tan                                2,500            3.1%        11/30/2009
      85        Dr. Perimutter                          2,617            4.7%        9/30/2012
      86        Fir Tree, LLC                           3,472           20.2%        6/30/2012
      87        Villagio Tile & Stone                  10,685           17.3%        9/30/2009        Day 1
      88        Wings N Things                          1,825            6.5%        2/28/2017
      89        Fassberg Construction                   4,688           13.4%        7/31/2007      Springing
      90        Family Dollar                           6,400            5.1%        12/31/2008
      91

      92        Aaron's Rental                          9,000            6.5%        8/31/2012
      93        Stroudwater Associates                  6,053           15.2%        3/31/2017
      94        Cross Insurance                         5,993           13.7%        2/28/2009      Springing
      95
      96
      97

      98        IKP Family Medicine                     7,660           15.7%        9/30/2013
      99

     100                                                                                              Day 1
     101        Pool and Spa Store                      2,070            7.8%        2/28/2017
     102        Tuesday Morning, Inc.                   9,295           10.5%        7/15/2010
     103        Lamberti of Manalapan, Inc.             3,278            8.6%        2/28/2011
     104        Naomi, Inc. "Naomi Dance"               2,400           12.2%        4/30/2012
     105
    105.01
    105.02
    105.03
    105.04
    105.05
     106        Cato                                    3,880           11.6%        1/31/2012
     107        Booz Allen Hamilton                     2,412           12.1%        4/30/2010
     108

     109        Physical Conditioning Centre            3,512            7.2%        4/30/2009
     110        Alamo Title                             5,893            9.9%        3/31/2009
     111        Coldwell Banker                         6,834           19.7%        1/31/2008
     112
     113
     114

     115        Beauty Town                             2,400            3.4%        4/30/2015      Springing
     116        Tri County Dentist                      1,750            8.9%        3/31/2011
     117

     118        Village Health Georgia, PC              1,609            5.0%        12/6/2010
     119        Wayne Wicks & Associates                2,789            9.1%        9/30/2008
     120

     121                                                                                            Springing
     122
     123
     124

     125        Dollar General                          7,150           11.1%         8/1/2007
     126                                                                                            Springing
     127
     128
     129

     130                                                                                            Springing
     131
     132

     133                                                                                            Springing
     134                                                                                            Springing
     135

     136        Ameriprise                               960             2.3%        7/31/2007
     137        Lindsays Auto                           4,762           20.5%        12/31/2008
     138
     139
     140

     141                                                                                            Springing
     142
     143

MORTGAGE LOAN                                  LARGEST AFFILIATED SPONSOR FLAG
    NUMBER                            (> THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP 2)
-------------------------------------------------------------------------------------------------------------

      1                                    Beacon Capital Strategic Partners V, LP
     1.01
     1.02
     1.03
     1.04
     1.05
     1.06
     1.07
     1.08
     1.09
     1.10
     1.11
     1.12
     1.13
     1.14
     1.15
     1.16
     1.17
     1.18
     1.19
     1.20
      2                                             ING Clarion Partners
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
     2.10
     2.11
     2.12
     2.13
     2.14
     2.15
     2.16
     2.17
     2.18
     2.19
     2.20
     2.21
     2.22
     2.23
     2.24
     2.25
     2.26
     2.27
     2.28
     2.29
     2.30
     2.31
     2.32
     2.33
     2.34
     2.35
     2.36
     2.37
     2.38
     2.39
     2.40
     2.41
     2.42
     2.43
     2.44
     2.45
     2.46
      3                                   Developers Diversified Realty Corporation
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
     3.09
     3.10
     3.11
     3.12
     3.13
     3.14
     3.15
     3.16
     3.17
     3.18
     3.19
     3.20
     3.21
     3.22
     3.23
     3.24
     3.25
     3.26
     3.27
     3.28
     3.29
     3.30
     3.31
     3.32
     3.33
     3.34
     3.35
     3.36
     3.37
     3.38
     3.39
     3.40
     3.41
     3.42
     3.43
     3.44
     3.45
     3.46
     3.47
     3.48
     3.49
     3.50
     3.51
     3.52
      4                                                  Ralph Sitt
      5                                          Columbia Sussex Corporation
      6         Developers Diversified Realty Corporation (DDR) and Divident Capital Total Realty Trust (TRT)
     6.01
     6.02
     6.03

      7                                        Ashford Hospitality Trust, Inc.
     7.01
     7.02
     7.03
     7.04
     7.05

      8                                               The Moinan Group
      9                                             PA Outlet Center, LP
      10                                           The Irvine Company LLC
      11                                      CBL & Associates Properties, Inc
      12                                                Allan V. Rose
      13                                              The Moinan Group
      14                                              Dr. David Y. Lee
      15                                           The Irvine Company LLC
      16                                              The Moinan Group
      17                                               Sara V. Dumont
      18                                           The Irvine Company LLC
      19                                                John Dewberry
      20                                         Columbia Sussex Corporation
      21
    21.01
    21.02

      22                                              Dr. David Y. Lee
    22.01
    22.02

      23                                                Allan V. Rose
      24                                               Bruce Federman
      25                             Wachovia Development Corporation and Hamilton Zane
      26                                       Ashford Hospitality Trust, Inc.
      27                                            HGGP Capital II, LLC
      28                                           AVR Realty Company, LLC
      29                                            Wakefield Capital LLC
      30                                                Anthony Zanze
      31                             Wachovia Development Corporation and Hamilton Zane
      32                                             Kimco Realty Corp.
      33                                            James A. Procaccianti
      34

      35                                          NNN Realty Advisors, LLC
      36                                         Ben Carter Properties, LLC
      37              Barry Newman, Marc Newman, David Newman,George Akel, Ronald Akel, and Ferris Akel
      38                                                 Larry Moore
      39                                                John Dewberry
      40

      41                                          Edens & Avant Realty Inc
      42                                       Ocean Boulevard Properties, LP
      43                                                Stanley Werb
      44                                              The Moinan Group
      45                                        GMH Communities Trust, (REIT)
      46

      47                                               David Garfunkel
      48                                             James Jacobson, Jr.
      49                                                Sol L. Rabin
      50
      51
      52

      53                                                John Dewberry
      54

      55                                               Andrew Sturner
      56                                               David Garfunkel
      57                                          NNN Realty Advisors, LLC
    57.01
    57.02

      58                                                 Ron Barness
    58.01
    58.02
    58.03
    58.04
    58.05

      59                                              Richard J. Julian
      60                                          Edens & Avant Realty Inc
      61

      62                                           Steven D Bell & Company
      63                                                  Jeff Byrd
      64

      65                                                 Jack Dushey
      66                                          NNN Realty Advisors, LLC
      67                                            Derek K. Hunter, Jr.
      68                                                 Peter Wolff
      69                                               Bezalel Wagner
      70                                        Virginia Health Services, Inc.
      71                                           Nearon Enterprises, LLC
      72                                              Douglas Johnston
      73                                                 Goodwin Gaw
      74                                                John Dewberry
      75

      76                                               Robert C. Elder
      77
      78                          Police and Fire Retirement System of the City of Detroit
      79                                               Hyman J. Brody
      80                        Steven D. Bell & Company and Wachovia Development Corporation
      81                                               David Garfunkel
      82                                              D. Greg Heineman
    82.01
    82.02

      83                                              H. William Walter
      84                                              Don M. Casto, III
      85                                          NNN Realty Advisors, LLC
      86
      87

      88                 Fred D. Grimes; Shirley Grimes; Albert W. Anderson & Carliene M. Anderson
      89                                                Dr. David Lee
      90                                          Edens & Avant Realty Inc
      91
      92

      93                                                Kevin Mahaney
      94                      Delphi Commercial Properties, Inc. and DLC Managment Corporation
      95

      96                        Steven D. Bell & Company and Wachovia Development Corporation
      97                                               Jeffrey Gordon
      98          Douglas L. Swenson; DBSI Housing Inc.; Joseph U. Hill; Karen K. Beatty; Fred H.
                   Behnken; Susan K. Christensen; Donald M. Comstock; Wayne F. Duling; John M.
                 Hashek; Allen B. Kuhlman; Thomas J. Rohrbacher; Nancy K. Skinner; John B. Dowty;
                 Patricia A. Traskiewicz Webb; Patricia B. Kessler; Don Barcus; Thomas W. Haberer;
                  Cynthia Anne Leask; Mildred V. Lovelady; Richard A. Edberg; Bruno Andriukaitis;
                 Julia Urmossy; Donald Bradford Crane; Yong Sun; John W. Beutel; Gabriel U. Hill;
                    Kenneth E. Olson; Jerry C. Boyer; Monsie Camille Crane; Merrilee A. Dowty;
                JoAnn B. Haberer; Hong Chen; Maria G. Hill; Barbara J. Olson; Monique C. Dollone &
                                                      Andrea S. Beutel
      99                                                Jon R. Veard
     100                                         Capital Lease Funding Inc.
     101                                             Eugene V. Lorenzeti
     102                            Troy D. Gessel; Grant T. Osberg & Elizabeth K. Gessel
     103

     104                                  Steve Erdman; Eliya Shahmoon & Omri Meron
     105
    105.01
    105.02
    105.03
    105.04
    105.05
     106                                                  Jeff Byrd
     107                                           J. Christopher Stuhmer
     108                                             Carlos A. Oliveiria
     109

     110                                                John L. Cole
     111                                              Stanley E. Thomas
     112                                               William Covaci
     113                                               Robert Levison
     114                                               O. Bruce Mills
     115                                                 Adam Ifshin
     116                                    Charles W. Shears & Kenneth J. Delery
     117                                               Krishna Sangani
     118                    Douglas L. Swenson; DBSI Housing Inc.; May T. Low; John S. Kruse;
                     Herbert R. Huber; Kathryn R. Huber; Marie A. Hargis; Harold R. Frederick;
                   Betty R. Frederick; Dan Allen Cothran; Cheryl Cole Cothran; James W. Brittain;
                    Diane M. Brittain; Gary Beuschel; Forest C. Barber, Jr.; Gordon M. Baldwin;
                      Chardelle M. Baldwin; Ruby G. Kelly; Pat Openshaw; William B. Wachter II;
                James R. Shattuck; Mountain Park Country Day School, Inc., an Arizona Corporation;
                       Piccadilly Apartments, Inc. a Utah Corporation; Shattuck Realty, Inc.
                     an Iowa Corporation; William B. Wachter II Trust dated September 27, 1996;
                        Susan B. Wachter & Susan B. Wachter Trust, dated September 27, 1998
     119

     120                                           Jeffrey M. Schoenwetter
     121

     122                                               Albert L. Scott
     123                                               Thomas J. Kuber
     124                                            Wakefield Capital LLC
     125

     126                                                Robert Weyers
     127                                               Robert Levison
     128                                               Donald J. Weiss
     129                                                Marvin Weiss
     130                                  Christopher Cole / Cole Capital Advisors
     131                                               Thomas J. Kuber
     132                                                John Bertram
     133
     134

     135                                               Bert E. Brodsky
     136                                             John G. Clemedtson
     137                                                John Bertram
     138                                            James A. Procaccianti
     139                                               Bert E. Brodsky
     140                                              Charles W. Shears
     141                                   Marianne R. Sherman & Karen L. Barnett
     142                                               Bert E. Brodsky
     143                                              Susan W. Moriconi

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

(1)  Certain of the Mortgage Loans have LTV Ratios that have been calculated on an "as-stabilized" basis, or have DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See "Additional Mortgage
     Loan Information" herein. Also, see "DESCRIPTION OF THE MORTGAGE
     POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks
     Relating to Net Cash Flow" and "--Inspections and Appraisals May Not
     Accurately Reflect Value or Condition of Mortgaged Property" in the
     Prospectus Supplement.

(2)  For a description of how the LTV Ratios for the Mortgage Loans are determined, see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan
     Information" and "RISK FACTORS--The Mortgage Loans--Risks Related to
     Property Inspections and Certain Assumptions in Appraisals" in the
     Prospectus Supplement.

(3)  Three Mortgage Loans (loan numbers 1, 2 and 3) are part of a split loan structure and the related pari passu companion loans are not included in the Trust Fund with respect to the Mortgage Loan, unless otherwise specified. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and Cut-Off Date
     Balances per unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan and the related pari passu companion loan.

(4)  With respect to the DDR Southeast Pool Loan (loan number 3), representing
     5.7% of the Cut-Off Date Pool Balance (6.5% of the Cut-Off Date Group 1
     Balance), an exception to the prepayment protection exists in that the borrower may voluntarily prepay up to 10.0% of the initial principal balance of such loan at any time without any obligation to pay any yield maintenance charge or prepayment premium in connection with such prepayment.

(5)  The interest rate with respect to the Siena Office Park Loan (loan number
     35), representing 0.7% of the Cut-Off Date Pool Balance (0.8% of the
     Cut-Off Date Group 1 Balance) may vary during the term of the related
     Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related Mortgage Loan. See
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in
     the Prospectus Supplement.

(6)  With respect to the Midtown Square Loan (loan number 74), representing 0.3%
     of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1
     Balance), the second largest tenant was determined to be as such based on the annual base rent paid by the tenant.

(7)  With respect to the Barchester Pool Loan (loan number 105), representing
     0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1
     Balance), as of the origination of the related Mortgage Loan, one Mortgaged
     Property was improved with a mixed use office/retail building, one was improved with an apartment complex, one was improved with multifamily condominium complex, one was improved with a high rise office building and a seven-story parking garage and the other was improved with a mixed use project that includes an office tower, retail arcade, underground parking facilities, meeting space and a 395-room luxury hotel; however, in all cases, the improvements are not part of the collateral for the related
     Mortgaged Property.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

                                    ANNEX A-2

         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

MORTGAGE
  LOAN    LOAN GROUP
 NUMBER     NUMBER    LOAN SELLER  PROPERTY NAME                             PROPERTY ADDRESS                  PROPERTY CITY
----------------------------------------------------------------------------------------------------------------------------

   21         2        Wachovia    Little Rock Pool                          Various                           Little Rock
 21.01                             Chenal Lakes Apartments                   13500 Chenal Parkway              Little Rock
 21.02                             Brightwaters Apartments                   2420 Riverfront Drive             Little Rock
   25         2        Wachovia    Mountain Shadow Apartments                695 East Patriot Boulevard        Reno
   27         2        Wachovia    Town Center Apartments                    2727 Bens Branch Drive            Kingwood
   28         2        Wachovia    The Gates at Citiplace Apartments         2500 Gates Circle                 Baton Rouge
   30         2        Wachovia    Environs Residential Rental Community     3323 West 96th Circle             Westminster
   31         2        Wachovia    Summit Trails Apartments                  1350 Grand Summit Drive           Reno
   38         2        Wachovia    Amber Place                               6080 Lakeview Road                Warner Robins
   45         2        Wachovia    The Centre Apartments                     5200 Croyden Avenue               Kalamazoo
   49         2        Wachovia    Estancia Apartments                       1720 East D Street                Ontario
   52         2        Wachovia    Villa del Oso                             4217 Louisiana Boulevard NE       Albuquerque
   59         2        Wachovia    Porto Bella                               10853 Firestone Boulevard         Norwalk
   61         2        Wachovia    Le Coeur du Monde Apartments              2035 Clermont Crossing Drive      Saint Louis
   66         2        Wachovia    Chartwell Court Apartments                15100 Ella Boulevard              Houston
   69         2        Wachovia    Pine Winds Apartments                     1301 Pine Winds Drive             Garner
   70         2        Wachovia    The Arbors at Port Warwick                1100 William Styron Square South  Newport News
   75         2        Wachovia    Vista Montana                             8000 Montgomery Boulevard NE      Albuquerque
   77         2        Wachovia    Colony Grove Apartments                   1145 West Baseline Road           Tempe
   80         2        Wachovia    Deerwood Crossing Apartments              1710 Franciscan Terrace           Winston-Salem
   83         2         Artesia    Sunnygate Village Apartments              10120 Woodbury Drive              Manassas
   91         2        Wachovia    Imperial Towers Apartments                3801 Conshohocken Avenue          Philadelphia
   95         2        Wachovia    7400 Apartments                           7400 Roosevelt Boulevard          Philadelphia
   96         2        Wachovia    Dutch Village Apartments                  1500 Zuider Zee Drive             Winston-Salem
   99         2         Artesia    Fountain Park Apartments                  12525 South Kirkwood Road         Stafford
  108         2        Wachovia    Village Square Apartments                 100 Tonto Trail                   Lafayette
  112         2        Wachovia    The Apartments at 1515 West Morse Avenue  1515 West Morse Avenue            Chicago
  113         2        Wachovia    5724-32 South Blackstone Avenue           5724-32 South Blackstone Avenue   Chicago
  114         2        Wachovia    Stanford Place II Apartments              37 Van Mark Way                   Saint Louis
  120         2         Artesia    Clearwater Estates III and IV             6887 and 6889 Clearwater Road     Baxter
  127         2        Wachovia    4717 North Winthrop Apartments            4717 North Winthrop Avenue        Chicago

MORTGAGE
  LOAN                       PROPERTY  PROPERTY     GENERAL                                             CUT-OFF DATE
 NUMBER   COUNTY               STATE   ZIP CODE  PROPERTY TYPE         SPECIFIC PROPERTY TYPE         LOAN BALANCE ($)
----------------------------------------------------------------------------------------------------------------------

    21    Pulaski               AR      Various   Multifamily               Conventional                 40,000,000
  21.01   Pulaski               AR       72211    Multifamily               Conventional
  21.02   Pulaski               AR       72202    Multifamily               Conventional
    25    Washoe                NV       89511    Multifamily               Conventional                 35,572,500
    27    Harris                TX       77339    Multifamily               Conventional                 34,000,000
    28    East Baton Rouge      LA       70809    Multifamily               Conventional                 33,700,000
    30    Adams                 CO       80031    Multifamily   Single Family/Conventional/Townhomes     31,000,000
    31    Washoe                NV       89523    Multifamily               Conventional                 30,175,000
    38    Houston               GA       31088    Multifamily               Conventional                 26,000,000
    45    Kalamazoo             MI       49009    Multifamily              Student Housing               19,875,000
    49    San Bernardino        CA       91764    Multifamily               Conventional                 17,650,000
    52    Bernalillo            NM       87109    Multifamily               Conventional                 16,180,000
    59    Los Angeles           CA       90650    Multifamily               Conventional                 13,200,000
    61    Saint Louis           MO       63146    Multifamily               Conventional                 13,056,000
    66    Harris                TX       77090    Multifamily               Conventional                 12,450,000
    69    Wake                  NC       27603    Multifamily               Conventional                 11,600,000
    70    Newport News City     VA       23606    Multifamily            Independent Living              11,278,294
    75    Bernalillo            NM       87109    Multifamily               Conventional                 10,820,000
    77    Maricopa              AZ       85283    Multifamily               Conventional                 10,700,000
    80    Forsyth               NC       27127    Multifamily               Conventional                 10,400,000
    83    Prince William        VA       20109    Multifamily               Conventional                 10,250,000
    91    Philadelphia          PA       19131    Multifamily               Conventional                  8,080,000
    95    Philadelphia          PA       19152    Multifamily               Conventional                  7,400,000
    96    Forsyth               NC       27127    Multifamily               Conventional                  7,100,000
    99    Fort Bend             TX       77477    Multifamily               Conventional                  6,700,000
   108    Tippecanoe            IN       47905    Multifamily               Conventional                  5,560,000
   112    Cook                  IL       60626    Multifamily               Conventional                  4,700,000
   113    Cook                  IL       60637    Multifamily               Conventional                  4,600,000
   114    Saint Louis           MO       63144    Multifamily               Conventional                  4,350,000
   120    Crow Wing             MN       56425    Multifamily               Conventional                  3,700,000
   127    Cook                  IL       60640    Multifamily               Conventional                  3,100,000

                                                                                           ORIGINAL
                                                                                            TERM TO
MORTGAGE                                                                                   MATURITY   ORIGINAL   INTEREST-
  LOAN       CUT-OFF DATE LOAN    MORTGAGE  ORIGINATION   UW NOI    UW NCF   CUT-OFF DATE   OR ARD   AMORT TERM    ONLY
 NUMBER    AMOUNT PER (UNIT) ($)    RATE       DATE      DSCR (X)  DSCR (X)    LTV RATIO    (MOS.)     (MOS.)     PERIOD
--------------------------------------------------------------------------------------------------------------------------

    21             56,180          5.4800%   5/9/2007      1.51      1.42        80.0%        120        IO         120
  21.01
  21.02
    25             88,051          5.8100%   5/29/2007     1.29      1.29        77.0%        60         IO          60
    27             65,637          5.6800%   5/10/2007     1.46      1.42        79.9%        120        IO         120
    28             91,328          5.6500%   5/7/2007      1.55      1.50        79.3%        120        IO         120
    30             97,484          5.8300%   4/25/2007     1.27      1.27        78.1%        120        IO         120
    31             94,890          5.8100%   5/25/2007     1.25      1.25        78.4%        60         IO          60
    38             66,327          5.8000%   4/27/2007     1.26      1.20        80.1%        120        IO         120
    45             85,668          5.6000%   2/28/2007     1.39      1.32        79.8%        120        IO         120
    49            116,118          6.1500%   4/30/2007     1.24      1.20        72.3%        60         IO          60
    52             51,859          5.7900%   4/30/2007     1.42      1.35        79.3%        60         IO          60
    59            126,923          5.6500%   4/30/2007     1.23      1.20        80.0%        120        IO         120
    61             68,000          5.6500%   4/24/2007     1.36      1.28        79.1%        120        IO         120
    66             51,235          5.1800%   5/25/2007     1.37      1.29        75.0%        60         360         60
    69             53,704          5.6600%   3/29/2007     1.44      1.35        80.0%        120        IO         120
    70            117,482          5.7800%   4/11/2007     1.45      1.42        53.7%                   360
    75             50,093          5.7900%   4/30/2007     1.47      1.40        80.2%        60         IO          60
    77             63,314          5.7500%   5/18/2007     1.28      1.28        76.4%        120        IO         120
    80             36,491          5.7200%   4/30/2007     1.37      1.29        80.0%        60         360         60
    83             77,652          5.6300%   6/1/2007      1.20      1.15        70.7%        60         360         60
    91             43,441          5.5500%   4/30/2007     1.49      1.33        64.1%        120        IO         120
    95             37,755          5.5500%   4/30/2007     1.85      1.73        63.0%        120        IO         120
    96             34,975          5.7200%   4/30/2007     1.30      1.22        79.3%        60         360         60
    99             38,068          5.7300%   5/22/2007     1.28      1.17        80.0%                   360
   108             27,255          5.7400%   4/18/2007     1.63      1.45        79.4%        120        IO         120
   112             71,212          5.9300%   5/10/2007     1.33      1.27        75.8%        120        IO         120
   113             73,016          5.7800%   5/3/2007      1.27      1.22        73.0%        120        IO         120
   114             52,410          5.5700%   3/29/2007     1.42      1.35        79.8%        120        IO         120
   120             61,667          6.0600%   6/6/2007      1.19      1.15        78.3%                   360
   127             60,784          5.7500%   5/15/2007     1.26      1.20        79.5%        120        IO         120

                                                                  AVERAGE                  AVERAGE
MORTGAGE                               AVERAGE                   CONTRACT                 CONTRACT
  LOAN    NUMBER OF    NUMBER OF   CONTRACT RENT -   NUMBER OF  RENT - 1 BR   NUMBER OF  RENT - 2 BR
 NUMBER     UNITS    STUDIO UNITS   STUDIO UNITS    1 BR UNITS     UNITS     2 BR UNITS     UNITS
----------------------------------------------------------------------------------------------------

    21       712                                      Various     Various      Various     Various
  21.01      456                                        188         508          226         731
  21.02      256                                        176         536           80         623
    25       404                                        144         810          228         973
    27       518                                        238         695          280         935
    28       369                                        186        1,033         146        1,123
    30       318                                        83          849          165        1,093
    31       318                                        160         780          150         985
    38       392                                        96          666          264         758
    45       232                                        40          639           24         918
    49       152                                        50          947          102        1,174
    52       312                                        132         520          180         635
    59       104                                        104        1,125
    61       192                                        96          797           96         962
    66       243                                        81          806          162         942
    69       216                                        72          630           96         720
    70        96          7              1,891          49         2,445          40        3,094
    75       216                                        84          580          108         690
    77       169          6               824           82          684           81         805
    80       285                                        76          447          135         553
    83       132                                        44          899           88        1,112
    91       186         42               713           102         870           42        1,016
    95       196                                        78          800          117         850
    96       203                                        16          446          169         532
    99       176          8               480           104         569           48         710
   108       204                                        84          459           98         562
   112        66         19               547           35          677           12         846
   113        63         42               721           21          900
   114        83          1               580           20          638           59         717
   120        60                                        16          699           40         787
   127        51         17               521           33          661           1          790

                                                                                         NUMBER OF
                                                                                           UNDER
                        AVERAGE                  AVERAGE                    AVERAGE     RENOVATION,
MORTGAGE               CONTRACT                 CONTRACT                   CONTRACT      MODEL OR               UTILITIES
  LOAN     NUMBER OF  RENT - 3 BR   NUMBER OF  RENT - 4 BR   NUMBER OF   RENT - 4+ BR     RENTAL     OCCUPANCY   TENANT
 NUMBER   3 BR UNITS     UNITS     4 BR UNITS     UNITS     4+ BR UNITS      UNITS     OFFICE UNITS    RATE       PAYS     ELEVATORS
------------------------------------------------------------------------------------------------------------------------------------

    21      Various     Various                                                                        94.0%     Various       N
  21.01        42         985                                                                          92.3%     E,G,W,S       N
  21.02                                                                                                96.9%        E          N
    25         32        1,345                                                                         92.1%       E,G         N
    27                                                                                                 96.3%      None         N
    28         37        1,596                                                                         91.3%        E          N
    30         70        1,152                                                                         90.6%    E,G,W,S,T      N
    31         8         1,155                                                                         97.5%       E,G         N
    38         32         880                                                                          83.9%      E,G,S        N
    45         60        1,227         108         1593                                                89.9%        E          N
    49                                                                                                 96.7%       E,G         N
    52                                                                                                 92.6%        E          N
    59                                                                                                 90.4%    E,G,W,S,T      N
    61                                                                                                 96.3%      E,G,T        N
    66                                                                                                 91.4%     E,W,S,T       N
    69         48         810                                                                          93.1%      E,W,S        N
    70                                                                                                 89.6%     E,G,W,S       Y
    75         24         880                                                                          96.3%      None         N
    77                                                                                                 93.5%    E,G,W,S,T      N
    80         74         668                                                                          95.1%        E          N
    83                                                                                                 86.4%        E          N
    91                                                                                                 96.2%      E,G,W        Y
    95         1          925                                                                          99.5%        E          Y
    96         18         666                                                                          95.1%        E          N
    99         16         835                                                                          94.3%       E,W         N
   108         22         637                                                                          87.7%       E,G         N
   112                                                                                                 98.5%        E          Y
   113                                                                                                 95.2%     E,G,W,S       N
   114         3          997                                                                          95.2%        E          N
   120         4          919                                                                          91.7%        E          N
   127                                                                                                 98.0%      None         Y

                    AVERAGE          TOTAL GROSS
MORTGAGE   TOTAL   CONTRACT  NUMBER    INCOME
  LOAN    NUMBER   RENT PER   OF RV    FROM RV      UW TOTAL    MORTGAGE LOAN
 NUMBER   OF PADS    PADS     SITES     SITES     REVENUES ($)     NUMBER
-----------------------------------------------------------------------------

    21                                              5,238,824         21
  21.01                                             3,481,237       21.01
  21.02                                             1,757,587       21.02
    25                                              4,340,233         25
    27                                              5,188,212         27
    28                                              4,422,051         28
    30                                              4,238,699         30
    31                                              3,483,525         31
    38                                              3,350,566         38
    45                                              3,181,086         45
    49                                              2,193,310         49
    52                                              2,176,924         52
    59                                              1,348,360         59
    61                                              1,881,000         61
    66                                              2,411,711         66
    69                                              1,715,574         69
    70                                              3,083,375         70
    75                                              1,687,549         75
    77                                              1,349,348         77
    80                                              1,795,124         80
    83                                              1,491,036         83
    91                                              1,928,169         91
    95                                              1,821,429         95
    96                                              1,236,944         96
    99                                              1,202,429         99
   108                                              1,188,106        108
   112                                                566,064        112
   113                                                544,005        113
   114                                                635,454        114
   120                                                518,157        120
   127                                                384,370        127

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

                                    ANNEX A-3

                           RESERVE ACCOUNT INFORMATION

              LOAN
  MORTGAGE   GROUP
LOAN NUMBER  NUMBER  PROPERTY NAME                                       GENERAL PROPERTY TYPE         SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

     1         1     Beacon D.C. & Seattle Pool                                 Various                       Various
    1.01             Market Square                                              Office                          CBD
    1.02             Polk & Taylor Buildings                                    Office                        Suburban
    1.03             Wells Fargo Center                                         Office                          CBD
    1.04             One, Two & Three Lafayette Centre                          Office                          CBD
    1.05             Booz Allen Complex                                         Office                        Suburban
    1.06             Key Center                                                 Office                          CBD
    1.07             Sunset North                                               Office                        Suburban
    1.08             City Center Bellevue                                       Office                          CBD
    1.09             Plaza Center and US Bank Tower                             Office                          CBD
    1.10             1616 Fort Myer Drive                                       Office                        Suburban
    1.11             American Center                                            Office                        Suburban
    1.12             Eastgate Office Park                                       Office                        Suburban
    1.13             Liberty Place                                              Office                          CBD
    1.14             Lincoln Executive Center Buildings I, II, III, A&B         Office                        Suburban
    1.15             11111 Sunset Hills Road                                    Office                        Suburban
    1.16             Army and Navy Club Building                                Office                          CBD
    1.17             Plaza East                                                 Office                          CBD
    1.18             Reston Town Center                                        Mixed Use                   Office/Retail
    1.19             1300 North Seventeenth Street                              Office                        Suburban
    1.20             Washington Mutual Tower                                    Office                          CBD
     2         1     ING Hospitality Pool                                     Hospitality                  Extended Stay
    2.01             Residence Inn  - La Jolla, CA                            Hospitality                  Extended Stay
    2.02             Residence Inn Seattle East - Redmond , WA                Hospitality                  Extended Stay
    2.03             Residence Inn  - Long Beach, CA                          Hospitality                  Extended Stay
    2.04             Residence Inn  - Costa Mesa, CA                          Hospitality                  Extended Stay
    2.05             Residence Inn Pasadena - Arcadia, CA                     Hospitality                  Extended Stay
    2.06             Residence Inn - Irvine, CA                               Hospitality                  Extended Stay
    2.07             Homewood Suites - Herndon, VA                            Hospitality                  Extended Stay
    2.08             Residence Inn Concord - Pleasant Hill, CA                Hospitality                  Extended Stay
    2.09             Residence Inn - San Ramon, CA                            Hospitality                  Extended Stay
    2.10             Homewood Suites - Linthicum, MD                          Hospitality                  Extended Stay
    2.11             Residence Inn  - Saint Louis, MO                         Hospitality                  Extended Stay
    2.12             Residence Inn - Bakersfield, CA                          Hospitality                  Extended Stay
    2.13             Residence Inn - Boulder, CO                              Hospitality                  Extended Stay
    2.14             Residence Inn - Hapeville, GA                            Hospitality                  Extended Stay
    2.15             Residence Inn Chicago - Deerfield, IL                    Hospitality                  Extended Stay
    2.16             Homewood Suites - Malvern, PA                            Hospitality                  Extended Stay
    2.17             Residence Inn - Houston, TX                              Hospitality                  Extended Stay
    2.18             Residence Inn - Santa Fe, NM                             Hospitality                  Extended Stay
    2.19             Residence Inn - Placentia, CA                            Hospitality                  Extended Stay
    2.20             Homewood Suites - Glen Allen, VA                         Hospitality                  Extended Stay
    2.21             Residence Inn - Atlanta, GA (Buckhead)                   Hospitality                  Extended Stay
    2.22             Homewood Suites - Beaverton, OR                          Hospitality                  Extended Stay
    2.23             Residence Inn - Cincinnati, OH                           Hospitality                  Extended Stay
    2.24             Residence Inn - Lombard, IL                              Hospitality                  Extended Stay
    2.25             Residence Inn - Jacksonville, FL                         Hospitality                  Extended Stay
    2.26             Homewood Suites - Irving, TX                             Hospitality                  Extended Stay
    2.27             Residence Inn Dallas - Irving, TX                        Hospitality                  Extended Stay
    2.28             Homewood Suites - Clearwater, FL                         Hospitality                  Extended Stay
    2.29             Residence Inn - Boca Raton, FL                           Hospitality                  Extended Stay
    2.30             Residence Inn - Clearwater, FL                           Hospitality                  Extended Stay
    2.31             Residence Inn - Birmingham, AL                           Hospitality                  Extended Stay
    2.32             Residence Inn - Smyrna, GA                               Hospitality                  Extended Stay
    2.33             Homewood Suites - Addison, TX                            Hospitality                  Extended Stay
    2.34             Homewood Suites - Chesterfield, MO                       Hospitality                  Extended Stay
    2.35             Residence Inn - Montgomery, AL                           Hospitality                  Extended Stay
    2.36             Homewood Suites - Atlanta, GA (Buckhead)                 Hospitality                  Extended Stay
    2.37             Residence Inn - Chesterfield, MO                         Hospitality                  Extended Stay
    2.38             Residence Inn - Blue Ash, OH                             Hospitality                  Extended Stay
    2.39             Residence Inn - Berwyn, PA                               Hospitality                  Extended Stay
    2.40             Residence Inn - Danvers, MA                              Hospitality                  Extended Stay
    2.41             Homewood Suites - Midvale, UT                            Hospitality                  Extended Stay
    2.42             Homewood Suites - Plano, TX                              Hospitality                  Extended Stay
    2.43             Homewood Suites - Atlanta, GA (Cumberland)               Hospitality                  Extended Stay
    2.44             Residence Inn - Memphis, TN                              Hospitality                  Extended Stay
    2.45             Residence Inn - Atlanta, GA (DeKalb)                     Hospitality                  Extended Stay
    2.46             Homewood Suites - Norcross, GA                           Hospitality                  Extended Stay
     3         1     DDR Southeast Pool                                         Retail                        Anchored
    3.01             Hilltop Plaza                                              Retail                        Anchored
    3.02             Largo Town Center                                          Retail                        Anchored
    3.03             Midway Plaza                                               Retail                        Anchored
    3.04             Riverstone Plaza                                           Retail                        Anchored
    3.05             Highland Grove                                             Retail                        Anchored
    3.06             Riverdale Shops                                            Retail                        Anchored
    3.07             Skyview Plaza                                              Retail                        Anchored
    3.08             Apple Blossom Corners                                      Retail                        Anchored
    3.09             Fayettville Pavilion                                       Retail                        Anchored
    3.10             Creekwood Crossing                                         Retail                        Anchored
    3.11             Flamingo Falls                                             Retail                        Anchored
    3.12             Harundale Plaza                                            Retail                        Anchored
    3.13             Meadowmont Village Center                                  Retail                        Anchored
    3.14             Springfield Commons                                        Retail                        Anchored
    3.15             Northlake Commons                                          Retail                        Anchored
    3.16             Village Square at Golf                                     Retail                        Anchored
    3.17             Oviedo Park Crossing                                       Retail                        Anchored
    3.18             Shoppes of Golden Acres                                    Retail                        Anchored
    3.19             Bardmoor Shopping Center                                   Retail                        Anchored
    3.20             Rosedale Shopping Center                                   Retail                        Anchored
    3.21             Casselberry Commons                                        Retail                        Anchored
    3.22             Shoppes at New Tampa                                       Retail                        Anchored
    3.23             Crossroads Plaza                                           Retail                        Anchored
    3.24             Plaza Del Paraiso                                          Retail                        Anchored
    3.25             North Pointe Plaza                                         Retail                        Anchored
    3.26             Melbourne Shopping Center                                  Retail                        Anchored
    3.27             Market Square (DDR)                                        Retail                        Anchored
    3.28             Shoppes of Lithia                                          Retail                        Anchored
    3.29             West Oaks Towne Center                                     Retail                        Anchored
    3.30             Sharon Greens                                              Retail                        Anchored
    3.31             Lakewood Ranch                                             Retail                        Anchored
    3.32             Cofer Crossing                                             Retail                        Anchored
    3.33             Clayton Corners                                            Retail                        Anchored
    3.34             Clearwater Crossing                                        Retail                        Anchored
    3.35             Shops at Paradise Pointe                                   Retail                        Anchored
    3.36             Killearn Center                                            Retail                        Anchored
    3.37             Conway Plaza                                               Retail                        Anchored
    3.38             River Run Shopping Center                                  Retail                        Anchored
    3.39             Aberdeen Square                                            Retail                        Anchored
    3.40             Derby Square                                               Retail                        Anchored
    3.41             Chickasaw Trails Shopping Center                           Retail                        Anchored
    3.42             Shoppes at Lake Dow                                        Retail                        Anchored
    3.43             Shoppes of Ellenwood                                       Retail                        Anchored
    3.44             Shops at Oliver's Crossing                                 Retail                        Anchored
    3.45             Southwood Village Shopping Center                          Retail                        Anchored
    3.46             Paraiso Plaza                                              Retail                        Anchored
    3.47             Sheridan Sqaure                                            Retail                        Anchored
    3.48             Countryside Shopping Center                                Retail                        Anchored
    3.49             Shoppes of Citrus Hills                                    Retail                        Anchored
    3.50             Crystal Springs Shopping Center                            Retail                        Anchored
    3.51             Sexton Commons                                             Retail                        Anchored
    3.52             Hairston Crossing                                          Retail                        Anchored
     4         1     Two Herald Square                                         Mixed Use                   Office/Retail
     5         1     Westin Casuarina Resort & Spa - Cayman Islands           Hospitality                   Full Service
     6         1     DDR-TRT Pool                                               Retail                        Anchored
    6.01             Centerton Square                                           Retail                        Anchored
    6.02             Beaver Creek Commons                                       Retail                        Anchored
    6.03             Mount Nebo Pointe                                          Retail                        Anchored
     7         1     Ashford Hospitality Pool 4                               Hospitality                     Various
    7.01             Spring Hill Suites - Orlando, FL                         Hospitality                 Limited Service
    7.02             Courtyard  - Orlando, FL                                 Hospitality                 Limited Service
    7.03             Residence Inn - Atlanta, GA                              Hospitality                  Extended Stay
    7.04             Fairfield Inn - Orlando, FL                              Hospitality                 Limited Service
    7.05             Courtyard by Marriott - Edison, NJ                       Hospitality                 Limited Service
     8         1     17 Battery Place South                                     Office                          CBD
     9         1     Rockvale Square                                            Retail                         Outlet
     10        1     Centerside II                                              Office                        Suburban
     11        1     Citadel Mall                                               Retail                        Anchored
     12        1     Port Chester Shopping Center                               Retail                        Anchored
     13        1     60 Madison Avenue                                          Office                          CBD
     14        1     3600 Wilshire Boulevard                                    Office                          CBD
     15        1     La Jolla Centre I                                          Office                        Suburban
     16        1     450-460 Park Avenue South                                  Office                          CBD
     17        1     Stadium Crossings                                         Mixed Use                   Office/Retail
     18        1     La Jolla Centre II                                         Office                        Suburban
     19        1     Roosevelt Square                                           Retail                        Anchored
     20        1     Marriott - Mobile, AL(2)                                 Hospitality                   Full Service
     21        2     Little Rock Pool(3)                                      Multifamily                   Conventional
   21.01             Chenal Lakes Apartments                                  Multifamily                   Conventional
   21.02             Brightwaters Apartments                                  Multifamily                   Conventional
     22        1     Jamison Valley Holdings Pool                               Office                        Suburban
   22.01             Sherman Oaks Atrium                                        Office                        Suburban
   22.02             West Hills Plaza                                           Office                        Suburban
     23        1     Portofino Inn & Suites - Anaheim, CA                     Hospitality                 Limited Service
     24        1     Barrington Business Center                               Industrial                        Flex
     25        2     Mountain Shadow Apartments(4)                            Multifamily                   Conventional
     26        1     Courtyard by Marriott - Philadelphia, PA                 Hospitality                   Full Service
     27        2     Town Center Apartments(5)                                Multifamily                   Conventional
     28        2     The Gates at Citiplace Apartments                        Multifamily                   Conventional
     29        1     OGI Campus                                                 Office                  Suburban/Laboratory
     30        2     Environs Residential Rental Community                    Multifamily       Single Family/Conventional/Townhomes
     31        2     Summit Trails Apartments(6)                              Multifamily                   Conventional
     32        1     Wellington Market Place                                    Retail                        Anchored
     33        1     Sheraton West - Richmond, VA(7)                          Hospitality                   Full Service
     34        1     Franklin Square III                                        Retail                        Anchored
     35        1     Siena Office Park(8)                                       Office                        Suburban
     36        1     Columbus Park Crossing Shopping Center                     Retail                        Anchored
     37        1     Vestal Park                                               Mixed Use           Student Housing/Retail/Office
     38        2     Amber Place                                              Multifamily                   Conventional
     39        1     Wyndham - Atlanta, GA                                    Hospitality                   Full Service
     40        1     141 5th Avenue                                             Retail                     Single Tenant
     41        1     Marietta Trade Center                                      Retail                        Anchored
     42        1     Majestic Square                                           Mixed Use                   Retail/Office
     43        1     138 Spring Street                                         Mixed Use                   Office/Retail
     44        1     72 Madison Avenue                                          Office                          CBD
     45        2     The Centre Apartments                                    Multifamily                 Student Housing
     46        1     Pompano Plaza                                              Retail                        Anchored
     47        1     Wildwood North Shopping Center                             Retail                        Anchored
     48        1     Federal Law Center                                         Office                        Suburban
     49        2     Estancia Apartments                                      Multifamily                   Conventional
     50        1     Colonial Promenade Bear Lake                               Retail                        Anchored
     51        1     Mercury Computer                                           Office                        Suburban
     52        2     Villa del Oso                                            Multifamily                   Conventional
     53        1     Mount Pleasant Square                                      Retail                        Anchored
     54        1     65 West 36th Street                                        Office                          CBD
     55        1     Lazy Days Marina                                       Special Purpose                 Marina Park
     56        1     Athens West                                                Retail                        Anchored
     57        1     Peachtree Medical Office Pool                              Office                        Medical
   57.01             Yorktown Medical Center                                    Office                        Medical
   57.02             Shakerag Medical Center                                    Office                        Medical
     58        1     BPRE Pool                                                  Office                        Suburban
   58.01             11820 Pierce Street                                        Office                        Suburban
   58.02             8131 East Indian Bend Road                                 Office                        Suburban
   58.03             8111 East Indian Bend Road                                 Office                        Suburban
   58.04             8115 East Indian Bend Road                                 Office                        Suburban
   58.05             7328 East Stetson Drive                                    Office                        Suburban
     59        2     Porto Bella(9)                                           Multifamily                   Conventional
     60        1     Shoppes at Woodhill                                        Retail                    Shadow Anchored
     61        2     Le Coeur du Monde Apartments                             Multifamily                   Conventional
     62        1     Barrington Terrace                                       Healthcare                  Assisted Living
     63        1     Sunset Commons                                             Retail                        Anchored
     64        1     XSport Fitness - Downers Grove, IL                         Retail                     Single Tenant
     65        1     Topsham Crossing Center                                    Retail                        Anchored
     66        2     Chartwell Court Apartments                               Multifamily                   Conventional
     67        1     Cupertino Town Center                                      Office                        Suburban
     68        1     One Front Street                                           Office                          CBD
     69        2     Pine Winds Apartments                                    Multifamily                   Conventional
     70        2     The Arbors at Port Warwick                               Multifamily                Independent Living
     71        1     Michael's Warehouse & Distribution Facility              Industrial               Warehouse/Distribution
     72        1     Parmer-McNeil Plaza Shopping Center                        Retail                       Unanchored
     73        1     159-181 Second Avenue                                      Office                          CBD
     74        1     Midtown Square                                            Mixed Use          Retail/Parking Garage/Industrial
     75        2     Vista Montana                                            Multifamily                   Conventional
     76        1     1500 West Park Drive                                       Office                        Suburban
     77        2     Colony Grove Apartments                                  Multifamily                   Conventional
     78        1     Glenwood Plaza                                             Office                        Suburban
     79        1     Mayfaire Towne Center                                      Retail                        Anchored
     80        2     Deerwood Crossing Apartments(10)                         Multifamily                   Conventional
     81        1     English Village                                            Retail                        Anchored
     82        1     The Village at Heather Ridge Pool                          Office                        Suburban
   82.01             Heather Ridge Bank Building                                Office                        Suburban
   82.02             Heather Ridge Office Building                              Office                        Suburban
     83        2     Sunnygate Village Apartments                             Multifamily                   Conventional
     84        1     Coddle Creek Shopping Center                               Retail                        Anchored
     85        1     Commons V Medical Office                                   Office                        Medical
     86        1     Plaza 57                                                  Mixed Use                   Retail/Office
     87        1     8300 East Raintree Drive                                  Mixed Use                  Office/Warehouse
     88        1     Bella Piazza                                               Retail                       Unanchored
     89        1     17000 Ventura Boulevard                                   Mixed Use                   Office/Retail
     90        1     Willimantic Plaza                                          Retail                        Anchored
     91        2     Imperial Towers Apartments                               Multifamily                   Conventional
     92        1     Cardiff Plaza Shopping Center                              Retail                       Unanchored
     93        1     Medical Office Building                                    Office                        Medical
     94        1     Bath Shopping Center                                       Retail                        Anchored
     95        2     7400 Apartments                                          Multifamily                   Conventional
     96        2     Dutch Village Apartments(11)                             Multifamily                   Conventional
     97        1     Hampton Inn - Bennington, VT(12)                         Hospitality                 Limited Service
     98        1     Lantern Bend Medical                                       Office                        Medical
     99        2     Fountain Park Apartments                                 Multifamily                   Conventional
    100        1     Bunge North America                                      Industrial               Warehouse/Distribution
    101        1     Shoppes at Pennington(13)                                 Mixed Use                   Retail/Office
    102        1     Columbia Summit                                            Retail                        Anchored
    103        1     Galleria Shopping Center                                   Retail                       Unanchored
    104        1     Sunset Ridge Center                                        Retail                       Unanchored
    105        1     Barchester Pool                                             Land                         Various
   105.01            Mansion House Center Ground Lease                           Land                        Mixed Use
   105.02            Pinewood Estates Apartments Ground Lease                    Land                       Multifamily
   105.03            Winrock Villas Condominiums Ground Lease                    Land                       Multifamily
   105.04            National City Bank Building Ground Lease                    Land                          Office
   105.05            Albuquerque Plaza Ground Lease                              Land                        Mixed Use
    106        1     Shoppes at Indian Trail                                    Retail                    Shadow Anchored
    107        1     Summerlin Office Building                                  Office                        Suburban
    108        2     Village Square Apartments                                Multifamily                   Conventional
    109        1     The Timmons Place Office Building                          Office                        Suburban
    110        1     1331 Gemini Building                                       Office                        Suburban
    111        1     Village Pavilion                                           Retail                       Unanchored
    112        2     The Apartments at 1515 West Morse Avenue                 Multifamily                   Conventional
    113        2     5724-32 South Blackstone Avenue                          Multifamily                   Conventional
    114        2     Stanford Place II Apartments                             Multifamily                   Conventional
    115        1     Rockbridge Place                                           Retail                        Anchored
    116        1     Schertz Retail Center                                      Retail                    Shadow Anchored
    117        1     Holiday Inn Express - Heber City , UT                    Hospitality                 Limited Service
    118        1     Shops at East-West Connector                               Retail                       Unanchored
    119        1     The Timmons Square Office Building                         Office                        Suburban
    120        2     Clearwater Estates III and IV                            Multifamily                   Conventional
    121        1     North Tucker Garage                                    Special Purpose            Parking Garage/Retail
    122        1     SilverLeaf Suites - Eagle, CO(14)                        Hospitality                  Extended Stay
    123        1     Warehouse Terminal - Manitowac, WI                       Industrial                     Warehouse
    124        1     701 Interstate 20 East                                     Office                        Medical
    125        1     Ridge Road Shopping Center                                 Retail                    Shadow Anchored
    126        1     OfficeMax - Eden Prairie, MN                               Retail                     Single Tenant
    127        2     4717 North Winthrop Apartments                           Multifamily                   Conventional
    128        1     Pay Low - Gary, IN                                         Retail                     Single Tenant
    129        1     Wiseway                                                    Retail                     Single Tenant
    130        1     Walgreens - Ozark, MO                                      Retail                     Single Tenant
    131        1     Warehouse Terminal - Menominee, MI                       Industrial                     Warehouse
    132        1     Raintree Building                                        Industrial                     Warehouse
    133        1     Tractor Supply -  Rutland, VT                              Retail                     Single Tenant
    134        1     Tractor Supply - Watertown, WI                             Retail                     Single Tenant
    135        1     Archives One - Malvern, PA                               Industrial                     Warehouse
    136        1     Village Square                                             Office                        Suburban
    137        1     Baseline Industrial Buildings                            Industrial                        Flex
    138        1     Ocean Rose Inn - Narragansett, RI(15)                    Hospitality                 Limited Service
    139        1     Archives One - Greensboro, NC                            Industrial                     Warehouse
    140        1     IHOP - Pearland, TX                                        Retail                     Single Tenant
    141        1     National Tire & Battery at Greens Landing                  Retail                     Single Tenant
    142        1     Archives One - Essex Junction, VT                        Industrial                     Warehouse
    143        1     Comerica Bank at Preston Center                            Retail                     Single Tenant

                                                                           INITIAL DEPOSIT TO                  ONGOING   MORTGAGE
  MORTGAGE MONTHLY TAX  MONTHLY INSURANCE  ANNUAL DEPOSIT TO REPLACEMENT  CAPITAL IMPROVEMENTS  INITIAL TI/LC   TI/LC      LOAN
LOAN NUMBER ESCROW ($)     ESCROW ($)              RESERVES ($)                RESERVE ($)        ESCROW ($)   FOOTNOTE   NUMBER
---------------------------------------------------------------------------------------------------------------------------------

     1                                                                                           18,200,095                  1
    1.01                                                                                                                   1.01
    1.02                                                                                                                   1.02
    1.03                                                                                                                   1.03
    1.04                                                                                                                   1.04
    1.05                                                                                                                   1.05
    1.06                                                                                                                   1.06
    1.07                                                                                                                   1.07
    1.08                                                                                                                   1.08
    1.09                                                                                                                   1.09
    1.10                                                                                                                   1.10
    1.11                                                                                                                   1.11
    1.12                                                                                                                   1.12
    1.13                                                                                                                   1.13
    1.14                                                                                                                   1.14
    1.15                                                                                                                   1.15
    1.16                                                                                                                   1.16
    1.17                                                                                                                   1.17
    1.18                                                                                                                   1.18
    1.19                                                                                                                   1.19
    1.20                                                                                                                   1.20
     2                                                                                                                       2
    2.01                                                                                                                   2.01
    2.02                                                                                                                   2.02
    2.03                                                                                                                   2.03
    2.04                                                                                                                   2.04
    2.05                                                                                                                   2.05
    2.06                                                                                                                   2.06
    2.07                                                                                                                   2.07
    2.08                                                                                                                   2.08
    2.09                                                                                                                   2.09
    2.10                                                                                                                   2.10
    2.11                                                                                                                   2.11
    2.12                                                                                                                   2.12
    2.13                                                                                                                   2.13
    2.14                                                                                                                   2.14
    2.15                                                                                                                   2.15
    2.16                                                                                                                   2.16
    2.17                                                                                                                   2.17
    2.18                                                                                                                   2.18
    2.19                                                                                                                   2.19
    2.20                                                                                                                   2.20
    2.21                                                                                                                   2.21
    2.22                                                                                                                   2.22
    2.23                                                                                                                   2.23
    2.24                                                                                                                   2.24
    2.25                                                                                                                   2.25
    2.26                                                                                                                   2.26
    2.27                                                                                                                   2.27
    2.28                                                                                                                   2.28
    2.29                                                                                                                   2.29
    2.30                                                                                                                   2.30
    2.31                                                                                                                   2.31
    2.32                                                                                                                   2.32
    2.33                                                                                                                   2.33
    2.34                                                                                                                   2.34
    2.35                                                                                                                   2.35
    2.36                                                                                                                   2.36
    2.37                                                                                                                   2.37
    2.38                                                                                                                   2.38
    2.39                                                                                                                   2.39
    2.40                                                                                                                   2.40
    2.41                                                                                                                   2.41
    2.42                                                                                                                   2.42
    2.43                                                                                                                   2.43
    2.44                                                                                                                   2.44
    2.45                                                                                                                   2.45
    2.46                                                                                                                   2.46
     3                                                                                                                       3
    3.01                                                                                                                   3.01
    3.02                                                                                                                   3.02
    3.03                                                                                                                   3.03
    3.04                                                                                                                   3.04
    3.05                                                                                                                   3.05
    3.06                                                                                                                   3.06
    3.07                                                                                                                   3.07
    3.08                                                                                                                   3.08
    3.09                                                                                                                   3.09
    3.10                                                                                                                   3.10
    3.11                                                                                                                   3.11
    3.12                                                                                                                   3.12
    3.13                                                                                                                   3.13
    3.14                                                                                                                   3.14
    3.15                                                                                                                   3.15
    3.16                                                                                                                   3.16
    3.17                                                                                                                   3.17
    3.18                                                                                                                   3.18
    3.19                                                                                                                   3.19
    3.20                                                                                                                   3.20
    3.21                                                                                                                   3.21
    3.22                                                                                                                   3.22
    3.23                                                                                                                   3.23
    3.24                                                                                                                   3.24
    3.25                                                                                                                   3.25
    3.26                                                                                                                   3.26
    3.27                                                                                                                   3.27
    3.28                                                                                                                   3.28
    3.29                                                                                                                   3.29
    3.30                                                                                                                   3.30
    3.31                                                                                                                   3.31
    3.32                                                                                                                   3.32
    3.33                                                                                                                   3.33
    3.34                                                                                                                   3.34
    3.35                                                                                                                   3.35
    3.36                                                                                                                   3.36
    3.37                                                                                                                   3.37
    3.38                                                                                                                   3.38
    3.39                                                                                                                   3.39
    3.40                                                                                                                   3.40
    3.41                                                                                                                   3.41
    3.42                                                                                                                   3.42
    3.43                                                                                                                   3.43
    3.44                                                                                                                   3.44
    3.45                                                                                                                   3.45
    3.46                                                                                                                   3.46
    3.47                                                                                                                   3.47
    3.48                                                                                                                   3.48
    3.49                                                                                                                   3.49
    3.50                                                                                                                   3.50
    3.51                                                                                                                   3.51
    3.52                                                                                                                   3.52
     4       363,596           12,819                 35,904                    102,750          3,000,000                    4
     5                        140,394      4.0% of Yearly Gross Revenue                                                       5
     6                                                                                                                        6
    6.01                                                                                                                    6.01
    6.02                                                                                                                    6.02
    6.03                                                                                                                    6.03
     7        92,471                       4.0% of Yearly Gross Revenue          2,500                                        7
    7.01                                                                                                                    7.01
    7.02                                                                                                                    7.02
    7.03                                                                                                                    7.03
    7.04                                                                                                                    7.04
    7.05                                                                                                                    7.05
     8       144,957           26,989                 41,383                   3,815,394         3,500,000         (1)        8
     9        77,404                                  53,966                                                       (1)        9
     10                                                                                          3,756,047                   10
     11                                                                                                                      11
     12      163,243                                                                                                         12
     13       97,637           4,621                  20,523                     86,710          3,000,000         (1)       13
     14       27,519           4,683                  53,847                     17,500                                      14
     15                                                                                          1,719,172                   15
     16       84,432           4,884                  25,014                   3,239,131         2,000,000         (1)       16
     17       36,591           3,858                                                                                         17
     18                                                                                          1,940,921                   18
     19       46,788                                                                                                         19
     20        7,465           17,589                541,848                                                                 20
     21       35,823           8,999                 200,040                                                                 21
   21.01                                                                                                                    21.01
   21.02                                                                                                                    21.02
     22       31,565           2,338                  48,894                                                                 22
   22.01                                                                                                                    22.01
   22.02                                                                                                                    22.02
     23       14,188                                 282,996                     6,250                                       23
     24       46,389           8,627                  27,947                     44,375                                      24
     25       21,015           5,982                  98,976                                                                 25
     26       90,721                       4.0% of Yearly Gross Revenue                                                      26
     27       67,276           10,698                 77,700                                                                 27
     28       14,728                                  92,250                                                                 28
     29                                                                                                            (1)       29
     30       32,904           3,578                                                                                         30
     31       20,541           4,599                  71,556                                                                 31
     32                                               46,428                                                       (1)       32
     33       12,155           12,946                587,352                     85,000                                      33
     34                                                                                                                      34
     35       21,550           2,563                  15,192                                     1,300,000                   35
     36                                                                                                                      36
     37       41,042           8,146                  20,209                                                                 37
     38       17,500           4,000                  58,800                                                                 38
     39       30,386                                                                                                         39
     40        3,869                                                                               31,000                    40
     41                                                                          31,250                                      41
     42                                                                                                                      42
     43       11,291           1,262                                                                                         43
     44       24,605           2,017                  4,960                                      1,150,000         (1)       44
     45       44,744           5,485                  77,700                     37,500                                      45
     46                                                                                                                      46
     47       21,605           3,213                  64,141                                                                 47
     48       14,175                                  9,366                                                                  48
     49       16,108           2,073                                                                                         49
     50                                                                                           665,000                    50
     51                                                                                                                      51
     52       11,667           4,134                  24,648                                                                 52
     53                                                                                                                      53
     54       17,917           2,998                  7,800                                                        (1)       54
     55         211            10,995                 40,572                                                                 55
     56       12,691           4,690                  18,099                                                                 56
     57       14,386           1,982                  22,994                                                       (1)       57
   57.01                                                                                                                    57.01
   57.02                                                                                                                    57.02
     58       11,718            753                                                                                          58
   58.01                                                                                                                    58.01
   58.02                                                                                                                    58.02
   58.03                                                                                                                    58.03
   58.04                                                                                                                    58.04
   58.05                                                                                                                    58.05
     59        8,921           3,187                  25,792                                                                 59
     60                                                                                                                      60
     61       11,800           5,586                                                                                         61
     62       11,793                                                                                                         62
     63          652           2,193                                                                                         63
     64        6,900           2,250                  6,210                                                                  64
     65        4,286                                  6,851                                                                  65
     66       41,741           6,342                  60,750                                                                 66
     67       10,352            756                   23,667                                      250,000          (1)       67
     68       11,408           1,141                  7,072                                       500,000          (1)       68
     69       11,612           2,685                  54,000                                                                 69
     70        7,693                                                                                                         70
     71                                                                                                                      71
     72       17,363            816                                                                                          72
     73        9,836           5,637                  15,190                                                       (1)       73
     74       10,147                                                                                                         74
     75        6,860           2,920                  22,464                                                                 75
     76       11,289           2,729                  20,400                                      200,000          (1)       76
     77        6,116           2,064                                                                                         77
     78        2,212           1,740                                                                                         78
     79                                                                                                                      79
     80        9,294                                  71,250                    635,345                                      80
     81        5,823           2,367                  10,400                                                                 81
     82        4,613           1,071                  11,551                                                       (1)       82
   82.01                                                                                                                    82.01
   82.02                                                                                                                    82.02
     83        8,250           2,781                  35,433                    166,425                                      83
     84        6,892                                                                                                         84
     85        9,165           4,752                  11,028                                                       (1)       85
     86       12,448            725                   3,786                                                        (1)       86
     87        8,506            609                   12,998                                                       (1)       87
     88       15,580           1,213                  4,193                                                        (1)       88
     89        8,572            455                   8,778                                                                  89
     90                                                                                                                      90
     91       12,239                                  68,634                    828,748                                      91
     92        9,259           2,951                  33,469                                      175,000          (1)       92
     93        7,500            504                   3,993                                                        (1)       93
     94        8,659                                  6,552                      23,125                                      94
     95       11,460           5,863                  48,216                    127,075                                      95
     96        5,841                                  50,750                    364,597                                      96
     97        7,777           2,849       3.0% of Yearly Gross Revenue                                                      97
     98       14,050                                                                                                         98
     99        9,366           3,980                  49,104                                                                 99
    100                                                                                                                      100
    101        1,071            947                   2,656                                                        (1)       101
    102        5,866           1,338                  24,802                                                       (1)       102
    103        8,864            731                   4,972                                                        (1)       103
    104        3,184            642                                                                                (1)       104
    105                                                                                                                      105
   105.01                                                                                                                  105.01
   105.02                                                                                                                  105.02
   105.03                                                                                                                  105.03
   105.04                                                                                                                  105.04
   105.05                                                                                                                  105.05
    106          628            517                                                                                (1)       106
    107        3,942            483                   3,978                                        50,000          (1)       107
    108       12,439           2,238                                                                                         108
    109                                                                                           146,000                    109
    110        8,964                                  11,999                                                       (1)       110
    111                                                                                                                      111
    112        4,993            953                   16,500                                                                 112
    113        3,715           1,687                  12,600                                                                 113
    114        2,579           2,231                  16,600                                                                 114
    115        5,823                                  5,701                      93,500                                      115
    116        3,502                                  1,971                                        73,931          (1)       116
    117        2,100           1,187                  56,114                   1,047,931                                     117
    118        3,107                                                                              385,000                    118
    119                                                                                           117,000                    119
    120        4,098            797                   12,000                                                                 120
    121                                                                          50,000                                      121
    122        4,040           1,129                  70,862                                                                 122
    123        6,268           2,835                  22,950                                                                 123
    124        3,146            720                   2,655                                                        (1)       124
    125       11,496           2,503                  10,272                                       20,000          (1)       125
    126        5,023                                  1,800                                                                  126
    127        3,125           1,494                  10,200                                                                 127
    128       17,932                                  6,875                                                                  128
    129        5,270                                                            214,375                                      129
    130                                                                                                                      130
    131        4,020           1,106                  14,192                                                                 131
    132        2,917            479                   3,298                                       130,000          (1)       132
    133                                                                                                                      133
    134                                                                                                                      134
    135                                                                                                                      135
    136        2,985            586                   8,319                      86,625                            (1)       136
    137        5,150            700                   3,959                      58,215            40,000          (1)       137
    138        1,892           2,042                  16,563                     13,750                                      138
    139                                                                                                                      139
    140                                                603                                         13,072          (1)       140
    141                          48                                                                                          141
    142                                                                                                                      142
    143                                                                                                                      143

(1)  In addition to any escrows funded at loan closing for potential TI/LC expenses, the related Mortgage Loan requires funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the term of the related Mortgage Loans. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2)  Annual deposits to the replacement reserve are $541,848 through the first year and 4.0% of gross revenue thereafter.

(3)  Commencing March 11, 2009, annual deposits to the replacement reserve are
     $200,040.

(4)  Commencing July 11, 2009, annual deposit to the replacement reserve is
     $98,976.

(5)  Commencing on November 11, 2008 annual deposits to the replacement reserve are $77,700.

(6)  Commencing July 11, 2009, annual deposits to the replacement reserve are
     $71,556.

(7)  Annual deposits to the replacement reserve are $587,352 through April 11,
     2008 and 4.0% of gross revenue thereafter.

(8)  Commencing July 11, 2011, annual deposits to the replacement reserve are
     $15,192.

(9)  Commencing on June 11, 2010, annual deposits to the replacement reserve are
     $25,792.

(10) Commencing on May 11, 2010, annual deposits to the replacement reserve are
     $71,250.

(11) Commencing May 11, 2010, annual deposits to the replacement reserve are
     $50,750.

(12) Deposit to the replacement reserve is $6,025 on the first payment date and annual deposits are 3.0% of gross revenue thereafter.

(13) Commencing June 11, 2010, annual deposits to the replacement reserve are
     $2,656.

(14) Annual deposits to the replacement reserve are $70,682 during the first year and 4.0% of gross revenue thereafter.

(15) Annual deposits to the replacement reserve are $16,563 through May 11, 2008 and 4.0% of gross revenue thereafter.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

                                    ANNEX A-4

                           COMMERCIAL TENANT SCHEDULE

MORTGAGE    LOAN                                                             GENERAL
  LOAN      GROUP                                                           PROPERTY
 NUMBER    NUMBER                          PROPERTY NAME                      TYPE              SPECIFIC PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------

    1         1     Beacon D.C. & Seattle Pool                               Various                   Various
  1.01              Market Square                                            Office                      CBD
  1.02              Polk & Taylor Buildings                                  Office                    Suburban
  1.03              Wells Fargo Center                                       Office                      CBD
  1.04              One, Two & Three Lafayette Centre                        Office                      CBD
  1.05              Booz Allen Complex                                       Office                    Suburban
  1.06              Key Center                                               Office                      CBD
  1.07              Sunset North                                             Office                    Suburban
  1.08              City Center Bellevue                                     Office                      CBD
  1.09              Plaza Center and US Bank Tower                           Office                      CBD
  1.10              1616 Fort Myer Drive                                     Office                    Suburban
  1.11              American Center                                          Office                    Suburban
  1.12              Eastgate Office Park                                     Office                    Suburban
  1.13              Liberty Place                                            Office                      CBD
  1.14              Lincoln Executive Center Buildings I, II, III, A&B       Office                    Suburban
  1.15              11111 Sunset Hills Road                                  Office                    Suburban
  1.16              Army and Navy Club Building                              Office                      CBD
  1.17              Plaza East                                               Office                      CBD
  1.18              Reston Town Center                                      Mixed Use               Office/Retail
  1.19              1300 North Seventeenth Street                            Office                    Suburban
  1.20              Washington Mutual Tower                                  Office                      CBD
    3         1     DDR Southeast Pool                                       Retail                    Anchored
  3.01              Hilltop Plaza                                            Retail                    Anchored
  3.02              Largo Town Center                                        Retail                    Anchored
  3.03              Midway Plaza                                             Retail                    Anchored
  3.04              Riverstone Plaza                                         Retail                    Anchored
  3.05              Highland Grove                                           Retail                    Anchored
  3.06              Riverdale Shops                                          Retail                    Anchored
  3.07              Skyview Plaza                                            Retail                    Anchored
  3.08              Apple Blossom Corners                                    Retail                    Anchored
  3.09              Fayettville Pavilion                                     Retail                    Anchored
  3.10              Creekwood Crossing                                       Retail                    Anchored
  3.11              Flamingo Falls                                           Retail                    Anchored
  3.12              Harundale Plaza                                          Retail                    Anchored
  3.13              Meadowmont Village Center                                Retail                    Anchored
  3.14              Springfield Commons                                      Retail                    Anchored
  3.15              Northlake Commons                                        Retail                    Anchored
  3.16              Village Square at Golf                                   Retail                    Anchored
  3.17              Oviedo Park Crossing                                     Retail                    Anchored
  3.18              Shoppes of Golden Acres                                  Retail                    Anchored
  3.19              Bardmoor Shopping Center                                 Retail                    Anchored
  3.20              Rosedale Shopping Center                                 Retail                    Anchored
  3.21              Casselberry Commons                                      Retail                    Anchored
  3.22              Shoppes at New Tampa                                     Retail                    Anchored
  3.23              Crossroads Plaza                                         Retail                    Anchored
  3.24              Plaza Del Paraiso                                        Retail                    Anchored
  3.25              North Pointe Plaza                                       Retail                    Anchored
  3.26              Melbourne Shopping Center                                Retail                    Anchored
  3.27              Market Square (DDR)                                      Retail                    Anchored
  3.28              Shoppes of Lithia                                        Retail                    Anchored
  3.29              West Oaks Towne Center                                   Retail                    Anchored
  3.30              Sharon Greens                                            Retail                    Anchored
  3.31              Lakewood Ranch                                           Retail                    Anchored
  3.32              Cofer Crossing                                           Retail                    Anchored
  3.33              Clayton Corners                                          Retail                    Anchored
  3.34              Clearwater Crossing                                      Retail                    Anchored
  3.35              Shops at Paradise Pointe                                 Retail                    Anchored
  3.36              Killearn Center                                          Retail                    Anchored
  3.37              Conway Plaza                                             Retail                    Anchored
  3.38              River Run Shopping Center                                Retail                    Anchored
  3.39              Aberdeen Square                                          Retail                    Anchored
  3.40              Derby Square                                             Retail                    Anchored
  3.41              Chickasaw Trails Shopping Center                         Retail                    Anchored
  3.42              Shoppes at Lake Dow                                      Retail                    Anchored
  3.43              Shoppes of Ellenwood                                     Retail                    Anchored
  3.44              Shops at Oliver's Crossing                               Retail                    Anchored
  3.45              Southwood Village Shopping Center                        Retail                    Anchored
  3.46              Paraiso Plaza                                            Retail                    Anchored
  3.47              Sheridan Sqaure                                          Retail                    Anchored
  3.48              Countryside Shopping Center                              Retail                    Anchored
  3.49              Shoppes of Citrus Hills                                  Retail                    Anchored
  3.50              Crystal Springs Shopping Center                          Retail                    Anchored
  3.51              Sexton Commons                                           Retail                    Anchored
  3.52              Hairston Crossing                                        Retail                    Anchored
    4         1     Two Herald Square                                       Mixed Use               Office/Retail
    6         1     DDR-TRT Pool                                             Retail                    Anchored
  6.01              Centerton Square                                         Retail                    Anchored
  6.02              Beaver Creek Commons                                     Retail                    Anchored
  6.03              Mount Nebo Pointe                                        Retail                    Anchored
    8         1     17 Battery Place South                                   Office                      CBD
    9         1     Rockvale Square                                          Retail                     Outlet
   10         1     Centerside II                                            Office                    Suburban
   11         1     Citadel Mall                                             Retail                    Anchored
   12         1     Port Chester Shopping Center                             Retail                    Anchored
   13         1     60 Madison Avenue                                        Office                      CBD
   14         1     3600 Wilshire Boulevard                                  Office                      CBD
   15         1     La Jolla Centre I                                        Office                    Suburban
   16         1     450-460 Park Avenue South                                Office                      CBD
   17         1     Stadium Crossings                                       Mixed Use               Office/Retail
   18         1     La Jolla Centre II                                       Office                    Suburban
   19         1     Roosevelt Square                                         Retail                    Anchored
   22         1     Jamison Valley Holdings Pool                             Office                    Suburban
  22.01             Sherman Oaks Atrium                                      Office                    Suburban
  22.02             West Hills Plaza                                         Office                    Suburban
   24         1     Barrington Business Center                             Industrial                    Flex
   29         1     OGI Campus                                               Office              Suburban/Laboratory
   32         1     Wellington Market Place                                  Retail                    Anchored
   34         1     Franklin Square III                                      Retail                    Anchored
   35         1     Siena Office Park                                        Office                    Suburban
   36         1     Columbus Park Crossing Shopping Center                   Retail                    Anchored
   37         1     Vestal Park                                             Mixed Use       Student Housing/Retail/Office
   40         1     141 5th Avenue                                           Retail                 Single Tenant
   41         1     Marietta Trade Center                                    Retail                    Anchored
   42         1     Majestic Square                                         Mixed Use               Retail/Office
   43         1     138 Spring Street                                       Mixed Use               Office/Retail
   44         1     72 Madison Avenue                                        Office                      CBD
   46         1     Pompano Plaza                                            Retail                    Anchored
   47         1     Wildwood North Shopping Center                           Retail                    Anchored
   48         1     Federal Law Center                                       Office                    Suburban
   50         1     Colonial Promenade Bear Lake                             Retail                    Anchored
   51         1     Mercury Computer                                         Office                    Suburban
   53         1     Mount Pleasant Square                                    Retail                    Anchored
   54         1     65 West 36th Street                                      Office                      CBD
   56         1     Athens West                                              Retail                    Anchored
   57         1     Peachtree Medical Office Pool                            Office                    Medical
  57.01             Yorktown Medical Center                                  Office                    Medical
  57.02             Shakerag Medical Center                                  Office                    Medical
   58         1     BPRE Pool                                                Office                    Suburban
  58.01             11820 Pierce Street                                      Office                    Suburban
  58.02             8131 East Indian Bend Road                               Office                    Suburban
  58.03             8111 East Indian Bend Road                               Office                    Suburban
  58.04             8115 East Indian Bend Road                               Office                    Suburban
  58.05             7328 East Stetson Drive                                  Office                    Suburban
   60         1     Shoppes at Woodhill                                      Retail                Shadow Anchored
   63         1     Sunset Commons                                           Retail                    Anchored
   64         1     XSport Fitness - Downers Grove, IL                       Retail                 Single Tenant
   65         1     Topsham Crossing Center                                  Retail                    Anchored
   67         1     Cupertino Town Center                                    Office                    Suburban
   68         1     One Front Street                                         Office                      CBD
   71         1     Michael's Warehouse & Distribution Facility            Industrial           Warehouse/Distribution
   72         1     Parmer-McNeil Plaza Shopping Center                      Retail                   Unanchored
   73         1     159-181 Second Avenue                                    Office                      CBD
   74         1     Midtown Square(1)                                       Mixed Use      Retail/Parking Garage/Industrial
   76         1     1500 West Park Drive                                     Office                    Suburban
   78         1     Glenwood Plaza                                           Office                    Suburban
   79         1     Mayfaire Towne Center                                    Retail                    Anchored
   81         1     English Village                                          Retail                    Anchored
   82         1     The Village at Heather Ridge Pool                        Office                    Suburban
  82.01             Heather Ridge Bank Building                              Office                    Suburban
  82.02             Heather Ridge Office Building                            Office                    Suburban
   84         1     Coddle Creek Shopping Center                             Retail                    Anchored
   85         1     Commons V Medical Office                                 Office                    Medical
   86         1     Plaza 57                                                Mixed Use               Retail/Office
   87         1     8300 East Raintree Drive                                Mixed Use              Office/Warehouse
   88         1     Bella Piazza                                             Retail                   Unanchored
   89         1     17000 Ventura Boulevard                                 Mixed Use               Office/Retail
   90         1     Willimantic Plaza                                        Retail                    Anchored
   92         1     Cardiff Plaza Shopping Center                            Retail                   Unanchored
   93         1     Medical Office Building                                  Office                    Medical
   94         1     Bath Shopping Center                                     Retail                    Anchored
   98         1     Lantern Bend Medical                                     Office                    Medical
   100        1     Bunge North America                                    Industrial           Warehouse/Distribution
   101        1     Shoppes at Pennington                                   Mixed Use               Retail/Office
   102        1     Columbia Summit                                          Retail                    Anchored
   103        1     Galleria Shopping Center                                 Retail                   Unanchored
   104        1     Sunset Ridge Center                                      Retail                   Unanchored
   105        1     Barchester Pool(2)                                        Land                     Various
 105.01             Mansion House Center Ground Lease                         Land                    Mixed Use
 105.02             Pinewood Estates Apartments Ground Lease                  Land                   Multifamily
 105.03             Winrock Villas Condominiums Ground Lease                  Land                   Multifamily
 105.04             National City Bank Building Ground Lease                  Land                      Office
 105.05             Albuquerque Plaza Ground Lease                            Land                    Mixed Use
   106        1     Shoppes at Indian Trail                                  Retail                Shadow Anchored
   107        1     Summerlin Office Building                                Office                    Suburban
   109        1     The Timmons Place Office Building                        Office                    Suburban
   110        1     1331 Gemini Building                                     Office                    Suburban
   111        1     Village Pavilion                                         Retail                   Unanchored
   115        1     Rockbridge Place                                         Retail                    Anchored
   116        1     Schertz Retail Center                                    Retail                Shadow Anchored
   118        1     Shops at East-West Connector                             Retail                   Unanchored
   119        1     The Timmons Square Office Building                       Office                    Suburban
   121        1     North Tucker Garage                                  Special Purpose        Parking Garage/Retail
   123        1     Warehouse Terminal - Manitowac, WI                     Industrial                 Warehouse
   124        1     701 Interstate 20 East                                   Office                    Medical
   125        1     Ridge Road Shopping Center                               Retail                Shadow Anchored
   126        1     OfficeMax - Eden Prairie, MN                             Retail                 Single Tenant
   128        1     Pay Low - Gary, IN                                       Retail                 Single Tenant
   129        1     Wiseway                                                  Retail                 Single Tenant
   130        1     Walgreens - Ozark, MO                                    Retail                 Single Tenant
   131        1     Warehouse Terminal - Menominee, MI                     Industrial                 Warehouse
   132        1     Raintree Building                                      Industrial                 Warehouse
   133        1     Tractor Supply -  Rutland, VT                            Retail                 Single Tenant
   134        1     Tractor Supply - Watertown, WI                           Retail                 Single Tenant
   135        1     Archives One - Malvern, PA                             Industrial                 Warehouse
   136        1     Village Square                                           Office                    Suburban
   137        1     Baseline Industrial Buildings                          Industrial                    Flex
   139        1     Archives One - Greensboro, NC                          Industrial                 Warehouse
   140        1     IHOP - Pearland, TX                                      Retail                 Single Tenant
   141        1     National Tire & Battery at Greens Landing                Retail                 Single Tenant
   142        1     Archives One - Essex Junction, VT                      Industrial                 Warehouse
   143        1     Comerica Bank at Preston Center                          Retail                 Single Tenant

MORTGAGE
  LOAN     CUT-OFF DATE LOAN     NUMBER OF
 NUMBER       BALANCE ($)      UNITS (UNITS)   UNIT OF MEASURE   LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------

    1         414,000,000        9,848,341         Sq. Ft.       Various
  1.01                             678,348         Sq. Ft.       Fulbright & Jaworski
  1.02                             904,226         Sq. Ft.       GSA - Department of Defense
  1.03                             944,141         Sq. Ft.       Wells Fargo Bank NA
  1.04                             711,495         Sq. Ft.       Commodity Future
  1.05                             731,234         Sq. Ft.       Booz Allen Hamilton
  1.06                             473,988         Sq. Ft.       Infospace
  1.07                             463,182         Sq. Ft.       Expedia
  1.08                             465,765         Sq. Ft.       HDR Engineering
  1.09                             466,948         Sq. Ft.       US Bank National
  1.10                             294,521         Sq. Ft.       DHS - GS-11B-01687
  1.11                             329,695         Sq. Ft.       SunTrust Bank
  1.12                             251,088         Sq. Ft.       Fiserv Seattle
  1.13                             163,936         Sq. Ft.       GSA - Department of Justice
  1.14                             277,672         Sq. Ft.       High Tech Institute
  1.15                             216,469         Sq. Ft.       XO Communications
  1.16                             102,822         Sq. Ft.       New York Times
  1.17                             148,952         Sq. Ft.       Serena Software
  1.18                             764,103         Sq. Ft.       College Entrance Exam
  1.19                             380,743         Sq. Ft.       BAE Systems
  1.20                           1,079,013         Sq. Ft.       Perkins Coie
    3         221,250,000        7,297,943         Sq. Ft.       Various
  3.01                             245,774         Sq. Ft.       Century Theater
  3.02                             260,797         Sq. Ft.       Regency Furniture
  3.03                             227,209         Sq. Ft.       Publix
  3.04                             307,716         Sq. Ft.       Belk
  3.05                             312,546         Sq. Ft.       Kohl's
  3.06                             273,307         Sq. Ft.       Kohl's
  3.07                             281,244         Sq. Ft.       Kmart
  3.08                             240,560         Sq. Ft.       Kohl's
  3.09                             272,385         Sq. Ft.       Creative Basket Express
  3.10                             227,085         Sq. Ft.       Beall's
  3.11                             108,565         Sq. Ft.       Fresh Market
  3.12                             217,619         Sq. Ft.       Value City
  3.13                             132,745         Sq. Ft.       Harris Teeter
  3.14                             271,729         Sq. Ft.       Kohl's
  3.15                             149,658         Sq. Ft.       Ross Dress for Less
  3.16                             126,486         Sq. Ft.       Publix
  3.17                             186,212         Sq. Ft.       Linens 'N Things
  3.18                             130,609         Sq. Ft.       Publix
  3.19                             152,667         Sq. Ft.       Publix
  3.20                             119,197         Sq. Ft.       Harris Teeter
  3.21                             243,176         Sq. Ft.       Ross Dress for Less
  3.22                             158,222         Sq. Ft.       Beall's
  3.23                              89,627         Sq. Ft.       Shoprite
  3.24                              82,441         Sq. Ft.       Publix
  3.25                             104,460         Sq. Ft.       Publix
  3.26                             204,216         Sq. Ft.       Big Lots
  3.27                             121,766         Sq. Ft.       Office Depot
  3.28                              71,430         Sq. Ft.       Publix
  3.29                              66,539         Sq. Ft.       Michaels
  3.30                              98,317         Sq. Ft.       Kroger
  3.31                              69,471         Sq. Ft.       Publix
  3.32                             137,757         Sq. Ft.       Kroger
  3.33                             125,653         Sq. Ft.       Lowe's Foods
  3.34                              90,566         Sq. Ft.       Kroger
  3.35                              83,929         Sq. Ft.       Publix
  3.36                              95,229         Sq. Ft.       Publix
  3.37                             117,723         Sq. Ft.       Publix
  3.38                              93,643         Sq. Ft.       Publix
  3.39                              70,555         Sq. Ft.       Publix
  3.40                             128,210         Sq. Ft.       Giant Eagle
  3.41                              75,492         Sq. Ft.       Publix
  3.42                              73,271         Sq. Ft.       Publix
  3.43                              67,721         Sq. Ft.       Publix
  3.44                              76,512         Sq. Ft.       Lowe's Foods
  3.45                              62,840         Sq. Ft.       Publix
  3.46                              60,712         Sq. Ft.       Publix
  3.47                              67,475         Sq. Ft.       Publix
  3.48                              73,986         Sq. Ft.       Winn-Dixie
  3.49                              68,927         Sq. Ft.       Publix
  3.50                              66,986         Sq. Ft.       Publix
  3.51                              49,097         Sq. Ft.       Harris Teeter
  3.52                              57,884         Sq. Ft.       Publix
    4         200,000,000          354,298         Sq. Ft.       Publicis
    6         110,000,000          678,553         Sq. Ft.       Various
  6.01                             432,327         Sq. Ft.       Wegman's Food (Ground Lease)
  6.02                             143,129         Sq. Ft.       Linens 'N Things
  6.03                             103,097         Sq. Ft.       Sportsman's Warehouse
    8          95,000,000          413,828         Sq. Ft.       Continental Stock Transfer & Trust Company
    9          92,400,000          539,661         Sq. Ft.       Pottery Barn
   10          89,300,000          287,494         Sq. Ft.       AIG Marketing, Inc.
   11          75,040,500          296,707         Sq. Ft.       Old Navy
   12          70,000,000          524,479         Sq. Ft.       Kohl's
   13          66,500,000          186,575         Sq. Ft.       Weight Watchers Internat
   14          64,000,000          414,202         Sq. Ft.       California Family Health
   15          60,000,000          165,184         Sq. Ft.       Colliers Iliff Thorn & Company
   16          54,000,000          166,761         Sq. Ft.       WKP-Spier, LLC
   17          47,000,000          165,662         Sq. Ft.       Bally's Total Fitness
   18          46,000,000          147,047         Sq. Ft.       Chatham Capital
   19          46,000,000          309,360         Sq. Ft.       Belk
   22          38,000,000          176,977         Sq. Ft.       Various
  22.01                             92,996         Sq. Ft.       Whole Foods
  22.02                             83,981         Sq. Ft.       One Call Medical
   24          36,100,000          931,560         Sq. Ft.       National Distribution Centers, Inc.
   29          33,300,000          286,652         Sq. Ft.       Oregon Health & Science University
   32          30,000,000          171,955         Sq. Ft.       Wal-Mart
   34          29,400,000          272,181         Sq. Ft.       Kohl's
   35          28,620,000          101,278         Sq. Ft.       HQ Global Workplaces, Inc
   36          28,000,000          225,922         Sq. Ft.       Kohl's
   37          27,000,000          441,648         Sq. Ft.       Ambling / University Park (Ground Lease)
   40          25,000,000            6,000         Sq. Ft.       HSBC USA, National Association
   41          25,000,000          316,576         Sq. Ft.       Wal-Mart
   42          23,850,000           74,786         Sq. Ft.       Saks Fifth Avenue
   43          23,500,000           17,000         Sq. Ft.       Yabu Pushelberg, Inc.
   44          22,000,000           54,000         Sq. Ft.       Wind-Up Entertainment, Inc
   46          18,850,000          127,484         Sq. Ft.       Publix
   47          18,700,000          168,791         Sq. Ft.       Bruno's Inc.
   48          17,800,000           93,665         Sq. Ft.       GSA (Multi TT)
   50          16,720,000          131,317         Sq. Ft.       Tuesday Morning
   51          16,200,000          185,327         Sq. Ft.       Mercury Computer Systems Inc.
   53          15,500,000           89,004         Sq. Ft.       Bi-Lo
   54          14,750,000           60,000         Sq. Ft.       Majestic Pearl & Stone
   56          13,760,000          180,990         Sq. Ft.       Goody's Family Clothing
   57          13,530,000          114,971         Sq. Ft.       Various
  57.01                             91,654         Sq. Ft.       Piedmont Fayette Hospital
  57.02                             23,317         Sq. Ft.       Mkt Street Mortgage
   58          13,200,000           43,028         Sq. Ft.       Various
  58.01                             13,356         Sq. Ft.       RBI Southern California, Inc.
  58.02                              8,902         Sq. Ft.       Retail Brokers, Inc.
  58.03                              9,010         Sq. Ft.       RBI Management Services, LLC
  58.04                              6,000         Sq. Ft.       Barness Papas Investments, LLC
  58.05                              5,760         Sq. Ft.       Apex Architecture, LLC & Global Retail Development Group, LLC
   60          13,100,000           85,277         Sq. Ft.       Bed Bath & Beyond
   63          12,988,766           67,922         Sq. Ft.       Piggly Wiggly
   64          12,936,479           41,400         Sq. Ft.       XSport Fitness
   65          12,720,000           85,636         Sq. Ft.       Dick's Sporting Goods
   67          12,400,000           56,351         Sq. Ft.       Skillnet Solutions
   68          11,800,000           70,722         Sq. Ft.       Elam & Burke
   71          11,200,000          506,828         Sq. Ft.       Michaels Stores, Inc.
   72          11,050,000           50,962         Sq. Ft.       Wachovia Bank
   73          11,000,000           69,043         Sq. Ft.       Valley of California, Inc.
   74          11,000,000           27,715         Sq. Ft.       SPI Club
   76          10,800,000           80,201         Sq. Ft.       Health Plans
   78          10,550,000          131,572         Sq. Ft.       Manning, Fulton & Skinner
   79          10,490,379           52,441         Sq. Ft.       Fresh Market
   81          10,400,000          103,429         Sq. Ft.       Goody's Family Clothing
   82          10,400,000           57,753         Sq. Ft.       Various
  82.01                             35,404         Sq. Ft.       Marshal Bank First
  82.02                             22,349         Sq. Ft.       HDR Engineering
   84          10,050,000           79,546         Sq. Ft.       Harris Teeter (Ground Lease)
   85          10,000,000           55,132         Sq. Ft.       Anchor Health Centers
   86           9,250,000           17,207         Sq. Ft.       HSBC Bank USA, National Association
   87           9,200,000           61,896         Sq. Ft.       Intrasight Tech, Inc
   88           9,000,000           27,954         Sq. Ft.       Credit Union
   89           8,800,000           35,113         Sq. Ft.       First Bank
   90           8,800,000          125,626         Sq. Ft.       BJ's Wholesale Club
   92           8,000,000          139,456         Sq. Ft.       Office Concepts
   93           8,000,000           39,935         Sq. Ft.       Dermatology Associates
   94           7,920,000           43,677         Sq. Ft.       CVS
   98           6,728,000           48,750         Sq. Ft.       Drs Aquino Coleman
   100          6,262,000          107,520         Sq. Ft.       Bunge Oils, Inc.
   101          6,100,000           26,489         Sq. Ft.       Barones Tuscany Grill
   102          6,000,000           88,577         Sq. Ft.       Complete Suite Furniture, Inc.
   103          6,000,000           38,247         Sq. Ft.       Lamp & Lighting of the Bower
   104          6,000,000           19,600         Sq. Ft.       Bio-Medical Applications Of NV, Inc.
   105          5,900,000          621,847         Sq. Ft.       Various
 105.01                            104,315         Sq. Ft.       Value St. Louis Associates, LP
 105.02                            254,850         Sq. Ft.       Alburquerque Plaza Office Investments, LLC
 105.03                            218,100         Sq. Ft.       W.B.W. Partners, LLC
 105.04                             35,870         Sq. Ft.       National City Bank
 105.05                              8,712         Sq. Ft.       Crescent Real Estate Fund
   106          5,650,000           33,586         Sq. Ft.       Shoe Dept
   107          5,600,000           19,891         Sq. Ft.       Christopher Homes, LLC
   109          5,350,000           48,998         Sq. Ft.       T.N. Master Tile, LP
   110          5,250,000           59,709         Sq. Ft.       ARES Corporation
   111          5,000,000           34,767         Sq. Ft.       GA Foot &  Ankle
   115          4,300,000           71,268         Sq. Ft.       Food Depot
   116          4,250,000           19,715         Sq. Ft.       Washington Mutual
   118          4,140,000           32,009         Sq. Ft.       Isocracy Fitness, LLC
   119          3,850,000           30,772         Sq. Ft.       Cabinets & Designs
   121          3,500,000          177,865         Sq. Ft.       Central Parking System
   123          3,478,302          229,500         Sq. Ft.       K & K Integrated Logistics
   124          3,412,500           26,552         Sq. Ft.       Allied Health Professionals
   125          3,400,000           64,197         Sq. Ft.       Wallys Party Factory
   126          3,197,148           18,000         Sq. Ft.       OfficeMax
   128          2,747,709           68,750         Sq. Ft.       Pay Low Discount Foods
   129          2,747,709           53,763         Sq. Ft.       Wise Way
   130          2,399,000           14,820         Sq. Ft.       Walgreens
   131          2,385,121          141,916         Sq. Ft.       KK Integrated Logistics, Inc.
   132          2,100,000           16,488         Sq. Ft.       Kingswood Collision
   133          2,095,000           21,688         Sq. Ft.       Tractor Supply Company
   134          1,994,000           23,627         Sq. Ft.       Tractor Supply Company
   135          1,856,544           32,416         Sq. Ft.       Archives One, Inc.
   136          1,750,000           41,593         Sq. Ft.       Noridian
   137          1,700,000           23,286         Sq. Ft.       Sherwin Williams Co.
   139          1,117,872           40,025         Sq. Ft.       ArchivesOne - Greensboro, NC
   140          1,100,000            4,022         Sq. Ft.       IHOP
   141          1,100,000            8,064         Sq. Ft.       National Tire & Battery
   142          1,097,910           20,000         Sq. Ft.       Archives One
   143          1,000,000            3,608         Sq. Ft.       Comerica Bank

MORTGAGE
  LOAN     LARGEST TENANT   LARGEST TENANT EXP.                                              2ND LARGEST TENANT
 NUMBER       % OF NRA              DATE          2ND LARGEST TENANT NAME                         % OF NRA
---------------------------------------------------------------------------------------------------------------

    1          Various            Various         Various                                          Various
  1.01          18.8%            6/30/2015        Shearman & Sterling                               16.9%
  1.02          60.7%         Multiple Spaces     Polk GSA                                          39.3%
  1.03          19.9%         Multiple Spaces     King County                                       10.4%
  1.04          22.7%            9/30/2015        Jackson & Campbell                                 6.2%
  1.05          97.7%         Multiple Spaces     Northern VA Family SV                              0.5%
  1.06          27.6%            2/28/2013        Keybank National Association                      21.9%
  1.07          57.4%            9/30/2009        Sierra Entertainment                              27.6%
  1.08          11.7%            12/31/2012       Oracle USA                                         6.6%
  1.09           9.8%            12/31/2013       Business Service Center                            7.7%
  1.10          24.6%         Multiple Spaces     GSA                                               16.0%
  1.11          18.1%         Multiple Spaces     HQ Global Workplaces                               6.5%
  1.12          14.7%            7/31/2008        Orrtax Software                                   13.3%
  1.13          42.4%            1/31/2008        American Hospital Association                     24.1%
  1.14          11.3%            6/30/2014        John L Scott Real Estate Service                   9.6%
  1.15          77.4%            11/30/2007       Stanley Martin                                    13.4%
  1.16          21.5%            12/31/2009       Jones Lang Lasalle                                17.5%
  1.17          19.3%            1/31/2012        Barclay Dean                                       8.8%
  1.18           9.3%            9/30/2009        Pfizer, Inc.                                       8.2%
  1.19          19.3%            5/31/2014        Federal Network Systems                           11.2%
  1.20          26.5%         Multiple Spaces     Washington Mutual Bank                            16.8%
    3          Various            Various         Various                                          Various
  3.01          21.1%            9/30/2016        Circuit City                                      15.9%
  3.02          27.2%            5/31/2017        Shoppers Food Warehouse                           19.1%
  3.03          24.7%            11/3/2011        Ross Dress for Less                               11.3%
  3.04          19.5%            10/9/2018        Publix                                            16.7%
  3.05          31.4%            1/31/2016        Marshall's                                         9.7%
  3.06          31.5%            1/31/2024        Stop & Shop                                       20.0%
  3.07          34.1%            7/31/2009        Publix                                            15.0%
  3.08          34.9%            1/31/2018        Martin's Food Store                               28.1%
  3.09          16.5%            3/15/2020        Dick's Sporting Goods                             16.5%
  3.10          29.4%            4/30/2016        Macy's                                            20.4%
  3.11          16.9%            2/28/2022        CVS                                               10.0%
  3.12          37.5%            3/31/2015        A & P Company                                     26.1%
  3.13          33.8%            4/30/2022        Yankelovich, Inc.                                 10.4%
  3.14          31.9%             2/2/2019        Bed Bath & Beyond                                 12.9%
  3.15          20.0%            1/31/2014        True Treasures                                     8.0%
  3.16          31.5%            11/30/2008       Anthony's                                          8.2%
  3.17          16.5%            1/31/2011        TJ Maxx                                           16.1%
  3.18          33.9%            10/31/2022       Remington Steakhouse                               6.1%
  3.19          42.9%            7/27/2011        Home Shopping Network Out                         10.9%
  3.20          39.2%            8/31/2020        CVS                                                8.5%
  3.21          17.6%            1/31/2013        Publix                                            14.8%
  3.22          35.0%            4/30/2017        Publix                                            34.4%
  3.23          67.8%            6/30/2024        Wawa                                               6.4%
  3.24          74.2%            5/31/2023        Hollywood Video                                    6.6%
  3.25          46.8%            8/21/2010        Fashion Bug                                        7.7%
  3.26          18.4%            1/31/2009        Publix                                            13.7%
  3.27          20.5%            12/31/2013       Petco                                             11.7%
  3.28          76.1%            7/31/2023        Natures Health Food                                4.5%
  3.29          35.7%            2/28/2010        PetSmart                                          28.8%
  3.30          55.1%            10/31/2021       Jumpsters                                          5.7%
  3.31          63.7%            9/30/2021        Beef O'Brady's                                     3.8%
  3.32          47.1%            3/31/2019        Goody's Family Clothing                           19.9%
  3.33          36.1%            9/21/2019        Dollar General                                     8.2%
  3.34          59.8%            9/30/2023        Green Tea Chinese Restaurant                       3.5%
  3.35          52.7%            6/30/2021        Countrywide Home Loans                             6.6%
  3.36          55.8%            11/30/2011       CVS                                                8.9%
  3.37          32.2%            10/31/2019       Beall's                                           10.2%
  3.38          45.9%            2/15/2009        Athlete's Foot                                     3.7%
  3.39          68.8%            10/17/2010       The REF Sports Bar & Grill                         5.1%
  3.40          54.6%            6/30/2016        Once Upon A Child                                  5.0%
  3.41          63.3%             2/2/2014        Blockbuster                                        8.6%
  3.42          60.4%            3/31/2022        Blockbuster                                        6.6%
  3.43          65.4%            8/31/2023        Washington Mutual Bank                             5.2%
  3.44          55.4%            4/15/2023        Dollar Tree Store                                 10.5%
  3.45          71.4%            9/30/2023        Starbucks                                          3.8%
  3.46          62.4%            3/13/2017        Hollywood Video                                    9.9%
  3.47          62.4%            4/17/2011        Dollar Tree Store                                  6.9%
  3.48          69.3%            4/30/2017        Advance Auto Parts                                 9.5%
  3.49          69.4%             4/3/2014        Blockbuster                                        5.8%
  3.50          66.1%            10/31/2021       Blockbuster                                        7.1%
  3.51          73.3%            8/22/2021        Italian Pie                                        6.2%
  3.52          76.5%            12/31/2022       Washington Mutual Bank                             4.8%
    4           33.7%            8/30/2016        H&M Hennes & Mauritz                              20.0%
    6          Various            Various         Various                                          Various
  6.01          30.1%            8/31/2024        Sports Authority                                   9.3%
  6.02          19.5%            1/31/2016        OfficeMax                                         14.0%
  6.03          46.8%            11/30/2020       Developer's Diversified-Master Lease              30.2%
    8            8.5%            7/12/2011        IT USA, Inc.                                       8.5%
    9            5.5%            1/31/2018        VF Outlet                                          5.3%
   10           19.2%         Multiple Spaces     Commonwealth Land Title Co                        11.9%
   11            5.1%            1/31/2009        Finish Line                                        3.5%
   12           38.7%         Multiple Spaces     A & P Supermarket                                  9.8%
   13           16.2%            9/30/2017        Bilinguals, Inc.                                  10.1%
   14            5.0%            9/30/2007        Southwestern Pacific Land Group                    3.8%
   15           12.5%            11/30/2016       IBM                                                9.7%
   16           16.1%            11/14/2010       Mimeo.Com. Inc.                                   11.6%
   17           22.0%            6/30/2014        Hewlett Packard                                   20.6%
   18           15.4%            2/28/2011        Marcus & Millichap Real Estate                    10.4%
   19           21.7%            1/31/2012        Publix                                            16.6%
   22          Various            Various         Various                                          Various
  22.01         24.8%            2/28/2010        Ross Morgan                                        7.5%
  22.02         12.3%            7/31/2009        Rockhardbody Total Fitness                        12.2%
   24           56.4%            5/31/2008        PGM Products                                      17.2%
   29           100.0%           11/30/2013
   32           27.0%            8/31/2018        Wellington Theatre 8                              11.9%
   34           29.6%             2/1/2019        Sports Authority                                  15.8%
   35           17.6%            12/31/2016       National University                               13.0%
   36           39.3%            10/4/2026        Dick's Sporting Goods                             19.9%
   37           54.2%            12/31/2049       AIG                                               15.7%
   40           100.0%           10/7/2020
   41           65.2%            10/25/2025       Dollar Tree Store                                  3.5%
   42           40.1%            8/21/2026        The Beach Company                                 24.6%
   43           29.4%            4/30/2009        Sunglass Hut                                      26.5%
   44           27.8%            9/30/2010        Iridium Group                                      9.3%
   46           35.8%            12/31/2026       Marshalls                                         29.9%
   47           30.9%            5/31/2020        Gap                                               17.8%
   48           100.0%           1/14/2016
   50           22.8%            1/15/2008        Lifestyle Family Fitness                          21.1%
   51           100.0%            3/1/2017
   53           52.7%            11/30/2024       West Marine                                        8.4%
   54            8.3%            6/30/2014        Graubard & Nihamin PC                              8.3%
   56           22.1%            4/30/2011        Ingles Markets, Inc.                              17.7%
   57          Various            Various         Various                                          Various
  57.01         19.3%            9/30/2009        PMCC - Department of Medicine                     19.1%
  57.02         27.1%            4/30/2011        PMCC - Pediatrics                                 22.5%
   58          Various            Various         Various                                          Various
  58.01         50.9%            12/31/2026       RBI Management Services California, Inc.          49.1%
  58.02         100.0%           12/31/2026
  58.03         100.0%           12/31/2026
  58.04         100.0%           12/31/2026
  58.05         100.0%           12/31/2026
   60           29.3%            1/31/2015        Cost Plus World Market                            21.5%
   63           55.8%            5/31/2026        R & A BBQ                                          4.7%
   64           100.0%           12/31/2022
   65           55.6%            1/31/2017        Bed Bath & Beyond                                 25.7%
   67            6.9%         Multiple Spaces     Gerst AAP and Gerst Software                       5.4%
   68           23.3%            12/31/2010       Perkins Cole                                      19.1%
   71           100.0%           6/30/2023
   72            8.2%            11/30/2020       Las Curras Inc.                                    7.8%
   73           16.2%            1/31/2011        DAB Enterprises, Inc.                             13.2%
   74           54.7%            11/30/2009       B&H Parking                                         NA
   76           21.9%            4/30/2009        United medical                                    10.7%
   78           21.6%            9/30/2016        Branch Banking & Trust                            20.9%
   79           40.9%            3/31/2022        O2 Fitness                                        26.4%
   81           33.8%            10/31/2012       Michaels Stores, Inc.                             19.5%
   82          Various            Various         Various                                          Various
  82.01         100.0%           11/30/2013
  82.02         49.1%            7/31/2015        Williams Insurance Agency, Inc.                   25.4%
   84           61.4%             8/4/2024        Bio-M-Bos                                          4.5%
   85           73.4%         Multiple Spaces     Collier Surgery Center                            17.5%
   86           21.6%            7/31/2015        Town Kitchen, LLC                                 21.5%
   87           37.8%            9/30/2010        Amazing Mail.com, Inc.                            35.4%
   88           14.4%            7/31/2017        Cary Brown DDS                                     9.6%
   89           18.6%            1/31/2017        Cannon Constructors                               18.5%
   90           54.3%            1/20/2019        Ocean State Job Lot Sotres                        24.1%
   92           14.5%            12/31/2007       Goodwill Industries of SN                         10.8%
   93           39.8%            4/30/2016        Keller Williams                                   26.2%
   94           21.4%            1/31/2011        Movie Gallery (Home Vsn)                          13.7%
   98           46.3%            9/30/2018        E Cardio                                          22.6%
   100          100.0%           4/30/2026
   101          14.6%             1/1/2017        Hip Square To The Power Of Two                     8.2%
   102          28.4%            7/31/2016        TVI, Inc.                                         23.0%
   103          22.4%            9/30/2014        Bellini Juvenile Furniture                        14.6%
   104          45.9%            5/21/2017        Borch Inc. "Baja Lobster"                         29.6%
   105         Various            Various
 105.01         100.0%           4/30/2040
 105.02         100.0%           11/30/2051
 105.03         100.0%            3/2/2034
 105.04         100.0%           6/10/2045
 105.05         100.0%           6/30/2051
   106          14.4%            4/30/2012        Panera Bread                                      12.6%
   107          52.7%            5/31/2012        Nevada Title Co.                                  21.3%
   109          15.0%            12/31/2007       The Motherhood Center                             14.0%
   110          19.8%         Multiple Spaces     Tietroniz Software                                19.7%
   111          25.3%            5/31/2010        Center for Premier Suites                         19.7%
   115          62.7%            11/30/2016       CVS                                               12.6%
   116          17.8%            3/31/2011        Don's and Ben's, Gabriel Hldgs.                   14.8%
   118          68.7%            11/30/2020       Ecce Liben, Inc.                                   8.7%
   119          12.3%            6/30/2008        Jerry Pope                                        11.0%
   121          90.6%            3/31/2015        Perfect Pizza, Inc.                                2.7%
   123          100.0%           1/31/2022
   124          50.5%            12/31/2013       Tarrant County Hospital District                  49.5%
   125          18.7%            2/28/2012        Tuesday Morning                                   11.4%
   126          100.0%           1/31/2018
   128          100.0%           5/31/2022
   129          100.0%           5/31/2022
   130          100.0%           11/30/2081
   131          100.0%           1/31/2022
   132          77.3%            7/31/2014        Dale Husband                                      22.7%
   133          100.0%           7/30/2020
   134          100.0%           1/31/2021
   135          100.0%           12/31/2021
   136          78.4%         Multiple Spaces     KVRR TV Fox                                       19.3%
   137          36.2%            12/31/2007       Mesa Lighting & Fan                               34.1%
   139          100.0%           1/31/2022
   140          100.0%           4/30/2026
   141          100.0%           11/30/2031
   142          100.0%           12/31/2021
   143          100.0%            8/1/2016

MORTGAGE                                                                                                                    MORTGAGE
  LOAN     2ND LARGEST TENANT EXP.                                      3RD LARGEST TENANT % OF   3RD LARGEST TENANT EXP.    LOAN
 NUMBER              DATE            3RD LARGEST TENANT NAME                      NRA                       DATE             NUMBER
------------------------------------------------------------------------------------------------------------------------------------

    1              Various           Various                                    Various                   Various              1
  1.01         Multiple Spaces       Edison Electric Institute                   11.3%                   7/31/2015            1.01
  1.02         Multiple Spaces                                                                                                1.02
  1.03            7/31/2007          Moss Adams                                  9.9%                 Multiple Spaces         1.03
  1.04            5/31/2010          AT&T Corp.                                  5.7%                 Multiple Spaces         1.04
  1.05            12/31/2007         YK and Wang                                 0.4%                   10/31/2011            1.05
  1.06            7/31/2010          Symetra Finacial Corporation                15.1%                   7/31/2015            1.06
  1.07            2/28/2010          American Family Mutual Insurance            6.1%                 Multiple Spaces         1.07
  1.08            3/31/2009          Cisco Systems                               6.0%                    2/28/2013            1.08
  1.09            3/31/2009          Wells Fargo Bank NA                         5.3%                 Multiple Spaces         1.09
  1.10            2/28/2011          EADS                                        12.6%                   8/31/2014            1.10
  1.11            3/31/2011          GSA                                         6.4%                    8/31/2013            1.11
  1.12            9/30/2013          Great American Insurance                    9.9%                   12/31/2009            1.12
  1.13            8/31/2014          National Retail Federation                  16.3%                   3/31/2014            1.13
  1.14            4/30/2014          Peacehealth                                 9.3%                    3/31/2014            1.14
  1.15            1/31/2016          Akamai Technologies                         7.2%                    5/31/2011            1.15
  1.16         Multiple Spaces       Constantine Cannon                          12.2%                   3/31/2008            1.16
  1.17            8/31/2012          National Medical Management                 8.5%                    7/31/2008            1.17
  1.18            9/30/2009          National Amusements                         6.7%                    2/28/2011            1.18
  1.19            11/30/2008         BBN Technologies                            10.8%                  11/30/2010            1.19
  1.20            12/31/2010         Davis Wright Tremaine                       15.7%                  12/31/2018            1.20
    3              Various           Various                                    Various                   Various              3
  3.01            1/31/2017          Ross Dress For Less                         11.2%                   1/31/2013            3.01
  3.02            9/30/2009          Marshall's                                  10.3%                  12/31/2011            3.02
  3.03            1/31/2013          Petco                                       6.7%                    1/31/2014            3.03
  3.04            2/11/2018          Ross Dress for Less                         9.8%                    1/31/2013            3.04
  3.05            1/31/2011          Circuit City                                9.0%                    1/31/2016            3.05
  3.06            10/31/2016         Go 1 Dollar                                 4.2%                    9/30/2013            3.06
  3.07             4/6/2008          Circuit City                                11.7%                  10/31/2008            3.07
  3.08             5/1/2040          OfficeMax                                   9.7%                    4/30/2012            3.08
  3.09            1/31/2017          Linens 'N Things                            12.8%                   1/31/2016            3.09
  3.10            3/31/2009          Beall's Outlet                              13.2%                   4/30/2014            3.10
  3.11            10/4/2021          Ortiz-Parra Enter                           9.2%                   12/31/2011            3.11
  3.12            12/31/2019         A.J. Wright                                 11.5%                  11/30/2009            3.12
  3.13            7/31/2012          B. Christopher's                            4.4%                   10/31/2015            3.13
  3.14            1/31/2010          Gander Mountain                             11.5%                   8/31/2014            3.14
  3.15            12/31/2007         Yum Yum Japanese Stakehouse                 3.2%                    8/31/2011            3.15
  3.16            12/31/2011         Boris International                         4.4%                    6/30/2011            3.16
  3.17            11/30/2010         Ross Dress For Less                         16.1%                   1/31/2010            3.17
  3.18            8/31/2015          Amscot Financial                            4.0%                    5/31/2014            3.18
  3.19            4/30/2009          Beall's                                     9.1%                   10/31/2011            3.19
  3.20            1/31/2021          The Mindbody Experience                     4.1%                    1/31/2009            3.20
  3.21            5/31/2012          Stein Mart                                  14.2%                   4/30/2015            3.21
  3.22            10/31/2022         Tropical Realty and Inves                   3.4%                    2/28/2008            3.22
  3.23            8/31/2018          Hallmark                                    5.6%                    2/28/2014            3.23
  3.24            7/31/2008          Rotelli's Pizza & Pasta                     2.2%                    7/31/2013            3.24
  3.25            1/31/2011          S & K Famous Brands                         4.8%                    1/31/2011            3.25
  3.26            12/31/2019         ValueThrift                                 9.8%                    1/31/2009            3.26
  3.27            9/30/2010          Grand Harbour Import Comp                   9.8%                    4/30/2010            3.27
  3.28            9/30/2007          Liquor Store                                2.4%                   11/30/2008            3.28
  3.29            1/31/2016          Family Christian Stores                     7.5%                   10/31/2010            3.29
  3.30            4/30/2013          Dollar Tree Store                           5.5%                    9/30/2011            3.30
  3.31            2/28/2012          Manhattan Liquors                           3.8%                    8/31/2012            3.31
  3.32            4/30/2014          Dollar & Party Store                        3.0%                   12/31/2008            3.32
  3.33            4/30/2010          Sherwin-Williams                            4.0%                    3/31/2010            3.33
  3.34            12/31/2008         BE Fitness, Inc.                            3.1%                    5/31/2009            3.34
  3.35            3/31/2008          Blockbuster                                 5.7%                    7/31/2011            3.35
  3.36            10/31/2010         Bonefish Restaurant                         5.6%                    4/30/2013            3.36
  3.37            4/30/2010          Ross Dress for Less                         8.7%                   10/31/2015            3.37
  3.38            3/31/2012          RadioShack                                  3.2%                   12/31/2010            3.38
  3.39            10/31/2011         Bikram Yoga                                 2.7%                    9/30/2007            3.39
  3.40            5/31/2008          Play It Again Sports                        3.2%                    7/31/2009            3.40
  3.41            11/30/2008         Giovanni's Italian Restaurant               4.8%                   11/30/2011            3.41
  3.42            6/30/2012          Los Portales Mexican Cuis                   5.3%                    3/31/2011            3.42
  3.43            10/28/2008         Beauty & More                               4.1%                    8/31/2008            3.43
  3.44            4/30/2008          Monte De Rey                                5.5%                    4/30/2008            3.44
  3.45            2/28/2017          Itza Pizza                                  3.3%                   12/31/2008            3.45
  3.46            10/24/2014         Washington Mutual Bank                      5.9%                    8/31/2010            3.46
  3.47            2/28/2009          Pancho's Backyard                           3.8%                    7/31/2011            3.47
  3.48            12/31/2008         Blockbuster                                 8.1%                    4/30/2012            3.48
  3.49            1/31/2008          Quizno's Subs                               3.1%                    1/31/2009            3.49
  3.50            12/31/2011         Hallmark                                    5.0%                    2/28/2012            3.50
  3.51            2/22/2012          Fuquay Urgent Care                          5.7%                    9/30/2008            3.51
  3.52            3/31/2012          Jackson Hewitt Tax Service                  2.5%                    3/31/2012            3.52
    4             1/30/2016          Mercy College                               15.5%                   5/31/2022             4
    6              Various           Various                                    Various                   Various              6
  6.01            7/31/2015          Jo-Ann Stores                               8.2%                    1/31/2015            6.01
  6.02            10/31/2014         PetSmart                                    13.3%                   1/31/2020            6.02
  6.03            11/11/2008          Famous Footwear                            6.2%                    8/31/2016            6.03
    8             4/30/2017          Wall Street Access, Inc.                    8.2%                   10/31/2008             8
    9             3/31/2012          Calvert Retail (Reading China)              5.0%                   11/30/2008             9
   10              5/6/2011          Health Net                                  10.2%                   8/31/2009             10
   11             1/31/2008          New York & Company                          3.0%                    1/31/2016             11
   12             12/31/2017         Linens & Things, Inc.                       9.5%                   12/31/2015             12
   13          Multiple Spaces       Mergent, Inc.                               7.9%                    9/30/2008             13
   14              6/6/2009          The Philippine Consulate General            3.4%                    9/30/2009             14
   15             7/31/2010          LMA North America, Inc.                     8.9%                    4/30/2010             15
   16          Multiple Spaces       Drumbeat Digital, LLC                       8.4%                   10/31/2012             16
   17             3/31/2010          Agilent Technologies                        15.8%                   3/31/2010             17
   18             11/30/2010         Scott Wage                                  9.1%                   12/14/2007             18
   19             7/31/2018          SteinMart                                   14.9%                  11/30/2008             19
   22              Various           Various                                    Various                   Various              22
  22.01           7/31/2010          Executive Financial Lending                 6.2%                   11/30/2008           22.01
  22.02           1/15/2011          Kaiser Foundation Health                    7.5%                   12/31/2009           22.02
   24             12/31/2010         Windspeed Pennsauken                        10.7%                   6/30/2012             24
   29                                                                                                                          29
   32             9/30/2008          Walgreens                                   7.9%                    8/31/2029             32
   34             8/31/2013          PetSmart                                    9.6%                    1/31/2014             34
   35             5/31/2012          Countrywide Home Loan                       11.9%                   12/2/2009             35
   36             1/31/2018          T.J. Maxx                                   13.3%                   3/31/2017             36
   37             2/28/2009          Nationwide Credit                           12.4%                   7/30/2009             37
   40                                                                                                                          40
   41             5/31/2009          Anna's Linens                               3.2%                    6/30/2015             41
   42             3/31/2012          RBC Dain Rauscher Inc                       7.9%                    7/31/2007             42
   43             7/31/2019          Amore Pacific, Inc.                         14.7%                  10/31/2012             43
   44             2/28/2011          Bilinguals, Inc.                            9.3%                    7/31/2012             44
   46             10/31/2016         Office Depot                                18.2%                  12/31/2010             46
   47             1/31/2011          Goody's Family Clothing                     17.8%                   3/31/2010             47
   48                                                                                                                          48
   50             9/30/2010          Blockbuster                                 6.2%                    6/30/2009             50
   51                                                                                                                          51
   53             2/28/2011          Barbara Jean's                              4.9%                    5/31/2016             53
   54             1/31/2013          Hidrocj Realty Inc.                         8.3%                    6/30/2012             54
   56             9/30/2008          Big Lots, Inc.                              16.0%                   1/31/2009             56
   57              Various           Various                                    Various                   Various              57
  57.01           11/30/2012         PMCC - Dermatology                          7.3%                   11/30/2013           57.01
  57.02           11/30/2011         PMCC - Dept of Medicine                     22.1%                  11/30/2012           57.02
   58              Various                                                                                                     58
  58.01           12/31/2026                                                                                                 58.01
  58.02                                                                                                                      58.02
  58.03                                                                                                                      58.03
  58.04                                                                                                                      58.04
  58.05                                                                                                                      58.05
   60             1/31/2015          Pier 1 Imports                              12.7%                   2/28/2015             60
   63             11/30/2011         Weichert Realtors                           4.7%                   12/31/2011             63
   64                                                                                                                          64
   65             1/31/2017          Petco                                       18.7%                   2/28/2017             65
   67             9/30/2009          Hoffman, Steven (et al)                     4.4%                    9/30/2007             67
   68             6/14/2009          George's Cycles and Fitness                 14.1%                   4/30/2011             68
   71                                                                                                                          71
   72             2/28/2011          WAMU                                        7.2%                   12/31/2015             72
   73             8/31/2017          Bay Area Pediatrics                         7.0%                   11/30/2012             73
   74              1/1/2009          Jocks & Jills                               20.6%                  12/31/2007             74
   76             11/30/2008         WFS Financial                               9.9%                    7/31/2011             76
   78             9/30/2008          Scott & Stringfellow, Inc.                  8.4%                    8/31/2024             78
   79             12/31/2013         Fox and Hound                               15.6%                   5/31/2020             79
   81             8/31/2013          Shoe Carnival, Inc.                         9.7%                    1/31/2011             81
   82              Various                                                                                                     82
  82.01                                                                                                                      82.01
  82.02           1/31/2015                                                                                                  82.02
   84             1/31/2012          Maya Tan                                    3.1%                   11/30/2009             84
   85             4/30/2009          Dr. Perimutter                              4.7%                    9/30/2012             85
   86             8/31/2015          Fir Tree, LLC                               20.2%                   6/30/2012             86
   87             7/31/2012          Villagio Tile & Stone                       17.3%                   9/30/2009             87
   88             9/30/2012          Wings N Things                              6.5%                    2/28/2017             88
   89             7/31/2011          Fassberg Construction                       13.4%                   7/31/2007             89
   90             1/31/2009          Family Dollar                               5.1%                   12/31/2008             90
   92             4/30/2008          Aaron's Rental                              6.5%                    8/31/2012             92
   93             8/31/2017          Stroudwater Associates                      15.2%                   3/31/2017             93
   94             11/30/2009         Cross Insurance                             13.7%                   2/28/2009             94
   98             5/31/2014          IKP Family Medicine                         15.7%                   9/30/2013             98
   100                                                                                                                        100
   101            2/28/2012          Pool and Spa Store                          7.8%                    2/28/2017            101
   102            11/30/2011         Tuesday Morning                             10.5%                   7/15/2010            102
   103            12/31/2010         Lamberti of Manalapan, Inc.                 8.6%                    2/28/2011            103
   104            3/31/2017          Naomi, Inc. "Naomi Dance"                   12.2%                   4/30/2012            104
   105                                                                                                                        105
 105.01                                                                                                                      105.01
 105.02                                                                                                                      105.02
 105.03                                                                                                                      105.03
 105.04                                                                                                                      105.04
 105.05                                                                                                                      105.05
   106            12/31/2016         Cato                                        11.6%                   1/31/2012            106
   107            5/31/2008          Booz Allen Hamilton                         12.1%                   4/30/2010            107
   109            6/30/2009          Physical Conditioning Centre                7.2%                    4/30/2009            109
   110             3/1/2009          Alamo Title                                 9.9%                    3/31/2009            110
   111            1/31/2011          Coldwell Banker                             19.7%                   1/31/2008            111
   115            10/31/2007         Beauty Town                                 3.4%                    4/30/2015            115
   116            10/31/2011         Tri County Dentist                          8.9%                    3/31/2011            116
   118             4/4/2011          Village Health Georgia, PC                  5.0%                    12/6/2010            118
   119            10/31/2007         Wayne Wicks & Associates                    9.1%                    9/30/2008            119
   121            11/23/2010                                                                                                  121
   123                                                                                                                        123
   124            8/31/2011                                                                                                   124
   125            7/15/2012          Dollar General                              11.1%                   8/1/2007             125
   126                                                                                                                        126
   128                                                                                                                        128
   129                                                                                                                        129
   130                                                                                                                        130
   131                                                                                                                        131
   132            9/30/2007                                                                                                   132
   133                                                                                                                        133
   134                                                                                                                        134
   135                                                                                                                        135
   136            10/31/2010         Ameriprise                                  2.3%                    7/31/2007            136
   137            8/31/2008          Lindsays Auto                               20.5%                  12/31/2008            137
   139                                                                                                                        139
   140                                                                                                                        140
   141                                                                                                                        141
   142                                                                                                                        142
   143                                                                                                                        143

(1)  With respect to the Midtown Square Loan (loan number 74), representing 0.3%
     of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1
     Balance), the second largest tenant was determined to be as such based on the annual base rent paid by the tenant.

(2)  With respect to the Barchester Pool Loan (loan number 105), representing
     0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1
     Balance), as of the origination of the related Mortgage Loan, one Mortgaged
     Property was improved with a mixed use office/retail building, one was improved with an apartment complex, one was improved with multifamily condominium complex, one was improved with a high rise office building and a seven-story parking garage and the other was improved with a mixed use project that includes an office tower, retail arcade, underground parking facilities, meeting space and a 395-room luxury hotel; however, in all cases, the improvements are not part of the collateral for the related
     Mortgaged Property.

             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

                                   ANNEX A-5

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                             (CROSSED & PORTFOLIOS)

                LOAN
MORTGAGE LOAN   GROUP                                                                             CROSS COLLATERALIZED AND CROSS
    NUMBER     NUMBER                  PROPERTY NAME                     CITY            STATE          DEFAULTED LOAN FLAG
---------------------------------------------------------------------------------------------------------------------------------

      1          1     Beacon D.C. & Seattle Pool                       Various        Various
---------------------------------------------------------------------------------------------------------------------------------
     1.01              Market Square                                   Washington        DC
     1.02              Polk & Taylor Buildings                         Arlington         VA
     1.03              Wells Fargo Center                               Seattle          WA
     1.04              One, Two & Three Lafayette Centre               Washington        DC
     1.05              Booz Allen Complex                               Mc Lean          VA
     1.06              Key Center                                       Bellevue         WA
     1.07              Sunset North                                     Bellevue         WA
     1.08              City Center Bellevue                             Bellevue         WA
     1.09              Plaza Center and US Bank Tower                   Bellevue         WA
     1.10              1616 Fort Myer Drive                            Arlington         VA
     1.11              American Center                                   Vienna          VA
     1.12              Eastgate Office Park                             Bellevue         WA
     1.13              Liberty Place                                   Washington        DC
     1.14              Lincoln Executive Center Buildings I,            Bellevue         WA
                       II, III, A&B
     1.15              11111 Sunset Hills Road                           Reston          VA
     1.16              Army and Navy Club Building                     Washington        DC
     1.17              Plaza East                                       Bellevue         WA
     1.18              Reston Town Center                                Reston          VA
     1.19              1300 North Seventeenth Street                   Arlington         VA
     1.20              Washington Mutual Tower                          Seattle          WA

      2          1     ING Hospitality Pool                             Various        Various
---------------------------------------------------------------------------------------------------------------------------------
     2.01              Residence Inn  - La Jolla, CA                     La Jolla         CA
     2.02              Residence Inn Seattle East - Redmond , WA         Redmond          WA
     2.03              Residence Inn  - Long Beach, CA                  Long Beach        CA
     2.04              Residence Inn  - Costa Mesa, CA                  Costa Mesa        CA
     2.05              Residence Inn Pasadena - Arcadia, CA              Arcadia          CA
     2.06              Residence Inn - Irvine, CA                         Irvine          CA
     2.07              Homewood Suites - Herndon, VA                     Herndon          VA
     2.08              Residence Inn Concord - Pleasant Hill, CA      Pleasant Hill       CA
     2.09              Residence Inn - San Ramon, CA                    San Ramon         CA
     2.10              Homewood Suites - Linthicum, MD                  Linthicum         MD
     2.11              Residence Inn  - Saint Louis, MO                Saint Louis        MO
     2.12              Residence Inn - Bakersfield, CA                 Bakersfield        CA
     2.13              Residence Inn - Boulder, CO                       Boulder          CO
     2.14              Residence Inn - Hapeville, GA                    Hapeville         GA
     2.15              Residence Inn Chicago - Deerfield, IL            Deerfield         IL
     2.16              Homewood Suites - Malvern, PA                     Malvern          PA
     2.17              Residence Inn - Houston, TX                       Houston          TX
     2.18              Residence Inn - Santa Fe, NM                      Santa Fe         NM
     2.19              Residence Inn - Placentia, CA                    Placentia         CA
     2.20              Homewood Suites - Glen Allen, VA                 Glen Allen        VA
     2.21              Residence Inn - Atlanta, GA (Buckhead)            Atlanta          GA
     2.22              Homewood Suites - Beaverton, OR                  Beaverton         OR
     2.23              Residence Inn - Cincinnati, OH                   Cincinnati        OH
     2.24              Residence Inn - Lombard, IL                       Lombard          IL
     2.25              Residence Inn - Jacksonville, FL                Jacksonville       FL
     2.26              Homewood Suites - Irving, TX                       Irving          TX
     2.27              Residence Inn Dallas - Irving, TX                  Irving          TX
     2.28              Homewood Suites - Clearwater, FL                 Clearwater        FL
     2.29              Residence Inn - Boca Raton, FL                   Boca Raton        FL
     2.30              Residence Inn - Clearwater, FL                   Clearwater        FL
     2.31              Residence Inn - Birmingham, AL                   Birmingham        AL
     2.32              Residence Inn - Smyrna, GA                         Smyrna          GA
     2.33              Homewood Suites - Addison, TX                     Addison          TX
     2.34              Homewood Suites - Chesterfield, MO              Chesterfield       MO
     2.35              Residence Inn - Montgomery, AL                   Montgomery        AL
     2.36              Homewood Suites - Atlanta, GA (Buckhead)          Atlanta          GA
     2.37              Residence Inn - Chesterfield, MO                Chesterfield       MO
     2.38              Residence Inn - Blue Ash, OH                      Blue Ash         OH
     2.39              Residence Inn - Berwyn, PA                         Berwyn          PA
     2.40              Residence Inn - Danvers, MA                       Danvers          MA
     2.41              Homewood Suites - Midvale, UT                     Midvale          UT
     2.42              Homewood Suites - Plano, TX                        Plano           TX
     2.43              Homewood Suites - Atlanta, GA (Cumberland)        Atlanta          GA
     2.44              Residence Inn - Memphis, TN                       Memphis          TN
     2.45              Residence Inn - Atlanta, GA (DeKalb)              Atlanta          GA
     2.46              Homewood Suites - Norcross, GA                    Norcross         GA

      3          1     DDR Southeast Pool                                Various       Various
---------------------------------------------------------------------------------------------------------------------------------
     3.01              Hilltop Plaza                                    Richmond          CA
     3.02              Largo Town Center                                 Largo            MD
     3.03              Midway Plaza                                     Tamarac           FL
     3.04              Riverstone Plaza                                  Canton           GA
     3.05              Highland Grove                                   Highland          IN
     3.06              Riverdale Shops                              West Springfield      MA
     3.07              Skyview Plaza                                    Orlando           FL
     3.08              Apple Blossom Corners                           Winchester         VA
     3.09              Fayettville Pavilion                           Fayetteville        NC
     3.10              Creekwood Crossing                              Bradenton          FL
     3.11              Flamingo Falls                                Pembroke Pines       FL
     3.12              Harundale Plaza                                Glen Burnie         MD
     3.13              Meadowmont Village Center                      Chapel Hill         NC
     3.14              Springfield Commons                               Toledo           OH
     3.15              Northlake Commons                           Palm Beach Gardens     FL
     3.16              Village Square at Golf                        Boynton Beach        FL
     3.17              Oviedo Park Crossing                              Oviedo           FL
     3.18              Shoppes of Golden Acres                      New Port Richey       FL
     3.19              Bardmoor Shopping Center                          Largo            FL
     3.20              Rosedale Shopping Center                       Huntersville        NC
     3.21              Casselberry Commons                            Casselberry         FL
     3.22              Shoppes at New Tampa                          Wesley Chapel        FL
     3.23              Crossroads Plaza                                Lumberton          NJ
     3.24              Plaza Del Paraiso                                 Miami            FL
     3.25              North Pointe Plaza                                Tampa            FL
     3.26              Melbourne Shopping Center                       Melbourne          FL
     3.27              Market Square (DDR)                            Douglasville        GA
     3.28              Shoppes of Lithia                                Valrico           FL
     3.29              West Oaks Towne Center                            Ocoee            FL
     3.30              Sharon Greens                                    Cumming           GA
     3.31              Lakewood Ranch                                  Bradenton          FL
     3.32              Cofer Crossing                                    Tucker           GA
     3.33              Clayton Corners                                  Clayton           NC
     3.34              Clearwater Crossing                           Flowery Branch       GA
     3.35              Shops at Paradise Pointe                    Fort Walton Beach      FL
     3.36              Killearn Center                                Tallahassee         FL
     3.37              Conway Plaza                                     Orlando           FL
     3.38              River Run Shopping Center                        Miramar           FL
     3.39              Aberdeen Square                               Boynton Beach        FL
     3.40              Derby Square                                    Grove City         OH
     3.41              Chickasaw Trails Shopping Center                 Orlando           FL
     3.42              Shoppes at Lake Dow                             McDonough          GA
     3.43              Shoppes of Ellenwood                            Ellenwood          GA
     3.44              Shops at Oliver's Crossing                    Winston Salem        NC
     3.45              Southwood Village Shopping Center              Tallahassee         FL
     3.46              Paraiso Plaza                                    Hialeah           FL
     3.47              Sheridan Sqaure                                   Dania            FL
     3.48              Countryside Shopping Center                       Naples           FL
     3.49              Shoppes of Citrus Hills                          Hernando          FL
     3.50              Crystal Springs Shopping Center               Crystal River        FL
     3.51              Sexton Commons                                Fuquay Varina        NC
     3.52              Hairston Crossing                                Decatur           GA

      6          1     DDR-TRT Pool                                     Various        Various
---------------------------------------------------------------------------------------------------------------------------------
     6.01              Centerton Square                               Mount Laurel        NJ
     6.02              Beaver Creek Commons                               Apex            NC
     6.03              Mount Nebo Pointe                             Ohio Township        PA

      7          1     Ashford Hospitality Pool 4                       Various        Various
---------------------------------------------------------------------------------------------------------------------------------
     7.01              Spring Hill Suites - Orlando, FL                 Orlando           FL
     7.02              Courtyard  - Orlando, FL                         Orlando           FL
     7.03              Residence Inn - Atlanta, GA                      Atlanta           GA
     7.04              Fairfield Inn - Orlando, FL                      Orlando           FL
     7.05              Courtyard by Marriott - Edison, NJ                Edison           NJ

      21         2     Little Rock Pool                               Little Rock         AR
---------------------------------------------------------------------------------------------------------------------------------
    21.01              Chenal Lakes Apartments                        Little Rock         AR
    21.02              Brightwaters Apartments                        Little Rock         AR

      22         1     Jamison Valley Holdings Pool                     Various           CA
---------------------------------------------------------------------------------------------------------------------------------
    22.01              Sherman Oaks Atrium                            Sherman Oaks        CA
    22.02              West Hills Plaza                              Woodland Hills       CA

   Various       2     Albuquerque Multifamily Portfolio              Albuquerque         NM    Albuquerque Multifamily Portfolio
---------------------------------------------------------------------------------------------------------------------------------
      52         2     Villa del Oso                                  Albuquerque         NM    Albuquerque Multifamily Portfolio
      75         2     Vista Montana                                  Albuquerque         NM    Albuquerque Multifamily Portfolio

      57         1     Peachtree Medical Office Pool                    Various           GA
---------------------------------------------------------------------------------------------------------------------------------
    57.01              Yorktown Medical Center                        Fayetteville        GA
    57.02              Shakerag Medical Center                       Peachtree City       GA

      58         1     BPRE Pool                                        Various        Various
---------------------------------------------------------------------------------------------------------------------------------
    58.01              11820 Pierce Street                             Riverside          CA
    58.02              8131 East Indian Bend Road                      Scottsdale         AZ
    58.03              8111 East Indian Bend Road                      Scottsdale         AZ
    58.04              8115 East Indian Bend Road                      Scottsdale         AZ
    58.05              7328 East Stetson Drive                         Scottsdale         AZ

      82         1     The Village at Heather Ridge Pool              Sioux Falls         SD
---------------------------------------------------------------------------------------------------------------------------------
    82.01              Heather Ridge Bank Building                    Sioux Falls         SD
    82.02              Heather Ridge Office Building                  Sioux Falls         SD

     105         1     Barchester Pool                                  Various        Various
---------------------------------------------------------------------------------------------------------------------------------
    105.01             Mansion House Center Ground Lease              Saint Louis         MO
    105.02             Pinewood Estates Apartments Ground Lease       Albuquerque         NM
    105.03             Winrock Villas Condominiums Ground Lease       Albuquerque         NM
    105.04             National City Bank Building Ground Lease        Fort Wayne         IN
    105.05             Albuquerque Plaza Ground Lease                 Albuquerque         NM

   Various       1     Warehouse Terminal Portfolio                     Various        Various     Warehouse Terminal Portfolio
---------------------------------------------------------------------------------------------------------------------------------
     123         1     Warehouse Terminal - Manitowac, WI              Manitowoc          WI       Warehouse Terminal Portfolio
     131         1     Warehouse Terminal - Menominee, MI              Menominee          MI       Warehouse Terminal Portfolio

   Various       1     Archives One Portfolio                           Various        Various        Archives One Portfolio
---------------------------------------------------------------------------------------------------------------------------------
     135         1     Archives One - Malvern, PA                       Malvern           PA          Archives One Portfolio
     139         1     Archives One - Greensboro, NC                   Greensboro         NC          Archives One Portfolio
     142         1     Archives One - Essex Junction, VT             Essex Junction       VT          Archives One Portfolio

                                                                                 ORIGINAL    REMAINING                   ORIGINAL
                                          CUT-OFF DATE                           TERM TO      TERM TO                      AMORT
MORTGAGE LOAN                              LOAN BALANCE    % OF AGGREGATE      MATURITY OR  MATURITY OR   REMAINING IO     TERM
     NUMBER    ORIGINAL LOAN BALANCE ($)        ($)      CUT-OFF DATE BALANCE  ARD (MOS.)    ARD (MOS.)   PERIOD (MOS.)   (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

       1               414,000,000          414,000,000          10.7%             60            59            59            IO
---------------------------------------------------------------------------------------------------------------------------------
      1.01             63,968,572
      1.02             50,666,978
      1.03             47,643,889
      1.04             43,060,885
      1.05             36,313,350
      1.06             24,269,362
      1.07             22,552,247
      1.08             22,389,000
      1.09             18,356,199
      1.10             16,929,301
      1.11             12,817,899
      1.12             11,197,523
      1.13             10,641,275
      1.14             10,338,966
      1.15              9,093,453
      1.16              7,678,647
      1.17              6,082,456
      1.18
      1.19
      1.20

       2               283,850,000          283,850,000          7.4%              60            60            60            IO
---------------------------------------------------------------------------------------------------------------------------------
      2.01             28,759,000
      2.02             17,819,000
      2.03             15,324,000
      2.04             13,578,000
      2.05             11,760,500
      2.06             10,620,000
      2.07             10,156,500
      2.08              9,337,000
      2.09              7,982,500
      2.10              7,662,000
      2.11              6,842,500
      2.12              6,272,000
      2.13              6,022,500
      2.14              5,951,500
      2.15              5,951,500
      2.16              5,916,000
      2.17              5,630,500
      2.18              5,559,500
      2.19              5,452,500
      2.20              5,132,000
      2.21              5,096,000
      2.22              4,918,000
      2.23              4,739,500
      2.24              4,561,500
      2.25              4,526,000
      2.26              4,419,000
      2.27              4,383,500
      2.28              4,383,500
      2.29              4,027,000
      2.30              3,920,000
      2.31              3,813,000
      2.32              3,670,500
      2.33              3,528,000
      2.34              3,385,500
      2.35              3,350,000
      2.36              3,314,500
      2.37              3,029,000
      2.38              3,029,000
      2.39              2,993,500
      2.40              2,922,000
      2.41              2,886,500
      2.42              2,744,000
      2.43              2,530,000
      2.44              2,245,000
      2.45              2,067,000
      2.46              1,639,500

       3               221,250,000          221,250,000          5.7%              120          120            120           IO
---------------------------------------------------------------------------------------------------------------------------------
      3.01              9,527,500
      3.02              9,067,500
      3.03              8,652,500
      3.04              8,495,000
      3.05              8,382,500
      3.06              8,082,500
      3.07              7,382,500
      3.08              7,305,000
      3.09              7,000,000
      3.10              6,667,500
      3.11              6,272,500
      3.12              6,177,500
      3.13              6,132,500
      3.14              6,017,500
      3.15              5,275,000
      3.16              4,937,500
      3.17              4,922,500
      3.18              4,787,500
      3.19              4,762,500
      3.20              4,382,500
      3.21              4,325,000
      3.22              4,200,000
      3.23              3,762,500
      3.24              3,360,000
      3.25              3,335,000
      3.26              3,335,000
      3.27              3,175,000
      3.28              3,150,000
      3.29              3,095,000
      3.30              3,017,500
      3.31              3,000,000
      3.32              2,985,000
      3.33              2,937,500
      3.34              2,875,000
      3.35              2,765,000
      3.36              2,762,500
      3.37              2,700,000
      3.38              2,652,500
      3.39              2,540,000
      3.40              2,477,500
      3.41              2,477,500
      3.42              2,342,500
      3.43              2,230,000
      3.44              2,142,500
      3.45              2,127,500
      3.46              2,117,500
      3.47              2,062,500
      3.48              1,905,000
      3.49              1,905,000
      3.50              1,872,500
      3.51              1,785,000
      3.52              1,602,500

       6               110,000,000          110,000,000          2.9%              120          120            120           IO
---------------------------------------------------------------------------------------------------------------------------------
      6.01             67,800,000
      6.02             26,200,000
      6.03             16,000,000

       7               103,906,000          103,906,000          2.7%              120          118            58            360
---------------------------------------------------------------------------------------------------------------------------------
      7.01             30,213,037
      7.02             29,189,965
      7.03             15,932,504
      7.04             15,930,493
      7.05             12,640,000

       21              40,000,000           40,000,000           1.0%              120          119            119           IO
---------------------------------------------------------------------------------------------------------------------------------
     21.01
     21.02

       22              38,000,000           38,000,000           1.0%              120          119            119           IO
---------------------------------------------------------------------------------------------------------------------------------
     22.01
     22.02

    Various            27,000,000           27,000,000           0.7%               60           59            59            IO
---------------------------------------------------------------------------------------------------------------------------------
       52              16,180,000           16,180,000           0.4%               60           59            59            IO
       75              10,820,000           10,820,000           0.3%               60           59            59            IO

       57              13,530,000           13,530,000           0.4%              120          119            35            360
---------------------------------------------------------------------------------------------------------------------------------
     57.01
     57.02

       58              13,200,000           13,200,000           0.3%              120          119            119           IO
---------------------------------------------------------------------------------------------------------------------------------
     58.01              4,160,000
     58.02              2,720,000
     58.03              2,720,000
     58.04              1,840,000
     58.05              1,760,000

       82              10,400,000           10,400,000           0.3%              120          120                          360
---------------------------------------------------------------------------------------------------------------------------------
     82.01
     82.02

      105               5,900,000            5,900,000           0.2%              120          119            23            360
---------------------------------------------------------------------------------------------------------------------------------
     105.01             2,630,000
     105.02             1,255,000
     105.03             1,050,000
     105.04              815,000
     105.05              150,000

    Various             5,900,000            5,863,424           0.2%              120          117                          240
---------------------------------------------------------------------------------------------------------------------------------
      123               3,500,000            3,478,302           0.1%              120          117                          240
      131               2,400,000            2,385,121           0.1%              120          117                          240

    Various             4,080,000            4,072,326           0.1%              120          118                          360
---------------------------------------------------------------------------------------------------------------------------------
      135               1,860,000            1,856,544           0.0%              120          118                          360
      139               1,120,000            1,117,872           0.0%              120          118                          360
      142               1,100,000            1,097,910           0.0%              120          118                          360

               REMAINING                MATURITY DATE
                 AMORT                     OR ARD                                  CUT-OFF   LTV RATIO
MORTGAGE LOAN     TERM     MONTHLY P&I     BALLOON     APPRAISED VALUE            DATE LTV  AT MATURITY    NUMBER OF    UNIT OF
    NUMBER       (MOS.)   PAYMENTS ($)   BALANCE ($)         ($)        DSCR (X)    RATIO      OR ARD    UNITS (UNITS)  MEASURE
-------------------------------------------------------------------------------------------------------------------------------

      1            IO          IO        414,000,000    3,432,650,000     1.27      78.7%      78.7%       9,848,341    Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
     1.01                                                529,000,000                                        678,348     Sq. Ft.
     1.02                                                419,000,000                                        904,226     Sq. Ft.
     1.03                                                394,000,000                                        944,141     Sq. Ft.
     1.04                                                356,100,000                                        711,495     Sq. Ft.
     1.05                                                300,300,000                                        731,234     Sq. Ft.
     1.06                                                200,700,000                                        473,988     Sq. Ft.
     1.07                                                186,500,000                                        463,182     Sq. Ft.
     1.08                                                182,150,000                                        465,765     Sq. Ft.
     1.09                                                151,800,000                                        466,948     Sq. Ft.
     1.10                                                144,000,000                                        294,521     Sq. Ft.
     1.11                                                106,000,000                                        329,695     Sq. Ft.
     1.12                                                92,600,000                                         251,088     Sq. Ft.
     1.13                                                96,000,000                                         163,936     Sq. Ft.
     1.14                                                85,500,000                                         277,672     Sq. Ft.
     1.15                                                75,200,000                                         216,469     Sq. Ft.
     1.16                                                63,500,000                                         102,822     Sq. Ft.
     1.17                                                50,300,000                                         148,952     Sq. Ft.
     1.18                                                440,000,000                                        764,103     Sq. Ft.
     1.19                                                200,000,000                                        380,743     Sq. Ft.
     1.20                                                378,684,000                                       1,079,013    Sq. Ft.

      2            IO          IO        283,850,000     890,300,000      2.14      63.8%      63.8%         5,796       Rooms
-------------------------------------------------------------------------------------------------------------------------------
     2.01                                                86,700,000                                           288        Rooms
     2.02                                                52,600,000                                           180        Rooms
     2.03                                                45,400,000                                           216        Rooms
     2.04                                                39,600,000                                           144        Rooms
     2.05                                                35,800,000                                           120        Rooms
     2.06                                                32,700,000                                           112        Rooms
     2.07                                                29,900,000                                           109        Rooms
     2.08                                                30,700,000                                           126        Rooms
     2.09                                                26,300,000                                           106        Rooms
     2.10                                                23,000,000                                           147        Rooms
     2.11                                                20,300,000                                           152        Rooms
     2.12                                                18,800,000                                           114        Rooms
     2.13                                                19,400,000                                           128        Rooms
     2.14                                                20,800,000                                           126        Rooms
     2.15                                                18,300,000                                           128        Rooms
     2.16                                                19,700,000                                           123        Rooms
     2.17                                                20,200,000                                           110        Rooms
     2.18                                                16,500,000                                           120        Rooms
     2.19                                                17,600,000                                           112        Rooms
     2.20                                                15,400,000                                           123        Rooms
     2.21                                                16,700,000                                           136        Rooms
     2.22                                                15,100,000                                           123        Rooms
     2.23                                                14,800,000                                           144        Rooms
     2.24                                                14,300,000                                           144        Rooms
     2.25                                                15,400,000                                           112        Rooms
     2.26                                                13,500,000                                           136        Rooms
     2.27                                                14,600,000                                           120        Rooms
     2.28                                                13,100,000                                           112        Rooms
     2.29                                                13,100,000                                           120        Rooms
     2.30                                                12,300,000                                           88         Rooms
     2.31                                                12,500,000                                           128        Rooms
     2.32                                                11,800,000                                           130        Rooms
     2.33                                                10,900,000                                           120        Rooms
     2.34                                                10,500,000                                           145        Rooms
     2.35                                                10,500,000                                           94         Rooms
     2.36                                                 9,900,000                                           92         Rooms
     2.37                                                 9,500,000                                           104        Rooms
     2.38                                                 9,700,000                                           118        Rooms
     2.39                                                11,000,000                                           88         Rooms
     2.40                                                10,900,000                                           96         Rooms
     2.41                                                 8,800,000                                           98         Rooms
     2.42                                                 9,400,000                                           99         Rooms
     2.43                                                 7,900,000                                           124        Rooms
     2.44                                                 7,200,000                                           105        Rooms
     2.45                                                12,000,000                                           144        Rooms
     2.46                                                 5,200,000                                           92         Rooms

      3            IO          IO        221,250,000    1,393,500,000     1.51      63.5%      63.5%       7,297,943    Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
     3.01                                                60,000,000                                         245,774     Sq. Ft.
     3.02                                                57,100,000                                         260,797     Sq. Ft.
     3.03                                                54,500,000                                         227,209     Sq. Ft.
     3.04                                                53,500,000                                         307,716     Sq. Ft.
     3.05                                                52,800,000                                         312,546     Sq. Ft.
     3.06                                                50,900,000                                         273,307     Sq. Ft.
     3.07                                                46,500,000                                         281,244     Sq. Ft.
     3.08                                                46,000,000                                         240,560     Sq. Ft.
     3.09                                                40,000,000                                         272,385     Sq. Ft.
     3.10                                                42,000,000                                         227,085     Sq. Ft.
     3.11                                                39,500,000                                         108,565     Sq. Ft.
     3.12                                                38,900,000                                         217,619     Sq. Ft.
     3.13                                                35,000,000                                         132,745     Sq. Ft.
     3.14                                                37,900,000                                         271,729     Sq. Ft.
     3.15                                                40,500,000                                         149,658     Sq. Ft.
     3.16                                                31,100,000                                         126,486     Sq. Ft.
     3.17                                                31,000,000                                         186,212     Sq. Ft.
     3.18                                                31,800,000                                         130,609     Sq. Ft.
     3.19                                                30,000,000                                         152,667     Sq. Ft.
     3.20                                                27,600,000                                         119,197     Sq. Ft.
     3.21                                                37,700,000                                         243,176     Sq. Ft.
     3.22                                                24,000,000                                         158,222     Sq. Ft.
     3.23                                                21,500,000                                         89,627      Sq. Ft.
     3.24                                                19,200,000                                         82,441      Sq. Ft.
     3.25                                                21,000,000                                         104,460     Sq. Ft.
     3.26                                                21,000,000                                         204,216     Sq. Ft.
     3.27                                                20,000,000                                         121,766     Sq. Ft.
     3.28                                                18,000,000                                         71,430      Sq. Ft.
     3.29                                                19,500,000                                         66,539      Sq. Ft.
     3.30                                                19,000,000                                         98,317      Sq. Ft.
     3.31                                                18,900,000                                         69,471      Sq. Ft.
     3.32                                                18,800,000                                         137,757     Sq. Ft.
     3.33                                                18,500,000                                         125,653     Sq. Ft.
     3.34                                                18,100,000                                         90,566      Sq. Ft.
     3.35                                                15,800,000                                         83,929      Sq. Ft.
     3.36                                                17,400,000                                         95,229      Sq. Ft.
     3.37                                                17,000,000                                         117,723     Sq. Ft.
     3.38                                                16,700,000                                         93,643      Sq. Ft.
     3.39                                                16,000,000                                         70,555      Sq. Ft.
     3.40                                                15,600,000                                         128,210     Sq. Ft.
     3.41                                                15,600,000                                         75,492      Sq. Ft.
     3.42                                                14,750,000                                         73,271      Sq. Ft.
     3.43                                                14,050,000                                         67,721      Sq. Ft.
     3.44                                                13,500,000                                         76,512      Sq. Ft.
     3.45                                                13,400,000                                         62,840      Sq. Ft.
     3.46                                                12,100,000                                         60,712      Sq. Ft.
     3.47                                                13,700,000                                         67,475      Sq. Ft.
     3.48                                                12,000,000                                         73,986      Sq. Ft.
     3.49                                                12,000,000                                         68,927      Sq. Ft.
     3.50                                                11,800,000                                         66,986      Sq. Ft.
     3.51                                                10,200,000                                         49,097      Sq. Ft.
     3.52                                                10,100,000                                         57,884      Sq. Ft.

      6            IO          IO        110,000,000     164,100,000      1.50      67.0%      67.0%        678,553     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
     6.01                                                106,500,000                                        432,327     Sq. Ft.
     6.02                                                35,000,000                                         143,129     Sq. Ft.
     6.03                                                22,600,000                                         103,097     Sq. Ft.

      7           360        619,788     97,136,972      139,900,000      1.36      74.3%      69.4%         1,396       Rooms
-------------------------------------------------------------------------------------------------------------------------------
     7.01                                                40,300,000                                           400        Rooms
     7.02                                                39,800,000                                           312        Rooms
     7.03                                                21,000,000                                           150        Rooms
     7.04                                                23,000,000                                           388        Rooms
     7.05                                                15,800,000                                           146        Rooms

      21           IO          IO        40,000,000      50,000,000       1.42      80.0%      80.0%          712        Units
-------------------------------------------------------------------------------------------------------------------------------
    21.01                                                34,000,000                                           456        Units
    21.02                                                16,000,000                                           256        Units

      22           IO          IO        38,000,000      45,900,000       1.22      82.8%      82.8%        176,977     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
    22.01                                                25,000,000                                         92,996      Sq. Ft.
    22.02                                                20,900,000                                         83,981      Sq. Ft.

   Various         IO          IO        27,000,000      33,900,000       1.37      79.6%      79.6%          528        Units
-------------------------------------------------------------------------------------------------------------------------------

      52           IO          IO        16,180,000      20,400,000       1.35      79.3%      79.3%          312        Units
      75           IO          IO        10,820,000      13,500,000       1.40      80.2%      80.2%          216        Units

      57          360        76,992      12,111,542      23,500,000       1.72      57.6%      51.5%        114,971     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
    57.01                                                18,734,020                                         91,654      Sq. Ft.
    57.02                                                 4,765,980                                         23,317      Sq. Ft.

      58           IO          IO        13,200,000      16,500,000       1.46      80.0%      80.0%        43,028      Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
    58.01                                                 5,200,000                                         13,356      Sq. Ft.
    58.02                                                 3,400,000                                          8,902      Sq. Ft.
    58.03                                                 3,400,000                                          9,010      Sq. Ft.
    58.04                                                 2,300,000                                          6,000      Sq. Ft.
    58.05                                                 2,200,000                                          5,760      Sq. Ft.

      82          360        62,889       8,842,652      13,770,000       1.16      75.5%      64.2%        57,753      Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
    82.01                                                 8,860,000                                         35,404      Sq. Ft.
    82.02                                                 4,910,000                                         22,349      Sq. Ft.

     105          360        35,298       5,227,023      13,380,000       1.20      44.1%      39.1%        621,847     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
    105.01                                                5,450,000                                         104,315     Sq. Ft.
    105.02                                                3,500,000                                         254,850     Sq. Ft.
    105.03                                                2,500,000                                         218,100     Sq. Ft.
    105.04                                                1,630,000                                         35,870      Sq. Ft.
    105.05                                                 300,000                                           8,712      Sq. Ft.

   Various        237        42,235       3,868,540       8,800,000       1.34      66.6%      44.0%        371,416     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
     123          237        25,055       2,294,897       5,300,000       1.35      65.6%      43.3%        229,500     Sq. Ft.
     131          237        17,181       1,573,643       3,500,000       1.33      68.2%      45.0%        141,916     Sq. Ft.

   Various        358        24,136       3,448,194       5,100,000       1.29      79.9%      67.6%        92,441      Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
     135          358        11,068       1,574,527       2,325,000       1.25      79.9%      67.7%        32,416      Sq. Ft.
     139          358         6,593        945,274        1,400,000       1.28      79.9%      67.5%        40,025      Sq. Ft.
     142          358         6,475        928,394        1,375,000       1.35      79.9%      67.5%        20,000      Sq. Ft.

                  CUT-OFF
                 DATE LOAN
MORTGAGE LOAN      AMOUNT       UW NET CASH
   NUMBER      PER (UNIT) ($)     FLOW ($)
------------------------------------------

      1             274        198,385,886
------------------------------------------
    1.01                       25,307,068
    1.02                       22,263,095
    1.03                       18,616,234
    1.04                       17,388,129
    1.05                       15,469,519
    1.06                       11,014,878
    1.07                        8,370,682
    1.08                        9,183,434
    1.09                        8,466,919
    1.10                        7,127,979
    1.11                        6,801,602
    1.12                        3,555,517
    1.13                        5,225,760
    1.14                        3,898,128
    1.15                        4,199,874
    1.16                        2,376,221
    1.17                        2,352,485
    1.18                        8,066,030
    1.19                        5,900,879
    1.20                       12,801,453

      2            97,947      68,787,909
------------------------------------------
    2.01                        5,980,402
    2.02                        4,057,691
    2.03                        3,578,379
    2.04                        3,221,289
    2.05                        2,617,560
    2.06                        2,281,782
    2.07                        2,470,571
    2.08                        2,121,871
    2.09                        1,794,657
    2.10                        1,810,691
    2.11                        1,896,994
    2.12                        1,587,655
    2.13                        1,629,473
    2.14                        1,609,325
    2.15                        1,553,498
    2.16                        1,500,069
    2.17                        1,474,297
    2.18                        1,481,604
    2.19                        1,249,069
    2.20                        1,095,751
    2.21                        1,384,423
    2.22                        1,166,625
    2.23                        1,213,431
    2.24                        1,211,946
    2.25                        1,129,314
    2.26                         929,633
    2.27                        1,182,102
    2.28                         922,982
    2.29                         995,824
    2.30                        1,017,847
    2.31                        1,020,831
    2.32                        1,030,549
    2.33                         806,803
    2.34                         733,624
    2.35                         998,027
    2.36                         842,014
    2.37                         823,765
    2.38                         867,956
    2.39                         770,202
    2.40                         854,993
    2.41                         754,796
    2.42                         670,588
    2.43                         736,401
    2.44                         439,476
    2.45                         837,583
    2.46                         433,548

      3             121        74,964,784
------------------------------------------
    3.01                        3,254,062
    3.02                        2,983,928
    3.03                        2,605,612
    3.04                        2,849,278
    3.05                        3,080,036
    3.06                        2,603,536
    3.07                        2,360,522
    3.08                        2,241,995
    3.09                        2,745,418
    3.10                        2,046,231
    3.11                        2,162,758
    3.12                        2,284,906
    3.13                        2,388,833
    3.14                        2,410,318
    3.15                        1,663,965
    3.16                        1,486,528
    3.17                        1,647,125
    3.18                        1,503,785
    3.19                        1,597,905
    3.20                        1,720,380
    3.21                        1,144,651
    3.22                        1,433,139
    3.23                        1,467,579
    3.24                        1,023,505
    3.25                        1,005,755
    3.26                         965,314
    3.27                        1,265,311
    3.28                        1,100,600
    3.29                        1,024,459
    3.30                        1,097,205
    3.31                         922,830
    3.32                        1,050,441
    3.33                        1,147,357
    3.34                        1,019,035
    3.35                         954,995
    3.36                         819,071
    3.37                         915,615
    3.38                         954,616
    3.39                         739,001
    3.40                         895,014
    3.41                         736,595
    3.42                         742,227
    3.43                         812,970
    3.44                         842,680
    3.45                         766,910
    3.46                         741,633
    3.47                         497,588
    3.48                         721,809
    3.49                         603,747
    3.50                         651,099
    3.51                         715,655
    3.52                         549,260

      6             162         9,091,455
------------------------------------------
    6.01                        5,740,205
    6.02                        2,018,925
    6.03                        1,332,324

      7            74,431      10,136,737
------------------------------------------
    7.01                        2,773,951
    7.02                        3,102,134
    7.03                        1,551,833
    7.04                        1,577,577
    7.05                        1,131,242

     21            56,180       3,106,208
------------------------------------------
    21.01                       2,058,969
    21.02                       1,047,239

     22             215         2,773,048
------------------------------------------
    22.01                       1,441,076
    22.02                       1,331,972

   Various         51,136       2,138,102
------------------------------------------

     52            51,859       1,263,238
     75            50,093        874,864

     57             118         1,593,604
------------------------------------------
    57.01
    57.02

     58             307         1,115,240
------------------------------------------
    58.01                        342,724
    58.02                        230,444
    58.03                        234,353
    58.04                        157,121
    58.05                        150,599

     82             180          877,632
------------------------------------------
    82.01                        581,280
    82.02                        296,352

     105             9           507,708
------------------------------------------
   105.01                        206,599
   105.02                        100,867
   105.03                        85,593
   105.04                        96,859
   105.05                        17,790

   Various           16          679,360
------------------------------------------

     123             15          404,838
     131             17          274,522

   Various           44          372,836
------------------------------------------

     135             57          166,310
     139             28          101,254
     142             55          105,272

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

                                    ANNEX A-6

     DEBT SERVICE PAYMENT SCHEDULE FOR THE SIENA OFFICE PARK MORTGAGE LOAN

LOAN PAY                               MONTHLY DEBT   MORTGAGE
 PERIOD   PRINCIPAL ($)  INTEREST ($)   SERVICE ($)   RATE (%)
--------------------------------------------------------------
    1                --   124,020.00      124,020.00   5.2000%
    2                --   128,154.00      128,154.00   5.2000%
    3                --   128,154.00      128,154.00   5.2000%
    4                --   124,020.00      124,020.00   5.2000%
    5                --   128,154.00      128,154.00   5.2000%
    6                --   124,020.00      124,020.00   5.2000%
    7                --   128,154.00      128,154.00   5.2000%
    8                --   128,154.00      128,154.00   5.2000%
    9                --   119,886.00      119,886.00   5.2000%
   10                --   128,154.00      128,154.00   5.2000%
   11                --   124,020.00      124,020.00   5.2000%
   12                --   128,154.00      128,154.00   5.2000%
   13                --   124,020.00      124,020.00   5.2000%
   14                --   128,154.00      128,154.00   5.2000%
   15                --   128,154.00      128,154.00   5.2000%
   16                --   124,020.00      124,020.00   5.2000%
   17                --   128,154.00      128,154.00   5.2000%
   18                --   124,020.00      124,020.00   5.2000%
   19                --   128,154.00      128,154.00   5.2000%
   20                --   128,154.00      128,154.00   5.2000%
   21                --   115,752.00      115,752.00   5.2000%
   22                --   128,154.00      128,154.00   5.2000%
   23                --   124,020.00      124,020.00   5.2000%
   24                --   128,154.00      128,154.00   5.2000%
   25                --   124,020.00      124,020.00   5.2000%
   26                --   128,154.00      128,154.00   5.2000%
   27                --   128,154.00      128,154.00   5.2000%
   28                --   124,020.00      124,020.00   5.2000%
   29                --   128,154.00      128,154.00   5.2000%
   30                --   124,020.00      124,020.00   5.2000%
   31                --   128,154.00      128,154.00   5.2000%
   32                --   128,154.00      128,154.00   5.2000%
   33                --   115,752.00      115,752.00   5.2000%
   34                --   128,154.00      128,154.00   5.2000%
   35                --   124,020.00      124,020.00   5.2000%
   36                --   128,154.00      128,154.00   5.2000%
   37                --   136,779.75      136,779.75   5.7350%
   38                --   141,339.08      141,339.08   5.7350%
   39                --   141,339.08      141,339.08   5.7350%
   40                --   136,779.75      136,779.75   5.7350%
   41                --   141,339.08      141,339.08   5.7350%
   42                --   136,779.75      136,779.75   5.7350%
   43                --   141,339.08      141,339.08   5.7350%
   44                --   141,339.08      141,339.08   5.7350%
   45                --   127,661.10      127,661.10   5.7350%
   46                --   141,339.08      141,339.08   5.7350%
   47                --   136,779.75      136,779.75   5.7350%
   48                --   141,339.08      141,339.08   5.7350%
   49                --   136,779.75      136,779.75   5.7350%
   50                --   141,339.08      141,339.08   5.7350%
   51                --   141,339.08      141,339.08   5.7350%
   52                --   136,779.75      136,779.75   5.7350%
   53                --   141,339.08      141,339.08   5.7350%
   54                --   136,779.75      136,779.75   5.7350%
   55                --   141,339.08      141,339.08   5.7350%
   56                --   141,339.08      141,339.08   5.7350%
   57                --   132,220.43      132,220.43   5.7350%
   58                --   141,339.08      141,339.08   5.7350%
   59                --   136,779.75      136,779.75   5.7350%
   60                --   141,339.08      141,339.08   5.7350%
   61                --   136,779.75      136,779.75   5.7350%
   62                --   141,339.08      141,339.08   5.7350%
   63                --   141,339.08      141,339.08   5.7350%
   64                --   136,779.75      136,779.75   5.7350%
   65                --   141,339.08      141,339.08   5.7350%
   66                --   136,779.75      136,779.75   5.7350%
   67                --   141,339.08      141,339.08   5.7350%
   68                --   141,339.08      141,339.08   5.7350%
   69                --   127,661.10      127,661.10   5.7350%
   70                --   141,339.08      141,339.08   5.7350%
   71                --   136,779.75      136,779.75   5.7350%
   72                --   141,339.08      141,339.08   5.7350%
   73                --   136,779.75      136,779.75   5.7350%
   74                --   141,339.08      141,339.08   5.7350%
   75                --   141,339.08      141,339.08   5.7350%
   76                --   136,779.75      136,779.75   5.7350%
   77                --   141,339.08      141,339.08   5.7350%
   78                --   136,779.75      136,779.75   5.7350%
   79                --   141,339.08      141,339.08   5.7350%
   80                --   141,339.08      141,339.08   5.7350%
   81                --   127,661.10      127,661.10   5.7350%
   82                --   141,339.08      141,339.08   5.7350%
   83                --   136,779.75      136,779.75   5.7350%
   84                --   141,339.08      141,339.08   5.7350%
   85                --   136,779.75      136,779.75   5.7350%
   86                --   141,339.08      141,339.08   5.7350%
   87                --   141,339.08      141,339.08   5.7350%
   88                --   136,779.75      136,779.75   5.7350%
   89                --   141,339.08      141,339.08   5.7350%
   90                --   136,779.75      136,779.75   5.7350%
   91                --   141,339.08      141,339.08   5.7350%
   92                --   141,339.08      141,339.08   5.7350%
   93                --   127,661.10      127,661.10   5.7350%
   94                --   141,339.08      141,339.08   5.7350%
   95                --   136,779.75      136,779.75   5.7350%
   96                --   141,339.08      141,339.08   5.7350%
   97                --   136,779.75      136,779.75   5.7350%
   98                --   141,339.08      141,339.08   5.7350%
   99                --   141,339.08      141,339.08   5.7350%
  100                --   136,779.75      136,779.75   5.7350%
  101                --   141,339.08      141,339.08   5.7350%
  102                --   136,779.75      136,779.75   5.7350%
  103                --   141,339.08      141,339.08   5.7350%
  104                --   141,339.08      141,339.08   5.7350%
  105                --   132,220.43      132,220.43   5.7350%
  106                --   141,339.08      141,339.08   5.7350%
  107                --   136,779.75      136,779.75   5.7350%
  108                --   141,339.08      141,339.08   5.7350%
  109                --   136,779.75      136,779.75   5.7350%
  110                --   141,339.08      141,339.08   5.7350%
  111                --   141,339.08      141,339.08   5.7350%
  112                --   136,779.75      136,779.75   5.7350%
  113                --   141,339.08      141,339.08   5.7350%
  114                --   136,779.75      136,779.75   5.7350%
  115                --   141,339.08      141,339.08   5.7350%
  116                --   141,339.08      141,339.08   5.7350%
  117                --   127,661.10      127,661.10   5.7350%
  118                --   141,339.08      141,339.08   5.7350%
  119                --   136,779.75      136,779.75   5.7350%
  120     28,620,000.00   141,339.08   28,761,339.08   5.7350%

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

                                                                 % OF                                 WTD. AVG.
                                                               CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF
                                  NUMBER OF      AGGREGATE       DATE      CUT-OFF        CUT-OFF       DATE
                                  MORTGAGED       CUT-OFF        POOL       DATE           DATE          LTV
        PROPERTY TYPE            PROPERTIES    DATE BALANCE    BALANCE     BALANCE        BALANCE     RATIO (2)
---------------------------------------------------------------------------------------------------------------

Office                                57      $1,203,090,500     31.2%   $21,106,851   $ 95,000,000     72.0%
Retail                                99       1,026,196,690     26.6    $10,365,623   $ 92,400,000     71.2%
   Retail - Anchored                  76         801,889,645     20.8    $10,551,180   $ 75,040,500     70.4%
   Retail - Outlet                     1          92,400,000      2.4    $92,400,000   $ 92,400,000     80.0%
   Retail - Single Tenant             11          56,317,045      1.5    $ 5,119,731   $ 25,000,000     73.3%
   Retail - Unanchored                 7          49,190,000      1.3    $ 7,027,143   $ 11,050,000     64.9%
   Retail - Shadow Anchored(4)         4          26,400,000      0.7    $ 6,600,000   $ 13,100,000     71.0%
Hospitality                           61         715,271,335     18.5    $11,725,760   $140,000,000     68.0%
Multifamily                           30         443,196,794     11.5    $14,773,226   $ 35,572,500     77.3%
Mixed Use                             11         365,700,000      9.5    $33,245,455   $200,000,000     69.6%
Industrial                            10          67,297,750      1.7    $ 6,729,775   $ 36,100,000     78.7%
Special Purpose                        2          17,500,000      0.5    $ 8,750,000   $ 14,000,000     63.5%
Healthcare                             1          13,000,000      0.3    $13,000,000   $ 13,000,000     69.1%
Land(5)                                5           5,900,000      0.2    $ 1,180,000   $  2,630,000     44.1%
                                     ---      --------------    -----
                                     276      $3,857,153,069    100.0%   $13,975,192   $200,000,000     71.4%
                                     ===      ==============    =====

                                                WTD. AVG.
                                                 STATED     WTD. AVG.    MINIMUM     MAXIMUM
                                   WTD. AVG.    REMAINING    CUT-OFF     CUT-OFF     CUT-OFF
                                      LTV        TERM TO      DATE        DATE        DATE      WTD. AVG.   WTD. AVG.
                                   RATIO AT     MATURITY       DSC         DSC         DSC      OCCUPANCY   MORTGAGE
        PROPERTY TYPE            MATURITY (2)    (MOS.)     RATIO (2)   RATIO (2)   RATIO (2)    RATE (3)     RATE
---------------------------------------------------------------------------------------------------------------------

Office                               71.5%          88        1.40x       1.16x       2.11x        94.7%      5.768%
Retail                               69.3%         119        1.45x       1.08x       2.55x        94.6%      5.656%
   Retail - Anchored                 68.5%         119        1.48X       1.16X       2.46X        95.3%      5.602%
   Retail - Outlet                   80.0%         119        1.38x       1.38x       1.38x        88.5%      5.755%
   Retail - Single Tenant            68.0%         118        1.32x       1.08x       2.55x       100.0%      6.051%
   Retail - Unanchored               63.3%         119        1.37x       1.25x       1.58x        88.7%      5.863%
   Retail - Shadow Anchored(4)       67.4%         112        1.44x       1.16x       1.97x        93.7%      5.714%
Hospitality                          64.5%          93        1.71x       1.20x       2.60x          NA       5.906%
Multifamily                          76.3%         104        1.32x       1.15x       1.73x        92.9%      5.710%
Mixed Use                            69.1%         118        1.27x       1.12x       1.58x        98.6%      5.806%
Industrial                           74.6%         118        1.40x       1.19x       1.88x        96.8%      5.881%
Special Purpose                      60.9%          70        1.59x       1.18x       1.69x        78.3%      6.422%
Healthcare                           65.7%          57        1.37x       1.37x       1.37x        89.7%      6.030%
Land(5)                              39.1%         119        1.20x       1.20x       1.20x       100.0%      5.980%

                                     69.9%         102        1.45X       1.08X       2.60X        94.8%      5.767%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(3)  Occupancy Rates exclude 61 hospitality properties, representing 18.5% of the Cut-Off Date Pool Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

(5)  As of the origination of the related Mortgage Loan, one Mortgaged Property was improved with a mixed use office/retail building, one was improved with an apartment complex, one was improved with a multifamily condominium complex, one was improved with a high rise office building and a seven-story parking garage and the other was improved with a mixed use project that includes an office tower, retail arcade, underground parking facilities, meeting space and a 395-room luxury hotel; however, in all cases, the improvements are not part of the collateral for the related
     Mortgaged Property.

                                       B-1

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                % OF                                  WTD. AVG.
                                                               CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF
                                 NUMBER OF       AGGREGATE      DATE       CUT-OFF        CUT-OFF        DATE
                                 MORTGAGED        CUT-OFF      GROUP 1       DATE          DATE          LTV
          PROPERTY TYPE          PROPERTIES    DATE BALANCE    BALANCE     BALANCE        BALANCE     RATIO (2)
---------------------------------------------------------------------------------------------------------------

Office                                57      $1,203,090,500     35.2%   $21,106,851   $ 95,000,000     72.0%
Retail                                99       1,026,196,690     30.1    $10,365,623   $ 92,400,000     71.2%
   Retail - Anchored                  76         801,889,645     23.5    $10,551,180   $ 75,040,500     70.4%
   Retail - Outlet                     1          92,400,000      2.7    $92,400,000   $ 92,400,000     80.0%
   Retail - Single Tenant             11          56,317,045      1.6    $ 5,119,731   $ 25,000,000     73.3%
   Retail - Unanchored                 7          49,190,000      1.4    $ 7,027,143   $ 11,050,000     64.9%
   Retail - Shadow Anchored(4)         4          26,400,000      0.8    $ 6,600,000   $ 13,100,000     71.0%
Hospitality                           61         715,271,335     21.0    $11,725,760   $140,000,000     68.0%
Mixed Use                             11         365,700,000     10.7    $33,245,455   $200,000,000     69.6%
Industrial                            10          67,297,750      2.0    $ 6,729,775   $ 36,100,000     78.7%
Special Purpose                        2          17,500,000      0.5    $ 8,750,000   $ 14,000,000     63.5%
Healthcare                             1          13,000,000      0.4    $13,000,000   $ 13,000,000     69.1%
Land(5)                                5           5,900,000      0.2    $ 1,180,000   $  2,630,000     44.1%
                                     ---      --------------    -----
                                     246      $3,413,956,275    100.0%   $13,877,871   $200,000,000     70.7%
                                     ===      ==============    =====

                                                WTD. AVG.
                                                  STATED    WTD. AVG.    MINIMUM     MAXIMUM
                                  WTD. AVG.     REMAINING    CUT-OFF     CUT-OFF     CUT-OFF
                                     LTV         TERM TO       DATE        DATE       DATE      WTD. AVG.   WTD. AVG.
                                   RATIO AT      MATURITY      DSC         DSC         DSC      OCCUPANCY   MORTGAGE
          PROPERTY TYPE          MATURITY (2)     (MOS.)    RATIO (2)   RATIO (2)   RATIO (2)   RATE (3)      RATE
---------------------------------------------------------------------------------------------------------------------

Office                               71.5%          88        1.40x       1.16x       2.11x        94.7%      5.768%
Retail                               69.3%         119        1.45x       1.08x       2.55x        94.6%      5.656%
   Retail - Anchored                 68.5%         119        1.48x       1.16x       2.46x        95.3%      5.602%
   Retail - Outlet                   80.0%         119        1.38x       1.38x       1.38x        88.5%      5.755%
   Retail - Single Tenant            68.0%         118        1.32x       1.08x       2.55x       100.0%      6.051%
   Retail - Unanchored               63.3%         119        1.37x       1.25x       1.58x        88.7%      5.863%
   Retail - Shadow Anchored(4)       67.4%         112        1.44x       1.16x       1.97x        93.7%      5.714%
Hospitality                          64.5%          93        1.71x       1.20x       2.60x          NA       5.906%
Mixed Use                            69.1%         118        1.27x       1.12x       1.58x        98.6%      5.806%
Industrial                           74.6%         118        1.40x       1.19x       1.88x        96.8%      5.881%
Special Purpose                      60.9%          70        1.59x       1.18x       1.69x        78.3%      6.422%
Healthcare                           65.7%          57        1.37x       1.37x       1.37x        89.7%      6.030%
Land(5)                              39.1%         119        1.20x       1.20x       1.20x       100.0%      5.980%

                                     69.0%         102        1.47X       1.08X       2.60X        95.1%      5.774%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(3)  Occupancy Rates exclude 61 hospitality properties, representing 21.0% of the Cut-Off Date Group 1 Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

(5)  As of the origination of the related Mortgage Loan, one Mortgaged Property was improved with a mixed use office/retail building, one was improved with an apartment complex, one was improved with a multifamily condominium complex, one was improved with a high rise office building and a seven-story parking garage and the other was improved with a mixed use project that includes an office tower, retail arcade, underground parking facilities, meeting space and a 395-room luxury hotel; however, in all cases, the improvements are not part of the collateral for the related
     Mortgaged Property.

                                       B-2

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                              % OF                                 WTD. AVG.
                                                             CUT-OFF     AVERAGE       MAXIMUM      CUT-OFF
                                  NUMBER OF     AGGREGATE     DATE       CUT-OFF       CUT-OFF       DATE
                                  MORTGAGED      CUT-OFF     GROUP 2       DATE         DATE          LTV
        PROPERTY TYPE            PROPERTIES   DATE BALANCE   BALANCE     BALANCE       BALANCE     RATIO (2)
------------------------------------------------------------------------------------------------------------

Multifamily                          30        443,196,794      1.0    $14,773,226   $35,572,500     77.3%
                                    ---       ------------    -----
                                     30       $443,196,794    100.0%   $14,773,226   $35,572,500     77.3%
                                    ===       ============    =====

                                                WTD. AVG.
                                                 STATED     WTD. AVG.    MINIMUM     MAXIMUM
                                   WTD. AVG.    REMAINING    CUT-OFF     CUT-OFF     CUT-OFF
                                      LTV        TERM TO      DATE         DATE        DATE     WTD. AVG.   WTD. AVG.
                                   RATIO AT     MATURITY       DSC         DSC         DSC      OCCUPANCY   MORTGAGE
        PROPERTY TYPE            MATURITY (2)    (MOS.)     RATIO (2)   RATIO (2)   RATIO (2)     RATE        RATE
---------------------------------------------------------------------------------------------------------------------

Multifamily                         76.3%          104        1.32x       1.15x       1.73x        92.9%      5.710%

                                    76.3%          104        1.32x       1.15x       1.73x        92.9%      5.710%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                       B-3

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                % OF
                                               AGGREGATE       CUT-OFF     AVERAGE         MAXIMUM     WTD. AVG.
                                 NUMBER OF      CUT-OFF         DATE       CUT-OFF         CUT-OFF     CUT-OFF
         RANGE OF CUT-OFF         MORTGAGE       DATE           POOL         DATE            DATE      DATE LTV
          DATE BALANCES            LOANS        BALANCE       BALANCE      BALANCE         BALANCE      RATIO *
----------------------------------------------------------------------------------------------------------------

$1,000,000 - $2,000,000             10       $   14,287,326      0.4%    $  1,428,733   $  1,994,000     65.2%
$2,000,001 - $3,000,000              6           14,474,539      0.4     $  2,412,423   $  2,747,709     68.2%
$3,000,001 - $4,000,000              9           31,137,951      0.8     $  3,459,772   $  3,850,000     69.9%
$4,000,001 - $5,000,000              8           35,540,000      0.9     $  4,442,500   $  5,000,000     74.2%
$5,000,001 - $6,000,000              9           51,310,000      1.3     $  5,701,111   $  6,000,000     70.0%
$6,000,001 - $7,000,000              5           32,784,335      0.8     $  6,556,867   $  6,994,335     70.6%
$7,000,001 - $8,000,000              5           38,420,000      1.0     $  7,684,000   $  8,000,000     72.7%
$8,000,001 - $9,000,000              4           34,680,000      0.9     $  8,670,000   $  9,000,000     69.7%
$9,000,001 - $10,000,000             3           28,450,000      0.7     $  9,483,333   $ 10,000,000     72.7%
$10,000,001 - $15,000,000           31          368,879,919      9.6     $ 11,899,352   $ 14,750,000     70.5%
$15,000,001 - $20,000,000            9          157,475,000      4.1     $ 17,497,222   $ 19,875,000     76.2%
$20,000,001 - $25,000,000            5          119,350,000      3.1     $ 23,870,000   $ 25,000,000     75.7%
$25,000,001 - $30,000,000            8          224,520,000      5.8     $ 28,065,000   $ 30,000,000     77.7%
$30,000,001 - $35,000,000            6          197,175,000      5.1     $ 32,862,500   $ 35,000,000     70.2%
$35,000,001 - $40,000,000            5          186,422,500      4.8     $ 37,284,500   $ 40,000,000     81.5%
$40,000,001 - $45,000,000            1           44,000,000      1.1     $ 44,000,000   $ 44,000,000     75.2%
$45,000,001 - $50,000,000            3          139,000,000      3.6     $ 46,333,333   $ 47,000,000     66.6%
$50,000,001 - $55,000,000            1           54,000,000      1.4     $ 54,000,000   $ 54,000,000     77.1%
$55,000,001 - $60,000,000            1           60,000,000      1.6     $ 60,000,000   $ 60,000,000     52.8%
$60,000,001 - $65,000,000            1           64,000,000      1.7     $ 64,000,000   $ 64,000,000     74.7%
$65,000,001 - $70,000,000            2          136,500,000      3.5     $ 68,250,000   $ 70,000,000     67.3%
$70,000,001 - $80,000,000            1           75,040,500      1.9     $ 75,040,500   $ 75,040,500     79.8%
$80,000,001 - $90,000,000            1           89,300,000      2.3     $ 89,300,000   $ 89,300,000     56.1%
$90,000,001 - $100,000,000           2          187,400,000      4.9     $ 93,700,000   $ 95,000,000     75.1%
$100,000,001 - $150,000,000          3          353,906,000      9.2     $117,968,667   $140,000,000     70.9%
$150,000,001 - $200,000,000          1          200,000,000      5.2     $200,000,000   $200,000,000     66.7%
$200,000,001 - $300,000,000          2          505,100,000     13.1     $252,550,000   $283,850,000     63.7%
$400,000,001 - $414,000,000          1          414,000,000     10.7     $414,000,000   $414,000,000     78.7%
                                   ---       --------------    -----
                                   143       $3,857,153,069    100.0%    $ 26,973,098   $414,000,000     71.4%
                                   ===       ==============    =====

                                                WTD. AVG.
                                                 STATED
                                                REMAINING   WTD. AVG.
                                  WTD. AVG.     TERM TO     CUT-OFF     WTD. AVG.
         RANGE OF CUT-OFF         LTV RATIO     MATURITY    DATE DSC    MORTGAGE
          DATE BALANCES         AT MATURITY *    (MOS.)      RATIO *      RATE
---------------------------------------------------------------------------------

$1,000,000 - $2,000,000             57.7%          119        1.56x       5.948%
$2,000,001 - $3,000,000             58.7%          118        1.50x       5.893%
$3,000,001 - $4,000,000             62.1%          105        1.38x       5.990%
$4,000,001 - $5,000,000             71.7%          111        1.33x       5.814%
$5,000,001 - $6,000,000             66.1%          113        1.28x       5.872%
$6,000,001 - $7,000,000             63.1%          119        1.44x       5.830%
$7,000,001 - $8,000,000             68.5%          119        1.39x       5.691%
$8,000,001 - $9,000,000             69.7%          119        1.32x       5.732%
$9,000,001 - $10,000,000            68.1%          120        1.35x       5.699%
$10,000,001 - $15,000,000           67.4%          110        1.36x       5.807%
$15,000,001 - $20,000,000           75.6%          106        1.34x       5.757%
$20,000,001 - $25,000,000           75.7%          108        1.27x       5.652%
$25,000,001 - $30,000,000           76.7%          112        1.29x       5.742%
$30,000,001 - $35,000,000           69.0%          103        1.59x       5.803%
$35,000,001 - $40,000,000           81.5%          108        1.34x       5.799%
$40,000,001 - $45,000,000           65.8%          119        1.31x       5.890%
$45,000,001 - $50,000,000           66.6%          121        1.54x       5.595%
$50,000,001 - $55,000,000           77.1%           59        1.35x       5.695%
$55,000,001 - $60,000,000           52.8%          124        1.74x       5.645%
$60,000,001 - $65,000,000           74.7%          120        1.20x       5.980%
$65,000,001 - $70,000,000           67.3%          120        1.88x       5.526%
$70,000,001 - $80,000,000           66.4%          118        1.22x       5.680%
$80,000,001 - $90,000,000           56.1%          124        1.66x       5.645%
$90,000,001 - $100,000,000          75.1%           89        1.46x       5.717%
$100,000,001 - $150,000,000         66.2%          119        1.36x       5.984%
$150,000,001 - $200,000,000         66.7%          118        1.25x       5.920%
$200,000,001 - $300,000,000         63.7%           86        1.86x       5.635%
$400,000,001 - $414,000,000         78.7%           59        1.27x       5.797%

                                    69.9%          102        1.45x       5.767%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                       B-4

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF
      RANGE OF CUT-OFF            MORTGAGE         DATE       GROUP 1       DATE            DATE      DATE LTV
        DATE BALANCES              LOANS         BALANCE      BALANCE      BALANCE        BALANCE      RATIO *
---------------------------------------------------------------------------------------------------------------

$1,000,000 - $2,000,000              10      $   14,287,326     0.4%    $  1,428,733   $  1,994,000     65.2%
$2,000,001 - $3,000,000               6          14,474,539     0.4     $  2,412,423   $  2,747,709     68.2%
$3,000,001 - $4,000,000               7          24,337,951     0.7     $  3,476,850   $  3,850,000     67.4%
$4,000,001 - $5,000,000               5          21,890,000     0.6     $  4,378,000   $  5,000,000     73.1%
$5,000,001 - $6,000,000               8          45,750,000     1.3     $  5,718,750   $  6,000,000     68.9%
$6,000,001 - $7,000,000               4          26,084,335     0.8     $  6,521,084   $  6,994,335     68.1%
$7,000,001 - $8,000,000               3          23,920,000     0.7     $  7,973,333   $  8,000,000     73.7%
$8,000,001 - $9,000,000               3          26,600,000     0.8     $  8,866,667   $  9,000,000     71.5%
$9,000,001 - $10,000,000              3          28,450,000     0.8     $  9,483,333   $ 10,000,000     72.7%
$10,000,001 - $15,000,000            22         265,125,625     7.8     $ 12,051,165   $ 14,750,000     68.7%
$15,000,001 - $20,000,000             6         103,770,000     3.0     $ 17,295,000   $ 18,850,000     75.7%
$20,000,001 - $25,000,000             5         119,350,000     3.5     $ 23,870,000   $ 25,000,000     75.7%
$25,000,001 - $30,000,000             7         198,520,000     5.8     $ 28,360,000   $ 30,000,000     77.4%
$30,000,001 - $35,000,000             2          68,300,000     2.0     $ 34,150,000   $ 35,000,000     53.6%
$35,000,001 - $40,000,000             3         110,850,000     3.2     $ 36,950,000   $ 38,000,000     83.5%
$40,000,001 - $45,000,000             1          44,000,000     1.3     $ 44,000,000   $ 44,000,000     75.2%
$45,000,001 - $50,000,000             3         139,000,000     4.1     $ 46,333,333   $ 47,000,000     66.6%
$50,000,001 - $55,000,000             1          54,000,000     1.6     $ 54,000,000   $ 54,000,000     77.1%
$55,000,001 - $60,000,000             1          60,000,000     1.8     $ 60,000,000   $ 60,000,000     52.8%
$60,000,001 - $65,000,000             1          64,000,000     1.9     $ 64,000,000   $ 64,000,000     74.7%
$65,000,001 - $70,000,000             2         136,500,000     4.0     $ 68,250,000   $ 70,000,000     67.3%
$70,000,001 - $80,000,000             1          75,040,500     2.2     $ 75,040,500   $ 75,040,500     79.8%
$80,000,001 - $90,000,000             1          89,300,000     2.6     $ 89,300,000   $ 89,300,000     56.1%
$90,000,001 - $100,000,000            2         187,400,000     5.5     $ 93,700,000   $ 95,000,000     75.1%
$100,000,001 - $150,000,000           3         353,906,000    10.4     $117,968,667   $140,000,000     70.9%
$150,000,001 - $200,000,000           1         200,000,000     5.9     $200,000,000   $200,000,000     66.7%
$200,000,001 - $300,000,000           2         505,100,000    14.8     $252,550,000   $283,850,000     63.7%
$400,000,001 - $414,000,000           1         414,000,000    12.1     $414,000,000   $414,000,000     78.7%
                                    ---      --------------   -----
                                    114      $3,413,956,275   100.0%    $ 29,946,985   $414,000,000     70.7%
                                    ===      ==============   =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
                                   WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF CUT-OFF            LTV RATIO       MATURITY    DATE DSC   MORTGAGE
        DATE BALANCES            AT MATURITY *     (MOS.)     RATIO *      RATE
----------------------------------------------------------------------------------

$1,000,000 - $2,000,000              57.7%           119       1.56x      5.948%
$2,000,001 - $3,000,000              58.7%           118       1.50x      5.893%
$3,000,001 - $4,000,000              59.2%           101       1.44x      6.010%
$4,000,001 - $5,000,000              68.9%           106       1.36x      5.845%
$5,000,001 - $6,000,000              64.5%           112       1.26x      5.889%
$6,000,001 - $7,000,000              62.0%           118       1.51x      5.855%
$7,000,001 - $8,000,000              68.6%           119       1.33x      5.726%
$8,000,001 - $9,000,000              71.5%           119       1.32x      5.787%
$9,000,001 - $10,000,000             68.1%           120       1.35x      5.699%
$10,000,001 - $15,000,000            65.4%           108       1.39x      5.873%
$15,000,001 - $20,000,000            74.8%           119       1.36x      5.714%
$20,000,001 - $25,000,000            75.7%           108       1.27x      5.652%
$25,000,001 - $30,000,000            76.3%           111       1.30x      5.735%
$30,000,001 - $35,000,000            50.1%            99       2.01x      5.923%
$35,000,001 - $40,000,000            83.5%           119       1.34x      5.910%
$40,000,001 - $45,000,000            65.8%           119       1.31x      5.890%
$45,000,001 - $50,000,000            66.6%           121       1.54x      5.595%
$50,000,001 - $55,000,000            77.1%            59       1.35x      5.695%
$55,000,001 - $60,000,000            52.8%           124       1.74x      5.645%
$60,000,001 - $65,000,000            74.7%           120       1.20x      5.980%
$65,000,001 - $70,000,000            67.3%           120       1.88x      5.526%
$70,000,001 - $80,000,000            66.4%           118       1.22x      5.680%
$80,000,001 - $90,000,000            56.1%           124       1.66x      5.645%
$90,000,001 - $100,000,000           75.1%            89       1.46x      5.717%
$100,000,001 - $150,000,000          66.2%           119       1.36x      5.984%
$150,000,001 - $200,000,000          66.7%           118       1.25x      5.920%
$200,000,001 - $300,000,000          63.7%            86       1.86x      5.635%
$400,000,001 - $414,000,000          78.7%            59       1.27x      5.797%

                                     69.0%           102       1.47x      5.774%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                       B-5

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                             % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF
       RANGE OF CUT-OFF           MORTGAGE       DATE       GROUP 2       DATE          DATE      DATE LTV
         DATE BALANCES             LOANS        BALANCE     BALANCE     BALANCE       BALANCE      RATIO *
-----------------------------------------------------------------------------------------------------------

$3,100,000 - $4,000,000               2      $  6,800,000      1.5%   $ 3,400,000   $ 3,700,000     78.8%
$4,000,001 - $5,000,000               3        13,650,000      3.1    $ 4,550,000   $ 4,700,000     76.1%
$5,000,001 - $6,000,000               1         5,560,000      1.3    $ 5,560,000   $ 5,560,000     79.4%
$6,000,001 - $7,000,000               1         6,700,000      1.5    $ 6,700,000   $ 6,700,000     80.0%
$7,000,001 - $8,000,000               2        14,500,000      3.3    $ 7,250,000   $ 7,400,000     71.0%
$8,000,001 - $9,000,000               1         8,080,000      1.8    $ 8,080,000   $ 8,080,000     64.1%
$10,000,001 - $15,000,000             9       103,754,294     23.4    $11,528,255   $13,200,000     75.2%
$15,000,001 - $20,000,000             3        53,705,000     12.1    $17,901,667   $19,875,000     77.2%
$25,000,001 - $30,000,000             1        26,000,000      5.9    $26,000,000   $26,000,000     80.1%
$30,000,001 - $35,000,000             4       128,875,000     29.1    $32,218,750   $34,000,000     78.9%
$35,000,001 - $40,000,000             2        75,572,500     17.1    $37,786,250   $40,000,000     78.6%
                                    ---      ------------    -----
                                     29      $443,196,794    100.0%   $15,282,648   $40,000,000     77.3%
                                    ===      ============    =====

                                                 WTD. AVG.
                                                   STATED
                                                 REMAINING   WTD. AVG.
                                   WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
       RANGE OF CUT-OFF           LTV RATIO       MATURITY    DATE DSC    MORTGAGE
         DATE BALANCES           AT MATURITY *     (MOS.)     RATIO *       RATE
----------------------------------------------------------------------------------

$3,100,000 - $4,000,000              72.4%          120        1.17x      5.919%
$4,000,001 - $5,000,000              76.1%          119        1.28x      5.765%
$5,000,001 - $6,000,000              79.4%          119        1.45x      5.740%
$6,000,001 - $7,000,000              67.3%          120        1.17x      5.730%
$7,000,001 - $8,000,000              68.3%          119        1.48x      5.633%
$8,000,001 - $9,000,000              64.1%          119        1.33x      5.550%
$10,000,001 - $15,000,000            72.5%          113        1.29x      5.639%
$15,000,001 - $20,000,000            77.2%           80        1.29x      5.838%
$25,000,001 - $30,000,000            80.1%          119        1.20x      5.800%
$30,000,001 - $35,000,000            78.9%          105        1.37x      5.739%
$35,000,001 - $40,000,000            78.6%           91        1.36x      5.635%

                                     76.3%          104        1.32x      5.710%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-6

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

                                                                 % OF
                                                 AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG.
                                  NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF
                                  MORTGAGED         DATE         POOL         DATE           DATE       DATE LTV
              STATE              PROPERTIES       BALANCE      BALANCE      BALANCE        BALANCE     RATIO (2)
----------------------------------------------------------------------------------------------------------------

NY                                    10      $  597,750,000     15.5%   $ 59,775,000   $200,000,000     70.0%
CA                                    25         575,873,000     14.9    $ 23,034,920   $ 89,300,000     65.6%
   Southern(3)                        20         525,626,000     13.6    $ 26,281,300   $ 89,300,000     65.5%
   Northern(3)                         5          50,247,000      1.3    $ 10,049,400   $ 12,400,000     66.7%
FL                                    44         356,557,496      9.2    $  8,103,579   $ 46,000,000     71.1%
GA                                    28         237,654,004      6.2    $  8,487,643   $ 28,000,000     68.7%
VA                                    13         199,442,775      5.2    $ 15,341,752   $ 50,666,978     74.4%
WA                                    11         186,648,641      4.8    $ 16,968,058   $ 47,643,889     77.0%
NC                                    18         177,727,018      4.6    $  9,873,723   $ 29,400,000     72.9%
PA                                     8         169,646,044      4.4    $ 21,205,755   $ 92,400,000     67.1%
NJ                                     7         140,402,500      3.6    $ 20,057,500   $ 67,800,000     73.1%
Cayman Islands                         1         140,000,000      3.6    $140,000,000   $140,000,000     71.4%
SC                                     4         127,490,500      3.3    $ 31,872,625   $ 75,040,500     78.1%
TX                                    20         126,607,500      3.3    $  6,330,375   $ 34,000,000     70.9%
DC                                     4         125,349,378      3.2    $ 31,337,345   $ 63,968,572     78.7%
NV                                     5         105,967,500      2.7    $ 21,193,500   $ 35,572,500     77.2%
AL                                     5          80,263,000      2.1    $ 16,052,600   $ 44,000,000     75.9%
CO                                     3          40,522,500      1.1    $ 13,507,500   $ 31,000,000     73.2%
AR                                     2          40,000,000      1.0    $ 20,000,000   $ 27,200,000     80.0%
MO                                     8          39,192,000      1.0    $  4,899,000   $ 13,056,000     70.8%
OR                                     2          38,218,000      1.0    $ 19,109,000   $ 33,300,000     72.3%
MA                                     4          38,004,500      1.0    $  9,501,125   $ 16,200,000     65.4%
IL                                     6          35,849,479      0.9    $  5,974,913   $ 12,936,479     71.6%
NM                                     6          35,014,500      0.9    $  5,835,750   $ 16,180,000     74.6%
LA                                     1          33,700,000      0.9    $ 33,700,000   $ 33,700,000     79.3%
AZ                                     8          32,740,000      0.8    $  4,092,500   $ 10,700,000     75.7%
ME                                     3          28,640,000      0.7    $  9,546,667   $ 12,720,000     79.8%
MD                                     3          22,907,000      0.6    $  7,635,667   $  9,067,500     63.6%
MI                                     2          22,260,121      0.6    $ 11,130,061   $ 19,875,000     78.6%
IN                                     5          20,252,917      0.5    $  4,050,583   $  8,382,500     69.4%
OH                                     4          16,263,500      0.4    $  4,065,875   $  6,017,500     63.6%
ID                                     1          11,800,000      0.3    $ 11,800,000   $ 11,800,000     79.7%
SD                                     2          10,400,000      0.3    $  5,200,000   $  6,691,649     75.5%
VT                                     3          10,187,245      0.3    $  3,395,748   $  6,994,335     70.5%
CT                                     1           8,800,000      0.2    $  8,800,000   $  8,800,000     78.6%
UT                                     2           7,086,500      0.2    $  3,543,250   $  4,200,000     70.4%
MN                                     2           6,897,148      0.2    $  3,448,574   $  3,700,000     77.7%
WI                                     2           5,472,302      0.1    $  2,736,151   $  3,478,302     61.7%
TN                                     1           2,245,000      0.1    $  2,245,000   $  2,245,000     63.8%
ND                                     1           1,750,000      0.0    $  1,750,000   $  1,750,000     67.3%
RI                                     1           1,571,000      0.0    $  1,571,000   $  1,571,000     74.8%
                                     ---      --------------    -----
                                     276      $3,857,153,069    100.0%   $ 13,975,192   $200,000,000     71.4%
                                     ===      ==============    =====

                                                   WTD. AVG.
                                                    STATED
                                                   REMAINING   WTD. AVG.
                                    WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
                                    LTV RATIO      MATURITY    DATE DSC    MORTGAGE
              STATE              AT MATURITY (2)    (MOS.)     RATIO (2)     RATE
------------------------------------------------------------------------------------

NY                                     69.9%          101        1.44x       5.734%
CA                                     65.6%          108        1.62x       5.737%
   Southern(3)                         65.5%          109        1.61X       5.744%
   Northern(3)                         66.7%           99        1.65x       5.665%
FL                                     69.2%          114        1.41x       5.712%
GA                                     67.8%          102        1.45x       5.771%
VA                                     73.0%           77        1.35x       5.807%
WA                                     76.8%           61        1.35x       5.784%
NC                                     70.3%          116        1.41x       5.632%
PA                                     66.5%          116        1.69x       5.742%
NJ                                     71.8%          119        1.43x       5.733%
Cayman Islands                         63.2%          120        1.25x       6.380%
SC                                     70.2%          119        1.33x       5.643%
TX                                     68.9%          104        1.54x       5.705%
DC                                     78.7%           59        1.27x       5.797%
NV                                     76.8%           83        1.32x       5.772%
AL                                     70.7%          114        1.39x       5.823%
CO                                     72.3%          110        1.44x       5.816%
AR                                     80.0%          119        1.42x       5.480%
MO                                     70.0%           99        1.60x       5.669%
OR                                     68.1%           77        1.48x       5.904%
MA                                     65.4%          115        1.55x       5.805%
IL                                     66.4%          101        1.51x       6.250%
NM                                     74.3%           63        1.48x       5.783%
LA                                     79.3%          119        1.50x       5.650%
AZ                                     74.5%          119        1.36x       5.796%
ME                                     74.2%          119        1.26x       5.662%
MD                                     63.6%          100        1.72x       5.621%
MI                                     76.1%          117        1.32x       5.642%
IN                                     66.3%          119        1.42x       5.757%
OH                                     63.6%           91        1.81x       5.630%
ID                                     79.7%          119        1.41x       5.880%
SD                                     64.2%          120        1.16x       6.080%
VT                                     61.6%          118        1.68x       5.976%
CT                                     78.6%          119        1.43x       5.590%
UT                                     64.6%           94        1.66x       5.898%
MN                                     65.8%          120        1.23x       5.902%
WI                                     47.5%          117        1.60x       5.873%
TN                                     63.8%           60        2.14x       5.663%
ND                                     57.6%          120        1.20x       6.290%
RI                                     70.0%          119        1.20x       6.020%

                                       69.9%          102        1.45X       5.767%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-7

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                 % OF
                                                 AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG.
                                  NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF
                                  MORTGAGED         DATE       GROUP 1        DATE           DATE       DATE LTV
              STATE              PROPERTIES       BALANCE      BALANCE      BALANCE        BALANCE     RATIO (2)
----------------------------------------------------------------------------------------------------------------

NY                                    10      $  597,750,000     17.5%   $ 59,775,000   $200,000,000     70.0%
CA                                    23         545,023,000     16.0    $ 23,696,652   $ 89,300,000     65.1%
   Southern(3)                        18         494,776,000     14.5    $ 27,487,556   $ 89,300,000     64.9%
   Northern(3)                         5          50,247,000      1.5    $ 10,049,400   $ 12,400,000     66.7%
FL                                    44         356,557,496     10.4    $  8,103,579   $ 46,000,000     71.1%
GA                                    27         211,654,004      6.2    $  7,839,037   $ 28,000,000     67.3%
WA                                    11         186,648,641      5.5    $ 16,968,058   $ 47,643,889     77.0%
VA                                    11         177,914,481      5.2    $ 16,174,044   $ 50,666,978     75.9%
PA                                     6         154,166,044      4.5    $ 25,694,341   $ 92,400,000     67.4%
NC                                    15         148,627,018      4.4    $  9,908,468   $ 29,400,000     71.5%
NJ                                     7         140,402,500      4.1    $ 20,057,500   $ 67,800,000     73.1%
Cayman Islands                         1         140,000,000      4.1    $140,000,000   $140,000,000     71.4%
SC                                     4         127,490,500      3.7    $ 31,872,625   $ 75,040,500     78.1%
DC                                     4         125,349,378      3.7    $ 31,337,345   $ 63,968,572     78.7%
AL                                     5          80,263,000      2.4    $ 16,052,600   $ 44,000,000     75.9%
TX                                    17          73,457,500      2.2    $  4,321,029   $ 11,050,000     65.2%
NV                                     3          40,220,000      1.2    $ 13,406,667   $ 28,620,000     76.4%
OR                                     2          38,218,000      1.1    $ 19,109,000   $ 33,300,000     72.3%
MA                                     4          38,004,500      1.1    $  9,501,125   $ 16,200,000     65.4%
ME                                     3          28,640,000      0.8    $  9,546,667   $ 12,720,000     79.8%
IL                                     3          23,449,479      0.7    $  7,816,493   $ 12,936,479     69.4%
MD                                     3          22,907,000      0.7    $  7,635,667   $  9,067,500     63.6%
AZ                                     7          22,040,000      0.6    $  3,148,571   $  9,200,000     75.4%
MO                                     6          21,786,000      0.6    $  3,631,000   $  6,842,500     64.0%
OH                                     4          16,263,500      0.5    $  4,065,875   $  6,017,500     63.6%
IN                                     4          14,692,917      0.4    $  3,673,229   $  8,382,500     65.7%
ID                                     1          11,800,000      0.3    $ 11,800,000   $ 11,800,000     79.7%
SD                                     2          10,400,000      0.3    $  5,200,000   $  6,691,649     75.5%
VT                                     3          10,187,245      0.3    $  3,395,748   $  6,994,335     70.5%
CO                                     2           9,522,500      0.3    $  4,761,250   $  6,022,500     57.3%
CT                                     1           8,800,000      0.3    $  8,800,000   $  8,800,000     78.6%
NM                                     4           8,014,500      0.2    $  2,003,625   $  5,559,500     57.7%
UT                                     2           7,086,500      0.2    $  3,543,250   $  4,200,000     70.4%
WI                                     2           5,472,302      0.2    $  2,736,151   $  3,478,302     61.7%
MN                                     1           3,197,148      0.1    $  3,197,148   $  3,197,148     77.0%
MI                                     1           2,385,121      0.1    $  2,385,121   $  2,385,121     68.1%
TN                                     1           2,245,000      0.1    $  2,245,000   $  2,245,000     63.8%
ND                                     1           1,750,000      0.1    $  1,750,000   $  1,750,000     67.3%
RI                                     1           1,571,000      0.0    $  1,571,000   $  1,571,000     74.8%
                                     ---      --------------    -----
                                     246      $3,413,956,275    100.0%   $ 13,877,871   $200,000,000     70.7%
                                     ===      ==============    =====

                                                   WTD. AVG.
                                                    STATED
                                                   REMAINING   WTD. AVG.
                                    WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
                                    LTV RATIO      MATURITY    DATE DSC    MORTGAGE
              STATE              AT MATURITY (2)    (MOS.)     RATIO (2)     RATE
------------------------------------------------------------------------------------

NY                                     69.9%           101       1.44x       5.734%
CA                                     65.1%           109       1.64x       5.726%
   Southern(3)                         64.9%           110       1.64X       5.732%
   Northern(3)                         66.7%            99       1.65x       5.665%
FL                                     69.2%           114       1.41x       5.712%
GA                                     66.3%           100       1.48x       5.768%
WA                                     76.8%            61       1.35x       5.784%
VA                                     75.2%            71       1.35x       5.819%
PA                                     66.8%           115       1.71x       5.761%
NC                                     69.1%           115       1.43x       5.620%
NJ                                     71.8%           119       1.43x       5.733%
Cayman Islands                         63.2%           120       1.25x       6.380%
SC                                     70.2%           119       1.33x       5.643%
DC                                     78.7%            59       1.27x       5.797%
AL                                     70.7%           114       1.39x       5.823%
TX                                     63.9%            92       1.68x       5.803%
NV                                     75.4%           120       1.39x       5.709%
OR                                     68.1%            77       1.48x       5.904%
MA                                     65.4%           115       1.55x       5.805%
ME                                     74.2%           119       1.26x       5.662%
IL                                     61.5%            91       1.65x       6.472%
MD                                     63.6%           100       1.72x       5.621%
AZ                                     73.5%           119       1.40x       5.819%
MO                                     62.6%            83       1.84x       5.699%
OH                                     63.6%            91       1.81x       5.630%
IN                                     61.3%           120       1.40x       5.763%
ID                                     79.7%           119       1.41x       5.880%
SD                                     64.2%           120       1.16x       6.080%
VT                                     61.6%           118       1.68x       5.976%
CO                                     53.4%            82       2.00x       5.772%
CT                                     78.6%           119       1.43x       5.590%
NM                                     56.2%            78       1.85x       5.760%
UT                                     64.6%            94       1.66x       5.898%
WI                                     47.5%           117       1.60x       5.873%
MN                                     64.9%           119       1.32x       5.720%
MI                                     45.0%           117       1.33x       5.990%
TN                                     63.8%            60       2.14x       5.663%
ND                                     57.6%           120       1.20x       6.290%
RI                                     70.0%           119       1.20x       6.020%

                                       69.0%           102       1.47X       5.774%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-8

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                               % OF
                                                AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                  NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF
                                  MORTGAGED        DATE      GROUP 2       DATE         DATE        DATE LTV
             STATE               PROPERTIES      BALANCE     BALANCE     BALANCE       BALANCE     RATIO (2)
------------------------------------------------------------------------------------------------------------

NV                                    2       $ 65,747,500     14.8%   $32,873,750   $35,572,500     77.6%
TX                                    3         53,150,000     12.0    $17,716,667   $34,000,000     78.7%
AR                                    2         40,000,000      9.0    $20,000,000   $27,200,000     80.0%
LA                                    1         33,700,000      7.6    $33,700,000   $33,700,000     79.3%
CO                                    1         31,000,000      7.0    $31,000,000   $31,000,000     78.1%
CA                                    2         30,850,000      7.0    $15,425,000   $17,650,000     75.6%
   Southern(3)                        2         30,850,000      7.0    $15,425,000   $17,650,000     75.6%
NC                                    3         29,100,000      6.6    $ 9,700,000   $11,600,000     79.8%
NM                                    2         27,000,000      6.1    $13,500,000   $16,180,000     79.6%
GA                                    1         26,000,000      5.9    $26,000,000   $26,000,000     80.1%
VA                                    2         21,528,294      4.9    $10,764,147   $11,278,294     61.8%
MI                                    1         19,875,000      4.5    $19,875,000   $19,875,000     79.8%
MO                                    2         17,406,000      3.9    $ 8,703,000   $13,056,000     79.3%
PA                                    2         15,480,000      3.5    $ 7,740,000   $ 8,080,000     63.6%
IL                                    3         12,400,000      2.8    $ 4,133,333   $ 4,700,000     75.7%
AZ                                    1         10,700,000      2.4    $10,700,000   $10,700,000     76.4%
IN                                    1          5,560,000      1.3    $ 5,560,000   $ 5,560,000     79.4%
MN                                    1          3,700,000      0.8    $ 3,700,000   $ 3,700,000     78.3%
                                    ---       ------------    -----
                                     30       $443,196,794    100.0%   $14,773,226   $35,572,500     77.3%
                                    ===       ============    =====

                                                   WTD. AVG.
                                                    STATED
                                                   REMAINING   WTD. AVG.
                                    WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
                                    LTV RATIO      MATURITY    DATE DSC    MORTGAGE
             STATE               AT MATURITY (2)    (MOS.)     RATIO (2)     RATE
------------------------------------------------------------------------------------

NV                                    77.6%            60        1.27x       5.810%
TX                                    75.8%           119        1.36x       5.569%
AR                                    80.0%           119        1.42x       5.480%
LA                                    79.3%           119        1.50x       5.650%
CO                                    78.1%           119        1.27x       5.830%
CA                                    75.6%            85        1.20x       5.936%
   Southern(3)                        75.6%            85        1.20x       5.936%
NC                                    76.6%           119        1.30x       5.696%
NM                                    79.6%            59        1.37x       5.790%
GA                                    80.1%           119        1.20x       5.800%
VA                                    55.1%           119        1.29x       5.709%
MI                                    79.8%           117        1.32x       5.600%
MO                                    79.3%           119        1.30x       5.630%
PA                                    63.6%           119        1.52x       5.550%
IL                                    75.7%           119        1.24x       5.829%
AZ                                    76.4%           120        1.28x       5.750%
IN                                    79.4%           119        1.45x       5.740%
MN                                    66.5%           120        1.15x       6.060%

                                      76.3%           104        1.32X       5.710%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                      B-9

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF
     RANGE OF UNDERWRITTEN       MORTGAGE          DATE         POOL         DATE           DATE      DATE LTV
         DSC RATIOS (X)            LOANS         BALANCE      BALANCE      BALANCE        BALANCE      RATIO *
---------------------------------------------------------------------------------------------------------------

1.08 - 1.09                           1      $   25,000,000      0.6%   $ 25,000,000   $ 25,000,000     80.6%
1.10 - 1.14                           1          27,000,000      0.7    $ 27,000,000   $ 27,000,000     75.0%
1.15 - 1.19                          11         100,110,379      2.6    $  9,100,944   $ 25,000,000     68.1%
1.20 - 1.24                          25         473,820,266     12.3    $ 18,952,811   $ 75,040,500     77.3%
1.25 - 1.29                          29       1,123,659,813     29.1    $ 38,746,890   $414,000,000     75.0%
1.30 - 1.34                          14         192,677,770      5.0    $ 13,762,698   $ 47,000,000     74.0%
1.35 - 1.39                          13         385,412,212     10.0    $ 29,647,093   $103,906,000     77.3%
1.40 - 1.44                          12         241,428,294      6.3    $ 20,119,025   $ 40,000,000     77.9%
1.45 - 1.49                           8         100,120,000      2.6    $ 12,515,000   $ 29,400,000     75.0%
1.50 - 1.54                           5         473,050,000     12.3    $ 94,610,000   $221,250,000     67.0%
1.55 - 1.59                           3          41,894,335      1.1    $ 13,964,778   $ 23,850,000     73.0%
1.60 - 1.64                           2          20,500,000      0.5    $ 10,250,000   $ 16,200,000     64.1%
1.65 - 1.69                           2         103,300,000      2.7    $ 51,650,000   $ 89,300,000     56.6%
1.70 - 1.74                           3          80,930,000      2.1    $ 26,976,667   $ 60,000,000     54.5%
1.75 - 1.79                           1           3,500,000      0.1    $  3,500,000   $  3,500,000     46.1%
1.85 - 1.89                           4          20,211,000      0.5    $  5,052,750   $ 10,550,000     55.4%
1.95 - 1.99                           2           4,500,000      0.1    $  2,250,000   $  3,400,000     51.8%
2.05 - 2.09                           1           1,994,000      0.1    $  1,994,000   $  1,994,000     54.9%
2.10 - 2.14                           2         329,850,000      8.6    $164,925,000   $283,850,000     61.2%
2.15 - 2.19                           1           2,095,000      0.1    $  2,095,000   $  2,095,000     55.1%
2.30 - 2.60                           3         106,100,000      2.8    $ 35,366,667   $ 70,000,000     48.8%
                                    ---      --------------    -----
                                    143      $3,857,153,069    100.0%   $ 26,973,098   $414,000,000     71.4%
                                    ===      ==============    =====

                                                 WTD. AVG.
                                                   STATED
                                                 REMAINING   WTD. AVG.
                                   WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF UNDERWRITTEN         LTV RATIO      MATURITY   DATE DSC    MORTGAGE
         DSC RATIOS (X)          AT MATURITY *     (MOS.)     RATIO *      RATE
----------------------------------------------------------------------------------

1.08 - 1.09                          80.6%          120        1.08x       5.700%
1.10 - 1.14                          72.1%          118        1.12x       5.680%
1.15 - 1.19                          62.3%          120        1.17x       5.714%
1.20 - 1.24                          74.1%          115        1.21x       5.799%
1.25 - 1.29                          73.3%           92        1.26x       5.906%
1.30 - 1.34                          70.4%          119        1.31x       5.765%
1.35 - 1.39                          74.9%          102        1.37x       5.839%
1.40 - 1.44                          77.5%          110        1.42x       5.685%
1.45 - 1.49                          74.8%          119        1.46x       5.665%
1.50 - 1.54                          67.0%          108        1.51x       5.599%
1.55 - 1.59                          71.1%          119        1.58x       5.715%
1.60 - 1.64                          64.1%          105        1.62x       5.728%
1.65 - 1.69                          56.3%          115        1.67x       5.772%
1.70 - 1.74                          53.5%          123        1.74x       5.615%
1.75 - 1.79                          35.6%          120        1.76x       5.960%
1.85 - 1.89                          55.1%           87        1.87x       5.525%
1.95 - 1.99                          50.1%           75        1.97x       6.013%
2.05 - 2.09                          54.9%          116        2.05x       5.670%
2.10 - 2.14                          61.2%           69        2.14x       5.660%
2.15 - 2.19                          55.1%          116        2.15x       5.670%
2.30 - 2.60                          48.0%          119        2.51x       5.512%

                                     69.9%          102        1.45x       5.767%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-10

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF
     RANGE OF UNDERWRITTEN        MORTGAGE        DATE        GROUP 1       DATE           DATE       DATE LTV
        DSC RATIOS (X)             LOANS         BALANCE      BALANCE      BALANCE        BALANCE      RATIO *
--------------------------------------------------------------------------------------------------------------

1.08 - 1.09                           1      $   25,000,000      0.7%   $ 25,000,000   $ 25,000,000     80.6%
1.10 - 1.14                           1          27,000,000      0.8    $ 27,000,000   $ 27,000,000     75.0%
1.15 - 1.19                           8          79,460,379      2.3    $  9,932,547   $ 25,000,000     66.3%
1.20 - 1.24                          19         402,170,266     11.8    $ 21,166,856   $ 75,040,500     77.2%
1.25 - 1.29                          21         975,606,313     28.6    $ 46,457,443   $414,000,000     74.6%
1.30 - 1.34                          12         164,722,770      4.8    $ 13,726,897   $ 47,000,000     73.7%
1.35 - 1.39                          10         353,282,212     10.3    $ 35,328,221   $103,906,000     77.1%
1.40 - 1.44                           8         145,330,000      4.3    $ 18,166,250   $ 36,750,000     78.6%
1.45 - 1.49                           7          94,560,000      2.8    $ 13,508,571   $ 29,400,000     74.7%
1.50 - 1.54                           4         439,350,000     12.9    $109,837,500   $221,250,000     66.1%
1.55 - 1.59                           3          41,894,335      1.2    $ 13,964,778   $ 23,850,000     73.0%
1.60 - 1.64                           2          20,500,000      0.6    $ 10,250,000   $ 16,200,000     64.1%
1.65 - 1.69                           2         103,300,000      3.0    $ 51,650,000   $ 89,300,000     56.6%
1.70 - 1.74                           2          73,530,000      2.2    $ 36,765,000   $ 60,000,000     53.7%
1.75 - 1.79                           1           3,500,000      0.1    $  3,500,000   $  3,500,000     46.1%
1.85 - 1.89                           4          20,211,000      0.6    $  5,052,750   $ 10,550,000     55.4%
1.95 - 1.99                           2           4,500,000      0.1    $  2,250,000   $  3,400,000     51.8%
2.05 - 2.09                           1           1,994,000      0.1    $  1,994,000   $  1,994,000     54.9%
2.10 - 2.14                           2         329,850,000      9.7    $164,925,000   $283,850,000     61.2%
2.15 - 2.19                           1           2,095,000      0.1    $  2,095,000   $  2,095,000     55.1%
2.30 - 2.60                           3         106,100,000      3.1    $ 35,366,667   $ 70,000,000     48.8%
                                    ---      --------------    -----
                                    114      $3,413,956,275    100.0%   $ 29,946,985   $414,000,000     70.7%
                                    ===      ==============    =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
                                   WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF UNDERWRITTEN         LTV RATIO     MATURITY    DATE DSC    MORTGAGE
        DSC RATIOS (X)           AT MATURITY *    (MOS.)      RATIO *      RATE
-----------------------------------------------------------------------------------

1.08 - 1.09                          80.6%          120        1.08x       5.700%
1.10 - 1.14                          72.1%          118        1.12x       5.680%
1.15 - 1.19                          61.3%          119        1.17x       5.707%
1.20 - 1.24                          73.6%          117        1.21x       5.791%
1.25 - 1.29                          72.8%           92        1.26x       5.931%
1.30 - 1.34                          69.6%          119        1.31x       5.795%
1.35 - 1.39                          74.4%          103        1.37x       5.850%
1.40 - 1.44                          78.6%          108        1.42x       5.727%
1.45 - 1.49                          74.5%          119        1.46x       5.661%
1.50 - 1.54                          66.1%          107        1.52x       5.595%
1.55 - 1.59                          71.1%          119        1.58x       5.715%
1.60 - 1.64                          64.1%          105        1.62x       5.728%
1.65 - 1.69                          56.3%          115        1.67x       5.772%
1.70 - 1.74                          52.5%          123        1.74x       5.622%
1.75 - 1.79                          35.6%          120        1.76x       5.960%
1.85 - 1.89                          55.1%           87        1.87x       5.525%
1.95 - 1.99                          50.1%           75        1.97x       6.013%
2.05 - 2.09                          54.9%          116        2.05x       5.670%
2.10 - 2.14                          61.2%           69        2.14x       5.660%
2.15 - 2.19                          55.1%          116        2.15x       5.670%
2.30 - 2.60                          48.0%          119        2.51x       5.512%

                                     69.0%          102        1.47x       5.774%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-11

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                              % OF
                                              AGGREGATE     CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF     CUT-OFF        DATE      CUT-OFF       CUT-OFF      CUT-OFF
    RANGE OF UNDERWRITTEN        MORTGAGE       DATE        GROUP 2       DATE         DATE       DATE LTV
        DSC RATIOS (X)             LOANS       BALANCE      BALANCE     BALANCE       BALANCE      RATIO *
-----------------------------------------------------------------------------------------------------------

1.15 - 1.19                          3       $ 20,650,000      4.7%   $ 6,883,333   $10,250,000     75.1%
1.20 - 1.24                          6         71,650,000     16.2    $11,941,667   $26,000,000     77.6%
1.25 - 1.29                          8        148,053,500     33.4    $18,506,688   $35,572,500     77.7%
1.30 - 1.34                          2         27,955,000      6.3    $13,977,500   $19,875,000     75.3%
1.35 - 1.39                          3         32,130,000      7.2    $10,710,000   $16,180,000     79.6%
1.40 - 1.44                          4         96,098,294     21.7    $24,024,574   $40,000,000     76.9%
1.45 - 1.49                          1          5,560,000      1.3    $ 5,560,000   $ 5,560,000     79.4%
1.50 - 1.54                          1         33,700,000      7.6    $33,700,000   $33,700,000     79.3%
1.70 - 1.73                          1          7,400,000      1.7    $ 7,400,000   $ 7,400,000     63.0%
                                   ---       ------------    -----
                                    29       $443,196,794    100.0%   $15,282,648   $40,000,000     77.3%
                                   ===       ============    =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
                                   WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF UNDERWRITTEN          LTV RATIO     MATURITY     DATE DSC    MORTGAGE
        DSC RATIOS (X)           AT MATURITY *    (MOS.)      RATIO *       RATE
----------------------------------------------------------------------------------

1.15 - 1.19                          66.4%          120        1.15x       5.739%
1.20 - 1.24                          77.0%          104        1.20x       5.847%
1.25 - 1.29                          76.8%           93        1.27x       5.740%
1.30 - 1.34                          75.3%          118        1.32x       5.586%
1.35 - 1.39                          79.6%           88        1.35x       5.713%
1.40 - 1.44                          75.9%          112        1.42x       5.621%
1.45 - 1.49                          79.4%          119        1.45x       5.740%
1.50 - 1.54                          79.3%          119        1.50x       5.650%
1.70 - 1.73                          63.0%          119        1.73x       5.550%

                                     76.3%          104        1.32X       5.710%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-12

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

        RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
                                               AGGREGATE      CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF      CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF
    RANGE OF CUT-OFF DATE        MORTGAGE        DATE          POOL        DATE           DATE        DATE LTV
       LTV RATIOS (%)              LOANS        BALANCE       BALANCE     BALANCE        BALANCE      RATIO *
--------------------------------------------------------------------------------------------------------------

24.77 - 40.00                         3      $   47,100,000      1.2%   $15,700,000   $ 35,000,000     32.4%
40.01 - 50.00                         5          57,500,000      1.5    $11,500,000   $ 46,000,000     45.5%
50.01 - 55.00                         5          87,222,294      2.3    $17,444,459   $ 60,000,000     52.7%
55.01 - 60.00                        10         239,743,000      6.2    $23,974,300   $ 89,300,000     56.9%
60.01 - 65.00                        11         595,491,000     15.4    $54,135,545   $283,850,000     63.7%
65.01 - 70.00                        10         357,563,424      9.3    $35,756,342   $200,000,000     67.0%
70.01 - 75.00                        25         623,715,732     16.2    $24,948,629   $140,000,000     72.7%
75.01 - 80.00                        68       1,708,597,620     44.3    $25,126,436   $414,000,000     78.6%
80.01 - 85.00                         5         104,120,000      2.7    $20,824,000   $ 38,000,000     81.2%
85.01 - 88.05                         1          36,100,000      0.9    $36,100,000   $ 36,100,000     88.0%
                                    ---      --------------    -----
                                    143      $3,857,153,069    100.0%   $26,973,098   $414,000,000     71.4%
                                    ===      ==============    =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
                                   WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF CUT-OFF DATE          LTV RATIO     MATURITY     DATE DSC    MORTGAGE
       LTV RATIOS (%)            AT MATURITY *    (MOS.)      RATIO *       RATE
----------------------------------------------------------------------------------

24.77 - 40.00                         30.7%         118        2.26x       5.821%
40.01 - 50.00                         44.1%         123        1.99x       5.706%
50.01 - 55.00                         51.7%         113        1.73x       5.669%
55.01 - 60.00                         56.3%         115        1.85x       5.621%
60.01 - 65.00                         63.5%          91        1.80x       5.637%
65.01 - 70.00                         65.9%         116        1.34x       5.794%
70.01 - 75.00                         68.5%         106        1.33x       5.992%
75.01 - 80.00                         77.1%          98        1.31x       5.741%
80.01 - 85.00                         81.2%         110        1.22x       5.850%
85.01 - 88.05                         88.0%         118        1.39x       5.970%

                                      69.9%         102        1.45X       5.767%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-13

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF
   RANGE OF CUT-OFF DATE         MORTGAGE          DATE       GROUP 1      DATE           DATE        DATE LTV
       LTV RATIOS (%)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE      RATIO *
--------------------------------------------------------------------------------------------------------------

24.77 - 40.00                         3      $   47,100,000      1.4%   $15,700,000   $ 35,000,000     32.4%
40.01 - 50.00                         5          57,500,000      1.7    $11,500,000   $ 46,000,000     45.5%
50.01 - 55.00                         4          75,944,000      2.2    $18,986,000   $ 60,000,000     52.6%
55.01 - 60.00                        10         239,743,000      7.0    $23,974,300   $ 89,300,000     56.9%
60.01 - 65.00                         9         580,011,000     17.0    $64,445,667   $283,850,000     63.7%
65.01 - 70.00                        10         357,563,424     10.5    $35,756,342   $200,000,000     67.0%
70.01 - 75.00                        21         578,765,732     17.0    $27,560,273   $140,000,000     72.7%
75.01 - 80.00                        48       1,373,929,120     40.2    $28,623,523   $414,000,000     78.5%
80.01 - 85.00                         3          67,300,000      2.0    $22,433,333   $ 38,000,000     81.8%
85.01 - 88.05                         1          36,100,000      1.1    $36,100,000   $ 36,100,000     88.0%
                                    ---      --------------    -----
                                    114      $3,413,956,275    100.0%   $29,946,985   $414,000,000     70.7%
                                    ===      ==============    =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
                                   WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
   RANGE OF CUT-OFF DATE           LTV RATIO     MATURITY     DATE DSC    MORTGAGE
       LTV RATIOS (%)            AT MATURITY *    (MOS.)      RATIO *       RATE
----------------------------------------------------------------------------------

24.77 - 40.00                        30.7%          118        2.26x       5.821%
40.01 - 50.00                        44.1%          123        1.99x       5.706%
50.01 - 55.00                        52.6%          112        1.77x       5.652%
55.01 - 60.00                        56.3%          115        1.85x       5.621%
60.01 - 65.00                        63.5%           91        1.80x       5.639%
65.01 - 70.00                        65.9%          116        1.34x       5.794%
70.01 - 75.00                        68.4%          107        1.33x       6.013%
75.01 - 80.00                        76.8%           96        1.30x       5.750%
80.01 - 85.00                        81.8%          115        1.19x       5.879%
85.01 - 88.05                        88.0%          118        1.39x       5.970%

                                     69.0%          102        1.47X       5.774%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-14

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                             % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF      CUT-OFF      DATE       CUT-OFF       CUT-OFF      CUT-OFF
    RANGE OF CUT-OFF DATE         MORTGAGE       DATE       GROUP 2      DATE          DATE        DATE LTV
       LTV RATIOS (%)              LOANS        BALANCE     BALANCE     BALANCE       BALANCE      RATIO *
-----------------------------------------------------------------------------------------------------------

53.71 - 55.00                         1      $ 11,278,294      2.5%   $11,278,294   $11,278,294     53.7%
60.01 - 65.00                         2        15,480,000      3.5    $ 7,740,000   $ 8,080,000     63.6%
70.01 - 75.00                         4        44,950,000     10.1    $11,237,500   $17,650,000     72.7%
75.01 - 80.00                        20       334,668,500     75.5    $16,733,425   $40,000,000     79.0%
80.01 - 80.15                         2        36,820,000      8.3    $18,410,000   $26,000,000     80.1%
                                    ---      ------------    -----
                                     29      $443,196,794    100.0%   $15,282,648   $40,000,000     77.3%
                                    ===      ============    =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
                                   WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF CUT-OFF DATE          LTV RATIO     MATURITY     DATE DSC    MORTGAGE
       LTV RATIOS (%)            AT MATURITY *    (MOS.)      RATIO *       RATE
----------------------------------------------------------------------------------

53.71 - 55.00                        45.3%          118        1.42x       5.780%
60.01 - 65.00                        63.6%          119        1.52x       5.550%
70.01 - 75.00                        70.1%           96        1.22x       5.725%
75.01 - 80.00                        78.3%          104        1.33x       5.703%
80.01 - 80.15                        80.1%          101        1.26x       5.797%

                                     76.3%          104        1.32X       5.710%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-15

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

      RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                               % OF
                                               AGGREGATE      CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF      CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF
    RANGE OF MATURITY DATE        MORTGAGE       DATE          POOL        DATE           DATE        DATE LTV
     OR ARD LTV RATIOS (%)         LOANS        BALANCE       BALANCE     BALANCE        BALANCE      RATIO *
--------------------------------------------------------------------------------------------------------------

24.77 - 30.00                          1     $   11,000,000      0.3%   $11,000,000   $ 11,000,000     24.8%
30.01 - 40.00                          6         47,600,000      1.2    $ 7,933,333   $ 35,000,000     37.1%
40.01 - 50.00                          4         63,141,718      1.6    $15,785,429   $ 46,000,000     49.1%
50.01 - 55.00                          5         89,474,000      2.3    $17,894,800   $ 60,000,000     53.3%
55.01 - 60.00                         14        261,647,188      6.8    $18,689,085   $ 89,300,000     58.5%
60.01 - 65.00                         18        764,530,192     19.8    $42,473,900   $283,850,000     65.6%
65.01 - 70.00                         27        715,631,471     18.6    $26,504,869   $200,000,000     71.8%
70.01 - 75.00                         15        302,040,000      7.8    $20,136,000   $ 95,000,000     73.6%
75.01 - 80.00                         47      1,461,868,500     37.9    $31,103,585   $414,000,000     78.6%
80.01 - 85.00                          5        104,120,000      2.7    $20,824,000   $ 38,000,000     81.2%
85.01 - 88.05                          1         36,100,000      0.9    $36,100,000   $ 36,100,000     88.0%
                                     ---     --------------    -----
                                     143     $3,857,153,069    100.0%   $26,973,098   $414,000,000     71.4%
                                     ===     ==============    =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
                                   WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF MATURITY DATE         LTV RATIO     MATURITY     DATE DSC    MORTGAGE
     OR ARD LTV RATIOS (%)       AT MATURITY *    (MOS.)      RATIO *       RATE
----------------------------------------------------------------------------------

24.77 - 30.00                         24.8%        119         1.15x       5.550%
30.01 - 40.00                         33.7%        118         2.34x       5.914%
40.01 - 50.00                         45.5%        122         1.92x       5.701%
50.01 - 55.00                         52.4%        113         1.77x       5.632%
55.01 - 60.00                         56.8%        116         1.78x       5.716%
60.01 - 65.00                         63.5%         98         1.68x       5.789%
65.01 - 70.00                         67.3%        115         1.31x       5.814%
70.01 - 75.00                         72.5%         97         1.33x       5.776%
75.01 - 80.00                         78.6%         94         1.32x       5.736%
80.01 - 85.00                         81.2%        110         1.22x       5.850%
85.01 - 88.05                         88.0%        118         1.39x       5.970%

                                      69.9%        102         1.45X       5.767%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-16

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE
                          OR ANTICIPATED REPAYMENT DATE

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF
    RANGE OF MATURITY DATE        MORTGAGE        DATE        GROUP 1      DATE           DATE        DATE LTV
     OR ARD LTV RATIOS (%)         LOANS         BALANCE      BALANCE     BALANCE        BALANCE      RATIO *
--------------------------------------------------------------------------------------------------------------

24.77 - 30.00                         1      $   11,000,000      0.3%   $11,000,000   $ 11,000,000     24.8%
30.01 - 40.00                         6          47,600,000      1.4    $ 7,933,333   $ 35,000,000     37.1%
40.01 - 50.00                         3          51,863,424      1.5    $17,287,808   $ 46,000,000     48.1%
50.01 - 55.00                         5          89,474,000      2.6    $17,894,800   $ 60,000,000     53.3%
55.01 - 60.00                        14         261,647,188      7.7    $18,689,085   $ 89,300,000     58.5%
60.01 - 65.00                        16         749,050,192     21.9    $46,815,637   $283,850,000     65.6%
65.01 - 70.00                        23         682,531,471     20.0    $29,675,281   $200,000,000     71.7%
70.01 - 75.00                        11         262,290,000      7.7    $23,844,545   $ 95,000,000     73.3%
75.01 - 80.00                        31       1,155,100,000     33.8    $37,261,290   $414,000,000     78.6%
80.01 - 85.00                         3          67,300,000      2.0    $22,433,333   $ 38,000,000     81.8%
85.01 - 88.05                         1          36,100,000      1.1    $36,100,000   $ 36,100,000     88.0%
                                    ---      --------------    -----
                                    114      $3,413,956,275    100.0%   $29,946,985   $414,000,000     70.7%
                                    ===      ==============    =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
                                   WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF MATURITY DATE         LTV RATIO     MATURITY     DATE DSC    MORTGAGE
     OR ARD LTV RATIOS (%)       AT MATURITY *    (MOS.)      RATIO *       RATE
----------------------------------------------------------------------------------

24.77 - 30.00                         24.8%         119        1.15x       5.550%
30.01 - 40.00                         33.7%         118        2.34x       5.914%
40.01 - 50.00                         45.5%         123        2.02x       5.684%
50.01 - 55.00                         52.4%         113        1.77x       5.632%
55.01 - 60.00                         56.8%         116        1.78x       5.716%
60.01 - 65.00                         63.5%          97        1.68x       5.794%
65.01 - 70.00                         67.3%         115        1.32x       5.827%
70.01 - 75.00                         72.3%          97        1.35x       5.754%
75.01 - 80.00                         78.5%          92        1.31x       5.746%
80.01 - 85.00                         81.8%         115        1.19x       5.879%
85.01 - 88.05                         88.0%         118        1.39x       5.970%

                                      69.0%         102        1.47X       5.774%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-17

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE
                          OR ANTICIPATED REPAYMENT DATE

                                                             % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF
    RANGE OF MATURITY DATE        MORTGAGE       DATE       GROUP 2       DATE          DATE       DATE LTV
     OR ARD LTV RATIOS (%)         LOANS        BALANCE     BALANCE     BALANCE       BALANCE      RATIO *
-----------------------------------------------------------------------------------------------------------

45.35 - 50.00                         1      $ 11,278,294      2.5%   $11,278,294   $11,278,294     53.7%
60.01 - 65.00                         2        15,480,000      3.5    $ 7,740,000   $ 8,080,000     63.6%
65.01 - 70.00                         4        33,100,000      7.5    $ 8,275,000   $12,450,000     75.0%
70.01 - 75.00                         4        39,750,000      9.0    $ 9,937,500   $17,650,000     75.6%
75.01 - 80.00                        16       306,768,500     69.2    $19,173,031   $40,000,000     78.9%
80.01 - 80.15                         2        36,820,000      8.3    $18,410,000   $26,000,000     80.1%
                                    ---      ------------    -----
                                     29      $443,196,794    100.0%   $15,282,648   $40,000,000     77.3%
                                    ===      ============    =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
                                   WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF MATURITY DATE         LTV RATIO      MATURITY    DATE DSC    MORTGAGE
     OR ARD LTV RATIOS (%)       AT MATURITY *     (MOS.)     RATIO *       RATE
----------------------------------------------------------------------------------

45.35 - 50.00                        45.3%          118        1.42x      5.780%
60.01 - 65.00                        63.6%          119        1.52x      5.550%
65.01 - 70.00                        67.5%          120        1.21x      5.529%
70.01 - 75.00                        73.2%           92        1.23x      5.918%
75.01 - 80.00                        78.9%          103        1.34x      5.697%
80.01 - 80.15                        80.1%          101        1.26x      5.797%

                                     76.3%          104        1.32X      5.710%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-18

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF
           RANGE OF               MORTGAGE        DATE          POOL       DATE            DATE       DATE LTV
    MORTGAGE RATES (%) (1)         LOANS         BALANCE      BALANCE     BALANCE        BALANCE     RATIO (2)
--------------------------------------------------------------------------------------------------------------

5.180 - 5.250                         1      $   12,450,000      0.3%   $12,450,000   $ 12,450,000     75.0%
5.251 - 5.500                         4         118,661,000      3.1    $29,665,250   $ 70,000,000     64.6%
5.501 - 5.750                        60       1,796,448,027     46.6    $29,940,800   $283,850,000     68.8%
5.751 - 6.000                        59       1,642,142,227     42.6    $27,832,919   $414,000,000     74.8%
6.001 - 6.250                        12         111,115,335      2.9    $ 9,259,611   $ 29,500,000     73.0%
6.251 - 6.500                         4         145,550,000      3.8    $36,387,500   $140,000,000     71.5%
6.501 - 6.750                         2          17,850,000      0.5    $ 8,925,000   $ 14,000,000     62.9%
7.001 - 7.130                         1          12,936,479      0.3    $12,936,479   $ 12,936,479     73.9%
                                    ---      --------------    -----
                                    143      $3,857,153,069    100.0%   $26,973,098   $414,000,000     71.4%
                                    ===      ==============    =====

                                                   WTD. AVG.
                                                    STATED
                                                   REMAINING   WTD. AVG.
                                    WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
           RANGE OF                 LTV RATIO       MATURITY    DATE DSC   MORTGAGE
    MORTGAGE RATES (%) (1)       AT MATURITY (2)     (MOS.)    RATIO (2)     RATE
-----------------------------------------------------------------------------------

5.180 - 5.250                         69.4%           120        1.29x      5.180%
5.251 - 5.500                         64.6%           120        2.07x      5.378%
5.501 - 5.750                         67.7%           104        1.55x      5.633%
5.751 - 6.000                         73.5%            98        1.33x      5.850%
6.001 - 6.250                         68.4%            98        1.32x      6.092%
6.251 - 6.500                         63.2%           120        1.25x      6.376%
6.501 - 6.750                         61.4%            58        1.59x      6.580%
7.001 - 7.130                         59.6%           116        1.25x      7.130%

                                      69.9%           102        1.45X      5.767%

----------
(1)  The interest rate with respect to 1 Mortgage Loan (loan number 35), representing 0.7% of the Cut-Off Date Pool Balance may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related
     Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage
     Loan Information in the Prospectus Supplement.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-19

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF
            RANGE OF              MORTGAGE        DATE        GROUP 1      DATE            DATE       DATE LTV
    MORTGAGE RATES (%) (1)         LOANS         BALANCE      BALANCE     BALANCE        BALANCE     RATIO (2)
--------------------------------------------------------------------------------------------------------------

5.310 - 5.500                         3      $   78,661,000      2.3%   $26,220,333   $ 70,000,000     56.7%
5.501 - 5.750                        44       1,597,377,027     46.8    $36,304,023   $283,850,000     67.7%
5.751 - 6.000                        50       1,471,816,433     43.1    $29,436,329   $414,000,000     74.6%
6.001 - 6.250                        10          89,765,335      2.6    $ 8,976,533   $ 29,500,000     72.9%
6.251 - 6.500                         4         145,550,000      4.3    $36,387,500   $140,000,000     71.5%
6.501 - 6.750                         2          17,850,000      0.5    $ 8,925,000   $ 14,000,000     62.9%
7.001 - 7.130                         1          12,936,479      0.4    $12,936,479   $ 12,936,479     73.9%
                                    ---      --------------    -----
                                    114      $3,413,956,275    100.0%   $29,946,985   $414,000,000     70.7%
                                    ===      ==============    =====

                                                   WTD. AVG.
                                                   STATED
                                                   REMAINING   WTD. AVG.
                                    WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
            RANGE OF                LTV RATIO       MATURITY    DATE DSC   MORTGAGE
    MORTGAGE RATES (%) (1)       AT MATURITY (2)     (MOS.)    RATIO (2)     RATE
------------------------------------------------------------------------------------

5.310 - 5.500                         56.7%           120        2.40x      5.326%
5.501 - 5.750                         66.6%           103        1.57x      5.630%
5.751 - 6.000                         73.2%            99        1.33x      5.854%
6.001 - 6.250                         67.7%           105        1.35x      6.082%
6.251 - 6.500                         63.2%           120        1.25x      6.376%
6.501 - 6.750                         61.4%            58        1.59x      6.580%
7.001 - 7.130                         59.6%           116        1.25x      7.130%

                                      69.0%           102        1.47X      5.774%

----------
(1)  The interest rate with respect to 1 Mortgage Loan (loan number 35), representing 0.8% of the Cut-Off Date Group 1 Balance may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related
     Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage
     Loan Information in the Prospectus Supplement.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-20

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                             % OF
                                              AGGREGATE     CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF     CUT-OFF       DATE       CUT-OFF       CUT-OFF      CUT-OFF
           RANGE OF              MORTGAGE       DATE        GROUP 2       DATE         DATE       DATE LTV
      MORTGAGE RATES (%) *         LOANS       BALANCE      BALANCE     BALANCE       BALANCE      RATIO *
-----------------------------------------------------------------------------------------------------------

5.180 - 5.250                        1       $ 12,450,000      2.8%   $12,450,000   $12,450,000     75.0%
5.251 - 5.500                        1         40,000,000      9.0    $40,000,000   $40,000,000     80.0%
5.501 - 5.750                       16        199,071,000     44.9    $12,441,938   $34,000,000     77.8%
5.751 - 6.000                        9        170,325,794     38.4    $18,925,088   $35,572,500     76.6%
6.001 - 6.150                        2         21,350,000      4.8    $10,675,000   $17,650,000     73.3%
                                   ---       ------------    -----
                                    29       $443,196,794    100.0%   $15,282,648   $40,000,000     77.3%
                                   ===       ============    =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
                                  WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
           RANGE OF               LTV RATIO       MATURITY   DATE DSC    MORTGAGE
      MORTGAGE RATES (%) *       AT MATURITY *    (MOS.)      RATIO *      RATE
-----------------------------------------------------------------------------------

5.180 - 5.250                       69.4%           120        1.29x      5.180%
5.251 - 5.500                       80.0%           119        1.42x      5.480%
5.501 - 5.750                       76.6%           119        1.36x      5.658%
5.751 - 6.000                       76.1%            87        1.28x      5.809%
6.001 - 6.150                       71.3%            70        1.19x      6.134%
                                    76.3%           104        1.32X      5.710%

-----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-21

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

          RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT
                           DATE FOR ALL MORTGAGE LOANS

                                                                 % OF
                                               AGGREGATE       CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG.
RANGE OF ORIGINAL TERMS TO       NUMBER OF      CUT-OFF          DATE       CUT-OFF        CUT-OFF     CUT-OFF
 MATURITY OR ANTICIPATED         MORTGAGE        DATE            POOL        DATE           DATE       DATE LTV
 REPAYMENT DATE (MONTHS)           LOANS        BALANCE        BALANCE      BALANCE        BALANCE      RATIO *
----------------------------------------------------------------------------------------------------------------

60 - 60                              18      $1,059,697,500     27.5%     $58,872,083   $414,000,000    72.9%
61 - 84                               2      $   48,050,000      1.2      $24,025,000   $ 33,300,000    68.4%
109 - 120                           120       2,554,105,569     66.2      $21,284,213   $221,250,000    72.3%
121 - 126                             3         195,300,000      5.1      $65,100,000   $ 89,300,000    52.6%
                                    ---      --------------    -----
                                    143      $3,857,153,069    100.0%     $26,973,098   $414,000,000    71.4%
                                    ===      ==============    =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
RANGE OF ORIGINAL TERMS TO         WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
 MATURITY OR ANTICIPATED           LTV RATIO      MATURITY   DATE DSC    MORTGAGE
 REPAYMENT DATE (MONTHS)         AT MATURITY *     (MOS.)     RATIO *      RATE
----------------------------------------------------------------------------------

60 - 60                             72.9%            59        1.55x      5.765%
61 - 84                             65.1%            80        1.32x      5.900%
109 - 120                           70.0%           119        1.39x      5.774%
121 - 126                           52.6%           124        1.79x      5.645%

                                    69.9%           102        1.45X      5.767%

-----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-22

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

          RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT
                      DATE FOR LOAN GROUP 1 MORTGAGE LOANS

                                                               % OF
                                               AGGREGATE      CUT-OFF     AVERAGE       MAXIMUM      WTD. AVG.
 RANGE OF ORIGINAL TERMS TO      NUMBER OF      CUT-OFF        DATE       CUT-OFF       CUT-OFF       CUT-OFF
  MATURITY OR ANTICIPATED        MORTGAGE        DATE         GROUP 1       DATE         DATE        DATE LTV
  REPAYMENT DATE (MONTHS)         LOANS         BALANCE       BALANCE     BALANCE       BALANCE       RATIO *
--------------------------------------------------------------------------------------------------------------

60 - 60                             13       $  949,300,000     27.8%   $73,023,077   $414,000,000     72.4%
61 - 84                              2           48,050,000      1.4    $24,025,000   $ 33,300,000     68.4%
109 - 120                           96        2,221,306,275     65.1    $23,138,607   $221,250,000     71.6%
121 - 126                            3          195,300,000      5.7    $65,100,000   $ 89,300,000     52.6%
                                   ---       --------------    -----
                                   114       $3,413,956,275    100.0%   $29,946,985   $414,000,000     70.7%
                                   ===       ==============    =====

                                                 WTD. AVG.
                                                  STATED
                                                 REMAINING   WTD. AVG.
 RANGE OF ORIGINAL TERMS TO        WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
  MATURITY OR ANTICIPATED         LTV RATIO      MATURITY    DATE DSC    MORTGAGE
  REPAYMENT DATE (MONTHS)        AT MATURITY *    (MOS.)      RATIO *      RATE
------------------------------------------------------------------------------------

60 - 60                              72.3%            59       1.58x       5.754%
61 - 84                              65.1%            80       1.32x       5.900%
109 - 120                            69.1%           119       1.39x       5.791%
121 - 126                            52.6%           124       1.79x       5.645%

                                     69.0%           102       1.47X       5.774%

------------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-23

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP
                                2 MORTGAGE LOANS

                                                             % OF
                                             AGGREGATE     CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
RANGE OF ORIGINAL TERMS TO      NUMBER OF     CUT-OFF        DATE      CUT-OFF       CUT-OFF      CUT-OFF
  MATURITY OR ANTICIPATED        MORTGAGE       DATE       GROUP 2      DATE           DATE       DATE LTV
  REPAYMENT DATE (MONTHS)         LOANS       BALANCE      BALANCE     BALANCE       BALANCE      RATIO *
----------------------------------------------------------------------------------------------------------

60 - 60                              5      $110,397,500     24.9%   $22,079,500   $35,572,500     77.3%
109 - 120                           24       332,799,294     75.1    $13,866,637   $40,000,000     77.2%
                                   ---      ------------   ------
                                    29      $443,196,794    100.0%   $15,282,648   $40,000,000     77.3%
                                   ===      ============   ======

                                                WTD. AVG.
                                                  STATED
                                                REMAINING   WTD. AVG.
RANGE OF ORIGINAL TERMS TO        WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
  MATURITY OR ANTICIPATED         LTV RATIO      MATURITY    DATE DSC    MORTGAGE
  REPAYMENT DATE (MONTHS)       AT MATURITY *     (MOS.)     RATIO *       RATE
---------------------------------------------------------------------------------

60 - 60                             77.3%           60        1.28x      5.859%
109 - 120                           75.9%          119        1.34x      5.660%

                                    76.3%          104        1.32X      5.710%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-24

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                     MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
  RANGE OF REMAINING                           AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM    WTD. AVG.
 TERMS TO MATURITY OR           NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF     CUT-OFF
ANTICIPATED REPAYMENT            MORTGAGE         DATE         POOL        DATE           DATE     DATE LTV
    DATE (MONTHS)                 LOANS         BALANCE      BALANCE     BALANCE        BALANCE     RATIO *
------------------------------------------------------------------------------------------------------------

53 - 60                             18      $1,059,697,500      27.5%  $58,872,083   $414,000,000     72.9%
61 - 84                              2          48,050,000       1.2   $24,025,000   $ 33,300,000     68.4%
109 - 120                          120       2,554,105,569      66.2   $21,284,213   $221,250,000     72.3%
121 - 124                            3         195,300,000       5.1   $65,100,000   $ 89,300,000     52.6%
                                   ---      --------------     -----
                                   143      $3,857,153,069     100.0%  $26,973,098   $414,000,000     71.4%
                                   ===      ==============     =====

                                                WTD. AVG.
                                                 STATED
  RANGE OF REMAINING                            REMAINING   WTD. AVG.
 TERMS TO MATURITY OR             WTD. AVG.      TERM TO     CUT-OFF     WTD. AVG
ANTICIPATED REPAYMENT            LTV RATIO      MATURITY    DATE DSC    MORTGAGE
    DATE (MONTHS)               AT MATURITY *     (MOS.)      RATIO *      RATE
---------------------------------------------------------------------------------

53 - 60                             72.9%           59        1.55x       5.765%
61 - 84                             65.1%           80        1.32x       5.900%
109 - 120                           70.0%          119        1.39x       5.774%
121 - 124                           52.6%          124        1.79x       5.645%

                                    69.9%          102        1.45X       5.767%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-25

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                  GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
  RANGE OF REMAINING                           AGGREGATE     CUT-OFF     AVERAGE       MAXIMUM      WTD. AVG.
 TERMS TO MATURITY OR           NUMBER OF       CUT-OFF       DATE       CUT-OFF       CUT-OFF       CUT-OFF
ANTICIPATED REPAYMENT            MORTGAGE         DATE       GROUP 1       DATE          DATE       DATE LTV
    DATE (MONTHS)                 LOANS         BALANCE      BALANCE     BALANCE       BALANCE       RATIO *
-------------------------------------------------------------------------------------------------------------

53 - 60                             13      $  949,300,000     27.8%   $73,023,077   $414,000,000     72.4%
61 - 84                              2          48,050,000      1.4    $24,025,000   $ 33,300,000     68.4%
109 - 120                           96       2,221,306,275     65.1    $23,138,607   $221,250,000     71.6%
121 - 124                            3         195,300,000      5.7    $65,100,000   $ 89,300,000     52.6%
                                   ---      --------------    -----
                                   114      $3,413,956,275    100.0%   $29,946,985   $414,000,000     70.7%
                                   ===      ==============    =====

                                                WTD. AVG.
                                                 STATED
  RANGE OF REMAINING                            REMAINING   WTD. AVG.
 TERMS TO MATURITY OR             WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
ANTICIPATED REPAYMENT             LTV RATIO     MATURITY     DATE DSC   MORTGAGE
    DATE (MONTHS)               AT MATURITY *    (MOS.)      RATIO *      RATE
---------------------------------------------------------------------------------

53 - 60                             72.3%           59        1.58x      5.754%
61 - 84                             65.1%           80        1.32x      5.900%
109 - 120                           69.1%          119        1.39x      5.791%
121 - 124                           52.6%          124        1.79x      5.645%

                                    69.0%          102        1.47X      5.774%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-26

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                  GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % OF
      RANGE OF REMAINING                      AGGREGATE     CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
     TERMS TO MATURITY OR        NUMBER OF     CUT-OFF        DATE      CUT-OFF       CUT-OFF      CUT-OFF
     ANTICIPATED REPAYMENT       MORTGAGE        DATE       GROUP 2       DATE         DATE        DATE LTV
         DATE (MONTHS)             LOANS       BALANCE      BALANCE     BALANCE       BALANCE      RATIO *
-----------------------------------------------------------------------------------------------------------

59 - 60                               5      $110,397,500     24.9%   $22,079,500   $35,572,500     77.3%
109 - 120                            24       332,799,294     75.1    $13,866,637   $40,000,000     77.2%
                                    ---      ------------    -----
                                     29      $443,196,794    100.0%   $15,282,648   $40,000,000     77.3%
                                    ===      ============    =====

                                                 WTD. AVG.
                                                   STATED
      RANGE OF REMAINING                         REMAINING   WTD. AVG.
     TERMS TO MATURITY OR          WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
     ANTICIPATED REPAYMENT         LTV RATIO      MATURITY    DATE DSC    MORTGAGE
         DATE (MONTHS)           AT MATURITY *     (MOS.)     RATIO *       RATE
----------------------------------------------------------------------------------

59 - 60                              77.3%           60        1.28x       5.859%
109 - 120                            75.9%          119        1.34x       5.660%

                                     76.3%          104        1.32X       5.710%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-27

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

       RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF
                                THE CUT-OFF DATE

                                                                % OF
                                               AGGREGATE      CUT-OFF     AVERAGE       MAXIMUM      WTD. AVG.
       RANGE OF REMAINING        NUMBER OF      CUT-OFF         DATE      CUT-OFF       CUT-OFF       CUT-OFF
       AMORTIZATION TERMS         MORTGAGE        DATE          POOL        DATE          DATE       DATE LTV
          (MONTHS) (1)             LOANS        BALANCE       BALANCE     BALANCE       BALANCE      RATIO (2)
--------------------------------------------------------------------------------------------------------------

237 - 264                             2      $    5,863,424      0.2%   $ 2,931,712   $  3,478,302     66.7%
265 - 300                             2          16,436,479      0.4    $ 8,218,240   $ 12,936,479     68.0%
349 - 360                            52         781,134,666     20.3    $15,021,820   $140,000,000     71.3%
361 - 420                             1           9,250,000      0.2    $ 9,250,000   $  9,250,000     79.7%
Non-Amortizing                       86       3,044,468,500     78.9    $35,400,797   $414,000,000     71.5%
                                    ---      --------------    -----
                                    143      $3,857,153,069    100.0%   $26,973,098   $414,000,000     71.4%
                                    ===      ==============    =====

                                                   WTD. AVG.
                                                    STATED
                                                   REMAINING   WTD. AVG.
       RANGE OF REMAINING           WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
       AMORTIZATION TERMS           LTV RATIO      MATURITY    DATE DSC     MORTGAGE
          (MONTHS) (1)           AT MATURITY (2)    (MOS.)     RATIO (2)      RATE
------------------------------------------------------------------------------------

237 - 264                             44.0%           117        1.34x       5.990%
265 - 300                             54.5%           117        1.36x       6.881%
349 - 360                             64.0%           115        1.35x       5.942%
361 - 420                             76.1%           120        1.28x       5.890%
Non-Amortizing                        71.5%            99        1.48x       5.715%

                                      69.9%           102        1.45X       5.767%

----------
(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-28

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

   RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF
                                THE CUT-OFF DATE

                                                                % OF
                                               AGGREGATE      CUT-OFF     AVERAGE       MAXIMUM      WTD. AVG.
       RANGE OF REMAINING        NUMBER OF      CUT-OFF         DATE      CUT-OFF       CUT-OFF       CUT-OFF
       AMORTIZATION TERMS         MORTGAGE        DATE        GROUP 1       DATE          DATE       DATE LTV
          (MONTHS) (1)             LOANS        BALANCE       BALANCE     BALANCE       BALANCE      RATIO (2)
--------------------------------------------------------------------------------------------------------------

237 - 264                             2      $    5,863,424      0.2%   $ 2,931,712   $  3,478,302     66.7%
265 - 300                             2          16,436,479      0.5    $ 8,218,240   $ 12,936,479     68.0%
349 - 360                            45         719,256,372     21.1    $15,983,475   $140,000,000     71.2%
361 - 420                             1           9,250,000      0.3    $ 9,250,000   $  9,250,000     79.7%
Non-Amortizing                       64       2,663,150,000     78.0    $41,611,719   $414,000,000     70.5%
                                    ---      --------------    -----
                                    114      $3,413,956,275    100.0%   $29,946,985   $414,000,000     70.7%
                                    ===      ==============    =====

                                                   WTD. AVG.
                                                    STATED
                                                   REMAINING   WTD. AVG.
       RANGE OF REMAINING           WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
       AMORTIZATION TERMS           LTV RATIO      MATURITY    DATE DSC     MORTGAGE
          (MONTHS) (1)           AT MATURITY (2)    (MOS.)     RATIO (2)      RATE
------------------------------------------------------------------------------------

237 - 264                             44.0%           117        1.34x       5.990%
265 - 300                             54.5%           117        1.36x       6.881%
349 - 360                             63.9%           115        1.36x       5.969%
361 - 420                             76.1%           120        1.28x       5.890%
Non-Amortizing                        70.5%            99        1.50x       5.714%

                                      69.0%           102        1.47X       5.774%

----------
(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-29

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                  % OF
                                   AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
RANGE OF REMAINING   NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF
AMORTIZATION TERMS    MORTGAGE        DATE      GROUP 2       DATE          DATE      DATE LTV
   (MONTHS) (1)        LOANS        BALANCE     BALANCE     BALANCE       BALANCE     RATIO (2)
-----------------------------------------------------------------------------------------------

358 - 360                 7      $ 61,878,294     14.0%   $ 8,839,756   $12,450,000     72.5%
Non-Amortizing           22       381,318,500     86.0    $17,332,659   $40,000,000     78.0%
                         --      ------------    -----
                         29      $443,196,794    100.0%   $15,282,648   $40,000,000     77.3%
                         ==      ============    =====

                                       WTD. AVG.
                                        STATED
                                       REMAINING   WTD. AVG.
RANGE OF REMAINING      WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
AMORTIZATION TERMS      LTV RATIO       MATURITY    DATE DSC    MORTGAGE
   (MONTHS) (1)      AT MATURITY (2)     (MOS.)    RATIO (2)      RATE
------------------------------------------------------------------------

358 - 360                 65.4%           119        1.26x       5.629%
Non-Amortizing            78.0%           102        1.33x       5.723%

                          76.3%           104        1.32X       5.710%

----------
(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-30

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

                    AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                      % OF
                                                      AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                       NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF
                                       MORTGAGE          DATE         POOL        DATE          DATE        DATE LTV
          AMORTIZATION TYPES             LOANS         BALANCE      BALANCE     BALANCE        BALANCE     RATIO (1)
--------------------------------------------------------------------------------------------------------------------

Interest-only                              81      $3,020,668,500     78.3%   $37,292,204   $414,000,000     71.5%
Interest-only, Amortizing Balloon(2)       34         632,377,500     16.4    $18,599,338   $140,000,000     70.3%
Amortizing Balloon                         23         180,307,069      4.7    $ 7,839,438   $ 75,040,500     75.1%
Interest-only, ARD                          5          23,800,000      0.6    $ 4,760,000   $ 11,050,000     62.5%
                                          ---      --------------    -----
                                          143      $3,857,153,069    100.0%   $26,973,098   $414,000,000     71.4%
                                          ===      ==============    =====

                                                         WTD. AVG.
                                                           STATED
                                                         REMAINING   WTD. AVG.
                                          WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
                                          LTV RATIO       MATURITY    DATE DSC    MORTGAGE
          AMORTIZATION TYPES           AT MATURITY (1)     (MOS.)    RATIO (1)      RATE
------------------------------------------------------------------------------------------

Interest-only                               71.5%            99        1.48x       5.715%
Interest-only, Amortizing Balloon(2)        64.3%           114        1.37x       5.979%
Amortizing Balloon                          62.4%           118        1.27x       5.896%
Interest-only, ARD                          62.5%           118        1.78x       5.698%

                                            69.9%           102        1.45X       5.767%

----------
(1)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(2)  These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

                                      B-31

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                      % OF
                                                      AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                       NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF
                                       MORTGAGE          DATE       GROUP 1       DATE          DATE        DATE LTV
          AMORTIZATION TYPES             LOANS         BALANCE      BALANCE     BALANCE        BALANCE     RATIO (1)
--------------------------------------------------------------------------------------------------------------------

Interest-only                              59      $2,639,350,000     77.3%   $44,734,746   $414,000,000     70.6%
Interest-only, Amortizing Balloon(2)       30         592,177,500     17.3    $19,739,250   $140,000,000     69.9%
Amortizing Balloon                         20         158,628,775      4.6    $ 7,931,439   $ 75,040,500     76.3%
Interest-only, ARD                          5          23,800,000      0.7    $ 4,760,000   $ 11,050,000     62.5%
                                          ---      --------------    -----
                                          114      $3,413,956,275    100.0%   $29,946,985   $414,000,000     70.7%
                                          ===      ==============    =====

                                                         WTD. AVG.
                                                           STATED
                                                         REMAINING   WTD. AVG.
                                          WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
                                          LTV RATIO       MATURITY    DATE DSC    MORTGAGE
          AMORTIZATION TYPES           AT MATURITY (1)     (MOS.)    RATIO (1)      RATE
------------------------------------------------------------------------------------------

Interest-only                               70.6%            98        1.50x       5.714%
Interest-only, Amortizing Balloon(2)        63.8%           114        1.38x       6.010%
Amortizing Balloon                          63.3%           118        1.26x       5.908%
Interest-only, ARD                          62.5%           118        1.78x       5.698%

                                            69.0%           102        1.47X       5.774%

----------
(1)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(2)  These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

                                      B-32

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF
                                  MORTGAGE        DATE      GROUP 2      DATE           DATE       DATE LTV
       AMORTIZATION TYPES          LOANS        BALANCE     BALANCE     BALANCE       BALANCE     RATIO (1)
-----------------------------------------------------------------------------------------------------------

Interest-only                       22       $381,318,500     86.0%   $17,332,659   $40,000,000     78.0%
Interest-only, Amortizing
   Balloon(2)                        4         40,200,000      9.1    $10,050,000   $12,450,000     76.0%
Amortizing Balloon                   3         21,678,294      4.9    $ 7,226,098   $11,278,294     66.0%
                                   ---       ------------    -----
                                    29       $443,196,794    100.0%   $15,282,648   $40,000,000     77.3%
                                   ===       ============    =====

                                                   WTD. AVG.
                                                     STATED
                                                   REMAINING   WTD. AVG.
                                    WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
                                    LTV RATIO       MATURITY    DATE DSC   MORTGAGE
       AMORTIZATION TYPES        AT MATURITY (1)     (MOS.)    RATIO (1)     RATE
------------------------------------------------------------------------------------

Interest-only                         78.0%           102          1.33x     5.723%
Interest-only, Amortizing
   Balloon(2)                         70.6%           120          1.24x     5.530%
Amortizing Balloon                    55.7%           119          1.30x     5.812%

                                      76.3%           104          1.32X     5.710%

----------
(1)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(2)  These Mortgage Loans require payments of interest only for a period of 60 months from origination prior to the commencement of payments of principal and interest.

                                      B-33

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

     MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                                 % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                  NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF
      RANGE OF OCCUPANCY          MORTGAGED        DATE          POOL       DATE            DATE       DATE LTV
        RATES (%) (1)            PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE     RATIO (2)
---------------------------------------------------------------------------------------------------------------

70.10 - 74.99                          5      $   42,533,351     1.1%    $ 8,506,670   $ 14,000,000     58.9%
75.00 - 84.99                          7         138,901,512     3.6     $19,843,073   $ 75,040,500     76.3%
85.00 - 89.99                         18         443,915,794    11.5     $24,661,989   $ 92,400,000     67.3%
90.00 - 94.99                         36         614,531,727    15.9     $17,070,326   $ 95,000,000     76.3%
95.00 - 99.99                         75       1,300,434,190    33.7     $17,339,123   $200,000,000     71.5%
100.00 - 100.00                       74         601,565,158    15.6     $ 8,129,259   $ 50,666,978     73.3%
                                     ---      --------------    ----
                                     215      $3,141,881,734    81.5%    $14,613,403   $200,000,000     72.2%
                                     ===      ==============    ====

                                                   WTD. AVG.
                                                     STATED
                                                   REMAINING   WTD. AVG.
                                    WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF OCCUPANCY            LTV RATIO      MATURITY    DATE DSC    MORTGAGE
        RATES (%) (1)            AT MATURITY (2)     (MOS.)    RATIO (2)     RATE
------------------------------------------------------------------------------------

70.10 - 74.99                         57.3%            84        1.58x       5.995%
75.00 - 84.99                         67.7%           119        1.29x       5.694%
85.00 - 89.99                         66.6%           119        1.44x       5.696%
90.00 - 94.99                         75.7%            94        1.37x       5.729%
95.00 - 99.99                         71.3%           103        1.41x       5.736%
100.00 - 100.00                       70.9%           105        1.35x       5.759%

                                      71.1%           104        1.39x       5.735%

----------
(1)  Occupancy Rates exclude 61 hospitality properties, representing 18.5% of the Cut-Off Date Pool Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-34

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                 % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                  NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF
       RANGE OF OCCUPANCY         MORTGAGED        DATE        GROUP 1      DATE           DATE       DATE LTV
         RATES (%) (1)           PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE     RATIO (2)
---------------------------------------------------------------------------------------------------------------

70.10 - 74.99                          5      $   42,533,351     1.2%    $ 8,506,670   $ 14,000,000     58.9%
75.00 - 84.99                          6         112,901,512     3.3     $18,816,919   $ 75,040,500     75.5%
85.00 - 89.99                         14         396,952,500    11.6     $28,353,750   $ 92,400,000     66.8%
90.00 - 94.99                         25         412,529,227    12.1     $16,501,169   $ 95,000,000     75.3%
95.00 - 99.99                         61       1,132,203,190    33.2     $18,560,708   $200,000,000     70.7%
100.00 - 100.00                       74         601,565,158    17.6     $ 8,129,259   $ 50,666,978     73.3%
                                     ---      --------------    ----
                                     185      $2,698,684,940    79.0%    $14,587,486   $200,000,000     71.4%
                                     ===      ==============    ====

                                                               WTD. AVG.
                                                                 STATED
                                                   REMAINING   WTD. AVG.
                                    WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
       RANGE OF OCCUPANCY           LTV RATIO       MATURITY    DATE DSC    MORTGAGE
         RATES (%) (1)           AT MATURITY (2)     (MOS.)    RATIO (2)     RATE
------------------------------------------------------------------------------------

70.10 - 74.99                         57.3%            84        1.58x       5.995%
75.00 - 84.99                         64.8%           118        1.31x       5.669%
85.00 - 89.99                         66.4%           119        1.45x       5.699%
90.00 - 94.99                         74.8%            89        1.39x       5.752%
95.00 - 99.99                         70.6%           104        1.42x       5.735%
100.00 - 100.00                       70.9%           105        1.35x       5.759%

                                      70.2%           105        1.40x       5.739%

----------
(1)  Occupancy Rates exclude 61 hospitality properties, representing 21.0% of the Cut-Off Date Group 1 Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-35

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                              % OF
                                                AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                  NUMBER OF      CUT-OFF      DATE       CUT-OFF       CUT-OFF
      RANGE OF OCCUPANCY          MORTGAGED        DATE      GROUP 2      DATE          DATE
        RATES (%) (1)            PROPERTIES      BALANCE     BALANCE     BALANCE       BALANCE
------------------------------------------------------------------------------------------------

83.90 - 84.99                         1       $ 26,000,000      5.9%   $26,000,000   $26,000,000
85.00 - 89.99                         4         46,963,294     10.6    $11,740,824   $19,875,000
90.00 - 94.99                        11        202,002,500     45.6    $18,363,864   $35,572,500
95.00 - 99.50                        14        168,231,000     38.0    $12,016,500   $34,000,000
                                    ---       ------------    -----
                                     30       $443,196,794    100.0%   $14,773,226   $35,572,500
                                    ---       ============    =====

                                                               WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF OCCUPANCY         DATE LTV       LTV RATIO       MATURITY   DATE DSC    MORTGAGE
        RATES (%) (1)            RATIO (2)   AT MATURITY (2)     (MOS.)    RATIO (2)     RATE
------------------------------------------------------------------------------------------------

83.90 - 84.99                      80.1%          80.1%            119       1.20x       5.800%
85.00 - 89.99                      71.5%          68.4%            118       1.32x       5.666%
90.00 - 94.99                      78.5%          77.5%            104       1.33x       5.681%
95.00 - 99.50                      77.0%          76.4%             98       1.33x       5.743%

                                   77.3%          76.3%            104       1.32x       5.710%

----------
(1)  In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit.
     See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF
     THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

                                      B-36

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

      PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION (1) (2) (3) (4)

   PREPAYMENT RESTRICTION          JUN-07      JUN-08      JUN-09      JUN-10      JUN-11      JUN-12
------------------------------   ---------   ---------   ---------   ---------   ---------   ---------

Locked Out                           73.41%      72.31%       0.57%       0.57%       0.40%       0.00%
Defeasance                            0.00%       0.00%      47.45%      47.30%      46.73%      58.15%
Yield Maintenance                    26.02%      27.11%      50.98%      51.02%      51.07%      40.63%
Prepayment Premium                    0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
Open                                  0.57%       0.57%       1.00%       1.11%       1.81%       1.23%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Total                               100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Mortgage Pool Balance
Outstanding (in millions)        $3,857.15   $3,854.75   $3,850.45   $3,844.41   $3,837.72   $2,771.78
                                 ---------   ---------   ---------   ---------   ---------   ---------
% of Initial Pool Balance           100.00%      99.94%      99.83%      99.67%      99.50%      71.86%

   PREPAYMENT RESTRICTION          JUN-13      JUN-14      JUN-15      JUN-16     JUN-17
------------------------------   ---------   ---------   ---------   ---------   -------

Locked Out                            0.00%       0.00%       0.00%       0.00%     0.00%
Defeasance                           58.08%      57.30%      57.22%      57.14%     0.00%
Yield Maintenance                    40.70%      41.46%      41.55%      41.64%     0.00%
Prepayment Premium                    0.00%       0.00%       0.00%       0.00%     0.00%
Open                                  1.22%       1.24%       1.23%       1.22%   100.00%
                                 ---------   ---------   ---------   ---------   -------
Total                               100.00%     100.00%     100.00%     100.00%   100.00%
                                 ---------   ---------   ---------   ---------   -------
Mortgage Pool Balance
Outstanding (in millions)        $2,761.26   $2,704.32   $2,692.59   $2,680.24   $198.56
                                 ---------   ---------   ---------   ---------   -------
% of Initial Pool Balance            71.59%      70.11%      69.81%      69.49%     5.15%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after June 2017, the outstanding loan balances represent less than 5.15% of the Cut-Off Date
     Pool Balance.

(3)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-37

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

      PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1) (2) (3) (4)

    PREPAYMENT RESTRICTION         JUN-07      JUN-08      JUN-09      JUN-10      JUN-11      JUN-12
------------------------------   ---------   ---------   ---------   ---------   ---------   ---------

Locked Out                           73.61%      72.38%       0.64%       0.64%       0.45%       0.00%
Defeasance                            0.00%       0.00%      45.32%      45.16%      45.30%      55.60%
Yield Maintenance                    25.74%      26.97%      52.91%      52.95%      53.00%      43.00%
Prepayment Premium                    0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
Open                                  0.65%       0.65%       1.13%       1.25%       1.25%       1.39%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Total                               100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Group 1 Balance
Outstanding (in millions)        $3,413.96   $3,411.81   $3,407.78   $3,402.04   $3,395.65   $2,440.45
                                 ---------   ---------   ---------   ---------   ---------   ---------
% of Initial Group 1 Balance        100.00%      99.94%      99.82%      99.65%      99.46%      71.48%

    PREPAYMENT RESTRICTION         JUN-13      JUN-14      JUN-15      JUN-16     JUN-17
------------------------------   ---------   ---------   ---------   ---------   -------

Locked Out                            0.00%       0.00%       0.00%       0.00%     0.00%
Defeasance                           55.52%      54.58%      54.49%      54.39%     0.00%
Yield Maintenance                    43.09%      44.01%      44.11%      44.22%     0.00%
Prepayment Premium                    0.00%       0.00%       0.00%       0.00%     0.00%
Open                                  1.39%       1.41%       1.40%       1.39%   100.00%
                                 ---------   ---------   ---------   ---------   -------
Total                               100.00%     100.00%     100.00%     100.00%   100.00%
                                 ---------   ---------   ---------   ---------   -------
Group 1 Balance
Outstanding (in millions)        $2,430.79   $2,374.75   $2,363.98   $2,352.64   $198.56
                                 ---------   ---------   ---------   ---------   -------
% of Initial Group 1 Balance         71.20%      69.56%      69.24%      68.91%     5.82%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after June 2017, the outstanding loan balances represent less than 5.82% of the Cut-Off Date
     Group 1 Balance.

(3)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-38

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C32

ANNEX B

        PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION (1) (2) (3)

   PREPAYMENT RESTRICTION       JUN-07   JUN-08   JUN-09   JUN-10   JUN-11   JUN-12   JUN-13   JUN-14   JUN-15   JUN-16  JUN-17
-----------------------------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  ------

Locked Out                       71.81%   71.79%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%  0.00%
Defeasance                        0.00%    0.00%   63.85%   63.83%   57.70%   76.88%   76.89%   76.89%   76.90%   76.90%  0.00%
Yield Maintenance                28.19%   28.21%   36.15%   36.17%   36.19%   23.12%   23.11%   23.11%   23.10%   23.10%  0.00%
Prepayment Premium                0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%  0.00%
Open                              0.00%    0.00%    0.00%    0.00%    6.11%    0.00%    0.00%    0.00%    0.00%    0.00%  0.00%
                               -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -----
Total                           100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  0.00%
                               -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -----
Group 2 Balance
Outstanding (in millions)      $443.20  $442.94  $442.67  $442.37  $442.07  $331.33  $330.47  $329.57  $328.61  $327.60  $0.00
                               -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -----
% of Initial Group 2 Balance    100.00%   99.94%   99.88%   99.81%   99.74%   74.76%   74.57%   74.36%   74.14%   73.92%  0.00%

(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(3)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-39

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                    DISTRIBUTION DATE STATEMENT

                           -----------------------------------------------------------------------------
                           STATEMENT SECTIONS                                                   PAGE(s)
                           ------------------                                                   -------

                           Certificate Distribution Detail                                         2
                           Certificate Factor Detail                                               3
                           Reconciliation Detail                                                   4
                           Other Required Information                                              5
                           Cash Reconciliation Detail                                              6
                           Ratings Detail                                                          8
                           Current Mortgage Loan and Property Stratification Tables              8 - 16
                           Mortgage Loan Detail                                                    17
                           NOI Detail                                                              18
                           Principal Prepayment Detail                                             19
                           Historical Detail                                                       20
                           Delinquency Loan Detail                                                 21
                           Specially Serviced Loan Detail                                       22 - 23
                           Advance Summary                                                         24
                           Modified Loan Detail                                                    25
                           Historical Liquidated Loan Detail                                       26
                           Historical Bond / Collateral Realized Loss Reconciliation               27
                           Interest Shortfall Reconciliation Detail                             28 - 29
                           Defeased Loan Detail                                                    30
                           Supplemental Reporting                                                  31
                           -----------------------------------------------------------------------------

                DEPOSITOR                                    MASTER SERVICER                            SPECIAL SERVICER
  --------------------------------------         -----------------------------------          ------------------------------------

  Wachovia Commercial Mortgage                   Wachovia Bank, National Association          CWCapital Asset Management LLC
  Securities, Inc.                               8739 Research Drive                          1919 Pennsylvania Avenue, NW
                                                 URP 4, NC1075                                Suite 400
  301 South College Street                       Charlotte, NC 28262                          Washington, DC 20006
  Charlotte, NC 28288-1016

  Contact:      Charles Culbreth                 Contact:      Lea Land                       Contact:      Kathleen Olin
  Phone Number: (704) 383-7716                   Phone Number: (704) 593-7950                 Phone Number: (202) 973-6375
  --------------------------------------         -----------------------------------          ------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 1 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Realized
                                                                                      Loss/
                                                                                    Additional                           Current
               Pass-Through Original Beginning  Principal     Interest   Prepayment Trust Fund    Total      Ending   Subordination
 Class  CUSIP      Rate     Balance   Balance  Distribution Distribution  Premium    Expenses  Distribution  Balance    Level (1)
-----------------------------------------------------------------------------------------------------------------------------------

  A-1            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-2            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-PB           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-3            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-4            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-1A           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-M            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-J            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   B             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   C             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   D             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   E             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   F             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-4FL           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-MFL           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   G             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   H             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   J             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   K             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   L             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   M             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   N             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   O             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   P             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   Q             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   S             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  R-I            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  R-II           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   Z             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                        0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                             Original  Beginning                                           Ending
               Pass-Through  Notional  Notional     Interest    Prepayment     Total      Notional
Class   CUSIP      Rate       Amount    Amount    Distribution   Premium    Distribution   Amount
--------------------------------------------------------------------------------------------------

 IO              0.000000      0.00      0.00         0.00         0.00         0.00        0.00
--------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 2 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Realized
                                                                                                          Loss/
                                                                                                       Additional
                                                                                                          Trust
                                     Beginning        Principal        Interest       Prepayment          Fund            Ending
  Class           CUSIP               Balance        Distribution     Distribution     Premium          Expenses          Balance
------------------------------------------------------------------------------------------------------------------------------------

  A-1                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-2                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-PB                               0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-3                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-4                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-1A                               0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-M                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-J                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   B                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   C                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   D                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   E                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   F                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
 A-4FL                               0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
 A-MFL                               0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   G                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   H                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   J                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   K                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   L                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   M                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   N                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   O                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   P                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   Q                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   S                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  R-I                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  R-II                               0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   Z                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                     Beginning                                          Ending
                                      Notional         Interest       Prepayment       Notional
  Class             CUSIP              Amount        Distribution       Premium         Amount
--------------------------------------------------------------------------------------------------

    IO                               0.00000000       0.00000000       0.00000000     0.00000000
--------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 3 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                        RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                   Unpaid                                                        Stated      Unpaid       Current
              Stated Beginning   Beginning                                                       Ending      Ending      Principal
                 Principal       Principal    Scheduled   Unscheduled    Principal   Realized   Principal   Principal   Distribution
 Loan Group       Balance         Balance     Principal    Principal    Adjustments    Loss      Balance     Balance       Amount
------------------------------------------------------------------------------------------------------------------------------------

      1                 0.00          0.00         0.00        0.00          0.00       0.00        0.00        0.00           0.00
      2                 0.00          0.00         0.00        0.00          0.00       0.00        0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
    Total               0.00          0.00         0.00        0.00          0.00       0.00        0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                                        Net Aggregate                 Distributable                                       Unpaid
                             Accrued     Prepayment    Distributable   Certificate             Additional              Distributable
         Accrual  Accrual  Certificate    Interest      Certificate     Interest     WAC CAP   Trust Fund   Interest    Certificate
Class     Dates    Days     Interest      Shortfall      Interest      Adjustment   Shortfall   Expenses  Distribution   Interest
------------------------------------------------------------------------------------------------------------------------------------

  A-1       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-2       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-PB      0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-3       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-4       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-1A      0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-M       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-J       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   B        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   C        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   D        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   E        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   F        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-4FL      0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-MFL      0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   G        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   H        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   J        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   K        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   L        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   M        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   N        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   O        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   P        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   Q        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   S        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  IO        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals               0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 4 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount (1)                                 0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                   0.00
   Less Delinquent Master Servicing Fees                          0.00
   Less Reductions to Master Servicing Fees                       0.00
   Plus Master Servicing Fees for Delinquent Payments             0.00
   Plus Adjustments for Prior Master Servicing Calculation        0.00
   Total Master Servicing Fees Collected                          0.00

                                                                           Appraisal Reduction Amount
                                                                           -------------------------------------------------
                                                                                       Appraisal    Cumulative   Most Recent
                                                                            Loan       Reduction       ASER       App. Red.
                                                                           Number      Effected       Amount        Date
                                                                           -------------------------------------------------

                                                                           -------------------------------------------------
                                                                           Total
                                                                           -------------------------------------------------

(1) The Available Distribution Amount includes any Prepayment Premiums.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 5 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

  INTEREST:
      Interest paid or advanced                                         0.00
      Interest reductions due to Non-Recoverability Determinations      0.00
      Interest Adjustments                                              0.00
      Deferred Interest                                                 0.00
      Net Prepayment Interest Shortfall                                 0.00
      Net Prepayment Interest Excess                                    0.00
      Extension Interest                                                0.00
      Interest Reserve Withdrawal                                       0.00
                                                                              ------
            TOTAL INTEREST COLLECTED                                            0.00

  PRINCIPAL:
      Scheduled Principal                                               0.00
      Unscheduled Principal                                             0.00
            Principal Prepayments                                       0.00
            Collection of Principal after Maturity Date                 0.00
            Recoveries from Liquidation and Insurance Proceeds          0.00
            Excess of Prior Principal Amounts paid                      0.00
            Curtailments                                                0.00
      Negative Amortization                                             0.00
      Principal Adjustments                                             0.00
                                                                              ------
            TOTAL PRINCIPAL COLLECTED                                           0.00

  OTHER:
      Prepayment Penalties/Yield Maintenance                            0.00
      Repayment Fees                                                    0.00
      Borrower Option Extension Fees                                    0.00
      Equity Payments Received                                          0.00
      Net Swap Counterparty Payments Received                           0.00
                                                                              ------
            TOTAL OTHER COLLECTED                                               0.00
                                                                              ------
TOTAL FUNDS COLLECTED                                                           0.00
                                                                              ======

TOTAL FUNDS DISTRIBUTED

  FEES:
      Master Servicing Fee                                              0.00
      Trustee Fee                                                       0.00
      Certificate Administration Fee                                    0.00
      Insurer Fee                                                       0.00
      Miscellaneous Fee                                                 0.00
                                                                              ------
            TOTAL FEES                                                          0.00

  ADDITIONAL TRUST FUND EXPENSES:

      Reimbursement for Interest on Advances                            0.00
      ASER Amount                                                       0.00
      Special Servicing Fee                                             0.00
      Rating Agency Expenses                                            0.00
      Attorney Fees & Expenses                                          0.00
      Bankruptcy Expense                                                0.00
      Taxes Imposed on Trust Fund                                       0.00
      Non-Recoverable Advances                                          0.00
      Other Expenses                                                    0.00
                                                                              ------
            TOTAL ADDITIONAL TRUST FUND EXPENSES                                0.00

  INTEREST RESERVE DEPOSIT                                                      0.00

  PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

      Interest Distribution                                             0.00
      Principal Distribution                                            0.00
      Prepayment Penalties/Yield Maintenance                            0.00
      Borrower Option Extension Fees                                    0.00
      Equity Payments Paid                                              0.00
      Net Swap Counterparty Payments Paid                               0.00
                                                                              ------
            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                       0.00
                                                                              ------
TOTAL FUNDS DISTRIBUTED                                                         0.00
                                                                              ======

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 6 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

-------------------------------------------------------------------------------------------------------------------
                                                    Original Ratings                     Current Ratings (1)
                                           ------------------------------------------------------------------------
       Class                CUSIP             Fitch       Moody's     S & P         Fitch       Moody's     S & P
-------------------------------------------------------------------------------------------------------------------

       A-1
       A-2
       A-PB
       A-3
       A-4
       A-1A
       A-M
       A-J
        B
        C
        D
        E
        F
      A-4FL
      A-MFL
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
        S
        IO
-------------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.

       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

      N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                  Moody's Investors Service                          Standard & Poor's Rating Services
One State Street Plaza                       99 Church Street                                   55 Water Street
New York, New York 10004                     New York, New York 10007                           New York, New York 10041
(212) 908-0500                               (212) 553-0300                                     (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 7 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
    Scheduled   # of    Scheduled   Agg.   WAM           Avg DSCR                      # of   Scheduled   Agg.  WAM        Avg DSCR
     Balance    loans    Balance    Bal.   (2)    WAC      (1)             State      Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 8 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                  Weighted                                        % of              Weighted
 Debt Service    # of    Scheduled  Agg.    WAM           Avg DSCR          Property   # of    Scheduled   Agg.  WAM        Avg DSCR
Coverage Ratio   loans    Balance   Bal.    (2)    WAC      (1)               Type     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                   % of                  Weighted                                         % of              Weighted
                # of    Scheduled  Agg.    WAM           Avg DSCR                      # of    Scheduled  Agg.   WAM        Avg DSCR
  Note Rate     loans    Balance   Bal.    (2)    WAC      (1)           Seasoning    Loans.    Balance   Bal.   (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 9 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

        ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
 Anticipated                       % of                  Weighted         Remaining                       % of              Weighted
Remaining Term  # of    Scheduled  Agg.    WAM           Avg DSCR          Stated     # of     Scheduled  Agg.   WAM        Avg DSCR
     (2)        loans    Balance   Bal.    (2)    WAC      (1)              Term      loans     Balance   Bal.   (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                           Age of
  Remaining                         % of                  Weighted          Most                           % of             Weighted
 Amortization   # of     Scheduled  Agg.    WAM           Avg DSCR         Recent      # of    Scheduled   Agg.  WAM        Avg DSCR
     Term       loans     Balance   Bal.    (2)    WAC      (1)              NOI       loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 10 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                   % of                  Weighted                                         % of             Weighted
   Scheduled    # of    Scheduled  Agg.    WAM           Avg DSCR                      # of    Scheduled  Agg.   WAM       Avg DSCR
    Balance     loans    Balance   Bal.    (2)    WAC      (1)              State     Props.    Balance   Bal.   (2)   WAC    (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 11 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
     Debt
    Service                        % of                  Weighted                                         % of             Weighted
    Coverage    # of    Scheduled  Agg.    WAM           Avg DSCR                      # of   Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance   Bal.    (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                   % of                  Weighted                                         % of              Weighted
      Note      # of    Scheduled  Agg.    WAM           Avg DSCR                     # of     Scheduled  Agg.   WAM        Avg DSCR
      Rate      loans    Balance   Bal.    (2)    WAC      (1)            Seasoning   loans     Balance   Bal.   (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 12 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------

 Anticipated                       % of                  Weighted         Remaining                       % of              Weighted
Remaining Term   # of   Scheduled  Agg.    WAM           Avg DSCR          Stated     # of     Scheduled  Agg.   WAM        Avg DSCR
     (2)        loans    Balance   Bal.    (2)    WAC      (1)              Term      loans     Balance   Bal.   (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                          Age of
   Remaining                        % of                 Weighted          Most                           % of              Weighted
  Amortization  # of     Scheduled  Agg.    WAM          Avg DSCR         Recent      # of     Scheduled  Agg.   WAM        Avg DSCR
      Term      loans     Balance   Bal.    (2)    WAC     (1)              NOI       loans    Balance    Bal.   (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 13 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
   Scheduled     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 14 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt                           %                                                                     %
    Service       #                  of                  Weighted                       #                  of              Weighted
    Coverage     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
      Note       of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 15 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
   Remaining      #                  of                  Weighted           Most        #                  of              Weighted
  Amortization   of     Scheduled   Agg.   WAM           Avg DSCR          Recent       of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 16 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                  Property                                               Anticipated            Neg.     Beginning    Ending
   Loan             Type                   Interest   Principal  Gross    Repayment   Maturity  Amort    Scheduled   Scheduled
  Number   ODCR     (1)     City   State   Payment     Payment   Coupon     Date        Date    (Y/N)     Balance     Balance
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
            Paid     Appraisal   Appraisal   Res.   Mod.
   Loan     Thru     Reduction   Reduction  Strat.  Code
  Number    Date       Date       Amount     (2)     (3)
----------------------------------------------------------

----------------------------------------------------------
 Totals
----------------------------------------------------------

                      (1) Property Type Code                       (2) Resolution Strategy Code

MF - Multi-Family         OF - Office          1 - Modification     6 - DPO                   10 - Deed in Lieu Of
RT - Retail               MU - Mixed Use       2 - Foreclosure      7 - REO                        Foreclosure
HC - Health Care          LO - Lodging         3 - Bankruptcy       8 - Resolved              11 - Full Payoff
IN - Industrial           SS - Self Storage    4 - Extension        9 - Pending Return        12 - Reps and Warranties
WH - Warehouse            OT - Other           5 - Note Sale            to Master Servicer    13 - Other or TBD
MH - Mobile Home Park

 (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 17 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                            NOI DETAIL
----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending            Most            Most       Most Recent    Most Recent
    Loan              Property                          Scheduled         Recent          Recent       NOI Start       NOI End
   Number    ODCR       Type       City      State       Balance        Fiscal NOI          NOI           Date           Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Total
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 18 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL
------------------------------------------------------------------------------------------------------------------------------------

                                                    Principal Prepayment Amount                      Prepayment Penalties
                            Offering Document  -------------------------------------------------------------------------------------
 Loan Number   Loan Group    Cross-Reference     Payoff Amount    Curtailment Amount   Prepayment Premium  Yield Maintenance Premium
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 19 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                               HISTORICAL DETAIL

----------------------------------------------------------------------------------------------------------------
                                                 Delinquencies
----------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days      60-89 Days     90 Days or More     Foreclosure         REO        Modifications
    Date        #     Balance   #     Balance    #      Balance    #     Balance   #     Balance   #     Balance
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                       Prepayments                 Rate and Maturities
-------------------------------------------------------------------------
Distribution    Curtailments       Payoff       Next Weighted Avg.
    Date        #     Balance   #     Balance   Coupon        Remit   WAM
-------------------------------------------------------------------------

-------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 20 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                 DELINQUENCY LOAN DETAIL

---------------------------------------------------------------------------------------------------------------------------

                  Offering        # of                     Current    Outstanding    Status of  Resolution
                  Document        Months    Paid Through    P & I        P & I       Mortgage    Strategy       Servicing
 Loan Number   Cross-Reference    Delinq.       Date       Advances   Advances **    Loan (1)    Code (2)     Transfer Date
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                 Actual      Outstanding
                Foreclosure     Principal     Servicing    Bankruptcy   REO
 Loan Number       Date          Balance      Advances        Date      Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
 Totals
-----------------------------------------------------------------------------

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code

A - Payments Not Received       2 - Two Months Delinquent             1 - Modification   6 - DPO                  10 - Deed In Lieu
    But Still in Grace Period   3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                       Of Forclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved             11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)         4 - Extension      9 - Pending Return       12 - Reps and
0 - Current                     7 - Foreclosure                       5 - Note Sale          to Master Servicer        Warranties
1 - One Month Delinquent        9 - REO                                                                           13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 21 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------------

                                Offering      Servicing   Resolution
  Distribution     Loan        Document       Transfer     Strategy      Scheduled      Property              Interest      Actual
     Date         Number    Cross-Reference     Date       Code (1)       Balance       Type (2)     State      Rate        Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                    Net                                                Remaining
  Distribution   Operating      NOI             Note     Maturity     Amortization
     Date          Income      Date     DSCR    Date       Date           Term
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                    (1) Resolution Strategy Code                                    (2) Property Type Code

1 - Modification   6 - DPO                  10 - Deed In Lieu Of        MF - Multi-Family            OF - Office
2 - Foreclosure    7 - REO                       Foreclosure            RT - Retail                  MU - Mixed use
3 - Bankruptcy     8 - Resolved             11 - Full Payoff            HC - Health Care             LO - Lodging
4 - Extension      9 - Pending Return       12 - Reps and Warranties    IN - Industrial              SS - Self Storage
5 - Note Sale          to Master Servicer   13 - Other or TBD           WH - Warehouse               OT - Other
                                                                        MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 22 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering      Resolution      Site
 Distribution   Loan      Document       Strategy    Inspection                 Appraisal   Appraisal      Other REO
     Date      Number  Cross-Reference   Code (1)       Date     Phase 1 Date     Date        Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                     (1) Resolution Strategy Code

1 - Modification       6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure        7 - REO                             Foreclosure
3 - Bankruptcy         8 - Resolved                   11 - Full Payoff
4 - Extension          9 - Pending Return             12 - Reps and Warranties
5 - Note Sale              to Master Servicer         13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 23 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Offering
  Loan        Document      Pre-Modification  Post-Modification  Pre-Modification  Post-Modification   Modification     Modification
 Number    Cross-Reference       Balance           Balance         Interest Rate     Interest Rate         Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 24 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                             ADVANCE SUMMARY

--------------------------------------------------------------------------
                                                            Current Period
                                                               Interest
              Current                       Outstanding       on P&I and
                P&I         Outstanding      Servicing         Servicing
Loan Group    Advances      P&I Advances      Advances       Advances Paid
--------------------------------------------------------------------------
    1             0.00             0.00             0.00              0.00
    2             0.00             0.00             0.00              0.00
--------------------------------------------------------------------------
  Totals          0.00             0.00             0.00              0.00
--------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 25 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                  HISTORICAL LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Net
                                                                                                      Net           Proceeds
                                   Beginning         Fees,        Most Recent     Gross Sales       Proceeds       Available
    Distribution                   Scheduled       Advances,       Appraised      Proceeds or     Received on         for
        Date          ODCR          Balance     and Expenses *   Value or BPO   Other Proceeds    Liquidation     Distribution
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         Current Total
-------------------------------------------------------------------------------------------------------------------------------
        Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

                                Realized     Date of Current  Current Period   Cumulative      Loss to Loan
    Distribution                  Loss         Period Adj.      Adjustment     Adjustment        with Cum
        Date          ODCR      to Trust         to Trust        to Trust       to Trust      Adj. to Trust
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
         Current Total
--------------------------------------------------------------------------------------------------------------
        Cumulative Total
--------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 26 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                        HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Prior
                                                                      Realized
                   Offering         Beginning         Aggregate     Loss Applied       Amounts          Interest       Modification
  Distribution     Document          Balance        Realized Loss        to           Covered by      (Shortages)/      /Appraisal
      Date      Cross-Reference   at Liquidation      on Loans      Certificates    Credit Support      Excesses      Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                                  (Recoveries)/
                                Realized Loss                     Losses Applied
                 Additional       Applied to     Recoveries of          to
  Distribution  (Recoveries)   Certificates to  Realized Losses    Certificate
      Date       /Expenses           Date         Paid as Cash       Interest
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 27 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                        Stated
     Offering          Principal      Current Ending                 Special Servicing Fees
     Document         Balance at         Scheduled     --------------------------------------------------
 Cross-Reference     Contribution         Balance          Monthly        Liquidation      Work Out          ASER     (PPIS) Excess
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                        Modified
                                                        Interest
     Offering       Non-Recoverable     Interest           Rate          Additional
     Document         (Scheduled           on          (Reduction)      Trust Fund
 Cross-Reference      Interest)         Advances         /Excess          Expense
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 28 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Reimb of Advances to the
                                                                   Servicer
                       Stated                          --------------------------------
    Offering          Principal       Current Ending                       Left to           Other
    Document         Balance at         Scheduled                         Reimburse      (Shortfalls)/
 Cross-Reference    Contribution         Balance        Current Month  Master Servicer      Refunds              Comments
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 2 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 1 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Total Interest Shortfall Allocated to Trust                          0.00
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 29 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                        DEFEASED LOAN DETAIL

---------------------------------------------------------------------------------------------------
                        Offering        Ending
                        Document       Scheduled      Maturity                      Defeasance
    Loan Number      Cross-Reference    Balance         Date          Note Rate       Status
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      Totals
---------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 30 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C32                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  06/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           07/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 31 of 31

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

                               [5 PHOTOS OMITTED]

                                       D-1

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

                                  [MAPS OMITTED]

                                      D-2

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $414,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    10.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                  Beacon Capital Strategic Partners V, LP
TYPE OF SECURITY(1)                                         Fee/Leasehold/Pledge
PARTIAL RELEASE(2)                                                           Yes
MORTGAGE RATE                                                             5.797%
MATURITY DATE                                                        May 7, 2012
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            59 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TI/LC                                            $18,200,095

ONGOING ANNUAL RESERVES
   TAX/INSURANCE(3)                                   Springing
   REPLACEMENT(3)                                     Springing
   TI/LC(3)                                           Springing

ADDITIONAL FINANCING                            Pari Passu Debt   $2,286,000,000
                                                 Mezzanine Debt     $205,000,000

                                 PARI PASSU
                                    NOTES        PARI PASSU
                                  (INCLUDING        NOTES
                                  CASH FLOW      (COLLATERAL
                                   ASSETS)       ASSETS ONLY)      TOTAL DEBT
                               --------------   --------------   ---------------
CUT-OFF DATE BALANCE           $2,700,000,000   $2,700,000,000   $2,905,000,000
CUT-OFF DATE BALANCE/SF              $274            $354             $295
CUT-OFF DATE LTV(4)                 78.7%            78.7%            84.6%
MATURITY DATE LTV(4)                78.7%            78.7%            84.6%
UW DSCR ON NCF                      1.27x           1.10x(5)          1.15x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES(1)                  17 (Collateral)/3 (Cash Flow)
LOCATION                                                                 Various
PROPERTY TYPE                                                  Office -- Various
SIZE (SF) COLLATERAL ASSETS                                            7,624,482
SIZE (SF) CASH FLOW ASSETS                                             2,223,859
TOTAL SIZE (SF)                                                        9,848,341
OCCUPANCY AS OF APRIL 1, 2007                                              96.9%
YEAR BUILT / YEAR RENOVATED                                              Various
APPRAISED VALUE                                      $3,432,650,000 (Collateral)
PROPERTY MANAGEMENT(6)                                              Self-managed
UW ECONOMIC OCCUPANCY                                                      94.6%

UW REVENUES COLLATERAL ASSETS                                       $271,815,146
UW TOTAL EXPENSES COLLATERAL ASSETS                                  $88,549,800
UW NET OPERATING INCOME (NOI) COLLATERAL ASSETS                     $183,213,085
UW NET CASH FLOW (NCF) COLLATERAL ASSETS                            $171,617,524

UW REVENUES CASH FLOW ASSETS                                         $82,363,713
UW TOTAL EXPENSES CASH FLOW ASSETS                                   $23,765,690
UW NET OPERATING INCOME (NOI) CASH FLOW ASSETS                       $58,598,023
UW NET CASH FLOW (NCF) CASH FLOW ASSETS                              $26,768,362

TOTAL UW REVENUES                                                   $354,178,858
TOTAL UW TOTAL EXPENSES                                             $112,315,490
TOTAL UW NET OPERATING INCOME (NOI)                                 $241,811,107
TOTAL UW NET CASH FLOW (NCF)                                        $198,385,886
--------------------------------------------------------------------------------

(1)  The Beacon D.C. & Seattle Pool Loan is secured by (i) first mortgages or deeds of trust encumbering the Portfolio Properties, (ii) a pledge of ownership interests and a first mortgage on an Additional Property and
     (iii) the Cash Flow Assets. See "The Loan" below.

(2)  The Beacon D.C. & Seattle Pool Loan allows for partial release, subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents. See "Releases" below.

(3)  Upon an event of default, the borrower will be required to maintain reserve accounts for taxes, debt service, insurance, ground rents, replacement and
     TI/LC. Such springing amounts are to be calculated based upon $0.15 per square foot with respect to the replacement reserve and $1.00 per square foot with respect to the TI/LC reserve as described in the related Mortgage
     Loan documents.

(4)  LTV Ratios, DSC Ratio and Cut-off Balance/SF were derived based upon the aggregate indebtedness of, or scheduled debt service due in connection with, the Beacon D.C. & Seattle Pool Loan and the Beacon D.C. & Seattle
     Pool Pari Passu Companion Loans. Further, for purposes of calculating LTV
     Ratios, the value of the Collateral Assets only was applied in each case.
     Incorporating the related appraised values and applicable first mortgage debt for the Cash Flow Assets, the LTV Ratios for the Pari Passu Notes and
     the Total Debt are 68.3% and 72.9%, respectively.

(5)  In the event the Cash Flow Assets are released, the resulting paydown required on the mortgage debt will cause the DSC Ratio to equal 1.14x. See
     "Releases" below.

(6)  The property manager for Washington Mutual Tower is an affiliate of a joint venture partner of the sponsor.

                                      D-3

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

                       BEACON D.C. & SEATTLE POOL SUMMARY

                                                                    ALLOCATED
                                                     ALLOCATED       CUT-OFF        YEAR
                                                        LOAN        DATE POOL      BUILT /     SQUARE
        PROPERTY NAME                LOCATION          AMOUNT        BALANCE      RENOVATED     FEET
-------------------------------------------------------------------------------------------------------

COLLATERAL ASSETS
   Market Square(2)              Washington, D.C.  $  417,186,336  $ 63,968,572   1991 / NA     678,348
   Polk & Taylor Buildings       Arlington, VA        330,436,815    50,666,978  1970 / 2003    904,226
   Wells Fargo Center            Seattle, WA          310,721,015    47,643,889   1983 / NA     944,141
   One, Two & Three Lafayette
      Centre                     Washington, D.C.     280,831,860    43,060,885  1980 / 1993    711,495
   Booz Allen Complex            Mc Lean, VA          236,826,194    36,313,350   1980 / NA     731,234
   Key Center                    Bellevue, WA         158,278,446    24,269,362   2000 / NA     473,988
   Sunset North                  Bellevue, WA         147,079,871    22,552,247   1999 / NA     463,182
   City Center Bellevue          Bellevue, WA         146,015,218    22,389,000   1986 / NA     465,765
   Plaza Center and US Bank
      Tower                      Bellevue, WA         119,714,340    18,356,199   1978 / NA     466,948
   1616 North Fort Myer Drive    Arlington, VA        110,408,482    16,929,301   1975 / NA     294,521
   American Center               Vienna, VA            83,594,994    12,817,899   1985 / NA     329,695
   Eastgate Office Park          Bellevue, WA          73,027,325    11,197,523   1985 / NA     251,088
   Liberty Place                 Washington, D.C.      69,399,617    10,641,275   1991 / NA     163,936
   Lincoln Executive Center
      Buildings I, II, III, A&B  Bellevue, WA          67,428,037    10,338,966   1984 / NA     277,672
   11111 Sunset Hills Road       Reston, VA            59,305,127     9,093,453   2000 / NA     216,469
   Army and Navy Club Building   Washington, D.C.      50,078,133     7,678,647  1913 / 1987    102,822
   Plaza East                    Bellevue, WA          39,668,190     6,082,456   1987 / NA     148,952
                                                   --------------  ------------               ---------
   TOTAL COLLATERAL ASSETS                         $2,700,000,000  $414,000,000               7,624,482
                                                   ==============  ============               =========

   CASH FLOW ASSETS
   Washington Mutual
      Tower(3)(4)                Seattle, WA                                      1988 / NA   1,079,013
   Reston Town Center(4)         Reston, VA                                       1988 / NA     764,103
   1300 North Seventeenth
      Street(4)                  Arlington, VA                                    1980 / NA     380,743
                                                                                              ---------
   TOTAL CASH FLOW ASSETS                                                                     2,223,859
                                                                                              =========

   POOL TOTAL                                      $2,700,000,000  $414,000,000               9,848,341
                                                   ==============  ============               =========

                                    CUT-OFF
                                 DATE BALANCE                    UW      UNDERWRITTEN  MORTGAGED      APPRAISED     APPRAISED
        PROPERTY NAME               PER SF     OCCUPANCY(1)  OCCUPANCY  NET CASH FLOW   INTEREST        VALUE      VALUE PER SF
-------------------------------------------------------------------------------------------------------------------------------

COLLATERAL ASSETS
   Market Square(2)                  $615          95.4%       95.4%     $ 25,307,068    Pledge    $  529,000,000      $780
   Polk & Taylor Buildings           $365         100.0%       96.0%       22,263,095     Fee         419,000,000      $463
   Wells Fargo Center                $329          92.8%       92.8%       18,616,234     Fee         394,000,000      $417
   One, Two & Three Lafayette
      Centre                         $395          91.3%       91.3%       17,388,129     Fee         356,100,000      $500
   Booz Allen Complex                $324          99.5%       95.0%       15,469,519     Fee         300,300,000      $411
   Key Center                        $334          97.9%       95.0%       11,014,878  Leasehold      200,700,000      $423
   Sunset North                      $318         100.0%       95.0%        8,370,682     Fee         186,500,000      $403
   City Center Bellevue              $313          95.6%       95.2%        9,183,434     Fee         182,150,000      $391
   Plaza Center and US Bank
      Tower                          $256          95.8%       95.2%        8,466,919     Fee         151,800,000      $325
   1616 North Fort Myer Drive        $375          97.8%       95.0%        7,127,979     Fee         144,000,000      $489
   American Center                   $254          94.8%       94.8%        6,801,602     Fee         106,000,000      $322
   Eastgate Office Park              $291         100.0%       95.0%        3,555,517     Fee          92,600,000      $369
   Liberty Place                     $423          99.4%       95.2%        5,225,760     Fee          96,000,000      $586
   Lincoln Executive Center
      Buildings I, II, III, A&B      $243          96.8%       95.0%        3,898,128     Fee          85,500,000      $308
   11111 Sunset Hills Road           $274         100.0%       95.0%        4,199,874     Fee          75,200,000      $347
   Army and Navy Club Building       $487         100.0%       95.0%        2,376,221     Fee          63,500,000      $618
   Plaza East                        $266          91.5%       91.5%        2,352,485     Fee          50,300,000      $338
                                                                         ------------              --------------
   TOTAL COLLATERAL ASSETS           $354          96.6%       94.5%     $171,617,524              $3,432,650,000      $450
                                                                         ============              ==============

   CASH FLOW ASSETS
   Washington Mutual
      Tower(3)(4)                    NA            96.9%       95.1%     $ 12,801,453              $  378,684,000      $351
   Reston Town Center(4)             NA            98.3%       95.0%        8,066,030                 440,000,000      $576
   1300 North Seventeenth
      Street(4)                      NA            99.4%       95.0%        5,900,879                 200,000,000      $525
                                                                         ------------              --------------
   TOTAL CASH FLOW ASSETS                          97.8%       95.0%     $ 26,768,362              $1,018,684,000      $458
                                                                         ============              ==============

   POOL TOTAL                        $274          96.9%       94.6%     $198,385,886              $4,451,334,000      $452
                                                                         ============              ==============

(1)  Occupancy date as of April 1, 2007 for all properties.

(2)  Secured by a pledge of the Sponsor's ownership interests in the Market
     Square joint venture and a pledge of the first mortgage secured by Market
     Square.

(3)  The Cash Flow Borrower owns a 62.8% interest in the Mortgaged Property through a joint venture. Accordingly, the appraised value detailed above represents 62.8% of the $603,000,000 property value.

(4)  The Beacon D.C. & Seattle Pool Loan's Cash Flow Assets may be released for the following amounts; (i) Washington Mutual Tower, $235,000,000; (ii)
     Reston Town Center, $130,000,000; and (iii) 1300 North Seventeenth Street,
     $75,000,000. See "Releases" below.

                                      D-4

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

                    BEACON D.C. & SEATTLE POOL TENANT SUMMARY

                                                              NET
                                           RATINGS(1)       RENTABLE      % OF NET
TENANT                                 FITCH/MOODY'S/S&P   AREA (SF)   RENTABLE AREA
------------------------------------------------------------------------------------

MAJOR TENANTS
   Booz Allen Hamilton .............        NR/NR/NR         714,237         7.3%
   GSA - Department Of Defense .....      AAA/Aaa/AAA        554,294         5.6
   Polk GSA ........................      AAA/Aaa/AAA        354,909         3.6
   Perkins Coie ....................        NR/NR/NR         285,716         2.9
   Expedia .........................      NR/Baa3/BBB-       265,713         2.7
   Wells Fargo Bank NA .............       AA/Aaa/AAA        214,662         2.2
   Washington Mutual Bank ..........        A/A2/A-          191,758         1.9
   Davis Wright Tremaine ...........        NR/NR/NR         169,533         1.7
   XO Communications ...............        NR/NR/NR         167,495         1.7
   Commodity Future ................        NR/NR/NR         161,785         1.6
                                                           ---------       -----
   TOTAL MAJOR TENANTS                                     3,080,102        31.3%
NON-MAJOR TENANTS ..................                       6,458,372        65.6
                                                           ---------       -----
OCCUPIED TOTAL .....................                       9,538,474        96.9%
VACANT SPACE .......................                         309,867         3.1
                                                           ---------       -----
PROPERTY TOTAL .....................                       9,848,341       100.0%
                                                           =========       =====

                                                                 % OF TOTAL
                                         BASE         ANNUAL       ANNUAL            LEASE
TENANT                                 RENT PSF     BASE RENT     BASE RENT        EXPIRATION
-------------------------------------------------------------------------------------------------

MAJOR TENANTS
   Booz Allen Hamilton .............    $29.44    $ 21,029,232       7.6%     Multiple Spaces (2)
   GSA - Department Of Defense .....    $32.21      17,854,320       6.5      Multiple Spaces (3)
   Polk GSA ........................    $25.24       8,956,668       3.3      Multiple Spaces (4)
   Perkins Coie ....................    $30.54       8,726,748       3.2      Multiple Spaces (5)
   Expedia .........................    $14.90       3,959,880       1.4         September 2009
   Wells Fargo Bank NA .............    $27.24       5,847,960       2.1      Multiple Spaces (6)
   Washington Mutual Bank ..........    $33.28       6,381,384       2.3      Multiple Spaces (7)
   Davis Wright Tremaine ...........    $26.00       4,407,864       1.6         December 2018
   XO Communications ...............    $25.70       4,304,628       1.6         November 2007
   Commodity Future ................    $42.79       6,922,896       2.5         September 2015
                                                  ------------     -----
   TOTAL MAJOR TENANTS                  $28.70    $ 88,391,580      32.1%
NON-MAJOR TENANTS ..................    $28.96     187,064,904      67.9
                                                  ------------     -----
OCCUPIED TOTAL .....................    $28.88    $275,456,484     100.0%
                                                  ============     =====
VACANT SPACE .......................
PROPERTY TOTAL .....................

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 408,591 square feet expire in December
     2010, 180,000 square feet expire in January 2012 and 125,646 expire in June
     2014.

(3)  Under the terms of multiple leases, 4,977 square feet expire in July 2007,
     524,867 square feet expire in April 2008 and 24,450 square feet expire in
     November 2009

(4)  Under the terms of multiple leases, 41,410 square feet expire in May 2009,
     60,380 square feet expire in February 2010, 46,163 square feet expire in
     August 2010, 130,624 square feet expire in March 2015 and 76,332 square feet expire in March 2014.

(5)  Under the terms of multiple leases, 10,546 square feet expire in July 2011,
     272,046 square feet expire in December 2011 and 3,124 square feet expire in
     December 2035.

(6)  Under the terms of multiple leases, 59,544 square feet expire in February
     2008, 128,421 square feet expire in September 2008, 2,515 square feet expire in November 2008, 1,913 square feet expire in November 2009, 7,018 square feet expire in November 2010, 15,075 square feet expire in March
     2011 and 176 square feet expire in December 2035.

(7)  Under the terms of multiple leases, 3,569 square feet expire in May 2008,
     7,086 square feet expire in February 2010 and 181,103 square feet expire in
     December 2010.

                                      D-5

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

             BEACON CAPITAL POOL TENANT SUMMARY -- COLLATERAL ASSETS

                                                              NET
                                           RATINGS(1)       RENTABLE     % OF NET
TENANT                                 FITCH/MOODY'S/S&P   AREA (SF)   RENTABLE AREA
------------------------------------------------------------------------------------

MAJOR TENANTS
   Booz Allen Hamilton .............        NR/NR/NR         714,237         9.4%
   GSA - Department Of Defense .....      AAA/Aaa/AAA        554,294         7.3
   Polk GSA ........................      AAA/Aaa/AAA        278,577         3.7
   Expedia .........................     NR/Baa3/BBB--       265,713         3.5
   Wells Fargo Bank NA .............       AA/Aaa/AAA        214,662         2.8
   XO Communications ...............        NR/NR/NR         167,495         2.2
   Commodity Future ................        NR/NR/NR         161,785         2.1
   Infospace .......................        NR/NR/NR         130,826         1.7
   Sierra Entertainment ............        NR/NR/NR         128,040         1.7
   Fulbright & Jaworski ............        NR/NR/NR         127,804         1.7
                                                           ---------       -----
   TOTAL MAJOR TENANTS .............                       2,743,433        36.0%

NON-MAJOR TENANTS ..................                       4,619,979        60.6
                                                           ---------       -----
OCCUPIED TOTAL .....................                       7,363,412        96.6%
VACANT SPACE .......................                         261,070         3.4
                                                           ---------       -----
PROPERTY TOTAL .....................                       7,624,482       100.0%
                                                           =========       =====

                                                                 % OF TOTAL
                                         BASE         ANNUAL       ANNUAL             LEASE
TENANT                                 RENT PSF     BASE RENT     BASE RENT         EXPIRATION
-------------------------------------------------------------------------------------------------

MAJOR TENANTS
   Booz Allen Hamilton .............    $29.44    $ 21,029,232      10.2%     Multiple Spaces (2)
   GSA - Department Of Defense .....    $32.21      17,854,320       8.7      Multiple Spaces (3)
   Polk GSA ........................    $25.18       7,014,612       3.4      Multiple Spaces (4)
   Expedia .........................    $14.90       3,959,880       1.9         September 2009
   Wells Fargo Bank NA .............    $27.24       5,847,960       2.8      Multiple Spaces (5)
   XO Communications ...............    $25.70       4,304,628       2.1         November 2007
   Commodity Future ................    $42.79       6,922,896       3.4         September 2015
   Infospace .......................    $23.60       3,087,372       1.5         February 2013
   Sierra Entertainment ............    $24.00       3,072,960       1.5         February 2010
   Fulbright & Jaworski ............    $32.64       4,171,776       2.0           June 2015
                                                  ------------     -----
   TOTAL MAJOR TENANTS .............    $28.16    $ 77,265,636      37.6%

NON-MAJOR TENANTS ..................    $27.81     128,474,940      62.4
                                                  ------------     -----
OCCUPIED TOTAL .....................    $27.94    $205,740,576     100.0%
                                                  ============     =====
VACANT SPACE .......................
PROPERTY TOTAL .....................

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 408,591 square feet expire in December
     2010, 180,000 square feet expire in January 2012 and 125,646 expire in June
     2014.

(3)  Under the terms of multiple leases, 4,977 square feet expire in July 2007,
     524,867 square feet expire in April 2008 and 24,450 square feet expire in
     November 2009.

(4)  Under the terms of multiple leases, 41,410 square feet expire in May 2009,
     60,380 square feet expire in February 2010, 46,163 square feet expire in
     August 2010, and 130,624 square feet expire in March 2015.

(5)  Under the terms of multiple leases, 59,544 square feet expire in February
     2008, 128,421 square feet expire in September 2008, 2,515 square feet expire in November 2008, 1,913 square feet expire in November 2009, 7,018 square feet expire in November 2010, 15,075 square feet expire in March
     2011 and 176 square feet expire in December 2035.

                                      D-6

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

              BEACON D.C. & SEATTLE POOL LEASE EXPIRATION SCHEDULE

                            WA BASE                               CUMULATIVE      % OF       CUMULATIVE
             # OF LEASES    RENT/SF    TOTAL SF   % OF TOTAL SF     % OF SF    BASE RENT     % OF BASE
   YEAR        EXPIRING    EXPIRING    EXPIRING     EXPIRING*      EXPIRING*   EXPIRING*   RENT EXPIRING*
---------------------------------------------------------------------------------------------------------

   2007          115        $27.23      651,151        6.6%            6.6%        6.4%          6.4%
   2008          152        $30.02    1,412,975       14.3%           21.0%       15.4%         21.8%
   2009          163        $25.34    1,251,256       12.7%           33.7%       11.5%         33.3%
   2010          187        $26.53    1,716,954       17.4%           51.1%       16.5%         49.9%
   2011          132        $31.07    1,030,943       10.5%           61.6%       11.6%         61.5%
   2012           75        $28.43      683,791        6.9%           68.5%        7.1%         68.6%
   2013           74        $26.83      719,205        7.3%           75.8%        7.0%         75.6%
   2014           64        $30.14      690,402        7.0%           82.8%        7.6%         83.1%
   2015           57        $33.29      791,731        8.0%           90.9%        9.6%         92.7%
   2016           30        $41.20      358,770        3.6%           94.5%        5.4%         98.1%
   2017            6        $37.94       24,067        0.2%           94.7%        0.3%         98.4%
Thereafter        42        $21.29      207,229        2.1%           96.9%        1.6%        100.0%
  Vacant           0            NA      309,867        3.1%          100.0%        0.0%        100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

       BEACON CAPITAL POOL LEASE EXPIRATION SCHEDULE -- COLLATERAL ASSETS

                            WA BASE                               CUMULATIVE      % OF       CUMULATIVE
             # OF LEASES    RENT/SF    TOTAL SF   % OF TOTAL SF    % OF SF     BASE RENT     % OF BASE
   YEAR        EXPIRING    EXPIRING    EXPIRING     EXPIRING*     EXPIRING*    EXPIRING*   RENT EXPIRING*
---------------------------------------------------------------------------------------------------------

   2007           91        $25.31      540,851         7.1%          7.1%         6.7%          6.7%
   2008          114        $29.66    1,205,994        15.8%         22.9%        17.4%         24.0%
   2009          128        $22.64      948,976        12.4%         35.4%        10.4%         34.5%
   2010          147        $25.06    1,376,439        18.1%         53.4%        16.8%         51.3%
   2011           80        $30.74      547,062         7.2%         60.6%         8.2%         59.4%
   2012           51        $26.47      477,259         6.3%         66.8%         6.1%         65.6%
   2013           50        $24.84      548,384         7.2%         74.0%         6.6%         72.2%
   2014           43        $30.11      561,316         7.4%         81.4%         8.2%         80.4%
   2015           53        $33.23      782,295        10.3%         91.7%        12.6%         93.0%
   2016           27        $42.18      318,143         4.2%         95.8%         6.5%         99.6%
   2017            6        $37.94       24,067         0.3%         96.1%         0.4%        100.0%
Thereafter        26        $ 0.00       32,626         0.4%         96.6%         0.0%        100.0%
  Vacant           0            NA      261,070         3.4%        100.0%         0.0%        100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-7

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

                              NET OPERATING INCOME

                 PROPERTY                       2001           2002          2003          2004          2005
----------------------------------------------------------------------------------------------------------------

Washington Mutual Tower(1) ...............   $15,653,359   $15,708,846   $16,537,073   $16,488,332   $16,274,293
Market Square(2) .........................   $22,391,620   $24,703,280   $23,708,640   $23,025,123   $20,808,432
Reston Town Center(3) ....................   $18,269,923   $19,016,596   $16,708,954   $19,786,226   $20,712,822
1300 North Seventeenth Street(4) .........   $ 7,544,643   $ 7,042,444   $ 6,893,756   $ 6,638,448   $ 8,580,337

(1)  Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
     62.8% pro-rata portion) on approximately $79,250,000 of existing debt
     ($49,769,000 based on a 62.8% pro-rata portion).

(2)  Represents a 100% interest in the Market Square property, prior to payment of existing debt to the related borrower, and prior to disbursement of 70%
     of cash flows after debt service to the borrower,and 30% to a non-affiliate, as described in the Market Square Joint Venture section below.

(3)  Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)  Represents the Net Operating Income of the 1300 North Seventeenth Street
     property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

                              NET OPERATING INCOME

                     PROPERTY                         1Q 2006       1Q 2007       TTM 10/06
--------------------------------------------------------------------------------------------

Wells Fargo Center ..............................   $ 4,226,437   $ 3,823,528   $ 15,474,857
Washington Mutual Tower(1) ......................   $ 4,327,781   $ 3,196,469   $ 17,004,496
City Center Bellevue ............................   $ 3,509,664   $ 2,043,796   $ 10,562,260
Sunset North ....................................   $ 2,267,063   $ 2,153,086   $  8,575,097
Plaza Center and US Bank Tower ..................   $ 1,481,715   $ 1,976,353   $  6,834,261
Eastgate Office Park ............................   $   757,101   $   834,861   $  2,887,632
Lincoln Executive Center Buildings I,II,III, A&B    $   966,130   $   922,832   $  3,183,144
Plaza East ......................................   $   392,372   $   507,342   $  2,153,661
Key Center ......................................   $ 2,549,048   $ 2,806,179   $  9,838,198
One, Two & Three Lafayette Centre ...............   $ 4,266,839   $ 4,040,525   $ 16,104,255
Market Square(2) ................................   $ 4,862,203   $ 6,140,006   $ 19,364,825
Army and Navy Club Building .....................   $   403,192   $   675,478   $  2,900,420
Liberty Place ...................................   $   922,440   $ 1,081,290   $  4,327,320
Reston Town Center(3) ...........................   $ 5,011,711   $ 5,310,612   $ 21,711,497
1616 North Fort Meyer Drive .....................   $ 1,608,930   $   969,419   $  4,633,934
1300 North Seventeenth Street(4) ................   $ 2,366,966   $ 2,346,056   $  9,108,594
Booz Allen Complex ..............................   $ 3,946,806   $ 3,929,315   $ 15,405,541
Polk & Taylor Buildings .........................   $ 5,232,204   $ 5,448,565   $ 20,383,775
American Center .................................   $   642,333   $ 1,280,969   $  3,739,160
11111 Sunset Hills Road .........................   $   674,461   $   756,493   $  3,554,775
TOTAL/WEIGHTED AVERAGE ..........................   $50,415,397   $50,243,174   $197,747,702

                     PROPERTY                          2006          TTM 03/07         U/W
----------------------------------------------------------------------------------------------

Wells Fargo Center ..............................   $ 14,736,945   $ 14,334,036   $ 19,770,003
Washington Mutual Tower(1) ......................   $ 15,919,520   $ 14,788,209   $ 16,078,102
City Center Bellevue ............................   $ 10,221,829   $  8,755,961   $  9,856,098
Sunset North ....................................   $  8,819,911   $  8,705,934   $  9,235,154
Plaza Center and US Bank Tower ..................   $  6,508,781   $  7,003,419   $  9,187,329
Eastgate Office Park ............................   $  3,016,207   $  3,093,967   $  4,004,538
Lincoln Executive Center Buildings I,II,III, A&B    $  3,523,447   $  3,480,149   $  4,360,093
Plaza East ......................................   $  2,237,310   $  2,352,280   $  2,618,950
Key Center ......................................   $ 10,992,380   $ 11,249,511   $ 11,838,738
One, Two & Three Lafayette Centre ...............   $ 15,594,015   $ 15,367,700   $ 18,268,793
Market Square(2) ................................   $ 18,729,016   $ 20,006,818   $ 26,180,226
Army and Navy Club Building .....................   $  2,495,189   $  2,767,475   $  2,578,741
Liberty Place ...................................   $  4,618,507   $  4,777,357   $  5,531,542
Reston Town Center(3) ...........................   $ 21,366,057   $ 21,664,959   $ 21,769,534
1616 North Fort Meyer Drive .....................   $  4,865,953   $  4,226,442   $  7,701,606
1300 North Seventeenth Street(4) ................   $  9,069,143   $  9,048,233   $ 11,226,415
Booz Allen Complex ..............................   $ 15,448,290   $ 15,430,798   $ 16,623,006
Polk & Taylor Buildings .........................   $ 20,794,628   $ 21,010,989   $ 23,524,092
American Center .................................   $  3,823,597   $  4,462,232   $  7,266,746
11111 Sunset Hills Road .........................   $  3,296,475   $  3,378,506   $  4,667,430
TOTAL/WEIGHTED AVERAGE ..........................   $196,077,199   $195,904,976   $232,287,136

(1)  Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
     62.8% pro-rata portion) on approximately $79,250,000 of existing debt
     ($49,769,000 based on a 62.8% pro-rata portion).

(2)  Represents a 100% interest in the Market Square property, prior to payment of existing debt to affiliates of the borrower, and prior to disbursement of 70% of cash flows after debt service to an affiliate of the borrower, and 30% to a non-affiliate, as described in the Market Square Joint Venture section below.

(3)  Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)  Represents the Net Operating Income of the 1300 North Seventeenth Street
     property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

Pursuant to Rule 409 under the Securities Act of 1933, as amended, the Depositor has not included herein selected financial data (as defined in Item 3.01 of
Regulation S-K) for the five most recent fiscal years and most recent interim period, for the borrowers related to the property known as Market Square or the borrowers related to the Cash Flow Properties (the "Non-Provided Information").
The financial information with respect to such borrowers or the related properties set forth in the "Net Operating Income" table herein (other than under "U/W") and under "--Market Square Associates" was provided by the borrower. The borrower did not own the Mortgaged Properties during the foregoing periods. The Mortgaged Properties (or equity interests in the owners thereof)
were acquired by the borrower on April 10, 2007 from EOP Operating Limited
Partnership and/or affiliates or subsidiaries thereof (collectively,
"EOP/Blackstone"). The Depositor and its affiliates are not affiliated with the borrower or EOP/Blackstone and the borrower is not affiliated with
EOP/Blackstone. The Depositor has requested the Non-Provided Information from the borrower and have requested that the borrower request the information from
EOP/Blackstone. The borrower has informed the Depositor that the borrower does not possess the Non-Provided Information, and that EOP/Blackstone has informed the borrower that either EOP/Blackstone does not possess the Non-Provided
Information or the Non-Provided Information has not been located.

                                      D-8

------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

                        PERCENTAGE LEASED INFORMATION(1)

               PROPERTY                  2000    2001    2002    2003    2004    2005    2006   RENT ROLL(2)
------------------------------------------------------------------------------------------------------------

Wells Fargo Center                       97.4%   97.0%   98.4%   90.6%   83.3%   91.0%   94.7%      92.8%
Washington Mutual Tower                  99.6%   99.6%   99.4%   98.7%   98.6%   98.1%   98.4%      96.9%
City Center Bellevue                     95.5%   81.9%   75.7%   89.5%   94.5%   96.6%   95.9%      95.6%
Sunset North                             99.9%  100.0%  100.0%   98.1%   88.0%   98.0%  100.0%     100.0%
Plaza Center and US Bank Tower           95.9%   87.9%   86.7%   81.7%   84.8%   87.6%   90.2%      95.8%
Eastgate Office Park                     99.0%   97.6%   95.4%   76.5%   90.6%   92.6%   96.1%     100.0%
Lincoln Executive Center Buildings I,
   II, III, A & B                        95.7%   88.0%   86.9%   83.9%   86.1%   89.0%   90.6%      96.8%
Plaza East                               97.6%   79.2%   54.2%   71.2%   70.4%   89.0%   98.6%      91.5%
Key Center                               96.9%   98.8%   96.5%   99.2%   96.9%   99.5%   98.5%      97.9%
One, Two & Three Lafayette Center        98.8%   98.0%   92.9%   92.9%   92.3%   98.4%   95.0%      91.3%
Market Square                            98.1%   99.0%   99.3%   96.5%   97.5%   92.2%   94.0%      95.4%
Army and Navy Building                   93.4%   85.3%   92.4%   92.6%   92.6%   94.3%   91.5%     100.0%
Liberty Place                           100.0%  100.0%  100.0%  100.0%   95.9%   95.9%  100.0%      99.4%
Reston Town Center                      100.0%   99.4%   92.2%   93.5%   99.2%   99.7%   97.0%      98.3%
1616 North Fort Myer Drive              100.0%  100.0%  100.0%   79.6%   93.1%   98.0%  100.0%      97.8%
1300 North Seventeenth Street           100.0%   98.5%   94.8%   82.6%   93.5%  100.0%   99.5%      99.4%
Booz Allen Complex                      100.0%   99.4%   99.7%   99.9%  100.0%  100.0%  100.0%      99.5%
Polk & Taylor Buildings                 100.0%   71.5%   81.0%   60.8%   79.7%   99.6%   99.9%     100.0%
American Center                          96.4%   87.1%   67.5%   67.2%   73.8%   76.0%   92.9%      94.8%
11111 Sunset Hills Road                 100.0%  100.0%  100.0%   84.9%   79.9%   88.1%  100.0%     100.0%
------------------------------------------------------------------------------------------------------------

(1)  Based on CoStar.

(2)  Based on the underwritten rent roll dated April 1, 2007.

                         TOTAL GROSS RENT INFORMATION(1)

               PROPERTY                  2000     2001     2002     2003     2004     2005     2006    RENT ROLL(2)
-------------------------------------------------------------------------------------------------------------------

Wells Fargo Center                      $41.34   $40.40   $30.83   $32.75   $30.23   $27.07   $25.47      $26.31
Washington Mutual Tower                 $40.53   $41.98   $34.68   $32.56   $31.94   $28.32   $28.73      $31.53
City Center Bellevue                    $38.06   $34.70   $24.33   $22.88   $24.59   $27.29   $29.36      $24.15
Sunset North                            $32.25   $26.80   $23.96   $22.99   $22.26   $24.38   $24.60      $26.36
Plaza Center and US Bank Tower          $32.45   $32.04   $23.91   $22.08   $23.62   $21.58   $25.76      $22.49
Eastgate Office Park                    $29.09   $27.11   $22.52   $21.90   $22.72   $21.50   $23.96      $21.55
Lincoln Executive Center Buildings I,
   II, III, A & B                       $30.25   $28.66   $20.62   $19.60   $21.42   $22.64   $25.17      $22.27
Plaza East                              $32.02   $29.97   $19.55   $21.37   $21.37   $22.78   $22.98      $22.17
Key Center                              $24.67   $26.26   $29.55   $25.45   $26.69   $29.50   $30.19      $30.28
One, Two & Three Lafayette Center       $33.09   $38.42   $38.16   $37.49   $37.59   $34.53   $39.91      $42.67
Market Square                           $43.80   $41.43   $45.74   $47.52   $53.01   $51.09   $53.20      $54.36
Army and Navy Building                  $39.76   $36.92   $39.52   $44.00   $44.73   $45.82   $50.47      $49.66
Liberty Place                           $44.33   $45.00   $ 0.00   $ 0.00   $49.00   $47.75   $49.31      $54.27
Reston Town Center                      $28.81   $38.14   $30.71   $27.15   $29.79   $36.69   $41.28      $39.49
1616 North Fort Myer Drive              $ 0.00   $ 0.00   $27.75   $28.33   $28.83   $34.03   $36.00      $30.48
1300 North Seventeenth Street           $27.04   $27.60   $26.74   $29.10   $31.19   $32.00   $29.08      $33.33
Booz Allen Complex                      $ 0.00   $24.48   $21.68   $19.84   $42.50   $42.50   $ 0.00      $32.79
Polk & Taylor Buildings                 $ 0.00   $ 0.00   $ 0.00   $30.78   $30.78   $30.78   $30.00      $30.04
American Center                         $32.54   $33.06   $26.11   $24.77   $24.29   $27.66   $32.66      $28.81
11111 Sunset Hills Road                 $27.91   $ 0.00   $23.00   $23.00   $23.00   $26.38   $30.70      $26.73
-------------------------------------------------------------------------------------------------------------------

(1)  Based on CoStar.

(2)  Based on the underwritten rent roll dated April 1, 2007.

                                      D-9

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Beacon D.C. & Seattle Pool Loan") is
     secured by (i) first fee and leasehold mortgages or deeds of trust encumbering 16 office properties (the "Portfolio Properties"), (ii) with respect to an additional property known as Market Square (the "Additional
     Property") (x) a pledge of the sponsor's ownership interests in a joint venture that owns the Additional Property and (y) a pledge by the related borrower of a mortgage between the underlying property owner and such borrower (the "Additional Property", together with the Mortgage Assets, the
     "Collateral Properties") and a pledge of 100% of the sponsor's indirect ownership interest in the Additional Property (collectively, the
     "Collateral Assets") and (iii) a covenant to deposit portions of the related cash flow and additional collateral (the "Cash Flow Assets") from three additional properties (the "Cash Flow Properties"). All properties are located in the states of Washington and Virginia and the District of
     Columbia. The Beacon D.C. & Seattle Pool Loan represents approximately
     10.7% of the Cut-Off Date Pool Balance. The Beacon D.C. & Seattle Pool Loan
     was originated on April 10, 2007, and has a principal balance as of the
     Cut-Off Date of $414,000,000. The other loans related to the Beacon D.C. &
     Seattle Pool Loan are evidenced by separate pari passu notes, dated April
     10, 2007 (the "Beacon D.C. & Seattle Pool Pari Passu Companion Loans" and
     together with the Beacon D.C. & Seattle Pool Loan, the "Beacon D.C. &
     Seattle Pool Whole Loan"), with an original principal balance of
     $2,700,000,000. The Beacon D.C. & Seattle Pool Pari Passu Companion Loans
     will not be assets of the Trust Fund. The Beacon D.C. & Seattle Pool Loan
     and Beacon D.C. & Seattle Pool Pari Passu Companion Loans are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Morgan
     Stanley Capital I Trust 2007-IQ14 transaction, as described under
     "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and "SERVICING OF THE
     MORTGAGE LOANS--Servicing of the Beacon D.C. & Seattle Pool Loan" in the
     Prospectus Supplement. The Beacon D.C. & Seattle Pool Loan provides for interest-only payments for the entire loan term.

     The Beacon D.C. & Seattle Pool has a remaining term of 59 months and matures on May 7, 2012. The Beacon D.C. & Seattle Pool Loan may be prepaid at any time through and including November 6, 2011 with payment of the greater of yield maintenance or 1.0% of the prepaid amount and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWERS. The borrowers are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, D.C. general partnership. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Beacon D.C. & Seattle
     Pool Loan. The sponsor of the borrower is Beacon Capital Strategic Partners
     V, L.P. ("Beacon"). Beacon, formed in 1998, is a Boston-based real estate investment firm that focuses primarily on office properties in a select number of target markets, including Boston, Washington, D.C., New York, Los
     Angeles, San Francisco, Seattle, Denver, Chicago, London and Paris.

o    THE COLLATERAL. The Beacon D.C. & Seattle Pool Loan is secured by (i) first mortgages or deeds of trust encumbering the Portfolio Properties, (ii) a pledge of ownership interests and a first mortgage on the Additional
     Property and (iii) the Cash Flow Assets.

     The seventeen Collateral Properties contain in the aggregate, approximately
     7,624,482 square feet of office space. As of April 1, 2007, the occupancy rate for the Collateral Properties securing the Beacon D.C. & Seattle Pool
     Loan was approximately 96.6%.

     The Cash Flow Assets also secure the Beacon D.C. & Seattle Pool Loan. The
     Cash Flow Properties consist of the Washington Mutual Tower located in
     Seattle, Washington; Reston Town Center located in Reston, Virginia; and
     1300 North Seventeenth Street, located in Arlington, Virginia. With respect to the Washington Mutual Tower, the related borrower has agreed to deposit distributions from the joint venture owning the property into a designated deposit account, and with respect to Reston Town Center and 1300 North
     Seventeenth Street the related borrowers have agreed to deposit distributions from the owner of the related property to such account. The
     Cash Flow Properties are otherwise directly encumbered by existing debt to third parties.

                                      D-10

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

o    RELEASES.

     Release of Collateral Assets. The Beacon D.C. & Seattle Pool Loan permits partial release of the Collateral Properties (except for the Sunset
     Development parcel) upon the satisfaction of certain financial conditions, such that until actual NOI DSC Ratio reaches 1.45x, the payment of a prepayment amount which is the greater of: (i) 90% of net sale proceeds, or
     (ii) 110% of the allocated loan amount provided that after such prepayment and removal of collateral the NOI DSC Ratio is at least equal to the greater of: (a) NOI DSC Ratio of 1.07x or (b) the NOI DSC Ratio immediately prior to the sale and release. Once actual NOI DSC Ratio equals at least
     1.45x, then the Collateral Properties may be released upon the satisfaction of certain financial conditions, including (i) payment of a prepayment amount which is the greater of 75% of net sales proceeds or (ii) 100% of the allocated loan amount provided that the NOI DSC Ratio after the sale and release of the collateral is at least 1.45x. For purposes of calculating NOI DSC Ratio in connection with a release, debt service does not include debt service on the Mezzanine Loans.

     The Beacon D.C. & Seattle Pool Loan permits partial release of the Sunset
     Development parcel upon the satisfaction of certain financial conditions, such that so long as the Additional Property remains part of the collateral for the Beacon D.C. & Seattle Pool Loan, the LTV ratio for the Portfolio
     Properties is no greater than 125%. Upon satisfaction of the conditions, the Sunset Development parcel may be released at any time through and including November 6, 2011, with the payment of the applicable Release
     Amount, as defined in the mortgage loan documents.

     Release of Cash Flow Assets. The Beacon D.C. & Seattle Pool Loan permits partial release of the Cash Flow Assets and associated prepayment of the
     Loan and the Mezzanine Loans, provided that after such prepayment and removal of, collateral the NOI DSC Ratio for the Beacon D.C. & Seattle Pool
     Loan and the Mezz Loans is at least equal to the greater of (a) NOI DSC
     Ratio of 1.07x or (b) NOI DSC Ratio immediately prior to the sale and release. Properties may be released for the following amounts, which will pay off the Mezzanine Loans first and then the mortgage loan, with prepayment of the latter capped at a total of $100,000,000: (i) Washington
     Mutual Tower, $235,000,000; (ii) Reston Town Center, $130,000,000; (iii)
     1300 North Seventeenth Street, $75,000,000. If a sale or release results in
     (i) all Cash Flow Assets being released and (ii) a prepayment of the
     Mortgage Loan in the aggregate amount of $100,000,000 (whether pursuant to one or more multiple releases), then the related borrower is only required to satisfy the NOI DSC Ratio of 1.07x (and not the NOI DSC Ratio
     immediately prior to the sale or release).

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o    MEZZANINE LOAN. Mezzanine Loans with an aggregate original principal amount of $205,000,000 were originated on April 10, 2007. The Mezzanine Loans are not assets of the Trust Fund and are secured by pledges of the equity interests in the borrowers. In the event that any of the Cash Flow Assets are released from the Beacon D.C. & Seattle Pool Loan, then the allocated release price, as defined in the related Mortgage Loan documents, will first be used to pay down the Mezzanine Loans and then up to $100,000,000 of the Beacon D.C. & Seattle Pool Loan.

o    MANAGEMENT. Four (4) entities, three of which are affiliates of the sponsor, are the property managers for the Mortgaged Properties securing the Beacon D.C. & Seattle Pool Loan.

                                      D-11

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                                      D-14

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--------------------------------------------------------------------------------
                          LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $283,850,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     7.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                     ING Clarion Partners
TYPE OF SECURITY                                                         Various
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             5.663%
MATURITY DATE                                                      June 11, 2012
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                               60/IO
REMAINING TERM / AMORTIZATION                                              60/IO
LOCKBOX(2)                                                             Springing

UP-FRONT RESERVES
   ENGINEERING/REPLACEMENT(3)                 $ 2,127,290
   PIP (4)                                    $56,042,810

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                Springing
   FF&E(5)                                      Springing

ADDITIONAL FINANCING(6)                   Pari Passu Debt           $283,850,000

                                                                     PARI PASSU
                                                                      NOTES(7)
                                                                    ------------
CUT-OFF DATE BALANCE                                                $567,700,000
CUT-OFF DATE BALANCE/ROOM                                                $97,947
CUT-OFF DATE LTV                                                           63.8%
MATURITY DATE LTV                                                          63.8%
UW DSCR ON NCF                                                             2.14x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                46
LOCATION                                                                 Various
PROPERTY TYPE                                       Hospitality -- Extended Stay
SIZE (ROOMS)                                                               5,796
OCCUPANCY AS OF TTM DECEMBER
     2006                                                                  77.0%
YEAR BUILT / YEAR RENOVATED                                              Various
APPRAISED VALUE                                                     $890,300,000
                                                 Marriott International, Inc. or
PROPERTY MANAGEMENT                                    Hilton Hotels Corporation
UW ECONOMIC OCCUPANCY                                                      78.2%
UW REVENUES                                                         $198,916,263
UW TOTAL EXPENSES                                                   $122,171,704
UW NET OPERATING INCOME (NOI)                                       $ 76,744,560
UW NET CASH FLOW (NCF)                                              $ 68,787,909
--------------------------------------------------------------------------------

(1)  The ING Hospitality Pool Loan permits partial release of certain properties comprising the Mortgaged Property under certain circumstances. See
     "Release" below.

(2)  A lockbox may be required upon either: (i) an event of default or (ii)
     certain other conditions as specified in the related Mortgage Loan documents.

(3)  At origination, $2,127,290 was escrowed to fund an engineering reserve. The reserve can be used for funding certain maintenance, repairs and/or remedial or corrective work related to various building code and fire code deficiencies.

(4)  The up-front property improvement plans and renovation reserve of
     $56,042,810 is maintained at JPMorgan Chase Bank N.A. in the name of the
     Borrower's sponsor. The reserve is collaterally assigned to the mortgagee and the reserve will be transferred to the mortgagee upon an event of default.

(5)  Annual amount determined by mortgagee, in no event less than 4% of the gross revenue.

(6)  Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) the debt yield is not less than 10%,
     (ii) the aggregate loan-to-value ratio shall not exceed 80.0%, (iii) rating agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

(7)  LTV Ratios, DSC Ratio and Cut-Off Date Balance/SF were derived from the aggregate indebtedness of, or scheduled debt service due in connection with, the ING Hospitality Pool Loan and the ING Hospitality Pool Pari Passu
     Companion Loan.

                                      D-15

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                              ING HOSPITALITY POOL
--------------------------------------------------------------------------------

                          ING HOSPITALITY POOL SUMMARY

                                           ALLOCATED       SPECIFIC
                                            CUT-OFF        PROPERTY     YEAR BUILT/
              PROPERTY NAME              DATE BALANCE        TYPE        RENOVATED    ROOMS
-------------------------------------------------------------------------------------------

Residence Inn -- La Jolla, CA            $ 28,759,000   Extended Stay   1986 / 2003     288
Residence Inn Seattle East --

   Redmond, WA                             17,819,000   Extended Stay    1999 / NA      180
Residence Inn -- Long Beach, CA            15,324,000   Extended Stay   1987 / 2006     216
Residence Inn -- Costa Mesa, CA            13,578,000   Extended Stay    1986 / NA      144
Residence Inn Pasadena --
  Arcadia, CA                              11,760,500   Extended Stay    1989 / NA      120
Residence Inn -- Irvine, CA                10,620,000   Extended Stay   1989 / 2003     112
Homewood Suites -- Herndon, VA             10,156,500   Extended Stay   1998 / 2006     109
Residence Inn Concord --

   Pleasant Hill, CA                        9,337,000   Extended Stay    1989 / NA      126
Residence Inn -- San Ramon, CA              7,982,500   Extended Stay    1989 / NA      106
Homewood Suites -- Linthicum, MD            7,662,000   Extended Stay   1998 / 2006     147
Residence Inn -- Saint Louis, MO            6,842,500   Extended Stay   1988 / 2005     152
Residence Inn -- Bakersfield, CA            6,272,000   Extended Stay   1990 / 2004     114
Residence Inn -- Boulder, CO                6,022,500   Extended Stay   1986 / 2003     128
Residence Inn Chicago -- Deerfield, IL      5,951,500   Extended Stay   1989 / 2004     128
Residence Inn -- Hapeville, GA              5,951,500   Extended Stay    1990 / NA      126
Homewood Suites -- Malvern, PA              5,916,000   Extended Stay    1998 / NA      123
Residence Inn -- Houston, TX                5,630,500   Extended Stay   1989 / 2003     110
Residence Inn -- Santa Fe, NM               5,559,500   Extended Stay   1986 / 2006     120
Residence Inn -- Placentia, CA              5,452,500   Extended Stay   1988 / 2003     112
Homewood Suites -- Glen Allen, VA           5,132,000   Extended Stay    1998 / NA      123
Residence Inn -- Atlanta, GA                5,096,000   Extended Stay   1987 / 2004     136
Homewood Suites -- Beaverton, OR            4,918,000   Extended Stay    1998 / NA      123
Residence Inn Cincinnati -- North --
   Sharonville                              4,739,500   Extended Stay    1985 / NA      144
Residence Inn Lombard, IL                   4,561,500   Extended Stay   1987 / 2006     144
Residence Inn -- Jacksonville, FL           4,526,000   Extended Stay   1986 / 2004     112
Homewood Suites -- Irving, TX               4,419,000   Extended Stay   1989 / 2005     136
Homewood Suites -- Clearwater, FL           4,383,500   Extended Stay   1998 / 2006     112
Residence Inn Dallas -- Irving, TX          4,383,500   Extended Stay   1989 / 2007     120
Residence Inn -- Boca Raton, FL             4,027,000   Extended Stay   1988 / 2005     120
Residence Inn -- Clearwater, FL             3,920,000   Extended Stay   1986 / 2004      88
Residence Inn -- Birmingham, AL             3,813,000   Extended Stay   1986 / 2004     128
Residence Inn -- Smyrna, GA                 3,670,500   Extended Stay   1986 / 2006     130
Homewood Suites -- Addison, TX              3,528,000   Extended Stay   1989 / 2006     120
Homewood Suites -- Chesterfield, MO         3,385,500   Extended Stay    1999 / NA      145
Residence Inn -- Montgomery, AL             3,350,000   Extended Stay   1990 / 2006      94
Homewood Suites -- Atlanta, GA

   (Buckhead)                               3,314,500   Extended Stay   1997 / 2006      92
Residence Inn -- Blue Ash, OH               3,029,000   Extended Stay   1989 / 2006     118
Residence Inn -- Chesterfield, MO           3,029,000   Extended Stay   1986 / 2006     104
Residence Inn -- Berwyn, PA                 2,993,500   Extended Stay   1988 / 2003      88
Residence Inn -- Danvers, MA                2,922,000   Extended Stay   1989 / 2006      96
Homewood Suites -- Midvale, UT              2,886,500   Extended Stay    1996 / NA       98
Homewood Suites -- Plano, TX                2,744,000   Extended Stay   1996 / 2006      99
Homewood Suites -- Atlanta, GA

   (Cumberland)                             2,530,000   Extended Stay   1990 / 2006     124
Residence Inn -- Memphis, TN                2,245,000   Extended Stay   1986 / 2007     105
Residence Inn -- Norcross, GA               2,067,000   Extended Stay   1984 / 2002     144
Homewood Suites -- Norcross, GA             1,639,500   Extended Stay    1989 / NA       92
                                         ------------                                 -----
TOTAL/WEIGHTED AVERAGE                   $283,850,000                                 5,796
                                         ============                                 =====

                                           ALLOCATED
                                            CUT-OFF     APPRAISED
                                         DATE BALANCE     VALUE       OCCUPANCY        ADR           REVPAR
              PROPERTY NAME                PER ROOM     PER ROOM    PENETRATION*   PENETRATION*   PENETRATION*
--------------------------------------------------------------------------------------------------------------

Residence Inn -- La Jolla, CA              $199,715      $301,042      107.0%         106.7%         114.2%
Residence Inn Seattle East --

   Redmond, WA                             $197,989      $292,222       96.6%         108.5%         104.9%
Residence Inn -- Long Beach, CA            $141,889      $210,185       94.5%         130.2%         123.1%
Residence Inn -- Costa Mesa, CA            $188,583      $275,000      107.9%         103.6%         111.7%
Residence Inn Pasadena --

   Arcadia, CA                             $196,008      $298,333      109.5%         122.8%         134.5%
Residence Inn -- Irvine, CA                $189,643      $291,964      109.0%         122.7%         133.7%
Homewood Suites -- Herndon, VA             $186,358      $274,312      108.1%         100.3%         108.4%
Residence Inn Concord --

   Pleasant Hill, CA                       $148,206      $243,651      118.3%         112.2%         132.7%
Residence Inn -- San Ramon, CA             $150,613      $248,113      114.9%         131.1%         150.6%
Homewood Suites -- Linthicum, MD           $104,245      $156,463      106.8%         110.7%         118.2%
Residence Inn -- Saint Louis, MO           $ 90,033      $133,553      115.9%          99.0%         114.7%
Residence Inn -- Bakersfield, CA           $110,035      $164,912      121.7%         109.1%         132.8%
Residence Inn -- Boulder, CO               $ 94,102      $151,563      127.2%          97.3%         123.8%
Residence Inn Chicago -- Deerfield, IL     $ 94,468      $142,969       95.5%         107.3%         102.4%
Residence Inn -- Hapeville, GA             $ 92,992      $165,079       95.1%         127.2%         120.9%
Homewood Suites -- Malvern, PA             $ 96,195      $160,163      117.1%         105.2%         123.2%
Residence Inn -- Houston, TX               $102,373      $183,636      113.6%         110.1%         125.1%
Residence Inn -- Santa Fe, NM              $ 92,658      $137,500      140.8%         118.8%         167.3%
Residence Inn -- Placentia, CA             $ 97,366      $157,143      110.1%         100.1%         110.2%
Homewood Suites -- Glen Allen, VA          $ 83,447      $125,203      108.8%          99.0%         107.8%
Residence Inn -- Atlanta, GA               $ 74,941      $122,794      108.6%          99.6%         108.2%
Homewood Suites -- Beaverton, OR           $ 79,967      $122,764      109.8%          96.6%         106.2%
Residence Inn Cincinnati -- North --

   Sharonville                             $ 65,826      $102,778      135.8%         101.6%         137.9%
Residence Inn Lombard, IL                  $ 63,354      $ 99,306      104.5%          98.1%         102.6%
Residence Inn -- Jacksonville, FL          $ 80,821      $137,500      102.0%         109.3%         111.5%
Homewood Suites -- Irving, TX              $ 64,985      $ 99,265      109.3%         102.0%         111.5%
Homewood Suites -- Clearwater, FL          $ 73,058      $116,964      110.6%         111.3%         123.1%
Residence Inn Dallas -- Irving, TX         $ 78,277      $121,667       89.7%         120.8%         108.4%
Residence Inn -- Boca Raton, FL            $ 67,117      $109,167      107.5%         101.3%         108.8%
Residence Inn -- Clearwater, FL            $ 89,091      $139,773      111.6%         124.3%         138.8%
Residence Inn -- Birmingham, AL            $ 59,578      $ 97,656       84.9%         111.7%          94.9%
Residence Inn -- Smyrna, GA                $ 56,469      $ 90,769       92.6%         117.5%         108.9%
Homewood Suites -- Addison, TX             $ 58,800      $ 90,833       98.1%         110.9%         108.8%
Homewood Suites -- Chesterfield, MO        $ 46,697      $ 72,414      109.9%          92.6%         101.7%
Residence Inn -- Montgomery, AL            $ 71,277      $111,702       90.1%          98.1%          88.4%
Homewood Suites -- Atlanta, GA

   (Buckhead)                              $ 72,054      $107,609       94.6%         104.1%          98.5%
Residence Inn -- Blue Ash, OH              $ 51,339      $ 82,203      119.5%          91.8%         109.7%
Residence Inn -- Chesterfield, MO          $ 58,250      $ 91,346      113.0%         103.6%         117.1%
Residence Inn -- Berwyn, PA                $ 68,034      $125,000      101.4%         115.7%         117.3%
Residence Inn -- Danvers, MA               $ 60,875      $113,542      140.7%         123.7%         174.0%
Homewood Suites -- Midvale, UT             $ 58,908      $ 89,796      106.5%          99.3%         105.7%
Homewood Suites -- Plano, TX               $ 55,434      $ 94,949      116.6%          99.1%         115.6%
Homewood Suites -- Atlanta, GA

   (Cumberland)                            $ 40,806      $ 63,710      117.4%          95.1%         111.6%
Residence Inn -- Memphis, TN               $ 42,762      $ 68,571       82.2%          96.8%          79.5%
Residence Inn -- Norcross, GA              $ 28,708      $ 83,333       73.2%         102.7%          75.2%
Homewood Suites -- Norcross, GA            $ 35,641      $ 56,522      133.9%          97.8%         130.9%
                                           --------
TOTAL/WEIGHTED AVERAGE                     $ 97,947      $153,606      107.8%         107.6%         115.8%
                                           ========

*    Based on HVS International Appraisals dated March 2007.

                                      D-16

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                              ING HOSPITALITY POOL
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        ING EXTENDED STAY HOSPITALITY POOL FINANCIAL PERFORMANCE SUMMARY

                                                       2004                            2005
                                         -----------------------------   -----------------------------
            PROPERTY NAME                OCCUPANCY     ADR     REV PAR   OCCUPANCY     ADR     REV PAR
------------------------------------------------------------------------------------------------------

Residence Inn -- La Jolla, CA               83.1%    $120.49   $100.13     81.2%     $134.53   $109.21
Residence Inn Seattle East --
   Redmond, WA                              76.8%    $141.09   $108.39     79.8%     $145.53   $116.13
Residence Inn -- Long Beach, CA             82.6%    $111.49   $ 92.06     82.5%     $121.47   $100.15
Residence Inn -- Costa Mesa, CA             75.9%    $112.57   $ 85.49     83.0%     $127.35   $105.70
Residence Inn Pasadena --
   Arcadia, CA                              85.6%    $125.00   $107.05     87.5%     $138.83   $121.53
Residence Inn -- Irvine, CA                 84.2%    $114.95   $ 96.83     82.7%     $125.81   $104.11
Homewood Suites -- Herndon, VA              82.3%    $142.06   $116.97     78.1%     $145.14   $113.36
Residence Inn Concord --
   Pleasant Hill, CA                        80.4%    $109.61   $ 88.18     79.0%     $117.73   $ 93.06
Residence Inn -- San Ramon, CA              71.6%    $115.42   $ 82.65     79.5%     $120.52   $ 95.78
Homewood Suites --
   Linthicum Heights, MD                    79.2%    $112.08   $ 88.71     78.8%     $115.73   $ 91.18
Residence Inn -- Saint Louis, MO            83.9%    $ 94.48   $ 79.24     79.8%     $ 97.79   $ 78.06
Residence Inn -- Bakersfield, CA            84.1%    $ 95.73   $ 80.54     88.2%     $102.11   $ 90.05
Residence Inn -- Boulder, CO                73.2%    $108.93   $ 79.77     73.0%     $113.09   $ 82.51
Residence Inn -- Hapeville, GA              82.7%    $ 93.06   $ 76.98     85.6%     $101.37   $ 86.73
Residence Inn Chicago -- Deerfield, IL      79.0%    $ 90.41   $ 71.43     76.7%     $104.09   $ 79.88
Homewood Suites -- Malvern, PA              77.9%    $104.79   $ 81.59     83.6%     $104.69   $ 87.52
Residence Inn -- Houston, TX                80.0%    $ 92.73   $ 74.15     82.0%     $ 97.87   $ 80.27
Residence Inn -- Santa Fe, NM               75.9%    $ 94.24   $ 71.50     83.7%     $ 92.94   $ 77.76
Residence Inn -- Placentia, CA              79.9%    $ 91.05   $ 72.79     86.7%     $ 97.69   $ 84.68
Homewood Suites -- Glen Allen, VA           74.9%    $ 89.54   $ 67.06     68.1%     $ 97.02   $ 66.03
Residence Inn -- Atlanta, GA                65.9%    $ 97.15   $ 64.00     71.7%     $104.31   $ 74.77
Homewood Suites -- Beaverton, OH            69.9%    $ 77.84   $ 54.45     74.3%     $ 81.25   $ 60.36
Residence Inn Cincinnati -- North --
   Sharonville                              76.9%    $ 80.77   $ 62.14     76.5%     $ 87.70   $ 67.07
Residence Inn -- Lombard, IL                77.2%    $ 81.89   $ 63.25     73.9%     $ 86.54   $ 63.94
Residence Inn -- Jacksonville, FL           79.9%    $ 86.15   $ 68.83     86.5%     $ 97.14   $ 84.05
Homewood Suites Dallas -- Irving, TX        75.3%    $ 88.45   $ 66.58     76.0%     $ 90.54   $ 68.77
Residence Inn Dallas -- Irving, TX          77.2%    $ 87.33   $ 67.38     77.7%     $ 92.85   $ 72.11
Homewood Suites -- Clearwater, FL           78.3%    $ 93.17   $ 72.96     79.5%     $ 98.52   $ 78.32
Residence Inn -- Boca Raton, FL             86.3%    $ 83.13   $ 71.76     82.6%     $ 83.39   $ 68.91
Residence Inn -- Clearwater, FL             81.7%    $ 97.33   $ 79.55     80.7%     $111.95   $ 90.34
Residence Inn -- Birmingham, AL             79.9%    $ 79.09   $ 63.16     78.1%     $ 91.97   $ 71.78
Residence Inn -- Smyrna, GA                 66.6%    $ 81.62   $ 54.36     77.7%     $ 82.72   $ 64.30
Homewood Suites -- Addison, TX              73.1%    $ 80.99   $ 59.24     72.8%     $ 84.75   $ 61.66
Homewood Suites -- Chesterfield, MO        100.3%    $ 59.08   $ 59.24     71.4%     $ 83.12   $ 59.35
Residence Inn -- Montgomery, AL             86.9%    $ 87.51   $ 76.04     82.9%     $ 94.00   $ 77.90
Homewood Suites -- Atlanta, GA
   (Buckhead)                               76.2%    $101.18   $ 77.10     75.5%     $105.60   $ 79.71
Residence Inn -- Chesterfield, MO           71.3%    $ 84.54   $ 60.25     72.3%     $ 85.11   $ 61.57
Residence Inn -- Blue Ash, OH               73.4%    $ 86.03   $ 63.15     72.5%     $ 90.87   $ 65.90
Residence Inn -- Berwyn, PA                 60.0%    $111.83   $ 67.09     52.5%     $129.72   $ 68.09
Residence Inn -- Danvers, MA                78.8%    $ 94.60   $ 74.55     80.0%     $ 97.56   $ 78.01
Homewood Suites -- Midvale, UT              70.2%    $ 81.17   $ 56.99     70.1%     $ 39.35   $ 27.58
Homewood Suites -- Plano, TX                77.9%    $ 80.56   $ 62.79     80.3%     $ 84.12   $ 67.58
Homewood Suites -- Atlanta, GA
   (Cumberland)                             68.6%    $ 87.35   $ 59.89     71.6%     $ 89.46   $ 64.01
Residence Inn -- Memphis, TN                64.6%    $ 92.11   $ 59.49     70.1%     $ 89.54   $ 62.78
Residence Inn -- Norcross, GA               65.5%    $ 76.42   $ 50.07     66.4%     $ 84.45   $ 56.05
Homewood Suites -- Norcross, GA             73.8%    $ 74.12   $ 54.71     72.3%     $ 74.79   $ 54.08
AVERAGE                                     77.2%    $ 95.46   $ 73.71     77.5%     $100.93   $ 78.54

                                                      2006                         UNDERWRITTEN
                                         -----------------------------   ------------------------------
             PROPERTY NAME               OCCUPANCY     ADR     REV PAR   OCCUPANCY      ADR     REV PAR
--------------------------------------   ---------   -------   -------   ---------   --------   -------

Residence Inn -- La Jolla, CA              79.9%     $148.38   $118.55     79.9%      $156.91   $125.37
Residence Inn Seattle East --
   Redmond, WA                             76.5%     $167.23   $127.88     76.8%      $179.49   $137.85
Residence Inn -- Long Beach, CA            74.6%     $128.13   $ 95.64     79.0%      $136.36   $107.72
Residence Inn -- Costa Mesa, CA            82.0%     $140.31   $115.08     82.3%      $151.92   $125.03
Residence Inn Pasadena --
   Arcadia, CA                             80.0%     $148.93   $119.08     84.2%      $157.58   $132.68
Residence Inn -- Irvine, CA                83.9%     $140.42   $117.80     83.7%      $152.87   $127.95
Homewood Suites -- Herndon, VA             80.5%     $150.15   $120.88     81.6%      $156.15   $127.42
Residence Inn Concord --
   Pleasant Hill, CA                       87.1%     $124.21   $108.24     86.0%      $135.35   $116.40
Residence Inn -- San Ramon, CA             82.2%     $132.90   $109.28     82.2%      $140.92   $115.88
Homewood Suites --
   Linthicum Heights, MD                   79.3%     $118.77   $ 94.14     79.5%      $123.41   $ 98.11
Residence Inn -- Saint Louis, MO           81.1%     $108.97   $ 88.37     81.1%      $114.19   $ 92.61
Residence Inn -- Bakersfield, CA           83.9%     $110.20   $ 92.48     86.3%      $117.55   $101.44
Residence Inn -- Boulder, CO               76.4%     $118.12   $ 90.26     75.1%      $124.94   $ 93.83
Residence Inn -- Hapeville, GA             79.8%     $111.91   $ 89.26     83.8%      $115.26   $ 96.59
Residence Inn Chicago -- Deerfield, IL     77.5%     $114.61   $ 88.84     77.5%      $118.41   $ 91.77
Homewood Suites -- Malvern, PA             86.9%     $106.82   $ 92.87     87.8%      $112.67   $ 98.92
Residence Inn -- Houston, TX               81.3%     $107.11   $ 87.13     81.3%      $113.83   $ 92.54
Residence Inn -- Santa Fe, NM              68.7%     $102.42   $ 70.35     81.0%      $119.64   $ 96.91
Residence Inn -- Placentia, CA             81.7%     $106.06   $ 86.66     82.2%      $112.19   $ 92.22
Homewood Suites -- Glen Allen, VA          74.0%     $ 98.89   $ 73.15     74.0%      $ 98.89   $ 73.15
Residence Inn -- Atlanta, GA               74.1%     $109.87   $ 81.43     76.1%      $113.01   $ 86.00
Homewood Suites -- Beaverton, OH           79.0%     $ 89.17   $ 70.48     78.4%      $ 93.84   $ 73.57
Residence Inn Cincinnati -- North --
   Sharonville                             78.6%     $ 90.87   $ 71.40     78.0%      $ 93.94   $ 73.27
Residence Inn -- Lombard, IL               76.9%     $ 95.36   $ 73.35     74.5%      $106.55   $ 79.38
Residence Inn -- Jacksonville, FL          77.8%     $105.43   $ 82.06     80.5%      $109.39   $ 88.06
Homewood Suites Dallas -- Irving, TX       78.8%     $ 94.80   $ 74.69     79.4%      $100.17   $ 79.53
Residence Inn Dallas -- Irving, TX         72.1%     $106.36   $ 76.65     75.9%      $113.35   $ 86.03
Homewood Suites -- Clearwater, FL          77.7%     $103.90   $ 80.76     77.7%      $103.90   $ 80.76
Residence Inn -- Boca Raton, FL            70.6%     $102.41   $ 72.35     73.0%      $111.76   $ 81.58
Residence Inn -- Clearwater, FL            79.6%     $115.19   $ 91.70     80.9%      $123.25   $ 99.71
Residence Inn -- Birmingham, AL            72.8%     $ 94.94   $ 69.14     75.8%      $ 98.96   $ 75.01
Residence Inn -- Smyrna, GA                75.6%     $ 88.14   $ 66.67     78.3%      $ 95.40   $ 74.70
Homewood Suites -- Addison, TX             74.6%     $ 92.03   $ 68.62     75.2%      $ 95.37   $ 71.72
Homewood Suites -- Chesterfield, MO        69.7%     $ 84.07   $ 58.57     69.7%      $ 84.07   $ 58.56
Residence Inn -- Montgomery, AL            77.9%     $ 94.58   $ 73.67     80.5%      $102.84   $ 82.78
Homewood Suites -- Atlanta, GA
   (Buckhead)                              75.2%     $112.54   $ 84.62     76.0%      $118.93   $ 90.38
Residence Inn -- Chesterfield, MO          77.0%     $ 94.04   $ 72.40     77.0%      $ 97.37   $ 74.97
Residence Inn -- Blue Ash, OH              73.6%     $ 95.54   $ 70.30     74.6%      $100.34   $ 74.85
Residence Inn -- Berwyn, PA                69.2%     $127.08   $ 87.95     69.2%      $128.56   $ 88.96
Residence Inn -- Danvers, MA               79.9%     $103.44   $ 82.66     81.5%      $107.92   $ 87.95
Homewood Suites -- Midvale, UT             75.0%     $ 90.22   $ 67.64     75.4%      $ 93.73   $ 70.67
Homewood Suites -- Plano, TX               78.0%     $ 96.79   $ 75.49     78.0%      $ 96.79   $ 75.48
Homewood Suites -- Atlanta, GA
   (Cumberland)                            67.3%     $ 94.76   $ 63.73     72.5%      $ 97.88   $ 70.96
Residence Inn -- Memphis, TN               67.5%     $ 95.33   $ 64.39     67.5%      $100.43   $ 67.84
Residence Inn -- Norcross, GA              66.2%     $ 87.17   $ 57.67     67.4%      $ 92.26   $ 62.18
Homewood Suites -- Norcross, GA            78.2%     $ 79.59   $ 62.25     79.9%      $ 82.50   $ 65.92
AVERAGE                                    77.0%     $109.31   $ 84.49     78.2%      $115.24   $ 90.55

                                      D-17

--------------------------------------------------------------------------------
                              ING HOSPITALITY POOL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "ING Hospitality Pool Loan") is secured by a first mortgage encumbering the borrowers' fee or leasehold interests in
     46 extended stay hotels. The ING Hospitality Pool Loan represents approximately 7.4% of the Cut-Off Date Pool Balance. The ING Hospitality
     Pool Loan was originated on May 23, 2007, and has a principal balance as of the Cut-Off Date of $283,850,000. The ING Hospitality Pool Loan, which is evidenced by a pari passu note, dated May 23, 2007, is a portion of a whole loan with an original principal balance of $567,700,000. The other loan related to the ING Hospitality Pool Loan is evidenced by a separate note, dated May 23, 2007 (the "ING Hospitality Pool Pari Passu Loan" and together with the ING Hospitality Pool Loan, the "ING Hospitality Pool Whole Loan"),
     with an original principal balance of $283,850,000. The ING Hospitality
     Pool Pari Passu Loan will not be an asset of the Trust Fund. The ING
     Hospitality Pool Loan and the ING Hospitality Pool Pari Passu Loan are
     governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
     POOL--Co-Lender Loans". The ING Hospitality Pool Loan provides for interest-only payments for the entire loan term.

     The ING Hospitality Pool Loan has a remaining term of 60 months and matures on June 11, 2012. The ING Hospitality Pool Loan may be prepaid at any time through and including December 11, 2011 with payment of the greater of yield maintenance or 1.0% of the prepaid amount.

o    THE BORROWERS. The borrowers consist of 13 special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ING Hospitality Pool Loan. The sponsor of the borrowers is ING Clarion Partners ("ING Clarion") through its affiliate Lion ES Hotels, LP. ING Clarion Partners is a subsidiary of
     ING Insurance Americas ("ING Insurance").

     ING Clarion Partners, founded in 1982, and its affiliates manage more than
     $45 billion is assets in the private equity, public equity and public debt sectors of the real estate markets. ING Clarion Partners has more than 600 employees located in major markets throughout the United States.

     ING Insurance Americas offers individual, business and institutional customers financial products and services in insurance, investment, asset management and internet banking. ING Group ("ING Group"), the company's parent, employs more than 112,000 employees and provides banking, insurance and asset management to more than 60 million clients in more than 60 countries. As of June 9, 2007, ING Group was rated "AA-" (Fitch), "Aa2"
     (Moody's), and "AA" (S&P).

o    THE PROPERTIES. The Mortgaged Properties consist of 46 extended stay hotels containing, in the aggregate, approximately 5,796 rooms located throughout
     18 states. Based on the trailing 12-month period ending December 2006, the average occupancy rate for the Mortgaged Properties securing the ING
     Hospitality Pool Loan was approximately 77.0%.

o    SUBSTITUTION. The borrowers may substitute properties of like kind and quality subject to certain criteria, including but not limited to (i)
     substitution with a comparable franchise flag and management, (ii) the aggregate of all substituted properties following such substitution cannot exceed 30% of the mortgaged property as constituted on the date of origination nor shall the aggregate allocated loan amounts for the substituted properties following any substitution exceed fifty percent
     (50%) of the original principal amount of the mortgage loan, (iii) the appraisal of the substitute property indicates an appraised value at least equal to or greater than the appraised value of the substituted property,
     (iv) the substitute Mortgaged Property having a debt yield equal to or greater than the substituted Mortgaged Property's debt yield at origination and (v) lender receipt of a no downgrade letter from the Rating Agencies.

o    RELEASE. The release of an individual Mortgaged Property will be permitted subject to satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including (i) a prepayment premium equal to the greater of 1.0% or yield maintenance, (ii) loan repayment in the amount of the Release Premium, (iii) a debt yield of not less than 11.5% on the remaining properties and (iv) lender receipt of a no-downgrade confirmation from the rating agencies where the partial release would result in the then outstanding Mortgage Loan balance being reduced by more than 15%. The
     Release Premium is 100% for the first 0-35% of the original loan amount being pre-paid, 105% for the next 36-50% of the original loan amount being pre-paid and 110% for the final 51-100% of the original loan amount being pre-paid.

o    LOCKBOX ACCOUNT. At the lender's election, but only at a time during which the Mortgaged Property is not managed by a Qualified Manager (as defined in the Mortgage Loan documents) or an event of default under the Mortgage Loan documents exists, all revenue from the Mortgaged Properties will be deposited into a mortgagee-designated lockbox.

                                      D-18

--------------------------------------------------------------------------------
                              ING HOSPITALITY POOL
--------------------------------------------------------------------------------

o    MANAGEMENT. The Mortgaged Properties secured by Residence Inn hotels are managed by Residence Inn by Marriott, LLC, an affiliate of Marriott
     International, Inc. ("Marriott International"). Established in 1971 and
     headquartered in Washington, D.C., Marriott International engages in the operation and franchising of hotels and related lodging facilities worldwide. Marriott International operates in the full service, select-service, extended stay, timeshare and synthetic fuel industry segments. As of January 3, 2007, the company operated or franchised approximately 2,800 lodging properties.

     The Mortgaged Properties secured by Homewood Suites hotels are managed by
     Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation ("Hilton
     Hotels"). Established in 1946 and headquartered in Beverly Hills,
     California, Hilton Hotels engages in the ownership, management and development of hotels, resorts and timeshare properties in the United
     States and internationally. It operates full service, limited service and extended stay hotels in urban, airport, resort and suburban locations. As of March 31, 2007, Hilton Hotels had approximately 2,838 hotels and approximately 483,090 rooms.

                                      D-19

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                                      D-20

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                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

                                 [6 PHOTOS OMITTED]

                                      D-21

--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      D-22

--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $221,250,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     5.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                Developers Diversified Realty Corporation
TYPE OF SECURITY                                                         Various
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             5.600%
MATURITY DATE                                                      June 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           120 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES                                           None

ONGOING ANNUAL RESERVES
   TAX/INSURANCE(2)                                    Springing
   REPLACEMENT(3)                                      Springing

ADDITIONAL FINANCING(4)                          Pari Passu Debt   $663,750,000

                                                                     PARI PASSU
                                                                      NOTES(5)
                                                                    ------------
CUT-OFF DATE BALANCE                                                $885,000,000
CUT-OFF DATE BALANCE/SF                                                     $121
CUT-OFF DATE LTV                                                           63.5%
MATURITY DATE LTV                                                          63.5%
UW DSCR ON NCF                                                             1.51x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                52
LOCATION                                                                 Various
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                              7,297,943
OCCUPANCY AS OF VARIOUS                                                    95.9%
YEAR BUILT / YEAR RENOVATED                                              Various
APPRAISED VALUE                                                   $1,393,500,000
PROPERTY MANAGEMENT                    Developers Diversified Realty Corporation
UW ECONOMIC OCCUPANCY                                                      95.9%
UW REVENUES                                                         $119,771,771
UW TOTAL EXPENSES                                                    $39,393,196
UW NET OPERATING INCOME (NOI)                                        $80,378,575
UW NET CASH FLOW (NCF)                                               $74,964,784
--------------------------------------------------------------------------------

(1)  The DDR Southeast Pool Loan permits partial release of certain properties comprising the Mortgaged Property under certain circumstances. See
     "Release" below.

(2)  Ongoing monthly deposits of one-twelfth of the amount of annual real estate taxes and one-twelfth of the amount of annual insurance premiums to the
     Tax/Insurance Reserve will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(3)  Ongoing deposits of $0.15 per square foot each month to the Replacement
     Reserve will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(4)  Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio of no less than 1.10x, (ii) the aggregate loan-to-value ratio shall not exceed 75.0%, (iii) rating agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

(5)  LTV Ratios, DSC Ratio and Cut-Off Date Balance/SF were derived from the aggregate indebtedness of, or scheduled debt service due in connection with, the DDR Southeast Pool and the DDR Southeast Pool Companion Loans.

                                      D-23

--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

                           DDR SOUTHEAST POOL SUMMARY

                                                                       ALLOCATED                      NET
                                                                     CUT-OFF DATE    YEAR BUILT/    RENTABLE
PROPERTY NAME                                    LOCATION               BALANCE       RENOVATED       AREA
------------------------------------------------------------------------------------------------------------

Hilltop Plaza ........................   Richmond, CA               $  9,527,500      1997 / NA      245,774
Largo Town Center ....................   Largo, MD                     9,067,500      1991 / NA      260,797
Midway Plaza .........................   Tamarac, FL                   8,652,500      1990 / NA      227,209
Riverstone Plaza .....................   Canton, GA                    8,495,000      1998 / NA      307,716
Highland Grove .......................   Highland, IN                  8,382,500      1996 / NA      312,546
Riverdale Shops ......................   West Springfield, MA          8,082,500     1985 / 2003     273,307
Skyview Plaza ........................   Orlando, FL                   7,382,500     1994 / 1998     281,244
Apple Blossom Corners ................   Winchester, VA                7,305,000     1999 / 2004     240,560
Fayettville Pavilion .................   Fayetteville, NC              7,000,000      1998 / NA      272,385
Creekwood Crossing ...................   Bradenton, FL                 6,667,500      2001 / NA      227,085
Flamingo Falls .......................   Pembroke Pines, FL            6,272,500      2001 / NA      108,565
Harundale Plaza ......................   Glen Burnie, MD               6,177,500      1999 / NA      217,619
Meadowmont Village Center ............   Chapel Hill, NC               6,132,500      2002 / NA      132,745
Springfield Commons ..................   Toledo, OH                    6,017,500     1999 / 2000     271,729
Northlake Commons ....................   Palm Beach Gardens, FL        5,275,000     1987 / 2003     149,658
Village Square at Golf ...............   Boynton Beach, FL             4,937,500     1983 / 2002     126,486
Oviedo Park Crossing .................   Oviedo, FL                    4,922,500     1999 / 2004     186,212
Shoppes of Golden Acres ..............   New Port Richey, FL           4,787,500      2002 / NA      130,609
Bardmoor Shopping Center .............   Largo, FL                     4,762,500      1981 / NA      152,667
Rosedale Shopping Center .............   Huntersville, NC              4,382,500      2000 / NA      119,197
Casselberry Commons ..................   Casselberry, FL               4,325,000     1973 / 1998     243,176
Shoppes at New Tampa .................   Wesley Chapel, FL             4,200,000      2002 / NA      158,222
Crossroads Plaza .....................   Lumberton, NJ                 3,762,500      2003 / NA       89,627
Plaza Del Paraiso ....................   Miami, FL                     3,360,000      2003 / NA       82,441
North Pointe Plaza ...................   Tampa, FL                     3,335,000     1990 / 2004     104,460
Melbourne Shopping Center ............   Melbourne, FL                 3,335,000      1959 / NA      204,216
Market Square (DDR) ..................   Douglasville, GA              3,175,000     1974 / 1990     121,766
Shoppes of Lithia ....................   Valrico, FL                   3,150,000      2003 / NA       71,430
West Oaks Towne Center ...............   Ocoee, FL                     3,095,000     2001 / 2004      66,539
Sharon Greens ........................   Cumming, GA                   3,017,500      2001 / NA       98,317
Lakewood Ranch .......................   Bradenton, FL                 3,000,000      2001 / NA       69,471
Cofer Crossing .......................   Tucker, GA                    2,985,000      1999 / NA      137,757
Clayton Corners ......................   Clayton, NC                   2,937,500      1999 / NA      125,653
Clearwater Crossing ..................   Flowery Branch, GA            2,875,000      2003 / NA       90,566
Shops at Paradise Pointe .............   Fort Walton Beach, FL         2,765,000     1987 / 2000      83,929
Killearn Center ......................   Tallahassee, FL               2,762,500      1980 / NA       95,229
Conway Plaza .........................   Orlando, FL                   2,700,000     1985 / 1999     117,723
River Run Shopping Center ............   Miramar, FL                   2,652,500      1989 / NA       93,643
Aberdeen Square ......................   Boynton Beach, FL             2,540,000      1990 / NA       70,555
Derby Square .........................   Grove City, OH                2,477,500      1989 / NA      128,210
Chickasaw Trails Shopping Center .....   Orlando, FL                   2,477,500      1994 / NA       75,492
Shoppes at Lake Dow ..................   McDonough, GA                 2,342,500      2002 / NA       73,271
Shoppes of Ellenwood .................   Ellenwood, GA                 2,230,000      2003 / NA       67,721
Shops at Oliver's Crossing ...........   Winston Salem, NC             2,142,500      2002 / NA       76,512
Southwood Village Shopping
  Center .............................   Tallahassee, FL               2,127,500      2003 / NA       62,840
Paraiso Plaza ........................   Hialeah, FL                   2,117,500      1997 / NA       60,712
Sheridan Square ......................   Dania, FL                     2,062,500      1991 / NA       67,475
Countryside Shopping Center ..........   Naples, FL                    1,905,000      1997 / NA       73,986
Shoppes of Citrus Hills ..............   Hernando, FL                  1,905,000      1994 / NA       68,927
Crystal Springs Shopping Center ......   Crystal River, FL             1,872,500      1994 / NA       66,986
Sexton Commons .......................   Fuquay Varina, NC             1,785,000      2002 / NA       49,097
Hairston Crossing ....................   Decatur, GA                   1,602,500      2002 / NA       57,884
                                                                    ------------                   ---------
TOTAL/WEIGHTED AVERAGE                                              $221,250,000                   7,297,943
                                                                    ============                   =========

                                          ALLOCATED
                                           CUT-OFF
                                            DATE                              UNDERWRITTEN                    APPRAISED
                                           BALANCE                    UW           NET         APPRAISED        VALUE
PROPERTY NAME                              PER SF*    OCCUPANCY   OCCUPANCY     CASH FLOW        VALUE         PER SF
-----------------------------------------------------------------------------------------------------------------------

Hilltop Plaza ........................      $155         97.7%       97.5%     $ 3,254,062   $   60,000,000      $244
Largo Town Center ....................      $139         96.2%       96.1%       2,983,928       57,100,000      $219
Midway Plaza .........................      $152         97.7%       97.8%       2,605,612       54,500,000      $240
Riverstone Plaza .....................      $110         94.2%       92.8%       2,849,278       53,500,000      $174
Highland Grove .......................      $107         98.8%       98.3%       3,080,036       52,800,000      $169
Riverdale Shops ......................      $118         90.7%       92.7%       2,603,536       50,900,000      $186
Skyview Plaza ........................      $105         98.7%       98.2%       2,360,522       46,500,000      $165
Apple Blossom Corners ................      $121         99.5%       99.3%       2,241,995       46,000,000      $191
Fayettville Pavilion .................      $103        100.0%      100.0%       2,745,418       40,000,000      $147
Creekwood Crossing ...................      $117        100.0%      100.0%       2,046,231       42,000,000      $185
Flamingo Falls .......................      $231         98.6%       98.9%       2,162,758       39,500,000      $364
Harundale Plaza ......................      $114        100.0%      100.0%       2,284,906       38,900,000      $179
Meadowmont Village Center ............      $185         92.8%       94.1%       2,388,833       35,000,000      $264
Springfield Commons ..................      $ 89         99.3%       99.1%       2,410,318       37,900,000      $139
Northlake Commons ....................      $141         72.7%       82.0%       1,663,965       40,500,000      $271
Village Square at Golf ...............      $156         92.3%       93.5%       1,486,528       31,100,000      $246
Oviedo Park Crossing .................      $106        100.0%      100.0%       1,647,125       31,000,000      $166
Shoppes of Golden Acres ..............      $147         89.8%       90.2%       1,503,785       31,800,000      $243
Bardmoor Shopping Center .............      $125         98.5%       98.2%       1,597,905       30,000,000      $197
Rosedale Shopping Center .............      $147         98.3%       98.2%       1,720,380       27,600,000      $232
Casselberry Commons ..................      $ 71         84.7%       83.4%       1,144,651       37,700,000      $155
Shoppes at New Tampa .................      $106         93.7%       94.6%       1,433,139       24,000,000      $152
Crossroads Plaza .....................      $168        100.0%      100.0%       1,467,579       21,500,000      $240
Plaza Del Paraiso ....................      $163        100.0%      100.0%       1,023,505       19,200,000      $233
North Pointe Plaza ...................      $128         96.2%       95.8%       1,005,755       21,000,000      $201
Melbourne Shopping Center ............      $ 65         98.5%       98.2%         965,314       21,000,000      $103
Market Square (DDR) ..................      $104         89.3%       93.3%       1,265,311       20,000,000      $164
Shoppes of Lithia ....................      $176        100.0%      100.0%       1,100,600       18,000,000      $252
West Oaks Towne Center ...............      $186         95.2%       94.2%       1,024,459       19,500,000      $293
Sharon Greens ........................      $123         96.3%       96.1%       1,097,205       19,000,000      $193
Lakewood Ranch .......................      $173         96.7%       97.1%         922,830       18,900,000      $272
Cofer Crossing .......................      $ 87         96.4%       94.8%       1,050,441       18,800,000      $136
Clayton Corners ......................      $ 94         92.3%       92.1%       1,147,357       18,500,000      $147
Clearwater Crossing ..................      $127         96.9%       96.2%       1,019,035       18,100,000      $200
Shops at Paradise Pointe .............      $132         96.8%       96.6%         954,995       15,800,000      $188
Killearn Center ......................      $116         97.8%       97.3%         819,071       17,400,000      $183
Conway Plaza .........................      $ 92        100.0%      100.0%         915,615       17,000,000      $144
River Run Shopping Center ............      $113         97.9%       97.6%         954,616       16,700,000      $178
Aberdeen Square ......................      $144         97.3%       96.7%         739,001       16,000,000      $227
Derby Square .........................      $ 77         87.1%       86.9%         895,014       15,600,000      $122
Chickasaw Trails Shopping Center .....      $131         93.3%       92.0%         736,595       15,600,000      $207
Shoppes at Lake Dow ..................      $128         88.8%       88.5%         742,227       14,750,000      $201
Shoppes of Ellenwood .................      $132         94.3%       93.2%         812,970       14,050,000      $207
Shops at Oliver's Crossing ...........      $112         96.3%       96.5%         842,680       13,500,000      $176
Southwood Village Shopping
  Center .............................      $135         98.1%       98.1%         766,910       13,400,000      $213
Paraiso Plaza ........................      $140        100.0%      100.0%         741,633       12,100,000      $199
Sheridan Square ......................      $122         96.2%       95.7%         497,588       13,700,000      $203
Countryside Shopping Center ..........      $103        100.0%      100.0%         721,809       12,000,000      $162
Shoppes of Citrus Hills ..............      $111        100.0%      100.0%         603,747       12,000,000      $174
Crystal Springs Shopping Center ......      $112        100.0%      100.0%         651,099       11,800,000      $176
Sexton Commons .......................      $145        100.0%      100.0%         715,655       10,200,000      $208
Hairston Crossing ....................      $111         95.6%       92.8%         549,260       10,100,000      $174
                                                                               -----------   --------------
TOTAL/WEIGHTED AVERAGE                      $121         95.9%       96.0%     $74,964,784   $1,393,500,000      $191
                                                                               ===========   ==============

*    With respect to each Mortgage Loan, unless otherwise specified, the calculation of Allocated Cut-Off Date Balance per square foot is based on the aggregate indebtedness of or debt service on, as applicable, the
     Mortgage Loan and the related pari passu companion loan(s), but not any related subordinate companion loan or future pari passu companion loan. The sum of aggregate percentage calculations may not equal 100% due to rounding.

                                      D-24

--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET
                              RATINGS(1)      NET RENTABLE AREA   RENTABLE
TENANT                    FITCH/MOODY'S/S&P          (SF)           AREA
--------------------------------------------------------------------------

MAJOR TENANTS
   Publix                      NR/NR/NR           1,250,475         17.1%
   Kohl's                       A/A3/A-             354,613          4.9
   Beall's                     NR/NR/NR             217,669          3.0
   Ross Dress for Less        NR/NR/BBB             189,234          2.6
   Kroger                   BBB/Baa2/BBB-           173,210          2.4
   Harris Teeter              NR/Ba3/NR             127,676          1.7
   Circuit City                NR/NR/NR              99,993          1.4
   K-Mart                     BB/Ba1/BB+             95,810          1.3
   Office Max                 NR/Ba3/B+              93,995          1.3
   Michael's                   NR/B2/B-              92,642          1.3
                                                  ---------        -----
   TOTAL MAJOR TENANTS                            2,695,317         36.9%
NON-MAJOR TENANTS                                 4,305,721         59.0
                                                  ---------        -----
OCCUPIED TOTAL                                    7,001,038         95.9%
VACANT SPACE                                        296,905          4.1
                                                  ---------        -----
PROPERTY TOTAL                                    7,297,943        100.0%
                                                  =========        =====

                                                            % OF TOTAL ANNUAL
TENANT                   BASE RENT PSF   ANNUAL BASE RENT       BASE RENT       LEASE EXPIRATION
----------------------   -------------   ----------------   -----------------   ----------------

MAJOR TENANTS
   Publix                    $ 8.37         $10,464,888            12.3%        29 Spaces(2)
   Kohl's                    $ 7.94           2,815,233             3.3         4 Spaces(3)
   Beall's                   $ 7.60           1,655,343             1.9         8 Spaces(4)
   Ross Dress for Less       $ 9.08           1,718,313             2.0         7 Spaces(5)
   Kroger                    $ 6.30           1,091,648             1.3         3 Spaces(6)
   Harris Teeter             $12.86           1,641,798             1.9         3 Spaces(7)
   Circuit City              $12.90           1,289,684             1.5         3 Spaces(8)
   K-Mart                    $ 2.83             271,142             0.3           July 2009
   Office Max                $11.52           1,082,377             1.3         4 Spaces(9)
   Michael's                 $10.07             932,916             1.1         4 Spaces(10)
                                            -----------           -----
 TOTAL MAJOR TENANTS         $ 8.52         $22,963,343            27.0%
NON-MAJOR TENANTS            $14.42          62,079,837            73.0
                                            -----------           -----
OCCUPIED TOTAL               $12.15         $85,043,180           100.0%
                                            ===========           =====
VACANT SPACE
PROPERTY TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 42,112 square feet expire in April 2008, approximately 39,795 square feet expire in November 2008, approximately 42,968 square feet expire in February 2009, approximately
     48,890 square feet expire in August 2010, approximately 48,555 square feet expire in October 2010, approximately 42,112 square feet expire in April
     2011, approximately 65,537 square feet expire in July 2011, approximately
     109,181 square feet expire in November 2011, approximately 35,930 square feet expire in May 2012, approximately 47,813 square feet expire in
     February 2014, approximately 47,814 square feet expire in April 2014, approximately 37,912 square feet expire in March 2017, approximately 51,420 square feet expire in February 2018, approximately 37,888 square feet expire in October 2019, approximately 27,887 square feet expire in December
     2019, approximately 44,271 square feet expire in June 2021, approximately
     44,271 square feet expire in September 2021, approximately 44,271 square feet expire in October 2021, approximately 44,271 square feet expire in
     March 2022, approximately 98,650 square feet expire in October 2022, approximately 44,271 square feet expire in December 2022, approximately
     61,166 square feet expire in May 2023, approximately 54,379 square feet expire in July 2023, approximately 44,271 square feet expire in August 2023 and approximately 44,840 square feet expire in September 2023.

(3)  Under the terms of multiple leases, approximately 98,037 square feet expire in January 2016, approximately 84,000 square feet expire in January 2018, approximately 86,584 square feet expire in February 2019 and approximately
     85,992 square feet expire in January 2024.

(4)  Under the terms of multiple leases, approximately 12,000 square feet expire in April 2008, approximately 24,000 square feet expire in April 2010, approximately 13,845 square feet expire in October 2011, approximately
     15,724 square feet expire in April 2012, approximately 30,000 square feet expire in April 2014, approximately 66,700 square feet expire in April 2016 and approximately 55,400 square feet expire in April 2017.

(5)  Under the terms of multiple leases, approximately 29,997 square feet expire in January 2010, approximately 126,395 square feet expire in January 2013 and approximately 32,842 square feet expire in January 2014.

(6)  Under the terms of multiple leases, approximately 64,905 square feet expire in March 2019, approximately 54,139 square feet expire in October 2021 and approximately 54,166 square feet expire in September 2023.

(7)  Under the terms of multiple leases, approximately 46,750 square feet expire in August 2020, approximately 36,000 square feet expire in August 2021 and approximately 44,926 square feet expire in April 2022.

(8)  Under the terms of multiple leases, approximately 33,000 square feet expire in October 2008, approximately 28,010 square feet expire in January 2016 and approximately 38,983 square feet expire in January 2017.

(9)  Under the terms of multiple leases, approximately 22,956 square feet expire in November 2011, approximately 24,239 square feet expire in January 2012, approximately 23,350 square feet expire in April 2012 and approximately
     23,450 square feet expire in June 2014.

(10) Under the terms of multiple leases, approximately 47,572 square feet expire in February 2009, approximately 23,764 square feet expire in February 2010 and approximately 21,306 square feet expire in February 2012.

                            LEASE EXPIRATION SCHEDULE

             # OF LEASES   WA BASE RENT/SF    TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
YEAR           EXPIRING        EXPIRING       EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        RENT EXPIRING*
-----------------------------------------------------------------------------------------------------------------------------------

2007              85            $17.15         190,203         2.6%              2.6%               3.8%                 3.8%
2008             234            $14.93         690,353         9.5%             12.1%              12.1%                16.0%
2009             200            $11.49         782,091        10.7%             22.8%              10.6%                26.5%
2010             184            $13.45         782,706        10.7%             33.5%              12.4%                38.9%
2011             177            $13.30         866,742        11.9%             45.4%              13.6%                52.4%
2012             124            $16.30         432,038         5.9%             51.3%               8.3%                60.7%
2013              37            $12.13         291,128         4.0%             55.3%               4.2%                64.9%
2014              23            $10.62         328,985         4.5%             59.8%               4.1%                69.0%
2015              12            $ 8.25         156,726         2.1%             61.9%               1.5%                70.5%
2016              19            $ 9.99         474,075         6.5%             68.4%               5.6%                76.1%
2017              12            $10.26         339,671         4.7%             73.1%               4.1%                80.2%
Thereafter        45            $10.12       1,666,320        22.8%             95.9%              19.8%               100.0%
Vacant             0                NA         296,905         4.1%            100.0%               0.0%               100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-25

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                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "DDR Southeast Pool Loan") is secured by first mortgages encumbering the borrower's fee or leasehold interest in 52 retail properties consisting of approximately 7,297,943 square feet located throughout the southeastern portion of the United States. The DDR Southeast
     Pool Loan represents approximately 5.7% of the Cut-Off Date Pool Balance.
     The DDR Southeast Pool Loan was originated on June 7, 2007, and has a principal balance as of the Cut-Off Date of $221,250,000. The DDR Southeast
     Pool Loan, which is evidenced by a pari passu note, dated June 7, 2007, is a portion of a whole loan with an original principal balance of
     $885,000,000. The other loans related to the DDR Southeast Pool Loan are evidenced by separate pari passu notes, dated June 7, 2007 (the "DDR
     Southeast Pool Pari Passu Companion Loans" and together with the DDR
     Southeast Pool Loan, the "DDR Southeast Pool Whole Loan"), with an aggregate original principal balance of $663,750,000. The DDR Southeast
     Pool Pari Passu Companion Loans will not be assets of the Trust Fund. The
     DDR Southeast Pool Loan and DDR Southeast Pool Pari Passu Companion Loans
     are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lenders" in the
     Prospectus Supplement. The DDR Southeast Pool Loan provides for interest-only payments for its entire loan term.

     The DDR Southeast Pool Loan has a remaining term of 120 months and matures on June 11, 2017. The DDR Southeast Pool Loan may be prepaid on or after
     June 11, 2009 with the payment of the greater of a yield maintenance charge or 1.0% of the prepaid amount. The DDR Southeast Pool Loan may be prepaid without penalty on or after December 11, 2016.

o    THE BORROWERS. The borrowers are each special purpose entities that own title to each of the properties. Each borrower is a 100% owned subsidiary of a joint venture between Developers Diversified Realty Corporation
     ("DDR") (20%) as managing member and a syndicate of Institutional Investors
     (80%), of which Ohio State Teachers Retirement System is the largest investor. DDR is a publicly traded REIT engaged in acquiring, developing, owning, leasing and managing shopping centers. DDR owns and manages approximately 800 retail centers across the United States totaling approximately 162 million square feet. As of June 9, 2007, DDR was rated
     "BBB" (Fitch), "Baa3" (Moody's) and "BBB" (S&P). DDR has a market capitalization of approximately $8.0 billion. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the DDR Southeast Pool Loan.

o    THE PROPERTIES. The Mortgaged Properties consist of 52 retail properties located throughout the southeastern portion of the United States. As of May
     31, 2006 or June 4, 2006, as applicable, the occupancy rate for the
     Mortgaged Properties securing the DDR Southeast Pool Loan was approximately
     95.9%. The Mortgaged Properties contain, in the aggregate, approximately
     7,297,943 square feet of retail space.

o    MEZZANINE DEBT. The sponsor is permitted to incur future mezzanine indebtedness subject to the following conditions: (i) the total LTV ratio does not exceed 75.0%, (ii) the debt service coverage does not fall below
     1.10x, (iii) the mezzanine lender meets a pre-determined definition of
     "qualified lender", (iv) the borrower must deliver a no-downgrade confirmation (v) the mezzanine lender shall enter into a form of intercreditor agreement and (vi) certain other conditions as specified in the related Mortgage Loan documents.

o    RELEASE. The release of an individual Mortgage Property will be permitted subject to satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to (i) no event of default shall have occurred and is continuing, (ii) a release price of
     (a) for releases of up to and including 35% of the initial principal loan balance, 100% of the allocated loan amount of the property, (b) for releases between 36% and 50% of the initial principal loan balance, 105% of the allocated loan amount of the property and (c) for releases greater than
     50% of the initial principal loan balance, 110% of the allocated loan amount of the property, (iii) a minimum DSC ratio of (a) for releases of up to and including 50% of the aggregate initial principal loan balance, 1.20x and (b) for releases greater than 50% of the aggregate initial principal loan balance, the greater of (x) the DSC ratio of the mortgaged properties immediately prior to the release, up to 1.35x and (y) 1.20x, and (iv) a maximum LTV ratio of (a) for releases of up to and including 50% of the aggregate initial principal loan balance, 70% and (b) for releases greater than 50% of the aggregate initial principal loan balance, the lesser of (x)
     the LTV ratio of the mortgaged properties immediately prior to the release, but less than 60% and (y) 70%.

o    SUBSTITUTION. The borrowers may substitute properties of like kind and quality subject to satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to
     (i) no event of default exists under the related Mortgage Loan documents,
     (ii) the aggregate value of all Mortgaged Properties released (through one or more

                                      D-26

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                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

     substitutions) during the term of the loan shall not exceed 50% of the value of the entire pool of Mortgaged Properties, (iii) the borrowers deliver certain legal opinions from counsel concluding that the substitution will not adversely affect or impair the ability of the lender to enforce its remedies under all loan documents, (iv) the mortgagee receives and approves all necessary property level due diligence with respect to the new Mortgaged Property (including, but not limited to, appraisals, building conditions reports, environmental site assessments, seismic reports and title insurance policies.), (v) a minimum DSC ratio of
     1.20x for the remaining Mortgage Loans and (vi) an LTV ratio of the substitute property not greater than 70.0%.

o    LOCKBOX ACCOUNT. The Mortgage Loan documents do not require a lockbox account.

o    MANAGEMENT. DDR is the managing member of the joint venture owner of the borrowers and is also the property manager for the Mortgaged Properties.

                                      D-27

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                                TWO HERALD SQUARE
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                               TWO HERALD SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $200,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     5.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                               Ralph Sitt
TYPE OF SECURITY(1)                                                    Leasehold
MORTGAGE RATE                                                             5.920%
MATURITY DATE                                                     April 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           118 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                            Yes
   ENGINEERING                                         $102,750
   GROUND LEASE(2)                                     $750,000
   TI/LC(3)                                          $3,000,000
   DEBT SERVICE(4)                                  $11,000,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                            Yes
   REPLACEMENT                                          $35,904
ADDITIONAL FINANCING(5)                                  B-Note      $50,000,000

                                                       TRUST      WHOLE MORTGAGE
                                                       ASSET           LOAN
                                                   ------------   --------------
CUT-OFF DATE BALANCE                               $200,000,000    $250,000,000
CUT-OFF DATE BALANCE/SF                                 $564            $706
CUT-OFF DATE LTV                                       66.7%           83.3%
MATURITY DATE LTV                                      66.7%           83.3%
UW DSCR ON NCF(6)                                      1.25x           1.00x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                         Mixed Use -- Office/Retail
SIZE (SF)                                                                354,298
OCCUPANCY AS OF DECEMBER 11, 2006                                          99.3%
YEAR BUILT / YEAR RENOVATED                                          1909 / 2005
APPRAISED VALUE                                                     $300,000,000
PROPERTY MANAGEMENT                                    Sitt Asset Management LLC
UW ECONOMIC OCCUPANCY                                                      99.0%
UW REVENUES                                                          $32,095,918
UW TOTAL EXPENSES                                                    $17,291,686
UW NET OPERATING INCOME (NOI)                                        $14,804,232
UW NET CASH FLOW (NCF)(6)                                            $14,768,802
--------------------------------------------------------------------------------

(1)  The Mortgaged Property is subject to a ground lease with a 70-year term with no extension options, and Sitt 2 Herald LLC is the lessee under such ground lease. The base rent payable by the lessee under the ground lease is
     $750,000 per month for the first five years of the term and increases by
     25% in year six, then increases annually by 2.5% every year thereafter to
     $1,324,663 per month in the 20th year of the lease. After the 20th year of the lease, base rent will be adjusted on the first day of each of the 21st,
     31st, 41st, 51st and 61st lease years of the term, to the greater of 1.025 times the preceding year's rent, or 5% of the fair market value. The percentage rent payable under the ground lease is 10% of the amount by which annual adjusted operating revenue exceeds $25,000,000.

(2)  Upon an event of default, the mortgagee may apply the Ground Lease Reserve established at closing to the pre-payment of the Mortgage Loan pursuant to the Mortgage Loan documents.

(3)  The TI/LC Reserve was established at closing for tenant improvement and leasing commissions associated with the 4th and 5th floor.

(4)  There is a shortfall in the related Mortgaged Property cash flow to fully cover debt service payments. Amount held in the debt service reserve will be released as needed to cover the debt service shortfall.

(5)  Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio of no less than 1.20x, (ii) the aggregate loan-to-value ratio shall not exceed 80.0%, (iii) rating agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

(6)  The UW NCF was derived based on certain assumptions, including that leases during the loan term would be marked to market rents and that the property would achieve a stabilized occupancy rate. If such occupancy and rental rates are not executed, then the property NCF will be negatively affected.
     The "as-is" DSCR for the Trust Asset is 0.75x and the whole Mortgage Loan is 0.60x.

                                      D-31

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                               TWO HERALD SQUARE
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                           NET      % OF NET                             % OF TOTAL
                                         RATINGS*        RENTABLE   RENTABLE     BASE        ANNUAL     ANNUAL BASE       LEASE
TENANT                              FITCH/MOODY'S/S&P   AREA (SF)     AREA     RENT PSF    BASE RENT        RENT        EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
   Publicis .....................      NR/Baa2/BBB+      119,502      33.7%     $ 46.66   $ 5,575,982      25.5%       August 2016
   H&M Hennes & Mauritz .........        NR/NR/NR         71,000      20.0      $103.28     7,332,630      33.6        January 2016
   Mercy College ................        NR/NR/NR         55,000      15.5      $ 46.00     2,530,000      11.6          May 2022
   Central Parking System .......        NR/NR/NR         29,610       8.4      $ 19.42       575,026       2.6       December 2007
   Victoria's Secret ............      NR/Baa2/BBB        27,550       7.8      $166.89     4,597,727      21.0         March 2017
                                                         -------     -----                -----------     -----
   TOTAL MAJOR TENANTS ..........                        302,662      85.4%     $ 68.10   $20,611,365      94.3%
NON-MAJOR TENANTS ...............                         49,234      13.9      $ 25.26     1,243,737       5.7
                                                         -------     -----                -----------     -----
OCCUPIED TOTAL ..................                        351,896      99.3%     $ 62.11   $21,855,101     100.0%
VACANT SPACE ....................                          2,402       0.7                ===========     =====
                                                         -------     -----
PROPERTY TOTAL ..................                        354,298     100.0%
                                                         =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                        LEASE EXPIRATION SCHEDULE

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*         EXPIRING*          EXPIRING*        RENT EXPIRING*
----------------------------------------------------------------------------------------------------------------------------------

   2007          66            $ 23.35         77,908       22.0%              22.0%               8.3%               8.3%
   2008           0            $  0.00              0        0.0%              22.0%               0.0%               8.3%
   2009           0            $  0.00              0        0.0%              22.0%               0.0%               8.3%
   2010           0            $  0.00              0        0.0%              22.0%               0.0%               8.3%
   2011           0            $  0.00              0        0.0%              22.0%               0.0%               8.3%
   2012           0            $  0.00              0        0.0%              22.0%               0.0%               8.3%
   2013           0            $  0.00              0        0.0%              22.0%               0.0%               8.3%
   2014           0            $  0.00              0        0.0%              22.0%               0.0%               8.3%
   2015           0            $  0.00              0        0.0%              22.0%               0.0%               8.3%
   2016           4            $ 67.76        190,502       53.8%              75.8%              59.1%              67.4%
   2017           4            $166.89         27,550        7.8%              83.5%              21.0%              88.4%
Thereafter        2            $ 45.23         55,936       15.8%              99.3%              11.6%             100.0%
  Vacant          0                 NA          2,402        0.7%             100.0%               0.0%             100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-32

--------------------------------------------------------------------------------
                               TWO HERALD SQUARE
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Two Herald Square Loan") is secured by a first leasehold mortgage encumbering a mixed use, office and retail building located in New York, New York. The Two Herald Square Loan represents approximately 5.2% of the Cut-Off Date Pool Balance. The Two
     Herald Square Loan was originated on April 9, 2007, and has a principal balance as of the Cut-Off Date of $200,000,000. The Two Herald Square Loan
     is a portion of a whole loan with an original principal balance of
     $250,000,000. The other loan related to the Two Herald Square Loan is evidenced by a separate subordinate note (the "Two Herald Square
     Subordinate Companion Loan") with an original principal balance of
     $50,000,000 and, together with the Two Herald Square Loan, comprise the
     "Two Herald Square Whole Loan"). The Two Herald Square Subordinate
     Companion Loan will not be an asset of the Trust Fund. The Two Herald
     Square Loan and the Two Herald Square Subordinate Companion Loan are
     governed by an intercreditor and servicing agreement, as described in the
     Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender
     Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The Two Herald Square Loan provides for interest-only payments for the entire loan term.

     The Two Herald Square Loan has a remaining term of 118 months and matures on April 11, 2017. The Two Herald Square Loan may be prepaid on or after
     January 11, 2017, and permits defeasance with United States government obligations beginning 2 years after the Closing Date.

o    THE BORROWER. The borrower at closing was SITT 2 Herald LLC, and the loan was assigned to and assumed by 1328 Broadway Owners LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Two Herald Square Loan. The sponsor of the borrower is Ralph Sitt. Mr. Sitt is one of the managers for
     Sitt Asset Management, a family-owned real estate investment and development company. Sitt Asset Management owns, manages, leases, acquires, repositions and sells office and retail properties. Sitt Asset Management has a large portfolio of office buildings, shopping centers, strip malls and residential developments located throughout New York, Pennsylvania,
     Maine, Florida, New Jersey and Tennessee, with a strong concentration in midtown Manhattan.

o    THE PROPERTY. The Mortgaged Property is an office and retail building of approximately 354,298 square feet, consisting of one 11-story plus penthouse building and an underground parking garage, situated on approximately 0.7 acres. The Mortgaged Property was constructed in 1909 and most recently renovated in 2005. The Mortgaged Property is located in New
     York, New York. As of December 11, 2006, the occupancy rate for the
     Mortgaged Property securing the Two Herald Square Loan was approximately
     99.3%.

     The largest tenant is Publicis Groupe S.A. ("Publicis"), currently occupying approximately 119,502 square feet, or approximately 33.7% of the net rentable area. Publicis is a large advertising and media services conglomerate. The company provides a wide range of corporate communication and media services, including creative advertising, media and campaign planning, marketing and public relations. The company serves such clients as Cadbury, Coca-Cola, General Mills and Procter & Gamble through offices in about 110 countries. As of June 4, 2007, Publicis was rated "BBB+" (S&P)
     and "Baa2" (Moody's). The Publicis lease expires in August 2016. The second largest tenant is H&M Hennes & Mauritz AB, ("H&M"), currently occupying approximately 71,000 square feet, or approximately 20.0% of the net rentable area. H&M, established in Vasteras, Sweden in 1947, sells clothing, cosmetics and accessories in over 1,300 stores around the world.
     Today, H&M stores can be found in shopping districts across Europe and
     North America. The H&M lease expires in January 2016. The third largest tenant is Mercy College, occupying approximately 55,000 square feet or approximately 15.5% of the net rentable area. Established in 1950 by the
     Sisters of Mercy, Mercy College is a New York City metropolitan area college of nearly 10,000 students studying at 5 campuses, including an online program. The Mercy College lease expires in May 2022.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o    MEZZANINE DEBT. The Sponsor is permitted to incur future mezzanine indebtedness. The loan servicer will have the reasonable discretion to approve the terms, conditions and structure of the documentation of the mezzanine indebtedness and (a) the total LTV Ratio must not exceed 80%, (b)
     the debt service coverage (based on EBITDA) will not fall below 1.20x, (c)
     the mezzanine loan shall be coterminous with or mature subsequent to the mortgage loan and (d) the mezzanine lender shall enter into an acceptable intercreditor agreement.

o    MANAGEMENT. Sitt Asset Management LLC, an affiliate of the borrower, is the property manager for the Mortgaged Property securing the Two Herald Square
     Loan.

                                      D-33

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                 WESTIN CASUARINA RESORT & SPA -- CAYMAN ISLANDS
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $140,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                              Columbia Sussex Corporation
TYPE OF SECURITY                                                       Leasehold
MORTGAGE RATE                                                             6.380%
MATURITY DATE                                                      June 11, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          18
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   INSURANCE                                   Yes
   FF&E                                 $  125,000
   SEASONALITY                          $5,000,000

ONGOING ANNUAL RESERVES
   INSURANCE                                   Yes
   FF&E                  4.0% yearly gross revenue
   SEASONALITY*                         $5,000,000

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $140,000,000
CUT-OFF DATE BALANCE/ROOM                                               $408,163
CUT-OFF DATE LTV                                                           71.4%
MATURITY DATE LTV                                                          63.2%
UW DSCR ON NCF                                                             1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                             George Town, Cayman Islands
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 343
OCCUPANCY AS OF TTM DECEMBER 31, 2006                                      47.9%
YEAR BUILT / YEAR RENOVATED                                            1994 / NA
APPRAISED VALUE                                                     $196,000,000
PROPERTY MANAGEMENT                                   Galleon Beach Resort, Ltd.
UW ECONOMIC OCCUPANCY                                                      57.5%
UW REVENUES                                                          $36,704,491
UW TOTAL EXPENSES                                                    $22,115,122
UW NET OPERATING INCOME (NOI)                                        $14,589,369
UW NET CASH FLOW (NCF)                                               $13,121,189
--------------------------------------------------------------------------------

*    A total of $5,000,000 will be deposited annually in equal increments from
     January to April. Funds in the seasonality reserve will be released to the borrower during the months of July, August, September, October and November as scheduled: (i) $850,000 in July, (ii) $1,150,000 in August, (iii)
     $1,500,000 in September, (iv) $1,000,000 in October and (v) $500,000 in
     November. The mortgagee shall release all remaining funds in the reserve to the borrower at the end of each calendar year.

                                      D-37

--------------------------------------------------------------------------------
                 WESTIN CASUARINA RESORT & SPA -- CAYMAN ISLANDS
--------------------------------------------------------------------------------

                                FACILITY SUMMARY

GUEST ROOMS                                                               NUMBER
--------------------------------------------------------------------------------
King .............................................................           240
Double/Double ....................................................            95
Suites/Parlors ...................................................             8
                                                                             ---
   TOTAL .........................................................           343
                                                                             ===

FOOD AND BEVERAGE                                                        SEATING
--------------------------------------------------------------------------------
Ferdinands .......................................................           126
Casa Havana ......................................................            58
Tortuga Pool Restaurant ..........................................            25
Pool Bar .........................................................            15
Lobby Lounge .....................................................            30
                                                                             ---
   TOTAL .........................................................           254
                                                                             ===

MEETING AND BANQUET SPACE                                            SQUARE FEET
--------------------------------------------------------------------------------
Governors Ballroom ...............................................         5,600
Galleon ..........................................................         2,561
Boardroom A ......................................................           351
Boardroom B ......................................................           351
                                                                           -----
   TOTAL .........................................................         8,863
                                                                           =====
AMENITIES
--------------------------------------------------------------------------------
Retail Shops
Hibiscus Spa
Outdoor Swimming Pool
Hot Tub
--------------------------------------------------------------------------------

                               FINANCIAL SCHEDULE

Year ..............................      2004      2005    2006-2007         UW
Latest Period  ....................      2004      2005   TTM Dec 06         UW
Occupancy .........................      49.9%     47.9%        57.5%*     57.5%
ADR ...............................   $294.60   $276.11   $   281.79    $281.79
REVPAR ............................   $147.00   $132.19   $   162.06    $162.06

*    Based on trailing 12-month period.

                               COMPETITIVE SUMMARY

                                                                                        ESTIMATED 2006*
                                                              ------------------------------------------------------------------
                                                   NUMBER OF                                OCCUPANCY       ADR         REVPAR
PROPERTY                                             ROOMS    OCCUPANCY    ADR     REVPAR  PENETRATION  PENETRATION  PENETRATION
--------------------------------------------------------------------------------------------------------------------------------

Westin Casuarina Resort & Spa -- Cayman Islands
   (subject) ....................................     343       60.0%    $282.00  $169.20     107.5%       118.7%       122.6%
Marriott Grand Cayman Beach Resort ..............     305       48.0%    $163.00  $ 78.24      86.0%        68.6%        56.7%
Hyatt Regency Grand Cayman Beach Suites .........      53       74.0%    $379.00  $280.46     132.5%       159.5%       203.2%
                                                      ---
TOTAL/WEIGHTED AVERAGE ..........................     701       55.8%    $237.56  $138.04     100.0%       100.0%       100.0%
                                                      ===

*    Based on appraisal prepared by Cushman & Wakefield, Inc. dated January 3,
     2007.

                                      D-38

--------------------------------------------------------------------------------
                 WESTIN CASUARINA RESORT & SPA -- CAYMAN ISLANDS
--------------------------------------------------------------------------------

THE LOAN. The Mortgage Loan (the "Westin Casuarina Resort & Spa - Cayman Islands
Loan") is secured by a first leasehold mortgage encumbering a full-service luxury resort hotel, the Westin Casuarina Resort & Spa, located on Grand Cayman in the Cayman Islands. The Westin Casuarina Resort & Spa - Cayman Islands Loan
represents approximately 3.6% of the Cut-Off Date Pool Balance. The Westin
Casuarina Resort & Spa - Cayman Islands Loan was originated on May 31, 2007, and has a principal balance as of the Cut-Off Date of $140,000,000.

The Westin Casuarina Resort & Spa - Cayman Islands Loan has a remaining term of
120 months and matures on June 11, 2017. The Westin Casuarina Resort & Spa -
Cayman Islands Loan may be prepaid on or after December 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Galleon Beach Resort, Ltd., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westin Casuarina Resort & Spa - Cayman
Islands Loan. The sponsor of the borrower is Columbia Sussex Corporation
("Columbia Sussex"). Columbia Sussex, a Kentucky based hospitality investment corporation, owns and operates approximately 81 hotels totaling approximately
27,000 rooms in over 30 states and the Cayman Islands. Franchises include
Marriott, Starwood, Hilton and Wyndham brand hotels. Columbia Sussex is one of the largest Marriott franchisees in the world.

THE PROPERTY. The Mortgaged Property is a full-service resort hotel containing approximately 343 rooms on approximately 12.6 acres on Seven Mile Beach on the
Island of Grand Cayman. The Mortgaged Property was built in 1994. The Mortgaged
Property features approximately 8,863 square feet of meeting space, a swimming pool, restaurants, private beach with water sports, full service spa and an exercise room. As of the trailing twelve months ending December 31, 2006, the occupancy rate for Westin Casuarina Resort & Spa - Cayman Islands Loan was
approximately 47.9%. See "RISK FACTORS--Special Risks Associated with Mortgaged
Properties Located in the Cayman Islands" in this prospectus supplement.

INSURANCE. The Mortgaged Property is insured under a blanket "All Risks"
property insurance policy with a limit of $1,250,000,000, (the "Property
Policy"), written by multiple insurers all rated "BBB" or better by S&P.
Insurance for losses associated with named windstorms is included within the
Property Policy and is subject to a per occurrence limit of $225,000,000.
Business Interruption Insurance, including an extended peril of indemnity clause which covers up to 365 days, is also contained within the Property Policy subject to a limit of $17,500,000. The Property Policy expires May 1, 2008. The
Borrower is required under the mortgage to renew windstorm insurance in an amount equal to one hundred percent (100%) of the full replacement cost
(exclusive of the Premises, footings and foundations) upon expiration of the
Property Policy.

FRANCHISE AGREEMENT. The Mortgaged Property is operated under a franchise agreement with Starwood Hotels & Resorts Worldwide that expires in March 2015.

LOCK BOX ACCOUNT. The borrower is required to deposit funds into one of three lockbox accounts, each of which are subject to a deposit account control agreement: (1) cash funds into a Cayman Islands account, (2) credit card receivables into a Cayman Islands account and (3) American Express receipts into a United States account.

MANAGEMENT. The Mortgaged Property is self-managed by Galleon Beach Resort,
Ltd., an affiliate of the sponsor, Columbia Sussex.

                                      D-39

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                                      D-40

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                                      D-41

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                                      D-42

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                                DDR -- TRT POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $110,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                            Developers Diversified Realty
                                                  Corporation (DDR) and Dividend
                                                Capital Total Realty Trust (TRT)
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.510%
MATURITY DATE                                                      June 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           120 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES            None

ONGOING ANNUAL RESERVES
   TAX/INSURANCE          Springing
   REPLACEMENT(1)         Springing

ADDITIONAL FINANCING(2)                                                     None

CUT-OFF DATE BALANCE                                                $110,000,000
CUT-OFF DATE BALANCE/SF                                                     $162
CUT-OFF DATE LTV                                                           67.0%
MATURITY DATE LTV                                                          67.0%
UW DSCR ON NCF                                                             1.50x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 3
LOCATION                                                                 Various
PROPERTY TYPE                                                  Retail - Anchored
SIZE (SF)                                                                678,553
OCCUPANCY AS OF MARCH 21, 2007                                             99.4%
YEAR BUILT / YEAR RENOVATED                                            2005 / NA
APPRAISED VALUE                                                     $164,100,000
PROPERTY MANAGEMENT                    Developers Diversified Realty Corporation
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                          $13,558,052
UW TOTAL EXPENSES                                                     $4,044,281
UW NET OPERATING INCOME (NOI)                                         $9,513,771
UW NET CASH FLOW (NCF)                                                $9,091,455
--------------------------------------------------------------------------------

(1)  Monthly deposits in an amount equal to $0.10 per square foot of net rentable square feet at the Mortgaged Property are required to be made upon an event of default.

(2)  Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio of no less than 1.10x, (ii) the aggregate loan-to-value ratio shall not exceed 75.0%, (iii) rating agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

                                      D-43

--------------------------------------------------------------------------------
                                 DDR -- TRT POOL
--------------------------------------------------------------------------------

                             DDR -- TRT POOL SUMMARY

                                               ALLOCATED
                                                CUT-OFF                     NET
                                                 DATE                    RENTABLE
PROPERTY NAME                 LOCATION          BALANCE     YEAR BUILT     AREA
---------------------------------------------------------------------------------

Centerton Square          Mount Laurel, NJ   $ 67,800,000      2005      432,327
Beaver Creek Commons          Apex, NC         26,200,000      2005      143,129
Mount Nebo Pointe        Ohio Township, PA     16,000,000      2005      103,097
                                             ------------                -------
TOTAL/WEIGHTED AVERAGE                       $110,000,000                678,553
                                             ============                =======

                         ALLOCATED
                          CUT-OFF
                            DATE                             UNDERWRITTEN
                          BALANCE                    UW        NET CASH       APPRAISED      APPRAISED
PROPERTY NAME              PER SF    OCCUPANCY   OCCUPANCY       FLOW           VALUE      VALUE PER SF
-------------------------------------------------------------------------------------------------------

Centerton Square            $157        99.0%       95.0%     $5,740,205    $106,500,000       $246
Beaver Creek Commons        $183       100.0%       95.0%      2,018,925      35,000,000       $245
Mount Nebo Pointe           $155       100.0%       95.0%      1,332,324      22,600,000       $219
                                                              ----------    ------------
TOTAL/WEIGHTED AVERAGE      $162        99.4%       95.0%     $9,091,455    $164,100,000       $242
                                                              ==========    ============

                                      D-44

--------------------------------------------------------------------------------
                                 DDR -- TRT POOL
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                       RATINGS(1)                    % OF NET
                                     FITCH/MOODY'S/   NET RENTABLE   RENTABLE
TENANT                                     S&P          AREA (SF)      AREA
-----------------------------------------------------------------------------

MAJOR TENANTS
   Wegman's Food (Ground Lease) ..      NR/NR/A-         130,000        19.2%
   Sportsman's Warehouse .........      NR/NR/NR          48,251         7.1
   Sports Authority ..............       NR/NR/B          40,000         5.9
   PetSmart ......................      NR/Ba2/BB         39,194         5.8
   Jo-Ann Stores .................     NR/Caa2/B-         35,350         5.2
                                                         -------       -----
   TOTAL MAJOR TENANTS ...........                       292,795        43.1%
NON-MAJOR TENANTS ................                       381,648        56.2
                                                         -------       -----
OCCUPIED TOTAL ...................                       674,443        99.4%
VACANT SPACE .....................                         4,110         0.6
                                                         -------       -----
PROPERTY TOTAL ...................                       678,553       100.0%
                                                         =======       =====

                                                                % OF TOTAL
                                     BASE RENT      ANNUAL     ANNUAL BASE          LEASE
TENANT                                  PSF       BASE RENT        RENT          EXPIRATION
-----------------------------------------------------------------------------------------------

MAJOR TENANTS
   Wegman's Food (Ground Lease) ..     $ 7.75    $ 1,007,500        9.2%         August 2024
   Sportsman's Warehouse .........     $12.85        620,025        5.7         November 2020
   Sports Authority ..............     $16.25        650,000        6.0           July 2015
   PetSmart ......................     $15.29        599,424        5.5      Multiple Spaces(2)
   Jo-Ann Stores .................     $14.50        512,575        4.7         January 2015
                                                 -----------      -----
   TOTAL MAJOR TENANTS ...........     $11.58    $ 3,389,524       31.1%
NON-MAJOR TENANTS ................     $19.66      7,504,257       68.9
                                                 -----------      -----
OCCUPIED TOTAL ...................     $16.15    $10,893,781      100.0%
                                                 ===========      =====
VACANT SPACE .....................
PROPERTY TOTAL ...................

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 20,087 square feet expire in October
     2015 and 19,107 square feet expire in January 2020.

                            LEASE EXPIRATION SCHEDULE

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*
---------------------------------------------------------------------

   2007            0           $ 0.00               0        0.0%
   2008            2           $18.83          31,104        4.6%
   2009           17           $24.80          47,130        6.9%
   2010           11           $25.36          28,348        4.2%
   2011           10           $23.16          17,170        2.5%
   2012            0           $ 0.00               0        0.0%
   2013            0           $ 0.00               0        0.0%
   2014            7           $20.47          45,805        6.8%
   2015           12           $16.06         221,091       32.6%
   2016            8           $16.90          52,355        7.7%
   2017            0           $ 0.00               0        0.0%
Thereafter        11           $11.45         231,440       34.1%
   Vacant          0               NA           4,110        0.6%

             CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
    YEAR          EXPIRING*          EXPIRING*        RENT EXPIRING*
-----------------------------------------------------------------------

    2007             0.0%               0.0%                0.0%
    2008             4.6%               5.4%                5.4%
    2009            11.5%              10.7%               16.1%
    2010            15.7%               6.6%               22.7%
    2011            18.2%               3.6%               26.4%
    2012            18.2%               0.0%               26.4%
    2013            18.2%               0.0%               26.4%
    2014            25.0%               8.6%               35.0%
    2015            57.6%              32.6%               67.6%
    2016            65.3%               8.1%               75.7%
    2017            65.3%               0.0%               75.7%
Thereafter          99.4%              24.3%              100.0%
   Vacant          100.0%               0.0%              100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-45

--------------------------------------------------------------------------------
                                 DDR -- TRT POOL
--------------------------------------------------------------------------------

                         CENTERTON SQUARE TENANT SUMMARY

                                         RATINGS*                      % OF NET
                                      FITCH/MOODY'S/   NET RENTABLE    RENTABLE
TENANT                                      S&P          AREA (SF)       AREA
-------------------------------------------------------------------------------

MAJOR TENANTS
   Wegman's Food (Ground Lease) ...      NR/NR/A--        130,000        30.1%
   Sports Authority ...............       NR/NR/B          40,000         9.3
   Jo-Ann Stores ..................     NR/Caa2/B--        35,350         8.2
   T.J.Maxx .......................       NR/A3/A          32,000         7.4
   Bed, Bath & Beyond .............      NR/NR/BBB         30,200         7.0
                                                          -------       -----
   TOTAL MAJOR TENANTS ............                       267,550        61.9%
NON-MAJOR TENANTS .................                       160,667        37.2
                                                          -------       -----
OCCUPIED TOTAL ....................                       428,217        99.0%
VACANT SPACE ......................                         4,110         1.0
                                                          -------       -----
PROPERTY TOTAL ....................                       432,327       100.0%
                                                          =======       =====

                                                                % OF TOTAL
                                      BASE RENT     ANNUAL     ANNUAL BASE       LEASE
TENANT                                   PSF       BASE RENT       RENT       EXPIRATION
-----------------------------------------------------------------------------------------

MAJOR TENANTS
   Wegman's Food (Ground Lease) ...     $ 7.75    $1,007,500       15.1%      August 2024
   Sports Authority ...............     $16.25       650,000        9.7        July 2015
   Jo-Ann Stores ..................     $14.50       512,575        7.7      January 2015
   T.J.Maxx .......................     $14.00       448,000        6.7       April 2015
   Bed, Bath & Beyond .............     $14.50       437,900        6.6      January 2015
                                                  ----------      -----
   TOTAL MAJOR TENANTS ............     $11.42    $3,055,975       45.8%
NON-MAJOR TENANTS .................     $22.51     3,617,172       54.2
                                                  ----------      -----
OCCUPIED TOTAL ....................     $15.58    $6,673,147      100.0%
                                                  ==========      =====
VACANT SPACE ......................
PROPERTY TOTAL ....................

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                   CENTERTON SQUARE LEASE EXPIRATION SCHEDULE

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF
    YEAR       EXPIRING        EXPIRING      EXPIRING     EXPIRING*
---------------------------------------------------------------------

   2007            0            $ 0.00              0        0.0%
   2008            0            $ 0.00              0        0.0%
   2009            9            $25.86         29,315        6.8%
   2010            6            $27.27         16,335        3.8%
   2011            2            $26.29          5,100        1.2%
   2012            0            $ 0.00              0        0.0%
   2013            0            $ 0.00              0        0.0%
   2014            3            $26.47         10,580        2.4%
   2015           10            $15.94        212,937       49.3%
   2016            4            $26.91         12,789        3.0%
   2017            0            $ 0.00              0        0.0%
Thereafter         4            $ 9.33        141,161       32.7%
   Vacant          0              NA            4,110        1.0%

             CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
    YEAR          EXPIRING*          EXPIRING*        RENT EXPIRING*
-----------------------------------------------------------------------

    2007             0.0%               0.0%                0.0%
    2008             0.0%               0.0%                0.0%
    2009             6.8%              11.4%               11.4%
    2010            10.6%               6.7%               18.0%
    2011            11.7%               2.0%               20.0%
    2012            11.7%               0.0%               20.0%
    2013            11.7%               0.0%               20.0%
    2014            14.2%               4.2%               24.2%
    2015            63.4%              50.9%               75.1%
    2016            66.4%               5.2%               80.3%
    2017            66.4%               0.0%               80.3%
Thereafter          99.0%              19.7%              100.0%
   Vacant          100.0%               0.0%              100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-46

--------------------------------------------------------------------------------
                                 DDR -- TRT POOL
--------------------------------------------------------------------------------

                       BEAVER CREEK COMMONS TENANT SUMMARY

                                  RATINGS*                   % OF NET                             % OF TOTAL
                               FITCH/MOODY'S/  NET RENTABLE  RENTABLE   BASE RENT    ANNUAL      ANNUAL BASE       LEASE
TENANT                              S&P          AREA (SF)     AREA        PSF      BASE RENT        RENT       EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
   Linens 'N Things .........     B-/B3/B          27,894       19.5%    $10.76     $  300,139        12.0%     January 2016
   Office Max ...............     NR/Ba3/B+        20,100       14.0     $14.00        281,400        11.2      October 2014
   PetSmart .................     NR/Ba2/BB        19,107       13.3     $13.50        257,945        10.3      January 2020
   Hollywood Video ..........     NR/NR/NR          6,500        4.5     $24.00        156,000         6.2      December 2014
   TGI Friday's .............     NR/NR/NR          6,000        4.2     $19.17        115,000         4.6     September 2027
                                                  -------      -----                ----------       -----
   TOTAL MAJOR TENANTS ......                      79,601       55.6%    $13.95     $1,110,484        44.2%
NON-MAJOR TENANTS ...........                      63,528       44.4     $22.04      1,400,188        55.8
                                                  -------      -----                ----------       -----
OCCUPIED TOTAL ..............                     143,129      100.0%    $17.54     $2,510,672       100.0%
                                                                                    ==========       =====
VACANT SPACE ................                           0        0.0
                                                  -------      -----
PROPERTY TOTAL ..............                     143,129      100.0%
                                                  =======      =====

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                 BEAVER CREEK COMMONS LEASE EXPIRATION SCHEDULE

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF
    YEAR       EXPIRING        EXPIRING      EXPIRING     EXPIRING*
---------------------------------------------------------------------

    2007          0            $ 0.00              0         0.0%
    2008          0            $ 0.00              0         0.0%
    2009          8            $23.06         17,815        12.4%
    2010          5            $22.77         12,013         8.4%
    2011          0            $ 0.00              0         0.0%
    2012          0            $ 0.00              0         0.0%
    2013          0            $ 0.00              0         0.0%
    2014          4            $18.66         35,225        24.6%
    2015          2            $19.30          8,154         5.7%
    2016          1            $10.76         27,894        19.5%
    2017          0            $ 0.00              0         0.0%
Thereafter        6            $16.93         42,028        29.4%
   Vacant         0              NA                0         0.0%

             CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
    YEAR          EXPIRING*          EXPIRING*        RENT EXPIRING*
-----------------------------------------------------------------------

    2007             0.0%               0.0%                0.0%
    2008             0.0%               0.0%                0.0%
    2009            12.4%              16.4%               16.4%
    2010            20.8%              10.9%               27.3%
    2011            20.8%               0.0%               27.3%
    2012            20.8%               0.0%               27.3%
    2013            20.8%               0.0%               27.3%
    2014            45.5%              26.2%               53.4%
    2015            51.1%               6.3%               59.7%
    2016            70.6%              12.0%               71.7%
    2017            70.6%               0.0%               71.7%
Thereafter         100.0%              28.3%              100.0%
   Vacant          100.0%               0.0%              100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-47

--------------------------------------------------------------------------------
                                 DDR -- TRT POOL
--------------------------------------------------------------------------------

                        MOUNT NEBO POINTE TENANT SUMMARY

                                                 RATINGS*                     % OF NET
                                              FITCH/MOODY'S/   NET RENTABLE   RENTABLE
TENANT                                              S&P          AREA (SF)      AREA
--------------------------------------------------------------------------------------

MAJOR TENANTS
   Sportsman's Warehouse ..................      NR/NR/NR          48,251       46.8%
   Developer's Diversified-Master Lease ...    BBB/Baa2/BBB        31,104       30.2
   Famous Footwear ........................      BB+/B1/BB          6,400        6.2
   PNC Bank ...............................      A/Aa3/A+           3,650        3.5
   Payless Shoe Source ....................     NR/B1/BB-           2,809        2.7
                                                                  -------      -----
   TOTAL MAJOR TENANTS ....................                        92,214       89.4%
NON-MAJOR TENANTS .........................                        10,883       10.6
                                                                  -------      -----
OCCUPIED TOTAL ............................                       103,097      100.0%
VACANT SPACE ..............................                             0        0.0
                                                                  -------      -----
PROPERTY TOTAL ............................                       103,097      100.0%
                                                                  =======      =====

                                                                       % OF TOTAL
                                              BASE RENT     ANNUAL     ANNUAL BASE       LEASE
TENANT                                            PSF      BASE RENT       RENT        EXPIRATION
--------------------------------------------------------------------------------------------------

MAJOR TENANTS
   Sportsman's Warehouse ..................     $12.85    $  620,025       36.3%     November 2020
   Developer's Diversified-Master Lease ...     $18.83       585,754       34.3      November 2008
   Famous Footwear ........................     $15.00        96,000        5.6       August 2016
   PNC Bank ...............................     $29.86       109,000        6.4        March 2016
   Payless Shoe Source ....................     $19.00        53,371        3.1        March 2011
                                                          ----------      -----
   TOTAL MAJOR TENANTS ....................     $15.88    $1,464,150       85.6%
NON-MAJOR TENANTS .........................     $22.59       245,811       14.4
                                                          ----------      -----
OCCUPIED TOTAL ............................     $16.59    $1,709,961      100.0%
                                                          ==========      =====
VACANT SPACE ..............................
PROPERTY TOTAL ............................

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                   MOUNT NEBO POINTE LEASE EXPIRATION SCHEDULE

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        RENT EXPIRING*
----------------------------------------------------------------------------------------------------------------------------------

   2007           0             $ 0.00             0          0.0%              0.0%               0.0%                0.0%
   2008           2             $18.83        31,104         30.2%             30.2%              34.3%               34.3%
   2009           0             $ 0.00             0          0.0%             30.2%               0.0%               34.3%
   2010           0             $ 0.00             0          0.0%             30.2%               0.0%               34.3%
   2011           8             $21.83        12,070         11.7%             41.9%              15.4%               49.7%
   2012           0             $ 0.00             0          0.0%             41.9%               0.0%               49.7%
   2013           0             $ 0.00             0          0.0%             41.9%               0.0%               49.7%
   2014           0             $ 0.00             0          0.0%             41.9%               0.0%               49.7%
   2015           0             $ 0.00             0          0.0%             41.9%               0.0%               49.7%
   2016           3             $20.62        11,672         11.3%             53.2%              14.1%               63.7%
   2017           0             $ 0.00             0          0.0%             53.2%               0.0%               63.7%
Thereafter        1             $12.85        48,251         46.8%            100.0%              36.3%              100.0%
  Vacant          0               NA               0          0.0%            100.0%               0.0%              100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-48

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                                 DDR -- TRT POOL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "DDR-TRT Pool Loan") is secured by first mortgages or deeds of trust encumbering a portfolio of three retail properties located throughout the United States. The DDR-TRT Pool Loan represents approximately 2.9% of the Cut-Off Date Pool Balance. The DDR-TRT
     Pool Loan was originated on May 11, 2007, and has a principal balance as of the Cut-Off Date of $110,000,000.

     The DDR-TRT Pool Loan has a remaining term of 120 months and matures on
     June 11, 2017. The DDR-TRT Pool Loan may be prepaid on or after June 11,
     2009 until and including November 11, 2016 with payment of the greater of yield maintenance or 1.0% of the prepaid amount, and without penalty thereafter.

o    THE BORROWERS. The borrowers are Centerton Square LLC, TRT DDR Beaver Creek
     LLC and TRT DDR Mt. Nebo LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the DDR-TRT
     Pool Loan. The borrowers are 100% owned subsidiaries of a joint venture between Developers Diversified Realty Corporation ("DDR") and Dividend
     Capital Total Realty Trust ("TRT"). DDR is a publicly traded REIT engaged in acquiring, developing, owning, leasing and managing shopping centers in the United States. As of February 5, 2007, the company owned and managed roughly 461 retail centers and seven business centers as well as approximately 1,170 acres of undeveloped land. DDR sold a portion of its interest in the subject properties to the DDR-TRT joint venture and retained a 10% ownership interest. As of June 9, 2007, DDR was rated "BBB"
     (Fitch), "Baa2" (Moody's) and "BBB" (S&P). TRT, a subsidiary of Dividend
     Capital Group, is a private REIT designed to provide diversification across the commercial real estate asset class, and whose strategy is to invest in a diversified portfolio of high-quality real estate and real estate related assets

o    THE PROPERTIES. The Mortgaged Properties consist of three retail properties comprised of approximately 678,553 square feet located in New Jersey, North
     Carolina and Pennsylvania. As of March 21, 2007, the occupancy rate for the
     Mortgaged Properties securing the DDR-TRT Pool Loan was approximately
     99.4%.

o    MEZZANINE DEBT. The sponsor is permitted to incur future mezzanine indebtedness subject to the following conditions: (i) the aggregate LTV ratio does not exceed 75.0%, (ii) the aggregate debt service coverage does not fall below 1.10x, (iii) the mezzanine lender meets a pre-determined definition of qualified lender", (iv) the borrower must deliver a no-downgrade confirmation, (v) the mezzanine lender shall enter into a form of intercreditor agreement, (vi) rating agency consent and (vii) certain other conditions as specified in the related Mortgage Loan documents.

o    RELEASE. The release of an individual Mortgage Property will be permitted subject to satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to: (i) no event of default shall have occurred and is continuing, (ii) payment of a release premium of 100% of the allocated loan amount for the first 0-30% of the
     Mortgaged Property and 105% of the allocated loan amount for the next
     31-50% of the Mortgaged Property (releases of greater than 50% of the
     Mortgaged Property are not permitted except in accordance with the loan documents), (iii) a minimum DSC ratio of 1.20x for the remaining collateral and (iv) an LTV ratio of the remaining collateral not greater than 70.0%
     after the release.

o    SUBSTITUTION. The borrowers may substitute properties of like kind and quality subject to satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to:
     (i) no event of default exists under the related Mortgage Loan documents,
     (ii) the aggregate value of all Mortgaged Properties released (through one or more substitutions) during the term of the loan shall not exceed 50% of the value of the entire pool of Mortgaged Properties, (iii) the borrowers deliver certain legal opinions from counsel concluding that the substitution will not adversely affect or impair the ability of the lender to enforce its remedies under all loan documents, (iv) the mortgagee receives and approves all necessary property level due diligence with respect to the new Mortgaged Property (including, but not limited to, appraisals, building conditions reports, environmental site assessments, seismic reports and title insurance policies), (v) a minimum DSC Ratio of
     1.20x for the remaining Mortgage Loans and (vi) an LTV Ratio of the substitute property not greater than 70.0%.

o    LOCKBOX ACCOUNT. The related Mortgage Loan documents do not require a lockbox account.

o    MANAGEMENT. DDR, one of the sponsors, is the property manager for the
     Mortgaged Properties securing the DDR-TRT Pool Loan.

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                           ASHFORD HOSPITALITY POOL 4
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $103,906,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                          Ashford Hospitality Trust, Inc.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE*                                                             Yes
MORTGAGE RATE                                                            5.9523%
MATURITY DATE                                                     April 11, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX                                     Yes
   ENGINEERING                          $2,500

ONGOING ANNUAL RESERVES
   TAX                                     Yes
   FF&E          4.0% prior year gross revenue

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $103,906,000
CUT-OFF DATE BALANCE/ROOM                                                $74,431
CUT-OFF DATE LTV                                                           74.3%
MATURITY DATE LTV                                                          69.4%
UW DSCR ON NCF                                                             1.36x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 5
LOCATION                                                                 Various
PROPERTY TYPE                                              Hospitality - Various
SIZE (ROOMS)                                                               1,396
OCCUPANCY AS OF TTM DECEMBER 29, 2006                                      76.7%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $139,900,000
PROPERTY MANAGEMENT                                                      Various
UW ECONOMIC OCCUPANCY                                                      77.1%
UW REVENUES                                                          $40,705,261
UW TOTAL EXPENSES                                                    $28,471,140
UW NET OPERATING INCOME (NOI)                                        $12,234,121
UW NET CASH FLOW (NCF)                                               $10,136,737
--------------------------------------------------------------------------------

*    The Ashford Hospitality Pool 4 Loan permits the partial release of certain properties comprising the Mortgaged Property under certain circumstances.
     See "Release" below.

                                      D-53

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                           ASHFORD HOSPITALITY POOL 4
--------------------------------------------------------------------------------

                       ASHFORD HOSPITALITY POOL 4 SUMMARY

                                             ALLOCATED
                                           CUT-OFF DATE   RELEASE PRICE        SPECIFIC       YEAR
PROPERTY NAME                                 BALANCE       PERCENTAGE      PROPERTY TYPE    BUILT   ROOMS
----------------------------------------------------------------------------------------------------------

Spring Hill Suites -- Orlando, FL ......   $ 30,213,037        115%        Limited Service    2000     400
Courtyard -- Orlando, FL ...............     29,189,965        120%        Limited Service    2000     312
Residence Inn -- Atlanta, GA ...........     15,932,504        115%         Extended Stay     1997     150
Fairfield Inn -- Orlando, FL ...........     15,930,493        125%        Limited Service    2000     388
Courtyard by Marriott -- Edison, NJ ....     12,640,000        110%        Limited Service    2002     146
                                           ------------                                              -----
TOTAL/WEIGHTED AVERAGE .................   $103,906,000                                              1,396

                                           ALLOCATED
                                             CUT-OFF                                ESTIMATED 2006
                                              DATE      APPRAISED   ------------------------------------------
                                            BALANCE    VALUE PER     OCCUPANCY         ADR          REVPAR
PROPERTY NAME                              PER ROOM       ROOM      PENETRATION*   PENETRATION*   PENETRATION*
--------------------------------------------------------------------------------------------------------------

Spring Hill Suites -- Orlando, FL ......    $ 75,533    $100,750       111.1%         105.1%         117.4%
Courtyard -- Orlando, FL ...............    $ 93,558    $127,564       121.6%         105.7%         128.8%
Residence Inn -- Atlanta, GA ...........    $106,217    $140,000       100.6%          98.7%          99.2%
Fairfield Inn -- Orlando, FL ...........    $ 41,058    $ 59,278       106.2%          93.7%          98.9%
Courtyard by Marriott -- Edison, NJ ....    $ 86,575    $108,219       109.4%         109.7%         120.0%
TOTAL/WEIGHTED AVERAGE .................    $ 74,431    $100,215       110.8%         101.8%         113.1%

*    Based on the HVS International appraisals dated March 2007.

            ASHFORD HOSPITALITY POOL 4 FINANCIAL PERFORMANCE SUMMARY

                                                         2005                           2006
                                           -----------------------------   -----------------------------
PROPERTY NAME                              OCCUPANCY     ADR     REV PAR   OCCUPANCY     ADR     REV PAR
--------------------------------------------------------------------------------------------------------

Spring Hill Suites -- Orlando, FL ......     79.8%     $ 84.41    $67.36     77.2%     $ 88.20    $68.13
Courtyard -- Orlando, FL ...............     81.9%     $ 87.16    $71.38     80.5%     $ 94.51    $76.06
Residence Inn -- Atlanta, GA ...........     76.8%     $100.72    $77.35     73.5%     $108.78    $79.92
Fairfield Inn -- Orlando, FL ...........     79.1%     $ 65.60    $51.89     77.6%     $ 70.97    $55.10
Courtyard by Marriott -- Edison, NJ ....     64.7%     $100.38    $64.95     68.5%     $103.85    $71.10
AVERAGE ................................     76.5%     $ 87.65    $66.59     75.5%     $ 93.26    $70.06

                                            TRAILING 12-MONTH FEB. 2007            UNDERWRITTEN
                                           -----------------------------   -----------------------------
PROPERTY NAME                              OCCUPANCY     ADR     REV PAR   OCCUPANCY      ADR    REV PAR
--------------------------------------------------------------------------------------------------------

Spring Hill Suites -- Orlando, FL ......     78.0%     $ 90.50   $70.63      77.2%     $ 93.62    $72.23
Courtyard -- Orlando, FL ...............     80.7%     $ 96.08   $77.51      80.0%     $101.23    $80.98
Residence Inn -- Atlanta, GA ...........     72.0%     $108.77   $78.30      70.9%     $115.93    $82.16
Fairfield Inn -- Orlando, FL ...........     77.2%     $ 73.25   $56.53      80.0%     $ 75.94    $60.75
Courtyard by Marriott -- Edison, NJ ....     68.6%     $104.09   $71.36      69.0%     $111.03    $76.61
AVERAGE ................................     75.3%     $ 94.54   $70.87      75.4%     $ 99.55    $74.55

*    Based on the HVS International appraisals dated March 2007.

                 COMPETITIVE SUMMARY -- COURTYARD -- ORLANDO, FL

                                                                                     ESTIMATED 2006*
                                                       -----------------------------------------------------------------------
                                           NUMBER OF                                    OCCUPANCY        ADR         REVPAR
PROPERTY                                     ROOMS     OCCUPANCY      ADR    REVPAR    PENETRATION   PENETRATION   PENETRATION
------------------------------------------------------------------------------------------------------------------------------

Courtyard -- Orlando, FL (subject) .....       312       80.5%     $ 94.51    $76.05      121.6%       105.7%         128.8%
SpringHill Suites Marriott Village .....       400       77.0%     $ 88.20    $68.09      116.3%        98.6%         115.3%
Hilton Garden Inn SeaWorld .............       233       68.0%     $102.00    $69.36      102.7%       114.0%         117.5%
Holiday Inn Sunspree Lake Buena
   Vista ...............................       507       51.0%     $ 95.00    $48.45       77.0%       106.2%          82.1%
Orlando Vista (former DoubleTree
   Club) ...............................       246       67.0%     $ 73.00    $48.91      101.2%        81.6%          82.8%
Holiday Inn Express (former
   Radisson) ...........................       200       46.0%     $ 90.00    $41.40       69.5%       100.6%          70.1%
Courtyard LBV Palm Parkway .............       308       74.0%     $ 80.00    $59.20      111.7%        89.4%         100.3%
                                             -----
TOTAL/WEIGHTED AVERAGE .................     2,206       66.2%     $ 89.44    $59.04      100.0%       100.0%         100.0%
                                             =====

*    Based on the HVS International appraisal dated March 30, 2007.

                                      D-54

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 4
--------------------------------------------------------------------------------

           COMPETITIVE SUMMARY -- COURTYARD BY MARRIOTT -- EDISON, NJ

                                                                                    ESTIMATED 2006*
                                                      ----------------------------------------------------------------------
                                          NUMBER OF                                   OCCUPANCY        ADR         REVPAR
PROPERTY                                    ROOMS     OCCUPANCY     ADR     REVPAR   PENETRATION   PENETRATION   PENETRATION
----------------------------------------------------------------------------------------------------------------------------

Courtyard by Marriott -- Edison, NJ
   (subject) ..........................      146        69.0%     $102.99   $71.10      109.4%        109.7%        120.0%
Hilton Garden Inn Raritan Center ......      132        70.0%     $107.00   $74.90      111.0%        114.0%        126.4%
Sheraton Raritan Center ...............      276        56.0%     $100.00   $56.00       88.8%        106.5%         94.5%
Holiday Inn Raritan Center ............      184        64.0%     $ 68.00   $43.52      101.5%         72.4%         73.4%
                                             ---
TOTAL/WEIGHTED AVERAGE ................      738        63.1%     $ 93.87   $59.26      100.0%        100.0%        100.0%
                                             ===

*    Based on the HVS International appraisal dated March 19, 2007.

               COMPETITIVE SUMMARY -- FAIRFIELD INN -- ORLANDO, FL

                                                                                    ESTIMATED 2006*
                                                      -----------------------------------------------------------------------
                                          NUMBER OF                                    OCCUPANCY        ADR          REVPAR
PROPERTY                                    ROOMS     OCCUPANCY     ADR      REVPAR   PENETRATION   PENETRATION   PENETRATION
-----------------------------------------------------------------------------------------------------------------------------

Fairfield Inn -- Orlando, FL (subject)        388       77.6%      $70.97    $55.10      106.2%         93.7%         98.9%
SpringHill Suites Marriott Village ....       400       77.0%      $88.20    $68.09      105.3%        116.4%        122.3%
La Quinta Inn & Suites Orlando
   Maingate ...........................       148       77.0%      $69.00    $53.13      105.3%         91.1%         95.4%
Country Inn & Suites & Suites
   Universal ..........................       162       66.0%      $71.00    $46.86       90.3%         93.7%         84.1%
Days Inn Orlando ......................       219       62.0%      $64.00    $39.68       84.8%         84.5%         71.3%
Hampton Inn Orlando Lake Buena
   Vista ..............................       147       71.0%      $84.00    $59.64       97.1%        110.9%        107.1%
                                            -----
TOTAL/WEIGHTED AVERAGE ................     1,464       73.1%      $75.75    $55.69      100.0%        100.0%        100.0%
                                            =====

*    Based on the HVS International appraisal dated March 26, 2007.

               COMPETITIVE SUMMARY -- RESIDENCE INN -- ATLANTA, GA

                                                                                ESTIMATED 2006*
                                                      -----------------------------------------------------------------------
                                          NUMBER OF                                    OCCUPANCY        ADR         REVPAR
PROPERTY                                    ROOMS     OCCUPANCY     ADR     REVPAR    PENETRATION   PENETRATION   PENETRATION
-----------------------------------------------------------------------------------------------------------------------------

Residence Inn -- Atlanta, GA
   (subject) ..........................      150        74.4%     $107.38    $79.92      100.6%         98.7%         99.2%
Residence Inn Buckhead ................      136        74.0%     $110.00    $81.40      100.0%        101.1%        101.1%
Homewood Suites Buckhead ..............       92        75.0%     $113.00    $84.75      101.4%        103.8%        105.2%
Staybridge Suites Buckhead ............       83        72.0%     $105.00    $75.60       97.3%         96.5%         93.9%
TOTAL/WEIGHTED AVERAGE ................      461        74.0%     $108.85    $80.54      100.0%        100.0%        100.0%
                                             ===

*    Based on the HVS International appraisal dated March 26, 2007.

            COMPETITIVE SUMMARY -- SPRING HILL SUITES -- ORLANDO, FL

                                                                                ESTIMATED 2006*
                                                      ---------------------------------------------------------------------
                                          NUMBER OF                                  OCCUPANCY        ADR         REVPAR
PROPERTY                                   ROOMS      OCCUPANCY     ADR    REVPAR   PENETRATION   PENETRATION   PENETRATION
---------------------------------------------------------------------------------------------------------------------------

Spring Hill Suites -- Orlando, FL
   (subject) ..........................       400        77.2%    $88.20   $68.13      111.1%        105.1%        117.4%
Courtyard Marriott Village ............       312        80.0%    $94.51   $76.05      115.1%        112.6%        131.1%
Fairfield Inn Marriott Village ........       388        78.0%    $70.97   $55.10      112.2%         84.5%         95.0%
AmeriSuites South .....................       151        61.0%    $73.00   $44.53       87.8%         87.0%         76.7%
Holiday Inn Sunspree Lake Buena
   Vista ..............................       507        51.0%    $95.00   $48.45       73.4%        113.2%         83.5%
Orlando Vista (former Doubletree
   Club) ..............................       246        67.0%    $73.00   $48.91       96.4%         87.0%         84.3%
Hampton Inn Lake Buena Vista ..........       147        71.0%    $84.00   $59.64      102.2%        100.1%        102.8%
Courtyard LBV Palm Parkway ............       308        74.0%    $80.00   $59.20      106.5%         95.3%        102.0%
                                            -----
TOTAL/WEIGHTED AVERAGE ................     2,459        69.5%    $83.95   $58.02      100.0%        100.0%        100.0%
                                            =====

*    Based on the HVS International appraisal dated March 28, 2007.

                                      D-55

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                           ASHFORD HOSPITALITY POOL 4
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Ashford Hospitality Pool 4 Loan") is
     secured by a first mortgage encumbering the borrower's fee interest in four limited service and one extended stay hotels located in Florida, Georgia and New Jersey. The Ashford Hospitality Pool 4 Loan represents approximately 2.7% of the Cut-Off Date Pool Balance. The Ashford
     Hospitality Pool 4 Loan was originated on April 11, 2007, and has a principal balance as of the Cut-Off Date of $103,906,000. The Ashford
     Hospitality Pool 4 Loan provides for interest-only payments for the first
     60 months of its term, and, thereafter, fixed monthly payments of principal and interest.

     The Ashford Hospitality Pool 4 Loan has a remaining term of 118 months and matures on April 11, 2017. The Ashford Hospitality Pool 4 Loan may be
     prepaid on or after March 11, 2017, and permits defeasance with United
     States government obligations beginning two years after the Closing Date.

o    THE BORROWERS. The borrowers are Ashford LLB C-Hotel Management, LP;
     Ashford LLB SHS Management, LP; Ashford LLB F-INN Management, LP; Ashford
     Edison LP; and Ashford Atlanta Buckhead LP, all special purpose entities.
     Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Ashford Hospitality Pool 4 Loan. The sponsor of the borrowers is Ashford Hospitality Trust, Inc. ("AHT"). AHT, founded in 1968, is a self-administered real estate investment trust listed on the New York Stock Exchange that invests in the hospitality industry.
     AHT's management team has experience in sourcing, underwriting, operating, repositioning, developing, selling and financing a wide variety of lodging investments. As of December 31, 2006, AHT owned approximately 81 hotel properties in 26 states with approximately 15,492 rooms and an office building. The portfolio also includes 24 full-service, upscale hotels containing approximately 8,069 rooms, as well as 27 premium select-service hotels consisting of approximately 5,571 rooms in 31 markets throughout 18 states, the District of Columbia and Canada.

o    THE PROPERTIES. The Spring Hill Suites -- Orlando, FL Mortgaged Property,
     constructed in 2000, is a five-story limited service hotel containing approximately 400 rooms situated on approximately 8.9 acres. The Mortgaged
     Property features an outdoor swimming pool and whirlpool, pool bar, exercise room, breakfast dining area and a guest market. As of the trailing
     12-month period ending December 29, 2006, the occupancy rate for the Spring
     Hill Suites -- Orlando, FL Mortgaged Property was approximately 77.2%.

     The Courtyard -- Orlando, FL Mortgaged Property, constructed in 2000 and renovated in 2007, is a five-story limited service hotel containing approximately 312 rooms situated on approximately 7.4 acres. The Mortgaged
     Property features an indoor/outdoor swimming pool and whirlpool, exercise room, game room and gift shop. As of the trailing 12-month period ending
     December 29, 2006, the occupancy rate for the Courtyard -- Orlando, FL
     Mortgaged Property was approximately 80.5%.

     The Residence Inn -- Atlanta, GA Mortgaged Property, constructed in 1997, is a four-story extended stay hotel containing approximately 150 rooms situated on approximately 1.8 acres. The Mortgaged Property is located in
     Buckhead, an upscale enclave of corporate, residential, and retail developments in Atlanta, Georgia. The Mortgaged Property features an outdoor swimming pool and whirlpool, exercise room, business center and a breakfast dining area. As of the trailing 12-month period ending December
     29, 2006, the occupancy rate for the Residence Inn -- Atlanta, GA Mortgaged
     Property was approximately 73.5%.

     The Fairfield Inn -- Orlando, FL Mortgaged Property, constructed in 2000 and renovated in 2006, is a five-story limited service hotel containing approximately 388 rooms situated on approximately 6.4 acres. The Mortgaged
     Property features an outdoor swimming pool and whirlpool, pool bar, exercise room, business center and a breakfast dining area. As of the trailing 12-month period ending December 29, 2006, the occupancy rate for the Fairfield Inn -- Orlando, FL Mortgaged Property was approximately
     77.6%.

     The Spring Hill Suites -- Orlando, FL, Courtyard -- Orlando, FL and
     Fairfield Inn -- Orlando, FL Mortgaged Properties, located in Orlando,
     Florida along Interstate 4, are three hotels that comprise the approximately 1,100-room Marriott Village at Lake Buena Vista.

     The Courtyard by Marriott -- Edison, NJ Mortgaged Property, constructed in
     2002, is a four-story limited service hotel containing approximately 146 rooms situated on approximately 2.6 acres. The Mortgaged Property is located in the commercial area of Edison, New Jersey along Interstate 95.
     The Mortgaged Property features an indoor pool and whirlpool,

                                      D-56

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                           ASHFORD HOSPITALITY POOL 4
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     breakfast area, exercise room and a business center. As of the trailing
     12-month period ending December 29, 2006, the occupancy rate for the
     Courtyard by Marriott -- Edison, NJ Mortgaged Property was approximately
     68.5%.

o    LOCKBOX ACCOUNT. All revenue from the Mortgaged Properties will be deposited into a mortgagee-designated lockbox.

o    RELEASES. The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain conditions as set forth in the related Mortgage Loan documents including, but not limited to, the following: (i) no event of default shall have occurred and is continuing and (ii) payment of an amount equal to the greater of (a) the amount which is necessary to defease a portion of the loan amount equal to the Release
     Price Percentage, (as defined in the related Mortgage Loan documents), multiplied by the allocated loan amount with respect to the cross-collateralized property being released, (b) such amount as would cause the Debt Yield (as defined in the related Mortgage Loan documents)
     subsequent to the contemplated release to be equal to or greater than the
     Debt Yield prior to the contemplated release and (c) such amount as would cause the Debt Yield subsequent to the contemplated release to be no less than the Debt Yield at origination.

o    MANAGEMENT. The property managers for the Mortgaged Properties securing the
     Ashford Hospitality Pool 4 Loan are various affiliates of Marriott
     International, Inc. Established in 1971 and headquartered in Washington,
     D.C., Marriott International, Inc. engages in the operation and franchising of hotels and related lodging facilities worldwide. It operates in full service lodging, select service lodging, extended stay lodging, timeshare, and synthetic fuel industry segments. As of January 3, 2007, the company operated or franchised approximately 2,800 lodging properties.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $95,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        The Moinian Group
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.681%
MATURITY DATE                                                       May 11, 2012
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            59 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                         Yes
   ENGINEERING                                    $3,815,394
   TI/LC                                          $3,500,000
   DEBT SERVICE(1)                                $1,250,000
   DESIGNATED LEASE RESERVE(2)                      $137,469

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                         Yes
   TI/LC(3)                                        Springing
   REPLACEMENT                                       $41,383

ADDITIONAL FINANCING                                  B-Note         $13,000,000

                                                                       WHOLE
                                                     TRUST ASSET   MORTGAGE LOAN
                                                     -----------   -------------
CUT-OFF DATE BALANCE                                 $95,000,000    $108,000,000
CUT-OFF DATE BALANCE/SF                                  $230           $261
CUT-OFF DATE LTV                                         70.4%         80.0%
MATURITY DATE LTV                                        70.4%         80.0%
UW DSCR ON NCF(4)                                        1.54x         1.36x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                413,828
OCCUPANCY AS OF MARCH 1, 2007                                              93.6%
YEAR BUILT / YEAR RENOVATED                                          1903 / 1995
APPRAISED VALUE                                                     $135,000,000
PROPERTY MANAGEMENT                          Newmark & Company Real Estate, Inc.
UW ECONOMIC OCCUPANCY                                                      92.5%
UW REVENUES                                                          $14,240,763
UW TOTAL EXPENSES                                                     $5,399,806
UW NET OPERATING INCOME (NOI)                                         $8,840,957
UW NET CASH FLOW (NCF)(4)                                             $8,317,432
--------------------------------------------------------------------------------
(1)  There is a shortfall in the related Mortgaged Property cash flow to fully cover debt service payments. Amount held in the debt service reserve will be released as needed to cover the debt service shortfall.

(2)  Escrow funded upfront for the landlord's outstanding free rent obligations for IT USA, Inc.

(3)  In the event the TI/LC Reserve balance is less than $500,000, the borrower will begin to deposit at an annual rate of $206,914, until $1,000,000 is achieved.

(4)  The UW NCF was derived based on certain assumptions, including that leases rolling during the loan term would be marked to market rents and that the property would achieve a stabilized occupancy rate. If such occupancy and rental rates are not executed, then the property NCF will be negatively affected. The "as-is" DSCR for the Trust Asset is 1.24x and the whole
     Mortgage Loan is 1.09x.

                                      D-61

--------------------------------------------------------------------------------
                             17 BATTERY PLACE SOUTH
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                          % OF NET
                                              RATINGS*      NET RENTABLE  RENTABLE
TENANT                                   FITCH/MOODY'S/S&P    AREA (SF)     AREA
----------------------------------------------------------------------------------

MAJOR TENANTS
   Continental Stock Transfer & Trust
      Company .........................      NR/NR/NR           35,000       8.5%
   IT USA, Inc. .......................      NR/NR/NR           34,991       8.5
   Wall Street Access, Inc. ...........      NR/NR/NR           33,800       8.2
   The City of New York ...............      NR/A2/NR           31,292       7.6
   Securities Training Corp. ..........      NR/NR/NR           31,000       7.5
   Wildcat Service Corp. ..............      NR/NR/NR           31,000       7.5
                                                               -------     -----
   TOTAL MAJOR TENANTS ................                        197,083      47.6%
NON-MAJOR TENANTS .....................                        190,292      46.0
                                                               -------     -----
OCCUPIED TOTAL ........................                        387,375      93.6%
VACANT SPACE ..........................                         26,453       6.4
                                                               -------     -----
PROPERTY TOTAL ........................                        413,828     100.0%
                                                               =======     =====

                                                     ANNUAL
                                           BASE       BASE      % OF TOTAL ANNUAL       LEASE
TENANT                                   RENT PSF     RENT          BASE RENT        EXPIRATION
------------------------------------------------------------------------------------------------

MAJOR TENANTS
   Continental Stock Transfer & Trust
      Company .........................   $37.61   $ 1,316,350        12.7%          July 2011
   IT USA, Inc. .......................   $30.00     1,049,730        10.1           April 2017
   Wall Street Access, Inc. ...........   $17.71       598,610         5.8          October 2008
   The City of New York ...............   $24.71       773,233         7.5         December 2012
   Securities Training Corp. ..........   $22.88       709,280         6.8         February 2015
   Wildcat Service Corp. ..............   $24.40       756,400         7.3           June 2009
                                                   -----------       -----
   TOTAL MAJOR TENANTS ................   $26.40   $ 5,203,603        50.2%
NON-MAJOR TENANTS .....................   $27.12     5,159,796        49.8
                                                   -----------       -----
OCCUPIED TOTAL ........................   $26.75   $10,363,399       100.0%
                                                   ===========       =====
VACANT SPACE ..........................
PROPERTY TOTAL ........................

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                           CUMULATIVE     % OF      CUMULATIVE
            # OF LEASES   RENT/SF  TOTAL SF  % OF TOTAL SF    % OF SF   BASE RENT    % OF BASE
   YEAR       EXPIRING   EXPIRING  EXPIRING    EXPIRING*     EXPIRING*  EXPIRING*  RENT EXPIRING*
-------------------------------------------------------------------------------------------------

   2007           0       $ 0.00         0        0.0%          0.0%       0.0%         0.0%
   2008          10       $19.93    46,335       11.2%         11.2%       8.9%         8.9%
   2009          21       $25.70    86,497       20.9%         32.1%      21.5%        30.4%
   2010           2       $28.40     5,280        1.3%         33.4%       1.4%        31.8%
   2011           9       $32.61    61,874       15.0%         48.3%      19.5%        51.3%
   2012           8       $26.49    51,126       12.4%         60.7%      13.1%        64.4%
   2013           4       $27.02    18,832        4.6%         65.2%       4.9%        69.3%
   2014           2       $35.20     2,543        0.6%         65.8%       0.9%        70.1%
   2015           1       $22.88    31,000        7.5%         73.3%       6.8%        77.0%
   2016           1       $28.70     7,723        1.9%         75.2%       2.1%        79.1%
   2017           4       $30.00    59,832       14.5%         89.7%      17.3%        96.4%
Thereafter        3       $22.65    16,333        3.9%         93.6%       3.6%       100.0%
  Vacant          0         NA      26,453        6.4%        100.0%       0.0%       100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-62

--------------------------------------------------------------------------------
                             17 BATTERY PLACE SOUTH
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "17 Battery Place South Loan") is secured by a first mortgage encumbering a CBD office building located in New York,
     New York. The 17 Battery Place South Loan represents approximately 2.5% of the Cut-Off Date Pool Balance. The 17 Battery Place South Loan was
     originated on April 24, 2007 and has a principal balance as of the Cut-Off
     Date of $95,000,000. The 17 Battery Place South Loan is a portion of a whole loan with an original principal balance of $108,000,000. The other loan related to the 17 Battery Place South Loan is evidenced by a separate subordinate note (the "17 Battery Place South Subordinate Companion Loan")
     with an original principal balance of $13,000,000 and, together with the 17
     Battery Place South Loan, comprise the "17 Battery Place South Whole
     Loan"). The 17 Battery Place South Subordinate Companion Loan will not be an asset of the Trust Fund. The 17 Battery Place South Loan and the 17
     Battery Place South Subordinate Companion Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus
     Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and
     will be serviced pursuant to the terms of the pooling and servicing agreement. The 17 Battery Place South Loan provides for interest-only payments for the entire loan term.

     The 17 Battery Place South Loan has a remaining term of 59 months and matures on May 11, 2012. The 17 Battery Place South Loan may be prepaid on or after March 11, 2012 and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Battery Commercial Associates LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 17 Battery Place South
     Loan. The sponsor of the borrower is The Moinian Group, a development firm headed by Joseph Moinian, which owns and manages over $8 billion in assets and has been actively involved in greater New York commercial real estate for over 15 years. The Moinian Group currently owns and controls a portfolio of approximately 20 million square feet of office, industrial, retail, residential and hotel properties throughout the United States and abroad, including approximately 13 million square feet in Manhattan.

o    THE PROPERTY. The Mortgaged Property is an approximately 413,828 square foot office building situated on approximately 1.5 acres. The Mortgaged
     Property was constructed in 1903 and most recently renovated in 1995. The
     Mortgaged Property is located in New York, New York. As of March 1, 2007, the occupancy rate for the Mortgaged Property securing the 17 Battery Place
     South Loan was approximately 93.6%.

     The largest tenant is Continental Stock Transfer & Trust Company
     ("Continental"), currently occupying approximately 35,000 square feet, or approximately 8.5% of the net rentable area. Continental is a fully integrated shareholder servicing company that provides shareholder recordkeeping and stock transfer services among other offered services.
     Continental currently services more than 1,100 public companies, aggregating more than 1.5 million shareholder accounts. The Continental lease expires in July 2011. The second largest tenant is IT USA, Inc. ("IT
     USA"), currently occupying approximately 34,991 square feet, or approximately 8.5% of the net rentable area. IT USA provides information technology solutions to small and medium-sized businesses in the United
     States. Its information technology solutions include Microsoft technologies practice, virtualization practice, security practice, internetworking practice, storage practice and systems management practice. The IT USA lease expires in April 2017. The third largest tenant is Wall Street
     Access, Inc. ("Wall Street Access"), occupying approximately 33,800 square feet, or approximately 8.2% of the net rentable area. Wall Street Access is a New York Stock Exchange member firm offering a range of services, including research, execution, fixed income trading and professional money management to institutions and affluent individuals. The Wall Street Access lease expires in October 2008.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Newmark & Company Real Estate, Inc. ("Newmark") is the property manager for the Mortgaged Property securing the 17 Battery Place South
     Loan. Newmark is headquartered in New York, New York and is a large independent real estate service firm, which provides comprehensive real estate solutions to corporations, property owners, investors and developers across the globe.

                                      D-63

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                                      D-64

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                                 ROCKVALE SQUARE
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                                 ROCKVALE SQUARE
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                                 ROCKVALE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $92,400,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                     PA Outlet Center, LP
TYPE OF SECURITY                                                            Both
MORTGAGE RATE                                                             5.755%
MATURITY DATE                                                       May 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX                                              Yes
   OCCUPANCY HOLDBACK(1)                     $4,400,000
   TENANT LEASING(2)                           $250,000
   RETAIL BRAND ALLIANCE(3)                    $340,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                          Yes/Springing
   REPLACEMENT                                  $53,966
   ROLLOVER(4)                                 $276,000

ADDITIONAL FINANCING(5)                                                     None

CUT-OFF DATE BALANCE                                                 $92,400,000
CUT-OFF DATE BALANCE/SF                                                     $171
CUT-OFF DATE LTV                                                           80.0%
MATURITY DATE LTV                                                          80.0%
UW DSCR ON NCF                                                             1.38x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Lancaster, PA
PROPERTY TYPE                                                   Retail -- Outlet
SIZE (SF)                                                                539,661
OCCUPANCY AS OF MARCH 22, 2007                                             88.5%
YEAR BUILT / YEAR RENOVATED                                            1986 / NA
APPRAISED VALUE                                                     $115,500,000
PROPERTY MANAGEMENT                                 PA Outlet Management Company
UW ECONOMIC OCCUPANCY                                                      92.0%
UW REVENUES                                                          $12,402,854
UW TOTAL EXPENSES                                                     $4,651,922
UW NET OPERATING INCOME (NOI)                                         $7,750,932
UW NET CASH FLOW (NCF)                                                $7,315,068
--------------------------------------------------------------------------------

(1)  A First Occupancy Holdback Reserve and Second Occupancy Holdback Reserve
     were required at origination, each in the amount of $2,200,000. The First
     Occupancy Holdback Reserve will be released upon the achievement of (i) the occupancy at the Mortgaged Property is then equal to or greater than 91%
     and (ii) the annualized collected revenue is at least $12,300,000. The
     Second Occupancy Holdback Reserve will be released upon the achievement of
     (i) the occupancy at the Mortgaged Property is then equal to or greater than 92% and (ii) the annualized collected revenue is at least $12,470,000.

(2)  The Tenant Leasing Holdback Reserve will be released upon the satisfactory evidence to Lender that Olive Garden and Susquehana Bank have commenced full paying rent pursuant to their respective leases.

(3)  The Retail Brand Alliance Reserve will be released upon the settlement or full adjunction of the Retail Brand Alliance litigation.

(4)  The annual Rollover Reserve is required only for the first five years.

(5)  Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio of no less than 1.10x, (ii) the aggregate loan-to-value ratio shall not exceed 80.0%, (iii) rating agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

                                      D-67

--------------------------------------------------------------------------------
                                 ROCKVALE SQUARE
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                                                             % OF
                                                                        % OF NET                            TOTAL
                                           RATINGS        NET RENTABLE  RENTABLE   BASE RENT     ANNUAL     ANNUAL       LEASE
TENANT                                FITCH/MOODY'S/S&P    AREA (SF)      AREA        PSF      BASE RENT  BASE RENT    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
   Pottery Barn ....................       NR/NR/NR          29,850        5.5%     $ 2.00    $   59,700      0.8%    January 2018
   VF Outlet .......................       NR/NR/NR          28,585        5.3      $ 8.00       228,680      3.1      March 2012
   Calvert Retail (Reading China) ..       NR/NR/NR          27,125        5.0      $14.24       386,260      5.2    November 2008
   Carter's Retail, Inc ............       NR/NR/NR          15,000        2.8      $13.16       197,400      2.7     October 2011
   Lenox Merchandising (The Lenox
      Outlet) ......................       NR/NR/NR          10,877        2.0      $23.08       251,041      3.4      June 2007
                                                            -------      -----                ----------    -----
   TOTAL MAJOR TENANTS .............                        111,437       20.6%     $10.08    $1,123,081     15.1%
NON-MAJOR TENANTS ..................                        365,957       67.8      $17.25     6,314,297     84.9
                                                            -------      -----                ----------    -----
OCCUPIED TOTAL .....................                        477,394       88.5%     $15.58    $7,437,379    100.0%
VACANT SPACE .......................                         62,267       11.5                ==========    =====
                                                            -------      -----
PROPERTY TOTAL .....................                        539,661      100.0%
                                                            =======      =====

                               EXPIRATION SCHEDULE

                            WA BASE                              CUMULATIVE      % OF       CUMULATIVE
             # OF LEASES   RENT/SF    TOTAL SF   % OF TOTAL SF     % OF SF    BASE RENT     % OF BASE
   YEAR        EXPIRING    EXPIRING   EXPIRING     EXPIRING*      EXPIRING*   EXPIRING*   RENT EXPIRING*
--------------------------------------------------------------------------------------------------------

   2007           18        $15.82     77,964        14.4%          14.4%       16.6%          16.6%
   2008           15        $16.78     84,162        15.6%          30.0%       19.0%          35.6%
   2009            6        $16.88     22,550         4.2%          34.2%        5.1%          40.7%
   2010           16        $17.42     68,037        12.6%          46.8%       15.9%          56.6%
   2011           21        $18.88     75,138        13.9%          60.8%       19.1%          75.7%
   2012           10        $12.61     80,527        14.9%          75.7%       13.7%          89.4%
   2013            1        $14.00      8,173         1.5%          77.2%        1.5%          90.9%
   2014            7        $16.14     15,227         2.8%          80.0%        3.3%          94.2%
   2015            0        $ 0.00          0         0.0%          80.0%        0.0%          94.2%
   2016            0        $ 0.00          0         0.0%          80.0%        0.0%          94.2%
   2017            3        $18.06     15,766         2.9%          82.9%        3.8%          98.0%
Thereafter         4        $ 4.91     29,850         5.5%          88.5%        2.0%         100.0%
  Vacant           0            NA     62,267        11.5%         100.0%        0.0%         100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-68

--------------------------------------------------------------------------------
                                 ROCKVALE SQUARE
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Rockvale Square Loan") is secured by both a first mortgage and a leasehold interest in a retail center located in
     Lancaster, Pennsylvania. The Rockvale Square Loan represents approximately
     2.4% of the Cut-Off Date Pool Balance. The Rockvale Square Loan provides for interest-only payments for the entire loan term.

     The Rockvale Square Loan was originated on April 20, 2007, and has a principal balance as of the Cut-Off Date of $92,400,000. The Rockvale
     Square Loan has a remaining term of 119 months and matures on May 11, 2017.
     The Rockvale Square Loan may be prepaid on or after February 11, 2017, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Rockvale Outlet Center, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rockvale Square Loan. The sponsor of the borrower is the PA Outlet Center General, LLC. The PA Outlet
     Center General, LLC's additional holdings include approximately 2,200,000 square feet of outlet and retail properties located in Pennsylvania, New
     Jersey and Massachusetts.

o    THE PROPERTY. The Mortgaged Property consists of 17 single-story retail buildings, which, in the aggregate, comprise approximately 539,691 square feet, situated on approximately 65.5 acres. The Mortgaged Property is located in Lancaster, Pennsylvania. As of March 22, 2007, the occupancy rate for the Mortgaged Property securing the Rockvale Square Loan was approximately 88.5%.

     The largest tenant is Pottery Barn, currently occupying approximately
     29,850 square feet, or approximately 5.5% of the net rentable area. Pottery
     Barn is a retailer of kitchen, bedroom and bath goods. Pottery Barn is a member of the Williams-Sonoma, Inc. family of retail chains, which also includes Williams Sonoma, West Elm and Design Studio. The Pottery Barn
     lease expires in January 2018. The second largest tenant is VF Outlet, currently occupying approximately 28,585 square feet, or approximately 5.3%
     of the net rentable area. VF Outlet stores sell jeans, sportswear, backpacks, swimwear and children's clothing under the JanSport, Lee,
     Nautica and Wrangler brands. The VF Outlet lease expires in March 2012. The third largest tenant is Calvert Retail (Reading China), currently occupying approximately 27,125 square feet, or approximately 5.0% of the net rentable area. The Calvert Retail (Reading China) lease expires in November 2008.

o    LOCKBOX ACCOUNT. The related Mortgage Loan documents do not require a lockbox account.

o    MANAGEMENT. PA Outlet Management Company, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Rockvale
     Square Loan.

                                      D-69

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                                      D-70

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                                  CENTERSIDE II
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                                  CENTERSIDE II
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                                      D-72

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                                 CENTERSIDE II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $89,300,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                   The Irvine Company LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.645%
MATURITY DATE                                                   October 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         126
ORIGINAL TERM / AMORTIZATION                                            126 / IO
REMAINING TERM / AMORTIZATION                                           124 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TI/LC(1)                                  $3,756,047
   DEBT SERVICE(2)                           $2,232,415
   CAPEX(1)                                  $4,833,716

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                              Springing
   REPLACEMENT(3)                             Springing

ADDITIONAL FINANCING(4)                          B-Note              $30,000,000

                                               TRUST ASSET   WHOLE MORTGAGE LOAN
                                               -----------   -------------------
CUT-OFF DATE BALANCE                           $89,300,000          $119,300,000
CUT-OFF DATE BALANCE/SF                               $311                  $415
CUT-OFF DATE LTV                                     56.1%                 75.0%
MATURITY DATE LTV                                    56.1%                 75.0%
UW DSCR ON NCF(5)                                    1.66x                 1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           San Diego, CA
PROPERTY TYPE                                                  Office - Suburban
SIZE (SF)                                                                287,494
OCCUPANCY AS OF MARCH 26, 2007                                             88.7%
YEAR BUILT / YEAR RENOVATED                                            1987 / NA
APPRAISED VALUE                                                     $159,100,000
PROPERTY MANAGEMENT                                       The Irvine Company LLC
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                          $13,087,597
UW TOTAL EXPENSES                                                     $4,608,164
UW NET OPERATING INCOME (NOI)                                         $8,479,433
UW NET CASH FLOW (NCF)(5)                                             $8,385,921
--------------------------------------------------------------------------------

(1)  The borrower may substitute a letter of credit or guaranty in an amount equal to the balance in the reserve. Funds in the reserve (up to $966,743 for the CapEx reserve) may be used to pay operating expenses and debt service shortfalls after the debt service reserve has been exhausted. The letter of credit or guaranty may be released upon the achievement of a DSC
     Ratio of at least 1.20x for six consecutive months.

(2)  There is a shortfall in the related Mortgaged Property cash flow to fully cover debt service payments. Amount held in the debt service reserve will be released as needed to cover the debt service shortfall. The borrower may substitute a letter of credit or guaranty in an amount equal to the balance in the reserve. The letter of credit or guaranty may be released upon the achievement of a DSC Ratio of at least 1.05x for six consecutive months.

(3)  Ongoing annual replacement reserves of $43,128 will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(4)  Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate DSC Ratio of no less than
     1.10x, (ii) the aggregate LTV ratio shall not exceed 90.0%, (iii) rating agency consent, (iv) the mezzanine lender shall enter into an acceptable intercreditor agreement and (v) certain other conditions as specified in the related Mortgage Loan documents.

(5)  The UW NCF was derived based on certain assumptions, including that leases rolling during the loan term would be marked to market rents and that the property would achieve a stabilized occupancy rate. If such occupancy and rental rates are not executed, then the property NCF will be negatively affected. The "as-is" DSCR for the Trust Asset is 0.97x and the whole
     Mortgage Loan is 0.73x.

                                      D-73

--------------------------------------------------------------------------------
                                  CENTERSIDE II
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                RATINGS(1)                    % OF NET
                                              FITCH/MOODY'S/   NET RENTABLE   RENTABLE
TENANT                                              S&P          AREA (SF)      AREA
--------------------------------------------------------------------------------------

MAJOR TENANTS
   AIG Marketing, Inc. ....................      AA/Aa2/AA         55,231       19.2%
   Commonwealth Land Title Company ........    BBB-/NR/BBB-        34,177       11.9
   Health Net .............................     BB+/Ba2/BB+        29,466       10.2
   Phoenix Home Life Insurance Company ....     A-/Baa2/A-         15,838        5.5
   Metropolitan Life Insurance Company ....      A+/A1/AA          14,819        5.2
   U.S. Financial Management, Inc .........      NR/NR/NR          14,271        5.0
                                                                  -------      -----
   TOTAL MAJOR TENANTS ....................                       163,802       57.0%
NON-MAJOR TENANTS .........................                        91,263       31.7
                                                                  -------      -----
OCCUPIED TOTAL ............................                       255,065       88.7%
VACANT SPACE ..............................                        32,429       11.3
                                                                  -------      -----
PROPERTY TOTAL ............................                       287,494      100.0%
                                                                  =======      =====

                                                                         % OF TOTAL
                                               BASE RENT      ANNUAL     ANNUAL BASE         LEASE
TENANT                                            PSF       BASE RENT        RENT          EXPIRATION
---------------------------------------------------------------------------------------------------------

MAJOR TENANTS
   AIG Marketing, Inc. ....................     $31.34     $1,731,093       22.2%      Multiple Spaces(2)
   Commonwealth Land Title Company ........     $27.48        939,017       12.0            May 2011
   Health Net .............................     $29.40        866,306       11.1           August 2009
   Phoenix Home Life Insurance Company ....     $31.13        493,037        6.3          January 2008
   Metropolitan Life Insurance Company ....     $31.52        467,095        6.0          February 2011
   U.S. Financial Management, Inc .........     $29.40        419,567        5.4           August 2008
                                                           ----------      -----
   TOTAL MAJOR TENANTS ....................     $30.01     $4,916,116       62.9%
NON-MAJOR TENANTS .........................     $31.77      2,898,978       37.1
                                                           ----------      -----
OCCUPIED TOTAL ............................     $30.64     $7,815,094      100.0%
                                                           ==========      =====
VACANT SPACE ..............................
PROPERTY TOTAL ............................

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 18,410 square feet expire in Septermber
     2007 and 36,821 square feet expire in August 2011.

                            LEASE EXPIRATION SCHEDULE

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        RENT EXPIRING*
----------------------------------------------------------------------------------------------------------------------------------

    2007          10            $31.27        31,498        11.0%               11.0%              12.6%              12.6%
    2008          10            $31.15        61,372        21.3%               32.3%              24.5%              37.1%
    2009          11            $30.22        53,603        18.6%               50.9%              20.7%              57.8%
    2010           6            $32.73        14,310         5.0%               55.9%               6.0%              63.8%
    2011          16            $30.02        94,282        32.8%               88.7%              36.2%             100.0%
    2012           0            $ 0.00             0         0.0%               88.7%               0.0%             100.0%
    2013           0            $ 0.00             0         0.0%               88.7%               0.0%             100.0%
    2014           0            $ 0.00             0         0.0%               88.7%               0.0%             100.0%
    2015           0            $ 0.00             0         0.0%               88.7%               0.0%             100.0%
    2016           0            $ 0.00             0         0.0%               88.7%               0.0%             100.0%
    2017           0            $ 0.00             0         0.0%               88.7%               0.0%             100.0%
Thereafter         0            $ 0.00             0         0.0%               88.7%               0.0%             100.0%
   Vacant          0                NA        32,429        11.3%              100.0%               0.0%             100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-74

--------------------------------------------------------------------------------
                                  CENTERSIDE II
--------------------------------------------------------------------------------

THE LOAN. The Mortgage Loan (the "Centerside II Loan") is secured by a first mortgage encumbering the borrower's fee interest in a suburban office building located in San Diego, California. The Centerside II Loan represents approximately 2.3% of the Cut-Off Date Pool Balance. The Centerside II Loan was
originated on March 29, 2007 and has a principal balance as of the Cut-Off Date of $89,300,000. The Centerside II Loan is a portion of a whole loan with an original principal balance of $119,300,000. The other loan related to the
Centerside II Loan is evidenced by a separate subordinate note, dated March 29,
2007 (the "Centerside II Subordinate Companion Loan") with an original principal balance of $30,000,000 and, together with the Centerside II Loan, comprise the
"Centerside II Whole Loan"). The Centerside II Subordinate Companion Loan will not be an asset of the Trust Fund. The Centerside II Loan and the Centerside II
Subordinate Companion Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF THE
MORTGAGE POOL--Co-Lender Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The Centerside II Loan provides for interest-only payments for the entire loan term.

The Centerside II Loan has a remaining term of 124 months and matures on October
11, 2017. The Centerside II Loan may be prepaid on or after April 11, 2009 and through and including March 11, 2017, with payment of the greater of yield maintenance or 1.0% of the prepaid amount, without penalty thereafter, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Centerside II LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Centerside II Loan. The sponsor of the borrower is The
Irvine Company, a 140-year old privately held real estate investment company known for the communities it plans and creates on the Irvine Ranch in Orange
County, California. The company owns many office, apartment and retail properties on the Irvine Ranch and in Silicon Valley, West Los Angeles and North
San Diego, California. The Irvine Company today maintains a portfolio of approximately 400 office buildings, 39 retail centers, 80 apartment communities,
12 hotels, five marinas and three golf clubs, along with approximately 44,000 acres of undeveloped land from the original tract. The company has been recognized for its comprehensive planning and the quality of its design, architecture and landscaping in its developments in Irvine, California and parts of the neighboring cities of Newport Beach, Tustin, Laguna Beach and Orange
County, California.

THE PROPERTY. The Mortgaged Property is an approximately 287,494 square foot office building situated on approximately 7.1 acres. The Mortgaged Property was constructed in 1987. The Mortgaged Property is located in San Diego, California.
As of March 26, 2007, the occupancy rate for the Mortgaged Property securing the
Centerside II Loan was approximately 88.7%.

The largest tenant is AIG Marketing, Inc. ("AIG Marketing"), currently occupying approximately 55,231 square feet, or approximately 19.2% of the net rentable area. AIG Marketing is a subsidiary of American International Group, Inc.
("AIG"). AIG is an international insurance organization with operations in more than 130 countries and jurisdictions. As of June 1, 2007, AIG was rated "AA"
(Fitch), "Aa2" (Moody's) and "AA" (S&P). Under the terms of multiple leases, approximately 18,410 square feet of space expire in September 2007 and approximately 36,821 square feet of space expire in August 2011. The second largest tenant is Commonwealth Land Title Company ("Commonwealth"), currently occupying approximately 34,177 square feet, or approximately 11.9% of the net rentable area. Commonwealth is a subsidiary of LandAmerica Financial Group, Inc.
("LandAmerica"). Providing title insurance as well as other real estate transaction services, LandAmerica companies operate through more than 800 branch offices and a network of more than 10,000 active agents in the United States,
Mexico, Canada, the Caribbean, and Central and South America. As of June 1,
2007, Commonwealth was rated "BBB-" (S&P) and "BBB-" (Fitch). The Commonwealth lease expires in May 2011. The third largest tenant is Health Net, occupying approximately 29,466 square feet, or approximately 10.2% of the net rentable area. Health Net is one of the largest publicly traded managed health care systems in the nation, providing health benefits to more than 6 million individuals in 27 states and the District of Columbia. As of June 1, 2007,
Health Net was rated "BB+" (Fitch), "Ba2" (Moody's) and "BB+" (S&P). The Health
Net lease expires in August 2009.

LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

MANAGEMENT. The Irvine Company LLC, an affiliate of the borrower, is the property manager for the Mortgaged Property securing the Centerside II Loan.

                                      D-75

--------------------------------------------------------------------------------
                                  CITADEL MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $75,040,500
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                         CBL & Associates Properties, Inc
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.680%
MATURITY DATE                                                      April 1, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 358
LOCKBOX                                                                      Yes

UP-FRONT RESERVES                                             None

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                         Springing
   TI/LC(1)                                              Springing
   CAPITAL EXPENDITURES(2)                               Springing

ADDITIONAL FINANCING(3)                                                     None

CUT-OFF DATE BALANCE                                                 $75,040,500
CUT-OFF DATE BALANCE/SF                                                     $253
CUT-OFF DATE LTV                                                           79.8%
MATURITY DATE LTV                                                          66.4%
UW DSCR ON NCF                                                             1.22x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Charleston, SC
PROPERTY TYPE                                                  Retail - Anchored
SIZE (SF)                                                                296,707
OCCUPANCY AS OF MARCH 1, 2007                                              81.9%
YEAR BUILT / YEAR RENOVATED                                          1981 / 2000
APPRAISED VALUE                                                      $94,000,000
PROPERTY MANAGEMENT                            CBL & Associates Management, Inc.
UW ECONOMIC OCCUPANCY                                                      87.2%
UW REVENUES                                                          $10,792,437
UW TOTAL EXPENSES                                                     $4,077,457
UW NET OPERATING INCOME (NOI)                                         $6,714,980
UW NET CASH FLOW (NCF)                                                $6,385,216
--------------------------------------------------------------------------------

(1)  Ongoing annual deposits of $252,204 capped at 18 months ($378,306) to the
     TI/LC Reserve will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(2)  Ongoing annual deposits of $74,172 and capped at 24 months ($148,344) to the Capital Expenditures Reserve will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(3)  The borrower is permitted to incur intercompany debt, unsecured trade payables and operational debt that shall not exceed 10% of the outstanding principal balance at one time.

                                      D-76

--------------------------------------------------------------------------------
                                  CITADEL MALL
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                      % OF NET
                                        RATINGS*       NET RENTABLE   RENTABLE
TENANT                             FITCH/MOODY'S/S&P     AREA (SF)      AREA
------------------------------------------------------------------------------

MAJOR TENANTS
   Old Navy ....................      BB+/Ba1/BB+          15,023         5.1%
   Finish Line .................        NR/NR/NR           10,413         3.5
   New York & Company ..........        NR/NR/NR            8,999         3.0
   f.y.e. ......................        NR/NR/NR            8,207         2.8
   Dress Barn ..................        NR/NR/NR            7,987         2.7
                                                          -------       -----
   TOTAL MAJOR TENANTS .........                           50,629        17.1%
NON-MAJOR TENANTS ..............                          192,486        64.9
                                                          -------       -----
OCCUPIED TOTAL .................                          243,115        81.9%
VACANT SPACE ...................                           53,592        18.1
                                                          -------       -----
PROPERTY TOTAL .................                          296,707       100.0%
                                                          =======       =====

                                                                  % OF TOTAL
                                   BASE RENT                      ANNUAL BASE
TENANT                                PSF      ANNUAL BASE RENT      RENT       LEASE EXPIRATION
------------------------------------------------------------------------------------------------

MAJOR TENANTS
   Old Navy ....................    $11.88        $  178,498           3.1%       January 2009
   Finish Line .................    $15.00           156,195           2.7        January 2008
   New York & Company ..........    $21.50           193,479           3.3        January 2016
   f.y.e. ......................    $13.00           106,691           1.8        January 2011
   Dress Barn ..................    $13.80           110,221           1.9        November 2013
                                                  ----------         -----
   TOTAL MAJOR TENANTS .........    $14.72        $  745,083          12.9%
NON-MAJOR TENANTS ..............    $26.22         5,047,786          87.1
                                                  ----------         -----
OCCUPIED TOTAL .................    $23.83        $5,792,869         100.0%
                                                  ==========         =====
VACANT SPACE ...................
PROPERTY TOTAL .................

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                                                                                                              CUMULATIVE % OF
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        EXPIRING*
------------------------- ----------------- ---------- --------------- -------------------- ----------------  ---------------

   2007            5           $24.92          8,280         2.8%               2.8%              3.6%              3.6%
   2008           12           $18.82         44,421        15.0%              17.8%             14.4%             18.0%
   2009           10           $21.29         28,196         9.5%              27.3%             10.4%             28.4%
   2010           20           $29.59         42,371        14.3%              41.5%             21.6%             50.0%
   2011            9           $20.48         31,777        10.7%              52.3%             11.2%             61.2%
   2012           10           $37.54         15,541         5.2%              57.5%             10.1%             71.3%
   2013            8           $23.94         20,174         6.8%              64.3%              8.3%             79.6%
   2014            2           $22.43         10,633         3.6%              67.9%              4.1%             83.8%
   2015            6           $24.42         14,140         4.8%              72.6%              6.0%             89.7%
   2016            8           $21.39         26,050         8.8%              81.4%              9.6%             99.3%
   2017            1           $25.00          1,532         0.5%              81.9%              0.7%            100.0%
Thereafter         1           $ 0.00              0         0.0%              81.9%              0.0%            100.0%
  Vacant           0               NA         53,592        18.1%             100.0%              0.0%            100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-77

--------------------------------------------------------------------------------
                          PORT CHESTER SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $70,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                            Allan V. Rose
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.310%
MATURITY DATE                                                      June 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           120 / IO
LOCKBOX                                                                      Yes
SHADOW RATING (MOODY'S / S&P)(1)                                        Baa3/BBB

UP-FRONT RESERVES
   TAX                                                       Yes
   ENVIRONMENTAL(2)                                      $10,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                   Yes/Springing
   REPLACEMENT(3)                                      Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $70,000,000
CUT-OFF DATE BALANCE / SF                                                   $133
CUT-OFF DATE LTV                                                           56.0%
MATURITY DATE LTV                                                          56.0%
UW DSCR ON NCF                                                             2.46x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Port Chester, NY
PROPERTY TYPE                                                  Retail - Anchored
SIZE (SF)                                                                524,479
OCCUPANCY AS OF FEBRUARY 16, 2007                                          99.4%
YEAR BUILT / YEAR RENOVATED                                          1970 / 2007
APPRAISED VALUE                                                     $125,000,000
PROPERTY MANAGEMENT                                                 Self-Managed
UW ECONOMIC OCCUPANCY                                                      96.4%
UW REVENUES                                                          $11,989,446
UW TOTAL EXPENSES                                                     $2,616,741
UW NET OPERATING INCOME (NOI)                                         $9,372,704
UW NET CASH FLOW (NCF)                                                $9,155,416
--------------------------------------------------------------------------------

(1)  Moody's and S&P have confirmed that the Port Chester Shopping Center Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)  An environmental reserve was established at closing for an ongoing operations and maintenance plan related to certain asbestos containing materials previously identified at the Mortgaged Property.

(3)  Ongoing deposits to the replacement reserve will be required upon an event of default or upon certain other conditions as specified in the related
     Mortgage Loan documents.

                                      D-78

--------------------------------------------------------------------------------
                          PORT CHESTER SHOPPING CENTER
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET
                                     RATINGS(1)     NET RENTABLE  RENTABLE
TENANT                           FITCH/MOODY'S/S&P    AREA (SF)     AREA
--------------------------------------------------------------------------

MAJOR TENANTS
   Kohl's (2) .................        A/A3/A-         203,000      38.7%
   A & P Supermarket ..........       NR/NR/NR          51,419       9.8
   Linens & Things, Inc. ......       CCC/B3/B          49,570       9.5
   Empire State Flea Market ...       NR/NR/NR          45,000       8.6
   Jembro .....................       NR/NR/NR          20,752       4.0
                                                       -------     -----
   TOTAL MAJOR TENANTS ........                        369,741      70.5%
NON-MAJOR TENANTS .............                        151,563      28.9
                                                       -------     -----
OCCUPIED TOTAL ................                        521,304      99.4%
VACANT SPACE ..................                          3,175       0.6
                                                       -------     -----
PROPERTY TOTAL ................                        524,479     100.0%
                                                       =======     =====

                                              ANNUAL        % OF
                                 BASE RENT     BASE     TOTAL ANNUAL        LEASE
TENANT                              PSF        RENT       BASE RENT       EXPIRATION
----------------------------------------------------------------------------------------

MAJOR TENANTS
   Kohl's (2) .................    $19.07   $3,872,000      39.7%     Multiple Spaces(3)
   A & P Supermarket ..........    $12.64      649,936       6.7         December 2017
   Linens & Things, Inc. ......    $19.16      949,761       9.7         December 2015
   Empire State Flea Market ...    $ 5.77      259,650       2.7         December 2008
   Jembro .....................    $24.00      498,048       5.1         January 2017
                                            ----------     -----
   TOTAL MAJOR TENANTS ........    $16.85   $6,229,395      63.9%
NON-MAJOR TENANTS .............    $23.25    3,524,459      36.1
                                            ----------     -----
OCCUPIED TOTAL ................    $18.71   $9,753,854     100.0%
                                            ==========     =====
VACANT SPACE ..................
PROPERTY TOTAL ................

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Kohl's is subleasing 47,000 square feet to A.I. Friedman, Photo Store and
     Carvel, 25,000 square feet to Bagel Emporium, Dress Barn and Rockaway
     Bedding, and 10,000 square feet to R&R Party City.

(3)  Under the terms of multiple leases, 82,000 square feet expire in December
     2009 and 121,000 square feet expire in January 2029.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                           CUMULATIVE     % OF      CUMULATIVE
            # OF LEASES   RENT/SF  TOTAL SF  % OF TOTAL SF    % OF SF   BASE RENT    % OF BASE
   YEAR       EXPIRING   EXPIRING  EXPIRING    EXPIRING*     EXPIRING*  EXPIRING*  RENT EXPIRING*
-------------------------------------------------------------------------------------------------

   2007          1        $32.30     3,000        0.6%          0.6%       1.0%         1.0%
   2008          3        $ 9.70    62,200       11.9%         12.4%       6.2%         7.2%
   2009          5        $21.73    87,781       16.7%         29.2%      19.6%        26.7%
   2010          1        $31.51     2,462        0.5%         29.6%       0.8%        27.5%
   2011          2        $36.27     2,710        0.5%         30.2%       1.0%        28.5%
   2012          4        $18.82    32,787        6.3%         36.4%       6.3%        34.9%
   2013          0        $ 0.00         0        0.0%         36.4%       0.0%        34.9%
   2014          4        $21.09    17,000        3.2%         39.6%       3.7%        38.5%
   2015          3        $20.11    52,698       10.0%         49.7%      10.9%        49.4%
   2016          3        $27.48    26,615        5.1%         54.8%       7.5%        56.9%
   2017          5        $19.21    93,051       17.7%         72.5%      18.3%        75.2%
Thereafter       3        $17.14   141,000       26.9%         99.4%      24.8%       100.0%
  Vacant         0            NA     3,175        0.6%        100.0%       0.0%       100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-79

--------------------------------------------------------------------------------
                                60 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $66,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        The Moinian Group
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.753%
MATURITY DATE                                                       May 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                         Yes
   ENGINEERING                                       $86,710
   TI/LC                                          $3,000,000
   DEBT SERVICE(1)                                $1,500,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                         Yes
   TI/LC                                            $186,575
   REPLACEMENT                                       $20,523

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $66,500,000
CUT-OFF DATE BALANCE/SF                                                     $356
CUT-OFF DATE LTV                                                           79.2%
MATURITY DATE LTV                                                          79.2%
UW DSCR ON NCF(2)                                                          1.27x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                       Office - CBD
SIZE (SF)                                                                186,575
OCCUPANCY AS OF MARCH 14, 2007                                             86.5%
YEAR BUILT / YEAR RENOVATED                                            1910 / NA
APPRAISED VALUE                                                      $84,000,000
PROPERTY MANAGEMENT                          Newmark & Company Real Estate, Inc.
UW ECONOMIC OCCUPANCY                                                      95.1%
UW REVENUES                                                           $7,975,766
UW TOTAL EXPENSES                                                     $2,912,651
UW NET OPERATING INCOME (NOI)                                         $5,063,115
UW NET CASH FLOW (NCF)(2)                                             $4,851,193
--------------------------------------------------------------------------------

(1)  There is a shortfall in the related Mortgaged Property cash flow to fully cover debt service payments. Amount held in the debt service reserve will be released as needed to cover the debt service shortfall.

(2)  The UW NCF was derived based on certain assumptions, including that leases rolling during the loan term would be marked to market rents and that the property would achieve a stabilized occupancy rate. If such occupancy and rental rates are not executed, then the property NCF will be negatively affected. The "as-is" DSCR is 0.98x.

                                      D-80

--------------------------------------------------------------------------------
                                60 MADISON AVENUE
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                        RATINGS(1)                  % OF NET
                                      FITCH/MOODY'S/  NET RENTABLE  RENTABLE
TENANT                                      S&P         AREA (SF)     AREA
----------------------------------------------------------------------------

MAJOR TENANTS
   Weight Watchers International ...     NR/Ba1/BB        30,160      16.2%
   Bilinguals, Inc. ................     NR/NR/NR         18,850      10.1
   Mergent, Inc. ...................     NR/NR/NR         14,800       7.9
   The City of New York ............     NR/A2/NR          8,000       4.3
   Strawberry Frog .................     NR/NR/NR          7,500       4.0
                                                         -------     -----
   TOTAL MAJOR TENANTS .............                      79,310      42.5%
NON-MAJOR TENANTS ..................                      82,005      44.0
                                                         -------     -----
OCCUPIED TOTAL .....................                     161,315      86.5%
VACANT SPACE .......................                      25,260      13.5
                                                         -------     -----
PROPERTY TOTAL .....................                     186,575     100.0%
                                                         =======     =====

                                                              % OF TOTAL
                                      BASE RENT     ANNUAL   ANNUAL BASE        LEASE
TENANT                                   PSF      BASE RENT      RENT         EXPIRATION
--------------------------------------------------------------------------------------------

MAJOR TENANTS
   Weight Watchers International ...    $39.50   $1,191,320      21.2%      September 2017
   Bilinguals, Inc. ................    $27.23      513,351       9.1     Multiple Spaces(2)
   Mergent, Inc. ...................    $33.63      497,724       8.8       September 2008
   The City of New York ............    $42.16      337,280       6.0        December 2007
   Strawberry Frog .................    $35.72      267,900       4.8        October 2010
                                                 ----------     -----
   TOTAL MAJOR TENANTS .............    $35.40   $2,807,575      49.9%
NON-MAJOR TENANTS ..................    $34.44    2,823,946      50.1
                                                 ----------     -----
OCCUPIED TOTAL .....................    $34.91   $5,631,521     100.0%
                                                 ==========     =====
VACANT SPACE .......................
PROPERTY TOTAL .....................

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 1,300 square feet expire in June 2007 and 17,550 square feet expire in July 2012.

                            LEASE EXPIRATION SCHEDULE

            # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT  CUMULATIVE % OF BASE
   YEAR       EXPIRING       EXPIRING     EXPIRING    EXPIRING*         EXPIRING*         EXPIRING*       RENT EXPIRING*
---------------------------------------------------------------------------------------------------------------------------

   2007         14           $33.37        32,671       17.5%            17.5%              19.4%             19.4%
   2008         14           $34.04        35,910       19.2%            36.8%              21.7%             41.1%
   2009          5           $42.75        12,100        6.5%            43.2%               9.2%             50.3%
   2010          6           $32.37        15,312        8.2%            51.5%               8.8%             59.1%
   2011          6           $39.29        14,054        7.5%            59.0%               9.8%             68.9%
   2012          2           $27.03        17,550        9.4%            68.4%               8.4%             77.3%
   2013          0           $ 0.00             0        0.0%            68.4%               0.0%             77.3%
   2014          1           $24.77         3,558        1.9%            70.3%               1.6%             78.8%
   2015          0           $ 0.00             0        0.0%            70.3%               0.0%             78.8%
   2016          0           $ 0.00             0        0.0%            70.3%               0.0%             78.8%
   2017          1           $39.50        30,160       16.2%            86.5%              21.2%            100.0%
Thereafter       0           $ 0.00             0        0.0%            86.5%               0.0%            100.0%
  Vacant         0               NA        25,260       13.5%           100.0%               0.0%            100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-81

--------------------------------------------------------------------------------
                            3600 WILSHIRE BOULEVARD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $64,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                         Dr. David Y. Lee
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.980%
MATURITY DATE                                                      June 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           120 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                          Yes
   ENGINEERING                                        $17,500
   TI/LC*                                            $800,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                          Yes
   REPLACEMENT                                        $53,847

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $64,000,000
CUT-OFF DATE BALANCE/SF                                                     $155
CUT-OFF DATE LTV                                                           74.7%
MATURITY DATE LTV                                                          74.7%
UW DSCR ON NCF                                                             1.20x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Los Angeles, CA
PROPERTY TYPE                                                       Office - CBD
SIZE (SF)                                                                414,202
OCCUPANCY AS OF APRIL 1, 2007                                              99.2%
YEAR BUILT / YEAR RENOVATED                                          1961 / 1998
APPRAISED VALUE                                                      $85,700,000
PROPERTY MANAGEMENT                                       Jamison Services, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $7,632,647
UW TOTAL EXPENSES                                                     $2,619,622
UW NET OPERATING INCOME (NOI)                                         $5,013,025
UW NET CASH FLOW (NCF)                                                $4,605,888
--------------------------------------------------------------------------------

*    The borrower has the option to provide either (i) a payment guaranty by the sponsor in the amount of $800,000 or (ii) a reserve in the amount of
     $800,000, to be replenished at a monthly rate of $34,517 if it falls below
     $800,000.

                                      D-82

--------------------------------------------------------------------------------
                             3600 WILSHIRE BOULEVARD
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                                                            % OF
                                                                                                            TOTAL
                                                                          % OF NET                         ANNUAL
                                              RATINGS       NET RENTABLE  RENTABLE    BASE    ANNUAL BASE   BASE        LEASE
TENANT                                   FITCH/MOODY'S/S&P    AREA (SF)     AREA    RENT PSF      RENT      RENT     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
   California Family Health ...........       NR/NR/NR          20,593       5.0%    $14.08    $  289,904    4.5%  September 2007
   Southwestern Pacific Land Group ....       NR/NR/NR          15,633       3.8     $14.15       221,253    3.4      June 2009
   The Philippine Consulate General ...       NR/NR/NR          14,103       3.4     $14.16       199,698    3.1   September 2009
   Graiwer & Kaplan ...................       NR/NR/NR          13,891       3.4     $13.12       182,225    2.8      June 2008
   Kenny Chung & Bee Commercial .......       NR/NR/NR          13,423       3.2     $15.03       201,711    3.1    October 2007
                                                               -------     -----               ----------  -----
   TOTAL MAJOR TENANTS ................                         77,643      18.7%    $14.10    $1,094,793   16.8%
NON-MAJOR TENANTS .....................                        333,122      80.4     $16.27     5,419,525   83.2
                                                               -------     -----               ----------  -----
OCCUPIED TOTAL ........................                        410,765      99.2%    $15.86    $6,514,318  100.0%
VACANT SPACE ..........................                          3,437       0.8               ==========  =====
                                                               -------     -----
PROPERTY TOTAL ........................                        414,202     100.0%
                                                               =======     =====

                            LEASE EXPIRATION SCHEDULE

                            WA BASE                              CUMULATIVE %   % OF BASE   CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF   % OF TOTAL SF       OF SF         RENT     OF BASE RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING     EXPIRING*       EXPIRING*    EXPIRING*    EXPIRING*
--------------------------------------------------------------------------------------------------------

   2007           72        $14.57     117,569       28.4%           28.4%        26.3%         26.3%
   2008           59        $15.43      80,671       19.5%           47.9%        19.1%         45.4%
   2009           49        $16.07     110,908       26.8%           74.6%        27.4%         72.8%
   2010           23        $15.83      53,733       13.0%           87.6%        13.1%         85.8%
   2011            8        $18.54      11,509        2.8%           90.4%         3.3%         89.1%
   2012            6        $17.55      14,209        3.4%           93.8%         3.8%         92.9%
   2013            7        $21.55      18,168        4.4%           98.2%         6.0%         98.9%
   2014            1        $17.40       3,998        1.0%           99.2%         1.1%        100.0%
   2015            0        $ 0.00           0        0.0%           99.2%         0.0%        100.0%
   2016            0        $ 0.00           0        0.0%           99.2%         0.0%        100.0%
   2017            0        $ 0.00           0        0.0%           99.2%         0.0%        100.0%
Thereafter         0        $ 0.00           0        0.0%           99.2%         0.0%        100.0%
  Vacant           0            NA       3,437        0.8%          100.0%         0.0%        100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-83

--------------------------------------------------------------------------------
                                LA JOLLA CENTRE I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $60,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                   The Irvine Company LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.645%
MATURITY DATE                                                   October 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         126
ORIGINAL TERM / AMORTIZATION                                            126 / IO
REMAINING TERM / AMORTIZATION                                           124 / IO
LOCKBOX                                                                      Yes
UP-FRONT RESERVES
   TI/LC(1)                               $1,719,172
   DEBT SERVICE(2)                        $2,155,760
   CapEx(1)                               $2,777,293

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                           Springing
   REPLACEMENT(3)                          Springing
ADDITIONAL FINANCING(4)                       B-Note                 $23,000,000

                                                        TRUST          WHOLE
                                                        ASSET      MORTGAGE LOAN
                                                     -----------   -------------
CUT-OFF DATE BALANCE                                 $60,000,000    $83,000,000
CUT-OFF DATE BALANCE/SF                                 $363            $502
CUT-OFF DATE LTV                                        52.8%          73.0%
MATURITY DATE LTV                                       52.8%          73.0%
UW DSCR ON NCF(5)                                       1.74x          1.26x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           San Diego, CA
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                165,184
OCCUPANCY AS OF MARCH 26, 2007                                             88.9%
YEAR BUILT / YEAR RENOVATED                                            1986 / NA
APPRAISED VALUE                                                     $113,700,000
PROPERTY MANAGEMENT                                       The Irvine Company LLC
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $8,995,224
UW TOTAL EXPENSES                                                     $2,998,683
UW NET OPERATING INCOME (NOI)                                         $5,996,541
UW NET CASH FLOW (NCF)(5)                                             $5,888,017
--------------------------------------------------------------------------------

(1)  The borrower may substitute a letter of credit or guaranty in an amount equal to the balance in the reserve. Funds in the reserve (up to $555,459 for the CapEx reserve) may be used to pay operating expenses and debt service shortfalls after the debt service reserve has been exhausted. The letter of credit or guaranty may be released upon the achievement of a DSC ratio of at least 1.20x for six consecutive months.

(2)  There is a shortfall in the related Mortgaged Property cash flow to fully cover debt service payments. Amount held in debt service reserve will be released as needed to cover the debt service shortfall. The borrower may substitute a letter of credit or guaranty in an amount equal to the balance in the reserve. The letter of credit or guaranty may be released upon the achievement of a DSC ratio of at least 1.05x for six consecutive months.

(3)  Ongoing annual replacement reserves of $24,780 will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(4)  Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate DSC ratio of no less than
     1.10x, (ii) the aggregate LTV ratio shall not exceed 90.0%, (iii) rating agency consent, (iv) the mezzanine lender shall enter into an acceptable intercreditor agreement and (v) certain other conditions as specified in the related Mortgage Loan documents.

(5)  The UW NCF was derived based on certain assumptions, including that leases rolling during the loan term would be marked to market rents and that the property would achieve a stabilized occupancy rate. If such occupancy and rental rates are not executed, then the property NCF will be negatively affected. The "as-is" DSCR for the Trust Asset is 1.03x and the whole
     Mortgage Loan is 0.74x.

                                      D-84

--------------------------------------------------------------------------------
                                LA JOLLA CENTRE I
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                        % OF NET              ANNUAL        % OF
                                            RATINGS*      NET RENTABLE  RENTABLE    BASE       BASE     TOTAL ANNUAL      LEASE
TENANT                                 FITCH/MOODY'S/S&P    AREA (SF)     AREA    RENT PSF     RENT       BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
   Colliers Iliff Thorn & Company ...       NR/NR/NR          20,707      12.5%    $34.80   $  720,604      13.9%     November 2016
   IBM ..............................       A+/A1/A+          16,054       9.7     $31.94      512,765       9.9        July 2010
   LMA North America, Inc. ..........       NR/NR/NR          14,734       8.9     $31.83      468,983       9.1        April 2010
   Union Bank of California N.A. ....      A+/Aa3/A+          14,274       8.6     $41.89      597,931      11.5       August 2011
   HQ Global Workplaces, Inc. .......       NR/NR/NR          13,137       8.0     $35.84      470,830       9.1       January 2012
                                                             -------     -----              ----------     -----
   TOTAL MAJOR TENANTS ..............                         78,906      47.8%    $35.12   $2,771,113      53.5%
NON-MAJOR TENANTS ...................                         67,950      41.1     $35.44    2,408,394      46.5
                                                             -------     -----              ----------     -----
OCCUPIED TOTAL ......................                        146,856      88.9%    $35.27   $5,179,507     100.0%
VACANT SPACE ........................                         18,328      11.1              ==========     =====
                                                             -------     -----
PROPERTY TOTAL ......................                        165,184     100.0%
                                                             =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                                                                                                              CUMULATIVE % OF
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        EXPIRING*
-----------------------------------------------------------------------------------------------------------------------------

   2007           8             $38.97        18,589        11.3%              11.3%              14.0%             14.0%
   2008           4             $34.99        12,277         7.4%              18.7%               8.3%             22.3%
   2009           3             $32.07         8,845         5.4%              24.0%               5.5%             27.8%
   2010           8             $32.74        44,322        26.8%              50.9%              28.0%             55.8%
   2011           7             $39.23        21,541        13.0%              63.9%              16.3%             72.1%
   2012           4             $35.25        20,575        12.5%              76.4%              14.0%             86.1%
   2013           0             $ 0.00             0         0.0%              76.4%               0.0%             86.1%
   2014           0             $ 0.00             0         0.0%              76.4%               0.0%             86.1%
   2015           0             $ 0.00             0         0.0%              76.4%               0.0%             86.1%
   2016           3             $34.80        20,707        12.5%              88.9%              13.9%            100.0%
   2017           0             $ 0.00             0         0.0%              88.9%               0.0%            100.0%
Thereafter        0             $ 0.00             0         0.0%              88.9%               0.0%            100.0%
   Vacant         0                 NA        18,328        11.1%             100.0%               0.0%            100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-85

--------------------------------------------------------------------------------
                            450-460 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $54,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        The Moinian Group
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.695%
MATURITY DATE                                                       May 11, 2012
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            59 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                         Yes

   ENGINEERING                                    $3,239,131
   TI/LC                                          $2,000,000
   DEBT SERVICE(1)                                $1,000,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                         Yes
   REPLACEMENT                                       $25,014
   TI/LC                                            $166,761

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $54,000,000
CUT-OFF DATE BALANCE/SF                                                     $324
CUT-OFF DATE LTV                                                           77.1%
MATURITY DATE LTV                                                          77.1%
UW DSCR ON NCF(2)                                                          1.35x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                166,761
OCCUPANCY AS OF MARCH 14, 2007                                             99.3%
YEAR BUILT / YEAR RENOVATED                                            1913 / NA
APPRAISED VALUE                                                      $70,000,000
PROPERTY MANAGEMENT                          Newmark & Company Real Estate, Inc.
UW ECONOMIC OCCUPANCY                                                      95.1%
UW REVENUES                                                           $6,895,234
UW TOTAL EXPENSES                                                     $2,574,408
UW NET OPERATING INCOME (NOI)                                         $4,320,826
UW NET CASH FLOW (NCF)(2)                                             $4,139,554
--------------------------------------------------------------------------------

(1)  There is a shortfall in the related Mortgaged Property cash flow to fully cover debt service payments. Amount held in the debt service reserve will be released as needed to cover the debt service shortfall.

(2)  The UW NCF was derived based on certain assumptions, including that leases rolling during the loan term would be marked to market rents and that the property would achieve a stabilized occupancy rate. If such occupancy and rental rates are not executed, then the property NCF will be negatively affected. The "as-is" DSCR is 1.11x.

                                      D-86

--------------------------------------------------------------------------------
                            450-460 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                           NET
                                         RATINGS         RENTABLE      % OF NET
TENANT                              FITCH/MOODY'S/S&P   AREA (SF)   RENTABLE AREA
---------------------------------------------------------------------------------

MAJOR TENANTS
   WKP-Spier, LLC ...............        NR/NR/NR         26,800         16.1%
   Mimeo.Com ....................        NR/NR/NR         19,300         11.6
   Drumbeat Digital, LLC ........        NR/NR/NR         14,000          8.4
   The Analytical Group Inc. ....        NR/NR/NR         13,813          8.3
   Emerald City Media Service ...        NR/NR/NR         13,400          8.0
   SX2 Media Labs ...............        NR/NR/NR          8,270          5.0
                                                         -------        -----
   TOTAL MAJOR TENANTS ..........                         95,583         57.3%
NON-MAJOR TENANTS ...............                         69,978         42.0
                                                         -------        -----
OCCUPIED TOTAL ..................                        165,561         99.3%
VACANT SPACE ....................                          1,200          0.7
                                                         -------        -----
PROPERTY TOTAL ..................                        166,761        100.0%
                                                         =======        =====

                                                            % OF TOTAL
                                      BASE        ANNUAL      ANNUAL           LEASE
TENANT                              RENT PSF    BASE RENT    BASE RENT      EXPIRATION
-----------------------------------------------------------------------------------------

MAJOR TENANTS
   WKP-Spier, LLC ...............    $25.62    $  686,500      13.3%       November 2010
   Mimeo.Com ....................    $27.50       530,660      10.2      Multiple Spaces*
   Drumbeat Digital, LLC ........    $32.29       452,060       8.7        October 2012
   The Analytical Group Inc. ....    $26.92       371,846       7.2         March 2010
   Emerald City Media Service ...    $23.00       308,200       5.9         March 2010
   SX2 Media Labs ...............    $33.91       280,436       5.4         August 2011
                                               ----------     -----
   TOTAL MAJOR TENANTS ..........    $27.51    $2,629,702      50.8%
NON-MAJOR TENANTS ...............    $36.45     2,550,568      49.2
                                               ----------     -----
OCCUPIED TOTAL ..................    $31.29    $5,180,270     100.0%
                                               ==========     =====
VACANT SPACE ....................
PROPERTY TOTAL ..................

*    Under the terms of multiple leases, 5,500 square feet expire in September
     2012 and 13,800 square feet expire in September 2014.

                            LEASE EXPIRATION SCHEDULE

                                                                                                              CUMULATIVE % OF
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
    YEAR       EXPIRING        EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        EXPIRING*
-----------------------------------------------------------------------------------------------------------------------------

   2007           1             $20.26         3,000         1.8%               1.8%              1.2%             1.2%
   2008           3             $25.22        10,330         6.2%               8.0%              5.0%             6.2%
   2009           2             $28.00         8,000         4.8%              12.8%              4.3%            10.5%
   2010           5             $25.74        59,713        35.8%              48.6%             29.7%            40.2%
   2011           3             $32.83        19,410        11.6%              60.2%             12.3%            52.5%
   2012           4             $42.54        28,365        17.0%              77.2%             23.3%            75.8%
   2013           1             $22.51         1,650         1.0%              78.2%              0.7%            76.5%
   2014           4             $31.60        25,593        15.3%              93.6%             15.6%            92.1%
   2015           1             $49.44         3,000         1.8%              95.4%              2.9%            95.0%
   2016           0             $ 0.00             0         0.0%              95.4%              0.0%            95.0%
   2017           1             $40.00         6,500         3.9%              99.3%              5.0%           100.0%
Thereafter        0             $ 0.00             0         0.0%              99.3%              0.0%           100.0%
  Vacant          0                 NA         1,200         0.7%             100.0%              0.0%           100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-87

--------------------------------------------------------------------------------
                                STADIUM CROSSINGS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $47,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                           Sara V. Dumont
                                                                and Milton Bilak
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.590%
MATURITY DATE                                                       May 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX/INSURANCE                                          Yes
ONGOING ANNUAL RESERVES*
   TAX/INSURANCE                                          Yes
ADDITIONAL FINANCING                                                        None
CUT-OFF DATE BALANCE                                                 $47,000,000
CUT-OFF DATE BALANCE/SF                                                     $284
CUT-OFF DATE LTV                                                           76.1%
MATURITY DATE LTV                                                          76.1%
UW DSCR ON NCF                                                             1.30x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Anaheim, CA
PROPERTY TYPE                                         Mixed Use -- Office/Retail
SIZE (SF)                                                                165,662
OCCUPANCY AS OF APRIL 4, 2007                                             100.0%
YEAR BUILT / YEAR RENOVATED                                            1970 / NA
APPRAISED VALUE                                                      $61,800,000
PROPERTY MANAGEMENT                              Stadium Crossings Manager, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $5,453,809
UW TOTAL EXPENSES                                                     $1,767,014
UW NET OPERATING INCOME (NOI)                                         $3,686,795
UW NET CASH FLOW (NCF)                                                $3,422,168
--------------------------------------------------------------------------------

*    In the event certain tenants at the Mortgaged Property do not execute extensions of their leases, the related Borrower is obligated to (a)
     deposit certain additional cash reserves, (b) enter into a cash management agreement pursuant to which the Borrower will agree to deposit all excess cash flow from the Mortgaged Property until certain additional cash reserves are held with the mortgagee, or (c) deposit a letter of credit for the benefit of the mortgagee. The related letter of credit for certain tenants is as follows: (i) a $500,000 letter of credit regarding Spectrum
     Club (subleased to Bally's Total Fitness). (ii) a $355,000 letter of credit regarding Hewlett Packard, (iii) a $275,000 letter of credit regarding
     Agilent Technologies and (iv) a $270,000 letter of credit regarding CB
     Richard Ellis.

                                      D-88

--------------------------------------------------------------------------------
                                STADIUM CROSSINGS
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                      NET                                              % OF TOTAL
                                    RATINGS*        RENTABLE      % OF NET       BASE        ANNUAL      ANNUAL         LEASE
TENANT                         FITCH/MOODY'S/S&P   AREA (SF)   RENTABLE AREA   RENT PSF    BASE RENT    BASE RENT     EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
   Bally's Total Fitness .....      NR/Ca/D          36,500         22.0%       $22.65    $  826,725      18.0%        June 2014
   Hewlett Packard ...........      A+/A2/A          34,209         20.6        $28.66       980,430      21.4        March 2010
   Agilent Technologies ......   BBB-/Ba1/BBB-       26,107         15.8        $28.66       748,227      16.3        March 2010
   CB Richard Ellis ..........      NR/NR/NR         25,985         15.7        $29.64       770,195      16.8      September 2009
   Rockwell Automation .......       A/A3/A          12,108          7.3        $25.96       314,324       6.9         July 2012
                                                    -------        -----                  ----------     -----
   TOTAL MAJOR TENANTS .......                      134,909         81.4%       $26.98    $3,639,901      79.4%
NON-MAJOR TENANTS ..........                         30,753         18.6        $30.65       942,510      20.6
                                                    -------        -----                  ----------     -----
OCCUPIED TOTAL .............                        165,662        100.0%       $27.66    $4,582,410     100.0%
                                                                                          ==========     =====
VACANT SPACE ...............                              0          0.0
                                                    -------        -----
PROPERTY TOTAL .............                        165,662        100.0%
                                                    =======        =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                                                                        CUMULATIVE                      CUMULATIVE
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF     % OF SF    % OF BASE RENT     % OF BASE
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*      EXPIRING*      EXPIRING*     RENT EXPIRING*
--------------------------------------------------------------------------------------------------------------------

   2007           0            $ 0.00              0         0.0%           0.0%          0.0%              0.0%
   2008           3            $37.63          6,375         3.8%           3.8%          5.2%              5.2%
   2009           2            $29.90         27,260        16.5%          20.3%         17.8%             23.0%
   2010           2            $28.66         60,316        36.4%          56.7%         37.7%             60.7%
   2011           3            $24.36         14,561         8.8%          65.5%          7.7%             68.5%
   2012           1            $25.96         12,108         7.3%          72.8%          6.9%             75.3%
   2013           0            $ 0.00              0         0.0%          72.8%          0.0%             75.3%
   2014           1            $22.65         36,500        22.0%          94.8%         18.0%             93.4%
   2015           0            $ 0.00              0         0.0%          94.8%          0.0%             93.4%
   2016           0            $ 0.00              0         0.0%          94.8%          0.0%             93.4%
   2017           0            $ 0.00              0         0.0%          94.8%          0.0%             93.4%
Thereafter        2            $35.49          8,542         5.2%         100.0%          6.6%            100.0%
   Vacant         0                NA              0         0.0%         100.0%          0.0%            100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-89

--------------------------------------------------------------------------------
                               LA JOLLA CENTRE II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $46,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                   The Irvine Company LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.645%
MATURITY DATE                                                   October 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         126
ORIGINAL TERM / AMORTIZATION                                            126 / IO
REMAINING TERM / AMORTIZATION                                           124 / IO
LOCKBOX                                                                      Yes
UP-FRONT RESERVES
   TI/LC(1)                                  $1,940,921
   DEBT SERVICE(2)                           $2,838,205
   CAPEX(1)                                  $2,469,040
ONGOING ANNUAL RESERVES
   TAX/INSURANCE                              Springing
   REPLACEMENT(3)                             Springing
ADDITIONAL FINANCING(4)                          B-Note              $29,000,000

                                               TRUST ASSET   WHOLE MORTGAGE LOAN
                                               -----------   -------------------
CUT-OFF DATE BALANCE                           $46,000,000       $75,000,000
CUT-OFF DATE BALANCE/SF                            $313              $510
CUT-OFF DATE LTV                                   45.7%             74.5%
MATURITY DATE LTV                                  45.7%             74.5%
UW DSCR ON NCF(5)                                  2.11x             1.29x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           San Diego, CA
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                147,047
OCCUPANCY AS OF MARCH 26, 2007                                             98.0%
YEAR BUILT / YEAR RENOVATED                                            1989 / NA
APPRAISED VALUE                                                     $100,700,000
PROPERTY MANAGEMENT                                       The Irvine Company LLC
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $8,140,927
UW TOTAL EXPENSES                                                     $2,659,048
UW NET OPERATING INCOME (NOI)                                         $5,481,878
UW NET CASH FLOW (NCF)(5)                                             $5,481,878
--------------------------------------------------------------------------------

(1)  The borrower may substitute a letter of credit or guaranty in an amount equal to the balance in the reserve. Funds in the reserve (up to $493,808 for the CapEx reserve) may be used to pay operating expenses and debt service shortfalls after the debt service reserve has been exhausted. The letter of credit or guaranty may be released upon the achievement of a DSC ratio of at least 1.20x for six consecutive months.

(2)  There is a shortfall in the related Mortgaged Property cash flow to fully cover debt service payments. Amount held in the debt service reserve will be released as needed to cover the debt service shortfall. The borrower may substitute a letter of credit or guaranty in an amount equal to the balance in the reserve. The letter of credit or guaranty may be released upon the achievement of a DSC ratio of at least 1.05x for six consecutive months.

(3)  Ongoing annual replacement reserves of $22,056 will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(4)  Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate DSC ratio of no less than
     1.10x, (ii) the aggregate LTV ratio shall not exceed 90.0%, (iii) rating agency consent, (iv) the mezzanine lender shall enter into an acceptable intercreditor agreement and (v) certain other conditions as specified in the related Mortgage Loan documents.

(5)  The UW NCF was derived based on certain assumptions, including that leases rolling during the loan term would be marked to market rents and that the property would achieve a stabilized occupancy rate. If such occupancy and rental rates are not executed, then the property NCF will be negatively affected. The "as-is" DSCR for the Trust Asset is 1.14x and the whole
     Mortgage Loan is 0.70x.

                                      D-90

--------------------------------------------------------------------------------
                               LA JOLLA CENTRE II
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                           % OF NET
                                              RATINGS       NET RENTABLE   RENTABLE
TENANT                                  FITCH/MOODY'S/S&P    AREA (SF)       AREA
-----------------------------------------------------------------------------------

MAJOR TENANTS
   Chatham Capital* .................        NR/NR/NR           22,615       15.4%
   Marcus & Millichap Real Estate ...        NR/NR/NR           15,256       10.4
   Scott Wage .......................        NR/NR/NR           13,391        9.1
   Microsoft Corporation ............        NR/NR/NR           12,576        8.6
   EOP Management Office ............        NR/NR/NR            7,016        4.8
   Radio 1210, Inc. .................        NR/NR/NR            6,869        4.7
                                                               -------      -----
   TOTAL MAJOR TENANTS(2) ...........                           77,723       52.9%

NON-MAJOR TENANTS ...................                           66,450       45.2
                                                               -------      -----

OCCUPIED TOTAL ......................                          144,173       98.0%

VACANT SPACE ........................                            2,874        2.0
                                                               -------      -----

PROPERTY TOTAL ......................                          147,047      100.0%
                                                               =======      =====

                                                     ANNUAL        % OF
                                          BASE        BASE      TOTAL ANNUAL       LEASE
TENANT                                  RENT PSF      RENT        BASE RENT      EXPIRATION
--------------------------------------------------------------------------------------------

MAJOR TENANTS
   Chatham Capital* .................    $32.28    $  730,012       16.5%      February 2011
   Marcus & Millichap Real Estate ...    $32.93       502,399       11.3       November 2010
   Scott Wage .......................    $36.22       484,993       10.9       December 2007
   Microsoft Corporation ............    $30.55       384,197        8.7        August 2010
   EOP Management Office ............        --            --          0             NA
   Radio 1210, Inc. .................    $35.84       246,185        5.5         July 2011
                                                   ----------      -----
   TOTAL MAJOR TENANTS(2) ...........    $30.21    $2,347,786       52.9%

NON-MAJOR TENANTS ...................    $31.43     2,088,703       47.1
                                                   ----------      -----

OCCUPIED TOTAL ......................    $30.77    $4,436,489      100.0%
                                                   ==========      =====

VACANT SPACE

PROPERTY TOTAL

*    Chatham Capital is subleasing 16,737 square feet to Mintz Levin.

                            LEASE EXPIRATION SCHEDULE

                                                                                                              CUMULATIVE % OF
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT     BASE RENT
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*       EXPIRING*
-----------------------------------------------------------------------------------------------------------------------------

    2007          11            $23.99        34,389        23.4%              23.4%              18.6%             18.6%
    2008           3            $32.62         3,452         2.3%              25.7%               2.5%             21.1%
    2009          11            $32.01        34,068        23.2%              48.9%              24.6%             45.7%
    2010           3            $31.86        27,832        18.9%              67.8%              20.0%             65.7%
    2011           6            $32.97        35,391        24.1%              91.9%              26.3%             92.0%
    2012           0            $ 0.00             0         0.0%              91.9%               0.0%             92.0%
    2013           0            $ 0.00             0         0.0%              91.9%               0.0%             92.0%
    2014           1            $42.60         5,893         4.0%              95.9%               5.7%             97.7%
    2015           1            $33.10         3,148         2.1%              98.0%               2.3%            100.0%
    2016           0            $ 0.00             0         0.0%              98.0%               0.0%            100.0%
    2017           0            $ 0.00             0         0.0%              98.0%               0.0%            100.0%
Thereafter         0            $ 0.00             0         0.0%              98.0%               0.0%            100.0%
   Vacant          0                NA         2,874         2.0%             100.0%               0.0%            100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-91

--------------------------------------------------------------------------------
                                ROOSEVELT SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $46,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                            John Dewberry
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.550%
MATURITY DATE                                                       May 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX                                                       Yes

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                   Yes/Springing

ADDITIONAL FINANCING*                                                       None

CUT-OFF DATE BALANCE                                                 $46,000,000
CUT-OFF DATE BALANCE/SF                                                     $149
CUT-OFF DATE LTV                                                           78.0%
MATURITY DATE LTV                                                          78.0%
UW DSCR ON NCF                                                             1.20x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Jacksonville, FL
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                309,360
OCCUPANCY AS OF MAY 1, 2007                                                96.0%
YEAR BUILT / YEAR RENOVATED                                          1961 / 1998
APPRAISED VALUE                                                      $59,000,000
PROPERTY MANAGEMENT                                 Dewberry Capital Corporation
UW ECONOMIC OCCUPANCY                                                      95.5%
UW REVENUES                                                           $4,453,859
UW TOTAL EXPENSES                                                     $1,209,707
UW NET OPERATING INCOME (NOI)                                         $3,244,151
UW NET CASH FLOW (NCF)                                                $3,057,096
--------------------------------------------------------------------------------

*    Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio of no less than 1.20x, (ii) the aggregate loan-to-value ratio shall not exceed 80.0%, (iii) rating agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

                                      D-92

--------------------------------------------------------------------------------
                                ROOSEVELT SQUARE
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                    % OF NET
                                     RATINGS(1)      NET RENTABLE   RENTABLE
TENANT                           FITCH/MOODY'S/S&P     AREA (SF)      AREA
----------------------------------------------------------------------------

MAJOR TENANTS
   Belk(2) ...................        NR/NR/NR           67,267       21.7%
   Publix ....................        NR/NR/NR           51,420       16.6
   Stein Mart ................        NR/NR/NR           46,021       14.9
   CVS(3) ....................     BBB/Baa2/BBB+         13,200        4.3
   West Marine ...............        NR/NR/NR            8,120        2.6
                                                        -------      -----
   TOTAL MAJOR TENANTS .......                          186,028       60.1%

NON-MAJOR TENANTS ............                          111,082       35.9
                                                        -------      -----
OCCUPIED TOTAL ...............                          297,110       96.0%
VACANT SPACE .................                           12,250        4.0
                                                        -------      -----
PROPERTY TOTAL ...............                          309,360      100.0%
                                                        =======      =====

                                                                % OF TOTAL
                                 BASE RENT                      ANNUAL BASE
TENANT                              PSF      ANNUAL BASE RENT      RENT       LEASE EXPIRATION
-----------------------------------------------------------------------------------------------

MAJOR TENANTS
 Belk(2) .....................     $ 3.50        $  235,347          6.8%        January 2012
 Publix ......................     $ 9.50           488,490         14.1           July 2018
 Stein Mart ..................     $ 5.75           264,621          7.6         November 2008
 CVS(3) ......................     $16.27           214,707          6.2        September 2011
 West Marine .................     $15.00           121,800          3.5         January 2008
                                                 ----------        -----
 TOTAL MAJOR TENANTS .........     $ 7.12        $1,324,965         38.2%

NON-MAJOR TENANTS ............     $19.32         2,146,401         61.8
                                                 ----------        -----
OCCUPIED TOTAL ...............     $11.68        $3,471,366        100.0%
                                                 ==========        =====
VACANT SPACE .................
PROPERTY TOTAL ...............

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Belk pays rent at the rate of 2% of annual gross revenue. Annual base rent is based on 2006 gross revenues.

(3)  CVS pays rent at the rate of $2.64 per square foot plus 2.5% of annual gross revenues over $1.392 million. Annual base rent is based on 2006 gross revenues.

                            LEASE EXPIRATION SCHEDULE

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
    YEAR      EXPIRING        EXPIRING       EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        RENT EXPIRING*
-----------------------------------------------------------------------------------------------------------------------------------

   2007            1            $23.69         1,050         0.3%               0.3%               0.7%                0.7%
   2008           17            $11.84        93,117        30.1%              30.4%              31.7%               32.5%
   2009            9            $18.64        22,175         7.2%              37.6%              11.9%               44.4%
   2010            6            $21.30        12,000         3.9%              41.5%               7.4%               51.7%
   2011            6            $16.96        25,452         8.2%              49.7%              12.4%               64.2%
   2012            4            $ 5.20        72,827        23.5%              73.3%              10.9%               75.1%
   2013            1            $25.42         4,570         1.5%              74.7%               3.3%               78.4%
   2014            1            $18.04         5,688         1.8%              76.6%               3.0%               81.4%
   2015            0            $ 0.00             0         0.0%              76.6%               0.0%               81.4%
   2016            0            $ 0.00             0         0.0%              76.6%               0.0%               81.4%
   2017            0            $ 0.00             0         0.0%              76.6%               0.0%               81.4%
Thereafter         3            $10.73        60,231        19.5%              96.0%              18.6%              100.0%
  Vacant           0                NA        12,250         4.0%             100.0%               0.0%              100.0%

*    Calculated based upon approximate square footage occupied by each tenant.

                                      D-93

--------------------------------------------------------------------------------
                             MARRIOTT -- MOBILE, AL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $44,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                              Columbia Sussex Corporation
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.890%
MATURITY DATE                                                       May 11, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          18
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes
UP-FRONT RESERVES
   TAX/INSURANCE                               Yes

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                               Yes
   FF&E*                                       Yes

ADDITIONAL FINANCING                                                        None
CUT-OFF DATE BALANCE                                                 $44,000,000
CUT-OFF DATE BALANCE/ROOM                                               $175,299
CUT-OFF DATE LTV                                                           75.2%
MATURITY DATE LTV                                                          65.8%
UW DSCR ON NCF                                                             1.31x
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Mobile, AL
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 251
OCCUPANCY AS OF TTM DECEMBER 31, 2006                                      68.4%
YEAR BUILT / YEAR RENOVATED                                          1979 / 2001
APPRAISED VALUE                                                      $58,500,000
PROPERTY MANAGEMENT                                  Columbia Sussex Corporation
UW ECONOMIC OCCUPANCY                                                      70.0%
UW REVENUES                                                          $10,836,965
UW TOTAL EXPENSES                                                     $6,189,120
UW NET OPERATING INCOME (NOI)                                         $4,647,845
UW NET CASH FLOW (NCF)                                                $4,105,997
--------------------------------------------------------------------------------

*    The annual FF&E reserve shall be $541,848 for the first year, and thereafter 4% of total property revenues.

                                      D-94

--------------------------------------------------------------------------------
                             MARRIOTT -- MOBILE, AL
--------------------------------------------------------------------------------

                                FACILITY SUMMARY

GUEST ROOMS                                                               NUMBER
--------------------------------------------------------------------------------

Double Rooms ..........................................................      154
King Rooms ............................................................       94
Suites ................................................................        3
                                                                             ---
   TOTAL ..............................................................      251
                                                                             ===
FOOD AND BEVERAGE
--------------------------------------------------------------------------------
Restaurant .......................................................
Lounge ...........................................................

MEETING AND BANQUET SPACE                                            SQUARE FEET
--------------------------------------------------------------------------------
Meeting Rooms ....................................................      9,748
   TOTAL .........................................................      9,748
                                                                        =====
AMENITIES
--------------------------------------------------------------------------------
Outdoor Pool .....................................................
Jacuzzi ..........................................................
Fitness Center ...................................................
Hot Tub ..........................................................
Business Center ..................................................

                               FINANCIAL SCHEDULE

YEAR                                                 2005    2006-2007     UW
--------------------------------------------------------------------------------

Occupancy ......................................      80.6%     66.3%*     70.0%
ADR ............................................   $107.17   $129.92    $130.00
REVPAR .........................................   $ 86.43   $ 86.11    $ 91.00

*    Based on trailing 12-month period.

                               COMPETITIVE SUMMARY

                                                                                    ESTIMATED 2006*
                                                         ----------------------------------------------------------------------
                                             NUMBER OF                                   OCCUPANCY        ADR          REVPAR
PROPERTY                                       ROOMS     OCCUPANCY     ADR     REVPAR   PENETRATION   PENETRATION   PENETRATION
-------------------------------------------------------------------------------------------------------------------------------

Marriott -- Mobile, AL (subject) .........      251        67.9%     $129.05   $87.57      111.0%        138.5%        153.7%
Competitive Set ..........................      976        61.2%     $ 93.15   $56.96         NA            NA            NA

*    The information above is based on a report prepared by Smith Travel
     Research, dated January 2007, which identified five hospitality properties within the competitive set for the Mortgaged Property. The competitive set includes: (i) the Riverview Plaza comprised of 374 rooms and built in 1982,
     (ii) the Courtyard Mobile comprised of 78 rooms and built in 1994, (iii)
     the Best Western Ashbury Hotel & Suites comprised of 195 rooms and built in
     1972, (iv) the Holiday Inn Mobile Bellingrath Gardens comprised of 159 rooms and built in 1972 and (v) the Radisson Admiral Semmes Hotel comprised of 170 rooms, built in 1940 and renovated in 1995.

                                      D-95

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o    GENERAL. For a detailed presentation of certain characteristics of the
     Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2
     to the Prospectus Supplement for certain information regarding multifamily
     Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for
     certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus
     Supplement for certain information relating to the commercial tenants at the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for
     certain information relating to cross-collateralized and cross-defaulted
     Mortgage Loans. See Annex A-6 to the Prospectus Supplement for certain information relating to the Siena Office Park Mortgage Loan.

                        SIGNIFICANT SPONSOR CONCENTRATION

                                                                                     AGGREGATE
                                                     # OF LOANS/                      CUT-OFF
                                                      MORTGAGED         LOAN           DATE
SPONSOR                                               PROPERTIES       NUMBER         BALANCE
-----------------------------------------------------------------------------------------------

Beacon Capital Strategic Partners V, LP ..........      1/20             1         $414,000,000
Developers Diversified Realty Corporation (DDR)         2/55            3, 6       $331,250,000
ING Clarion Partners .............................      1/46             2         $283,850,000
The Moinian Group ................................       4/4       8, 13, 16, 44   $237,500,000
Sharon Sutton ....................................       1/1             4         $200,000,000
The Irvine Company LLC ...........................       3/3         10, 15, 18    $195,300,000

                                                                    WEIGHTED                      WEIGHTED
                                                         % OF        AVERAGE       WEIGHTED       AVERAGE
                                                     CUT-OFF DATE    CUT-OFF      AVERAGE UW      MORTGAGE
SPONSOR                                              POOL BALANCE   DATE LTV   DSC RATIO ON NCF     RATE
----------------------------------------------------------------------------------------------------------

Beacon Capital Strategic Partners V, LP ..........       10.7%        78.7%          1.27x         5.797%
Developers Diversified Realty Corporation (DDR)           8.6%        64.7%          1.51x         5.570%
ING Clarion Partners .............................        7.4%        63.8%          2.14x         5.663%
The Moinian Group ................................        6.2%        75.1%          1.40x         5.708%
Sharon Sutton ....................................        5.2%        66.7%          1.25x         5.920%
The Irvine Company LLC ...........................        5.1%        52.6%          1.79x         5.645%

o    CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Three (3) groups of Mortgage Loans, representing approximately 1.0% of the Cut-Off Date Pool
     Balance, are cross-collateralized and/or cross-defaulted with one or more
     Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the
     Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described on the next page) will be
     cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the
     case may be, will determine whether to enforce the cross-default and/or cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage
     Loans are subject to cross-collateralization or cross-default provisions.

o    DSC RATIO AND LTV RATIO ADJUSTMENTS. The DSC Ratio at certain of the
     Mortgaged Properties have been adjusted to take into account certain letters of credit, holdbacks and cash escrows retained at origination or to determine the LTV Ratios on an "as-stabilized" basis assuming certain assumptions come to pass. The DSC Ratio of certain Mortgaged Properties have been calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. The table below identifies
     Mortgage Loans where the unaudited adjustments are reflected in the DSC
     Ratio and LTV Ratios, as applicable. See "RISK FACTORS--Risks Relating to
     Net Cash Flow" and "--Inspections and Appraisals May Not Accurately Reflect
     Value or Condition of Mortgaged Property" in the Prospectus Supplement.

                           ADJUSTED LTV OR DSC RATIOS

                                                                                                            % OF CUT-OFF DATE
MORTGAGE LOAN                                          # OF LOANS                 LOAN NUMBERS                 POOL BALANCE
----------------------------------------------------   ----------   -------------------------------------   -----------------

LTV ratio is based on the
   "as-stabilized" appraised value .................       18       2, 9, 10, 15, 18, 25, 31, 32, 36, 46,          21.0%
                                                                      49, 53, 55, 59, 63, 82, 104, 113
Adjustment to DSC Ratio based upon
   certain cash escrows or letters of credit .......        1                  88                                   0.2%

                                      D-96

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o    SUBORDINATE FINANCING.

                         EXISTING SUBORDINATE FINANCING

                                                                      # OF                  % OF CUT-OFF DATE
                                                                     LOANS   LOAN NUMBERS      POOL BALANCE
-------------------------------------------------------------------------------------------------------------

Mezzanine Debt Secured by Ownership Interests in Borrower and
   Subordinate Debt ..............................................     1          1               10.7%
Mezzanine Debt Secured by Ownership Interests in Borrower ........     3      72, 82, 87           0.8%
Unsecured Debt ...................................................     1          51               0.4%
Mezzanine Debt Secured by Ownership Interests in Borrower and
   Unsecured Debt ................................................     1          67               0.3%

                          FUTURE SUBORDINATE FINANCING

                                                                    # OF
                                                                    LOANS
-------------------------------------------------------------------------

Mezzanine Debt Secured by Ownership Interests in Borrower .......     35
Unsecured Debt ..................................................      2
Secured by Mortgaged Property ...................................      5

                                                                                                                 % OF CUT-OFF DATE
                                                                                    LOAN NUMBERS                   POOL BALANCE
                                                                    -------------------------------------------- -----------------

Mezzanine Debt Secured by Ownership Interests in Borrower .......   2, 3, 4, 6, 9, 10, 15, 18, 19, 23, 25, 27,          41.2%
                                                                      30, 31, 33, 34, 39, 41, 45, 50, 53, 60,
                                                                       67, 73, 77, 78, 87, 90, 92, 103, 108,
                                                                                109, 119, 125, 138
Unsecured Debt ..................................................                      1, 11                            12.7%
Secured by Mortgaged Property ...................................              21, 52, 75, 111, 135                      1.9%

See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional
Risks" in the Prospectus Supplement.

                           SUBORDINATE COMPANION LOANS

                                                                                        CUT-OFF
                                                     CUT-OFF DATE                     SUBORDINATE
                                             LOAN    OF PRINCIPAL   % CUT-OFF DATE   COMPANION LOAN
              MORTGAGE LOAN                 NUMBER      BALANCE      POOL BALANCE       BALANCE       PRIMARY SERVICER
-----------------------------------------  -------- -------------- ---------------- --------------- - ----------------

Two Herald Square .......................       4    $200,000,000         5.2%        $50,000,000      Wachovia Bank
17 Battery Place South ..................       8      95,000,000         2.5         $13,000,000      Wachovia Bank
Centerside II ...........................      10      89,300,000         2.3         $30,000,000      Wachovia Bank
La Jolla Centre I .......................      15      60,000,000         1.6         $23,000,000      Wachovia Bank
La Jolla Centre II ......................      18      46,000,000         1.2         $29,000,000      Wachovia Bank
Courtyard by Marriott - Philadelphia, PA       26      35,000,000         0.9         $ 8,960,201      Wachovia Bank
Bunge North America .....................     100       6,262,000         0.2         $ 2,461,367      Wachovia Bank
                                                     ------------        ----
                                                     $531,562,000        13.8%
                                                     ============        ====

                                      D-97

--------------------------------------------------------------------------------
ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                                PARI PASSU LOANS

                                                                                              CUT-OFF DATE
                                                CUT-OFF DATE                       % OF        PARI PASSU
                                        LOAN    OF PRINCIPAL   % CUT-OFF DATE   PARI PASSU   COMPANION LOAN    CONTROLLING
                                       NUMBER      BALANCE      POOL BALANCE       DEBT          BALANCE       TRANSACTION
----------------------------------------------------------------------------------------------------------------------------

Beacon D.C. & Seattle Pool .........      1     $414,000,000        10.7%          15.3%     $2,286,000,000   MSCT 2007-IQ14
ING Hospitality Pool ...............      2      283,850,000         7.4           50.0%     $  283,850,000   WBCMT 2007-C32
DDR Southeast Pool .................      3      221,250,000         5.7           25.0%     $  663,750,000   CGCMT 2007-C6
                                                ------------        ----
                                                $919,100,000        23.8%
                                                ============        ====

See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in the Prospectus
Supplement.

                                      D-98

ANNEX E

LOAN GROUP 1
SHORT-TERM COLLATERAL SUMMARY

Mortgage Loan Number	Property Name	Cut-Off Date Pool Balance	Balloon Balance*	Property Type	Weighted Average Remaining Term	Weighted Average Remaining IO Term	Weighted Average Cut-Off Date LTV	Weighted Average DSC Ratio
Class A-1
115	Rockbridge Place	$4,300,000.00	$4,300,000	Retail	53	53	80.4%	1.62x

	Class A-1 Total Balloon Payment		$4,300,000
	Class A-1 Amortization		21,407,000
	Total Class A-1 Certificate Balance		$25,707,000
Class A-2
62	Barrington Terrace	$13,000,000	$12,354,282	Healthcare	57	9	69.1%	1.37x
55	Lazy Days Marina	$14,000,000	13,550,037	Special Purpose	58	22	59.4%	1.69x
1	Beacon D.C. & Seattle Pool	$414,000,000	414,000,000	Various	59	59	78.7%	1.27x
8	17 Battery Place South	$95,000,000	95,000,000	Office	59	59	70.4%	1.54x
16	450-460 Park Avenue South	$54,000,000	54,000,000	Office	59	59	77.1%	1.35x
39	Wyndham - Atlanta, GA	$26,000,000	26,000,000	Hospitality	59	59	79.0%	1.44x
44	72 Madison Avenue	$22,000,000	22,000,000	Office	59	59	78.6%	1.29x
78	Glenwood Plaza	$10,550,000	10,550,000	Office	59	59	50.7%	1.86x
109	The Timmons Place Office Building	$5,350,000	5,350,000	Office	59	59	67.7%	1.28x
119	The Timmons Square Office Building	$3,850,000	3,850,000	Office	59	59	75.5%	1.23x
2	ING Hospitality Pool	$283,850,000	283,850,000	Hospitality	60	60	63.8%	2.14x
125	Ridge Road Shopping Center	$3,400,000	3,400,000	Retail	60	60	54.0%	1.97x

	Class A-2 Total Balloon Payment		$943,904,319		59	58	72.4%	1.58x
	Class A-2 Amortization		2,474,681
	Total Class A-2 Certificate Balance		$946,379,000

Class A-PB
54	65 West 36th Street	$14,750,000	$14,750,000	Office	83	83	56.7%	1.21x

	Class A-PB Total Balloon Payment		$14,750,000
	Class A-PB Amortization		48,077,000
	Total Class A-PB Certificate Balance		$62,827,000

*	The information presented above is intended to depict the assumed effect of the repayment of certain Mortgage Loans on certain classes of the Certificates. As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ in the Prospectus Supplement.

E-1

ANNEX F

CLASS A-PB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)
0	06/28/07	62,827,000.00
1	07/15/07	62,827,000.00
2	08/15/07	62,827,000.00
3	09/15/07	62,827,000.00
4	10/15/07	62,827,000.00
5	11/15/07	62,827,000.00
6	12/15/07	62,827,000.00
7	01/15/08	62,827,000.00
8	02/15/08	62,827,000.00
9	03/15/08	62,827,000.00
10	04/15/08	62,827,000.00
11	05/15/08	62,827,000.00
12	06/15/08	62,827,000.00
13	07/15/08	62,827,000.00
14	08/15/08	62,827,000.00
15	09/15/08	62,827,000.00
16	10/15/08	62,827,000.00
17	11/15/08	62,827,000.00
18	12/15/08	62,827,000.00
19	01/15/09	62,827,000.00
20	02/15/09	62,827,000.00
21	03/15/09	62,827,000.00
22	04/15/09	62,827,000.00
23	05/15/09	62,827,000.00
24	06/15/09	62,827,000.00
25	07/15/09	62,827,000.00
26	08/15/09	62,827,000.00
27	09/15/09	62,827,000.00
28	10/15/09	62,827,000.00
29	11/15/09	62,827,000.00
30	12/15/09	62,827,000.00
31	01/15/10	62,827,000.00
32	02/15/10	62,827,000.00
33	03/15/10	62,827,000.00
34	04/15/10	62,827,000.00
35	05/15/10	62,827,000.00
36	06/15/10	62,827,000.00
37	07/15/10	62,827,000.00
38	08/15/10	62,827,000.00
39	09/15/10	62,827,000.00
40	10/15/10	62,827,000.00
41	11/15/10	62,827,000.00
42	12/15/10	62,827,000.00
43	01/15/11	62,827,000.00
44	02/15/11	62,827,000.00
45	03/15/11	62,827,000.00
46	04/15/11	62,827,000.00
47	05/15/11	62,827,000.00
48	06/15/11	62,827,000.00
49	07/15/11	62,827,000.00
50	08/15/11	62,827,000.00
51	09/15/11	62,827,000.00
52	10/15/11	62,827,000.00
53	11/15/11	62,827,000.00
54	12/15/11	62,827,000.00
55	01/15/12	62,827,000.00
56	02/15/12	62,827,000.00
57	03/15/12	62,827,000.00
58	04/15/12	62,827,000.00

Period	Date	Balance ($)
59	05/15/12	62,827,000.00
60	06/15/12	62,826,002.70
61	07/15/12	62,043,055.87
62	08/15/12	61,350,607.22
63	09/15/12	60,654,607.46
64	10/15/12	59,860,828.29
65	11/15/12	59,157,181.19
66	12/15/12	58,355,930.14
67	01/15/13	57,644,557.82
68	02/15/13	56,929,536.91
69	03/15/13	55,929,818.81
70	04/15/13	55,200,287.57
71	05/15/13	54,372,484.35
72	06/15/13	53,634,958.37
73	07/15/13	52,799,344.24
74	08/15/13	52,053,742.11
75	09/15/13	51,304,315.31
76	10/15/13	50,457,073.01
77	11/15/13	49,699,448.89
78	12/15/13	48,844,197.80
79	01/15/14	48,078,292.89
80	02/15/14	47,308,458.72
81	03/15/14	46,254,482.08
82	04/15/14	45,475,271.16
83	05/15/14	29,820,366.80
84	06/15/14	29,008,209.35
85	07/15/14	28,094,748.96
86	08/15/14	27,273,743.69
87	09/15/14	26,448,531.67
88	10/15/14	25,522,317.87
89	11/15/14	24,688,125.28
90	12/15/14	23,753,138.81
91	01/15/15	22,909,874.33
92	02/15/15	22,062,288.57
93	03/15/15	20,921,935.42
94	04/15/15	20,064,144.05
95	05/15/15	19,106,108.26
96	06/15/15	18,239,004.91
97	07/15/15	17,271,872.82
98	08/15/15	16,395,362.76
99	09/15/15	15,514,360.30
100	10/15/15	14,533,650.09
101	11/15/15	13,643,099.56
102	12/15/15	12,653,062.49
103	01/15/16	11,752,866.77
104	02/15/16	10,848,056.75
105	03/15/16	9,749,570.52
106	04/15/16	8,834,479.96
107	05/15/16	7,820,472.50
108	06/15/16	6,895,487.09
109	07/15/16	5,871,814.11
110	08/15/16	4,936,833.16
111	09/15/16	3,997,058.86
112	10/15/16	2,958,938.84
113	11/15/16	2,009,018.56
114	12/15/16	960,987.79
115	01/15/17	818.31
116	02/15/17	0

F-1

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption ‘‘RISK FACTORS’’ on page 14 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

October 19, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption ‘‘Index of Principal Definitions’’ beginning on page 134 in this prospectus.

In this prospectus, the terms ‘‘depositor’’, ‘‘we’’, ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

•	mortgage assets;

•	certificate accounts;

•	forms of credit support;

•	cash flow agreements; and

•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

•	multifamily and commercial mortgage loans, including participations therein;

•	commercial mortgage-backed securities, including participations therein;

•	direct obligations of the United States or other government agencies; and

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

•	shopping centers;

•	retail buildings or centers;

•	hotels, motels and other hospitality properties;

•	office buildings;

•	nursing homes, assisted living facilities and similar properties;

•	hospitals or other health-care related facilities;

•	industrial properties;

•	owner-occupied commercial properties;

•	warehouse, mini-warehouse, cold storage, or self-storage facilities;

•	recreational vehicle and mobile home parks;

•	manufactured housing communities;

•	parking lots;

•	commercial properties occupied by one or more tenants;

•	entertainment or sports arenas;

•	restaurants;

•	marinas;

•	mixed use properties;

•	movie theaters;

•	amusement and theme parks;

•	destination resorts, golf courses and similar properties;

•	educational centers;

•	casinos;

•	bank branches; and

•	unimproved land,

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

•	may be converted from a fixed to a floating interest rate; or

•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•	scheduled payments to maturity;

•	payments that adjust from time to time;

•	negative amortization or accelerated amortization;

•	full amortization or require a balloon payment due on its stated maturity date;

•	prohibitions on prepayment;

•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•	all mortgage loans will have original terms to maturity of not more than 40 years;

•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

•	all mortgage loans will have been originated by persons other than the depositor; and

•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

•	subordination of one or more classes of certificates;

•	over collateralization;

•	letters of credit;

•	insurance policies;

•	bonds;

•	repurchase obligations;

•	guarantees;

•	reserve funds; and/or

•	a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

•	guaranteed investment contracts;

•	interest rate swap or exchange contracts;

•	interest rate cap or floor agreements;

•	currency exchange agreements; and/or

•	yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	‘‘regular interests’’ or ‘‘residual interests’’ in a trust fund treated as a ‘‘real estate mortgage investment conduit’’ under the Internal Revenue Code of 1986, as amended;

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

•	any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use ‘‘plan assets’’ of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘Legal Investment’’ herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under ‘‘RISK FACTORS’’, summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

•	the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

•	the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

•	the likelihood of early optional termination of the related trust fund;

•	the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

•	the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	the property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending	Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•	in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties	Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the property provides;

•	the property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations;

•	adverse local or national economic conditions;

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans Secured by Retail Properties	Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See ‘‘—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ above.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property’s:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

•	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities	Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government ‘‘fraud and abuse’’ laws also apply to health care-related facilities. ‘‘Fraud and abuse’’ laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create ‘‘safe harbors’’ under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility’s age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law	Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered ‘‘delinquent’’ if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus supplement, and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition —Environmental Assessments’’ in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in this prospectus and ‘‘RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property	Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans	We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Representations and Warranties; Repurchases and Substitutions’’ in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates— Taxation of Owners of REMIC Regular Certificates’’ and ‘‘—Taxation of Owners of REMIC Residual Certificates’’ in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in this prospectus.

Bankruptcy Proceedings Entail Certain Risks	Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be ‘‘legal non conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES—Leases and Rents’’ in this prospectus.

Inspections of the Mortgaged Properties Were Limited	The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘—Mortgage Loans—Leases’’, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower’s leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents’’ in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include ‘‘bond-type’’ or ‘‘credit-type’’ leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A ‘‘bond-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A ‘‘credit-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluc tuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See ‘‘—Leases’’ above.

While the duration of leases and the existence of any ‘‘net of expense’’ provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans’’ and ‘‘—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service

Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements’’ above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment’’ in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses’’ in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (ii) taking advantage of the initial ‘‘teaser rate’’ (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.

The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, ‘‘call risk,’’ and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, ‘‘extension risk’’, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, ‘‘excess funds’’ generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services—NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See ‘‘RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ and ‘‘—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other per son required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the certificate balance of that class. See ‘‘RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ and ‘‘YIELD CONSIDERATIONS’’ in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under ‘‘—General’’ above. To that extent, the descriptions set forth under ‘‘—Distributions of Interest on the Certificates’’ and ‘‘—Distributions of Principal of the Certificates’’ above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)    the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii)    the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv)    the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)    the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi)    the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)    the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii)    with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)    with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)    the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi)    the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii)    the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

(xiv)    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Amendment’’ in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’ in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (‘‘Clearstream’’) or Euroclear Bank S.A./N.V., as operator (the ‘‘Euroclear Operator’’) of the Euroclear System (the ‘‘Euroclear System’’) (in Europe) if they are participants of such respective system (‘‘Participants’’), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settle ment processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the

Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term ‘‘certificate’’ refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)    all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus;

(v)    any advances made as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus;

(vi)    any amounts paid under any cash flow agreement, as described under ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus;

(vii)    all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Assets; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’ above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under ‘‘—Realization upon Defaulted Mortgage Loans’’ below; and all liquidation proceeds resulting from any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus;

(viii)    any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under ‘‘—Servicing Compensation and Payment of Expenses’’ below;

(ix)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under ‘‘—Hazard Insurance Policies’’ below;

(xi)    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii)    any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i)    to make distributions to the certificateholders on each distribution date;

(ii)    to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)    to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)    to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)    if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below;

(vii)    to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer and the Depositor’’ below;

(viii)    if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Trustee’’ below;

(x)    to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in this prospectus;

(xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)    to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)    to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See ‘‘—Certificate Account’’ above and ‘‘—Servicing Compensation and Payment of Expenses’’ below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)    either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’ in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)    a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)    a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)    the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)    a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Enhancement Provider’’ in the accompanying prospectus supplement.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that dis tributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ in this prospectus. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as ‘‘mortgages’’ in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See ‘‘—Environmental Considerations’’ below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See ‘‘—Bankruptcy Laws’’ below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by ‘‘blanket mortgages’’ on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See ‘‘—Foreclosure—Cooperative Loans’’ below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or an ‘‘optional’’ advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate. This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See ‘‘—Leases and Rents’’ above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien.’’

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (‘‘CERCLA’’), imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a lender that, ‘‘without participating in the management’’ of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (‘‘RCRA’’), if they are deemed to be the ‘‘owners’’ or ‘‘operators’’ of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the ‘‘Lender Liability Act’’) seeks to clarify the actions a lender may take without incurring liability as an ‘‘owner’’ or ‘‘operator’’ of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute ‘‘participation in management.’’ However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on ‘‘owners or operators’’ but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans’’ in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that ‘‘due-on-sale’’ clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the ‘‘Relief Act’’), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘STATE AND OTHER TAX CONSEQUENCES’’ in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit (‘‘REMIC’’) under sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC. For purposes of this tax discussion, references to a ‘‘certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the ‘‘OID Regulations’’), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the ‘‘REMIC Regulations’’). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of ‘‘regular interests’’ (‘‘REMIC Regular Certificates’’) or ‘‘residual interests’’ (‘‘REMIC Residual Certificates’’) under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

For purposes of determining whether the REMIC Certificates are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ includes interest payable unconditionally at least annually at a single fixed rate, at a ‘‘qualified floating rate,’’ or at an ‘‘objective rate,’’ or a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’ or one ‘‘qualified inverse floating rates,’’ or a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered ‘‘qualified stated interest’’. However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as ‘‘qualified stated interest’’ for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as ‘‘qualified stated interest’’ under the Code.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the ‘‘IRS’’).

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period,’’ that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price,’’ in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder’s certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be ‘‘events which have occurred before the close of the accrued period’’ that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under ‘‘—Market Discount’’ and ‘‘—Premium’’ above.

REMIC Regular Certificates will be ‘‘evidences of indebtedness’’ within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer’s return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, ‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a ‘‘United States shareholder’’ within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions,’’ residual interests without ‘‘significant value’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the ‘‘Inducement Fee Regulations’’) under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees (‘‘inducement fees’’) received by taxpayers to induce the acquisition of ‘‘noneconomic’’ REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the ‘‘General Rule’’) which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate ‘‘over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest.’’

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the ‘‘Book Method’’), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the ‘‘Modified REMIC Regulatory Method’’), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC’s remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under ‘‘—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount’’ above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC’s interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC’s basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under ‘‘—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount’’ above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Residual Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see ‘‘—General’’ above.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the ‘‘daily accruals’’ for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization; and

•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, ‘‘—Foreign Investors in REMIC Residual Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual

Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the ‘‘applicable Federal rate’’ on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer. Either:

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)    the present value of any consideration given the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b)    the following requirements are satisfied:

(i)    the transferee is a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)    the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Residual Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain ‘‘pass-through entity,’’ an amount equal to these fees and expenses will be added to the certificateholder’s gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual’s adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity,’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under ‘‘—Basis Rules, Net Losses and Distributions’’ above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a ‘‘conversion transaction’’ as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization,’’ a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the ‘‘applicable Federal rate’’ of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder’s social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a ‘‘disqualified organization’’ generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1)    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2)    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, ‘‘net income from foreclosure property’’ or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person’s obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the ‘‘wash sale’’ rules of section 1091 of the Code.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the ‘‘tax matters person’’ with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a ‘‘grantor trust fractional interest certificate.’’ A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a ‘‘grantor trust strip certificate.’’ A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	‘‘obligation[s] which...[are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer’s deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain ‘‘safe harbors.’’ The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the ‘‘safe harbors’’ and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding ‘‘safe harbor’’ rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report ‘‘qualified stated interest’’ from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder’s method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than ‘‘qualified stated interest,’’ and the certificate’s share of reasonable servicing and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ below for a definition of ‘‘qualified stated interest.’’ In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder’s share of any reasonable servicing fees and other expenses.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount.’’

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder’s normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a ‘‘qualified floating rate’’ or at an ‘‘objective rate.’’ In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate’s allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount.’’ If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—If Stripped Bond Rules Do Not Apply’’ above. Further, under the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in ‘‘—If Stripped Bond Rules Apply’’ above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Contingent Payment Rules’’ below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer’s return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or servicer’s information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates’’ above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder’s trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as ‘‘Plans’’), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties-in-Interest’’) who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.    A Plan’s investment in offered certificates may cause the trust assets to be deemed ‘‘plan assets’’ of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the ‘‘DOL’’) and Section 3(42) of ERISA provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (defined generally as employee benefit plans subject to Part 4 of the Title I of ERISA, plans to which Code Section 4975 applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not ‘‘significant.’’ For this purpose, in general, equity participation in a trust fund will be ‘‘significant’’ on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan ‘‘fiduciary’’ with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation (‘‘Wachovia’’) has received from the DOL an individual prohibited transaction exemption (the ‘‘Exemption’’), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, ‘‘ERISA CONSIDERATIONS’’, the term ‘‘underwriter’’ includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See ‘‘METHOD OF DISTRIBUTION’’ in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (‘‘Standard & Poor’s’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’), or Fitch, Inc. (‘‘Fitch’’).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The ‘‘Restricted Group’’ consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor’s, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a ‘‘Party in Interest’’ under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a ‘‘Pooling and Servicing Agreement’’ as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the ‘‘Class Exemption’’), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor’s, Moody’s, or Fitch. In addition to the foregoing

Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, the only classes of offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities’’ and Thrift Bulletin 73a (December 18, 2001) ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affili ate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

‘‘Accrual Certificates’’ means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

‘‘Accrued Certificate Interest’’ means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates’’ in this prospectus.

‘‘Available Distribution Amount’’ means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-Off Date’’ means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

‘‘Debt Service Coverage Ratio’’ means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

‘‘DTC’’ means The Depository Trust Company.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Farmer Mac’’ or ‘‘FAMC’’ means the Federal Agricultural Mortgage Corporation.

‘‘Loan-to-Value Ratio’’ means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

‘‘Net Operating Income’’ means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

‘‘REMIC’’ means a ‘‘real estate mortgage investment conduit’’ under the Code.

‘‘REMIC Certificate’’ means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

‘‘REO Property’’ means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Standard Prepayment Assumption’’ or ‘‘SPA’’ means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

‘‘Stripped Interest Certificates’’ means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

‘‘Stripped Principal Certificates’’ means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

The file ‘‘WBCMT 2007-C32 Free Writing Prospectus Annexes A1-6.xls’’, which is a Microsoft Excel*, Version 5.0 spreadsheet, provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in the Prospectus Supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the ‘‘WBCMT 2007-C31 Free Writing Prospectus Annexes A1-6.xls’’ file. Also included on the CD-ROM is an electronic copy of Annex B.

To open the file, insert the CD-ROM into your CD-ROM drive. Copy the file ‘‘WBCMT 2007-C32 Free Writing Prospectus Annexes A1-6.xls’’ to your hard drive or network drive. Open the file ‘‘WBCMT 2007-C32 Free Writing Prospectus Annexes A1-6.xls’’ as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Disclaimer’’, ‘‘A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties’’ or ‘‘A-2 Certain Information Regarding Multifamily Mortgaged Properties’’ or ‘‘A-3 Reserve Account Information’’ or ‘‘A-4 Commercial Tenant Schedule’’ or ‘‘A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolios)’’ or ‘‘A-6 Debt Service Payment Schedule for the Siena Office Park Loan’’, respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

$3,498,826,000
(Approximate)
(Offered Certificates)

Wachovia Commercial
Mortgage Securities, Inc.
(Depositor)

Wachovia Bank Commercial
Mortgage Trust

Commercial Mortgage
Pass-Through
Certificates Series 2007-C32

PROSPECTUS SUPPLEMENT

WACHOVIA SECURITIES

Barclays Capital

Goldman, Sachs & Co.

June    , 2007